CONFIDENTIAL AND PROPRIETARY

Exhibit 10(c)8

Georgia Power Company has requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Georgia Power Company has omitted such portions from this filing and filed them separately with the Securities and Exchange Commission. Such omissions are designated as “[***].”

CONSTRUCTION COMPLETION AGREEMENT
BETWEEN
GEORGIA POWER COMPANY, FOR ITSELF AND AS AGENT FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA, ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS, AS OWNERS

AND

BECHTEL POWER CORPORATION

DATED AS OF OCTOBER 23, 2017

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i

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EXHIBITS

Exhibit A	Scope of Work / Division of Responsibilities
Exhibit B	Target Assumptions
Exhibit C	Baseline Schedule
Exhibit D	Construction Site
Exhibit E	Subcontract Alignment Process and Managed Subcontracts
Exhibit F	Form of Letters of Credit
Exhibit G	Mechanical Completion
Exhibit H	Form of Monthly Status Report
Exhibit I	Key Personnel / Lead Personnel
Exhibit J	Davis-Bacon Act Provisions
Exhibit K	Flow Down Clauses
Exhibit L	Trend Program
Exhibit M	Target Construction Cost and List of Excluded Costs
Exhibit M-1	Field Non-Manual Resource Curve
Exhibit N	Commercial Rates
Exhibit O	Form of Monthly Funding Request
Exhibit P	Form of Invoice
Exhibit Q	Lien Waivers
Exhibit R	Parent Company Guarantee
Exhibit S	Form of Confidentiality Agreement
Exhibit T	Lobbying Certificate
Exhibit U	Dispute Resolution Procedures
Exhibit V	Legacy, WIP, and Completed Work Packages

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CONSTRUCTION COMPLETION AGREEMENT

This CONSTRUCTION COMPLETION AGREEMENT (“Agreement”) is entered into as of the 23rd day of October, 2017 (“Effective Date”), by and between GEORGIA POWER COMPANY, a Georgia corporation (“GPC”), acting for itself and as agent for OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia, MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, each a Georgia limited liability company, and THE CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (collectively, the “Owners”); and BECHTEL POWER CORPORATION, a Nevada corporation (“Contractor”). Owners and Contractor may be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Owners are presently developing and constructing two new nuclear plant units and related facilities, structures and improvements at the Vogtle plant site in Georgia, which units are designated as Vogtle Units 3 and 4;

WHEREAS, Contractor is engaged in the business of providing services for the construction of power generation facilities;

WHEREAS, Owners and Contractor desire to enter into this Agreement in order for Contractor to provide certain services in order for Owners to complete the construction of the Vogtle Units 3 and 4, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals, the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties, intending to be legally bound, stipulate and agree as follows:

1.1Defined Terms. For purposes of this Agreement, the following words and expressions shall have the meanings hereby assigned to them, except where the context clearly indicates a different meaning is intended.

“Abandon” or “Abandonment” means conduct by Contractor inconsistent with continued performance of Contractor’s obligations under this Agreement from which it would be reasonable to conclude that Contractor has decided to discontinue indefinitely performance of the Work, provided that Abandon shall not include stopping or suspending performance of the Work where: (i) continued performance of the Work is prevented by a Force Majeure Event, or (ii) Contractor is otherwise entitled to suspend performance of the Work under this Agreement.

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“Adjustment Event” means each of the following, but (except with respect to subpart (xiv) below) only to the extent not attributable to the acts or omissions of Contractor, any of its Subcontractors, any Contractor-Managed Subcontractor or their respective Personnel, or breach of this Agreement by Contractor or any Subcontractor, and only to the extent material:

(i)	An Owner Directed Change

(ii)
Provision of an Issued for Construction Document to Contractor or a Contractor-Managed Subcontractor later than the later of: (a) the date (if any) indicated in the Baseline Schedule for provision of such Issued for Construction Document and (b) the time required to support Contractor’s performance of the Work or the Contractor-Managed Subcontractor’s performance of its work, in accordance with the Baseline Schedule;

(iii)
Provision of an Issued for Construction Document to Contractor or a Contractor-Managed Subcontractor (or a change, modification or revision thereto) which necessitates (x) change(s) to Contractor’s planned sequence of construction activities as shown in the Baseline Schedule or (y) change(s) to Contractor’s planned construction methodology as documented by previous Monthly Status Reports or similar reports previously provided by Contractor to Owners (e.g., required use of additional large crane) or (z) rework of construction work previously performed;

(iv)
The provision of Plant Equipment and Materials to Contractor or a Contractor-Managed Subcontractor later than the later of: (a) the date (if any) indicated in the Baseline Schedule for provision of such Plant Equipment and Materials, and (b) the date required to support Contractor’s performance of the Work or the Contractor-Managed Subcontractor’s performance of its work, in accordance with the Baseline Schedule;

(v)
Delay or failure by Owners to perform their obligations under this Agreement by the later of: (a) the dates indicated in the Baseline Schedule, and (b) the date required to support Contractor’s performance of the Work or a Contractor-Managed Subcontractor’ performance of its work, in accordance with the Baseline Schedule;

(vi)
Delay by Owner-Managed Subcontractors (but not delays by Contractor-Managed Subcontractors) or delay by other contractors or suppliers for which Owners are responsible (but not delays by Contractor-Managed Subcontractors), in each case beyond the applicable date(s) required to support the Baseline Schedule;

(vii)	A change in Site Rules, policies, procedures or other Site-related requirements that materially impact or affect the Work, which are issued by or on behalf of Owners after the Effective Date;

(viii)	A Force Majeure Event;

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(ix)	Subject to Section 12.1.1, a Change in Law to the extent that Contractor or a Contractor-Managed Subcontractor is legally obliged to comply with such change;

(x)	A deviation from a Target Assumption set forth in Exhibit B;

(xi)	Suspension of performance of the Work pursuant to Section 2.13.5, Section 8.6 or Section 21.1;

(xii)
Defects in work performed by others prior to the Effective Date that are discovered following the Effective Date; provided that such an Adjustment Event shall not result in an adjustment to the Target Construction Cost and the costs resulting from such an Adjustment Event shall be treated as Excluded Costs;

(xiii)
The denial by Owners of a requested deviation requiring the use of Contingency funds under Section 2.21.2(iii), unless Contractor proceeds with implementation of the deviation notwithstanding Owners’ denial; and

(xiv)	The incurrence of costs by Contractor pursuant to Section 10.4.2 or Section 11.4.2 in order to mitigate the effects of an Adjustment Event set forth in subparts (i) through (xiii) above).

“AEA” means the Atomic Energy Act of 1954, 42 U.S.C. § 2011 et seq.

“Affected Party” has the meaning set forth in Section 13.1.

“Affiliate” means, with respect to any Party, any other Person that, as of the Effective Date or at any time thereafter, (a) owns or controls, directly or indirectly, the Party, (b) is owned or controlled by the Party, or (c) is under common ownership or control with the Party, where “own” means ownership of fifty percent (50%) or more of the equity interests or rights to distributions on account of equity of the Party and “control” means the power to direct the management or policies of the Party, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliate Subcontractor” means a Subcontractor that is an Affiliate of Contractor, including Richmond, BEO and Custom Arc Services, Inc.

“Affiliate Subcontractor Claim” means a Claim made by an Affiliate Subcontractor and all damages, liabilities, losses, penalties, costs and expenses (including attorneys’ fees) related thereto.

“Agreement” has the meaning set forth in the first paragraph above and shall include all Exhibits and amendments hereto, including Change Orders.

“Agency Agreements” means: (i) the Ownership Agreement, (ii) that certain letter dated July 28, 2006 entitled “Designation of Southern Nuclear Operating Company, Inc. as Agent for Georgia Power Company Under the Vogtle Additional Units Development Agreement,” as amended by any amendments that are provided to Contractor; and (iii) that certain July 30, 2008 letter entitled

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“Designation of Southern Nuclear Operating Company, Inc. (“Southern Nuclear” or “SNC”), as Agent for Georgia Power Company (“Georgia Power” or “GPC”) under the Vogtle Additional Units Ownership Agreement for Contract Management and Construction Services,” as amended by any amendments that are provided to Contractor.

“Amended and Restated Staff Augmentation Agreement” means the staff augmentation agreement signed by the Parties as of the Effective Date.

“Applicable Law Compliant” has the meaning set forth in Section 12.1.2.

“ASME” means the American Society of Mechanical Engineers.

“Base Fee” has the meaning set forth in Section 7.2.

“Baseline Schedule” means the Primavera P6 file set forth in Exhibit C, as it may be modified pursuant to this Agreement.

“BEO” has the meaning set forth in Section 2.17.2.

“Branch Technical Position” means a final report prepared by NRC staff setting forth recommendations or a method the staff considers acceptable for performing analyses, calculations, or other technical evaluations that are used to satisfy or to evaluate or demonstrate compliance with NRC regulatory requirements. Each Branch Technical Position purports to be a Branch Technical Position on its face or is identified by a number that includes the designator BTP (e.g., BTP 8-n).

“Bulletin” means a final document produced by the NRC that (i) requests licensee actions and/or information to address significant issues regarding matters of safety, security, safeguards, or environmental significance that have great urgency, and (ii) requires a written response. Each Bulletin is identified by a number that includes the designator BL and a reference to the year of issuance (e.g., BL-15-nn).

“Business Day” means every Day other than Saturday, Sunday or a legal holiday recognized by the State of Georgia.

“CAS” means Custom Arc Services, Inc.

“Cash Security” means cash security, free and clear of any adverse Lien or interest, provided pursuant to a pledge agreement and a control agreement, each in a form and substance acceptable to the Party to whom such security is being provided.

“Change Order” means a change to the scope of Work or the terms of this Agreement (including an adjustment to the Target Construction Cost or Target Completion Dates) agreed upon and executed in writing by the Parties.

“Change in Law” means (a) the adoption or change, after the Effective Date, of or in the judicial or administrative interpretation of any Laws (excluding any Laws relating to net income Taxes),

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which is inconsistent or at variance with any Laws in effect prior to the Effective Date, (b) the imposition after the Effective Date of any requirement for a new Government Approval, or (c) the imposition by a Government Authority after the Effective Date of any condition or requirement (except to the extent that any conditions or requirements result from the acts or omissions of Contractor or a Subcontractor) not required as of the Effective Date on or with respect to the issuance, renewal or extension of a Government Approval. Notwithstanding the foregoing definition of “Change in Law,” (i) where the NRC is the involved Government Authority, only (A) statutes that are duly enacted and (B) final and official versions of NRC Regulations, Regulatory Guides, NUREGs, Branch Technical Positions, Standard Review Plans, Interim Staff Guidance, Bulletins, Orders, and written directives, and revisions thereto, in which NRC acknowledges a new regulatory requirement or a change in an existing requirement, and that are officially promulgated or issued subsequent to the Effective Date, shall be considered a “Change in Law” under this Agreement and shall be specifically referred to herein as an “NRC Change in Law”; and (ii) any change in Law that occurs before the Effective Date but which goes into force and effect after the Effective Date will not be a Change in Law.

“Claim” means a claim, demand, cause of action of any kind and character, and all damages, liabilities, losses, penalties, costs and expenses (including attorneys’ fees) related thereto.

“Combined Construction Costs” means the sum of:

(i)
all Reimbursable Costs paid by Owners on or after the Effective Date until Final Completion, except for: (a) costs relating to Commissioning and Startup Support, (b) Excluded Costs as identified on Exhibit M, and (c) costs disputed by Owners that are refunded by Contractor or which are withheld by Owners; plus

(ii)
all amounts paid to Contractor-Managed Subcontractors with respect to work accomplished following the Effective Date until Final Completion, excluding (a) Excluded Costs as identified on Exhibit M, and (b) amounts recovered by Owners from Contractor-Managed Subcontractors.

“Commercial Operation Date” means, with respect to a given Unit, the Day on which Owners’ testing and commissioning of such Unit are complete and Owners have declared that such Unit is ready for commercial operations.

“Commissioning and Startup Support” has the meaning set forth in Section 2.10.

“Contingency” means the amount included within the Target Construction Cost set forth in Exhibit M and which is indicated as contingency.

“Construction Equipment” means equipment, machinery, temporary facilities and/or test equipment used in the performance of the Work and which will not become a permanent part of the Facility.

“Construction Materials” means construction materials, tools and consumable items used in the performance of the Work and which will not become a permanent part of the Facility.

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“Construction Site” means the areas where the Work will be performed at the Vogtle Electric Generation Plant and construction laydown areas, all as described in Exhibit D. The term “Construction Site” shall not include those areas dedicated solely to VEGP Units 1 and 2, except to the extent such portions are needed for access, ingress, egress, or will otherwise be impacted by the construction or operation of the Facility.

“Contract Claim” has the meaning set forth in Section 38.1.

“Contractor” has the meaning set forth in the opening paragraph of this Agreement.

“Contractor Event of Default” has the meaning set forth in Section 21.2.1.

“Contractor Guarantor” shall have the meaning set forth in Section 19.1.1.

“Contractor Interests” means Contractor and its Affiliates (including Richmond) and their respective directors, officers, employees, agents, shareholders and members (provided with respect to Williams Plant Services, LLC, the term “member” refers to and is limited to its ownership interest in Richmond).

“Contractor-Managed Subcontract” means those subcontracts entered into by Owners (or assigned to and accepted by Owners) that correspond to Contractor-Managed Subcontract Scope as identified in Exhibit E and which are to be managed and administered by Contractor as described in Section 3.3.

“Contractor-Managed Subcontractor” means a subcontractor under a Contractor-Managed Subcontract.

“Contractor-Managed Subcontract Scope” means the construction-related scope (including scopes of supply) as identified in Exhibit E, to be performed under Contractor-Managed Subcontracts, subject to a Contractor determination, in consultation with Owners as part of the Subcontract Scope Alignment Process, to perform such scope in another manner.

“Contractor’s Authorized Representative” means the Person whom Contractor designates in writing to act on behalf of Contractor under this Agreement.

“Contractor’s Government Approvals” means the construction license(s) and any other Government Approval required to be obtained by Contractor to perform the Work.

“Contractor’s Quality Assurance Program” has the meaning set forth in Section 5.1.1.

“Contractor Trend Program” has the meaning set forth in Section 2.21.1.

“Core Scope” has the meaning set forth in Exhibit A.

“Cost Earned Fee” has the meaning set forth in Section 7.2(iv).

“Cumulative Final Completion Percentage” means, as of a given date, the combined cumulative construction completion percentage of the Work and Contractor-Managed Subcontractor work tied

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to achievement of Final Completion that has been completed under this Agreement as of such date, as determined by reference to the percentage completion methodology agreed by the Parties.

“Cumulative Mechanical Completion Percentage” means, as of a given date with respect to a given Unit, the combined cumulative construction completion percentage of the Work and Contractor-Managed Subcontract work tied to achievement of Mechanical Completion for such Unit that has been completed under this Agreement as of such date, as determined by reference to the percentage completion methodology agreed by the Parties.

“Dalton Utilities” has the meaning set forth in Section 18.3.1.

“Dalton Utilities Assets” has the meaning set forth in Section 18.3.1.

“Day” means a calendar day.

“Days Away From Work Rate” has the meaning set forth in Section 2.17.4.

“Deadband Amount” has the meaning set forth in Section 7.4.1.

“Defects Subcap” has the meaning set forth in Section 15.6.

“Design Authority” means the organization having responsibility for maintaining the Design Basis and ensuring that design output documents accurately reflect the Design Basis. Unless Owners otherwise notify Contractor in writing, Design Authority as used herein refers to Westinghouse.

“Design Basis” shall have the meaning ascribed to it in 10 C.F.R. § 50.2.

“Designated Persons” has the meaning set forth in Section 4.2.1.

“Development Agreement” means that certain Plant Vogtle Owners Agreement between the Owners dated May 31, 2008 authorizing development, construction, licensing and operation of additional generating units.

“DOE” means the U.S. Department of Energy.

“DOR” means the division of responsibilities between Owners and Contractor as set forth in Exhibit A.

“DRB” has the meaning set forth in Section 38.2.

“DRB Procedures” means the procedures set forth in Exhibit U.

“Early Completion Targets” has the meaning set forth in Section 9.1.

“Earned Fee” has the meaning set forth in Section 7.2.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

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“Eligible Letter of Credit” means one or more irrevocable standby letters of credit in substantially the form of Exhibit F (for the Repayment Letter of Credit) or Exhibit F (for an Owner Letter of Credit) (or such other form of irrevocable standby letter of credit as may reasonably acceptable to the Party to whom such letter of credit is required to be provided under this Agreement), issued by: (i) a U.S. commercial bank or U.S. branch of a major foreign bank, in each case who has and maintains bank assets of at least Ten Billion Dollars ($10,000,000,000) and at all times having a senior unsecured rating of A minus or higher by Moody’s and A minus or higher by S&P; or (ii) in the case of OPC as the Party providing an Eligible Letter of Credit, CoBank, ACB, in each case in an amount required by the terms of this Agreement.

“Environmental Laws” means any and all statutes, laws, treaties, decrees, executive orders, rules, regulatory orders, directives, judgments, writs, approvals, ordinances, policies, regulations, interpretations and permits or other similar legal requirements as in effect, and as may be amended during the term of this Agreement, of a court, arbitrator, or governmental or political agency, body, or instrumentality with jurisdiction over a Party, the Facility or any Hazardous Materials connected with the Work, relating or applicable to pollution, protection of the environment, and health and safety issues, and including Releases or threatened Releases of Hazardous Materials, Remediation due to Hazardous Materials, the manufacturing, generation, use, processing, treatment, recycling, storage, handling and disposal of Hazardous Materials, human or natural exposure to Hazardous Materials, and interference with the use of property caused by or resulting from Hazardous Materials. Environmental Laws include without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Oil Pollution Act, 33 U.S.C. Section 2701 et seq.; the Endangered Species Act, 16 U.S.C. Section 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent relating to human exposure to Hazardous Materials); the Homeland Security Appropriations Act of 2007, 109 P.L. 295; 120 Stat. 1355 (to the extent relating to the security of Hazardous Materials); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; Emergency Planning and Community Right- to-Know Act, 42 U.S.C. Section 11001 et seq.; Atomic Energy Act, 42 U.S.C. Section 2014 et seq.; Nuclear Waste Policy Act, 42 U.S.C. Section 10101 et seq.; and their state, tribal and local counterparts or equivalents and regulations issued pursuant to any of those statutes.

“EPA Identification Number” means the identification number from the U.S. Environmental Protection Agency after notification to EPA from a hazardous waste generator by EPA Form 8700-12.

“Excluded Costs” has the meaning set forth in Exhibit M.

“Exhibit” means each one of the documents Exhibits A through V annexed to this Agreement, which are hereby incorporated into and made a part of this Agreement.

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“Experience Modification Ratio” has the meaning set forth in Section 2.17.4.

“FFD” has the meaning set forth in Section 30.1.

“Facility” means Unit 3, Unit 4 and the Shared Facilities.

“Fee” means Two Hundred Forty Million Dollars ($240,000,000), subject to adjustment as provided in Section 3.2.3 and otherwise as provided in this Agreement.

“Final Completion” means both Units have achieved Mechanical Completion and all of the Work (other than Commissioning and Startup Support) is otherwise complete.

“Final Payment Invoice” has the meaning set forth in Section 8.8.1.

“Financing Parties” means the lenders and financing institutions providing construction, interim and/or long-term financing for the Facility or any portion thereof, including any financing in the form of a synthetic lease or leveraged lease, and their assigns and a trustee or agent acting on behalf of the lenders or financing institutions. DOE, in its capacity as a guarantor of any indebtedness issued by any Owner, and any trustee or agent acting on behalf of the DOE, shall be deemed “Financing Parties.”

“Fitch Ratings” means Fitch Ratings Ltd.

“Force Majeure Event” has the meaning set forth in Article 13.

“Georgia PSC” means the Georgia Public Service Commission.

“GPC” has the meaning set forth in the opening paragraph of this Agreement.

“Government Approval” means an authorization, consent, approval, clearance, license, ruling, permit, tariff, certification, exemption, filing, variance, order, judgment, no-action or no- objection certificate, certificate, decree, decision, declaration or publication of, notices to, confirmation or exemption from, or registration by or with a Government Authority relating to the design, engineering, procurement, installation, construction, testing, start-up, financing, completion, ownership, operation or maintenance of the Facility.

“Government Authority” means a federal, state, county, city, local, municipal, foreign or other government or quasi-government authority or a department, agency, subdivision, court or other tribunal of any of the foregoing that has jurisdiction over Owners, Contractor, the Facility or the activities that are the subject of this Agreement.

“Hazardous Materials” means any and all chemicals, constituents, contaminants, pollutants, materials (including but not limited to petroleum or petroleum products), and wastes and any other carcinogenic, corrosive, ignitable, radioactive, reactive, toxic or otherwise hazardous substances, mixtures (whether solids, liquids, gases), daughter or degradation products or any similar substances now or at any time subject to regulation, control, remediation or otherwise addressed under Environmental Laws or considered to be hazardous or otherwise harmful to human health or the environment under such Environmental Laws and shall include those substances defined as

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a “source”, “special nuclear” or “by-product” material pursuant to Section 10 of the AEA (42 U.S.C. § 2014 et seq.) and those substances defined as “residual radioactive material” in Section 101 of the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. §§ 7901 et seq.).

“Increase Trigger Amount” has the meaning set forth in Section 7.4.2.

“Independent Engineer” means, if required by the Georgia PSC, Financing Parties or otherwise, a nationally recognized independent engineering firm(s), that is not an Affiliate of Owners or Contractor or a competitor of Owners or Contractor in the nuclear power plant market. As of the Effective Date, an Independent Engineer has been designated by the Georgia PSC. Any other Independent Engineer designated by the Financing Parties or otherwise, as applicable, shall be reasonably acceptable to Owners and Contractor.

“Initial Funding Request” has the meaning set forth in Section 8.2.1.

“Insolvent” means, with respect to a Person, that such Person shall have commenced a voluntary bankruptcy proceeding, or an involuntary bankruptcy proceeding shall have been commenced against such Person and an order for relief shall have been entered as to such involuntary bankruptcy, or there shall have been appointed a trustee or receiver for such Person or for all or a substantial part of its property, or a case or proceeding shall have been commenced by or on behalf of such Person seeking reorganization, liquidation, dissolution, winding-up or other such relief in respect of such Person under a bankruptcy, insolvency or other similar act or law of any jurisdiction.

“Interest Rate” means the Prime Rate plus two percent (2%).

“Interim Staff Guidance” means a document issued by the NRC to clarify or to address issues not discussed in a Standard Review Plan. Each Interim Staff Guidance is identified by a number including the designator ISG (e.g., DC/COL-ISG-nn).

“Invitees” means, with respect to a Person, such Personnel or other Persons as have been permitted entry onto the Construction Site by such Person.

“Issued for Construction Documents” means the detailed drawings and specifications setting forth in detail the requirements for the construction of the Facility.

“ITAAC” means the NRC inspections, tests and analyses and their associated acceptance criteria which are approved and issued for the Facility as contained in Appendix C of the COL.

“Key Personnel” has the meaning set forth in Section 2.7.1.

“Law” means (a) a constitution, statute, law, rule, regulation, code, treaty, ordinance, judgment, decree, writ, order, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, including without limitation Environmental Laws, or other governmental restriction or any similar form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, a Government Authority, whether now or hereafter in effect, (b) requirements or conditions on or with respect to the issuance, maintenance or renewal

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of a Government Approval or applications therefor, whether now or hereafter in effect, to the extent relevant to the Work, and (c) the Licensing Basis.

“Licensed Operator” has the meaning set forth in Section 4.1.1.

“Licensing Basis” means the ITAAC, combined licenses for each of Unit 3 and Unit 4 (NRC License Nos. NPF-91 and NPF-92, collectively referred to as “COL”), and other NRC rules, regulations, and requirements applicable to the Facility, including without limitation the current version of the Updated Final Safety Analysis Report as maintained by Owners pursuant to 10 C.F.R. § 50.71 and other Law (“UFSAR”), licensee’s written commitments for ensuring compliance with and operation within applicable NRC requirements and the Facility-specific Design Bases (including without limitation all modifications and additions to such commitments that are docketed and in effect over the term of the COL).

“Lien” means a lien, mortgage, pledge, encumbrance, charge, security interest, option, right of first refusal, other defect in title or other restriction of any kind or nature.

“Loan Guaranty Agreements” means the respective Loan Guarantee Agreements between the U.S. Department of Energy, as guarantor, and MEAG, OPC, and GPC, respecting the Facility.
“Material Safety Data Sheets” are those sheets described in Section 2.13.1.

“MEAG” means the Municipal Electric Authority of Georgia.

“Mechanical Completion” has the meaning set forth in Exhibit G.

“Mechanical Completion Date” means, with respect to a given Unit, the Day on which such Unit achieves Mechanical Completion.

“Monthly Funding Period” has the meaning set forth in Section 8.2.1.

“Monthly Funding Request” has the meaning set forth in Section 8.2.1.

“Monthly Status Report” has the meaning set forth in Section 2.3.1.

“Moody’s” means Moody’s Investor Services, Inc.

“Non-Core Scope” means all portions of the Work that are not Core Scope.

“Non-Reimbursable Costs” has the meaning set forth in Section 7.1.2.

“NRC” means the U.S. Nuclear Regulatory Commission and its staff.

“NRC Change in Law” shall have the meaning set forth in the definition of “Change in Law.”

“NRC Regulations” means those regulations promulgated by the NRC appearing in Title 10 of the Code of Federal Regulations.

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“Nuclear Incident” means any occurrence that causes bodily injury, sickness, disease or death, or loss of or damage to property, or loss of use of property, arising out of or resulting from the radioactive, toxic, explosive, or other hazardous properties of source material, special nuclear material, or by-product material which is used in connection with the operation of the Facility. “Source material”, “special nuclear material”, and “by-product material”, as applicable to this Agreement shall have those meanings assigned by the AEA.

“NUREG” means reports or brochures, produced by the NRC, on regulatory decisions, results of research, results of incident investigations, and other technical and administrative information. Each NUREG is identified by a number including the designator NUREG (e.g., NUREG-nnnn).

“OPC” means Oglethorpe Power Corporation (An Electric Membership Corporation).

“Order” means a document issued by the NRC, which is styled as or purports to be an “Order” on its face and satisfies one or more of the following: (i) is published or noticed in the Federal Register; (ii) is issued by the NRC Commission, including identification by a number with the designator CLI (e.g., CLI-15-nn); (iii) is issued by an NRC Atomic Safety and Licensing Board, including identification by a number with the designator LBP (e.g., LBP-15-nn), as part of an adjudicatory proceeding; or (iii) is issued pursuant to the NRC’s enforcement authority, including identification by a number with the designator EA (e.g., EA-15-nnn).

“OSHA” means the Occupation Safety and Health Administration.

“Other Lead Personnel” has the meaning set forth in Section 2.7.2.

“Owner Controlled Insurance Program” or “OCIP” has the meaning set forth in Section 17.1.3.

“Owner Directed Change” has the meaning set forth in Section 12.1.

“Owner-Managed Subcontracts” has the meaning set forth in Section 3.1.

“Owner-Managed Subcontractors” has the meaning set forth in Section 3.1.

“Owners” means all of GPC, Oglethorpe Power Corporation (An Electric Membership Corporation), the Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and Dalton Utilities; provided that GPC has been appointed as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), the Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and Dalton Utilities as set forth in Section 18.3.1.

“Owner” means any one of the Owners individually.

“Owner Security” has the meaning set forth in Section 19.2.1.

“Owner Security Amount” means [***].

“Owners’ Authorized Representative” has the meaning set forth in Section 4.1.2.

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“Owners Event of Default” has the meaning set forth in Section 21.5.1.

“Owners’ Government Approvals” means the Government Approvals required to be obtained by Owners with respect to the Facility.

“Owners’ Interests” means Owners and their respective members and Affiliates, and their respective directors, officers, shareholders, employees, agents and lenders.

“Ownership Agreement” means that certain Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement among the Owners, dated as of April 21, 2006, as amended by that certain Amendment No. 1 and Amendment No. 2 to such agreement, and any subsequent amendments that are provided to Contractor.

“Ownership Interest” means the respective percentage ownership interest of an Owner in the Facility as determined from time to time pursuant to the Ownership Agreement, provided that any changes to such ownership interests after the Effective Date will have no effect for the purposes of this Agreement until notice of such change is given to Contractor.

“Parent Company Guarantee” has the meaning set forth in Section 19.1.1.

“Party” and “Parties” has the meaning set forth in the opening paragraph of this Agreement.

“Performance Standards” has the meaning set forth in Section 2.6.

“Permitted Purpose” has the meaning set forth in Section 22.2.2.

“Person” means an individual, corporation, company, partnership, joint venture, association, trust, unincorporated organization or Government Authority.

“Personnel” means, with respect to a Person, such Person’s employees, officers, directors, agents, personnel, and representatives, excluding personnel seconded by a Party to a Party.

“Plant Equipment and Materials” means all materials, supplies, apparatus, devices, machinery, vehicles, equipment, parts, components, instruments, appliances, computer hardware and associated software and appurtenances thereto and items of any kind that are or will be permanently incorporated into the Facility.

“Power Revenue Bond Resolution” means the Power Revenue Bond Resolution adopted by the Municipal Electric Authority of Georgia on August 30, 1976 that, as amended, restated and supplemented, authorizes the issuance of both senior lien bonds and subordinated lien bonds for the purpose of financing the Municipal Electric Authority of Georgia’s “Project One” facilities.

“Prime Rate” means, as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If The Wall Street Journal is not published on a date for which the interest rate must be determined, the prime interest rate shall be the prime rate published in The Wall Street Journal on the nearest-preceding date on which The Wall Street Journal was published. If The Wall Street Journal discontinues publishing a prime rate, the prime

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interest rate shall be the prime rate announced publicly from time to time by Bank of America, N.A. or its successor.

“Project Corrective Action Program” or “Project CAP” means measures established by Owners to assure that conditions adverse to quality, including, failures, malfunctions, deficiencies, deviations, defective Plant Equipment and Materials, and non-conformances are promptly identified and corrected. The measures shall assure that the cause of the condition is determined and corrective action taken to preclude repetition.

“Project Cost Forecast” means, at any given time, the then-current projection of total Combined Construction Costs provided by Contractor, which has been evaluated and reported by Owners’ project control program.

“Project Employee Concerns Program” or “Project ECP” has the meaning set forth in Section 31.3.

“Project Schedule” means the working schedule utilized by the Parties for the performance of the Work and for the Owner activities required to support performance of the Work, as described in Article 9. The version of the Project Schedule in effect as of the Effective Date is the Baseline Schedule.

“Promptly” has the meaning set forth in Section 15.2.3.

“Property Tax” has the meaning set forth in Section 37.2.1.

“Protected Information” has the meaning set forth in Section 22.1.

“Prudent Practices” means the standards, practices and methods conforming to Law and that degree of skill and diligence that would reasonably be expected from a skilled and experienced contractor, as the case may be, engaged in the construction of nuclear power plants, and other large industrial construction projects in the United States. Prudent Practices are not limited to optimum practices or methods to the exclusion of others, but rather refer to a reasonable range of commonly used and reasonable practices and methods.

“Punch List” has the meaning set forth in Section 14.3.

“Ready for Fuel Load Date” means, with respect to a Unit, the date on which Owners have received all Government Approvals required, and have determined that all regulatory, safety and technical requirements have been satisfied, in order to commence the loading of nuclear fuel into such Unit.

“Recordable Case Incidence Rate” has the meaning set forth in Section 2.17.4.

“Reduction Trigger Amount” has the meaning set forth in Section 7.4.1.

“Regulatory Guide” means a document produced by the NRC that provides guidance to licensees and applicants on implementing specific parts of the NRC’s regulations, techniques used by the NRC staff in evaluating specific problems or postulated accidents, and data needed by the NRC staff in its review of applications for permits or licenses. Each Regulatory Guide is identified by

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a number composed of the regulatory guide designator (RG), followed by a division number, a period, and a sequential guide number (e.g., RG 1.25).

“Release” means spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping, exacerbating, aggravating, abandoning or disposing into or migration within the environment.

“Reimbursable Costs” has the meaning set forth in Section 7.1.1.

“Remediation” means the investigation, removal, remediation and cleanup of, and other corrective action for, Hazardous Materials and/or damage to the environment caused by Hazardous Materials, including a Release thereof.

“Repayment Letter of Credit” has the meaning set forth in Section 8.7.5.

“Richmond” has the meaning set forth in Section 2.17.1.

“Safety Manual” has the meaning set forth in Section 2.15.2.

“S&P” means Standard and Poor’s Rating Group.

“Sales Tax” means sales, use or similar transactional tax imposed by any Taxing Authority on Contractor, a Subcontractor, or Owners with respect to the transfer of tangible personal property or the provision of services pursuant to the Work.

“SCWE” has the meaning set forth in Section 31.2.

“Schedule Contingency” has the meaning set forth in Section 9.1.

“Schedule Earned Fee” has the meaning set forth in Section 7.2(iii).

“Section 12.1.2 Notice” has the meaning set forth in Section 12.1.2.

“Security Posting Condition” means a condition whereby the credit rating of (A) the senior unsecured debt (or issuer rating in the absence of a senior unsecured debt rating) of GPC, (B) the senior unenhanced debt of Dalton Utilities, (C) the senior unenhanced secured debt of Oglethorpe Power Corporation or (D) the senior unenhanced global scale rating to municipal obligations or equivalent rating scale of the Municipal Electric Authority of Georgia issued with respect to the Power Revenue Bond Resolution falls below any two of the following (or, if only rated by two of the following, falls below either, or, if only rated by one of the following, falls below such rating) or in the event that such Owner no longer has a credit rating from any of the following: (x) Baa3 by Moody’s (if rated by Moody’s), (y) BBB minus by S&P (if rated by S&P) or (z) BBB minus by Fitch Ratings (if rated by Fitch Ratings).

“Shared Facilities” means those systems, structures and components that will be utilized by both Units.

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“Significant Construction Defect” means a construction defect meeting each of the following requirements:

(a)	a defect in Work performed by Contractor or its Subcontractors, including Richmond, but not a defect in work performed by Contractor-Managed Subcontractors;

(b)	the defect involves a situation where the physical construction deviates from the Performance Standards;

(c)
the defect resulted from a programmatic failure by Contractor or its Subcontractor to comply with project processes and procedures in the performance of the Work. The foregoing is not intended to include a one-time or an isolated non-compliance or consequence, such as an instance of human error, which may result in a requirement for Contractor or its Subcontractor to remedy a defect. The foregoing is intended to include instances where multiple barriers or controls are not properly implemented or followed by Contractor or its Subcontractor, resulting in a defect which is required to be remedied; and

(d)	the cumulative aggregate of costs to remedy the defect exceeds [***] .

“Site” means the premises on which the Vogtle Nuclear Generating Plant is located, including Unit Nos. 1 and 2, Unit 3 and Unit 4, including the Construction Site.

“Site Rules” has the meaning set forth in Section 28.1.

“Southern Nuclear” or “SNC” means Southern Nuclear Operating Company; provided, however, that the term “Southern Nuclear” shall also refer to any entity that is appointed by the Owners by written notice to Contractor to succeed Southern Nuclear in the performance of its functions under this Agreement.

“SNC Quality Assurance Program” has the meaning set forth in Section 5.1.3.

“Specifications” means the design and procurement specifications and drawings, and changes thereto for the design, engineering, procurement, installation and construction of the Facility.

“Standard Review Plan” means a document produced by the NRC that provides guidance to the NRC staff for reviewing an application to obtain an NRC license to construct or operate a nuclear facility or to possess or use nuclear materials.

“Subcontract” means a contract, purchase order or other writing between Contractor (or one of its Subcontractors) and a Subcontractor under which the Subcontractor performs or provides a portion of the Work.

“Subcontractor” means a Person other than Contractor performing or providing any portion of the Work on the Construction Site, hired either directly by Contractor or by a Person hired by Contractor and including every tier of subcontractors, sub-subcontractors and so forth.

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“Subcontract Scope Alignment Process” means the process described in Section 3.2.2, Section 3.2.3 and Exhibit E.

“Supporting Documentation” shall have the meaning set forth in Section 8.10.

“Target Completion Date” means: (i) with respect to Unit 3, May 31, 2020; and (ii) with respect to Unit 4, May 31, 2021, in each case as such dates may be adjusted pursuant to this Agreement.

“Target Construction Cost” has the meaning set forth in Exhibit M, subject to modification as provided in this Agreement.

“Tax” or “Taxes” means all federal, state, provincial, territorial, municipal, local or foreign income, profits, franchise, gross receipts, environmental, customs, duties, net worth, sales, use, goods and services, withholding, value added, ad valorem, employment, social security, disability, occupation, pension, real property, personal property (tangible and intangible), stamp, transfer, conveyance, severance, production, excise and other taxes, withholdings, duties, levies, imposts and other similar charges and assessments (including without limitation fines, penalties and additions attributable to or otherwise imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and interest thereon) imposed by or on behalf of a Taxing Authority.

“Taxing Authority” means a Government Authority exercising authority to impose, regulate, levy, assess or administer the imposition of a Tax.

“Third Party” means a Person other than Owners, Contractor and their respective Affiliates; Third Parties shall include Owners’, Contractor’s, and their Affiliates’ respective employees, agents and personnel as well as Owners’, Contractor’s and their Affiliates’ subcontractors and vendors of any tier.

“Third Party Claim” means a Claim made by a Third Party and all damages, liabilities, losses, penalties, costs and expenses (including attorneys’ fees) related thereto.

“Trigger Date” means the Unit 3 Trigger Date or the Unit 4 Trigger Date, as determined in Section 7.3.1 and Section 7.3.3.

“Turnover Packages” means the complete work and quality control documentation in content reasonably acceptable to Owners, submitted by Contractor to Owners pursuant to Section 2.14, which demonstrates that specified Work has been sufficiently completed in accordance with this Agreement to allow turnover over to Owners and closure of related ITAACs, subject to Punch List items that Owners agree may be completed following such turnover.

“Undisputed Amount” means, with respect to a Party, either (i) an amount in respect of which such Party has not given notice to the other Party that such amount is disputed; or (ii) an amount which was so disputed by such Party but which is determined in accordance with Article 38 to be an amount that is owed to the other Party.

“Unit” means each of the nuclear plant units being constructed on the Construction Site as of the Effective Date, designated as Vogtle Electric Generating Plant Unit Nos. 3 and 4. “Unit 3” refers

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to the first such Unit to achieve Mechanical Completion and “Unit 4” refers to the second such Unit to achieve Mechanical Completion regardless of whether such Units have different numerical designations.

“Units” means both Unit 3 and Unit 4.

“Unit 3” has the meaning set forth in the definition of “Unit” in this Article 1.

“Unit 3 Trigger Date” has the meaning set forth in Section 7.3.1.

“Unit 4” has the meaning set forth in the definition of “Unit” in this Article 1.

“Unit 4 Trigger Date” has the meaning set forth in Section 7.3.3.

“VEGP Units 1 and 2” means the existing Vogtle Electric Generating Plant located in Waynesboro, Georgia, designated as Units 1 and 2 as described in Nuclear Regulatory Commission License Nos. NPF-68 and NPF-81, respectively.

“Warranties” has the meaning set forth in Section 15.1.2.

“Warranty Issue” has the meaning set forth in Section 15.2.1

“Warranty Period” has the meaning set forth in Section 15.3.

“Westinghouse” means Westinghouse Electric Company, LLC.

“Westinghouse Protected Information” has the meaning set forth in Section 22.3.

“Work” has the meaning set forth in Section 2.1.1.

“Work Package” means an assembly of documentation which describes a specific scope of construction work to be performed.

“Work Schedule” means the schedule of working hours approved by Owners of fifty (50) hours per week per shift, and sixty (60) hours per week per shift for the nine (9) months leading up to cold hydrostatic testing for each Unit.

1.2Interpretation.

1.2.1    Titles, headings, and subheadings of the various articles and sections of this Agreement are used for convenience only and shall not be deemed to be a part thereof or be taken into consideration in the interpretation or construction of this Agreement.

1.2.2    Words importing the singular only shall also include the plural and vice versa where the context requires. Words in the masculine gender shall be deemed to include the feminine gender and vice versa. Words closely related to a defined term herein shall be interpreted consistent with the defined term (e.g., “Defect” and “Defective,” “Notify” and “Notified”).

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1.2.3    Unless the context otherwise requires, any reference to a document shall mean such document as amended, supplemented or otherwise modified and in effect from time to time.

1.2.4    Unless otherwise stated, any reference to a Party shall include its successors and permitted assigns, and any reference to a Government Authority shall include an entity succeeding to its functions.

1.2.5    Wherever a provision is made in this Agreement for the giving of notice, recommendation, consent or approval by a person, such notice, recommendation, consent or approval shall be in writing, and the word “notify” shall be construed accordingly.

1.2.6    This Agreement and the documentation to be supplied hereunder shall be in the English language.

1.2.7    All monetary amounts contained in this Agreement refer to the currency of the United States unless otherwise specifically provided.

1.2.8    A reference contained herein to this Agreement or another agreement shall mean this Agreement or such other agreement, as they may be amended or supplemented, unless otherwise stated.

1.2.9    Words and abbreviations not otherwise defined in this Agreement which have well-known nuclear industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.

1.2.10     Neither Contractor nor Owners shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by the other, and this Agreement shall be construed as if drafted jointly by Owners and Contractor. No presumption or burden of proof will arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this Agreement.

1.2.11     The words “hereby,” “herein,” “hereunder” or any other word of similar meaning refers to the entire document in which it is contained.

1.2.12 A reference to an Article includes all Sections and Subsections contained in such Article, and a reference to a Section or Subsection includes all subsections of such Section or Subsection.

1.2.13 The words “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified.

1.2.14 All exhibits referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

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1.3DOE Consent/Approval. The Contractor acknowledges that the Owners (other than Dalton Utilities) (together, the “DOE Borrowers”) are required to obtain approval of this Agreement from DOE in order to satisfy certain conditions in the Loan Guaranty Agreements of each DOE Borrower.  Owners and the Contractor shall use commercially reasonable efforts to cooperate with the efforts of the DOE Borrowers in obtaining such approval and in facilitating DOE’s review of this Agreement, including the consideration of changes to this Agreement that may be requested by DOE.  In the event that DOE does not provide such approval, then Owners reserve the right to terminate this Agreement under Section 21.3.

ARTICLE 2
CONTRACTOR RESPONSIBILITIES
2.1    Description of Work; Qualifications.

2.1.1    Except as otherwise expressly set forth in this Agreement as being the responsibility of the Owners, Contractor shall perform or provide or cause to be performed or provided: (i) the services, work, obligations and other activities as set forth in Exhibit A; provided that Contractor understands and agrees that the Work must conform to every detail reasonably inferable from Exhibit A as being necessary to produce the intended results as specified in this Agreement applying Prudent Practices, notwithstanding the fact that every detail is not specifically referenced in Exhibit A; (ii) all of Contractor’s other obligations set forth in the provisions of this Agreement, in each case in accordance with the requirements of this Agreement (all of the foregoing obligations of the Contractor, including all of such obligations performed or to be performed by Subcontractors, being collectively referred to as the “Work”). Notwithstanding the foregoing, the provision of secondees by Bechtel Power Corporation pursuant to the Amended and Restated Staff Augmentation Agreement shall not be considered part of the Work.

2.1.2     All Contractor and Subcontractor Personnel shall have the necessary experience, qualifications and be properly trained and equipped to perform the Work in accordance with this Agreement. Contractor and Subcontractors shall be properly licensed to perform the Work and authorized and qualified to do business in all governmental jurisdictions in which the Work is to be performed, and will maintain such licenses and qualifications throughout the performance of Work under this Agreement. Upon reasonable advance written request of Owners, Contractor shall furnish to Owners such evidence as Owners may reasonably require relating to the qualifications and ability of Personnel of Contractor and Subcontractor to perform fully in accordance with this Agreement. Owners shall have the right to require the removal from the Site of any Personnel of Contractor or Subcontractor that Owners deem unacceptable.

2.2    Transition of Responsibilities to Contractor. Immediately following the Effective Date, the transitioning of responsibilities for the Work to Contractor and its Subcontractors shall commence and be completed as expeditiously as practicable, in accordance with Exhibit A.

2.3    Monthly Status Reports; Access to Information.

2.3.1    On or before the fifteenth (15th) Day of each month (unless some other frequency is agreed upon by the Parties), Contractor shall submit to Owners, for Owners’ review

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and comment, a written status report covering the prior month (a “Monthly Status Report”). The report shall be prepared in an electronic format reasonably acceptable to Owners and substantially in the form of Exhibit H.

2.3.2    In addition to Monthly Status Reports under Section 2.3.1, promptly upon request by Owners, Contractor shall provide Owners the following information (or reasonable access to such information):

(i)    Then-current information of the type that is required to be contained in the form of Monthly Status Report, regardless of whether such information has been or will be later contained within a Monthly Status Report;

(ii)    All information that will assist Owners in monitoring the activities comprising the Work and the progress of Work, including all schedule information;

(iii)     All information that will assist Owners in monitoring and forecasting costs and expenses in connection with the Work, including Reimbursable Costs and Combined Construction Costs paid and expended.

(iv)    All information of a technical nature that pertains to the Work; and

(v)    All other information requested by Owners that pertains to Contractor’s and its Subcontractors’ performance of Work under this Agreement.

2.3.3    Contractor shall, and shall cause its Subcontractors to, participate in the Owners’ project information management system for the Facility and the Construction Site, as designed and implemented by the Owners. Contractor and its Subcontractors shall timely provide all information required by this Agreement in a manner required by such project information system.

2.4    Status Meetings. Contractor shall attend and participate in regular meetings with Owners which shall occur monthly (or upon such other interval as the Parties agree) for the purpose of discussing the relevant Monthly Status Report (if applicable) and anticipating and resolving problems. Such meetings may be held by conference call or video conference. Contractor shall prepare and promptly deliver to Owners written minutes of each meeting, to which Owners may respond should they have comments. In addition, Contractor shall attend and participate in weekly (or upon such other interval as the Parties agree) meetings with Owners for the purpose of discussing the status and progress of the Work.

2.5    Embedded Owner Oversight Personnel.

2.5.1    To the extent determined by Owners, Owners may assign Southern Nuclear personnel to specific Contractor functional areas (e.g., project controls, quality control) who will be co-located with Contractor personnel, given full access to Contractor offices at the Construction Site and on-site facilities and IT infrastructure, and who may participate in functional area meetings.

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2.5.2    Such Southern Nuclear personnel are provided for Owners oversight and consultation purposes only, are not authorized to give direction to Contractor employees, Subcontractors, or Contractor-Managed Subcontractors, and are not authorized to provide any consents or approvals on behalf of Owners. Contractor will include appropriate provisions in its Subcontracts in order to facilitate similar access by Southern Nuclear personnel consistent with this Section 2.5.

2.6    Performance Standards. All Work performed under this Agreement shall be performed: (i) in a professional, prudent, workmanlike manner by qualified persons using competent, professional knowledge and judgment at the degree of skill and care customary to the nuclear power industry in the United States; (ii) in accordance with applicable Law; (iii) in accordance with the most recently issued Issued for Construction Documents; (iv) in accordance with the requirements of this Agreement; and (v) in accordance with Prudent Practices (collectively, the “Performance Standards”), provided that, notwithstanding anything to the contrary in this Agreement, Contractor shall not be found to have failed to comply with the Licensing Basis if such failure to comply with the Licensing Basis is due to the failure of the most recently Issued for Construction Documents to comply with the Licensing Basis.

2.7    Key Personnel and Labor.

2.7.1     Exhibit I identifies those positions that are designated as “key” management positions (the “Key Personnel”). Individuals so designated as Key Personnel shall be subject to approval by Owners. Contractor shall not remove or replace such individual from such position for at least two (2) years without Owners’ prior written consent. If at any time during the performance of the Work any of the Key Personnel should no longer be available to perform services in connection with the Work notwithstanding the commercially reasonable efforts of Contractor, then Contractor will replace such individual with an individual acceptable to Owners. With respect to any replacement of Key Personnel proposed by Contractor, Contractor shall provide the resume of the proposed replacement to Owners for prior approval. Owners will review the resume of such proposed replacement and provide Contractor with comments, approval and/or disapproval within thirty (30) Days from the date of submission of such resume to Owners. If Owner disapproves any individual(s) for a Key Personnel position, then Contractor shall not fill such position with such individual(s). Replacement Key Personnel shall not be removed or replaced from such position until at least the earlier of (i) Mechanical Completion of both Units; or (ii) two (2) years, without Owners’ prior written consent.

2.7.2    Exhibit I identifies other lead personnel positions for the performance of the Work (“Other Lead Personnel”). Contractor shall not assign any person to such a position, or remove or replace any person from such a position, without giving notification to Owners of the person to be assigned, removed and/or replaced.

2.7.3    If at any time during the performance of the Work, any of Contractor’s or Affiliated Subcontractor’s Personnel becomes, for any reason, unacceptable to Owners, then, upon notice from Owners, Contractor will ensure the removal of such unacceptable individual from the Site.

2.8    Independent Contractor.

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2.8.1    In its performance under this Agreement, Contractor is and will at all times act as an independent contractor. Subject to the terms and conditions of this Agreement, Contractor will be free to perform the obligations of this Agreement by such methods and in such manner as Contractor may choose, furnishing all labor, tools, Construction Equipment and Construction Materials (in each case to the extent required to be provided in this Agreement), and doing everything else necessary to perform the Work properly and safely, having supervision over and responsibility for the safety and health of Personnel of Contractor, its Subcontractors, and Contractor-Managed Subcontractors while on the Construction Site, and Contractor shall employ all reasonable measures to ensure the safety and health of all such Personnel while on the Construction Site. Unless otherwise specifically directed by Owners, Contractor shall maintain control over and responsibility for its tools, Construction Equipment and Construction Materials. No partnership, joint venture, agency or employment relationship is created by this Agreement or any activity hereunder, and Contractor is not and will not act as an agent or employee of Owners except that Contractor will be permitted to act as Owners’ authorized representative with respect to Contractor-Managed Subcontractors in accordance with Section 3.3.1.

2.8.2    Contractor Personnel have no right to participate in any of Owners’ employee benefit plans, including the provision of health insurance under the Patient Protection and Affordable Care Act of 2010 (“ACA”), as a result of providing the Work. Contractor shall be solely responsible for (i) payment of all compensation to its employees, (ii) the withholding of federal, state, and local Taxes from such compensation and the payment of all such withheld amounts to the appropriate agencies or authorities, (iii) payment to the appropriate agencies or authorities of state unemployment insurance, federal unemployment insurance, FICA and state disability insurance, and (iv) providing its employees with all necessary and appropriate benefits including any health and welfare coverage required under applicable Law, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended or revised (“HIPAA”) or the Patient Protection and Affordable Care Act of 2010 (“ACA”) or other applicable Federal and State health care requirements.

2.8.3    Owners have the right to have its Personnel or other authorized representatives inspect the Work pursuant to the applicable provisions of this Agreement, not for the purpose of controlling the methods and manner of the performance of the Work by Contractor under the Agreement, but in order to review whether the Work complies with the requirements of the Agreement and also to review the rate of performance of the Work.

2.9    Inspection.

2.9.1    Inspection Responsibilities. Contractor will perform all inspections appropriate for the performance of the Work as set forth in Exhibit A and the Performance Standards, and such other inspections of the Work as reasonably requested by Owners. Contractor’s responsibilities under this Section shall include inspecting the Work in progress at intervals appropriate to the stage of construction as necessary to ensure that such Work is proceeding in accordance with this Agreement and the Baseline Schedule and to protect Owners against defects and deficiencies in such Work.

2.9.2    Owners’ Right to be Present. Contractor will keep the Owners fully

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informed at all times of planned dates, changes to planned dates, proposed test or inspection procedures, and test and inspection results for any testing to or inspections of the Work by or on behalf of Contractor or its Subcontractors or Contractor-Managed Subcontractors. Owners, its designees, and the Independent Engineer shall each have the option of being present at all such scheduled tests and inspections. In the event that the quality of the Work is not in accordance with this Agreement, in addition to any other remedies available under this Agreement, Owners shall be entitled to make recommendations to Contractor for the purpose of remedying such deficiencies. No inspection nor observance of any inspection or testing performed or failed to be performed by Owners, its designees or the Independent Engineer, or any of their respective representatives, shall reduce or waive any of Contractor’s obligations under this Agreement or be construed as an approval or acceptance of any Work.

2.10    Testing, Start-Up and Initial Operation. The Work shall include providing craft labor and craft labor supervision (collectively “CSS Personnel”) in support of Owners for construction and installation testing by Owners during and after construction, for hot functional testing, for other preoperational testing, and for start-up and performance testing of each Unit and its systems and components (collectively “Commissioning and Startup Support”). Such Commissioning and Startup Support shall be provided in the quantities of CSS Personnel requested in writing by Owners, and such CSS Personnel shall work under the direction of Owners for such periods up through completion of performance testing of both Units as Owners may require. Owners shall indemnify, defend and hold harmless Contractor and Contractor Interests from and against any and all liability, damage, cost, expense and loss arising out of any act or omission of CSS Personnel while acting under and pursuant to the direction of Owners. Costs associated with Commissioning and Startup Support is not part of Combined Construction Costs or the Target Construction Cost, and may be required both before and after Mechanical Completion.

2.11    Clean-Up and Waste Disposal. During the performance of the Work, Contractor shall keep the Construction Site and any other area utilized by Contractor, Subcontractors or Contractor-Managed Subcontractors during construction clean and free from accumulations of waste materials, (other than Hazardous Materials, which are addressed in Section 2.13) rubbish, surplus materials and other debris resulting from the Work. As part of the Work, in accordance with Owners’ Site Rules, Contractor will remove such rubbish, surplus materials, waste materials and other debris on a regular basis, or as may otherwise reasonably be required by Owners, and dispose of the same in accordance with this Agreement and applicable Laws.

2.12    Plant Equipment and Materials Storage. Until Final Completion, Contractor shall receive, unload, warehouse or otherwise store appropriately on the Construction Site, in accordance with manufacturers’ recommendations, the Plant Equipment and Materials delivered by Owners to Contractor for installation. Contractor shall be responsible for compliance with the receipt, and storage provisions specified in the quality assurance program as described in NQA-1, including NQA-1 Section 13S-1 and other applicable requirements of Owners with respect to storage facilities, for all Plant Equipment and Materials delivered after the Effective Date or on the Construction Site as of the Effective Date. Such appropriate storage shall include implementation of applicable portions of Owners’ preventative maintenance program.

2.13    Hazardous Materials.

2.13.1    Material Safety Data Sheets. To the extent required by applicable Law,

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Contractor shall provide to Owners the “Material Safety Data Sheets” covering Hazardous Materials to be furnished, used, applied or stored by Contractor, its Subcontractors, or Contractor-Managed Subcontractors at the Construction Site in connection with the Work. Contractor shall coordinate with Owners’ Authorized Representative to provide a listing of such Hazardous Materials and their quantities at the Construction Site for purposes of chemical inventory reporting pursuant to 40 C.F.R. Part 370 and similar state regulations. Unless authorized in writing by Owners in advance, neither Contractor, its Subcontractors, nor Contractor-Managed Subcontractors shall bring to or use asbestos in the Facility.

2.13.2    Preventative Measures. Contractor shall take measures necessary to prevent the Release by Contractor, its Subcontractors, Contractor-Managed Subcontractors, or by the Personnel or Invitees of any of them, of Hazardous Materials at the Facility or adjacent areas. When the use or storage of explosives or other Hazardous Materials or equipment is necessary for the performance of the Work, Contractor shall exercise the utmost care and shall carry on its activities under the supervision of properly qualified personnel in accordance with applicable Laws. Under no circumstances shall Contractor allow explosives or blasting on the Construction Site without the specific written consent in each instance of Owners. Contractor shall provide not less than three (3) Business Days’ notice of each proposed use of explosives or blasting, and each such use shall require a separate specific written acceptance by the Owners. In addition, Contractor shall, no less than one hour prior to each blasting or explosive event, notify the Site Operations Control Center as designated by Owners and confirm that Southern Nuclear has communicated with VEGP Units 1 and 2 prior to commencing blasting or an explosive event. Before Mechanical Completion of Unit 4, Contractor shall remove from the Construction Site and surrounding area in accordance with applicable Laws explosives and other Hazardous Materials supplied or generated by Contractor, Subcontractors or their respective Personnel, unless the same have been permanently incorporated into the Facility; provided that, if any such explosives and other Hazardous Materials are necessary for completion of the Work, Contractor shall be permitted to retain such explosives and other Hazardous Materials at the Construction Site but only if, and to the extent, in compliance with applicable Laws and only until completion of the Work.

2.13.3    Notice Requirements. Contractor shall immediately notify Owners of: (A) any Releases of Hazardous Materials in violation of Law by Contractor, Subcontractors, Contractor-Managed Subcontractors, or by the Personnel or Invitees of any of them, that occur in connection with the performance of the Work; (B) material violations and investigations, actions, Claims, suits, notices of violation, fines, penalties, orders, and other proceedings related to material violations or alleged material violations of Environmental Laws, including, but not limited to, Government Approvals issued thereunder, which are asserted against Contractor, its Subcontractors, Contractor-Managed Subcontractors, or the Personnel or Invitees of any of them, in connection with the Work or their activities on or in connection with the Facility and/or Construction Site; (C) Contractor’s discovery of any Hazardous Materials at the Construction Site or adjacent areas; and (D) material developments with respect to Sections 2.13.3(A), 2.13.3(B) or 2.13.3(C). Contractor shall also notify the applicable Government Authorities as required by applicable Law following a Release by Contractor, its Subcontractors, a Contractor-Managed Subcontractor, or the Personnel or Invitees of any of them, of Hazardous Materials in connection with the Work, and shall promptly provide Owners with a copy of such notification(s).

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2.13.4    Contractor Releases; Removal Obligations. Prior to Mechanical Completion of a Unit, Contractor will be responsible for the proper handling, collection, containerizing, storage, removing from such Unit and areas adjacent thereto, transportation and for properly disposing of, at treatment, storage and disposal facilities approved by Owners and otherwise in a manner acceptable to Owners and in compliance with this Agreement and applicable Law, all Hazardous Materials generated or Released by Contractor or any Subcontractor or Contractor-Managed Subcontractor, or the Personnel or Invitees of any of them, in the course of performing the Work on such Unit on or after the Effective Date. Except as provided under Section 2.13.5, Contractor shall be the generator of record for such Hazardous Materials and shall obtain a site-specific EPA Identification Number which will be used to identify itself as such on all manifests, hazardous waste reports, and other relevant documents.

2.13.5    Pre-Existing Hazardous Materials. In the event Contractor encounters on the Construction Site material reasonably believed to be Hazardous Material that existed on the Construction Site prior to the Effective Date, then Contractor will immediately suspend performance of Work in the area affected and report the condition to Owners in writing. As between Contractor and Owners, but without affecting any rights or remedies Owners may have against any Third Party, Owners shall be responsible for the remediation of the area affected. Contractor will not thereafter resume performance of the Work in the affected area except with the prior written permission of Owners after the remediation has been completed.

2.14    Turnover Packages. Contractor shall create, maintain, update and compile Turnover Packages during the course of the Work and will deliver to Owners such Turnover Packages prior to, and as a condition of, Mechanical Completion or Final Completion as applicable.

2.15    Safety Program.

2.15.1    Contractor Responsibility. Contractor shall be responsible for the safety of Contractor, its Subcontractors, Contractor-Managed Subcontractors, and the Personnel and Invitees of any of them, Owners’ Interests, and the public, in each case to the extent affected by the performance of the Work.

2.15.2    Safety Manual. Contractor shall develop a comprehensive safety program that governs all of Contractor’s, Subcontractors’ and Contractor-Managed Subcontractors’ activities at the Construction Site in connection with its performance of the Work. The safety program shall be reflected in writing in the form of a written project safety manual and provided to Owners no later than thirty (30) Days after the Effective Date (the “Safety Manual”). Contractor’s Safety Manual shall, at a minimum, (a) meet the standards and requirements contained in Contractor’s generic project safety manual that has been provided to Owners; (b) incorporate and comply with the safety requirements for VEGP Unit 1 and 2 as identified pursuant to that certain Potential Impact Determination on Operating Plans Due to Construction Activities (ND-CS-VNP-005, version 7.0, and any revisions thereto that may be provided by Owners), (c) meet the standard of care for such programs as established by nationally recognized firms which provide goods and services in connection with nuclear construction projects or other large industrial construction projects in the United States, (d) comply with the applicable requirements in the VEGP Units 1 and 2 license, as notified by the Owners, and applicable Laws, and (e) provide other reasonable protection to prevent harm, damage, injury or loss (including ecological harm or

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nuisance resulting from contamination, noise or other causes arising from the performance of the Work). If Owners reasonably believe that the Safety Manual does not meet the foregoing standards, they shall notify Contractor of such deficiencies in writing and Contractor shall promptly correct such deficiencies in the Safety Manual and implement the corrections into the performance of the Work. Subject to Section 2.13.5, Contractor and its Personnel shall take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to Persons and property resulting from the Work, including:

(i)    Contractor or any Subcontractor or Contractor-Managed Subcontractor employees and other Persons performing the Work and Persons who may be affected by the performance of the Work;

(ii)    any Plant Equipment and Materials to be incorporated into the Facility, whether in storage on or off the Construction Site, under the care, custody or control of Contractor or its Personnel; and

(iii)    all materials and equipment and other real and personal property at or adjacent to the Construction Site or in the vicinity thereof, including without limitation VEGP Units 1 and 2 and structures, equipment, facilities, trees, shrubs, lawns, walks, pavements, roadways and utilities.

2.15.3    Safety Measures. Contractor and its Personnel shall erect, maintain or undertake, as required by existing conditions and the performance of this Agreement, reasonable safeguards for the safety and protection of Persons and property who or which may be affected by the Work, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notifying Owners and users of adjacent sites and utilities. Owners shall provide security services as described in NEI 09-01, include providing security guards.

2.15.4    Failure to Take Sufficient Precautions. Whenever, in the reasonable opinion of Owners, Contractor or any Subcontractor or Contractor-Managed Subcontractor have failed to take sufficient precautions for the safety of Contractor, Subcontractors, Contractor-Managed Subcontractors, or the Personnel and Invitees of any of them, Owners’ Interests, or the public or the protection of the Construction Site or of structures or property on or adjacent to the Construction Site or on the VEGP Units 1 and 2 site, creating, in the reasonable opinion of Owners, a situation requiring immediate action, then Owners shall be entitled to require that the Work cease immediately, and Owners may cause such sufficient precautions to be taken or provide such protection. The taking of such precautions or protection by Owners or its agents or representatives will not relieve Contractor of any obligations under this Agreement or applicable Laws.

2.15.5    Protection of Units 1 and 2. No activity of Contractor shall interfere with the operation of VEGP Units 1 and 2. Accordingly, Contractor shall comply with the site restrictions respecting operation of VEGP Units 1 and 2 as identified pursuant to that certain Potential Impact Determination on Operating Plans Due to Construction Activities (ND-CS-VNP-005, version 7.0, and any revisions thereto that may be provided by Owners). For example, offsite power feeds to VEGP Units 1 and 2 shall not be interrupted without the written consent of Owners.

2.15.6    Emergencies. Contractor, Subcontractors, Contractor-Managed Subcontractors and all of their Personnel shall comply with all Site emergency procedures of

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Owners, including ensuring capability to respond to a radiological event at VEGP Units 1 and 2. In the event of an emergency endangering or potentially endangering life or property, Contractor shall take such actions as may be reasonable and necessary to prevent, avoid or mitigate injury, damage or loss and shall promptly report each such emergency, and Contractor’s responses thereto, to Owners. Contractor agrees to provide to Owners the name, title and phone number of its emergency contact person prior to the commencement of the Work.

2.16    Compliance of Issued For Construction Documents with Laws; Modifications.

2.16.1     As between the Parties, Owners are responsible for the compliance of Issued for Construction Documents with all applicable Laws and Contractor shall not have any obligation to check the Issued for Construction Documents for such compliance. However, in the event Contractor discovers any discrepancy or conflict between any Issued for Construction Documents and applicable Laws, Contractor shall promptly report the same in writing to Owner’s Authorized Representative.

2.16.2    In the event that Contractor seeks any modification, change or revision to an Issued for Construction Document, or determines that Work already performed by Contractor does not strictly comply with the Issued for Construction Documents, Contractor is responsible for assessing such modification, change, revision, or Work and determining whether resolution from the Design Authority and/or Owners, as applicable, is required.

2.17    Subcontracting.

2.17.1    Richmond County Constructors LLC. Owners have approved Contractor’s use of Richmond County Constructors, LLC (“Richmond”) as the principal construction execution Subcontractor for the Facility, subject to the conditions and requirements herein. As of the Effective Date, Contractor represents that Bechtel Power Corporation holds a 75% ownership interest in Richmond, and Williams Plant Services, LLC holds a 25% ownership interest in Richmond. Contractor covenants that:

(i)     Bechtel Power Corporation will continue to hold an ownership interest in Richmond of at least 75% through Final Completion;

(ii)     no additional Persons shall hold an ownership interest in Richmond or contribute labor or supervision resources to Richmond absent the advance written consent of Owners; and

(iii)     no costs asserted as Reimbursable Costs under this Agreement shall include any fee payable to Richmond.

2.17.2    Other Affiliate Subcontractors.

2.17.2.1    Owners additionally approve Bechtel Equipment Operations, Inc. (“BEO”) as a Subcontractor for performance of the Work, at BEO’s current rental rates at the time of subcontracting to BEO, provided that such rental rates are consistent with prevailing market rates and no markup shall be applied to such rates.

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2.17.2.2    Owners additionally approve CAS as a Subcontractor for performance of the Work, at a compensation determined pursuant to Section 7.1.1 and without fee or markup.

2.17.3    Failure to Satisfy Covenants. If the covenants and conditions applicable to any approved Affiliate Subcontractor are not satisfied at any time, such Subcontractor shall no longer be approved to perform Work.

2.17.4    Additional Subcontractors. In the event that Contractor desires to use any additional Subcontractor for Work, Contractor shall notify Owners and, within ten (10) Business Days of such notice, Owners shall notify Contractor if such proposed Subcontractor is not acceptable to Owners. Owners shall have the right to require removal from the Construction Site of any Subcontractor or Subcontractor Personnel deemed unacceptable to Owners. Unless otherwise agreed to by Owners in writing, Contractor shall not use any Subcontractor that has (w) an Experience Modification Ratio (as calculated in accordance with the definition of the National Council on Compensation Insurance, Inc.) of 1.0 or greater within the previous three years; (x) a Recordable Case Incidence Rate (as calculated in accordance with 29 C.F.R. Section 1904.4) of 3.0 or greater within the previous three years; (y) a Days Away From Work Rate (previously known as the Lost Time Incidence Rate, and as calculated in accordance with 29 C.F.R. § 1904.7) of 1.5 or greater within the previous three years; or (z) one or more fatalities during the last three years.

2.17.5    Owners Not Responsible. Notwithstanding any agreement with Subcontractors, Contractor shall be solely responsible for the Work. Unless and until a Subcontract is assigned to the Owners pursuant to this Agreement, Owners shall not be deemed to have any contractual obligation or relationship with any Subcontractor. Contractor shall be as fully responsible for the acts, performance, and omissions of its Subcontractors and of the Personnel either directly or indirectly employed by its Subcontractors as Contractor is for its own acts, performance and omissions. Contractor shall be solely responsible for timely paying each Subcontractor for services, Construction Materials and Construction Equipment, provided in connection with the Work.

2.17.6    Flow-Down Clauses. Contractor shall include in its Subcontracts provisions which impose obligations on Subcontractors that are consistent with the obligations imposed on Contractor in the provisions of this Agreement listed in Exhibit K as those terms are applicable to the Work being performed by the Subcontractor.

2.17.7    Termination for Convenience. Subcontracts must be terminable for convenience, and related termination expenses thereunder must be commercially reasonable in light of the value of the services and other items provided at the time when the termination occurs. In no event shall any termination fees include payment for any types of costs, losses, damages, injuries or claims that would not be payable to Contractor in the event of termination of this Agreement for convenience.

2.17.8    Subcontractor Warranties. Contractor shall cause all warranties and related rights under all Subcontracts to be assignable to Owners without any additional consent or

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approval from the applicable Subcontractor or other conditions to such assignment. Contractor shall provide Owners a full and complete copy of all such warranties and related rights, and duly executed copies of all contracts with Subcontractors containing such warranties and related rights promptly upon execution thereof. In the event of termination of this Agreement, Contractor shall assign such warranties and related rights to Owners. In addition, as a condition of Mechanical Completion, Contractor shall assign to Owners its rights under such Subcontractor warranties that continue past the end of the Warranty Period, with such assignment to be effective as of the end of the Warranty Period. Contractor shall execute such additional documents as may be reasonably requested by Owner to effect any assignment under this Section 2.17.8. Contractor shall not be relieved of responsibility for any of its obligations, warranties or related rights set forth in this Agreement by reason of any such assignment. Contractor shall not, and Contractor shall take commercially reasonable actions to ensure that Contractor’s Subcontractors do not, take any action which could release, void, impair or waive any Subcontractor warranties.

2.17.9    Assignment of Subcontracts. Except with respect to Subcontracts with Affiliates of Contractor, Contractor shall obtain the agreement of all Subcontractors in the terms of each Subcontract that Contractor’s rights under the Subcontract may be, at Owners’ option, and without requiring the further consent of the relevant Subcontractor, in whole or in part, assigned and delegated by Contractor to Owners. Each such Subcontract shall provide that, upon notification to the Subcontractor (and Contractor) from Owners that (A) this Agreement has been terminated, (B) Contractor’s right to proceed with the Work has been terminated pursuant to this Agreement, and (C) Owners will thereafter be assuming Contractor’s obligations under such Subcontract related to the Work, such Subcontractor shall continue to perform the portion of its responsibilities under such Subcontract related to the Work for the benefit of Owners and shall recognize Owners as being vested with all the rights and responsibilities of Contractor under such portion of such Subcontract related to the Work. Notwithstanding the foregoing, it is specifically understood and agreed (and each Subcontract shall clarify) that no Subcontractor shall have any right to look to Owners for the performance of any portion of Contractor’s obligations under any Subcontract related to the Work, and Owners are not a party to any Subcontract, unless and until Owners have assumed such performance obligations in writing.

2.17.10    Copies of Subcontracts. Contractor shall provide Owners with complete and accurate copies of all Subcontracts, including all amendments, modifications, supplements, and purchase orders thereunder, promptly after the same are in the possession of Contractor.

2.17.11        Transparency of Subcontract Matters. It is the understanding and intent of the Parties that Contractor shall keep Owners informed regarding all significant matters pertaining to its Subcontractors and all Contractor-Managed Subcontractors. Without limiting the generality of the foregoing, after the Effective Date, Contractor shall:

(i)    provide the Owners prior notice and reasonable opportunity to attend and participate in all negotiations with Subcontractors and Contractor-Managed Subcontractors, including those relating to amendments and change orders;

(ii)    provide Owners the opportunity to attend all regular and special meetings with Subcontractors and Contractor-Managed Subcontractors, with prior notification to Owners of the subject matter of such meetings (to the extent known);

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(iii)    provide Owners reasonable opportunity to review and provide comments on all Subcontracts, including amendments and change orders thereto, prior to execution of the same;

(iv)    keep Owners informed, and provide Owners the opportunity to participate in discussions with Subcontractors and Contractor-Managed Subcontractors regarding actual or potential disputes; and

(v)    promptly upon request by Owners, provide Owners information regarding actual and projected costs under the Subcontracts and Contractor-Managed Subcontracts, including for purposes of Owner’s budgeting and forecast of Reimbursable Costs and Combined Construction Costs under this Agreement.

2.18    Contractor’s Government Approvals. Contractor shall be responsible for obtaining, maintaining and paying for Contractor’s Government Approvals as necessary to support the performance of the Work in accordance with the Baseline Schedule. Owners shall provide Contractor reasonable cooperation and assistance in obtaining and maintaining Contractor’s Government Approvals.

2.19    ITAACs. Work Packages for Work which has been completed, as delivered by Contractor to Owners, shall include completed documentation of all tests, inspections and analyses associated with any ITAACs applicable to the Work Package. Without assuming any responsibility for correcting any omissions or deficiencies identified, Owners shall be responsible for review of Contractor’s Work Packages and for closure of ITAACs. The Parties shall coordinate with each other with respect to those ITAACs associated with the Work. For some or all ITAACs associated with the Work, Owners may specify the methodology to be used in the completion of the tests, inspections and analyses, and Owners shall ensure that such methodology is compliant with Law and adequate for the closure of the ITAAC. Contractor shall perform the Work required by the DOR in accordance with the methodology specified by Owners.

2.20    Support for Government Approvals and Requests. Contractor shall provide support to Owners in connection with Owners’ Government Approvals and any requests from Government Authorities, including to the extent appropriate making Personnel available to testify as factual witnesses at formal and informal government proceedings, and providing the documents and information requested by Owners in order to comply with requests of Government Authorities (including to address formal NRC licensing questions and requests of the Georgia PSC), including review and comment to sections prepared by others, and amendments thereto, all on a schedule that supports the Project Schedule in accordance with Owners’ reasonable request.

2.21    Control Program.

2.21.1    Contractor shall implement a process for identifying trends in the schedule and costs associated with the Work, in accordance with Exhibit L and Section 2.21.2 (“Contractor Trend Program”). The Contractor Trend Program shall interface with the Owners’ overall change control program for the construction of the Facility as described below. All trends identified by the Contractor Trend Program shall be jointly reviewed by the Parties on a weekly basis, and

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presented to the Owners’ change control board for the Facility on a monthly basis.

2.21.2    The Contractor Trend Program shall be implemented to incorporate the following:

(i)    Each Monthly Status Report submitted by Contractor shall include: (a) the amount of Contingency that has been used in the performance of the Work and for each trend resolved in accordance with Contractor’s Trend Program, both on a cumulative basis and for the previous month; and (b) a forecast of the amount of Contingency needed through Final Completion.

(ii)    Upon the expenditure of twenty five percent (25%), fifty percent (50%), seventy five percent (75%), and one hundred percent (100%) of Contingency, Contractor shall notify Owners, and within five (5) Business Days after such notice is provided, the Parties shall attend a meeting for the specific purpose of: (a) reviewing the details of the cumulative expenditure of Contingency; and (b) reviewing the current forecast of Contingency needed through Final Completion.

(iii)    Resource curves for labor headcount of Contractor and Richmond Personnel (which curves for field non-manual personnel are set forth in Exhibit M-1, and which curves for craft and indirect craft will be developed during the Baseline Schedule process set forth in Article 9) (which resource curves may be adjusted by mutual agreement of the Parties based on the results of the Subcontract Scope Alignment Process). In the event that the performance of the Work will result in a deviation from any of such resource curves by more than five percent (5%), Contractor shall notify Owners of such deviation. Furthermore, if such deviation will require use of Contingency funds, the deviation will not be permitted without Owners’ prior approval. In the event that Contractor proceeds with implementation of the deviation without Owners’ prior approval where required, the associated costs of the additional resources related to implementation of the deviation shall be Non-Reimbursable Costs.

(iv)    In the event that any trend indicates that the performance of the Work will result in Combined Construction Costs that exceed [***] of the Target Construction Cost, Contractor shall notify Owners of the trend and request Owner’s approval of the exceedance before proceeding with implementation of such trend.

(v)    The Contractor Trend Program shall incorporate the requirements in Section 3.3 with respect to Contractor-Managed Subcontracts.

2.22     No Waiver of Access Rights. No provision in this Agreement shall be construed as a waiver by Owners of any rights to Contractor’s technical, financial or other information that Owners would otherwise have pursuant to legal process in any judicial or administrative proceeding.

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ARTICLE 3
CONTRACTOR-MANAGED AND OWNER-MANAGED SUBCONTRACTS

3.1    Owner-Managed Subcontracts. “Owner-Managed Subcontracts” refers to subcontracts entered into by Owners (or assigned to and accepted by Owners) with subcontractor entities (“Owner-Managed Subcontractors”) to perform construction work and/or services at the Facility, where the responsibilities for administering and managing such subcontractors remain with the Owners. The Owner-Managed Subcontractors and Owner-Managed Subcontracts include those subcontractors and subcontracts designated in Exhibit E as Owner-Managed Subcontractors and Owner-Managed Subcontracts. As between the Parties, Owners are responsible for Owner-Managed Subcontractors’ compliance with the Safety Manual. Contractor shall cooperate with Owner-Managed Subcontractors to provide reasonable access to the Construction Site and the opportunity to conduct scheduled work in their respective work areas without interference, and Contractor acknowledges that Owner-Managed Subcontractors will in many cases be conducting such ongoing work in close proximity to Contractor’s Work. Owners and Contractor shall coordinate the needs of ongoing work of Owner-Managed Subcontractors with the Work of Contractor as may be required, consistent with their scheduled activities as contained in the Project Schedule.

3.2    Contractor-Managed Subcontract Scope.

3.2.1     The items of scope which are Contractor-Managed Subcontract Scope, and the corresponding Contractor-Managed Subcontracts (as of the Effective Date), are listed in Exhibit E. Unless otherwise agreed by the Parties, the Contractor-Managed Subcontract Scope will be: (i) implemented through Contractor-Managed Subcontracts; (ii) performed directly by Contractor; or (iii) performed via an additional Subcontract (including a Subcontract with Richmond), as determined in the Subcontract Scope Alignment Process in consultation with the Owners.

3.2.2    In the Subcontract Scope Alignment Process, Contractor, in consultation with Owners, will complete its due diligence (including commercial evaluation) related to the Contractor-Managed Subcontract Scope and the related existing subcontractors and subcontracts. The Subcontract Scope Alignment Process is further described in Exhibit E. During the Subcontract Scope Alignment Process, Contractor may, in consultation with Owners:

(i)    determine to continue an existing subcontract as a Contractor-Managed Subcontract;

(ii)    determine that an existing subcontract needs to be revised, replaced or renegotiated, which as so altered will become a Contractor-Managed Subcontract; and/or

(iii)    determine to execute certain Contractor-Managed Subcontract Scope as part of the Work, other than through a Contractor-Managed Subcontract, such as self-performance or performance through Richmond or another Subcontractor.

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3.2.3    The Subcontract Scope Alignment Process will be completed in stages on a progressive basis. Completion of each stage will be confirmed by agreement of the Parties in a Change Order, including the appropriate adjustments to the Target Construction Cost, to the Earned Fee, and if needed, to the Target Completion Dates, based upon the results of such stage. Specifically:

(i)    The Target Construction Cost shall be increased in accordance with the methodology set forth in Exhibit M, based upon the value of the Contractor-Managed Subcontract Scope that was evaluated in such stage;

(ii)    The Earned Fee shall be increased by the amount of [***] of the increase in Target Construction Cost determined in accordance with (i) above;

(iii)    If the Contractor-Managed Subcontract Scope evaluated in the Subcontract Scope Alignment Process reveals a material adverse impact on the critical path to achievement of the Baseline Schedule (a “Subcontract Scope Schedule Impact”), then the Baseline Schedule and/or the Target Completion Dates shall be adjusted in accordance with the process described in Section 9.3.

3.2.4    The Subcontract Scope Alignment Process, including all related adjustments to the Target Construction Cost and Earned Fee and identification of Subcontract Scope Schedule Impacts, is to be completed by February 28, 2018. In the event that any such adjustments and identification of Subcontract Scope Schedule Impacts (provided that adjustment to the Baseline Schedule as a result of such impacts shall be made under the process in Section 9.3) are not agreed upon by the Parties by such dates, then, with respect to any Contractor-Managed Subcontract Scope that is a source of disagreement between the Parties regarding an adjustment to the Earned Fee or Target Construction Cost or identification of Subcontract Scope Schedule Impacts, Owners may elect to remove such scope from Contractor-Managed Subcontract Scope by notice in writing to Contractor. If Owners so elect, then: (i) such removed scope shall not be within the Contractor-Managed Subcontract Scope under this Agreement; (ii) Owners shall be responsible for managing and administering such scope either directly or through an Owner-Managed Subcontract(s); (iii) neither the Target Construction Cost nor the Earned Fee shall be adjusted as a result of such removed scope; and (iv) the previously identified Subcontract Scope Schedule Impact with respect to such removed scope shall not be considered under Section 9.3. In the event that the Parties disagree with respect to any proposed adjustments to Target Construction Cost or Earned Fee or identification of a Subcontract Scope Schedule Impact as a result of Contractor-Managed Subcontract Scope that is not so removed by the Owners, then the disagreement may be referred by either Party to the dispute resolution provisions in Article 38 of this Agreement. Any such dispute shall be subject the expedited hearing procedure referenced in the DRB Procedures.

3.3    Contractor Authority and Responsibilities with respect to Contractor-Managed Subcontractors.

3.3.1    Commencing on the Effective Date, Contractor (but not its Subcontractors)

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shall administer and manage the Contracted-Managed Subcontracts in accordance with the terms and conditions of this Agreement; provided that any schedule or cost impacts identified during the Subcontract Scope Alignment Process will be addressed as part of the Subcontract Scope Alignment Process and in the adjustments to be made pursuant to Section 3.2.3 and Section 9.3. Contractor (but none of its Subcontractors) shall be granted full authority to exercise the rights of, and act as the authorized representative of, the Owners under Contractor-Managed Subcontracts, provided that Contractor shall obtain Owners’ written approval prior to taking the following actions under Contractor-Managed Subcontracts:

(i)    agreement to an amendment to a Contractor-Managed Subcontract (other than an administrative amendment that does not have any cost or schedule impacts, or violate any of the requirements in subparts (ii) through (vi) below);

(ii)    agreement to a change order under a Contractor-Managed Subcontract directing the performance of additional work having a value of over [***] of the baseline value (less applicable contingency) of such Contractor-Managed Subcontract included in the Target Construction Cost (as agreed pursuant to Section 3.2.3) or otherwise creating an obligation of Owners under such Contractor-Managed Subcontract in excess of such [***] threshold amount. Change orders may not be subdivided to avoid this requirement; amounts relating to a single change will be aggregated to determine applicability of this requirement.

(iii)    agree upon any modification to or waiver of any provisions of the Contractor-Managed Subcontract relating to warranty, indemnity, limitations of liability or costs to terminate a Contractor-Managed Subcontract;

(iv)    agreeing to waive any right that Owners may have under any Contractor-Managed Subcontract, or settling or compromising any dispute or liability under a Contractor-Managed Subcontract;

(v)    terminating or suspending any Contractor-Managed Subcontract, other than suspension in an emergency situation; or

(vi)    agreeing or committing to do any of the foregoing.

3.3.2    Contractor’s management and administration of the Contractor-Managed Subcontracts will be in compliance with Owners’ obligations thereunder, including by giving all notices required by each Contractor-Managed Subcontract in order for the Owners to be in compliance with such subcontracts and to protect and preserve the rights of Owners under such subcontract.

3.3.3    Contractor shall be responsible for advising and making a specific action recommendation in writing to Owners, at least 20 Days in advance of: (i) any date when action by Owners is required to be taken under Section 3.3.1 with respect to a Contractor-Managed Subcontract; and (ii) the date that payment is due to be made with respect to a Contractor-Managed Subcontract, including Contractor’s recommendation for any withholding of any

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payments to such subcontractor.

3.3.4    Contractor shall directly perform its obligation to manage Contractor-Managed Subcontracts pursuant to this Agreement. In no event shall Contractor perform such management obligations by or through any of its Subcontractors (including Richmond).

3.3.5    Owners shall retain responsibility for making all payments required under Contractor-Managed Subcontracts; provided, however, that Contractor shall use commercially reasonable efforts to obtain and provide to Owners, all Lien waivers and releases under Contractor-Managed Subcontracts with respect to all work and activities completed under such subcontracts, in a manner consistent with Section 8.11.1(i) and (ii).

ARTICLE 4
OWNERS’ RESPONSIBILITIES AND RIGHTS
4.1    Owners’ Responsibilities. Owners shall perform the responsibilities set forth in this Article and elsewhere in this Agreement at its own expense.

4.1.1    Appointment of Agents. Owners have appointed GPC as their agent in order to execute this Agreement on their behalf and for all purposes under this Agreement pursuant to the Ownership Agreement, with the power and authority to bind Owners to their obligations herein. Except as provided in Sections 8.1 and 19.2, all obligations required under this Agreement to be fulfilled by the Owners will be performed by or at the direction of GPC, as agent for the Owners. Upon notice to Contractor, the Owners may designate another agent to replace GPC to act as their agent under this Agreement. GPC, acting for itself and as agent for the other Owners, has appointed Southern Nuclear as agent for the implementation and administration of this Agreement (provided that upon notice to Contractor, GPC may designate another agent to replace Southern Nuclear as agent for the implementation and administration of this Agreement). Southern Nuclear is the exclusive licensed operator of VEGP Units 1 and 2 and will be the licensed operator (“Licensed Operator”) of the Facility having exclusive control over licensed activities at the Facility. GPC represents that: (i) to the extent provided in the Agency Agreements, Southern Nuclear is empowered to exercise Owners’ rights under this Agreement; (ii) communications, including notices, decisions and approvals, issued by Southern Nuclear in connection with this Agreement shall be treated as issued by the Owners; and (iii) communications, including notices, sent to Southern Nuclear under this Agreement shall treated as received by the Owners.

4.1.2    Owners’ Authorized Representative. By notice to Contractor on or before the Effective Date, Owners shall appoint one or more Persons who shall be entitled to act as an authorized representative of Owner (and shall have the right to appoint a successor or replacement of such authorized representative by notice to Contractor) with whom Contractor may consult at all reasonable times and whose written instructions, requests and decisions shall be binding upon Owners as to all matters pertaining to this Agreement (“Owners’ Authorized Representative”). Contractor shall have the right to rely upon a communication from Owners’ Authorized Representative as a communication on behalf of all of the Owners, and shall not rely upon or be obliged to comply with any instruction or direction issued by any other representatives of Owners.

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Owners’ Authorized Representative shall not have any authority to amend this Agreement except in compliance with the provisions of Article 40.4.

4.1.3    Access. Owners shall provide Contractor rights of access to the Construction Site and to other portions of the Site as Contractor may reasonably require for the Work. Owners shall cooperate with Contractor so as to minimize disruption by Owners of Contractor’s performance of the Work, and Contractor shall cooperate with Owners so as to avoid disruption by Contractor, Subcontractors, Contractor-Managed Subcontractors or the Personnel of any them of operation of the existing VEGP Units 1 and 2.

4.1.4    Job Site Rules. Subject to the requirements of the operating licenses for VEGP Units 1 and 2, to the extent applicable, Owners shall and shall require Owner-Managed Subcontractors, and their respective representatives and agents, to abide by the Safety Manual.

4.1.5    Owners’ Government Approvals. Owners shall be responsible for obtaining, maintaining and paying for Owners’ Government Approvals and for the communications with any Government Authorities regarding such Government Approvals. Owners shall provide as much advance notice as practical of the need for the testimony of Contractor’s Personnel at proceedings before Government Authorities.

4.1.6    Issued for Construction Documents. As between the Parties, Owners shall be responsible for providing Issued for Construction Documents to Contractor and (as applicable) Contractor-Managed Subcontractors, and for ensuring that such Issued for Construction Documents contain the necessary amount of information to allow Contractor to perform the Work with respect to such Issued for Construction Documents in accordance with this Agreement and to allow the Contractor-Managed Subcontractors to perform their work with respect to such Issued for Construction Documents in accordance with their subcontracts.

4.1.7    Design Authority. By a separate agreement, Owners have contracted with Westinghouse to act as the Design Authority for Units 3 and 4. Pursuant to that agreement, Westinghouse is authorized by Owners to perform the following Owners responsibilities: provide Issued for Construction Documents to Contractor and Contractor-Managed Subcontractors; approve, reject, or make changes, modifications, and revisions to Issued for Construction Documents; and provide interpretations of the design or Issued for Construction Documents. Owners will promptly provide notice to Contractor of the Westinghouse personnel authorized to provide Issued for Construction Documents and communicate design information and shall promptly notify Contractor of any changes in such authorized personnel.

4.1.8    Plant Equipment and Materials. Owners shall be responsible for providing Plant Equipment and Materials to Contractor and to Contractor-Managed Subcontractors and for the quality of such Plant Equipment and Materials, including conformance of such Plant Equipment and Materials with the Issued for Construction Documents.

4.1.9    Construction Equipment. Owners shall be responsible for providing the Construction Equipment located on the Construction Site as of the Effective Date to support the performance of the Work and Contractor-Managed Subcontractor work, and such Construction Equipment shall be provided and maintained by Owners in good working condition. As the Work progresses, the Parties will coordinate a transition such that Contractor, its Subcontractors and/or

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Contractor-Managed Subcontractors will provide Construction Equipment for the performance of the Work.

4.2    Owners’ Right to Inspect, Stop and Re-Perform Work.

4.2.1    Owners’ Right to Inspect. Each Owner shall have the right to have its inspectors, engineers or other designees and representatives of such Owner authorized to do so (the “Designated Persons”) or the Independent Engineer inspect the Work at any time and from time to time in order to assure that the Work complies with the requirements of this Agreement, including Contractor’s Quality Assurance Program, and to review the rate at which Work is being prosecuted.

(i)The Designated Persons shall be permitted to: (A) follow the progress of the Work and identify defective or nonconforming materials or equipment at source of supply, in process of manufacture, or at point of delivery and (B) monitor actions taken in accordance with Section 4.2.2. The Owners’ Authorized Representative shall have the right to stop Work in accordance with Section 4.2.3. Inspection by the Designated Persons shall not be deemed to (A) be supervision by Owners of Contractor and (B) shall not relieve Contractor of any responsibility for performing the Work in accordance with this Agreement. Designated Persons shall not have authority to give direction to Contractor or any Subcontractor or any Contractor-Managed Subcontractor or any of the Personnel of the foregoing. Any acceptance or approval by the Designated Persons shall in no event be deemed to constitute acceptance of same by Owners, but shall be only for the purpose of confirming that the Work appears to comply with this Agreement. Owners may report to Contractor any unsafe or improper conditions or practices observed for action by Contractor in correction or enforcement.

(ii)Without limiting Owners’ rights under Article 5, the Designated Persons and the Independent Engineer shall have access to the Work and to applicable parts of Contractor’s (or its Subcontractors’) work areas on the Construction Site at reasonable times and subject to the reasonable requirements of Contractor or its Subcontractors. Contractor shall not require the Designated Persons or the Independent Engineer to execute documents, releases or waivers purporting to release Contractor from liability for any bodily injury and Contractor shall obtain agreement from its Subcontractors that they will not require such releases from the Designated Persons or Independent Engineer when at the Subcontractors’ work areas. Contractor (or its Subcontractors) shall afford the Designated Persons and/or the Independent Engineer such reasonable and safe facilities at Contractor’s work areas (or those of its Subcontractors) as are appropriate to conveniently observe and inspect the Work in progress and have such other conveniences as would normally accompany such inspection.

4.2.2    Defective Work. If Owners’, the Designated Persons’ or the Independent Engineer’s inspection reveals any non-compliance or any other defects in any portion of Work, then Contractor shall, promptly upon its receipt of notice from Owners, evaluate such defect or non-compliance in accordance with the Project Corrective Action Program and shall promptly take such actions as are required to correct such defect or non-compliance, as well as its cause, in

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accordance with the Project Corrective Action Program. Contractor shall not receive any adjustment to the Target Completion Dates or Target Construction Cost or Baseline Schedule for such correction. Contractor shall comply with the requirements of 10 C.F.R. Part 21 and 10 C.F.R. § 50.55(e), as appropriate. A copy of Contractor and Subcontractor notifications relative to this Agreement to the Nuclear Regulatory Commission (NRC) pursuant to 10 C.F.R. Part 21 or § 50.55(e), if any, shall be transmitted to the Owners. Contractor will notify the Owners of any nonconformance reportable to the NRC as well as nonconformances judged not reportable to the NRC but which are considered significant enough to warrant Contractor management action.

4.2.3    Right to Stop Work. Without limiting the right of Owners to suspend performance of the Work under other provisions of this Agreement, if Contractor fails to perform the evaluation required under Section 4.2.2 or fails to promptly take corrective action for any defect or non-compliance in Work as required under Section 4.2.2 or if Contractor fails to identify the root cause of such defect or non-compliance (if root cause is applicable to such non-compliance) within a reasonable period of time consistent with the Project Corrective Action Program, then Owners, by a written order signed by Owners’ Authorized Representative, may order Contractor to stop performance of the portion of the Work affected thereby, until the cause of such order has been eliminated; provided, however, that this right of Owners to stop Contractor’s performance will not give rise to a duty on the part of Owners to exercise this right for the benefit of Contractor or any other person or entity. In addition, Owners, by written order signed by Owners’ Authorized Representative, may order Contractor to stop performance if the activities or past practices of Contractor or its Personnel or Invitees at the Site reasonably appear to Owners to cause or threaten to cause personal injuries or damage to property. In the event of a stop Work order issued by Owners in accordance with this Section 4.2.3, Contractor shall not be entitled to an adjustment to the Target Completion Dates or the Target Construction Cost or the Baseline Schedule. Owners’ right to stop Work under this Section 4.2.3 will be without prejudice to any other right or remedy Owners may have hereunder.

ARTICLE 5
QUALITY ASSURANCE
5.1    Quality Assurance Programs.

5.1.1     Contractor Quality Assurance Program. Contractor currently has a quality assurance program(s), which will be used in the performance of Work under this Agreement where (a) Contractor is performing the Work itself, (b) a Subcontractor of Contractor is performing Work and Subcontractor does not have an approved quality assurance program, and (c) the Work is performed pursuant to a Contractor-Managed Subcontract and the Contractor-Managed Subcontract includes provisions requiring compliance with Contractor’s Quality Assurance Program. Contractor’s quality assurance program has been accepted by the NRC (“Contractor’s Quality Assurance Program”). Contractor will maintain the Contractor’s Quality Assurance Program and any changes thereto shall meet the requirements of 10 C.F.R. Part 50, Appendix B and ASME NQA-1 - 1994. Any changes to Contractor’s Quality Assurance Program shall be submitted to and, if necessary, accepted by the NRC consistent with 10 C.F.R. § 50.54(a) and accepted by Owners.

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5.1.2    Control of Sub-tier Subcontracting. Contractor shall be responsible for assuring that all its sub-tier Subcontractors that are performing Work are working to Contractor’s Quality Assurance Program or to the sub-tier’s own quality assurance program that has been approved by Contractor. Contractor shall provide appropriate verification of quality for all sub-tier subcontractors. A sub-tier subcontractor quality assurance program and any changes thereto shall meet the requirements of 10 C.F.R. Part 50, Appendix B and ASME NQA-1 - 1994; provided however that compliance with ASME NQA-1 - 2008, including NQA-1a-2009 Addenda will be considered to be compliant with ASME NQA-1 - 1994.

5.1.3    SNC Quality Assurance Program. For certain Contractor-Managed Subcontracts, subcontractors may perform Work pursuant to the applicable SNC quality assurance program. SNC’s quality assurance program has been accepted by the NRC (“SNC Quality Assurance Program”). As delegated through the SNC Quality Assurance Program, Contractor may perform certain Work associated with Quality Assurance for those Contractor-Managed Subcontracts. After completion of the Subcontract Scope Alignment Process, Contractor and Owners will meet and determine which Contractor-Managed Subcontracts shall retain such requirements for compliance with the SNC Quality Assurance Program.

5.2    Transition to Contractor’s Quality Assurance Program.

5.2.1     Contractor and Contractor’s sub-tier Subcontractors that are working to Contractor’s Quality Assurance Program as identified in 5.1.2 will perform Work in accordance with the existing quality assurance programs of Westinghouse Electric Co. LLC and WECTEC Global Project Services Inc., as applicable, until Owners notify Contractor to transition to the Contractor’s Quality Assurance Program. The Parties acknowledge that an interface document describing the interface between SNC and Contractor Quality Assurance programs is a prerequisite for the transition to the Contractor’s Quality Assurance Program, and, to the extent such interface document is not in force as of the Effective Date, Contractor will provide any support requested by Owners to complete the interface document.

5.2.2    By virtue of a separate services agreement between Owners and Westinghouse Electric Co. LLC and WECTEC Global Project Services Inc., Westinghouse and WECTEC have provided Owners with the documentation regarding their existing ASME QA programs and ASME N-stamp certificates as referenced in NDAQAM, in accordance with ASME requirements. Westinghouse and WECTEC further agreed that they will maintain those programs and certificates. Pursuant to ASME requirements, certain Work performed by Contractor will be governed by such Westinghouse and/or WECTEC ASME QA programs unless and until Owners notify Contractor to transition to the Contractor’s ASME Quality Assurance Program.

5.3    Owners Access. Owners shall be given free access to Contractor's facilities and records for inspection and audit of the Contractor’s Quality Assurance Program. Provisions will also be made by Contractor, in all Subcontracts, for access by Owners or their representative(s) to Subcontractors’ and vendors’ facilities and records for similar inspection and audit.

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ARTICLE 6
SECONDMENT OF EMPLOYEES
The secondment of personnel from Bechtel Power Corporation to Owners and/or Southern Nuclear and from Owners and/or Southern Nuclear to Bechtel Power Corporation will be governed solely by the terms and conditions of the Amended and Restated Staff Augmentation Agreement.

ARTICLE 7
COMPENSATION
7.1    Reimbursable Costs.

7.1.1    Except for Non-Reimbursable Costs, costs and expenses incurred by Contractor in performing the Work (including, to the extent provided herein, services that are required in support of the Work) (“Reimbursable Costs”) will be payable to Contractor as follows:

(i)    Costs actually incurred by Contractor and Contractor’s Affiliates Richmond, BEO and CAS, for salaries, wages and standard payroll additives of their non-manual personnel engaged in the performance of the Work, for all the hours of such personnel spent in the performance of the Work in accordance with the Work Schedule as well as any overtime beyond the Work Schedule pursuant to (ii) below; provided that such salaries and wages shall be within the ranges for the applicable grades in accordance with Contractor’s then current employment salary and wage policies; provided further that Contractor will provide prior notice to Owners and obtain Owners’ prior approval (not to be unreasonably withheld) of any changes to such policies before including requests for compensation of costs based on such changed policies. The rates to be applied for such standard payroll additives as of the Effective Date are set forth in Exhibit N. The rates to be applied for such standard payroll additives will be verified annually by independent audit and subject to adjustment as of the first Day of each calendar year in accordance with any revised legal requirements, insurance rates or changes in Contractor corporate policies.

(ii)    Hours worked in excess of 40 hours per week shall be considered overtime hours and such overtime hours shall be compensated in accordance with Contractor’s and the applicable Affiliate’s overtime policy. For overtime beyond the Work Schedule, Contractor will provide written notification of anticipated additional overtime to Owners in advance, including reasonable details on whether and how any such additional overtime will impact schedule, as well as a proposed breakdown of such anticipated overtime costs; provided further, that Owners shall have the right to instruct Contractor not to incur such additional overtime costs and, in such event, if Owner’s denial of or delay in approving of such additional overtime labor impacts achievement of the Baseline Schedule, the Parties will work together in good faith to mitigate such schedule impacts.

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(iii)    A multiplier for indirect costs in the following percentages: (a) [***] of the non-manual personnel costs described in Section 7.1.1(i) above as they apply to such non-personnel personnel who are assigned to Contractor’s home office (e.g., non-manual personnel engaged in required support services); and (b) [***] of the non-manual personnel costs described in Section 7.1.1(i) above as they apply to such non-personnel who are assigned to the Construction Site, in each case of (a) and (b) excluding any premium portion of overtime costs; provided that the foregoing rates of this Section 7.1.1(iii) are intended to cover the indirect costs to Contractor associated with maintaining and establishing offices and field offices, respectively, and such costs shall not be charged as direct costs for the Work and shall not duplicate such direct costs.

(iv)    Actual costs of travel, relocation, and personnel assignment to the extent directly related to the performance of the Work, without markup, all of which shall be in accordance with Contractor’s then current policies; provided that Contractor will provide prior notice to Owners and obtain Owners’ prior approval (not to be unreasonably withheld) of any changes to such policies before including requests for compensation of costs based on such changed policies.

(v)    Actual costs of craft labor directly engaged in the performance of the Work, including wages, fringe benefits/taxes, per diems, incentives, pension costs and/or liabilities and other actual craft costs without markup; provided, however, that Contractor will review with Owners any proposals to pay per diems or other incentives to craft labor and will secure Owners’ approval for payment of any such amounts in advance of implementing such payments, except that Owners’ approval will not be required for the payment of per diems or other incentives to welders so long as the aggregate amount of such per diems or other incentives to welders under this Agreement does not exceed [***] ; provided that, for the avoidance of doubt, all per diems and other incentives for craft labor (except for per diems and other incentives payable to welders) have been excluded from the Target Construction Cost and will be excluded from the calculation of Combined Construction Costs.

(vi)    Actual costs relating to craft labor payroll processing and craft labor administration for craft labor directly engaged in the performance of Work.

(vii)    Actual costs of Contractor IT support and use of Contractor standard applications determined by utilizing unit rates set forth in Exhibit N.

(viii)     Actual costs of construction incurred in the performance of the Work such as costs of Construction Equipment, IT and communications hardware, and Construction Materials.

(ix)    Actual amounts paid under Subcontracts entered into by Contractor in order to perform the Work, without markup, subject to the Owner’s approval of the applicable Subcontractor as required pursuant to Section 2.17.4.

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(x)    Actual costs incurred by Contractor in providing support to the Owners related to DOE loan guarantees and providing support to the Owners in connection with dealing with Government Authorities, including as provided in Section 2.20.

(xi)    Actual costs of financial securities (including any sales tax bond required by the State of Georgia but excluding the Repayment Letter of Credit as described below), insurances (including DIC insurance relating to the OCIP and other insurances required in the performance of the Work).

(xii)    Actual costs of Taxes, licenses and permits directly incurred in the performance of the Work by Contractor or its Subcontractors except for (a) Taxes levied directly on or measured by Contractor’s, Subcontractors’ and their respective Personnel’s income, (b) licenses and permits (other than any sales tax bond required by the State of Georgia) required by Government Authorities in order for Contractor and its Subcontractors to carry on business in the jurisdiction where the Work is performed, and (c) all Taxes covered under any other provision of this Section 7.1.1 as Reimbursable Costs; provided that as between Contractor and Owners, Contractor will be responsible for the payment of all income taxes imposed on it, Contractor’s Subcontractors or Contractor Personnel.

(xiii)     Other actual costs incurred for the performance of the Work at the Construction Site, without markup.

(xiv)    Reimbursable Costs on behalf of Richmond or BEO shall not include any costs that would not be Reimbursable Costs if incurred by Contractor.

Reimbursable Costs previously paid by Owners shall be subject to retroactive adjustment based on the results of audits under Article 36, and any amounts owed by Contractor to Owners pursuant to such audits may be offset by Owners from any amounts otherwise payable to Contractor at any time.

With respect to Excluded Costs that are also Reimbursable Costs, Contractor shall implement a system to track and record such Excluded Costs distinct from other Reimbursable Costs.

7.1.2    Non-Reimbursable Costs means the following:

(i)    Salaries and other compensation of Contractor’s and Contractor’s Affiliates’ Personnel not assigned to the Construction Site, except to the extent such Personnel are engaged in performing services in support of the Work, or as expressly approved by Owners.

(ii)    Costs and expenses of Contractor’s home or branch offices or other offices not at the Construction Site, other than the amounts payable as Reimbursable Costs under Section 7.1.1(iii).

(iii)    Any portion of Contractor’s or any Person’s capital costs or expenses, including interest on capital employed for the Work, subject to Section 8.6 regarding payment of interest in case of late payment.

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(iv)    Overhead and general costs or expenses of any kind, except as payable as a Reimbursable Cost under Section 7.1.1.

(v)    Costs and fees of attorneys, accountants or other consultants, except as expressly authorized by Owners in writing.

(vi)    Costs and expenses associated with the Repayment Letter of Credit.

(vii)    Other costs or expenses identified as Non-Reimbursable Costs in this Agreement.

7.2    Base Fee and Earned Fee. In addition to Reimbursable Costs, Owners shall pay the Fee to Contractor as and to the extent provided herein. The Fee is comprised of the “Base Fee” and the “Earned Fee,” as follows:

(i)    The Base Fee shall be equal to One Hundred Twenty Million Dollars ($120,000,000) and shall be paid in installments as set forth in Section 8.4 and the other provisions of this Agreement pertaining to the payment of Base Fee, subject to Section 21.2.2.

(ii)    The Earned Fee shall be equal to the aggregate of (i) One Hundred Twenty Million Dollars ($120,000,000) and (ii) the adjustments in Earned Fee set forth in Change Orders pursuant to the Subcontract Scope Alignment Process in Section 3.2.3. The Earned Fee is comprised of: (a) the “Schedule Earned Fee” for each Unit; and (b) the “Cost Earned Fee.”

(iii)    The Schedule Earned Fee for each Unit is equal to twenty-five percent (25%) of the Earned Fee; provided, however, that the Schedule Earned Fee for each Unit shall be subject to increase or reduction as set forth in Section 7.3. Provisional payments of the Schedule Earned Fee shall be made as set forth in Section 8.5, subject to repayment as provided herein.

(iv)    The Cost Earned Fee is equal to fifty percent (50%) of the Earned Fee; provided, however, that the Cost Earned Fee shall be subject to increase or reduction as set forth in Section 7.4. Provisional payments of the Cost Earned Fee shall be made as set forth in Section 8.5, subject to repayment as provided herein.

7.3    Modification of Schedule Earned Fee. The Schedule Earned Fee for each Unit shall be subject to either a reduction or increase as follows:

7.3.1    In the event that Mechanical Completion of Unit 3 is not achieved by the date that is ninety (90) Days after the Target Completion Date for such Unit (such date being the “Unit 3 Trigger Date”), then the Schedule Earned Fee for such Unit shall be decreased as follows:

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(i)    For each of the first thirty (30) Days after the Unit 3 Trigger Date that Unit 3 has not achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be reduced by [***] per Day;

(ii)    After such thirty (30) Day period under Section 7.3.1(i), for each of the next thirty (30) Days that Unit 3 has not achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be reduced by [***] per Day; and

(iii)    After such thirty (30) Day period under Section 7.3.1(ii), for each additional Day that Unit 3 has not achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be reduced by [***] per Day until the Schedule Earned Fee for such Unit is reduced to Zero Dollars ($0.00).

7.3.2    In the event that Mechanical Completion of Unit 3 is achieved prior to the Target Completion Date for such Unit, then the Schedule Earned Fee for such Unit shall be increased as follows:

(i)    For each of the first (30) Days prior to the Target Completion Date for Unit 3 that Unit 3 has achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be increased by [***] per Day; and

(ii)    If Unit 3 has achieved Mechanical Completion more than thirty (30) Days prior to the Target Completion Date for Unit 3, for each additional Day prior to such Target Completion Date that such Unit has achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be increased by [***] per Day; provided, however, that the total increase of the Schedule Earned Fee for Unit 3 shall be subject to a cap in an amount equal to twenty five percent (25%) of the Earned Fee, as calculated prior to any adjustment under this Section 7.3.2.

7.3.3    In the event that Mechanical Completion of Unit 4 is not achieved by the date that is sixty (60) Days after the Target Completion Date for such Unit (such date being the “Unit 4 Trigger Date”), then the Schedule Earned Fee for such Unit shall be decreased as follows:

(i)    For each of the first thirty (30) Days after the Unit 4 Trigger Date that Unit 4 has not achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be reduced by [***] per Day;

(ii)    After such thirty (30) Day period under Section 7.3.3(i), for each of the next forty-five (45) Days that Unit 4 has not achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be reduced by [***] per Day; and

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(iii)    After such forty-five (45) Day period under Section 7.3.3(ii), for each additional Day that Unit 4 has not achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be reduced by [***] per Day until the Schedule Earned Fee for such Unit is reduced to Zero Dollars ($0.00).

7.3.4    In the event that Mechanical Completion of Unit 4 is achieved prior to the Target Completion Date for such Unit, then the Schedule Earned Fee for such Unit shall be increased as follows:

(i)    For each of the first thirty (30) Days prior to the Target Completion Date for Unit 4 that such Unit has achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be increased by [***] per Day;

(ii)    If Unit 4 has achieved Mechanical Completion more than thirty (30) Days prior to the Target Completion Date for Unit 4, for each of the next forty (45) Days prior to such Target Completion Date that Unit 4 has achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be increased by [***] per Day; and

(iii)    If Unit 4 has achieved Mechanical Completion more than seventy-five (75) Days prior to the Target Completion Date for Unit 4, for each additional Day prior to such Target Completion Date that such Unit has achieved Mechanical Completion, the Schedule Earned Fee for such Unit shall be increased by [***] per Day; provided, however, that the total increase of the Schedule Earned Fee for Unit 4 shall be subject to a cap in an amount equal to twenty five percent (25%) of the Earned Fee, as calculated prior to any adjustment under this Section 7.3.4.

7.4    Modification of Cost Earned Fee. The Cost Earned Fee shall be subject to either a reduction or increase as follows:

7.4.1    If the Combined Construction Costs are greater than the sum of: (i) the Target Construction Cost; plus (ii) [***] of the Target Construction Cost (“Deadband Amount”) (such sum of the Target Construction Cost and the Deadband Amount being the “Reduction Trigger Amount;” i.e., [***] of the Target Construction Cost), then and in such event the Cost Earned Fee shall be reduced as follows:

(i)    For the first [***] of Combined Construction Costs that exceed the Reduction Trigger Amount, the Cost Earned Fee shall be reduced by [***] of such excess/overrun;

(ii)    If the Combined Construction Costs exceed the Reduction Trigger Amount by more than [***] , the Cost Earned Fee shall be reduced by [***] of the

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excess/overrun for the next [***] of such excess/overrun; and

(iii)    If the Combined Construction Costs exceed the Reduction Trigger Amount by more than [***] , the Cost Earned Fee shall be reduced by [***] of the excess/overrun for any additional excess/overrun until the Cost Earned Fee is reduced to Zero Dollars ($0.00).

7.4.2    If the Combined Construction Costs are less than the Target Construction Cost reduced by the Deadband Amount (such amount being the “Increase Trigger Amount;” i.e., [***] of the Target Construction Cost), then and in such event the Cost Earned Fee shall be increased as follows:

(i)    For the first [***] by which the Combined Construction Costs are less than the Increase Trigger Amount, the Cost Earned Fee shall be increased by [***] of such underrun;

(ii)    If the Combined Construction Costs are less than the Increase Trigger Amount by more than [***] , then the Cost Earned Fee shall be increased by [***] of the underrun for the next [***] of such underrun; and

(iii)    If the Combined Construction Costs are less than the Increase Trigger Amount by more than [***] , then the Cost Earned Fee shall be increased by [***] of such additional underrun amount; provided, however, that the total of any such increase of the Cost Earned Fee shall be subject to a cap in an amount equal to fifty percent (50%) of the Earned Fee as calculated prior to any adjustment under this Section 7.4.2.

7.5    Adjustments of Reduction and Increase Amounts and Percentages. After the adjustments to the Earned Fee for all stages of the Subcontract Scope Alignment Process have been made pursuant to Section 3.2.3, a one-time adjustment will be made as necessary to the rates of reduction of Schedule Earned Fee stated in Section 7.3.1 and Section 7.3.3 and to the rates of reduction of Cost Earned Fee stated in Section 7.4 so as to preserve the following (provided that corresponding modifications to the rates of increase shall also be made):

(a)    for the Schedule Earned Fee for Unit 3, a three (3) month period beyond the Unit 3 Trigger Date over which the Schedule Earned Fee for Unit 3 is reduced to zero at rates that are proportionate to the rates set forth in Section 7.3.1;

(b)    for the Schedule Earned Fee for Unit 4, a four (4) month period beyond the Unit 4 Trigger Date over which the Schedule Earned Fee for Unit 4 is reduced to zero at rates that are proportionate to the rates set forth in Section 7.3.3; and

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(c)    reduction of the Cost Earned Fee to zero when the Combined Construction Costs exceed thirteen percent (13%) of the Target Construction Cost, and such reduction shall be made at rates that are proportionate to the rates set forth in Section 7.4.

7.6    Determination of Final Earned Fee.

7.6.1    The Parties shall cooperate in good faith to seek to agree upon the final amount of Schedule Earned Fee for each Unit within 30 Days of the Mechanical Completion Date of such Unit.

7.6.2    Within 30 Days of Final Completion, Contractor shall submit a proposed final statement of Combined Construction Costs to Owners. Owners shall promptly review such statement and may conduct an audit thereof in accordance with Section 36.4. The Parties agree to utilize their best efforts to agree upon the final amount of Cost Earned Fee within 60 Days following Contractor’s submission.

7.6.3    To the extent that the Parties disagree on the amount of the Scheduled Earned Fee and/or the Cost Earned Fee, Contractor shall be entitled to invoice Owners for and Owners shall pay within thirty (30) Days after such invoice any applicable Undisputed Amount pending resulting of the disagreement.

7.7    Sole Liability. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, CONTRACTOR’S SOLE LIABILITY FOR SCHEDULE DELAYS AND COST OVERRUNS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE THE REDUCTION OF EACH SCHEDULE EARNED FEE IN ACCORDANCE WITH SECTION 7.3 AND THE REDUCTION OF THE COST EARNED FEE IN ACCORDANCE WITH SECTION 7.4; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT: (I) ANY OF CONTRACTOR’S OBLIGATIONS UNDER THIS AGREEMENT THAT REQUIRE CONTRACTOR TO OBTAIN OWNERS’ APPROVAL FOR CERTAIN COSTS OR THAT REQUIRE CONTRACTOR TO PERFORM AN OBLIGATION IN A SPECIFIC TIME PERIOD; (II) CONTRACTOR’S OBLIGATIONS UNDER SECTION 2.21 AND SECTION 3.3.1; (III) THE PROVISIONS THAT PERTAIN TO REIMBURSABLE COSTS UNDER SECTION 7.1.1; AND (IV) OWNERS’ RIGHTS TO TERMINATE THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF OWNERS AS A RESULT OF SUCH TERMINATION AS PROVIDED IN ARTICLE 21.

ARTICLE 8
BILLING AND PAYMENTS
8.1    Respective Payment Responsibility. Owners shall be severally, not jointly, liable for the payments due hereunder; provided, however, that GPC shall act on behalf of all Owners for purposes of the receipt of invoices and aggregating the payments received from the Owners prior to making payment in accordance with the provisions of this Agreement. Each individual Owner is responsible for that percentage of the amounts payable to Contractor hereunder that is equivalent to such individual Owner’s respective Ownership Interest at the time such payment obligation accrues. In the event that an Owner does not pay in full the amount that is due from

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such Owner, and another Owner does not make such payment on behalf of such non-paying Owner, GPC shall notify Contractor no later than the due date for the payment of the identity of the Owner(s) that did not pay in full and the amount of such shortfall in payment from such Owner(s).

8.2    Monthly Payment for Estimated Reimbursable Costs.

8.2.1    Prior to the Effective Date, Contractor has provided Owners with a funding request for the estimated Reimbursable Costs for the balance of October 2017 and for the entire calendar month of November 2017 (the “Initial Funding Request”). Owners will make payment of the funds requested in the Initial Funding Request no later than two (2) Days after the Effective Date. Thereafter and beginning with the calendar month following the Effective Date, on or before the tenth (10th) Day of each calendar month, Contractor shall provide Owners with a monthly funding request in the format set forth in Exhibit O (“Monthly Funding Request”) that sets forth Contractor’s good faith estimate of Reimbursable Costs expected to be incurred during the immediately following calendar month (each such period being referred to as a “Monthly Funding Period”). Each Monthly Funding Request shall include a statement certifying that the request includes only Reimbursable Costs that are estimated to be incurred during the next Monthly Funding Period. An example of the process for Monthly Funding Requests, the payment thereof, and the reconciliation and invoicing under Section 8.3, is included in Exhibit O.

8.2.2    Subject to the right of Owners to dispute a Monthly Funding Request to the extent that the funds requested materially differ from the amounts previously indicated by Contractor pursuant to Section 8.2.3 below or do not comply with the terms and conditions of this Agreement, the amount of Reimbursable Costs set forth in each Monthly Funding Request shall be due from Owners within fifteen (15) Days following receipt of the request.

8.2.3    With each Monthly Funding Request issued pursuant to Section 8.2.1, Contractor shall also provide to Owners a good faith estimate of expected Reimbursable Costs for each of the three (3) Monthly Funding Periods following the Monthly Funding Period for which such Monthly Funding Request applies, in the same format as the Monthly Funding Request.

8.2.4    An expected funding profile for the funding of estimated Reimbursable Costs and Fee payments for each year, through the Target Completion Date for each Unit (as of the Effective Date) will be provided by Contractor within thirty (30) Days after the Effective Date. Such expected funding profile will be jointly reviewed by the Parties on an annual basis and adjustments to such funding profile shall be made accordingly based on progress made in performance of the Work and projected Reimbursable Costs and Fee payments.

8.2.5    Contractor will be responsible for making timely recommendations to Owner as to the amounts that should be paid to (or as appropriate withheld from) Contractor-Managed Subcontractors at least twenty (20) Days in advance of payment due dates under the relevant Contractor-Managed Subcontracts, so as to permit Owners to arrange timely payment. Owners will be responsible for making payment to Contractor-Managed Subcontractors by way of direct payment to such subcontractors.

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8.3    Monthly Invoices.

8.3.1    With each Monthly Funding Request under Section 8.2.1, commencing with the second Monthly Funding Request, Contractor shall submit the following to Owners:

(i)    a statement of Reimbursable Costs incurred for the preceding calendar month (or, in the case of the Initial Funding Request, for the period covered by the Initial Funding Request), including: (a) a reconciliation of such statement of Reimbursable Costs against the funds previously provided by the Owners for such period; and (b) identification of the amount to be paid by the Owners or credited to the Owners based on such reconciliation; and

(ii)    an invoice for the monthly installment of the Base Fee to be paid as set forth in Section 8.4 below;

(iii)    a separate invoice for:

    (a)    as applicable, the quarterly amount of each Schedule Earned Fee to be paid as set forth in Section 8.5 below; and

    (b)    as applicable, the quarterly amount of the Cost Earned Fee to be paid as set forth in Section 8.5 below.

8.3.2    Except for amounts that are disputed by Owners under Section 8.9, the amounts set forth in each invoice under this Section 8.3 shall be due from Owners within fifteen (15) Days following receipt of the invoice.

8.4    Payment of Base Fee. The Base Fee shall be paid to Contractor by Owners each month until the month following achievement of Final Completion in monthly installments. Each monthly installment of the Base Fee shall be equal to a portion of the Base Fee such that, after such installment is paid, Owners shall have paid to Contractor a total portion of Base Fee that is equal to the product of: (i) the Cumulative Final Completion Percentage as of end of the month prior to the invoice date; multiplied by (ii) the total Base Fee.

8.5    Provisional Payments of Schedule Earned Fee and Cost Earned Fee. Owners shall pay to Contractor the Schedule Earned Fee for each Unit and the Cost Earned Fee on a provisional basis, in quarterly installments as provided below. The fourth (4th) calendar quarter of 2017 shall be the first quarter for which such provisional installment shall be paid, which shall be invoiced by Contractor with the Monthly Funding Request issued in January of 2018. Each quarterly installment shall be invoiced by Contractor to Owners with the first Monthly Funding Request in each calendar quarter under Section 8.3.1. Each such quarterly installment shall be determined as follows:

(i)    Each quarterly installment of the Schedule Earned Fee for each Unit shall be equal to a portion of the Schedule Earned Fee for such Unit such that, after such installment is paid, Owners shall have paid to Contractor a total portion of Schedule Earned Fee for such Unit that is equal to the product of: (i) the Cumulative Mechanical Completion

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Percentage for such Unit as of the end of the previous calendar quarter; multiplied by (ii) the total amount of the Schedule Earned Fee for such Unit (excluding any adjustments to the Schedule Earned Fee under Section 7.3). If the Project Schedule shows that Mechanical Completion of a Unit will not be achieved by the Trigger Date for that Unit, then the amount of the quarterly payment of Schedule Earned Fee for that Unit will be reduced to an amount consistent with the reduced Schedule Earned Fee expected to be earned by Contractor, and future quarterly payments of Schedule Earned Fee for that Unit will similarly be reduced, provided that if a later forecast shows that Mechanical Completion of such Unit will be achieved by the Trigger Date then (i) Contractor will be paid an amount corresponding to the reduced portions of prior quarterly payments of Schedule Earned Fee for that Unit and (ii) future quarterly payments of Schedule Earned Fee for that Unit will be paid without such reduction, unless a future forecast shows that Mechanical Completion of a Unit will not be achieved by the Trigger Date for that Unit.

(ii)    Each quarterly installment of the Cost Earned Fee shall be equal to a portion of the Cost Earned Fee such that, after such installment is paid, Owners shall have paid to Contractor a total portion of Cost Earned Fee that is equal to the product of: (i) the Cumulative Final Completion Percentage as of the end of the previous calendar quarter; multiplied by (ii) the total amount of the Cost Earned Fee (excluding any adjustments to the Cost Earned Fee under Section 7.4). If the Project Cost Forecast shows that the Combined Construction Costs will exceed the Reduction Trigger Amount, then the amount of the quarterly payment of Cost Earned Fee will be reduced to an amount consistent with the reduced Cost Earned Fee expected to be earned by Contractor based on the Project Cost Forecast, and future quarterly payments of Cost Earned Fee will similarly be reduced, provided that if a later Project Cost Forecast shows that the Combined Construction Costs will not exceed the Reduction Trigger Amount then (i) Contractor will be paid an amount corresponding to the reduced portions of prior quarterly payments and (ii) future quarterly payments of Cost Earned Fee will be paid without reduction, unless a future forecast shows that the Combined Construction Costs will exceed the Reduction Trigger Amount.

8.6    Late Payment. If for any reason Owners fail to pay Contractor for any sums due and owing by the due date, Contractor will be entitled to interest thereon at the Interest Rate, calculated from the date payment was due. If Owners fail to make payment of an Undisputed Amount on the due date and thereafter such amount continues to be unpaid for fourteen (14) Days after Contractor provides notice to Owners, Contractor shall have the right to suspend performance of the Work until such time as such payment is made. For the avoidance of doubt, if any Owner fails to make payment of its portion of an Undisputed Amount within such fourteen (14) Day period, and another Owner does not make payment of such amount not paid within such fourteen (14) Day period, Contractor shall be entitled to exercise the foregoing rights even if the other Owner(s) make payment of the amounts for which they are responsible.

8.7    Reconciliation of Schedule Earned Fee and Cost Earned Fee.

8.7.1    After the amount of the Schedule Earned Fee for a Unit is finally determined per Section 7.6, to the extent that the aggregate of the installments of the Schedule Earned Fee for such Unit provisionally paid by the Owners under Section 8.5 is more than the amount of the Schedule Earned Fee for such Unit so determined to have been earned by Contractor pursuant to

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Section 7.3, then Contractor shall within 30 Days thereafter refund the difference to Owners, with interest at the Interest Rate. Owners may alternatively withhold such difference from any amount payable to Contractor.

8.7.2    After the amount of the Schedule Earned Fee for a Unit is finally determined per Section 7.6, to the extent that the aggregate of the installments of the Schedule Earned Fee for such Unit provisionally paid by the Owners under Section 8.5 is less than the amount of the Schedule Earned Fee for such Unit so determined to have been earned by Contractor pursuant to Section 7.3, then within thirty (30) Days thereafter, Owners shall make payment of the difference to Contractor (including any increased amount of Schedule Earned Fee to which Contractor is entitled under Section 7.3).

8.7.3    After the amount of the Cost Earned Fee is finally determined after Final Completion per Section 7.6, to the extent that the aggregate of the installments of the Cost Earned Fee provisionally paid by the Owners under Section 8.5 is more than the amount of the Cost Earned Fee so determined to have been earned by Contractor pursuant to Section 7.4, then Contractor shall within 30 Days thereafter refund the difference to Owners, with interest determined in accordance with Section 8.6. Owners may alternatively withhold such difference from any amount payable to Contractor.

8.7.4    After the amount of the Cost Earned Fee is finally determined after Final Completion per Section 7.6, to the extent that the aggregate of the installments of the Cost Earned Fee provisionally paid by the Owners under Section 8.5 is less than the amount of the Cost Earned Fee so determined to have been earned by Contractor pursuant to Section 7.4, then within thirty (30) Days thereafter, Owners shall make payment of the difference to Contractor (including any increased amount of Cost Earned Fee to which Contractor is entitled under Section 7.4).

8.7.5    In order to secure the potential repayment under this Section 8.7 of the Schedule Earned Fee for each Unit and/or the Cost Earned Fee, Contractor shall provide an Eligible Letter of Credit to Owners and maintain such Eligible Letter of Credit to secure such potential repayment (the “Repayment Letter of Credit”) until the amount of the Cost Earned Fee and the amount of the Schedule Earned Fee for each Unit are finally determined and such repayment (if required) is made. The Repayment Letter of Credit shall initially be in the amount of the aggregate of the Schedule Earned Fee payments and the Cost Earned Fee payments expected to be paid to Contractor in the first twelve (12) months after the Effective Date. The amount of the Repayment Letter of Credit shall thereafter be adjusted annually, such that the adjusted value reflects the aggregate of the amounts of the Earned Fee theretofore paid to Contractor and thereafter expected to be paid to Contractor in the following twelve (12) months.

8.7.6    Owners shall only be permitted to draw upon the Repayment Letter of Credit as follows:

(i)    Should Contractor fail to pay the refund amount(s) and applicable interest as determined in accordance with Section 8.7.1 and/or Section 8.7.3, Owners will be entitled to draw on the Repayment Letter of Credit for the amount of the repayment owed by Contractor pursuant to Section 8.7.1 and/or Section 8.7.3.

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(ii)     If at any time the Repayment Letter of Credit is within sixty (60) Days of expiry, expiration or termination (such sixtieth (60th) Day being the “Renewal Date”) and a Repayment Letter of Credit is still required to be maintained under Section 8.7.5, and a substitute or replacement Repayment Letter of Credit that satisfies the requirements of this Agreement as to form, issuer and amount has not been provided by the Day that is fourteen (14) Days after the Renewal Date, Owners shall be entitled to draw upon the full amount of the Repayment Letter of Credit.

8.7.7    Owners may draw upon the Repayment Letter of Credit as provided in Section 8.7.6 regardless of whether a Contractor Event of Default has been declared.

8.8    Final Payment.

8.8.1    Following the later of (i) the conclusion of Commissioning and Startup Support as confirmed by Owners in writing, and (ii) achievement of Final Completion, Contractor shall submit to Owners an invoice for the final payments due under this Agreement (the “Final Payment Invoice”), which shall set forth the remaining amounts due to it pursuant to this Agreement.

8.8.2    When submitting the Final Payment Invoice, Contractor shall: (i) submit a written discharge, in form and substance reasonably satisfactory to both Parties, confirming that the total of such invoice represents full and final settlement of the monies due to Contractor for the applicable Work under this Agreement, except with respect to amounts in dispute that are identified in such discharge, and (ii) include the lien waivers, releases and Contractor’s affidavit required by Section 8.11(ii) conditioned on Contractor receiving payment pursuant to such invoice.

8.8.3    Payment of the Undisputed Amount portions of the Final Payment Invoice shall be due from Owners within thirty (30) Days following receipt of the invoice. Contractor’s acceptance of payment of such invoice will constitute a waiver of all Claims by Contractor for payment for the applicable Work against Owners (both existing at time of acceptance and arising thereafter), except those previously made in writing and identified by Contactor as unsettled at the time of final payment.

8.9    Payment Disputes.

8.9.1    In the event that Owners dispute any Monthly Funding Request submitted by Contractor under this Agreement, or contend that such Monthly Funding Request is otherwise not in accordance with this Agreement, Owners shall provide notice to Contractor within ten (10) Days after submission to Owners that provides an explanation of the basis for such dispute or contention; provided, however, that the failure of Owners to provide such notice within such time period shall not waive Owners’ right to later dispute the amounts set forth in such Monthly Funding Request, and shall in no way limit Owners’ rights under this Agreement to later audit any Reimbursable Costs and require adjustments to such Reimbursable Costs or amounts paid based on the results and findings of such audit.

8.9.2    Owners may withhold payment of any disputed amount until the dispute is resolved by agreement of the Parties or pursuant to the dispute resolution provisions contained in

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Article 38 of this Agreement; provided, however, that payment shall not waive Owners’ right to dispute the payment of Reimbursable Costs or invoiced amounts for any reason in accordance with this Agreement. In the event that Owners dispute only a portion of any Monthly Funding Request or invoice submitted by Contractor under this Agreement, Owners shall make payment of the undisputed portion by the payment due date. Notwithstanding Owners’ dispute of a Monthly Funding Request or invoice (or any portion thereof) pursuant to this Section 8.9, Contractor shall continue the performance of the Work pursuant to this Agreement. Within ten (10) Business Days after: (i) an agreement of the Parties resolving a dispute is reached; or (ii) resolution of such dispute under Article 38, Contractor shall refund any amount by which it was overpaid (or Owners may elect to offset or recoup such amount against any amounts owed to Contractor) or Owners shall pay any additional amounts due Contractor, as applicable, to the extent provided for in such agreement or dispute resolution determination. All such payments, offset or recoupment shall include the payment of interest at the Interest Rate. For refunds owed by Contractor to Owners, interest shall accrue from the date Owners made the underlying payment to Contractor to the date Contractor refunds such amount to Owners (or such amount is offset or recouped by Owners). For all other amounts owed, interest shall accrue from the date the payment was originally due until the date the payment is made.

8.10    Supporting Documentation. Contractor shall submit statements and invoices under Section 8.3 in the format set forth in Exhibit P. With each such statement and invoice, Contractor shall provide to Owners copies of all Supporting Documentation, as defined herein, in Excel format and all source documentation in a PDF format, and such additional documentation and materials as Owners may reasonably require to substantiate such statement and invoice. “Supporting Documentation” means, with respect to any statement and invoice, all information in detail sufficient to substantiate and justify the amounts set forth in such statement and invoice, including:

(i)    employee time sheets, including employee name, employee ID number, employee title, actual salaries and wages as applicable, appropriate WBS cost code indicating work area and hours worked;

(ii)    detail for Contractor-supplied Construction Equipment charges, including equipment type, equipment ID number and applicable cost or rental rate; and

(iii)    vendor invoices for material purchases, including material description per item, quantities per item, freight, and sales taxes.

8.11    Conditions of Payments.

8.11.1    Required Submittals. Owners shall not be required to make any payment to Contractor pursuant to this Article 8 if Contractor has not provided the submittals described in this Section:

(i)Interim Lien Waivers and Releases. In order to be valid, each invoice submitted by Contractor must be accompanied by interim lien waivers and releases, in the form and substance as set forth in Exhibit Q, executed by Contractor and Subcontractors having subcontracts exceeding [***],

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with respect to the Work completed prior to the date of such invoice;

(ii)Final Lien Release; Contractor’s Affidavit. In order to be valid, Contractor’s invoice for any final payment from Owners under the Agreement must be accompanied by (A) lien releases and waivers executed by Contractor, and all Subcontractors having subcontracts exceeding [***] in the form and substance as set forth in Exhibit Q and (B) Contractor’s affidavit in the form and substance as set forth in Exhibit Q executed by Contractor.

8.11.2    Withholding to Protect Owners from Loss. Owners may, without prejudice to any other rights Owners may have, withhold all or any portion of any payment to such extent as may be necessary in Owners’ reasonable opinion to protect Owners from loss due to Liens filed by Contractor, any of its Subcontractors, or any of their Personnel against either the Facility, the Site, Construction Site or any other property of Owners other than Liens filed as a result of Owners’ breach of their obligations to make payments to Contractor hereunder. When Contractor has remedied the cause for withholding any payment and has furnished evidence of such remedy that is satisfactory to Owners, Owners will make the payment so withheld to Contractor within thirty (30) Days following Owners’ receipt of such evidence. If Contractor, after receipt of notice from Owners, fails or refuses to remedy the cause for withholding such payment within the time specified in the notice, then Owners may, without prejudice to any other rights Owners may have, remedy it and charge Contractor for the cost of such remedy including Owners’ expenses, such as attorneys’ fees and other legal fees and disbursements. Such action by Owners will not be or be considered to be a waiver of any default by Contractor under this Agreement.

8.11.3    Lien Bonds. Owners shall release any payments withheld due to any Lien if Contractor provides to Owners at Contractor’s sole expense (i) a lien bond which is (A) issued by a surety company reasonably acceptable to Owners, (B) in form and substance satisfactory to Owners, and (C) in an amount not less than [***] of such Lien Claim or (ii) cash or a letter of credit or other security in form and substance satisfactory to Owners in an amount not less than [***] of such Lien Claim. By posting a lien bond, however, Contractor shall not be relieved of any obligations (including its indemnity obligations) under this Agreement.

8.11.4    Set Off. Owners may set off any sums due and payable by Contractor to Owners under this Agreement against any payments due to Contractor under this Agreement.

8.11.5    Effect of Payment. Owner’s payment of an invoice, Monthly Funding Request or any portion thereof shall not constitute an acceptance of any of the Work furnished by Contractor, shall not constitute approval or acceptance of any item or cost in such invoice or Monthly Funding Request, nor shall it shall relieve Contractor of any of its obligations or liabilities under this Agreement. No such payment will constitute a waiver of any Claim which Owners may have against Contractor, including a Claim for defective or non-conforming Work (whether existing at the time of the payment or arising thereafter), regardless of whether the facts of such Claim were known to Owners at the time payment was made.

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ARTICLE 9
PROJECT SCHEDULE
9.1    Baseline Schedule. Notwithstanding the Unit 3 and Unit 4 Target Completion Dates, the Parties agree to utilize an “early target” as the Baseline Schedule, which as of the Effective Date is premised upon Mechanical Completion for each of Unit 3 and Unit 4 being achieved two (2) months earlier than the respective Target Completion Date for each of Unit 3 and Unit 4 (“Early Completion Targets”) (each such two month period is referred to herein as “Schedule Contingency”). For purposes of this Agreement, Schedule Contingency is considered to be for the exclusive use and benefit of Contractor.

9.2    Baseline Schedule Revision.

9.2.1    Contractor acknowledges and agrees that it has reviewed the Baseline Schedule as of the Effective Date, and:

(a)     represents and warrants that as of the Effective Date, such Baseline Schedule (including the schedule, sequence and duration of all testing, start-up and commissioning activities) supports the Contractor’s performance of Work on a schedule for each Unit to achieve Mechanical Completion by the Early Completion Targets, provided that all of the engineering deliverables and procurement activities (which excludes testing, start-up and commissioning activities) (“Owner E&P Activities”) are provided in a timeframe that supports such schedule.

(b)     acknowledges and agrees that certain Owner E&P Activities either have not been incorporated into the Baseline Schedule as of the Effective Date or, as currently scheduled, may not support the Contractor’s performance of Work on a schedule for each Unit to achieve Mechanical Completion by the Early Completion Targets.

Accordingly, during a period of no more than one hundred eighty (180) Days after the Effective Date, in consultation with Contractor, Owners agree to use commercially reasonable efforts to add and/or revise Owner E&P Activities within the Baseline Schedule in a manner that supports Contractor’s performance of the Work on a schedule for each Unit to achieve Mechanical Completion by the Early Completion Targets. Contractor shall cooperate in this process and reasonably accommodate related adjustments in Contractor activities in the Baseline Schedule to support achieving this objective. Owners shall notify Contractor when the above process under this Section 9.2.1 is completed and provide Contractor the proposed revised Baseline Schedule that includes the Owner E&P Activities as added and/or revised under this Section 9.2.1.

9.2.2    For purposes hereof, the “Baseline Schedule Revision Period” shall mean the period of time from the Effective Date until the later of: (i) the Day on which Contractor notifies Owners under Section 9.3.2 that the proposed revised Baseline Schedule provided by Owners under Section 9.2.1 is acceptable, or (ii) if Contractor notifies Owners under Section 9.3.2 that the proposed revised Baseline Schedule is not acceptable, the conclusion of the process set forth in Section 9.3 and establishment of a revised Baseline Schedule pursuant to such provisions.

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9.2.3    Without prejudice to Contractor’s right to claim an Adjustment Event under Section 9.5 following the Baseline Schedule Revision Period, Contractor agrees that during the Baseline Schedule Revision Period, it shall not assert that any Adjustment Event occurring during the Baseline Schedule Revision Period should adjust the Target Completion Dates, the Target Construction Cost or the Baseline Schedule; provided that during the Baseline Schedule Revision Period, Contractor shall provide notice to Owners of any circumstances or events that Contractor believes may constitute Adjustment Events to be considered under Section 10.4 or 11.4 (except that Contractor shall not be required to provide the information required under Section 10.4.3 or Section 11.4.3 until after the Baseline Schedule Revision Period).

9.3    Requirements and Process for Revised Baseline Schedule Adjustments.
9.3.1    Contractor shall be entitled to an equitable adjustment of the proposed revised Baseline Schedule to the extent that Contractor is able to demonstrate that the aggregate effect of the Owner E&P Activities within the revised Baseline Schedule provided by Owners under Section 9.2.1 and/or any Subcontract Scope Schedule Impacts under Section 3.2.3 and Section 3.2.4:

(a)     will have a material adverse impact on Contractor’s ability to perform the Work, or any Contractor-Managed Subcontractor’s ability to perform its work, on a schedule for a Unit to achieve Mechanical Completion by its Early Completion Target, and

(b)     results in a delay to the critical path for a Unit to achieve Mechanical Completion by its Early Completion Target (a “Revised Baseline Schedule Impact”).

For the avoidance of doubt, Contractor shall not be entitled to any such adjustment of the proposed revised Baseline Schedule, and no Revised Baseline Schedule Impact shall occur, to the extent that (i) Contractor’s representation set forth in Section 9.2.1(a) is found to be incorrect or (ii) Contractor requests changes in writing to the proposed revised Baseline Schedule during the process described in Section 9.2.1.

9.3.2    Within twenty-one (21) Days after Owners provide notice and the proposed revised Baseline Schedule under Section 9.2.1, Contractor shall provide written notice to Owners that either: (i) Contractor accepts such proposed revised Baseline Schedule, in which case such proposed revised Baseline Schedule shall become the Baseline Schedule under this Agreement, or (ii) Contractor does not accept such proposed revised Baseline Schedule, in which event the remainder of this Section 9.3 shall apply, and the revised Baseline Schedule that results from the application of Section 9.3.4 or Section 9.3.5 shall become the Baseline Schedule under this Agreement. If Contractor does not accept the proposed revised Baseline Schedule, then concurrently with such notice, Contractor shall provide Owners a detailed description of: (i) each asserted Revised Baseline Schedule Impact and the resulting asserted adjustment required to the proposed revised Baseline Schedule; (ii) the specific reasons why each asserted Revised Baseline Schedule Impact has or will impact Contractor’s ability to perform Work in accordance with a schedule to achieve Mechanical Completion of the Units by the Early Completion Targets, with

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particular focus on the specific activities on the critical path adversely affected; and (iii) other information reasonably requested by Owners.
9.3.3    As promptly as possible following notice (if any) under Section 9.3.2 that Contractor does not accept the proposed revised Baseline Schedule provided by Owners under Section 9.2.1, Contractor and Owners shall confer with respect to potential measures to mitigate or avoid adverse effects from the asserted Revised Baseline Schedule Impacts, including added cost and delay tradeoffs to minimize the effects on Contractor’s ongoing and planned activities. Contractor shall implement reasonable measures for mitigating the effects of any Revised Baseline Schedule Impacts, including (in consultation with Owners) mitigation measures that may involve significant added expenditures in order to avoid or minimize critical path delays. To the extent that Contractor demonstrates that such mitigation measures will result in a material increase to the Combined Construction Costs, Contractor shall be entitled to an equitable increase of the Target Construction Cost pursuant to Section 9.4.
9.3.4    Owners and Contractor agree to cooperate in good faith to resolve any disagreement regarding adjustments to the proposed revised Baseline Schedule as a result of asserted Revised Baseline Schedule Impacts as promptly as practicable, considering the complexity of the events involved. If there has been no resolution of such disagreement within thirty (30) Days after Contractor’s notice under Section 9.3.2, then either Party may at any point thereafter initiate the expedited hearing procedure under the DRB Procedures with respect to the disagreement. During the pendency of such disagreement until final resolution, Contractor shall not suspend or slow performance of any Work, or the work of any Contractor-Managed Subcontractor, on account of the disagreement unless directed to do so by Owners pursuant to Section 21.1.
9.3.5    With respect to any asserted Revised Baseline Schedule Impacts that are the subject of an agreed resolution, a DRB determination, or an arbitration award, such resolution, determination or award shall have effect as of the date agreed or rendered. All adjustments to the Baseline Schedule as a result of such resolution shall be set forth in a Change Order signed by the Parties, but noting, to the extent that adjustments are the result of DRB determination(s), that the adjustments remain subject to arbitration as provided in Article 38.
9.3.6    In the event that the Baseline Schedule is revised pursuant to this Section 9.3 as a result of an asserted Revised Baseline Schedule Impact, and as a result the schedule for Mechanical Completion of a Unit under such revised Baseline Schedule is delayed until after the Early Completion Target for such Unit, then the Target Completion Date for such Unit shall be extended for a period equal to such delay, provided that no extension shall be due to the extent that (i) the Project Schedule as of the date of Contractor’s notice under Section 9.3.2 projects Mechanical Completion of such Unit being delayed to a date after the Early Completion Target for such Unit and (ii) such delay is attributable to a delay in performance of the Work which is not attributable to an Adjustment Event.
9.4    Adjustment of Target Construction Cost. To the extent that Contractor demonstrates that: (i) the revised Baseline Schedule under this Agreement (as determined pursuant to the first sentence of Section 9.3.2) will result in a material increase to the Combined Construction Costs, (ii) Contractor’s accommodation of adjustments in Contractor activities pursuant to Section 9.2.1, or (iii) Contractor’s implementation of measures for mitigating the

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effects of any Applicable Baseline Schedule Impacts under Section 9.3.3 will result in a material increase to the Combined Construction Costs, then Contractor shall be entitled to an equitable increase of the Target Construction Cost. In such event, an Adjustment Event shall be deemed to have occurred and Contractor may proceed under Section 11.4.
9.5    Adjustment Events. Upon the conclusion of the Baseline Schedule Revision Period (including, if applicable, adjustments made per Section 9.3), to the extent that Contractor believes that any Adjustment Events occurred during the Baseline Schedule Revision Period (other than an Adjustment Event under Section 9.4, which shall be dealt with under Section 9.4), Contractor may proceed under Sections 10.3 and 10.4 and/or Sections 11.3 and 11.4, as applicable.

9.6    Project Schedule Management.

9.6.1    Following the Effective Date, the Project Schedule shall be updated at least monthly to reflect progress. The Level 3 versions of the Project Schedule shall be consistent with the Level 2 version at all times. Owners shall be responsible for management and maintenance of the Level 1 and Level 2 versions of the Project Schedule, including data inputs and schedule modifications, and at Owners’ election may utilize a separate contractor to provide such services.

9.6.2    Contractor shall be responsible for management and maintenance of the Level 3 version of the Project Schedule with respect to the Work, and any more detailed working-level schedules. Contractor may revise activities, activity durations and sequences in the Level 3 version as such activities pertain to the Work, as needed to reflect its current construction plans and expectations without the consent of Owners, so long as such revisions do not affect the Level 2 Project Schedule. Owners shall have responsibility for the management and maintenance of the Level 3 Project Schedule as it pertains to Owner E&P Activities, and Contractor shall not revise any activity, activity durations or sequences in the Level 3 schedule that are outside of its scope of Work.

9.7    Revisions to Baseline Schedule. The Baseline Schedule shall be modified in order to reflect:
(i)    adjustments to the Baseline Schedule as a result of Adjustment Events pursuant to Article 10, and
(ii)    adjustments to the Baseline Schedule made pursuant to Section 9.3.
No other revisions to the Baseline Schedule may be made except as mutually agreed by the Parties or made pursuant to Article 38.
Additionally, to the extent that an adjustment of the Baseline Schedule is made by agreement (and not due to the application of Section 9.7(i) or (ii) or as a result of Article 38), no adjustment to either Target Completion Date will be made except as mutually agreed by the Parties. An adjustment to the Baseline Schedule made in accordance with this Section shall not imply or require an adjustment to either Target Completion Date, except to the extent that the standard for adjustment of a Target Completion Date as set forth in Section 9.3 or 10.3 is met.
Baseline Schedule adjustments as determined by the DRB or modified in arbitration per

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Article 38, shall be promptly reflected in the Baseline Schedule following such agreement or determination.
9.8    Schedule Recovery Plans.

9.8.1    If, during the performance of the Work, Contractor is delayed such that Mechanical Completion of a Unit is projected to be achieved after the Target Completion Date for such Unit (as indicated in the current Project Schedule) Owners may require Contractor to prepare a proposed plan that feasibly explains how Contractor will improve schedule progress to achieve Mechanical Completion for such Unit by its Target Completion Date (each such plan a “Recovery Plan”), and Contractor will participate in such meetings as Owners may reasonably require in connection with the preparation and implementation of such Recovery Plan.

9.8.2    Contractor will submit its proposed Recovery Plan to Owners within a reasonable period of time (considering the complexity of the issues involved) after Owners provide notice to Contractor’s Authorized Representative, but not more than thirty (30) Days after notification by Owners of such request for a Recovery Plan; provided that in the event Contractor does not submit a Recovery Plan within thirty (30) Days of Owners’ request, Owners shall be entitled to withhold future provisional payments of the portion of the Schedule Earned Fee with respect to the Unit in question until a Recovery Plan is approved (approval not to be unreasonably withheld). Upon receipt of such proposed Recovery Plan, Owners will review and comment upon the same within ten (10) Days. Contractor will accept and incorporate Owners’ reasonable comments and resubmit, within ten (10) Days of receiving such comments, the proposed Recovery Plan to Owners. Contractor will implement the approved Recovery Plan, and will use commercially reasonable efforts to adhere to such Recovery Plan in order to achieve Mechanical Completion of such Unit by the Target Completion Date for such Unit. Owners’ approval of the Recovery Plan will not relieve Contractor of any of its obligations under this Agreement. Additional costs associated with implementing an approved Recovery Plan shall be Reimbursable Costs, and any schedule revisions set forth in an approved Recovery Plan shall be promptly incorporated into the Project Schedule.

9.8.3    Owners may request that Contractor accelerate any aspect of the Work. Contractor shall use commercially reasonable efforts to meet Owners’ request.

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ARTICLE 10
TARGET COMPLETION DATES AND GROUNDS FOR ADJUSTMENTS
10.1    Target Completion Dates. Subject to adjustment as provided in this Article, the Target Completion Date for Unit 3 shall be May 31, 2020, and the Target Completion Date for Unit 4 shall be May 31, 2021.
10.2    Adjustments to Target Completion Dates. The Target Completion Dates shall be subject to adjustment only as follows:
(i)    adjustments made in accordance with Section 9.3; and

(ii)    adjustments made for Adjustment Events in accordance with the procedure and applicable standards set forth in Section 10.4.

10.3    Adjustment Events. In the event of occurrence of an Adjustment Event, that Contractor demonstrates: (i) has a material adverse impact on Contractor’s ability to perform the Work or on a Contractor-Managed Subcontractor’s ability to perform its work in accordance with the Project Schedule in effect as of the Adjustment Event; and (ii) causes a delay to the critical path in the Project Schedule for achievement of either or both Unit Mechanical Completion Dates, Contractor shall be entitled to equitable adjustment of the Target Completion Dates and the Baseline Schedule to the extent of such critical path impact. Provided, however, to the extent a delay due to an Adjustment Event runs concurrently with a delay not due to an Adjustment Event, Contractor shall not be entitled to such an adjustment or time-related cost adjustment for the period of such concurrent delay. In addition, for the avoidance of doubt, in the event of a concurrent delay resulting from two or more Adjustment Events, Contractor is only entitled to such an adjustment to the extent of the impact to the critical path, without duplication.
10.4    Requirements and Process for Target Completion Date Adjustments.
10.4.1    Notice. Contractor shall provide written notice to Owners of the occurrence of an event that Contractor considers an Adjustment Event as promptly following such event as practicable, but in any case within twenty-one (21) Days of when Contractor became aware of such event and that it was likely to have a material impact.
10.4.2    Consultation and Mitigation. As promptly as possible following any such notice, Contractor and Owners shall confer with respect to potential measures to mitigate or avoid adverse effects from the asserted Adjustment Event, including added cost and delay tradeoffs to minimize the effects on Contractor’s ongoing and planned activities. Contractor is responsible for implementing all reasonable measures for mitigating the effects of any Adjustment Event, including (in consultation with Owners) mitigation measures that may involve significant added expenditures in order to avoid or minimize critical path delays.
10.4.3    Request Submission. As promptly as practicable following such notice, but in any case within thirty (30) days after such notice unless otherwise agreed by Owners, Contractor shall provide Owners its request for adjustment with respect to any asserted Adjustment Event, to include: (i) a detailed description of the asserted Adjustment Event, (ii) the specific reasons why

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the asserted Adjustment Event has or will impact Contractor’s performance, with particular focus on the specific activities on the critical path adversely affected; (iii) a schedule analysis based on the Project Schedule identifying the specific critical path activity impact(s) asserted and their extent; (iv) the asserted adjustment required to the Baseline Schedule and the Target Completion Date(s); (v) an explanation of Contractor’s mitigation efforts and strategy to minimize the impact of the asserted Adjustment Event; and (vi) relevant documentation supporting Contractor’s factual assertions.
10.4.4    Review by Owners. Owners shall promptly review Contractor’s submission in accordance with Section 10.4.3, and may request additional information or conduct its own independent review or analysis of the asserted Adjustment Event and its impact. Any adjustment to which the Contractor may be entitled for an Adjustment Event shall not include a time extension to the extent Contractor failed to implement reasonable mitigation measures to mitigate the effects of the Adjustment Event.
10.4.5    Prompt Resolution. Owners and Contractor agree to cooperate in good faith to reach agreed resolution of any adjustment(s) for asserted Adjustment Events as promptly as practicable, considering the complexity of the events involved. If there has been no resolution of such adjustments 60 days after submission of the information required by Section 10.4.3, Contractor may at any point thereafter initiate the expedited hearing procedure under the DRB Procedure with respect to the asserted adjustment. During the pendency of any asserted adjustment until final resolution, Contractor shall not suspend or slow performance of any Work on account of the dispute related to the asserted Adjustment Event unless directed to do so by Owners pursuant to Section 21.1.
10.4.6    Effective Date of Adjustments. With respect to any asserted Adjustment Event that is the subject of an agreed resolution, a DRB determination (pursuant to either the expedited or regular hearing procedures under the DRB Procedure), or an arbitration award, which affects the Target Completion Date(s), or the Baseline Schedule, such resolution, determination or award shall have effect as of the date agreed or rendered. All adjustments shall be set forth in a Change Order signed by the Parties, but noting, to the extent that adjustments are the result of DRB determination(s), that the adjustments remain subject to arbitration as provided in Article 38.
ARTICLE 11
TARGET CONSTRUCTION COST AND ADJUSTMENTS
11.1    Target Construction Cost. Exhibit M sets forth: (i) the amounts that comprise each category of Target Construction Cost; and (ii) Excluded Costs.
11.2    Adjustments to Target Construction Cost. The Target Construction Cost shall be subject to adjustment only as follows:
(i)adjustments made in accordance with the Subcontract Scope Alignment Process set forth in Section 3.2.3;

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(ii)adjustments made for Adjustment Events in accordance with the procedure and applicable standards set forth in Section 11.4 (including as a result of the application of Section 9.4); and

(iii)    the Target Construction Cost shall be decreased or increased (as applicable) to reflect the addition or reduction of personnel after the Effective Date that are seconded to Contractor under the Amended and Restated Staff Augmentation Agreement, in an amount determined consistent with the basis used to determine the costs included in the initial Target Construction Cost set forth in Exhibit M. In the case of Fluor personnel who are seconded to Southern Nuclear under a separate agreement and in turn seconded to Contractor pursuant to the Amended and Restated Staff Augmentation Agreement, the Target Construction Cost will only be adjusted to account for Fluor personnel who are seconded to Contractor beyond November 7, 2017.
11.3    Adjustment Events. In the event of occurrence of an Adjustment Event that Contractor demonstrates will result in a material increase to the Combined Construction Costs, Contractor shall be entitled to an equitable increase of the Target Construction Cost to that extent. In the event of occurrence of an Adjustment Event that Owners demonstrate will result in a material decrease in the Combined Construction Costs, Owners shall be entitled to an equitable decrease of the Target Construction Cost to that extent; provided that Adjustment Events that may result in a decrease in the Combined Construction Costs are limited to those set forth in subparts (i), (ix) and (x) of the definition of Adjustment Event in Article 1. For the purposes of this Agreement, Contingency is considered to be for the exclusive use and benefit of Contractor.
11.4    Requirements and Process for Target Construction Cost Adjustments.
11.4.1    Notice. Contractor shall provide written notice to Owners of the occurrence of an event that Contractor considers an Adjustment Event as promptly following such event as practicable, but in any case within twenty-one (21) Days of when Contractor became aware of such event and that it was likely to have a material impact. Owners shall provide written notice to Contractor of the occurrence of an event that Owners consider an Adjustment Event as promptly following such event as practicable, but in any case within twenty-one (21) Days of when Owner became aware of such event and that it was likely to have a material impact.
11.4.2    Consultation and Mitigation. As promptly as possible following any such notice, Contractor and Owners shall confer with respect to potential measures to mitigate or avoid adverse effects from the asserted Adjustment Event, including added cost and delay tradeoffs to minimize the effects on Contractor’s ongoing and planned activities. Contractor is responsible for implementing all reasonable measures for mitigating the adverse effects of any Adjustment Event.
11.4.3    Request Submission. As promptly as practicable following such notice, but in any case within thirty (30) days after such notice unless otherwise agreed by the other Party, Contractor shall provide Owners, or Owners shall provide Contractor, its request for adjustment with respect to any asserted Adjustment Event, to include: (i) a detailed description of the asserted Adjustment Event, (ii) the specific reasons why the asserted Adjustment Event has or will impact Contractor’s performance, with particular focus on the cost elements affected; (iii) the projected impact on Combined Construction Costs associated with the Adjustment Event, with specific cost breakdown; (iv) the proposed adjustment in the Target Construction Cost, after incorporating any

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related savings; (v) an explanation of Contractor’s mitigation efforts and strategy to minimize the impact of the asserted Adjustment Event; and (vi) relevant documentation supporting Contractor’s or Owners’ factual assertions. The other Party shall promptly review such submission made in accordance with Section 11.4.3, and may request additional information or conduct its own independent review or analysis of the asserted Adjustment Event and its impact. Any adjustment to which the Contractor may be entitled for an Adjustment Event shall not include additional costs to the extent Contractor failed to implement reasonable mitigation measures to mitigate the adverse effects of the Adjustment Event.
11.4.4    Prompt Resolution. Owners and Contractor agree to cooperate in good faith to reach agreed resolution of any adjustment(s) for asserted Adjustment Events as promptly as practicable, considering the complexity of the events involved. If there has been no resolution of such adjustments 60 days after submission of the information required by Section 10.4.3, the Party claiming an adjustment may at any point thereafter initiate the expedited hearing procedure under the DRB Procedure with respect to the asserted adjustment. During the pendency of any asserted adjustment until final resolution, Contractor shall not suspend or slow performance of any Work on account of the dispute related to the asserted Adjustment Event unless directed to do so by Owners pursuant to Section 21.1.
11.4.5    Effective Date of Adjustments. With respect to any asserted Adjustment Event that is the subject of an agreed resolution, a DRB determination (pursuant to either the expedited or regular hearing process), or an arbitration award, which affects the Target Construction Cost such resolution, determination or award shall have effect as of the date agreed or rendered. All adjustments shall be set forth in a Change Order signed by the Parties, but noting, to the extent that adjustments are the result of DRB determination(s), that the adjustments remain subject to arbitration as provided in Article 38.
ARTICLE 12
OWNER DIRECTED CHANGES
12.1    Right to Direct Changes. Subject to the limitation in Section 12.2, Owners may at any time direct an addition to or deletion from or other change in the general scope of Work to be performed by Contractor hereunder (an “Owner Directed Change”), provided that any change to the DOR is subject to the written agreement of both Parties. Additional costs associated with the Work as changed shall be Reimbursable Costs to the extent consistent with Section 7.1.1. Contractor shall proceed with the Work as changed without interruption or slowdown, except that where Contractor notifies Owners within five (5) Business Days of its receipt of the change direction that such change would adversely impact safety or materially impair Contractor’s compliance with applicable Laws, Contractor shall not be obliged to proceed with the change. In no event shall Contractor be obligated to proceed with any change that requires Contractor to violate an obligation imposed by Law, provided that any disputes regarding the applicability and requirements of Law in such situations shall be resolved by the expedited hearing procedure in the DRB Procedures.
12.1.1    NRC Change in Law. If either Party becomes aware of an NRC Change in Law impacting the Work performed under this Agreement, it will give notice to the other Party within thirty (30) Days of becoming aware. Owners may decide to take any of the following actions

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in order to address such NRC Change in Law: (a) Owners may issue an Owner Directed Change directing changes to the impacted Work, (b) Owners may issue a request for proposal to Contractor with respect to the impacted Work pursuant to Section 12.5 which Owners may accept at their sole discretion, or (c) Owners may notify Contractor that the work required by the NRC Change in Law will not be included in the scope of the Work; provided that a notification under (c) will be treated as an Owner Directed Change if it results in an addition to or deletion from or other change in the general scope of Work to be performed by Contractor per Section 12.1.
12.1.2    Compliance with Law. In the event that there is a disagreement between Owners and Contractor regarding whether Work that has been, is in the process of being, or will be performed is compliant with applicable Law (“Applicable Law Compliant”), Owners may issue a notice to Contractor under this Section (a “Section 12.1.2 Notice”) to communicate a determination that, in Owners’ opinion, the Work is not or will not be Applicable Law Compliant and to notify Contractor to proceed with such Work (or re-Work) in accordance with Owners’ determination so as to ensure, in Owners’ opinion, that such Work will be Applicable Law Compliant. Contractor shall continue with such Work (or re-Work) in accordance with the Section 12.1.2 Notice, but without prejudice to any contention by Contractor that the Section 12.1.2 Notice constitutes an Owner-Directed Change. In no event shall Contractor be entitled to discontinue, suspend or interrupt Work due to a Section 12.1.2 Notice. Contractor shall be entitled to make a claim pursuant to Article 38 that its Work absent Owners’ determination was or would have been Applicable Law Compliant and, if it is determined in accordance with Article 38 or otherwise agreed that the Work in question was or would have been Applicable Law Compliant, Owners’ Section 12.1.2 Notice pursuant to this Section 12.1.2 shall be treated as an Owner-Directed Change. To the extent that the issue as to whether or not Contractor’s Work was or would have been Applicable Law Compliant is incapable of determination under Article 38, Owners’ Section 12.1.2 Notice shall not be treated as an Owner-Directed Change.

12.2    Limitation Respecting Core Scope. An Owner Directed Change that deletes an item of Work that is within the Core Scope may be made only in circumstances where: (a) Contractor has materially failed to perform such item of Work in accordance with the requirements of this Agreement, and has failed to correct such failure within the timeframe provided in Section 21.2.1(i) following notice of such failure; or (b) there is no longer a need for such item of Work (e.g., in the case of a decision by the Owners to discontinue the completion of a Unit). The limitation of this Section does not affect Owner Directed Changes that delete Non-Core Scope, which are not limited.
12.3    Adjustment to Target Construction Cost and/or Target Completion Date(s). Should Contractor or Owners consider that any Owner Directed Change will require an adjustment to the Target Construction Costs and/or the Target Completion Date(s), such Party shall give the other Party written notice to that effect as provided in Section 10.4.1 or Section 11.4.1, and shall proceed in accordance with Sections 10.4 and 11.4, as applicable, to determine such adjustment.

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12.4    Fee Adjustment.
12.4.1    In the event of an Owner Directed Change that either reduces or increases the Work, no adjustment will be made to the Fee except as follows:
(a)     where the value of the increase in Work (calculated on the basis of the value of such increased scope including escalation and contingency) exceeds a threshold of [***] , the Fee will be increased in an amount equal to [***] of such scope increase value. Changes will be evaluated against this threshold individually, and unrelated changes will not be considered as a group in order to affect meeting this threshold; and
(b)     where the value of the reduction in Work (calculated on the basis of the value of such reduced scope remaining to be performed, using the estimate which formed the basis for the Target Construction Cost as of the Effective Date) exceeds a threshold of [***] , the Fee will be reduced in an amount equal to [***] of such scope reduction value. Changes will be evaluated against this threshold individually, and unrelated changes will not be considered as a group in order to affect meeting this threshold.
12.4.2    Where an adjustment to the Fee is made pursuant to Section 12.4.1, such adjustment value shall be allocated to the Base Fee and Earned Fee in the same proportion as the split between Base Fee and Earned Fee determined after the adjustments to the Earned Fee for all stages of the Subcontract Scope Alignment Process have been made pursuant to Section 3.2.3.
12.5    Proposed Changes. At any time, Owner may request that Contractor provide a proposal, to include a detailed breakdown of estimated added cost or savings and any impact on the Baseline Schedule, Target Completion Date(s) or Target Construction Costs, with respect to a contemplated Owner Directed Change. Such proposals shall be provided within 14 days following Owners request or such other period as the Parties may agree. Such a proposal request does not constitute an Owner Directed Change and does not authorize Contractor to commence performance of the contemplated change, until such time as separately directed by the Owners in writing in accordance with Section 12.1. Owners shall pay to Contractor the Reimbursable Costs associated with compliance with this Section 12.5.
12.6    Change Orders Final. Each Owner Directed Change shall be set forth in a Change Order signed by the Parties that memorializes the nature of the change and any adjustments to the Target Completion Date(s) and/or Target Construction Cost agreed, or that confirm no such adjustments are required. Executed Change Orders are the final agreement of the Parties on the subject and may not be reopened for any reason, unless the Change Order states that it is based on a determination of the DRB that is subject to later arbitration per Article 38.
12.7     NRC Submittals Requested by Contractor.  In the event that Contractor’s failure to comply with the Performance Standards or any other provision of this Agreement causes the Work or planned Work to be noncompliant, or where Contractor desires to modify the Work for its own convenience, Owners and Contractor may agree that Owners should process an NRC submittal to address the noncompliance or allow for Contractor’s desired modification.  In the event that Owners and Contractor agree that Owners will process such a submittal, Owners shall be entitled

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to a set-off against amounts due pursuant to this Agreement for Owners’ costs associated with such submittal.  Owners shall have no liability for, and there shall be no Owner-directed Change, Change in Law, or NRC Change in Law, to the extent arising from delay in or an unfavorable result from any such submittal agreed upon by the Parties.  Nothing in this Section 12.7 shall obligate Owners to process an NRC submittal.

ARTICLE 13
FORCE MAJEURE EVENTS
13.1    Force Majeure Event. As used in this Agreement, a “Force Majeure Event” means any event or circumstance to the extent that it: (a) prevents or materially delays the affected Party (the “Affected Party”) in performing its obligations under this Agreement; and (b) is beyond the reasonable control of and not the result of the fault or negligence of the Affected Party or such Affected Party’s Personnel; and (c) could not have been prevented by the Affected Party’s or its Personnel’s exercise of reasonable diligence. To the extent that the preceding conditions are satisfied, Force Majeure Events include the following events or circumstances:

(i)war, civil insurrection, riots, sabotage or acts of terrorism;

(ii)acts of God, including flash floods, hurricanes, tornadoes, typhoons, lightning strikes, earthquakes and the like;

(iii)epidemics, quarantines, embargoes or blockades;

(iv)delay by a Government Authority that amounts to a refusal to act or delay that is substantially more significant than the period that would be reasonably expected for the applicable Governmental Authority action, except to the extent attributable to any act or omission of Contractor, Subcontractor or any Contractor-Managed Subcontractor; and

(v)delay experienced by a Subcontractor or Contractor-Managed Subcontractor to the extent such delay is caused by an event that would constitute a Force Majeure Event if such event were experienced directly by Contractor.

Notwithstanding anything in this Section 13.1 to the contrary, in no instance will the following constitute a Force Majeure Event: (a) equipment failure, except when such failure is caused by a separate Force Majeure Event; (b) an act or omission of a Subcontractor or Contractor-Managed Subcontractor, except to the extent such act or omission is caused by an event that would constitute an Force Majeure Event if such event were experienced directly by Contractor; (c) changes in market conditions, including price fluctuations with respect to materials, labor, supplies or components of equipment; (d) economic hardship; (e) labor strikes or other labor actions that are directed at Contractor, a Subcontractor or Contractor-Managed Subcontractor; (f) normal climatic conditions (based upon a fifteen (15) year average) at the Construction Site; (g) changes in Laws; (h) delay by a Government Authority that does not amount to a refusal to act or is not substantially more significant than the period that would be reasonably expected for the applicable Governmental Authority action.

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13.2    Burden of Proof. The burden of proof as to whether an Force Majeure Event has occurred shall be upon the Party claiming an Force Majeure Event.

13.3    Excused Performance. To the extent that the Affected Party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure Event:

(i)the Affected Party’s performance of such obligations (except for its payment obligations) shall be excused;

(ii)the Affected Party shall give written notice to the other Party describing the particulars of the occurrence as soon as reasonably practicable under the circumstances after the Affected Party becomes aware of the Force Majeure Event;

(iii)the suspension of performance resulting from such Force Majeure Event shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

(iv)no obligations of either Party which arose before the occurrence causing the suspension of performance are excused as a result of the occurrence, except to the extent the occurrence prevents their completion;

(v)the Affected Party must continue to perform its obligations under this Agreement to the extent commercially reasonable, and the Affected Party must use commercially reasonable efforts to overcome, cure, remove, otherwise correct, minimize and contain costs and expenses and mitigate and remedy the damages, delays and effects of the Force Majeure Event and its inability to perform its obligations under this Agreement as a result thereof; and

(vi)when the Affected Party is able to resume performance of its obligations hereunder, that Party shall give the other Party written notice to that effect and shall promptly resume such performance.

13.4    Payment. Contractor will continue to receive payment of Reimbursable Costs incurred, notwithstanding the occurrence of a Force Majeure Event.

ARTICLE 14
MECHANICAL COMPLETION AND FINAL COMPLETION
14.1    Mechanical Completion. For all Work performed or provided by Contractor, Contractor will notify Owners’ Authorized Representative in writing when it believes Mechanical Completion of a Unit has been achieved. Within thirty (30) Days after such notification, Owners will inspect the Work and either (i) confirm that Mechanical Completion has been achieved or (ii) set forth to Contractor the reasons that preclude acknowledgement of Mechanical Completion (which may take the form of a list of items of Work that Owners believe remain to be completed in order for Mechanical Completion to be achieved). This process will be repeated as may be required until Owners confirm that Mechanical Completion has been achieved.

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14.2    Unit Mechanical Completion Requirements. The requirements for achieving Mechanical Completion for each Unit are set forth in Exhibit G. For purposes of determining both Mechanical Completion and Punch List items, Shared Facilities shall be considered part of Unit 3.
14.3    Punch List. Prior to Mechanical Completion of a Unit, Contractor shall submit to Owners for their review and approval a comprehensive list of remaining Work, limited to items of a minor nature, that Contractor proposes will not prevent the Unit from achieving Mechanical Completion (the “Punch List”). Owners will review the Punch List and provide Contractor with comments and additions thereto within thirty (30) Days from the date of submission of the Punch List to Owners, provided that Punch List items may continue to be added through the date of confirmation of Mechanical Completion per Section 14.2, and after Mechanical Completion for both Units with respect to Work Packages not required for Mechanical Completion and not complete as of Mechanical Completion.

14.4    Final Completion. Contractor shall diligently complete all remaining Work (including all Work Packages not required to attain Mechanical Completion) and the Punch List items to the reasonable satisfaction of Owners, provided that Contractor will coordinate its remaining Work and work on Punch List items so as not to interfere with Owners commissioning and startup activities. Final Completion will be achieved after the Punch List items have been fully completed and all other remaining Work (other than Commissioning and Startup Support per Section 2.10) has been completed.

ARTICLE 15
WARRANTY
15.1    Warranty Provided.
15.1.1    Contractor warrants during the Warranty Period for a Unit that the Work performed by Contractor and its Subcontractors with respect to such Unit shall:
(i)    comply with the Issued For Construction Documents;
(ii)    conform to the requirements of this Agreement, including the Performance Standards; and
(iii)    comply with applicable Laws.
15.1.2    The warranties set forth in this Section 15.1 are collectively referred to as the “Warranties.”
15.2    Remedy.

15.2.1    Upon being notified during the Warranty Period for a Unit that any portion of the Work performed by Contractor and its Subcontractors for such Unit fails to comply with the

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Warranties (a “Warranty Issue”), Contractor shall remedy such Warranty Issue at its sole cost and expense, as follows:
(i)    Contractor shall Promptly either re-perform, repair or replace the non-complying Work;

(ii)    Such remedy shall include all disassembly and reassembly of components and systems of the Facility, and the removal and reinstallation of Facility components, that may be required in order to re-perform, repair or replace the non-complying Work; and

(iii)    Such remedy shall include performing such tests as are reasonably necessary to demonstrate the adequacy and effectiveness of the remedy.

15.2.2    If Contractor, after receiving notice from Owners of a Warranty Issue during the Warranty Period, fails to Promptly remedy any noncomplying Work in accordance with this Article, then Owners may remedy such Warranty Issue, or have such Warranty Issue remedied by others, and Contractor agrees to promptly reimburse Owners for all reasonable expenses incurred to remedy such Warranty Issue.

15.2.3    For purposes of this Article, “Promptly” means, when the applicable Unit is not in an outage state, the commencement of reperformance, repair or replacement within thirty (30) Days after receiving notice of the non-compliance from Owners, and diligent pursuit to full completion thereafter; provided that:

(i)    a Warranty Issue resulting in a Unit outage shall be corrected on an emergency, as soon as physically feasible basis;

(ii)    Contractor shall use reasonable efforts to remedy Warranty Issues at a time responsive to and consistent with the Owners’ requirements for the safe, reliable and efficient operation of the Facility in accordance with Owners’ operational requirements and needs; and

(iii)    at Owners’ option, the remedy of a Warranty Issue may be deferred until the time of the Unit’s next regularly scheduled refueling outage, notwithstanding that such outage occurs after the end of the Warranty Period; provided that the opportunity to remedy the Warranty Issue during the next outage is provided no later than twenty-one (21) months following the end of the Warranty Period.

15.3    Warranty Period. The “Warranty Period” with respect to each Unit will commence upon the Ready for Fuel Load Date of such Unit and will expire on the later of: (i) the date that is twenty-four (24) months after such Ready for Fuel Load Date; or (ii) twelve (12) months after the Commercial Operation Date of such Unit; provided, however, that the Warranty Period with respect to a Unit shall in any event expire on the date that is thirty-six (36) months after the Ready for Fuel Load Date for such Unit.

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15.4    Warranty Period Extension. Any Work re-performed, repaired or replaced in satisfaction of Contractor’s obligations in connection with the Warranty will be re-warranted by Contractor pursuant to the same Warranties set forth in Section 15.1, and Contractor will have the same obligations in relation thereto as set forth in Section 15.2.1, for a period equal to the longer of: (i) one (1) year from the date such re-performance, rework, repair or replacement is completed; and (ii) the remaining period under the original Warranty Period; provided that such re-warranty shall not in any event extend beyond thirty-six (36) months after the Ready for Fuel Load Date of the applicable Unit.

15.5    Significant Construction Defects Prior to Warranty Period. Costs incurred for the correction of defects or deficiencies in the Work prior to the commencement of the Warranty Period for either Unit shall be Reimbursable Costs, except that costs incurred by Contractor and/or its Subcontractors for the correction of Significant Construction Defects prior to the commencement of the Warranty Period for either Unit shall be Non-Reimbursable Costs, subject to the limitations herein:

(i)    Owners will notify Contractor promptly after becoming aware of a construction defect that Owners consider is or is likely to be a Significant Construction Defect; and

(ii)    The Non-Reimbursable Costs to be borne by Contractor and Affiliate Subcontractors on account of the correction of a Significant Construction Defect will be limited to an amount of [***] per Significant Construction Defect; and

(iii)    The Non-Reimbursable Costs to be borne by Contractor and Affiliate Subcontractors on account of the correction of Significant Construction Defects will be subject to the Defects Subcap limitation set forth in Section 15.6.1.

15.6    Liability Limitations Relating to Warranties and Defects.

15.6.1    CONTRACTOR’S CUMULATIVE AGGREGATE LIABILITY FOR THE FAILURE OF THE WORK TO COMPLY WITH THE WARRANTIES SET FORTH IN SECTION 15.1 AND FOR THE COST OF CORRECTION OF SIGNIFICANT CONSTRUCTION DEFECTS PURSUANT TO SECTION 15.5 SHALL NOT EXCEED [***] (the “DEFECTS SUBCAP”). To the extent that Contractor incurs (or is charged by Owners per Section 15.2.2) costs in excess of the Defects Subcap in performing its remedy obligations under Section 15.2, such costs shall be treated as Reimbursable Costs, but shall not entitle Contractor to any adjustment in the Fee.

15.6.2    For purposes of determining whether the Defects Subcap has been reached, the following amounts shall be excluded:

(i)     amounts received by Contractor from any Third Party in the form of damages paid or otherwise in connection with any Warranty Issue;

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(ii)     proceeds received by Contractor or any Subcontractor from any insurance coverage required by this Agreement with respect to any Warranty Issue;

(iii)     costs to remedy any Warranty Issue or Significant Construction Defects that were borne by Subcontractors, other than Affiliate Subcontractors; and

(iv)    costs to remedy any Warranty Issue to the extent such Warranty Issue results from the Willful Misconduct of Contractor, provided that Contractor’s liability for such costs shall in any event be subject to Section 18.2 and the other liability protections set forth in this Agreement. For the purpose hereof, “Willful Misconduct” means an act or failure to act on the part of Contractor which evidences either an intent to cause the loss or damage resulting therefrom or such conscious recklessness as to the harmful consequences of such act or failure to act that such conduct amounts to intentional misconduct.

15.6.3    THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, FOR PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. THERE ARE NO OTHER WARRANTIES, AGREEMENTS, ORAL OR WRITTEN, OR UNDERSTANDINGS WHICH EXTEND BEYOND THOSE SET FORTH IN THIS AGREEMENT.

15.6.4    CONTRACTOR SHALL NOT HAVE ANY LIABILITY FOR ANY DEFECT THAT PERTAINS TO ANY ASPECT OF THE FACILITY THAT IS OUTSIDE THE CONTRACTOR’S SCOPE OF WORK REQUIRED TO BE PERFORMED UNDER THIS AGREEMENT. SPECIFICALLY, CONTRACTOR SHALL NOT HAVE ANY LIABILITY RELATED TO THE DESIGN OR THE ENGINEERING OF THE FACILITY, PLANT EQUIPMENT OR MATERIALS SUPPLIED BY OR ON BEHALF OF OWNERS, WORK PERFORMED BY OTHER CONTRACTORS (OTHER THAN CONTRACTOR OR ITS SUBCONTRACTORS), OR WORK COMPLETED PRIOR TO THE EFFECTIVE DATE.

15.6.5    WITHOUT LIMITING ANY OTHER CONTRACTOR LIABILITIES UNDER THIS AGREEMENT, CONTRACTOR’S SOLE LIABILITY RELATED TO DEFECTS IN THE WORK SHALL BE LIMITED TO CONTRACTOR’S LIABILITIES PURSUANT TO SECTIONS 15.2, 15.4 AND 15.5.

ARTICLE 16
INDEMNITY
16.1    Third Party Claims.

16.1.1     Except with respect to a Nuclear Incident, and without regard to any insurance proceeds actually received, Contractor shall indemnify, defend and hold harmless Owners and Owners’ Interests from and against any and all Third Party Claims and Affiliate Subcontractor Claims arising or resulting from:

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(i)    any injury of or death to natural persons or damage to or destruction of Third Party or Affiliate Subcontractor property to the extent arising or resulting from the fault, negligent acts or negligent omissions or willful misconduct of Contractor or its Subcontractors or any Personnel of the foregoing;

(ii)     fines, penalties or other similar amounts required to be paid to Government Authorities to the extent resulting from any violation of Law by Contractor or its Subcontractors, whether caused by the acts or omissions of Contractor, any of its Subcontractors, or their respective Personnel; or

(iii)     (a) the Release on or from the Site or any other location of any Hazardous Materials brought onto the Site by Contractor or its Subcontractors to the extent caused by the fault or the negligent acts or negligent omissions or willful misconduct of Contractor, its Subcontractors, or any Personnel of the foregoing, (b) the Release on or from the Site of any Hazardous Materials brought onto the Site by Owners for the Work to the extent such Release is caused by the fault or the negligent acts or omissions or willful misconduct of Contractor, its Subcontractors, or any Personnel of the foregoing or (c) contamination of the environment or injury to natural resources resulting from Hazardous Materials brought onto the Site by Contractor or its Subcontractors or brought onto the Site by Owners for the Work to the extent caused by the negligent acts or negligent omissions or willful misconduct of Contractor, its Subcontractors, or any Personnel of the foregoing.

16.1.2    Except with respect to a Nuclear Incident, Owners shall indemnify, defend and hold harmless Contractor and Contractor Interests from and against any and all Third Party Claims associated with any injury of or death to natural persons or damage to or destruction of Third Party property, other than Contractor-provided Construction Equipment and any other property belonging to or leased by Contractor, its Subcontractors or the Personnel or Invitees of any of them, to the extent arising or resulting from the fault or the negligent acts or negligent omissions or willful misconduct of Owners or its Personnel (other than Contractor or its Personnel) or the employees or agents of the foregoing.

16.1.3    Owners shall indemnify, defend and hold harmless Contractor and Contractor Interests from and against any and all liability, damage, cost, expense and loss (including reasonable attorneys' fees, expenses and court costs), attributable or relating to any employment-related claim that arose or accrued at the Site prior to the Effective Date. “Employment related claims” for purposes of this provision include any and all breach of contract claims, tort claims, constitutional claims, equitable claims, harassment, discrimination, or retaliation claims, grievances under any collective bargaining agreement or national labor agreement, claims of wrongful or constructive discharge, claims for breach of an express or implied employment contract, defamation claims (including libel and slander), wage claims, claims under Title VII of the Civil Rights Act, 42 U.S.C. § 1981, the Equal Pay Act, the Energy Reorganization Act, the Davis-Bacon Act, the False Claims Act, the Rehabilitation Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Sarbanes Oxley Act, Consolidated Omnibus Budget Reconciliation Act, Immigration Reform and Control Act, any state’s human rights Law,

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any state’s labor Law, the non-discrimination and/or retaliation provisions of any state workers’ compensation Law and any and all other applicable local, state, and federal common law claim, statute, regulation or public policy relating to employment.

16.2    Limitation of Liability for Damage to Property. OWNERS HEREBY RELEASE AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR AND CONTRACTOR INTERESTS FROM AND AGAINST ANY CLAIMS, DAMAGES AND LIABILITIES ASSOCIATED WITH DAMAGE TO OR AND DESTRUCTION OF THE FACILITY OR PLANT EQUIPMENT AND MATERIALS INTENDED FOR INCORPORATION IN THE FACILITY OR VEGP UNITS 1 AND 2, EXCEPT THAT TO THE EXTENT THAT CONTRACTOR, ITS SUBCONTRACTORS, OR THEIR RESPECTIVE PERSONNEL, AS A RESULT OF THEIR FAULT, NEGLIGENCE, OR WILLFUL MISCONDUCT, CAUSE ANY DAMAGE TO ANY PROPERTY OF THE OWNERS (INCLUDING VEGP UNITS 1 AND 2 AND THE UNITS) THAT DOES NOT ARISE OUT OF OR RESULT FROM A NUCLEAR INCIDENT, CONTRACTOR SHALL BE SOLELY RESPONSIBLE FOR AND SHALL PAY FOR SUCH LOSS OR DAMAGE UP TO [***] PER OCCURRENCE. THE PARTIES DO NOT INTEND SUCH PROVISIONS TO BE FOR THE BENEFIT OF ANY THIRD PARTY, INCLUDING ANY INSURER.

16.3    Intellectual Property Indemnity. Contractor shall indemnify, defend and hold harmless Owners and Owners’ Interests and any of their respective Personnel against any Third Party Claim and Affiliate Subcontractor Claim to the extent based on a Claim that any Work constitutes an infringement or misappropriation of any intellectual property rights of any Third Party or any Affiliate Subcontractor including, any U.S. patents, copyrights, trade secrets, trademark rights, confidentiality rights or other intellectual property rights and, if timely notified in writing and given authority and reasonable assistance for the defense of same, Contractor shall pay the damages, liabilities, costs, losses and expenses (including attorneys’ fees) awarded therein against Owners. If a Claim of infringement is made, Contractor may, or if the use of the item is enjoined, Contractor shall, at its expense and option, (a) procure for Owners the right to continue using such item, (b) replace such item with a non-infringing item that meets the requirements of this Agreement, or (c) modify such item such that it becomes non-infringing while still meeting the requirements of this Agreement. These provisions do not apply to the extent the infringement or misappropriation is the result of items (including engineering deliverables and Plant Equipment and Materials) furnished to Contractor hereunder or to the extent that the infringement or misappropriation is the result of any Work performed hereunder being modified or combined with items not furnished by Contractor or its Subcontractors. If a suit or proceeding is brought against Contractor or any of its Subcontractors in respect of any alleged infringement or misappropriation described in the preceding sentence, Owners shall protect Contractor and its Subcontractors to the same extent that Contractor has agreed to protect Owners in this Section 16.3.

16.4    Nuclear Indemnity and Insurance. Owners shall obtain and maintain “financial protection” and an “indemnification agreement” for protection against liability for Nuclear Incidents (including master worker coverage), both in such form and amount as shall satisfy the requirements of Section 170 of the Atomic Energy Act of 1954, as amended. In the event that the nuclear liability protection contemplated by Section 170 of the Atomic Energy Act of 1954, as amended, is repealed, changed, or is not renewed, Owners shall maintain in effect liability

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protections through governmental indemnity, limitation of liability and/or insurance of comparable coverage which shall not result in a material impairment of the protection afforded to Contractor by such nuclear liability protection which is in effect as of the Effective Date. Other than the foregoing, in no event shall Owners have any liability or obligation to Contractor or Contractor Interests with respect to off-site liability resulting from a Nuclear Incident.

16.5    Indemnity Procedures.

16.5.1    The indemnifying Party under this Article 16 or any other indemnity provision of this Agreement shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified Party, the defense of any Claim for which it has an indemnity obligation hereunder. The indemnifying Party shall keep the indemnified Party fully informed in the conduct of the proceeding.

16.5.2    The indemnified Party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if (i) the indemnifying Party shall fail to defend any Claim for which it has an indemnity obligation hereunder, (ii) the Parties mutually agree in writing to allow the indemnified Party to assume the defense of such Claim and forego any indemnity claimed under this Article, (iii) in the reasonable opinion of legal counsel for the indemnified Party, such Claim involves the potential imposition of a criminal liability on the indemnified Party, its directors, officers, employees or agents, or (iv) in the reasonable opinion of legal counsel for the indemnified Party, an actual or potential conflict of interest exists where it is advisable for such indemnified Party to be represented by separate counsel, then the indemnified Party shall be entitled to control and assume responsibility for the defense of such Claim, at the cost and expense of the indemnifying Party. The indemnifying Party may, in any event, participate in such proceedings at its own cost and expense. The indemnified Party shall not have the right to settle without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld).

16.5.3    The indemnifying Party, in the defense of any such litigation, other proceeding or other Claim, shall have the right in its sole discretion to settle a Claim for which it has an indemnity obligation hereunder only if (i) settlement involves only the payment of money and execution of appropriate releases of the indemnified Party, (ii) there is no finding or admission of any violation of Law or violation of the rights of the indemnified Party, and (iii) the indemnified Party will have no liability with respect to such compromise or settlement. Otherwise, no such Claim shall be settled or agreed to without the prior written consent of the indemnified Party, which shall not be unreasonably withheld.

16.5.4    The indemnified Party and the indemnifying Party (i) shall fully cooperate in good faith in connection with such defense and shall cause their legal counsel and accountants to do the same, (ii) shall make available to the other Party the relevant books, records, and information (in such Party’s control) during normal business hours, and (iii) shall furnish to each other, at the indemnifying Party’s expense, such other assistance as the other Party may reasonably require in connection with such defense, including making employees of the indemnified Party available to testify and assist others in testifying in any such proceedings.

16.6    Survival of Indemnity Obligations. This Article 16 and the indemnity obligations set forth in the other provisions of this Agreement shall survive the completion of the Work and

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the termination of this Agreement. For purposes of clarification hereunder, without limiting the other rights granted hereunder to either Party, a Party may enforce the indemnity provisions hereunder without having to declare a Contractor Event of Default or an Owner Event of Default (as applicable).

ARTICLE 17
INSURANCE
17.1    Owners Insurance Obligations.

17.1.1The Owners will procure and maintain the following insurances:

(i)Builder’s Risk Insurance with total limits of [***], subject to applicable sublimits, including coverage for resultant damage due to any defects in equipment and/or material and/or faulty workmanship, and maintenance coverage for duration of the Warranty Period unless otherwise insured by Owners’ Operating Property coverages; subject to customary or industry standard exceptions and exclusions;

(ii)Commercial General Liability with combined single limit of [***] each occurrence, [***] aggregate including broad form contractual liability, independent contractors, personal injury, incidental medical malpractice, and products and completed operations for at least eight (8) years following final acceptance of the Work;

(iii)Contractors Pollution Liability Insurance with limits of [***] each occurrence, and [***] aggregate on a project basis, and occurrence form, that provides appropriate coverage, including coverage for the following: (i) bodily injury, sickness, disease, mental anguish or shock sustained by any person, including death; (ii) property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; (iii) defense costs including costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages, and (iv) contractual liability third-party coverage for bodily injury, property damage, defense, and cleanup, whether sudden/accidental and/or gradual arising from activities performed by Contractor, and/or Contractor Interests. Such coverage shall continue for a period to be agreed by Owner and Contractor after the termination of this Agreement.

(iv)Workers’ Compensation Insurance with limits and coverage as required by any applicable law or regulation both State and/or Federal including U.S.L. & H.W. Compensation Act.

(v)Employer’s Liability Insurance, including “all States” endorsement and when required Marine Employer’s Liability and Jones Act coverage, of not less

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than [***] each accident for bodily injury by accident; [***] each employee for bodily injury by disease; and [***] bodily injury by disease policy limit.

(vi)Excess Liability on a follow form basis including products and completed operations with a coverage limit of [***];

(vii)Nuclear and Non-Nuclear Property Insurance;

(viii)Open Cargo Insurance protecting materials and equipment during transit and while stored away or on the project site; and

(ix)Commercial Automobile Liability Insurance shall be obtained, including owned, hired, and non-owned automotive equipment in connection with the insureds operation with an insured combined single limit for bodily injury and property damage of [***] each occurrence.

17.1.2The insurances 17.1.1 (i) through 17.1.1 (viii) shall include Contractor, Contractor Interests and Subcontractors as additional insureds, be primary and non-contributory and include an insurer’s waiver of subrogation.

17.1.3It is understood that Owners sponsor an Owner Controlled Insurance Program (“OCIP”), as the mechanism for providing Commercial General Liability, Statutory Workers Compensation including Employers Liability insurance covering activities of Contractor and Contractor Interests and Subcontractors in performance of the Work including Site, declared off-site locations, incidental off-site activities, including travel between covered sites and/or travel in conjunction to Work activities, and/or conducted in fulfillment of the Work by Contractor and Contractor Interests and Subcontractors. The OCIP insurances are provided at no cost to Contractor and/or Contractor Interests and Subcontractors, including deductibles and/or contribution to self-insured retentions. If, and for any reason, Owners’ are unable to furnish any of the OCIP coverages, and or coverage 17.1.1(iii), (vi) and or (viii), or elects to discontinue the aforementioned insurances, modifies the limits of liability provided, or coverage limits are found inadequate due to claim erosion, or Owner and or Insurers request that Contractor or any of Contractor Interests or Subcontractors withdraw from the insurances, Contractor or any of its enrolled Subcontractors will obtain at Owners’ expense and thereafter maintain, at Owners’ expense such insurances.

17.1.4With respect to insurances 17.1.1 (i), (ii), (iii), (iv), (v), (vi) and (viii) Contractor will be allowed to participate in the claims reporting, management and claim cost analysis, including the provision of regular detailed loss information and will take part in insurer claim reviews, and will be consulted regarding the selection of counsel with respect to claims and litigation.

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17.2	Contractor’s Insurance Obligations.

17.2.1.Contractor will provide the following insurance coverages:

(i)Commercial General Liability with minimum combined single limit of [***] each occurrence, [***] aggregate including broad form contractual liability, independent contractors, personal injury, arising from activities unrelated to the Work;

(ii)Workers’ Compensation Insurance with limits and coverage as required by any applicable law or regulation both State and/or Federal including U.S.L. & H.W. Compensation arising from activities unrelated to the Work;

(iii)Employer’s Liability Insurance, including “all States” endorsement and when required Marine Employer’s Liability and Jones Act coverage, of not less than [***] each accident for bodily injury by accident; [***] each employee for bodily injury by disease; and [***] bodily injury by disease policy limit., arising from activities unrelated to the Work;

(iv)Commercial Automobile Liability Insurance shall be obtained, including owned, hired, and non-owned automotive equipment in connection with the insureds operation with an insured combined single limit for bodily injury and property damage of [***] each occurrence;

(v)Excess Liability with a limit of [***] per occurrence and in the aggregate, arising from activities unrelated to the Work, in the excess of the limits of the underlying Commercial General Liability, Commercial Automobile Liability, and Employer’s Liability insurance policies. The required limits may be satisfied by a combination of a primary policy and an excess or umbrella policy;

(vi)Contractor’s Equipment Coverage in the amount of the value of the equipment through insurance or self-insurance; and

(vii)Employment Practices Liability with a coverage limit of [***] per occurrence and in the aggregate on a project basis.

17.2.2.Contractor shall name Owners, as additional insureds (except for Workers’ Compensation and Employment Practices Liability) but only for their vicarious liability arising from Contractor’s negligent operations, and provide a waiver of subrogation on all policies.

17.2.3.Contractor will enroll, and will support enrollment of Contractor Interests and Subcontractors in the OCIP and observe to extent possible requirements outlined in the OCIP manual, including monthly payroll reporting.

17.2.4.In addition to OCIP enrollment obligation, Contractor will require Subcontractors to maintain the insurances listed in this Section 17.2 as applicable.

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a.Mutual Coverage Obligations.

17.3.1.Within ten (10) Days after the Effective Date and prior to the commencement of any Work, each Party shall have on file with the other Party the applicable insurance certificate(s). The Parties shall provide thirty (30) days written notice to the other Party prior to any material change or cancellation of the insurance.

17.3.2.All insurance shall be placed with insurers rated by A.M. Best Company no less than A-VII and authorized to do business in the state where the Work is to be performed, unless Owner and Contractor mutually agreed otherwise.

ARTICLE 18
LIMITATIONS OF LIABILITY
18.1    No Consequential Damages. IN NO EVENT SHALL CONTRACTOR OR CONTRACTOR INTERESTS OR OWNERS OR OWNERS’ INTERESTS BE LIABLE, WHETHER BASED ON CONTRACT (INCLUDING BREACH, WARRANTY, INDEMNITY, ETC.) OR TORT (INCLUDING FAULT, NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, UNDER ANY WARRANTY OR OTHERWISE, RELATING TO OR ARISING OUT OF THE WORK OR THIS AGREEMENT, FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL LOSS, DAMAGE OR INJURY, INCLUDING ANY SUCH DAMAGES WHICH RESULT FROM LOSS OF USE OF PROPERTY, EQUIPMENT OR SYSTEMS, LOSS BY REASON OF FACILITY SHUTDOWN OR SERVICE INTERRUPTION, COSTS OF CAPITAL OR EXPENSES THEREOF, LOSS OF PROFITS OR REVENUES OR THE LOSS OF USE THEREOF, LOST BUSINESS OPPORTUNITY, OR COST OF PURCHASED OR REPLACEMENT POWER (INCLUDING ADDITIONAL EXPENSES INCURRED IN USING EXISTING POWER FACILITIES) OR FROM CLAIMS OF CUSTOMERS. The limitation of liability under this Section 18.1 shall not apply to: (i) amounts Claimed by Third Parties or Affiliate Subcontractors which are subject to the indemnification obligations under this Agreement; or (ii) any loss or damages to the extent insurance proceeds are received from the insurance required under this Agreement, it being the Parties specific intent that the limitations of liability hereunder shall not relieve the insurers’ obligations for such insured risks; or (iii) amounts expressly payable to Contractor under Article 7, Article 8, or Article 21 of this Agreement; and (iv) amounts expressly payable by Contractor under Article 8, Section 15.2.2, Article 20, or Article 21 of this Agreement.

18.2    Maximum Total Liability. NOTWITHSTANDING ANY OTHER PROVISION TO THE CONTRARY, CONTRACTOR’S AND CONTRACTOR INTERESTS’ CUMULATIVE AGGREGATE LIABILITY, ARISING OUT OF OR IN CONNECTION WITH THE WORK OR THIS AGREEMENT, WHETHER BASED ON CONTRACT (INCLUDING BREACH, WARRANTY, INDEMNITY, ETC.), TORT (INCLUDING FAULT, NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE TO OWNERS SHALL NOT EXCEED AN AMOUNT EQUAL TO [***]. The limitation of liability under this Section 18.2 shall not apply to: (i) amounts Claimed by Third

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Parties or Affiliate Subcontractors which are subject to Contractor’s indemnification obligations under this Agreement; or (ii) any loss or damages to the extent insurance proceeds are received from the insurance required to be obtained by Contractor or its Subcontractors under this Agreement, it being the Parties specific intent that the limitations of liability hereunder shall not relieve the insurers’ obligations for such insured risks.

18.3    Dalton.

18.3.1    For all purposes of this Agreement:

(i)the term “Dalton Utilities” shall mean only the utility company, property and assets operated by the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia d/b/a Dalton Utilities, its successors, successors-in-title or assigns, including without limitation any successors to the business of Dalton Utilities; and

(ii)the term “Dalton Utilities Assets” shall mean collectively (A) all property or assets of Dalton Utilities, including without limitation all electric power generation, transmission and distribution assets owned or operated by the City of Dalton and contract rights and receivables related thereto, which now or at any time in the future are owned, used or operated by Dalton Utilities, and such property and assets shall include without limitation any sale, insurance, condemnation or other proceeds with respect to such property and assets; and (B) all accounts receivable, debts, income or other amounts owed to Dalton Utilities.

18.3.2    Notwithstanding any other term or provision of this Agreement to the contrary, the Parties hereby agree that:

(i)if any Party obtains any money judgment against Dalton Utilities because of Dalton Utilities’ default under this Agreement or breach by Dalton Utilities of any representation or warranty under this Agreement, such Party’s sole remedy to satisfy the judgment shall be to levy against and sell, and/or garnish or otherwise realize upon, any and all of the Dalton Utilities Assets;

(ii)payments of all amounts of any kind or nature whatsoever that may at any time be due and owing by Dalton Utilities pursuant to the terms of, or resulting from, this Agreement shall be payable solely out of the Dalton Utilities Assets and shall not be payable from any other source, including without limitation the “General Fund” of the City of Dalton;

(iii)no such payments shall be, or be deemed to be, a debt of the City of Dalton under any circumstance or for any purpose whatsoever, nor shall this Agreement constitute a pledge of the full faith and credit of the City of Dalton, nor shall the City of Dalton appropriate or be required to appropriate funds to pay for any amounts due under this Agreement;

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(iv)no Party will ever have the right to compel the exercise of any taxing power of the City of Dalton to pay any amount due from Dalton Utilities under this Agreement, nor to enforce payment thereof against any property of the City of Dalton other than the Dalton Utilities Assets;

(v)no Party shall have any recourse for payment hereunder against any source of funds of the City of Dalton other than the Dalton Utilities Assets, and each Party hereby irrevocably and unconditionally waives any recourse or claim it may or could otherwise have or allege to have against any payment source of the City of Dalton other than the Dalton Utilities Assets; and

(vi)no provision of this Agreement is intended to, nor shall any such provision in any way (A) grant, convey or otherwise extend to any Party any lien, encumbrance or other charge against the Dalton Utilities Assets, or (B) modify, impair, subordinate or otherwise affect the rights, obligations and privileges of Dalton Utilities arising under the City of Dalton, Georgia Combined Utilities Revenue Bonds, Series 2017, or any other obligation of Dalton Utilities, it being understood and agreed that the revenues of Dalton Utilities and all funds created and maintained pursuant to any ordinance enacted for the purpose of issuance of any such bonds are subject to a prior and superior lien to secure such bonds, and shall not be subject to levy, seizure or other adverse action as may constitute a default with respect to such bonds.

ARTICLE 19
PERFORMANCE SECURITY
19.1    Contractor Parent Guarantee.

19.1.1    Simultaneously with the execution of this Agreement, Contractor shall furnish (and thereafter maintain) a parent company guarantee substantially in the form attached as Exhibit R, whereby Bechtel Nuclear, Security & Environmental, Inc. (“Contractor Guarantor”) guarantees the payment obligations of Contractor under this Agreement, as the same may be amended, supplemented or otherwise changed in accordance with the provisions of this Agreement (“Parent Company Guarantee”).

19.1.2    Owners shall be entitled to make a demand against the security provided by Contractor under Section 19.1.1 in the event that Contractor has failed to make a payment when due pursuant to the provisions of this Agreement or in order to recover any damages to which Owners are otherwise entitled under this Agreement as a result of Contractor’s failure to satisfy any of its obligations under this Agreement, whether or not a Contractor Event of Default has been declared.

19.2    Owner Performance Security.

19.2.1    In the event that an Owner experiences a Security Posting Condition, the Owner experiencing such Security Posting Condition shall, within ten (10) Business Days

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thereafter, provide to Contractor and maintain an Eligible Letter of Credit or Cash Security in an amount equal to the product of: (i) such Owner’s Ownership Interest; and (ii) the Owner Security Amount (“Owner Security”). The Owner providing the security shall have the right to select whether it will post Cash Security or an Eligible Letter of Credit.  If at any time Owner Security held by Contractor exceeds the amount required hereunder, Contractor shall refund the excess Cash Security held or permit the applicable Owner to replace or amend the Eligible Letter of Credit so that the amount of the Owner Security held by Contractor is equal to the amount required by the provisions of this Section 19.2.1

19.2.2    Within three (3) Business Days after the cessation of a Security Posting Condition with respect to an Owner and Owner’s notification to Contractor thereof, or upon such Owner’s satisfaction of all of its payment obligations under this Agreement, Contractor shall return to such Owner Security previously provided to Contractor.

19.2.3    Contractor shall only be permitted to draw upon or utilize Owner Security as follows:

(i) Contractor may draw upon or utilize Owner Security provided by an Owner in the event that such Owner has failed to make a payment when due pursuant to the provisions of this Agreement.

(ii)    If at any time an Eligible Letter of Credit provided by an Owner is within sixty (60) Days of expiration or termination (such sixtieth (60th) Day being the “Renewal Date”) and such Owner is still required to provide Owner Security under Section 19.2.1, and a substitute or replacement Owner Security that satisfies the requirements of this Agreement has not been provided by the Day that is fourteen (14) Days after the Renewal Date, Contractor shall be entitled to draw upon the full amount of the Eligible Letter of Credit.

19.2.4    Contractor may draw upon Owner Security as provided in Section 19.2.3 regardless of whether Owner Event of Default has been declared.

ARTICLE 20
LIENS
20.1    Liens.     Contractor shall keep the Facility, the Plant Equipment and Materials and the Site free from Liens of Contractor, its Subcontractors and any of their Personnel (other than Liens arising from acts of Owners or Owners’ breach of its obligation hereunder to make payments to Contractor), and shall promptly notify Owners of any such Liens against the Facility, the Plant Equipment and Materials or the Site and any structures comprising the Facility or located on the Site filed by Contractor or a Subcontractor or any of their respective Personnel. Contractor shall indemnify, defend and hold harmless Owners from any Lien placed against Owners’ property by any Subcontractor or their Personnel including those arising from nonpayment to any Subcontractor or their Personnel in connection with the Work; provided that such Lien is not the result of Owners’ breach of their payment obligations under this Agreement.

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20.2    Discharge or Bond. Contractor shall take prompt steps to discharge or bond any Lien filed against the Facility, the Plant Equipment and Materials, the Site and any structures comprising the Facility or located on the Site by any Subcontractor or its Personnel (other than Liens arising from acts of Owners or Owners’ breach of its obligation hereunder to make payments to Contractor). If Contractor fails to discharge or promptly bond any Lien, in addition to any other rights of Owners under this Agreement, Owners shall have the right, upon notifying Contractor in writing and providing Contractor reasonable time to indemnify, discharge or bond the Lien, to take reasonable actions and steps to satisfy, defend, settle or otherwise remove the Lien at Contractor’s expense, including reasonable attorneys’ fees, costs and expenses. Owners shall have the right to recover these expenses from Contractor. Contractor shall have the right to contest any Lien, provided it first provides to the lien holder, a court or other third Person, as applicable, a bond or other assurances of payment necessary to remove the Lien related to the Work from the Site and the Facility in accordance with the Laws of the State of Georgia.

ARTICLE 21
SUSPENSION AND TERMINATION
21.1    Suspension by the Owners for Convenience.

21.1.1    On giving reasonable prior notice, Owners may, without cause and for any reason, order Contractor in writing to suspend (including delay or interrupt) the Work in whole or in part without terminating the Agreement and for such period of time as the Owners may determine (“Suspension Order”). Upon receipt of a Suspension Order, Contractor shall promptly suspend its performance of the Work as directed by Owner but shall take reasonable precautions to protect, store and secure the Plant Equipment and Materials on the Construction Site against deterioration, loss or damage. Contractor shall resume promptly any suspended Work following receipt of a written notice from Owners to do so.

21.1.2    During any period of suspension, delay or interruption ordered by Owners under Section 21.1.1, Contractor will use commercially reasonable efforts to mitigate Reimbursable Costs to the extent that performance of Work is suspended, delayed or interrupted; provided that Contractor will continue to receive payment of Reimbursable Costs incurred during such period.

21.1.3    In the event that (i) any period of suspension, delay or interruption of the Work ordered by Owners under Section 21.1.1 continues for a consecutive period of one hundred eighty (180) Days; or (ii) any period of suspension, delay or interruption under Section 21.1.1 when combined with other period(s) of suspension, delay or interruption under Section 21.1.1 exceeds a cumulative aggregate of one two hundred seventy (270) Days, then Contractor shall thereafter be entitled to terminate this Agreement by providing notice to the Owners for so long as such suspension, delay or interruption is continuing. Such termination shall be treated as a termination for convenience by Owners under Section 21.3.

21.2    Contractor Event of Default.

21.2.1    Owners may declare a Contractor Event of Default upon notice to Contractor of the occurrence of any of the following (each a “Contractor Event of Default”):

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(i)Contractor is in breach of a material provision of this Agreement (other than the matters addressed in the other subsections of this Section 21.2.1) and fails to cure the breach within thirty (30) Days following notice of such breach or, if such breach is not capable of being cured within such thirty (30) Day period, such longer period as is reasonably necessary but in no event longer than ninety (90) Days following notice of such breach so long as Contractor has commenced the cure within such thirty (30) Day period and thereafter diligently pursues the cure;

(ii)Contractor has Abandoned the Work and Owners have provided Contractor notice that Contractor has Abandoned the Work;

(iii)Contractor or Contractor Guarantor is Insolvent;

(iv)Contractor fails to comply with the requirements of Section 19.1 or Contractor Guarantor breaches any of its obligations under the Parent Company Guarantee or if any representation or warranty made by Contractor Guarantor in the Parent Company Guarantee shall prove to be incorrect in any material respect when made, unless any of the foregoing is cured by the end of the second Business Day following receipt of a written notice from Owners of a failure under this Section 21.2.1(iv);

(v)Contractor fails to provide a Repayment Letter of Credit as required under this Agreement unless such failure is cured by the end of the seventh (7th) Business Day following receipt of a written notice from owners of a failure under this Section 21.2.1(v); or

(vi)Any representation or warranty made by Contractor in Section 23.1 proves to be incorrect in any material respect when made and such breach of representation or warranty has a material adverse effect on Owners, unless Contractor promptly commences and diligently pursues action to cause such representation or warranty to become true in all material respects and does so within thirty (30) Days after written notice thereof has been given to Contractor by Owners (unless such cure is not capable of being effected within such thirty (30) Day period in which case Contractor shall have such longer period as is reasonably necessary to effect the cure but in no event longer than ninety (90) Days following Owners’ notice and so long as Contractor has commenced the cure within such thirty (30) Day period and thereafter diligently pursues the cure) and such cure removes any material adverse effect on Owners of such representation or warranty having been incorrect.

21.2.2    Upon a Contractor Event of Default pursuant to this Section 21.2, in addition to any remedy available at Law, which is subject to the provisions of this Agreement limiting Contractor’s liability, Owners may at their option elect to immediately terminate this Agreement by providing notice to Contractor. In the event of such termination:

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(i)    Contractor shall be liable to Owners and shall pay to Owners all costs and expenses incurred by Owners in transitioning the Work either to another contractor(s) and/or to Owners if Owners will perform any of the Work;

(ii)     Contractor shall assist and cooperate in such transition as reasonably requested by Owners for a period of up to one hundred and eighty (180) Days, and the costs incurred by Contractor in providing such assistance and cooperation shall be treated as Non-Reimbursable Costs (such assistance and cooperation to include Contractor maintaining a number of field non-manual personnel at the Construction Site as necessary to support an orderly transition of the Work, taking such actions that are necessary or directed by the Owners for the protection and preservation of the Work, providing all records with respect to the Work performed, bearing all costs associated with Contractor’s compliance with the WARN Act, and at Owners’ direction actively supporting Owners’ transition of the Work);

(iii)     In the event: (i) such termination results in Owners permanently discontinuing the construction of the Facility; or (ii) such termination results from Contractor’s Abandonment of the Work, then in either case of (i) or (ii), Contractor shall be liable to Owners and shall pay to Owners an amount equal to [***] of the Base Fee payments previously paid to Contractor by Owners prior to such termination;

(iv)    Contractor shall be liable to Owners and shall pay to Owners an amount equal to [***] of the Earned Fee payments provisionally paid to Contractor by Owners, except to the extent that the Schedule Earned Fee for a Unit(s) and/or the Cost Earned Fee have previously been earned and determined to be due to Contractor pursuant to Section 8.7;

(v)     Contractor shall be liable to Owners and shall pay to Owners all amounts then owed by Contractor to Owners under this Agreement but not paid pursuant to the terms of this Agreement;

(vi)     Contractor shall be liable to Owners and shall pay to Owners all amounts paid by Owners for Reimbursable Costs pursuant to Monthly Funding Requests for Work which has not been performed as of the termination of this Agreement; and

(vii)     Owners shall make payment to Contractor of all Reimbursable Costs for Work performed under this Agreement prior to termination of this Agreement and, subject to (iii) above, Owner shall make payment to Contractor of Base Fee payments related to the period prior to termination of this Agreement, which amounts may be offset by the amounts required to be paid by Contractor to Owners under subparts (i) through (v) above or any other provisions of this Agreement.

In the event of termination pursuant to this Section 21.2, Owners may, at their option, finish the Work by whatever method Owners may deem appropriate or expedient.

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Owners shall use commercially reasonable efforts to mitigate costs required to be paid by Contractor under Section 21.2.2.

21.3    Termination by Owners for Convenience.

21.3.1    Owners may, at any time, terminate the Agreement for Owners’ convenience and without cause and for any reason by providing at least ten (10) Days’ notice to Contractor.

21.3.2    In the event of termination for Owners’ convenience, Owners shall be liable for and shall pay to Contractor, to the extent not previously paid, the following:

(i)all Reimbursable Costs for the Work performed prior to the effective date of termination of this Agreement under Section 21.3.1;

(ii)all Base Fee payments related to the period prior to the effective date of termination of this Agreement;

(iii)costs of cancellation of Subcontracts and purchase orders to the extent that such Subcontracts and/or purchase orders are not assigned to and assumed by Owners;

(iv)costs incurred by Contractor during a period of no more than ninety (90) Days following the effective date of termination to bring Work on the Construction Site to an orderly conclusion including costs to demobilize Personnel and equipment, provided that such costs are substantiated by documentation reasonably satisfactory to Owners and subject to audit and verification pursuant to Section 36.4;

(v)costs incurred pursuant to the WARN Act, provided that Contractor provides prompt notice under the WARN Act after termination;

(vi)other costs incurred by Contractor and its Subcontractors in complying with Section 21.6; and

(vii)all amounts then owed by Owners to Contractor under this Agreement but not paid pursuant to the terms of this Agreement.

21.3.3    In the event of termination for Owners’ convenience, Earned Fee payments received by Contractor prior to the effective date of termination will be deemed to have been earned by Contractor and will not be subject to repayment to Owners. Owners shall promptly return and release the Repayment Letter of Credit following notice of termination pursuant to Section 21.3.1.

21.3.4     In addition to the other payments to be made to Contractor pursuant to this Section 21.3:

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21.3.4.1    if (i) the Cumulative Mechanical Completion Percentage for a Unit at the time of the notice of termination under this Section 21.3 (or, as applicable, the notice of termination under Section 21.1, 21.4 or 21.5) is [***] or greater; and (ii) the Project Schedule at such time indicates that Mechanical Completion of such Unit will be achieved on or before the Target Completion Date for such Unit, Owners shall be liable for and shall pay to Contractor the Schedule Earned Fee amounts expected to be earned by Contractor pursuant to Section 7.3 based on such projected Mechanical Completion date, to the extent such amounts have not been provisionally paid to Contractor (including any increased amount of Schedule Earned Fee expected to be earned pursuant to Section 7.3); and

21.3.4.2    if (i) the Cumulative Final Completion Percentage at the time of the notice of termination under this Section 21.3 (or, as applicable, the notice of termination under Section 21.1, 21.4 or 21.5) is [***] or greater; and (ii) the Project Cost Forecast at such time indicates that the Combined Construction Costs will be equal to or less than the Target Construction Cost, Owners shall be liable for and shall pay to Contractor the Cost Earned Fee amounts expected to be earned by Contractor pursuant to Section 7.4 based on such projected Combined Construction Costs, to the extent such amounts have not been provisionally paid to Contractor (including any increased amount of Cost Earned Fee expected to be earned pursuant to Section 7.4).

21.3.5    In the event of a termination for convenience under this Section 21.3, Contractor shall be liable to Owners and shall pay to Owners: (i) all amounts paid by Owners for Reimbursable Costs pursuant to Monthly Funding Requests for Work which has not been performed as of the termination of this Agreement; and (ii) all amounts then owed by Contractor to Owners under this Agreement but not paid pursuant to the terms of this Agreement.

21.3.6    In the event of a termination for convenience under this Section 21.3, Contractor shall use commercially reasonable efforts to mitigate Reimbursable Costs and other costs required to be paid by Owners under Section 21.3.2.

21.3.7    Upon such termination and after all payments required by this Section 21.3 have been paid, the Parties shall have no further liability to one another other than any liability that arose prior to the termination of this Agreement pursuant to this Section 21.3 or those which survive termination.

21.4    Termination Because of Extended Force Majeure Event.

21.4.1    Either Party may terminate this Agreement in the event that (i) a Force Majeure Event or a combination of Force Majeure Events is continuing to prevent the performance of the other Party under this Agreement for a consecutive period of more than one hundred eighty (180) Days; or (ii) a Force Majeure Event or a combination of Force Majeure Events is continuing to prevent the performance of the other Party under this Agreement and the period of the prevention of performance as a result of such Force Majeure Event(s), when combined with other period(s) of prevention resulting from other previous Force Majeure Event(s), exceeds a cumulative aggregate of two hundred seventy (270) Days.

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21.4.2    In the event that a Party provides notice of termination under this Section 21.4, such termination shall be treated as a termination for convenience by Owners under Section 21.3; provided, however, that Section 21.3.4 shall not apply if Contractor is the Party that provides such notice of termination under this Section 21.4.

21.5    Owners Event of Default.

21.5.1    Contractor may declare an Owners Event of Default upon notice to Owners of the occurrence of any of the following (each an “Owners Event of Default”):

(i)Owners are in breach of a material provision of this Agreement (other than the matters addressed in the other subsections of this Section 21.5.1) and fail to cure the breach within thirty (30) Days following notice of such breach or, if such breach is not capable of being cured within such thirty (30) Day period, such longer period as is reasonably necessary but in no event longer than ninety (90) Days following written notice of such breach so long as Owners have commenced the cure within such thirty (30) Day period and thereafter diligently pursue the cure;

(ii)One or more of the Owners is Insolvent unless the other Owners have provided security for payments that would be due from such Insolvent Owner(s) that is reasonably acceptable to Contractor, and no other changes to this Agreement have resulted from proceedings involving the Insolvent Owner;

(iii)One or more Owners fail to comply with the requirements of Section 19.2 unless cured by the end of the seventh (7th) Business Day following receipt of a written notice from Contractor of a failure under this Section 21.5.1(iii), which cure may include one or more of the other Owners providing collateral security that satisfies the requirements of Section 19.2 on behalf of one or more Owners who fail to provide the required security.

(iv)Owners fail to make payment of any Undisputed Amount required to be made under this Agreement and Owners shall have failed to cure such failure within thirty (30) Days after notice from Contractor; for the avoidance of doubt, Contractor shall be entitled to declare an Owners Event of Default pursuant to this Section 21.5.1(iv) if any Owner fails to make payment of its portion of any such Undisputed Amount within such thirty (30) Day period and no other Owner(s) makes payment of such amount to Contractor on behalf of the non-paying Owner within such thirty (30) Day period, even if the other Owner(s) make payment of the amounts for which they are responsible; or

(v)Any representation or warranty made by Owners in Section 23.2 proves to be incorrect in any material respect when made and such breach of representation or warranty has a material adverse effect on Contractor, unless Owners promptly commence and diligently pursue action to cause such representation or warranty to become true in all material respects and does so within thirty (30) Days after written notice thereof has been given to Owners by Contractor (unless such cure is not capable of being effected within such thirty (30) Day period

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in which case Owners shall have such longer period as is reasonably necessary to effect the cure but in no event longer than ninety (90) Days following Contractor’s notice and so long as Owners have commenced the cure within such thirty (30) Day period and thereafter diligently pursue the cure) and such cure removes any material adverse effect on Contractor of such representation or warranty having been incorrect.

21.5.2    Upon an Owners Event of Default, in addition to any remedy available at Law, which is subject to the provisions of this Agreement limiting Owners’ liability, Contractor may at its option elect to immediately terminate this Agreement by providing notice to Owners. In the event that Contractor provides notice of termination under this Section 21.5, such termination shall be treated as a termination for convenience by Owners under Section 21.3. Upon such termination and after all payments required by Section 21.3 have been paid, the Parties shall have no further liability to one another other than any liability that arose prior to the termination of this Agreement pursuant to this Section 21.5 or which survive such termination as provided in this Agreement.

21.6    Further Obligations Upon Termination.

21.6.1    In the event that this Agreement is terminated under this Article 21, Contractor shall:

(i)    in an orderly manner and consistent with safety considerations, cease the Work and leave the Construction Site as directed by Owners;

(ii)    take such actions necessary, or that Owners may otherwise direct, for the protection and preservation of the Work (wherever located);

(iii)    except for Work directed to be performed in connection with such termination as stated in the notice, enter into no further contracts, purchase orders or change orders;

(iv)    remove all the Contractor-provided Construction Equipment, the waste and rubbish generated by Contractor’s activities on Construction Site and the Hazardous Materials brought onto the Construction Site by Contractor;

(v)    promptly assign to Owners or its designee any contract rights (including warranties, licenses, patents and copyrights) that it has to any or all the Work, including contracts with Subcontractors pursuant to Section 2.17 except with respect to Subcontracts with Affiliates of Contractor, and Contractor shall execute such documents as may be reasonably requested by Owner to evidence such assignment;

(vi)    promptly provide to Owners all records of the Work performed by Contractor in connection with this Agreement and the Work; and

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(vii)    take such other actions as may be reasonably required hereunder in order for Owners or their designee to continue and transition the performance of the Work upon termination of this Agreement.

21.6.2    All amounts required to be paid by a Party under Sections 21.2, 21.3, 21.4 and 21.5 (as applicable) shall be paid by the Party required to pay such amounts within thirty (30) Days after receipt of an invoice(s) from the other Party.

21.6.3    Notwithstanding the termination of this Agreement under this Article 21 and the payment of amounts required to be paid under this Article 21, upon any such termination, neither Party shall be relieved of, and no part of the payments required to be paid under this Article 21 shall constitute compensation for the following (and all of which obligations shall survive the termination of this Agreement):

(i)    liabilities and obligations of each Party resulting, arising or accruing prior to such termination;

(ii)    each Party’s indemnification obligations under this Agreement (including under Article 16); or

(iii)    any loss or damages to the extent insurance proceeds are received from the insurance required under this Agreement (it being the Parties specific intent that insurers’ obligations shall not be relieved for insured risks).

ARTICLE 22
PROTECTED INFORMATION
22.1    Definition of Protected Information. “Protected Information” means the terms of this Agreement and any and all information, data, software, matter or thing of a secret, confidential or private nature identified as “confidential”, “proprietary” or the like by the Party which claims the information to be proprietary, relating to the business of the disclosing Party or its Affiliates, including matters of a technical nature (such as know-how, processes, data and techniques), matters of a business nature (such as information about schedules, costs, profits, markets, sales, customers, suppliers, the Parties’ contractual dealings with each other and the projects that are the subject-matter thereof), matters of a proprietary nature (such as information about patents, patent applications, copyrights, trade secrets and trademarks), other information of a similar nature, and any other information which has been derived from the foregoing information by the receiving Party; provided, however, that Protected Information shall not include information which: (a) is legally in possession of a receiving Party prior to receipt thereof from the other Party; (b) a receiving Party can show by reasonable evidence to have been independently developed by the receiving Party or its employees, consultants, Affiliates or agents; (c) enters the public domain through no fault of a receiving Party or others within its control; or (d) is disclosed to a receiving Party by a third party, without restriction or breach of an obligation of confidentiality to the disclosing Party.

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22.2    Use and Protection of Protected Information.
22.2.1    Each party acknowledges that, during the term of the Agreement, it may have access to Protected Information of the other Party and its Affiliates, including Protected Information of a third party, which Protected Information represents a substantial investment. Unless the disclosing Party agrees otherwise in advance and in writing, and subject to the requirements specified in Section 22.3 below, the receiving Party agrees that it will limit access to such Protected Information to its Personnel, Affiliates, and members and their respective subcontractors and other representatives and bulk power purchasers, who require the information in connection with activities under this Agreement; provided that such Personnel, Affiliates, subcontractors and other representatives and bulk power purchasers shall be required to keep Protected Information confidential.
22.2.2    Each Party agrees that any Protected Information that is disclosed to it or its Personnel, Affiliates, and members and their respective subcontractors and other representatives and bulk power purchasers will be used solely for the purpose of performing its obligations and exercising its rights under this Agreement or otherwise in connection with the Facility, including for purposes of construction, testing, completion and defense of ITAACs, startup, trouble-shooting, response to plant events, inspection, evaluation of system or component performance, scheduling, investigations, operation, maintenance, training, repair, licensing, modification, decommissioning and compliance with Laws or the requirements of governmental authorities (“Permitted Purpose”). Each Party agrees that any Protected Information that is disclosed to it will be used solely for the purpose such information is intended.
22.2.3    Each receiving Party agrees to exercise efforts consistent with the efforts that its exercises to protect information of its own that it regards as confidential, but no less than reasonable efforts, to keep such Protected Information in confidence and not to copy (except in connection with the Permitted Purpose) or permit others to copy or access the information or disclose, redistribute, or publish the same to unauthorized persons, or use or modify for use, directly or indirectly in any way for anyone any item of such Protected Information at any time during the term of the Agreement or after its expiration for any purpose other than the Permitted Purpose.
22.2.4    To the extent required to ensure compliance with applicable Laws, each receiving Party agrees that disclosing Party’s Protected Information will exclusively be stored, processed accessed and/or viewed in or from United States data centers and receiving Party will not export any such Protected Information nor allow access by any foreign national contrary to the Laws of the United States or otherwise perform any such processing or access outside of the United States without prior written approval from the disclosing Party.
22.2.5    Each receiving Party acknowledges and agrees that any disclosure or use of the disclosing Party’s Protected Information, except as otherwise authorized herein or by disclosing Party in writing, would be wrongful and cause immediate and irreparable injury to disclosing Party or to any third party owner whose Protected Information is under disclosing Party’s care and custody and agrees to cooperate with disclosing Party in obtaining an injunction if necessary to prevent further disclosure thereof.
22.2.6    In the event that receiving Party is mandated by applicable Law, including

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any subpoena or other similar form of process, to disclose any of disclosing Party’s Protected Information, receiving Party, to the extent legally permissible, must provide disclosing Party with written notice before making any such disclosure so as to afford disclosing Party with an adequate opportunity either (i) to seek a protective order or other appropriate relief and/or (ii) to waive the requirement that receiving Party not disclose the Protected Information. In the event that any disclosure is required, receiving Party may disclose such information but must furnish only that portion of the Protected Information that is legally required and must exercise its reasonable efforts to obtain a reliable assurance that confidential treatment will be accorded the Protected Information that is disclosed. Contractor agrees that Owners may disclose, without further approval, this Agreement and any amendments hereto in any filing made with the Securities Exchange Commission, Department of Energy, and Georgia Public Service Commission for purposes of satisfying Owners’ regulatory disclosure obligations. Prior to any such disclosure, Owners shall give written notice to Contractor. In connection with any such filing of this Agreement and any amendments hereto, Owners will seek to obtain confidential treatment with respect to such portions of the Agreement as the Owners shall reasonably determine may be permitted by law, after consultation in good faith with Contractor.

22.2.7    Disclosing Party is not obligated under this Article to reveal proprietary information to receiving Party. Receiving Party shall indemnify and hold the Owners’ Interests or Contractors’ Interests, as the case may be, harmless from any and all Third Party Claims, actions, suits, judgments, and expenses (including attorney’s fees) resulting from receiving Party’s breach of its obligations in this Article concerning the proprietary information of the disclosing Party.
22.2.8    Each receiving Party agrees to cooperate with disclosing Party’s reasonable confidentiality requirements that may be established from time to time, including the signing of a separate confidentiality or non-disclosure agreement, and immediately notify disclosing Party of any unauthorized disclosure or use or any such Protected Information of which receiving Party becomes aware.
22.3    Westinghouse Protected Information.
22.3.1    Contractor acknowledges that Owners will provide Contractor with certain AP1000 design information and other Protected Information that is owned by Westinghouse or its affiliates and that Owners are obligated to maintain the confidentiality of such Protected Information in connection with Contractor’s use thereof (“Westinghouse Protected Information”). Notwithstanding anything to the contrary herein, Contractor shall not disclose Westinghouse Protected Information received from Owners to any Third Party, including its subcontractors, consultants, or other agents, until such recipient has executed a confidentiality agreement substantially in the form attached hereto as Exhibit S; provided, however, that any recipient that previously executed a confidentiality agreement or acknowledgement in a form attached to the Engineering Procurement and Construction Agreement between Westinghouse and Owners, dated April 8, 2008, shall not be required to execute a new confidentiality agreement in the form of Exhibit S, it being agreed by the Parties that the confidentiality agreement signed by such recipient, while it remains in effect, shall satisfy the requirements of this Article 22. Contractor may only disclose Westinghouse Protected Information to an Affiliate if such Affiliate is subject to a confidentiality obligation consistent with the protections provided in Exhibit S. Prior to disclosing Westinghouse Protected Information to any Third Party or any Affiliate other than the Affiliate Subcontractors listed herein, Contractor shall obtain Owners’ approval and shall cooperate with

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any efforts undertaken by Owners to determine whether Westinghouse approval is required for such disclosure and, if necessary, to obtain Westinghouse’s approval. Should either Party discover a breach of the terms and conditions of any such confidentiality agreement by counterparty thereto, such Party will promptly notify the other Party of such breach and provide to such other Party necessary information and support pertaining to any suit or proceeding contemplated or brought by the original disclosing Party against such counterparty for such breach.
22.3.2    Nothing herein grants the right to a receiving Party (or implies a license under any patent) to sell, license, lease, or cause to have sold any Protected Information supplied by the disclosing Party under this Agreement. Neither Party shall, at any time file, cause or authorize the filing of any patent application in any country in respect of any invention derived from the Protected Information supplied hereunder. As between Owners and Contractor, title to Protected Information provided by one Party to the other Party and all copies made by or for the receiving Party in whole or in part from such Protected Information remains with the disclosing Party.
22.3.3     Except where necessary in connection with the Permitted Purpose, the receiving Party shall not make any copy or in any way reproduce or excerpt Protected Information. Any such copies or excerpts shall include all confidential or proprietary notices and designations. Upon the written request of the disclosing Party, the Protected Information provided hereunder and any such copies or excerpts thereof shall be returned to the disclosing Party, or, at the sole option and request of the disclosing Party, the receiving Party shall destroy such information and any such copies and/or excerpts and certify in writing to the disclosing Party that such information has in fact been destroyed.
22.3.4    Disclosing Party shall not be responsible to receiving Party for the consequence of the use of Protected Information by receiving Party for any purpose other than the Permitted Purpose.
22.3.5    Disclosing Party must not arbitrarily mark documents as proprietary or confidential and will limit such designations to what disclosing Party believes has a sufficient factual and/or legal basis to be genuinely protectable proprietary information. Receiving Party’s acceptance of transmittal of documents marked as disclosing Party’s Protected Information will not constitute any acquiescence or admission by receiving Party that such documents are indeed genuinely protectable proprietary information so long as receiving Party timely raise any objections to disclosing Party’s marking of information as Protected Information.
22.3.7    Receiving Party acknowledges and agrees that disclosing Party shall not be liable to any third party to whom receiving Party provides any Protected Information based on its use or reliance on such deliverables, such liability, if any, being assumed by receiving Party and addressed in receiving Party’s contracts with such third party.
22.4    Export Control.
22.4.1    Each Party agrees not to disclose, directly or indirectly transfer, export, or re-export any Protected Information, or any direct or indirect products or technical data resulting therefrom to any country, natural person or entity, except in accordance with applicable export control Law.

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22.4.2    To assure compliance with the export control Laws and regulations of the United States government, specifically the U. S. Department of Energy export regulations of nuclear technology under 10 C.F.R. Part 810, the U.S. Nuclear Regulatory Commission export and import regulations related to nuclear equipment and material under 10 C.F.R. Part 110, and the U.S. Department of Commerce export regulations of commercial or dual-use technology under 15 C.F.R. Part 730 et seq. concerning the export of technical data or similar information to specific countries, locations, or entities, a Party shall not disclose or permit the disclosure, transfer or re-export, directly or indirectly, of any Protected Information it receives hereunder that a receiving Party considers to be potentially subject to U.S. export control, or any product or technical data derived from such Protected Information, except in compliance with such export control Laws, which may be contingent on additional United States Governmental Approvals.
22.4.3    Each Party shall cooperate in good faith with the reasonable requests of the other Party made for purposes of either Party’s compliance with such Laws and regulations. Contractor acknowledges that Protected Information which is subject to U.S. export control is contained within databases and/or servers located at the Site. Contractor shall ensure that all Contractor personnel granted access to the Site shall (a) not be included in any published lists maintained by the U.S. government of persons and entities whose export or import privileges have been denied or restricted and (b) either be a U.S. Person (defined as a U.S. citizen, lawful permanent resident, or protected individual under the Immigration and Naturalization Act of 8 U.S.C. § 1324b(a)(3)), person from a “generally authorized” country, the recipient of a “deemed export” authorization, or a person acting under continuance activities per the savings clause provision of 10 C.F.R. § 810.16(b), and Contractor shall be required to maintain with Owner or obtain such authorizations as needed and comply with any and all corresponding reporting obligations. Nothing in this Section 22.4.3 shall limit Owners’ right to deny access to the Site to any Contractor personnel where Owners determine that granting access would not comply with applicable Law.
22.4.4    Notwithstanding any other provisions in this Agreement, the obligations set forth in this Section 22.4 shall be binding on the Parties so long as the relevant United States export control Laws and regulations are in effect.
ARTICLE 23
REPRESENTATIONS AND WARRANTIES
23.1    Representations and Warranties of Contractor. Contractor hereby represents and warrants to Owners as of the Effective Date as follows:

(i)    Due Organization Contractor. Contractor is duly organized, validly existing and in good standing under the Laws of the State of Nevada. Contractor has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in the State of Georgia and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

(ii)    Due Authorization; Binding Obligation. Contractor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder,

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and the execution, delivery and performance of this Agreement by Contractor has been duly authorized by the necessary action on the part of Contractor; this Agreement has been duly executed and delivered by Contractor and is the valid and binding obligation of Contractor enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and by general principles of equity.

(iii)    Non-Contravention. The execution, delivery and performance of this Agreement by Contractor and the consummation of the transactions contemplated hereby do not and will not contravene the organizational documents of Contractor and do not and will not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which Contractor is a party or by which it or any of its properties is bound or affected.

(iv)    Approvals. There are no approvals or consents of Governmental Authorities or other Persons not yet obtained, the absence of which would materially impair Contractor’s ability to execute, deliver and perform its obligations under this Agreement.

23.2    Representations and Warranties of Owners. Each Owner hereby represents, warrants and covenants to Contractor as of the Effective Date as follows (it being acknowledged that, in light of the provisions of Sections 18.3.1 and 18.3.2 with respect to Dalton Utilities, the representations, warranties and covenants of Dalton Utilities pertain only to that separate and distinct part of the City of Dalton that constitutes Dalton Utilities):

(i)    Due Organization of Owner. Owner is duly organized, validly existing and in good standing under the Laws of the State of Georgia and has the requisite power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in State of Georgia and in any other jurisdiction in which the transaction of its business makes such qualification necessary.

(ii)    Due Authorization of Owner; Binding Obligation. The execution, delivery and performance of this Agreement by Owner have been duly and effectively authorized by the requisite action on the part of such Owner’s governing board. This Agreement constitutes the legal, valid and binding obligations of such Owner, enforceable against such Owner in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and by general principles of equity.

(iii)    Non-Contravention. The execution, delivery and performance of this Agreement by Owner and the consummation of the transactions contemplated hereby do not and will not contravene the organizational documents of such Owner and do not and will not conflict with or result in a breach of or default under any indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling to which such Owner is a party or by which it or any of its properties is bound or affected.

(iv)    Approvals. There are no approvals or consents of Governmental Authorities or other Persons not yet obtained, the absence of which would materially impair

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such Owner’s ability to execute, deliver and perform its obligations under this Agreement. Contractor acknowledges and agrees that, as of the Effective Date, Owners have not obtained approval of the Georgia PSC or other required approval to continue with the construction of the Facility, and although the failure to obtain such approval would not impair Owner’s ability to execute, deliver or perform its obligations under this Agreement, such failure would impact Owners’ decision of whether to continue with the construction of the Facility.

(v)    VEGP Units 1 and 2. The Owners are the owners of VEGP Units 1 and 2.

    23.3    Representations and Warranties of GPC. GPC hereby represents, warrants and covenants to Contractor that it has all full power and authority to execute and deliver this Agreement on behalf of itself and the other Owners and that all actions taken and decisions made by GPC (or by Southern Nuclear on GPC’s behalf) under and in connection with this Agreement are binding on itself and the other Owners.

ARTICLE 24
TITLE; RISK OF LOSS
24.1    Transfer of Title; Intellectual Property.

24.1.1    Except as otherwise expressly provided in this Agreement, title to any materials and supplies used in connection with the Work and which become a part of the Facility or which are otherwise provided to Owners shall vest in Owners upon Owners’ payment therefore.

24.1.2    Subject to the license granted herein, Contractor shall retain ownership of all intellectual property rights in any items provided by Contractor or its Subcontractors for use in performing the Work and in any discoveries and inventions (patentable or unpatentable) and copyrightable material that Contractor or any of its Subcontractors makes, creates, develops, discovers or produces in connection with the performance of the Work; provided, however, that Contractor hereby grants to Owners and their Affiliates a royalty-free, fully paid up, irrevocable, worldwide, fully sublicensable, nonexclusive license to use the deliverables required to be delivered by Contractor as part of the Work in connection with the operation, modification and maintenance of the Facility. Notwithstanding the foregoing, nothing in this Section 24.1.2 is intended to provide or transfer to Contractor ownership of any intellectual property rights in any Issued for Construction Documents, Specifications, or any of Westinghouse’s, Owners’, or their Affiliates’ intellectual property or proprietary information (including revisions or derivative works thereto, even where such revisions or derivative works may be the product of or include Contractor’s Work).

24.1.3    Both Parties shall ensure that the other Party and its subcontractors are, to the extent required in connection with the Work or the Project, granted appropriate rights to use documents previously prepared or used by third parties, including Westinghouse Electric Company LLC and its Affiliates and the subcontractors of the foregoing in the construction of the Facility.

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24.2    Risk of Loss. Contractor shall be responsible for the care, custody, and control of, and shall bear the complete risk of loss, destruction, or damage of, the materials, supplies, Construction Materials, Construction Equipment and other equipment, machines and structures that will not become a permanent part of the Facility and which in each case are provided by Contractor, its Subcontractors, or the Personnel or Invitees of any of them to perform the Work.

ARTICLE 25
APPLICABLE LAWS AND REGULATIONS
25.1    Compliance with Applicable Laws. Contractor represents that in performing the obligations of this Agreement, all applicable Laws have been and will be complied with by Contractor and its Personnel and Subcontractors.

25.2    Specific Applicable Law Requirements. Contractor will adhere to applicable Laws including for example: (i) all labor laws and regulations including the use of U.S. citizens or properly documented alien workers under the Immigration Act of 1990 and the Immigration and Nationality Act of 1952, as amended; (ii) all applicable safety and health standards required by the Nuclear Regulatory Commission as well as all applicable safety and health standards promulgated under the Occupational Safety and Health Act of 1970, as amended, including but not limited to OSHA General Industry Regulations 1910.269 and 1926 Subpart V and all applicable state or local health or safety authority with jurisdiction over the work or services performed or to be performed under this Contract; (iii) the Department of Homeland Security’s E-Verify requirements as well as applicable State immigration laws; (iv) the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (as that Act may be amended from time to time); (v) the requirements and prohibitions of 10 C.F.R. Part 810, as well as all applicable laws and regulations identified in this Agreement.

25.3    Conflict Minerals. In accordance with the provisions of § 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act involving disclosures relating to “Conflict Minerals” originating in the Democratic Republic of the Congo or an adjoining country, Contractor represents that it has not recommended or included in any drawings, designs or specifications any products or materials which contain any “Conflict Minerals” which originate from the Democratic Republic of the Congo or neighboring countries.

25.4    OFAC. Contractor hereby represents and warrants as follows at all times during the term of this Contract: (i) neither it, nor any of its employees, authorized agents, subcontractors, principals or beneficial owners, is a Specially Designated National (“SDN”) as defined by U.S. Department of the Treasury Office of Foreign Asset Control (“OFAC”); (ii) neither it, nor any of its employees, authorized agents, subcontractors, principals or beneficial owners, is a citizen of a country subject to an OFAC Country Sanction; (iii) it, and all of its employees, authorized agents, subcontractors, principals or beneficial owners, are in compliance with any and all applicable Laws and regulations relating to the prevention of money laundering and the financing of terrorism to which they are expressly subject.

25.5    Government Submittals. When applicable and appropriate, Contractor will promptly furnish Owners with a copy of all evaluations or notifications concerning the Work submitted to Governmental authorities (including the NRC) by Contractor or its Subcontractors.

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25.6    Federal Acquisition Regulations. Certain Owners are government contractors under an Area Wide Public Utilities Contract with the General Services Administration of the United States Government or pursuant to one or more other agreements. Contractor agrees that each of the Clauses contained in the Federal Acquisition Regulations referred to below, shall, as if set forth herein in full text, be incorporated into and form a part of the Agreement, and Contractor shall comply therewith, if and to the extent applicable:

(1)	52.203-3	Gratuities (APR 1984);
(2)	52.203-6	Restrictions on Subcontractor Sales to the Government (SEP 2006);
(3)	52.203-7	Anti-Kickback Procedures (MAY 2014);
(4)	52.219-8	Utilization of Small Business Concerns (OCT 2014);
(5)	52.219-9	Small Business Subcontracting Plan (OCT 2014);
(6)	52.222-21	Prohibition of Segregated Facilities (FEB 1999);
(7)	52.222-26	Equal Opportunity (MAR 2007);
(8)	52.222-37	Employment Reports on Veterans (JUL 2014)
(9)	52.222-40	Notification of Employee Rights under the National Labor Relations Act (DEC 2010)
(10)	52.222-50	Combating Trafficking in Persons (FEB 2009)
(11)	52.222-54	Employment Eligibility Verification (AUG 2013)
(12)	52.225-13	Restrictions on Certain Foreign Purchases (JUN 2008)

Upon written request, Owner will provide the full text of any of the above clauses incorporated herein by reference.

25.7    Subcontracting Plan. If Contractor is subject to the requirements set forth in Federal Acquisition Regulations 52.219-9, Contractor will (i) adopt a subcontracting plan (“Plan”) that complies with the requirements of 52.219-9; (ii) provide a written copy of the Plan to Owners, and (iii) upon written request, provide timely periodic reports to the Owners that reflect the amounts paid to subcontractors who are a small business concern, veteran owned small business concern, service-disabled veteran-owned small business concern, HUBZone small business concern, small disadvantaged business concern, or women-owned small business concern.

25.8    Debarment. Debarment and Suspension (see 31 U.S.C. § 6101, Executive Orders 12549 and 12689, 7 C.F.R. 1726.16) - the federal law which prohibits Owner from knowingly purchasing goods or services from persons who are debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from participating in transactions with the Federal Government or transactions with participants in programs funded in whole or in part by Federal grants, loans or loan guarantees. Contractor certifies at all times while Contractor is performing services under this Contract that neither it nor its principals is debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any federal department or agency of the government of the United States of America. Contractor shall provide immediate written notice to Owner if Contractor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances. Contractor agrees it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with

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which this transaction originated, and shall obtain a certification that the counterparty if any lower tier covered transaction for services under this Contract is not debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any federal department or agency of the government of the United States of America.

25.9    BAA. Buy-American (see 7 U.S.C. § 903, 7 C.F.R. 1726.15) - the federal law which requires the use of only such unmanufactured materials as have been mined or produced in the United States of America or any “eligible” (as defined in the statute) country and only such manufactured materials as have been manufactured in the United States or any eligible country substantially all (50% or more) from items mined, produced or manufactured in the United States or America or any eligible country, subject to certain exemptions. Contractor shall provide to Owner such information, documents, and certificates as may be requested by Owner or the Administrator of the Rural Utilities Service from time to time with respect to any articles, materials or supplies provided by Contractor in connection with this Contract.

25.10    Lobbying. Lobbying (see 7 C.F.R. 418) - the federal law which prohibits funds appropriated by the government of the United States of America from being used to pay any person for influencing or attempting to influence certain federal officers or agents in connection with the making of a federal loan. Contractor has delivered a signed certification in the form shown attached and incorporated herein as Exhibit T. Contractor has read and understood Exhibit T, will sign and deliver additional counterparts of such certification whenever requested by Owner, and will perform all of the requirements set forth in the certification.

25.11    Davis-Bacon Act Required Contract Clauses.

(i)    The contract clauses contained under the heading “Davis-Bacon Act Required Provisions” in Exhibit J (Davis-Bacon Act Required Provisions) to this Agreement shall, as if set forth herein in full text, be incorporated into and form a part of this Agreement, and Contractor shall comply therewith where applicable.

(a)    The Parties will cooperate in seeking appropriate exemptions from disclosure under the Freedom of Information Act, 5 U.S.C. § 552, and associated regulations for certified payroll data provided to federal agencies in the course of compliance with the Davis-Bacon Act and the Davis-Bacon Act regulations.

(b)     Where necessary and required by law, Contractor will support Owners with the maintenance of the DAVIS-BACON AND RELATED ACTS COMPLIANCE PROGRAM FOR VOGTLE UNITS 3&4 PROJECT.

(ii)    The wage determinations set forth in Exhibit J are applicable to Work provided under this Agreement.

ARTICLE 26

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EQUAL EMPLOYMENT OPPORTUNITY
26.1    Owners’ Equal Employment Opportunity Compliance. Owners comply with all applicable federal and state fair employment laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, all provisions of Executive Order 11246 as amended, 41 C.F.R. § 60-1, and all of the rules, regulations and relevant orders of the Secretary of Labor. Owners prohibit any acts of discrimination, or harassment including offensive words or conduct, on the basis of race, color, religion, age, disability, veteran status, gender, sex, sexual orientation, gender identity, national origin or any other basis prohibited by law. Owners’ work environment must remain free from distractions caused by negative words or actions. Owners are committed to taking affirmative action as required by law and to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, gender, color, religion, age, national origin, disability, veteran status, or any classification protected by federal, state or local law. Such action includes but is not limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Owners post in conspicuous places, available to employees and applicants for employment, notices to which state that all qualified applicants will receive consideration for employment without regard to race, gender, color, religion, age, national origin, sexual orientation, physical handicap, or veteran status.

26.2    Contractor’s Equal Employment Opportunity Compliance. Contractor will comply with all applicable federal and state fair employment laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 and the Americans with Disabilities Act of 1990, and all provisions of Executive Order 11246 as amended, 41 C.F.R. § 60-1, and all of the rules, regulations and relevant orders of the Secretary of Labor. Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, age, disability, veteran status, genetic information, gender, sex, sexual orientation, gender identity, national origin, or any classification protected by federal, state or local law. Contractor shall take affirmative action as required by law and to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, gender, color, religion, age, national origin, disability, veteran status, or any classification protected by federal, state or local law. Such action will include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices which state that all qualified applicants will receive consideration for employment without regard to race, gender, color, religion, age, national origin, disability, or veteran status.

26.3    VEVRAA. In accordance with the U.S. Department of Labor’s regulations implementing the Vietnam Era Veterans Readjustment Assistance Act (VEVRAA, as amended) at 41 C.F.R. Part 60-300, Owners and Contractor shall abide by the requirements of 41 C.F.R. § 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans.

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26.4    Rehabilitation Act. In accordance with the U.S. Department of Labor’s regulations implementing Section 503 of the Rehabilitation Act of 1973, as amended (Section 503) at 41 C.F.R. Part 60-741, Owners and Contractor shall abide by the requirements of 41 C.F.R. § 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.

ARTICLE 27
CYBER SECURITY PROGRAM REQUIREMENTS
27.1    Protection of Digital Computer and Communication Systems and Networks. Contractor understands that Owners are required under 10 C.F.R. § 73.54 to assure all Work performed related to digital computer and communication systems and networks are adequately protected against cyber-attacks, including the design basis threat described in 10 U.S.C. § 73.1, or Work associated with (i) safety-related and important-to-safety functions, (ii) security functions, (iii) emergency preparedness functions, (iv) and support systems and equipment which if compromised, would adversely impact safety, security, or emergency preparedness functions. Contractor agrees that all related Work performed by Contractor will be performed in compliance with Owners’ cyber security plan. As part of Contractors obligations under this provision, Contractor agrees to the following:
(i)    Right of Access. Owners, its agents or assignees, shall have the right to evaluate applicable areas of Contractor or sub-tier provider facilities and activities at a mutually agreed time during the procurement process to ensure compliance with agreed cyber security protocols. Such evaluation performed by Owners or its agents shall in no way relieve Contractor or its sub-tiers of any responsibilities under this Agreement.
(ii)    Control of Sub-tier Subcontracting. Subject to Article 5, Contractor shall be responsible for assuring that all Subcontractors are working to Contractor’s Quality Assurance Program or to the Subcontractors’ own quality assurance program that has been approved by Contractor. Contractor shall provide appropriate verification of quality for all Subcontractors.
(iii)    Records Retention. Contractor will retain records pertaining to the Work consistent with Contractor’s corporate record retention policies.
27.2    Contractor Worker Network Access Compliance.

27.2.1    Owners are committed to maintaining a drug-free and alcohol-free workplace and requires that anyone having access to Owners’ electronic systems and network and/or performing services that directly impact Owners’ personnel, systems, networks, facilities, equipment, or operations: (i) is free from the effects of drugs or alcohol that may impair work performance; and (ii) meets trustworthiness and behavioral standards. Contractor must maintain and enforce a drug-free and alcohol-free workplace policy which is applicable to those of its employees working under this Agreement throughout this Agreement’s term. These requirements apply to Contractor and all its representatives, including its Subcontractors of any tier, which have access to Owners’ electronic systems and network. Contractor will require that all of its

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representatives who have access to Owners’ electronic systems and network will abide by Contractor’s Code of Conduct and Business Ethics and will have the legal right to work in the United States.

27.2.2    All Contractor and Subcontractor Personnel representatives who will have access to Owners’ electronic systems and network will be subject to a background investigation, at Owners’ expense, conducted by Employment Screening Services (“ESS” or “Provider”), or other vendor identified by Owners to provide background screenings for contract workers (provided that, in each case, Contractor is reasonably satisfied that such Provider or such other company will maintain the confidentiality of such information). Contractor will obtain from Owners a Southern Company Consent form entitled Consent to Release Information for Background Investigation. Contractor will complete the form and contact the Provider at 1-866-859-0143 and request a Southern Company background investigation for each such Contractor representative. Any of Contractor’s representatives who do not meet the investigation requirements will not be granted system access, will be dismissed from the Construction Site, and will be barred from other Owners’ sites. In the future, an on-line request option will become available, and either Employment Screening Services or Owners will notify Contractor of the availability of the on-line request option and provide the link to the website, which Contractor may then use in lieu of the telephone option above.

27.2.3    Before each background investigation is conducted, each Contractor representative who will have access to Owners’ electronic systems and network must sign a consent form authorizing the background check (to the extent consistent with applicable federal, state or and local laws) and releasing all background investigation results to his/her employer and, if necessary, to Owners.  Failure to provide such consent will result in the individual not having access Owners’ electronic systems and network. Based on the investigation results, Provider will judge the background investigation results and notify Owners as to whether each of the screened employees is “Compliant” or “Non-Compliant.”  An individual is “Non-Compliant” and disqualified if the background investigation reveals any of the following:

•	Felony conviction;

•	Conviction for certain misdemeanors;

•	DUI/DWI convictions (two in past five years);

•	Pending charges that, if resulting in a conviction, would disqualify for one of the preceding reasons;

•	Currently on probation for charges related to one of the preceding reasons;

•	Pattern of behavior in the past that may not have resulted in a conviction, but that indicates involvement in criminal activity;

•	Incident of workplace violence;

•	Willful omission, misrepresentation, or falsification of personal data provided for background investigation purposes;

•	Not authorized to work in the United States;

•	Currently prohibited from performing work for, or for any contractor on behalf of, any affiliate of SNC; or

•	Suspended or revoked driver’s license (for any position that requires driving).

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27.2.4    Owners may conduct audits during this Agreement’s term to verify compliance with this Section. Neither reservation, nor exercise, of these rights relieves Contractor from compliance nor constitutes exercise of control over manner or means of implementing this Section. No act or omission of SNC waives SNC’s right to enforce, or Contractor’s duty to comply with, the requirements of this Article. SNC also may change the foregoing network access requirements at any time, with the revisions becoming effective upon notice to Contractor; provided that Contractor is given a reasonable opportunity to comply with and implement any such changes. In addition to this Agreement’s general indemnity provisions, Contractor must indemnify Owners’ Interests against a Third Party Claim arising out of or resulting from Contractor’s non-compliance with this Article. This indemnity obligation will survive Agreement termination, cancellation, expiration, or completion.
27.2.5    A Background Investigation Toolkit is available upon request from Southern Nuclear. Contractor may contact the Provider of the Background Investigation at the following website: www.es2.com.
27.3    Procurement of Services. If and to the extent that Contractor provides cyber security related Work or any Work on critical digital assets (hardware, firmware, operating systems, or application software) at Owners’ facilities, such Work will be subject to the controls of SNC’s Quality Assurance Program, and Contractor agrees to abide by SNC’s Quality Assurance Program, including as follows (provided that in the event of a conflict, SNC’s Quality Assurance Program requirements will control):
(i)    Contractor, before beginning permitted access to SNC’s network, will be made aware of SNC’s Quality Assurance Program and must agree to abide by the relevant policies; and Contractor will at all times remain responsible for the compliance of its authorized Personnel and sub-tier contractors.
(ii)    Contractor will participate in SNC’s cyber security training programs or equivalent qualification from Contractor, subject to SNC’s approval of such qualification.
(iii)    Contractor will require:
(a)    Configuration management of the Contractor’s computers, hardware or other equipment to include virus protection, patch management, authentication requirements and secure internet connections.
(b)    The maintenance and secure transfer and storage of information and code while off-site to include appropriate encryption, security and deletion protocols.
(c)    A duty to protect confidentiality.
(d)    Software quality assurance (“SQA”) procedures.
(e)    Approved and disapproved software requirements tabulation.
(f)    Processes and procedures for background investigations.

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(g)    SNC’s right to audit or access to Contractor’s cyber security program and quality assurance program. Contractor shall have no responsibility to update any deliverables or work products delivered as part of any cyber security services in light of future events or circumstances, unless Contractor specifically agrees to do so. Contractor shall be entitled to state in its deliverables and work products disclaimers and liability limitations consistent with the foregoing.
27.4     Construction. This Section contains numerous references to statutes, regulations, SNC and Contractor programs, policies and procedures (“Source Documents”); in each instance, such references and all definitions used in this Section derived from the Source Documents are intended to (and shall be deemed to) include all future revisions, amendments and modifications implemented from time to time to the Source Documents and the definitions derived from the Source Documents. Furthermore, to the extent any statute, regulation, SNC or Contractor program, policy or procedure is enacted in the future and reasonably would be expected to relate to the subject matter hereof, the parties shall negotiate in good faith to revise this Section to address such items as deemed reasonably appropriate by the parties.

ARTICLE 28
SITE AND SECURITY RULES AND POLICIES
28.1    Site Rules. Contractor represents and warrants that it will ensure that its Personnel shall comply with, all applicable rules, regulations, policies, programs, procedures and other requirements of the Owners or Southern Nuclear, including, but not limited to, the subparts below as well as those applicable requirements relating to site, security, fitness for duty quality concerns, quality control, quality assurance, safety, radiation protection and control, environmental compliance and regulatory compliance, and electronic communications (collectively, “Site Rules”), provided that in each case copies of such Site Rules have previously been provided to Contractor’s Authorized Representative. If at any time during the term of this Agreement, Contractor or its Personnel fail to comply with the Site Rules, Owners reserve the right to exercise all its legal remedies under this Agreement including the right to refuse site entry to or have removed from the site Contractor or its Personnel. It is Owners’ expectation that these site requirements be communicated by Contractor to its Personnel before they arrive at any of Owners’ locations.

28.2    Asbestos Responsibility. Certain areas and components of the nuclear plant for which Contractor has contracted to perform work may contain asbestos. As used in this Section, the term “asbestos” includes “asbestos-containing material” and “presumed asbestos-containing material”, as these terms are defined in 29 C.F.R. § 1926.1101 and 29 C.F.R. § 1910.1001. Areas within the plant which are known by SNC to contain asbestos are posted. Material Safety Data Sheets which set forth the quantity in each of the types of asbestos known to be present at the plant are available from the SNC’s employee responsible for coordinating the performance of the task that Contractor has been contracted to perform (“SNC’s cognizant individual”) for inspection. However, it is Contractor’s responsibility as a Contractor to exercise caution while at the Site in light of the potential that the area in which Contractor is working may contain asbestos. Contractor shall take the following precautions, unless advised otherwise in writing by SNC’s cognizant individual: (1) Contractor must check for postings in the area and contact SNC’s cognizant

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individual to determine whether SNC is aware of any asbestos in the area or components in which Contractor will be working, and (2) even if SNC’s cognizant individual is not aware of asbestos in the area or component, Contractor must be sensitive to the potential that asbestos might exist. If Contractor determines that there is a potential that asbestos exists in the work area or component, Contractor shall stop work and notify SNC to investigate the potential asbestos-containing material to determine if in fact the material contains asbestos. If the material is found to be asbestos, Contractor must coordinate any related Work with SNC. Under no circumstances shall work continue when asbestos is discovered without the specific approval of SNC.
28.3    Lifetime Exposure Records. Southern Nuclear policy (applicable after fuel received on Site) administratively limits annual radiation exposure to 2000 millirem, and lifetime radiation exposure to less than the worker’s age in rem or 50 rem (whichever is more restrictive), without obtaining special approvals. In order to maintain exposures below these limits, the Contractor is requested to contact the on-call site health physics managers prior to furnishing any worker on site with an exposure level which exceeds, or is projected to exceed, these limits.
28.4    Required Instruction. Contractor acknowledges that its Personnel may be required to complete successfully indoctrination classes and similar instructional classes concerning the Site Rules before admission to, or the performance of Work on, the Site. Owners will not be liable for and will not be required to compensate or reimburse Contractor for any demobilization costs associated with any Personnel who fails to comply with the Site Rules or who terminates employment or has employment terminated in connection with the Site Rules, regardless of the length of employment of or amount of services performed by such Personnel.
28.5    Zero Tolerance Policy on Firearms. Owners have a zero tolerance policy on firearms being brought onto Owners’ property. Under no circumstance is a Contractor’s employee, agent, or representative to bring firearms, explosives, or any other incendiary devices onto any property owned or operated by Owners. This prohibition includes leaving such items in a vehicle that is parked in Owners’ parking lot. Violation of this policy could result in Contractor or its Personnel being barred from all property owned or operated by Owners or its Affiliates.
28.6    Safety. Contractor will be solely responsible for conforming to safety practices dictated by the nature and condition of the Work while at the Site including compliance with OSHA.
28.7    Reporting of Accidents and Noncompliance with Safety Requirements. Contractor will promptly report to Owners, on such form and in such detail prescribed below, all accidents causing personal injury or property damage, and other unsafe acts or conditions, arising from or otherwise connected with performance of the Work. In the event Owners provide written notification to Contractor of any noncompliance with the provisions of this Section, and Contractor fails or refuses to take corrective action promptly in a manner acceptable to Owners, in Owners’ sole discretion, such failure or refusal will constitute a material breach of the Agreement. Owners will not be obligated to identify, and notify Contractor of, noncompliance with Section, and any failure by Owners to identify, and notify Contractor of, such noncompliance (including, without limitation, patent noncompliance) will not relieve Contractor of any obligation or liability under the Agreement.

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28.8    Medical/Injuries Reporting. First aid will be provided at an on-site medical facility to be staffed and managed by a Contractor-Managed Subcontractor. Injuries that require treatment beyond first aid will follow Site specific emergency response procedures. Contractor shall immediately notify the Owners’ Authorized Representative of any recordable injury, serious incident, occupational illness or potential serious hazard to personnel on the Construction Site. Contractor shall submit a detailed, written report to Southern Nuclear within 48 hours of the recordable injury, serious incident, or occupational illness. The injury report will contain the following information:

•	Name of injured person and employee identification number

•	Date/Time of injury

•	Names of any witnesses and employee identification numbers

•	Accident description

•	Cause of accident

•	Action taken to prevent re-occurrence

•	Nature/Extent of injury

•	Name of Doctor contacted

28.9    Drug Screening. All Contractor Personnel requiring medical attention on Site or as a result of or relating to the Work performed on Site may be drug screened by Owners in accordance with applicable Law and Owners’ Fitness for Duty Program.
28.10    OSHA 300 Log. Contractor shall post and keep current their OSHA 300 Log at its on-site office while Contractor is performing Work for Owners. A copy of this OSHA 300 Log will be provided to Owners’ representatives upon request.
28.11    Injury Reporting. Contractor’s Authorized Representative is responsible for reporting all serious incidents, injuries, and occupational illnesses per Section 28.8. Contractor shall perform an investigation, and an Owner representative may participate in the investigation as determined by Owners and Contractor. The investigation results and corrective actions must be provided to Owners and Owners reserve the right to require additional corrective measures.
28.12    Reporting Applicability. For clarity, the above reporting obligation and other requirements in this Article 28 shall only arise in connection with the performance of Work at or on Owners’ property.
ARTICLE 29
UNESCORTED ACCESS REQUIREMENTS
29.1    Unescorted Access Requirements. The provisions in this Article 29 shall apply only to personnel who are applying for or have been granted unescorted access to VEGP Units 1 and 2, to Unit 3 after Owners have notified Contractor that the requirements of 10 C.F.R. § 73.56 apply to Unit 3, or to Unit 4 after Owners have notified Contractor that the requirements of 10 C.F.R. § 73.56 apply to Unit 4. All personnel granted unescorted access must be screened in accordance with the requirements of 10 C.F.R. § 73.56, 10 C.F.R. § 73.57, 10 C.F.R. § 26, and guidance of NEI 03.01 latest revision, Nuclear Energy Institute Nuclear Power Plant Access

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Authorization Program. Suitability for unescorted access will be based on the results of this screening and must show that the individual is trustworthy and reliable and will not pose a risk to the health and safety of other workers or the public. Contractor is responsible for providing a list of its Personnel that will be visiting the Site at least twenty-four (24) hours prior to its Personnel reporting to the jobsite. The list shall include the last four digits of the employees’ social security numbers and shall be submitted to Southern Nuclear’s service administrator / cognizant individual named in the applicable blanket order release.

29.2    Procedures for Obtaining Access.

29.2.1    Contractor must have its Personnel screened by Southern Nuclear before unescorted access can be granted. To initiate the screening process, access application forms for the Contractor and its Personnel must be completed and mailed to the address listed below as soon as possible before access is required. Allow a minimum of two (2) weeks for processing applications requiring for background investigations. Application forms and additional information may be obtained by writing or calling:

Southern Nuclear Operating Company, Inc.
Attn: Nuclear Fleet Security Department Bin B017
P.O. Box 1295
Birmingham, AL 35201
Telephone: 800-273-8158

29.2.2    The access screening and qualification process for unescorted access authorization includes: (a) verified identity of individual, (b) employment history with suitable inquiry (includes education in lieu of employment and military service as employment), (c) a credit history review, (d) character and reputation determination, (e) a psychological assessment, (f) FBI criminal history review, (g) pre-access drug/alcohol testing and (h) plant training. The individual shall be subject to SNC’s approved behavior observation program immediately following authorizing Unescorted Access Authorization/Unescorted Access (UAA/UA). Background investigations will be processed by the SNC’s Nuclear Fleet Security Department in Birmingham, Alabama and will be initiated upon receipt of properly completed application forms from Contractor. The remainder of the access process will normally be conducted at the nuclear plant and should be coordinated through Contractor’s contact point at the Plant or the Plant Security Access Coordinator.

29.2.3    Contractor is responsible for assuring that its Personnel arrive at the time and location scheduled for access processing at the Plant.

29.2.4    Contractor and its Personnel that have successfully completed all of the required access elements which were reviewed by a reviewing official who then made an access determination relative to the individual’s trustworthiness, reliability and fitness for duty, will be issued a badge for unescorted access. Contractor and its Personnel that do not successfully complete all requirements will be informed of the reasons for denial of access and be given the opportunity to request a review of those access denial decisions that are based on background investigation, criminal history, psychological assessment or fitness for duty.

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29.3    Procedures for Terminating Access/Legal Action Reporting.

29.3.1    Contractor is responsible for ensuring that its Personnel report all legal actions to which they are subject and that occur after they are granted access to the Plant. A report of legal action must be made immediately on arrival for work on the first day or first shift following the legal action. The report must be made before the worker enters a nuclear site Protected Area. If the worker’s immediate supervisor is not available, the report should be made to the next level of supervision in the work group.

(i)    The term “legal action” is defined as a formal action taken by a law enforcement authority or court of law, including being held, detained, take into custody, charged, arrested, indicted, fined, forfeited bond, cited, or convicted for a violation of any law, regulation, or ordinance. It includes felony, misdemeanor, serious traffic offenses, serious civil charges, or military charges.

(ii)    A serious civil charge includes, but is not limited to, the following: a civil judgment, tax lien, civil restraining order, breach of peace, fraud, malicious conduct or gross negligence.

(iii)        Legal action reporting does not include minor misdemeanors such as parking tickets or minor traffic violations such as moving violations when the individual was not physically taken into custody. It does not include minor civil actions such as zoning violations.

(iv)        Any additional legal action occurring while the individual is in the judicial process - and until the matter is fully dispositioned - must be reported to supervision. For example, if an individual’s case is continued or postponed until a future court date that status must be reported to supervision. Personnel are also required to report the final disposition to supervision.

(v)    Legal action reporting also includes the mandated implementation of a plan for treatment or mitigation in order to avoid a permanent record of an arrest or conviction in response to the following activities:

(a)    The use, sale or possession of illegal drugs;

(b)    The abuse of legal drugs or alcohol; or

(c)	The refusal to take a drug or alcohol test (administered by a law enforcement authority or under direction of a court of law).

29.3.2    Contractor is responsible for notifying plant security to terminate its employee’s badge and access authorization within 24 hours following the last shift that the individual is scheduled to work at the Site, or in the event an individual is terminated for cause, the notification to Southern Nuclear security representatives will be made simultaneous of such termination.

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29.4    Representatives’ Access. All Personnel who require access to the vital areas of the Site are required to pass the general employee training (G.E.T.), fitness for duty and background screening before being granted unescorted access. Southern Nuclear will not reimburse to Contractor any cost incurred by Contractor (e.g., wages, per diem, travel expense) for Personnel who fail to report to work after completion of all test requirements, choose not to complete, or fail to pass the above prequalification.

ARTICLE 30
FITNESS FOR DUTY
30.1    Southern Nuclear Fitness for Duty Program. The Nuclear Regulatory Commission’s (“NRC”) Fitness For Duty (“FFD”) regulatory requirements, codified in 10 C.F.R. § 26, and effective on April 30, 2008, require licensees authorized to construct and operate nuclear power reactors to implement an FFD program that includes contract personnel such as Contractor and its Personnel. Contractor Personnel will be evaluated and tested under Southern Nuclear’s program, and Southern Nuclear will cover Contractor Personnel under Southern Nuclear’s program including, as applicable, a behavioral observation program. Contractor agrees that Contractor accepts and shall strictly adhere to the following requirements:

(i)That Contractor will adhere to Southern Nuclear’s Fitness for Duty policy.

(ii)That Contractor supervisory representatives, to the extent that they are covered by 10 C.F.R. Part 26, will be trained in techniques and procedures for initiating appropriate corrective action.

(iii)That Southern Nuclear is responsible to the NRC for maintaining an effective FFD program and that duly authorized representatives of the NRC may inspect, copy or take away copies of reports related to the implementation of Southern Nuclear’s FFD program under scope of contracted activities.

(iv)That Contractor shall ensure Contractor Personnel reporting to work at Southern Nuclear’s facilities are fit for duty within the scope of 10 C.F.R. Part 26 and able to fully perform the assigned work activities.

(v)Contractor shall ensure that all its Personnel comply with Owners’ behavioral observation requirements including, but not limited to, reporting any observation of impairment or unfitness regardless of cause.

(vi)That all Contractor Personnel report to work physically fit to perform all their job duties and that the Contractor shall consider the scope of work required for each contract employee and the physical and mental requirements for each job (e.g., ladder climbing; work at elevations; working in extreme temperatures; heavy lifting, prolonged walking/standing, cognitive ability). Prior to an assignment under this Agreement, the Contractor shall exercise due diligence to ensure that its Personnel who have pre-existing medical conditions that might contraindicate their work in these environments are

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appropriately evaluated prior to assignment at Owners’ nuclear facilities.

(vii)When Owners notify Contractor when the requirements of 10 C.F.R. § 73.56 are expected to apply to Unit 3 and/or Unit 4, Owners will also notify Contractor that the requirements of this Section 30.1(vii) apply. Contractor shall comply with 10 C.F.R. § 26, subpart I, managing fatigue, effective as March 31, 2008 and implemented by Southern Nuclear as of September 30, 2009. Contractor shall ensure that its Personnel performing covered work on-Site shall comply with the work hour rules and effectively manage fatigue per the requirements of subpart I. Compliance with the work hour controls include, but are not limited to, ensuring that Contractor Personnel report to work free of fatigue and have had a minimum 34-hour break in the 9-day calendar period prior to assignment to perform covered work. That the Contractor shall also track work hours of all Contractor Personnel performing covered work on-site to ensure compliance with the subpart I work hour controls and provide annual work hour reports to Southern Nuclear Safety & Health Department, FFD program manager by February 1 of the current year for the prior year.

(viii)To the extent required by 10 C.F.R. § 26.35, Contractor will have or cause its Subcontractors to have, a compliant Employee Assistance Program.

30.2    FFD Access Requirements. The provisions of this Section 30.2 only apply to those individuals not covered by the unescorted access provisions in Article 29. When Owners notify Contractor when the requirements of 10 C.F.R. § 73.56 are expected to apply to Unit 3 and/or Unit 4, Owners will also notify Contractor of the date when FFD access per this Section 30.2 is no longer applicable. All personnel granted FFD access must be screened in accordance with the requirements of 10 C.F.R. Part 26, 10 C.F.R. § 73.56 and NEI 06-06. Suitability for FFD access will be based on the results of this screening and must show that the individual is trustworthy and reliable and will not pose a risk to the health and safety of other workers or the public.

30.3    Scheduling of Work. This Section 30.3 only applies to Personnel who have been granted unescorted access pursuant to Article 29. Contractor shall provide work schedules of Personnel with unescorted nuclear access pursuant to Article 29 who are performing risk significant (covered) work to Owners’ designated FFD representative a minimum of 24 hours in advance of arrival to designated work site for review and approval by Southern Nuclear to ensure the work schedules for such Personnel are in compliance with 10 C.F.R. § 26, subpart I, “Managing Fatigue.” Risk significant (covered) work will be determined by Southern Nuclear. Contractor shall obtain written approval from Southern Nuclear of such proposed work schedule. At a minimum, such proposed schedule shall include names of all Contractor Personnel, number of shifts per day, hours per shift, and number of days per week and meet the minimum days off per subpart I. Contractor shall strictly adhere to such approved work schedules and work scope. A representative of SNC shall be on site while Contractor is performing work at SNC’s nuclear facilities. Contractor shall obtain approval from SNC prior to any work being performed outside of such approved work schedule, out-of-shift, on holidays, or weekends.

30.4    Work Hour Controls/Limitations per 10 C.F.R. § 26, subpart I, “Managing Fatigue”. This Section 30.4 only applies to Personnel who have been granted unescorted access pursuant to Article 29. Contractor shall ensure that all of its Personnel with unescorted nuclear access comply with 10 C.F.R. § 26, subpart I work hour controls and limits; while performing

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covered work inside the Owner controlled and protected areas of the licensee facility. 10 C.F.R. § 26 subpart I and applicable Southern Nuclear procedures limit work hours and requires minimum days off for Personnel with unescorted access; while inside the Owner controlled area performing risk significant (covered) work. Risk significant (covered) work will be determined by Southern Nuclear. Without prior documented approval of SNC, no individual shall work more than 16 hours in any 24-hour period, more than hours in any 48-hour period, more than 72 hours in any 7-day period, including within shift breaks, and are required 34 hours off in any 9-day period. Contractor shall:

(i)Monitor the work hours of Contractor’s Personnel,

(ii)Provide documented actual work hours, including start and stop times,

(iii)Obtain appropriate approval from SNC prior to any worker exceeding the limitations set forth in 10 C.F.R. § 26, subpart I; and

(iv)Ensure fatigue assessments are conducted on Contractor’s Personnel under the following conditions:

(a)For Cause - if an observed condition of impaired individual alertness creating a reasonable suspicion that an individual is not fit to safely and competently perform his or her duties;

(b)Self-Declaration - Conducted in response to an individual’s self-declaration to his or her supervisor that he or she is not fit to safely and competently perform his or her duties;

(c)Post-Event - Conducted in response to events requiring post-event drug and alcohol testing as specified in 10 C.F.R. § 26.31(c); and,

(d)Follow-Up - If a fatigue assessment was conducted after for cause or in response to a self-declaration, and the Contractor returns the individual to duty following a break of less than ten (v) hours in duration, Contractor shall reassess the individual for fatigue as well as the need to implement controls and conditions before permitting the individual to resume performing any duties.

30.5    Personnel Denied Access to Nuclear Facility. Contractor is responsible for assuring that any of its Personnel who have been denied access at a nuclear plant or removed from activities covered under the scope of 10 C.F.R. § 73.56, 10 C.F.R. § 73.57, NEI 03-01 latest revision, or 10 C.F.R. § 26 at any other nuclear plant are not assigned to SNC’s nuclear plant and do not perform any Work covered by this Agreement without the knowledge and consent of SNC.

ARTICLE 31
FREE FLOW OF INFORMATION
31.1    Free Flow of Information Compliance. Contractor agrees to conduct its activities, and to ensure that its Personnel conduct activities, in full compliance with the requirements of

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Section 211 of the Energy Reorganization Act of 1974, as amended (the “ERA”) and 10 C.F.R. § 50.7.

31.2    Work Environment. Contractor will foster a safety conscious work environment (“SCWE”) in which its employees feel free to raise concerns without fear of harassment, intimidation, retaliation or discrimination.

31.3    Project ECP and CAP. Contractor and its Subcontractors and their respective Personnel will be subject to SNC’s project-specific employee concerns and corrective action programs and procedures at all locations where Work under this Agreement is being performed and will advise their personnel that they are entitled and encouraged to raise safety concerns to the Contractor’s management, to Owners, and to the NRC without fear of discharge or other discrimination. SNC’s programs to which Contractor and its subcontractors and their respective employees, agents, and personnel are subject will include a Project Employee Concerns Program (Project ECP) and a Project Corrective Action Program (Project CAP). The Project ECP and Project CAP will be reflected in written policies and procedures, to be provided by Owners to Contractor, that employees may use to raise their concerns, and availability of the Project ECP and Project CAP will be broadly communicated by the Owners to the Contractor and its Subcontractors, and their respective Personnel. To the extent allowed by law and by Owners’ obligations to protect and maintain confidentiality of Project ECP information, Owners will make a good faith effort to: (i) promptly notify Contractor of any ECP-related concern, allegation of harassment or intimidation, or nuclear safety or quality concern it receives related to Contractor’s or any of its Subcontractors’ performance of the Work or to any work performed by any of the Contractor-Managed Subcontractors; (ii) on a periodic basis, but no less than monthly, provide Contractor with an update on the status of any investigation being conducted pursuant to the Project ECP related to Contractor’s or any of its Subcontractors’ performance of the Work or to any work performed by any of the Contractor-Managed Subcontractors; (iii) within one month after completion of any investigation being conducted pursuant to the Project ECP related to Contractor’s or any of its Subcontractors’ performance of the Work or to any work performed by any of the Contractor-Managed Subcontractors, provide Contractor with an executive summary of such investigation; and (iv) as such reports are finalized by Project ECP personnel and shared with Owners, but no less than Quarterly, provide Contractor with trends and metrics of Project ECP issues related to Contractor’s and its Subcontractors’ performance of the Work and to any work performed by the Contractor-Managed Subcontractors.

31.4    Free Flow of Information Training. As part of applicable employee training programs, Contractor will familiarize its employees and require each Subcontractor to familiarize its employees with the requirements of Section 211 of the ERA, 10 C.F.R. § 50.7, and NRC’s Form 3. Employee training must also include information on Nuclear Safety Culture and SCWE.

31.5    Contractor’s Employment Decisions. All employment decisions for Contractor’s employees will be made by Contractor and all employment decisions for a Subcontractor’s employees will be made by such Subcontractor. Owners are not a joint employer with Contractor or its Subcontractors and shall not direct or control Contractor’s employees or a Subcontractor’s employees. Contractor will conduct a SCWE review of any adverse employment action in coordination with Owners. Contractor will ensure its activities are in full compliance with the ERA and 10 C.F.R. § 50.7.

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31.6    Notification of Harassment or Intimidation Allegation. Contractor will promptly notify Owners of any allegation or complaint of harassment or intimidation in connection with the Work under Section 211 of the ERA and 10 C.F.R. § 50.7. Contractor will inform Owners of any proceeding relating to such allegation or complaint, and will inform Owners promptly of any enforcement action or adverse employment action which it plans to take with respect to an employee who has made such an allegation or complaint to the extent it arises out of performance of the Work. For allegations or complaints of harassment or intimidation against Contractor received by Owners, Owners will provide notice to Contractor in accordance with Section 31.3.

31.7    Adjudicatory Documents. Contractor will promptly furnish Owners’ Project ECP representative at the Site with copies of all adjudicatory documents relating to a proceeding involving allegations of harassment or intimidation under Section 211 of the ERA or 10 C.F.R. § 50.7 to the extent these proceedings arise out of performance of the Work. These documents include complaints, hearing requests, notices, pleadings, discovery requests, briefs, orders, decisions and appeals.

31.8    Nuclear Safety or Quality Concern. Within two Business Days of Contractor’s receipt of a nuclear safety or quality concern relating to the Work, Contractor will provide notice of such concern to Owners’ Project ECP representative at the Site. Contractor will also ensure associated records and reports are maintained in accordance with applicable retention policies as specified by NRC regulations, and provide a copy of such records at the request of Owners’ Project ECP representative. Upon Owners’ receipt of a nuclear safety or quality concern relating to Contractor arising out of performance of the Work, Owners will provide notice to Contractor in accordance with Section 31.3.

31.9    Auditing of Whistleblower Policies and Investigations. Owners reserve the right to review and audit the effectiveness of Contractor’s policies and procedures, to review any investigation performed by Contractor of an allegation of harassment or intimidation related to the Work, to conduct its own investigation into any such allegation, and to request remedial action. Contractor agrees to cooperate with such investigations.

31.10    Termination for Free Flow of Information Violation. Contractor agrees that (i) any actions it takes with respect to its employees in connection with the Work, which Owners, the NRC or the Department of Labor determines is in violation of Section 211 of the ERA or 10 C.F.R. § 50.7, or (ii) any material breach of this Section will constitute a breach of a material provision of this Agreement for the purposes of Section 21.2.

31.11    Indemnification for Free Flow of Information Claims. Contractor agrees to indemnify and hold harmless Owners from any Claims by Contractor’s employees and associated costs (including costs of defense, attorney’s fees and court costs), expenses, fines, penalties or other liability to the extent such arises from conduct of Contractor which violates Section 211 of the ERA or 10 C.F.R. § 50.7.

31.12    Communication with NRC. In accordance with 10 C.F.R. § 50.7, this Agreement does not in any way prohibit or restrict or otherwise discourage the free flow of information from Contractor to the NRC. Further, any associated subcontract affecting the terms, compensation,

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conditions and privileges of employment will not contain any provision which prohibits, restricts or otherwise discourages the free flow of information to the NRC.

ARTICLE 32
NO TOLERATION OF UNACCEPTABLE BEHAVIORS BY CONTRACTOR

32.1    Behavior Standards. Contractor and its Personnel shall at all times conduct their business activities pursuant to this Agreement in a highly ethical manner and in compliance with all applicable laws and regulations. Personnel shall not, at any time, exhibit the following behaviors:

•
Harassment or unlawful discrimination of any kind or character, including but not limited to conduct or language derogatory to any individual, race, color, religion, age, disability, veteran status, genetic information, gender, sex, sexual orientation, gender identity, national origin, or any classification protected by federal, state or local law, that creates an intimidating, hostile, or offensive working environment. Specific examples include, but are not limited to jokes, pranks, epithets, written or graphic material, or hostility or aversion toward an individual or group on the basis of a legally protected status.

•
Any conduct or acts such as threats or violence that creates a hostile, abusive, or intimidating work environment. Examples of such inappropriate behaviors include, but are not limited to fighting, abusive language, inappropriate signage, use or possession of firearms on Owners’ property, and destruction of Owners or Owners’ employee property at the worksite or the threat of any of the foregoing.

•	Work practices that are unsafe or harmful to the natural environment.

•
Use of Owners’ computers, email, telephone or voice-mail system that in any way involves material that is obscene, pornographic, sexually oriented, threatening, or otherwise derogatory or offensive to any individual, race, color, religion, age, disability, veteran status, genetic information, gender, sex, sexual orientation, gender identity, national origin, or any classification protected by federal, state or local law.

•	The use of, being under the influence of, or possession of alcoholic beverages or unlawful drugs on Owners’ property.

•
Engagement in any activity that creates a conflict of interest or appearance of the same, or that jeopardizes the integrity of Owners or Contractor (including but not limited to providing gifts and gratuities to Owners’ employees).

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•
Posting in any social media forum (Facebook, Twitter, blogs, etc.) or communicating in any other public setting in a manner that does not constitute protected speech and violates any of the provisions of this Agreement, regardless of whether those postings or communication are made using Owners resources, Contractor resources, or any Personnel’s resources, during or outside of work hours. Examples include, but are not limited to, divulging Protected Information or making harassing or discriminating statements about, or directed at, employees or customers of Owners or its Affiliates. No Personnel will imply or in any way indicate that he/she speaks on behalf of Owners or its Affiliates in any social media forum or any other public setting. Owners reserve the right to monitor all communication made by Contractor’s Personnel on Owners’ equipment, including laptops, cellular telephones, and portable computing devices (e.g., Blackberry, Smart Phones) and Contractor’s Personnel have no reasonable expectation of privacy in such communications. Owners’ right to monitor includes, but is not limited to, the right to archive, store, and forensically recover electronic communications on Owners’ equipment.

32.2    Compliance with Required Behavior Standards. Contractor shall communicate these required behavior standards to its Personnel and Subcontractors and their Personnel and shall promptly dismiss, or cause its Subcontractors to dismiss, any individual who has violated these standards. Contractor and its Subcontractors shall inform their Personnel that they will maintain a “no tolerance” policy for violation of the required behavior standards. In the event that a Subcontractor or its Personnel violates these behavior standards, Contractor shall require such Subcontractor to promptly institute an educational program designed to raise awareness of and conformity to these behavior standards. In the event that a Subcontractor fails to institute the educational program within thirty (30) Days of notice from Contractor, or there are repeated violations of these standards by such Subcontractor or its Personnel, at Owners’ request, Contractor will take prompt action to terminate the applicable Subcontract. If Contractor or any of its Personnel observes an employee of Owners or any of their Affiliates doing, or is ever asked by such an employee to do, something considered to be unethical, illegal, or in violation of these behavior standards, Contractor shall notify Owners’ management immediately or call Workplace Ethics at (1-800-754-9452) or such other number as directed by Owners.

ARTICLE 33
NON-ENGLISH SPEAKING CONTRACTOR WORKERS
33.1    Provision of English Speaking Personnel. Contractor shall at all times assure that an English speaking representative of Contractor is provided for non-English speaking Personnel and Subcontractors. The English speaking representative must have the ability to communicate with and translate the foreign language of all non-English speaking Personnel and Subcontractors to assure that the ability to communicate vital information is readily available. If the non-English speaking Personnel or Subcontractors are divided into work groups, it shall remain the responsibility of the Contractor that an English speaking representative of Contractor is provided so as to assure that the ability to communicate vital information is still readily available to all non-English speaking Personnel and Subcontractors.

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33.2    Translations. Contractor represents and warrants that it has communicated and translated to its non-English speaking Personnel and Subcontractors including all information and training required by applicable Law and all other safety and health requirements, in addition to all job related duties. These requirements include but are not limited to OSHA, the Contractor’s safety program, the contract documents including contract safety requirements, any relevant manufacturer’s information such as Material Safety Data Sheets, and the specific project safety plan for the work to be performed for Owners, in addition to any relevant hazards and special site conditions that Owners have notified Contractor may be encountered by Contractor and or its Personnel or Subcontractors.

33.3    Notice. In the event that Contractor or a Subcontractor will cause Non-English Speaking Personnel or Subcontractors to be engaged in Work at the Site subject to Owners’ Part 26 Fitness for Duty program, Contractor shall provide written notice to Owners at least thirty (30) days prior to the arrival of the Non-English Speaking Personnel or Subcontractors at the Site.

33.4    Limitations for Certain Access and Screening Requirements. This Section 33.4 applies only to personnel for whom Contractor requests screening pursuant to Article 29 or to whom 10 C.F.R. Part 26 Subparts A through H, N, and O would apply in the performance of their duties. Certain aspects of the screening process required by applicable Law are only available in English as of the Effective Date. Nothing in this Article 33 limits Owners’ rights pursuant to Articles 29 and 30 with respect to any access or fitness for duty determination.

ARTICLE 34
BENEFITED PARTIES
Contractor understands and agrees that GPC is entering into this Agreement not only for its own benefit but also and equally for the direct benefit of Owners. By agreement, SNC has the right and obligation to construct, operate and maintain generating plants, which are owned jointly by GPC and the other Owners, and SNC has the right to enter into agreements for exercising said rights and performing said obligations.  As their interests appear, it is further agreed that each and every right, benefit and remedy accruing to GPC likewise accrues to the Owners including but not limited to the right to enforce this Agreement in their own name or names. Notwithstanding the foregoing, as between GPC, Owners, and Contractor, GPC shall remit (on behalf of Owners) all payments to Contractor hereunder, and Contractor shall submit all invoices to GPC for payment. Owners represent that Owners are the sole present owners (subject to mortgage indentures) of the Facility to which the Work relates and that GPC is authorized to bind, and does bind, all present Owners to the terms of this Agreement including the limitations of liability set forth in this Agreement. In the event that any other entity obtains any ownership interest in a facility for which the Work is performed, then Owners agree to bind such entity to such limitations of liability.

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ARTICLE 35
QUALIFICATIONS AND PROTECTION OF ASSIGNED PERSONNEL
35.1    Contractor’s Personnel. Contractor shall comply with applicable labor and immigration Laws that may impact Contractor’s Work under this Agreement, including the Immigration Reform and Control Act of 1986 and Form I-9 requirements, by performing the required employment eligibility and verification checks and maintaining the required employment records as included therein. By providing an employee of Contractor or a Subcontractor to engage in any portion of the Work under this Agreement, Contractor warrants and represents that it has completed the screening measures described in this Section 35.1 with respect to such employee, if applicable, and that such screening measures did not reveal any information that could adversely affect such employee’s suitability for employment or engagement by Contractor or Subcontractor or competence or ability to perform duties under this Agreement. If in doubt as to whether a suitability, competence or ability concern exists, Contractor shall discuss with Owners the relevant facts of such situation and Owners will determine, in their sole discretion, whether such Person should be allowed to perform any of the Work. Owners, in their sole discretion, shall have the option of barring from the Site any Person whom Owners determine does not meet the qualification requirements set forth above. In all circumstances, Contractor shall ensure that the substance and manner of any and all screening measures performed by Contractor pursuant to this Section conform to applicable Law. Owners shall have the right to bar from the Site any Person employed or engaged by Contractor, its Personnel or an Invitee who engages in misconduct or is incompetent or negligent in the Owners’ sole judgment while on the Site or while performing Work, or whom Owners have previously terminated for cause or otherwise dismissed or barred from the Site. Upon request of Owners, Contractor shall immediately remove those Persons to whom Owners object from the Site and shall not allow the further performance of Work by those Persons. In addition, in the event that Contractor learns of any such misconduct, incompetence or negligence independent of Owners’ objection, Contractor shall remove such Persons from the Site, shall not allow any further performance of Work by such Persons and shall promptly notify Owners of such misconduct, incompetence or negligence and the actions taken by Contractor as a result thereof. Any cost for replacement of such Persons removed by Contractor pursuant to the preceding sentence shall be at Contractor’s expense.

35.2    Respirator Protection. For any Work at the Site that may expose any of Contractor’s Personnel or Invitees to sources of radiation or require them to wear respiratory protection, Contractor shall require each of these Persons, prior to entering any radiation area or wearing respiratory protection, to undergo a physical examination to determine if occupational radiation exposure or the wearing of respiratory protection should be avoided because of any medical condition or other circumstance, and in addition, to undergo such physical examination as may be required by applicable Law or by a Government Authority having jurisdiction. Contractor shall keep a record of such physical examinations available for inspection by Owners as permitted under applicable Law. Owners will assist Contractor in defining the applicable requirements, if requested.
ARTICLE 36
RECORDS AND AUDIT

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36.1    Technical Documentation. Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain Work records for a period of three (3) years after Final Completion or such longer period as required by applicable Laws.

36.2    Accounting Records. Except to the extent applicable Laws require a longer retention, Contractor shall maintain and shall cause its Subcontractors to maintain complete accounting records relating to the Work performed or provided under this Agreement including all Reimbursable Costs in accordance with generally accepted accounting principles in the United States, as set forth in pronouncements of the Financial Accounting Standards Board (and its predecessors) and the American Institute of Certified Public Accountants, for a period of seven (7) years after Final Completion or such longer period as required by Law, except that records relating to Sales Taxes for such items must be retained for seven (7) years as specified in Section 36.5.

36.3    Maintenance of Records Generally. Notwithstanding anything in Section 36.1 or 36.2 to the contrary, Contractor shall ensure to the extent required that its maintenance of records complies with the applicable provisions of 10 C.F.R. § 50.71 and other applicable Laws, including, but not limited to, NRC regulations, until such time Contractor delivers such records to Owners in accordance with this Agreement.

36.4    Right to Audit. If Owners request verification of Reimbursable Costs or any other amounts payable or invoiced under this Agreement, Owners or Owners’ independent auditor shall be entitled to examine and audit Contractor’s records and books related to such amounts and provide a report to Owners. Such audit will be conducted during business hours and provide each Owner with a reasonable opportunity to verify that all costs and charges have been properly invoiced and requested in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, Owners shall not be entitled to audit any information that would enable Owners to determine the make-up of any lump sum, or any fixed or established amounts, rates or multipliers permitted under this Agreement (other than escalation indices). If an audit by the auditor demonstrates that amounts paid by Owners to Contractor were incorrectly charged, then Owners shall be entitled upon demand to a refund from Contractor of such over-charges plus interest since the date of payment of the over-charges at a rate equal to the Prime Rate plus two percent (2%). Any such refunds owed by Contractor to the Owners may be offset by the Owners from any amounts otherwise payable to Contractor at any time.

36.5    NRC. Notwithstanding anything in this Agreement to the contrary, Owners shall not be restricted from any audit rights that they are required to have in order to comply with applicable Laws, including without limitation the requirements of the NRC.

36.6    Sales Tax Records. Contractor shall fully cooperate with Owners in connection with the reporting of (a) any Sales Taxes payable with respect to the Work and (b) any assessment, refund, Claim or proceeding relating to Sales Taxes payable with respect to the Work. Contractor shall use commercially reasonable efforts to require its Subcontractors to provide to Contractor the information and data Contractor may reasonably request for purposes of complying with this Section and otherwise fully cooperate with Owners. Contractor shall retain, and shall require its Subcontractors to retain, copies of such documentation and the documentation concerning purchases relating to the Work or the payment of Sales Taxes, if any, for a period of not less than seven (7) years. Contractor shall use commercially reasonable efforts to ensure that its contracts

CONFIDENTIAL AND PROPRIETARY

with Subcontractors effectuate the provisions of this Section. Contractor’s obligations under this Section shall survive the termination, cancellation or expiration of this Agreement for any reason and shall last so long as is necessary to resolve matters regarding Taxes attributable to the Work. The costs incurred in complying with this Section shall be Reimbursable Costs.

36.7    Acknowledgement of Owners’ Co-ownership Agreements. Contractor acknowledges that pursuant to the Ownership Agreement and the Development Agreement, each of the Owners has informational and audit rights relating to the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Units and the associated costs to be shared among the Owners. Those rights include audits of the performance of Georgia Power Company, as agent for the other Owners, the provision of relevant information to the Owners relating to the development, planning, design, licensing, acquisition, construction, completion, startup and commissioning of the Units, and audits of Georgia Power Company or Southern Nuclear of the costs associated with the Units which are charged to or paid by the Owners. Contractor shall cooperate with Southern Nuclear, Georgia Power Company and the other Owners and their representatives in connection with these informational and audit rights, and will upon request by Georgia Power Company or Southern Nuclear provide information relating to this Agreement and Contractor’s performance hereunder, to the extent that Owners are entitled to such information pursuant to the other provisions of this Agreement.

ARTICLE 37
TAXES
37.1    Sales Tax.

37.1.1    Contractor and Subcontractor expenses to comply with nonresident contractor sales tax bond and nonresident subcontractor bonds prescribed by Ga. Code Ann. § 48-13-31 and Ga. Code Ann. § 48-8-63 shall be reimbursed by Owners. Expenses include, but are not limited to application fees, annual surety bond costs, and bond termination fees.
    37.1.2    For the avoidance of doubt, Taxes, including Sales Tax on Plant Equipment and Materials procured by Owners and provided to Contractor and its Subcontractors for incorporation into the Facility are for the account of Owners. Taxes, including Sales Tax, on Contractor (and its subcontractors) Construction Equipment, Construction Materials and indirect materials are payable by Contractor (and its subcontractors), and shall be reimbursed by Owners pursuant to Section 7.1.1(vi).
37.2    Property Tax.

37.2.1Property Tax shall mean ad valorem taxes imposed on real and business personal property, and construction work in process.

37.2.2Property Tax assessments of Contractor and its Subcontractors as they pertain to the Work shall be reimbursed by Owners to Contractor.

37.3     Cooperation and Audit.

CONFIDENTIAL AND PROPRIETARY

37.3.1    Owners and Contractor shall, and Contractor shall cause each Subcontractor to cooperate in good faith with each other, and use their commercially reasonably efforts to minimize sales or use relating to this Agreement and the Work, including taking advantage of applicable exemptions and consulting and cooperating in good faith with each other in order to effectively handle and contest any audit, examination, investigation, or administrative, court or other proceeding. In connection therewith, Contractor shall, and shall cause its Subcontractors to, assign to Owners its rights to any refund of Sales Tax, Property Tax, or other Taxes which have been paid or reimbursed by Owners in order to enable Owners to contest the determination of taxability and recover any overpayment of such Taxes. Contractor shall grant or cause to be granted to, and shall cause its Affiliates and Subcontractors to grant to, Owners or Owners’ representatives (subject to appropriate non-disclosure agreements being signed) access at all reasonable times during the course of the Work and thereafter until the later of thirty days following the expiration of the applicable statute of limitations or the resolution of any Claim in respect of Sales Tax and Property Tax to all of the information, books, and records relating to Sales Tax and Property Tax matters pertaining to the Work within their respective possession or control, and shall make their respective employees and agents available on a mutually convenient basis in order to answer questions regarding such books and records. Contractor shall also furnish or cause to be furnished to Owners or Owners’ representatives the assistance and cooperation of personnel of Contractor, its Affiliates, and Subcontractors, as Owners may reasonably request in connection with such Tax matters.
    37.3.2    Provided that Owners have timely performed their obligations under this Article, Contractor shall defend, indemnify and hold harmless the Owners and Owners’ Interests from and against any liabilities arising or resulting from Contractor’s or any Subcontractor's failure to (a) make any payment of Sales Tax, Property Tax, or other Taxes, interest or penalties when due, (b) comply with reporting or return filing obligations, and/or (c) provide or obtain the necessary information or exemption forms to or from its or their respective Subcontractors, or otherwise comply with the requirements of any applicable exemption from Taxes.
    37.3.3     Owners shall be responsible for and shall indemnify, defend and hold harmless Contractor and Contractor Interests from and against any Taxes, interest or penalties imposed on any of the foregoing and that arise as a result of inaccuracies or omissions from executing Owners’ tax minimization strategy.
    37.3.4     Owners shall reimburse Contractor with respect to the defense of any Claim or assessment related to Sales Tax, Property Tax, or other Taxes for which Owner is liable hereunder in respect of the Work. Consistent with other notice provisions in this Agreement, Contractor shall notify Owner in writing of any audit or assessment of Contractor by a Taxing Authority covering Sales Tax, Property Tax, or other Taxes where Contractor has the right to be indemnified.
ARTICLE 38
DISPUTE RESOLUTION
38.1    Definition of Claim. A “Contract Claim” is a written demand or assertion by one of the Parties submitted to the other Party seeking, as a matter of right, adjustment or interpretation

CONFIDENTIAL AND PROPRIETARY

of Agreement terms, payment of money, adjustment to the Target Completion Date(s), adjustment to the Target Construction Cost, or other relief with respect to the terms of this Agreement. The term “Contract Claim” also includes other disputes and matters in question between Owners and Contractor arising out of or relating to this Agreement (including the breach, termination or validity thereof, and whether arising out of tort or contract).
38.2    Pre-DRB Process. Prior to submitting any Contract Claim for dispute resolution, the Parties will exchange written positions regarding the dispute and senior officers shall meet in person or telephonically to attempt to resolve the dispute. Upon mutual agreement, the Parties will submit disputes to non-binding mediation prior to initiating the dispute resolution board (“DRB”) process set forth in this Article. Pending a determination from the DRB as provided below, Contractor shall proceed diligently with the performance or provision of the work that is the subject of the Contract Claim and all of its other duties and obligations under this Agreement.
38.3    Submittal to DRB. All Contract Claims not resolved by the Parties per Section 38.2 shall be submitted to and decided by the three-member DRB established pursuant to the DRB procedures set forth in Exhibit U. The DRB members shall each be mutually agreeable to the Parties. Upon any vacancy on the DRB, the Parties shall endeavor to agree on a replacement member promptly in accordance with the DRB procedures, notwithstanding whether any Contract Claim then is pending.
38.4    Commencing Dispute Resolution. Either Party may commence the DRB hearing process by providing written notice of the dispute to the other and to the members of the DRB, as provided in the DRB procedures. The initiating Party shall indicate whether the Regular Hearing or Expedited Hearing process is requested. The other Party shall note any objection to the requested process in writing within 5 Business Days of receiving such notice. Any disagreement as to whether the Regular or Expedited Hearing process is applicable to the dispute shall then be determined within 10 Days by the DRB Chair, in accordance with the terms of this Agreement.
38.5    Initial DRB Conference. Within the applicable period set forth in the DRB procedures, the DRB shall hold a telephone conference with the Parties to discuss the Contract Claim and to agree on the hearing date, duration, and the applicable pre-hearing deadlines. The DRB may establish additional procedures and otherwise conduct the dispute resolution process in such manner as it deems appropriate to assure an expeditious and fair resolution of the Contract Claim.
38.6    DRB Hearing Location. Unless otherwise agreed by the Parties, the DRB shall convene all hearings either at the Site or in Atlanta, Georgia.
38.7    Effect of DRB Determination. The written determination of the DRB is binding on the Parties to the extent provided herein, and any remedy contained in such determination shall be implemented and paid within 45 Days of such determination, without prejudice to subsequent arbitration as provided herein. An arbitration solely to compel a Party to comply with the determination of the DRB may be commenced any time after such 45 Day period. The DRB determination itself is subject to further challenge via arbitration which may be initiated by either Party following a determination of the DRB, but only in accordance with the requirements set forth below.

CONFIDENTIAL AND PROPRIETARY

38.7.1    Where either (a) the Contract Claim(s) relate to the withholding or non-payment of Reimbursable Costs (whether such Contract Claim(s) are related or not) and the cumulative value of Reimbursable Costs in dispute exceeds [***], or (b) one or more Contract Claims relating to a single or closely-related series of events or contractual interpretation disagreement involve an aggregate amount in dispute exceeding [***], the Parties may initiate arbitration seeking to overturn the DRB’s determination within 45 Days from the date of such determination.
38.7.2    In all other cases (including a dispute within Section 38.7.1 as to which no arbitration is initiated per that Section), the Parties may only initiate arbitration to challenge the DRB’s determination within the 60 Day period following achievement of Mechanical Completion of Unit 4. For DRB determinations rendered after such Mechanical Completion date, any arbitration to challenge the DRB’s determination must be initiated within 60 Days following such determination.
38.7.3    If no arbitration has been initiated with respect to a Contract Claim within the applicable time periods set forth above, the DRB’s determination shall be final and binding in all respects. Judgment thereon may be entered by any court having jurisdiction thereof, and such DRB determination shall be entitled to treatment as a final award rendered in a duly constituted and conducted arbitration in accordance with the provisions of the U.S. Arbitration Act, 9 U.S.C. Section 1, et seq.
38.7.4    For purposes of determining the aggregate amount in dispute as specified in Section 38.7.1(b), the amount associated with all Contract Claims stemming from a single or closely-related series of events or contractual interpretation disagreement shall be added together, but unrelated Contract Claims may not be added together so as to exceed the threshold amount set forth in Section 38.7.1(b). As a special case, it is agreed that all Contract Claims relating to the Subcontract Scope Alignment Process will be considered as stemming from a single or closely-related series of events. If the Parties do not agree on the aggregate amount in dispute for these purposes, the determination of the DRB regarding the aggregate amount in dispute will be final and binding on the Parties.
38.7.5    Pending a final arbitration award overturning or modifying a DRB determination, all DRB determinations will be binding on the Parties and implemented in all respects in good faith.
38.8    Arbitration. Subject to the provisions and time limits of Section 38.7, any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration by three arbitrators, of whom each Party shall designate one in accordance with Rule 5.1. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Atlanta, Georgia. The arbitration shall consider the Contract Claim(s) involved de novo, provided that the applicable DRB Determination(s) respecting such Contract Claim(s) shall be admissible in evidence and given such weight as the arbitrators may determine.

CONFIDENTIAL AND PROPRIETARY

38.9    Court Proceedings. Notwithstanding anything in this Article to the contrary, a Party may file a complaint, exclusively, in the U.S. District Court for the Southern District of Georgia for the limited purpose of seeking enforcement of the agreement to arbitrate set forth in this Article, or non-exclusively, for the purpose of seeking a judgment upon or enforcement of an arbitration award.
ARTICLE 39
NOTICES
All notices specifically related to the terms and conditions of this Agreement or otherwise required under this Agreement shall be sent by nationally recognized overnight courier service or certified mail with return receipt requested to the addresses shown below, with notice to be effective only at the time of receipt thereof.

If to Owners:

Georgia Power Company
Attn: David L. McKinney, Vice President-Nuclear Development
241 Ralph McGill Blvd., NE
BIN 102321
Atlanta, GA 30308

Southern Nuclear Operating Company, Inc.
Attn: Mark D. Rauckhorst
Executive Vice President-Vogtle 3/4 Construction
7825 River Road
BIN 63031
Waynesboro, GA 30830

Balch & Bingham LLP
Attn: M. Stanford Blanton
1710 Sixth Avenue North
Birmingham, AL 35203

If to Contractor:

Bechtel Power Corporation
Attn. T. Troutman, Project Manager
Plant Vogtle 3&4
7825 River Rd.
Building 302 Executive Office
Waynesboro GA, 30830

Bechtel Power Corporation
Attn: C. E. Harris, General Counsel
12011 Sunset Hills Road

CONFIDENTIAL AND PROPRIETARY

Suite 110
Reston, Virginia 20190

Bechtel Power Corporation
Attn: Nuclear Power Business Line Manager
12011 Sunset Hills Road
Suite 110
Reston, Virginia 20190
ARTICLE 40
MISCELLANEOUS
40.1    Assignment. Contractor shall not assign this Agreement in whole or in part without the prior written consent of Owners, which consent shall not be unreasonably withheld. Owners shall not assign this Agreement in whole or in part without the prior written consent of Contractor, which consent shall not be unreasonably withheld; provided, however, that (i) this Agreement may, upon prior written notice to Contractor, be assigned in whole by the Owners to the DOE without the prior consent of Contractor; and (ii) this Agreement may, upon prior written notice to Contractor, be assigned by the Owners to the Financing Parties for collateral purposes without the prior consent of Contractor. Except as set forth in this Section 40.1, any assignment of this Agreement by either Party, either by operation of law, order of any court, or pursuant to any plan of merger, consolidation or liquidation, shall be deemed an assignment by such Party for which prior consent is required, and any assignment made without any such consent shall be void and of no effect as between the Parties.

40.2    Non Waiver. The failure of either Party to enforce at any time any of the provisions of this Agreement shall neither be construed as a waiver of such provision nor in any way affect the validity of this Agreement or the right of either Party to enforce each and every provision.

40.3    No Implied Waiver. Unless otherwise expressly provided herein, no waiver by either Party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such Party.

40.4    Amendments. No waiver, modification, or amendment of any of the provisions of this Agreement shall be binding unless it is in writing and signed by duly authorized officer of each Party.

40.5    Survival. All provisions of this Agreement that expressly or by implication come into or continue in force and effect following expiration or termination of this Agreement shall remain in effect and be enforceable following such expiration or termination, including all provisions of this Agreement that much survive in order to give force and effect to the rights and obligations of the Parties under this Agreement.

CONFIDENTIAL AND PROPRIETARY

40.6    Governing Law. The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the Laws of the State of Georgia, without giving effect to the principles thereof relating to conflicts of Laws.

40.7    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

40.8    Independent Contractor. Contractor is an independent contractor and nothing contained herein shall be construed as creating (a) any relationship between Owners and Contractor other than that of owners and independent contractor, (b) any relationship whatsoever between Owners and Contractor’s Personnel or (c) a fiduciary relationship between Contractor and Owners. Neither Contractor, nor any of its Personnel, are or shall be deemed to be employees of Owners.

40.9    Third Party Beneficiaries. Except as expressly set forth in this Agreement, the provisions of this Agreement are intended for the sole benefit of Owners and Contractor, and the Parties do not intend to create any other third party beneficiaries or otherwise create privity of contract with any other Person.

40.10    Rights Exclusive. The rights and remedies of Owners or Contractor as set forth in this Agreement shall be the exclusive rights or remedies of the Parties. The limitations of liability, indemnities, extension of insurance coverages and other liability protection provided herein for the benefit of Contractor and Owners shall also apply for the benefit of Contractor Interests and Owner Interests and shall apply to the maximum extent permitted by Law, irrespective of the basis of such claim, whether arising at contract (including breach warranty, indemnity, etc.), tort or otherwise, and regardless of the fault, negligence or strict liability.

40.11    Severability. If any provision of this Agreement or the application of this Agreement to any Person or circumstance shall to any extent be held invalid or unenforceable by a court of competent jurisdiction or arbitrators under Article 38, then (i) the remainder of this Agreement and the application of that provision to Persons or circumstances other than those as to which it is specifically held invalid or unenforceable shall not be affected, and every remaining provision of this Agreement shall be valid and binding to the fullest extent permitted by Laws, and (ii) a suitable and equitable provision shall be substituted for such invalid or unenforceable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

40.12    Entire Agreement. This Agreement contains the entire agreement and understanding between the Parties as to the subject matter hereof, and merges and supersedes all prior agreements, commitments, representations, writings and discussions between them with respect to the subject matter hereof. Except as provided in this Section 40.12, neither of the Parties will be bound by any prior obligations, conditions, warranties, or representations with respect to the subject matter hereof.

CONFIDENTIAL AND PROPRIETARY

40.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

40.14    Further Assurances. The Parties will execute and deliver such other instruments and documents, and take such other actions, as either Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.

40.15    External Communications. Prior to issuing any external communications regarding the Facility, Contractor shall obtain Owners’ prior written approval (approval not to be unreasonably withheld or delayed).  Prior to issuing any external communications regarding the Facility which mention Contractor or any of its Subcontractors, Owners shall obtain Contractor’s prior written approval (approval not to be unreasonably withheld or delayed).

ARTICLE 41
EXECUTIVE OVERSIGHT
41.1    Establishment of Committee. Within thirty (30) Days of the Effective Date, Owners and Contractor shall establish an executive oversight committee (the “Executive Oversight Committee”). The Executive Oversight Committee is not intended to be an approval body or a decision-making body but is intended to facilitate executive-level oversight of the performance of the Work and to provide a forum for discussion of significant issues and/or concerns which may arise in connection with the construction and completion of the Facility.

41.2    Appointment of Executive Sponsors.

41.2.1    The Executive Oversight Committee will be comprised of four (4) members (“Executive Sponsors”), two (2) of whom shall be appointed by Owners and two (2) of whom shall be appointed by Contractor. Each Party shall appoint its Executive Sponsors within fourteen (14) Days of the Effective Date, by giving written notice to the other Party. Each Party may replace either or both of its Executive Sponsors at any time by giving written notice to the other Party.

41.2.2    Unless otherwise agreed by Contractor, the Executive Sponsors appointed by Owners shall occupy board-level positions in GPC’s organization. Unless otherwise agreed by Owners, the Executive Sponsors appointed by Contractor shall occupy board level positions in the organization of Contractor or Guarantor. No person shall be appointed as an Executive Sponsor if such person is involved in the day-to-day management of the Vogtle Units 3 and 4 project or any part thereof.
41.3    Meetings. The Executive Oversight Committee shall meet (either in person or by telephone) on a regular basis (no less frequently than quarterly), provided that any Executive Sponsor may request a meeting of the Executive Oversight Committee at any time to discuss a matter requiring urgent attention and the other Executive Sponsors shall make good faith efforts to participate in such meetings as requested.
[The next page is the signature page.]

CONFIDENTIAL AND PROPRIETARY

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

GEORGIA POWER COMPANY, as an Owner
and as agent for the other Owners

By:	/s/Chris Cummiskey
Name:	Chris Cummiskey
Title:	EVP External Affairs & Nuclear Development

BECHTEL POWER CORPORATION

By:	/s/Tyrone P. Troutman, Jr.
Name:	Tyrone P. Troutman, Jr.
Title:	President

[Signature Page to Construction Completion Agreement]

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

10/18/17                                Page 1 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

10/18/17                                Page 2 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

1.    DEFINITIONS
“Core Scope” means each of the following scope items for each Unit:

(a)	Containment building, shield building, auxiliary building, annex building, and turbine building;

(b)	Each item of Contractor-Managed Subcontract Scope associated with the buildings listed in (a); and

(c)	The provision of distributable services to support construction activities associated with the buildings listed in (a).
“Non-Core Scope” – means scope items not falling within the definition of Core Scope.
“Work Package” – means an assembly of documentation which describes a specific scope of Work and provides Construction Supervision with a concise package of information to accomplish that scope.
2.    SCOPE OF WORK
2.1    Contractor’s Scope of Work
Except as otherwise provided in the Agreement, Contractor’s overall scope of Work is to complete the construction of Vogtle Units 3 and 4 which are two electric generating plants using the Westinghouse AP1000 design as described in the Owners’ Updated Final Safety Analysis Report (UFSAR) as of September 30, 2017. Each Unit includes the following buildings and equipment:

•	Containment building

•	Shield building

•	Auxiliary building

•	Annex building

•	Turbine building

•	Diesel generator building

•	Radwaste building

•
Major equipment including the steam generators, reactor vessel, reactor vessel head, control rod drive mechanisms, main turbine, main turbine generator, turbine deaerator, reactor coolant pumps, containment vessel, cooling towers, main turbine condenser, reactor internals, main step-up transformers, pressurizer, diesel generators, feedwater pumps, circulating water pumps, polar crane, core makeup tanks, moisture separator reheaters, and other equipment and components

•	Other balance of plant and yard buildings, equipment, and components

10/18/17                                Page 3 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

The scope of Work to be performed by Contractor and/or its Subcontractors will comprise the following activities:

a.
All management of construction on the site and supporting offsite locations (e.g., warehouses), including Contractor’s Project Manager, Site Manager, Construction Managers, Area/Building Managers, and Superintendents.

b.    Engagement and management of all craft workers on the site.

c.	Management of the Contractor-Managed Subcontract Scope.

d.	Support of Work Package planning and scoping, preparation of Work Packages, and closeout of Work Packages as described in Section 4.1 below.
e.    Field Procurement management for construction materials and equipment.

f.
Management of Plant Equipment and Materials at the site including receipt and inspection, warehouse management (onsite and offsite facilities), material coordination/issuance, preventive maintenance, and asset preservation.

g.	Management of the use of Owner-provided Construction Equipment and provision of new Construction Equipment as required by Section 4.1.8 of the Agreement.

h.	Management of the use of construction utilities (power, water, etc.) provided by the Owners.
i.    Quality Control for construction activities for which Contractor is responsible.

j.	Construction Testing for which Contractor is responsible, as identified as Contractor’s responsibility in Table 2 of Exhibit G, “Mechanical Completion.”

k.
Quality Assurance (QA) for Contractor’s work activities including implementation of the Contractor’s Quality Assurance Program which will use and take credit for the Owners’ existing quality programs to the extent possible.

l.
Develop program and plan for ASME NA and NPT certifications for performing activities governed by ASME Section III which will be integrated with the existing site ASME approach and implement the plan as directed by Owners.

m.	Construction training for Contractor and Subcontractor personnel.

n.	Site-wide construction safety program.

o.	Management of facilities in support of construction as identified in Exhibit D, “Construction Site”.

p.	Document Control in support of Contractor’s construction activities using the existing site systems.

10/18/17                                Page 4 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

q.	Project Controls related to Contractor’s Construction and other work activities, including planning and prioritization of Work activities.
r.    Contract administration and support services as described in Section 13 below.

s.	Transition activities as described in Section 3 below.
2.2    Not Included in Contractor’s Scope of Work
The following construction-related scope does not form part of the Work:

a.
Any Work performed under (1) “Legacy Work Packages” as of the Effective Date (as identified in Table 1 of Exhibit V, “Work Packages”) or, (2) “Completed and Voided Work Packages” as of the Effective Date (as identified in Table 2 of Exhibit V);

b.	Any Work performed before the Effective Date as part of work pursuant to “In-Progress Work Packages” (as identified in Table 3 of Exhibit V), or;

c.	Any work performed or to be performed under Owner-Managed Subcontracts or the management or administration of such Owner-Managed Subcontracts.
3.    TRANSITION ACTIVITIES
3.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Complete the transition of craft personnel with a target completion date of [***] Business Days after the Effective Date.

b.	Complete the transition of field non-manual personnel with a target completion date of [***] Business Days after the Effective Date.

c.
Complete the preparation and transition to interim programs, plans, manuals, and procedures for Construction; Quality Assurance; Quality Control; Welding; Environmental, Safety, & Health; Procurement & Subcontracts; Project Controls; Project Administration; and Information Technology with a target completion date of [***] Business Days after the Effective Date.

d.
Complete the preparation and transition to full programs, plans, manuals, and procedures for Construction; Quality Assurance; Quality Control; Welding; Environmental, Safety, & Health; Procurement & Subcontracts; Project Controls; Project Administration; and Information Technology with a target completion date of [***] Business Days after the Effective Date.

e.	Complete the preparation and transition of construction software tools with a target completion date of [***]Business Days after the Effective Date.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

f.	Complete the preparation of the program and plan for ASME NA and NPT certifications with a target completion date of [***] Business Days after the Effective Date.
3.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.
Ensure all necessary arrangements are in place to allow Contractor to operate under existing programs, plans, manuals, and procedures until completion of Contractor’s transition activities identified above.

b.	Support Contractor’s transition activities identified above.

c.	Review Contractor’s programs, plans, and procedures, as applicable.
4.    CONSTRUCTION
4.1    Work Packages
The division of responsibility between Owners and Contractor for Work Packages is provided in Table 1 (located on page 7).
4.2    Construction Management and Building/Area Management
4.2.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.
Manage site-wide construction for the completion of Units 3 and 4, including the containment buildings, shield buildings, auxiliary buildings, annex buildings, diesel generator buildings, radwaste buildings, turbine buildings, balance of plant, and construction support.

b.
Manage (and overall authority for) the development and execution of the field non-manual staffing plan, subcontracting plan for Contractor-Managed Subcontracts, labor strategy, construction execution plan, and jobsite work rules.

c.	Implement and manage the Contractor’s Environmental, Safety, & Health program as described in Section 6 below.

d.	Lead interfaces with the building trades including jobsite labor relations and coordination with appropriate business agents.

e.	Control jobsite expenditures for labor, construction, materials, and construction services.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 1. Work Package Division of Responsibility
Responsibility	Description
1. Work Package Scoping and Planning
Owners
•    Perform Work Package scoping and planning to support the Construction schedule, with support from Contractor, including:
-    Define scope
-    Identify design requirements and ITAAC
-    Assemble Owners’ Issued for Construction Documents (drawings, installation specifications, weld data sheets, etc.), Verification/Inspection Data Sheets, etc.
-    Evaluate status of Plant Equipment and Materials, prepare material take-offs/material requests for Plant Equipment and Materials, clear material holds, and prepare Material Requisitions to ensure availability of material for Work Package execution.
•    Prepare Work Package Scoping Document, issue for Contractor review, resolve Contractor’s comments, issue final Work Package Scoping Document.

Contractor
•    Support Work Package scoping and planning performed by Owners.
•    Review Issued for Construction Documents focusing on constructability, perform constructability walkdowns, resolve comments with Owners.
•    Review material take-offs, material requests, and Material Requisitions prepared by Owners for Plant Equipment and Materials and provide feedback on missing items, material holds, etc.
•    Review Work Package Scoping Document prepared by Owners.
•    Evaluate status of non-permanent plant materials and, as appropriate, prepare Material Requisitions to ensure availability of material for Work Package execution.

2. Work Package Preparation
Contractor	• Based on the Work Package Scoping Document, prepare Work Package including construction work steps and sequencing, issue for Owners review, resolve Owners’ comments, issue final Work Package.
Owners	• Review Work Package prepared by Contractor.
3. Work Package Execution
Contractor
•    Manage/control Work Package during installation.
•    Perform inspections and signoffs in accordance with the requirements in the Work Package (i.e., Field Engineering inspections).
•    Confirm that all work steps are completed and signed-off in the Work Package.

Owners
•    Perform any inspections and signoffs identified for Owners in the Work Package.
•    Provide support to Contractor as requested including review and approval of changes requested to Owners’ Issued for Construction Documents.

4. Work Package Closure
Contractor	• Close Work Package and enter into Owners’ records management system.
5. Owners’ Oversight and Staffing
Owners	• Perform Owners’ oversight of Contractor’s Work Package activities.
Owners and Contractor	• Perform joint resource review on a quarterly basis and adjust planning resources based on the mutually agreeable results of the review.
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Exhibit A – Scope of Work / Division of Responsibilities

f.    Establish and implement construction policies and procedures as appropriate.
g.    Develop craft skills training and any testing as required (Section 4.7 below).

h.	Coordinate jobsite activities in support of construction including actions of Contractor’s personnel, subcontractors, suppliers, clients, and their representatives.

i.	Establish and implement construction schedules, methods, manning charts, and construction material and equipment requirements.

j.	Develop plans and establish procedures to support meeting engineering designs and specifications set forth in Owners’ Issued for Construction Documents.

k.	Establish project field procedures and objectives within policies and procedures as necessitated by site conditions.
4.2.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Manage (and overall authority for) procurement of Plant Equipment and Materials, modules, and equipment in support of Construction.

b.	Commercial administration of Contractor-Managed Subcontracts.
4.3    Craft and Craft Supervision
4.3.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Engage craft personnel in the appropriate discipline/trades to execute the planned work.

b.
Implement screening to support the hiring of qualified individuals; check qualifications currently held; and provide the appropriate qualification/indoctrination/training to prepare each new employee for work assignment.

c.	Review as part of the selection process qualifications and required leadership skills for the assignment of General Foreman/Foreman.

d.	Provide craft supervision (superintendents) to lead the craft during field execution of the work with the following responsibilities:

–
Coordinate and interface with Field Engineering, Quality Control, Quality Assurance, Construction Area Managers, and others (as required) to support proper interface for activities that could affect construction.

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Exhibit A – Scope of Work / Division of Responsibilities

–	Provide leadership and day-to-day direction to support the completion of work activities in accordance with approved Work Packages, procedures, budgets, and schedules.

–	Provide resource loading needs by discipline, plan field work based on scheduled activities (manpower, materials, equipment, tools, etc.).

–	Communicate applicable plan-of-the day and schedule information to General Foreman.

–	Perform constructability reviews.

–	Review Work Packages to check required sign offs are up to date with status of work.

–
Manage productivity and performance in assigned area, communicate issues preventing/hampering work progress to the Area Manager, and mentor General Foreman and Foreman on the correct manner of work execution and leadership in the field.

4.3.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Engage craft labor and craft supervision for any work performed under Owner-Managed Subcontracts.
4.4    Quality Control
4.4.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Provide leadership and direction of the Quality Control organization consistent with Construction provided schedules and priorities.

b.	Implement and maintain the Contractor’s Quality Control program providing independent verification of safety-related and augmented quality structures, systems, and components (SSCs).

c.	Administer the nonconforming item control system.

d.	Perform inspections, witness testing activities, and provide surveillance of onsite installations and fabrications.

e.	Perform surveillance and inspections of housekeeping and material storage and handling.

f.	Perform independent first line inspection of Contractor’s work and surveillance of work performed by Subcontractors with an approved Quality Assurance (QA) program.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

g.	Perform material receiving inspection of safety-related and augmented quality SSCs.

h.	Administer the program for control and issue of Measuring & Testing Equipment.

i.	Review and approve Work Packages prior to implementation for compliance with the Quality Control program, identification of witness and hold points, and inclusion of proper quality documentation.

j.	Perform closure reviews of Work Packages for completion of all required quality verifications.

l.	Coordinate daily with Construction Management, Field Supervision, Field Engineering, and Procurement and Subcontracts to provide Quality Control support where needed.

m.	Initiate stop work orders for activities not properly controlled in accordance with Contractor’s QA Program. Escalate unresolved quality issues to Contractor’s Quality Assurance group.

4.4.2	Owners’ Responsibilities
Owners’ responsibilities include:

a.	Identify Owners’ witness/hold points and required inspections (see Section 4.1 above for Field Engineering-Work Packages).

b.	Overall project Quality Assurance responsibility including oversight, audits, surveillances, etc.

c.	Perform Owners’ oversight of Contractor’s Quality Control activities.
4.5    Construction Material, Tools, Equipment, and Consumables
4.5.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.
Generate material requests (for Plant Equipment and Materials) and field procurement requests (for non-permanent plant material, consumables) in support of the construction execution schedule as appropriate.

b.	Prepare material requisitions (Store Room Requests) to initiate material issuance to Construction.

c.	Obtain materials from the warehouse and/or arrange for delivery to designated staging locations.

d.	Coordinate and control construction material laydown and/or temporary storage locations.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

e.	Plan, coordinate, withdraw, control/maintain tools (including measurement & test equipment) and equipment required for construction execution.

f.
Manage and operate all large common use Construction Equipment (e.g., cranes, heavy haul equipment, large trucks, etc.) to facilitate construction evolutions (to be managed by the Construction Support Group, see Section 4.6 below).

g.
Implement and maintain a preventive maintenance program and asset preservation program, in conjunction with the Owners, and in accordance with Contractor’s Quality Assurance Program and the site ASME Certificate Holder’s Quality Assurance Program for all Plant Equipment and Materials stored onsite and in offsite warehouses until care, custody, and control has been turned over to the Owners. For ASME Section III items, turnover to the Owners is accomplished upon transition from ASME Section III to ASME Section XI programs.

h.	Provide craft supervision and craft personnel to support the preventive maintenance program and asset preservation program until care, custody, and control has been turned over to the Owners.
4.5.2    Owners’ Responsibilities
Owners’ responsibilities include:
a.    Generate requisitions for Plant Equipment and Materials.

b.	Commercially administer all Owner-Managed Subcontracts for subcontractor supplied material, tools and equipment.

c.	Commercially administer all Owner-Managed purchase orders for leased material, tools, and equipment.

d.	Payment under all Contractor-Managed Subcontracts.

e.
Provide the processes, tools, and personnel to implement the preventive maintenance program and asset preservation program in accordance with Contractor’s Quality Assurance Program and the site ASME Certificate Holder’s Quality Assurance Program for all Plant Equipment and Materials stored onsite and in offsite warehouses until care, custody, and control has been turned over to the Owners.

f.
Establish, implement, and maintain the preventive maintenance program and asset preservation program for all Plant Equipment and Materials after care, custody, and control has been turned over to the Owners.

g.	Provide Construction Equipment in good working condition.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

4.6    Construction Support and Fabrication
4.6.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Manage all construction support resources and facilities including cranes and other common use Construction equipment, survey services, scaffold, construction support facilities, and the batch plant.

b.
Except for Owner-Managed Subcontractors, manage all fabrication facilities (fabrication shops, module assembly building, satellite fabrication areas); provide craft and supervision and/or manage Contractor-Managed fabrication subcontractors, as applicable.

c.	Determine and manage priorities associated with the deployment of construction support resources.

d.
Implement and maintain a preventive maintenance program and asset preservation program, in conjunction with the Owners, and in accordance with Contractor’s Quality Assurance Program and the site ASME Certificate Holder’s Quality Assurance Program for all Plant Equipment and Materials stored onsite and in offsite warehouses until care, custody, and control has been turned over to the Owners. For ASME Section III items, turnover to the Owners is accomplished upon transition from ASME Section III to ASME Section XI programs.

e.	Provide craft supervision and craft personnel to support the preventive maintenance program and asset preservation program until care, custody, and control has been turned over to the Owners.

4.6.2	Owners’ Responsibilities
Owners’ responsibilities include:

a.	All work performed under Owner-Managed Subcontracts.

b.
Provide the processes, tools, and personnel to implement the preventive maintenance program and asset preservation program in accordance with Contractor’s Quality Assurance Program and the site ASME Certificate Holder’s Quality Assurance Program for all Plant Equipment and Materials stored onsite and in offsite warehouses until care, custody, and control has been turned over to the Owners.

c.
Establish, implement, and maintain the preventive maintenance program and asset preservation program for all Plant Equipment and Materials after care, custody, and control has been turned over to the Owners.

d.	Manage facilities identified as Owners’ scope in Exhibit D, “Construction Site”.

e.	Provision of construction utilities (power, water, etc.).

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

4.7    Construction Training
4.7.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Perform all craft indoctrination training on Contractor’s Environmental, Safety, and Health processes.

b.	Perform all craft skill/proficiency training.
c.    Coordinate in-processing needs and timing with Owner.
4.7.2    Owners’ Responsibilities
Owners’ responsibilities include:
a.    Perform all in-processing and site security, including fitness for duty.
b.    Perform all Owner required training for access to the Vogtle site.
4.8    Construction Completion
4.8.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.
Establish and manage a Construction Completion Group which will facilitate and coordinate completion of physical construction and construction testing required for turnover from Construction to Owner Startup/Commissioning. Contractor’s Construction Contractor’s construction testing responsibilities are identified in Table 2 of Exhibit G, “Mechanical Completion.”

b.	Oversee turnover of systems/subsystems/components from Construction to Owners’ Startup/Commissioning.

c.	Serve as the interface between Scheduling, Design Engineering, Construction, Planning, Closeout, and other organizations.

4.8.2	Owners’ Responsibilities
Owners’ responsibilities include:

a.	Coordinate with Contractor’s Construction Completion Group to support turnover of systems/subsystems/components from Construction to Owners’ Startup/Commissioning.

b.	Review and closeout of “Legacy Work Packages.”

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

c.	Perform Construction Testing identified as Owners’ responsibility in Table 2 of Exhibit G, “Mechanical Completion.”
4.9    Other Construction Work Activities
4.9.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Manage the construction scope of Contractor-Managed Subcontracts using Contractor Subcontract Technical Representatives as described in Section 8 below.
4.9.2    Owners’ Responsibilities
5.    QUALITY
None.
5.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Implement Contractor’s Nuclear QA program to cover Contractor’s Construction activities integrated with Owners’ overall QA program to the extent possible.

b.	Develop and maintain a Contractor project quality oversight plan to facilitate QA oversight.

c.
Plan and conduct QA audits and surveillances of Contractor’s Construction activities to review effectiveness and implementation of Contractor’s QA Program. Participate in joint Owner-Contractor audits where possible.

d.	Identify quality problems, initiate documented action leading to solutions, and review implementation of solutions.

e.	Qualify and certify Contractor’s QA lead auditors, auditors, and technical specialists participating in Contractor’s QA audit and surveillance program.

f.	Upon approval to proceed, acquire and maintain Vogtle Units 3 & 4 site extensions of Contractor’s corporate ASME NA and NPT-Certificates of Authorization.

g.	Upon approval to proceed, obtain Authorized Inspection Agency services for ASME Section III-related activities.

h.	Qualify and certify Contractor’s Supplier Quality lead auditors, auditors, and inspection personnel participating in Contractor’s supplier qualification activities.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

i.	Implement Owners’ Corrective Action Program (CAP) for Contractor’s Construction activities and incorporate Owners’ CAP into the Contractor’s Quality program.

j.	Implement Contractor’s People-Based Quality Program.

k.	Assist Owners’ QA with regulatory interface, as required.

l.	Take stop work action when warranted.

m.
Incorporate Owners’ processes and procedures into Contractor’s QA program as directed by Owners for common site-wide project work processes (e.g., CAP, as noted above; control of site-wide procedures; records retention using Owners’ document management system; and others at Owners’ discretion).

5.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Overall project QA responsibility including oversight, audits, surveillances, etc.

b.	Qualification of Contractor as an approved supplier to Owners.

c.	Regulatory interface.

d.	Overall project CAP for site issue management.

e.	Notify Contractor of quality issues identified by Owners related to Contractor’s Construction activities.

f.	Delegation of work to Contractor for performance under Contractor’s QA program.

g.	Identification of other common, site-wide Owner processes and procedures for incorporation into Contractor’s QA program.
6.    ENVIRONMENTAL, SAFETY, & HEALTH
6.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Implement an Environmental, Safety, & Health (ES&H) program, including a site-wide Safety program, which will include plans/procedures for safe, healthy, and environmentally sound work execution.

b.	Manage ES&H rewards and recognition program.

c.	Manage medical services subcontractor and medical facilities (onsite and offsite).

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

d.	Manage work related illness/injuries of Contractor personnel, craft personnel, and Contractor-Managed Subcontractor personnel.

e.	Manage Emergency Response Team (full-time subcontractor and/or volunteer craft supervision/nonmanual/craft team) including training and equipment purchase and upkeep.

f.	Monitor and audit safety and health vendors and subcontractors.

g.	Perform assessments and audits.

h.	Perform ES&H related regulatory, leadership, and orientation training.

i.	Perform Industrial Hygiene services, subcontract specialty services as appropriate, and monitor subcontractor adherence to industrial hygiene scope-specific procedure(s).

j.
Coordinate with the Owners’ Environmental program for the performance of delegated environmental field compliance inspections, maintenance of environmental compliance logs (e.g., waste, spill/release, combustion equipment), sampling efforts (air, water, waste), safety data sheet (SDS) review and control, management of waste generated by the Contractor and Contractor subcontractors, and coordinate data and reports necessary for regulatory reporting by the Owners per Table 2 (located on page 25).

k.	Collaborate with the Owners concerning revisions to the Environmental plans and procedures.

l.	Prepare weekly and monthly ES&H statistical reports.

m.	Manage aspects of the work permit process (e.g., confined space) and audit permits managed by Construction.

n.	Facilitate and manage the ES&H incident investigation process.

o.	Facilitate safety committees, including the People Based Safety team.

p.	Facilitate Construction/ES&H activity planning meetings.

q.	Facilitate and manage open ES&H action reports/logs (input to closure).

r.	Coordinate daily with Construction and Procurement and Subcontracts to provide ES&H support where needed.

s.	Perform ES&H in-processing and any additional ES&H training as appropriate.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

6.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Manage the Owner Controlled Insurance Program (OCIP).

b.	Manage Environmental permitting, compliance, and related activities and perform Owners’ environmental compliance activities identified in Table 2.

c.	Manage work related injury/illnesses of Owners and Owner-Managed Subcontractors.

d.	Support Occupational Health Plan implementation including coordination with OCIP, providing wellness resources, and providing lessons learned.

e.	Review safety weekly and monthly statistical reports.

f.	Monitor and audit Owner-Managed Subcontractors for compliance.

g.	Participate, as appropriate, in Emergency Response team (e.g., office wardens, member of Incident Management Team, etc.).

h.	Participate in ES&H activity planning meetings.

i.	Participate, as appropriate, in safety committees, incident investigations, and rewards and recognition program.

j.	Manage environmental permits and matrix, monitor and inspect environmental controls as appropriate.

k.	Implement an ES&H program for areas and facilities controlled by the Owners and Owner-Managed Subcontractors as identified in Exhibit D, “Construction Site”.

l.	Perform Owners’ oversight of Contractor’s ES&H activities.
7.    PROJECT CONTROLS
7.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Develop and manage Level 3 construction cost, schedule, and performance baselines which is part of the Project Integrated Level 3 Schedule.

b.	Resource load the Level 3 Construction activities with craft resources (jobhours) to establish the Construction earnings plan.

c.	Develop staffing plans for craft and field non-manual personnel based on schedule and performance baselines for Owner approval.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

d.	Develop commodity installation curves based on Level 2 schedule requirements and density restrictions for Owner approval.

e.	Provide input to the Owners to establish performance measurement tools including rules of credit.

f.	Input actual installation progress into EcoSys Quantity Unit Rate Report (QURR) performance measurement tools.

g.	Audit timesheets for accuracy and make corrections where necessary.

h.	Develop, manage, and maintain the Level 3 Project Schedule for construction activities in accordance with mutually-agreed Owners’ construction scheduling guidelines.

i.	Develop, manage, and maintain lower level schedules for construction activities as needed.

j.	Incorporate schedules for Contractor-Managed Subcontracts into the Level 3 construction Project Schedule.

k.	Identify construction need dates in the Level 3 construction Project Schedule for Owners’ scope items including engineering, licensing, supply of Plant Equipment and Materials, etc.

l.	Work with Owners to identify Work Package schedule information in the Level 3 construction Project Schedule as needed to support Work Package development and system turnover.

m.	Resolve impacts in Level 3 construction critical paths and update Level 3 schedule.

n.	Produce weekly and monthly reports and metrics for progress and performance including:

—	Scorecard reflecting weekly production, productivity, and schedule performance at the unit/building/commodity level of detail.

—	QURR reflecting detailed production and productivity at the cost account level.

—	Provide input to Owners’ bulk commodity curves installed versus plan.

—	Provide input to Owners’ schedule variance reporting.

—	Provide input to Owners’ schedule adherence reporting.

—	Absenteeism and attrition.

o.	Produce metrics for indirect craft versus budgeted staffing plans.

p.	Produce metrics for non-manual actual versus budgeted plan.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

q.	Provide cost tracking for Construction Work including direct and indirect craft and field non-manual personnel.

r.	Maintain a cost & commitment report for procurements and Contractor-Managed Subcontracts.

s.	Forecast monthly expenditures.

t.	Perform material/commodity quantification.

u.	Recommend reporting requirements for Contractor-Managed Subcontracts for Owners’ approval.

v.	Assist in establishing scope, manhour, and cost estimates for Contractor-Managed Subcontracts.

w.	Propose criteria for calculating construction percent complete for Owners’ approval.

x.	Identify construction trends and change management issues, and participate in the Owners’ change control program.

y.	Provide input to the Owner-maintained construction risk register.

z.	Provide information to assist Owners in responding to requests from the Public Service Commission.
7.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Oversee overall project cost and schedule reporting.

b.	Work with Contractor to develop mutually-agreeable construction scheduling guidelines.

c.	Develop and maintain scheduling guidelines for other functions (e.g., engineering, licensing, etc.).

d.	Review overall project controls guidelines for effectiveness and completeness.

e.	Ownership of the integration of the Level 1, 2, and 3 Project Schedule.

f.	Develop, manage, and maintain the Level 1 and Level 2 Project Schedule.

g.	Develop, manage, and maintain the Level 3 Project Schedule for non-construction activities (e.g., engineering, licensing, ITAAC, startup, etc.).

h.	Develop and issue 8-week lookahead Project Schedule with input from Contractor for the construction schedule.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

i.	Analyze impacts to Project Schedule from construction Level 3.

j.	Review changes to the overall project cost and schedule.

k.	Audit performance measurement reporting for accuracy.

l.	Review risk and change process and register.

m.	Prepare reports and respond to requests for information from the Public Service Commission.

n.	Produce project reports and cost and schedule metrics including variance analysis, risk analysis, float management, schedule fidelity, earned value, and critical path.

o.	Establish performance measurement tools with input from the Contractor and other functions on rules of credit.

p.	Develop and maintain performance measurement reporting (cost and schedule).
8.    FIELD PROCUREMENT AND SUBCONTRACTS
8.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Provide leadership and direction of the Field Procurement and Subcontracts organization consistent with Construction provided schedules and priorities.
b. Support the Subcontract Scope Alignment Process as a joint Contractor and Owner effort (see Article 3.2 and Exhibit E, “Subcontract Alignment Process and Managed Subcontracts”).

c.	Manage Contractor-Managed Subcontracts using Owners’ procedures, processes, and tools and as appropriate obtain Owners’ approval at pre-agreed levels for change orders.

d.	For agreed to subcontracts, provide invoice review of Contractor-Managed Subcontracts or payment of Contractor issued Field Procurements.

e.
Manage Plant Equipment and Materials both onsite and offsite, including receipt and inspection, warehouse/laydown yard management, material coordination/issuance; identify and segregate startup and operational spares and notify Owners for transfer.

f. Implement and maintain the Material Coordination Management/Process including setting priorities for purchases and field deliveries, coordinating with warehouse and Construction personnel to resolve material delay/issues, using the project schedule to identify material requirements and potential restraints, elevating critical issues to Construction and Project Management, and overseeing material staging areas within the construction area(s).

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

g.
Implement and maintain a preventive maintenance program and asset preservation program, in conjunction with the Owners, and in accordance with Contractor’s Quality Assurance Program and the site ASME Certificate Holder’s Quality Assurance Program for all Plant Equipment and Materials stored onsite and in offsite warehouses until care, custody, and control has been turned over to the Owners. For ASME Section III items, turnover to the Owners is accomplished upon transition from ASME Section III to ASME Section XI programs.

h.	Provide craft supervision and craft personnel to support the preventive maintenance program and asset preservation program until care, custody, and control has been turned over to the Owners.
8.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Procure all Plant Equipment and Materials.

b.	Manage all Owner-Managed Subcontracts.
c. Support the Subcontract Scope Alignment Process as a joint Contractor and Owner effort (see Article 3.2 and Exhibit E, “Subcontract Alignment Process and Managed Subcontracts”).

d.	Payment under all Contractor-Managed Subcontracts.

e.
Provide the processes, tools, and personnel to implement the preventive maintenance program and asset preservation program in accordance with Contractor’s Quality Assurance Program and the site ASME Certificate Holder’s Quality Assurance Program for all Plant Equipment and Materials stored onsite and in offsite warehouses until care, custody, and control has been turned over to the Owners.

f.
Establish, implement, and maintain the preventive maintenance program and asset preservation program for all Plant Equipment and Materials after care, custody, and control has been turned over to the Owners.

g.	Perform Owners’ oversight of Contractor’s Procurement and Subcontracts activities.
9.    ENGINEERING
9.1    Contractor’s Responsibilities

a.	Review Issued for Construction documents received from Owners for constructability; seek to resolve constructability issues with Owners.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

9.2    Owners’ Responsibilities
Owners’ responsibilities include:
a.    Perform all Design Engineering and Resident Engineering.
b.    Provide Issued for Construction Documents to Contractor.
10.    PROJECT ADMINISTRATION
10.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Provide leadership and manage Work Package configuration including daily maintenance through final closeout to Owners consistent with the requirements of the Contractor’s quality program.

b.
Capture and manage records for Contractor’s work activities through turnover to Owners using Owners’ document management system, and related Owner processes and procedures incorporated into Contractor’s QA program.

c.	Coordinate and issue training records for all Contractor field non-manual personnel, manage completed training records and turnover to Owners.
10.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Maintain overall records management software to be used by the project.

b.	Manage all records for Owners’ work activities.

c.	Perform Owners’ oversight of Contractor’s Document Control activities.
11.    HUMAN RESOURCES
11.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Manage the Human Resources function.

b.	Develop and maintain the Human Resources program and implementing policies and procedures.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

c.	Produce weekly and monthly metrics on standard Human Resources performance and measures such as retention, involuntary terminations, headcount, and time-to-fill positions.

d.	Develop and manage a recruitment plan.

e.	Provide on-boarding support including relocation, E-verify, and project security requirements.

f.	Facilitate employee relations including the investigation and resolution of employee relations issues.

g.	As requested by Owners, support Owners’ investigations of employee concerns that are raised through the Owners’ Employee Concerns program and fall within Contractor’s scope of work.

h.
Develop a discipline/termination policy for manual and non-manual employees to review the consistency of disciplinary actions which aligns with the policies and regulatory requirements of the Owners’ program.

i.	Identify programs and tools to develop, attract, and retain project talent.

j.	Respond to regulatory agency requests and audits.

k.	Develop a project Affirmative Action Plan and meet annual reporting requirements.

l.	Provide new hire orientation to new project hires and transfers.

m.	Coordinate a performance management program that includes goal setting, performance feedback, and compensation planning.
11.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Establish and maintain an Employee Concerns program.

b.	Collaborate on the joint resolution of Human Resources issues that cut across company lines.

c.	Notify Contractor of issues raised through the Employee Concerns program associated with Contractor’s scope of work.

d.	Perform Owners’ oversight of Contractor’s Human Resources activities.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

12.    INFORMATION, SYSTEMS, & TECHNOLOGY
12.1    Contractor’s Responsibilities
Contractor’s responsibilities include:
a.    Implement and maintain Contractor’s software tools used in support of the project.
b.    Install and maintain Contractor’s computers and related hardware at the site.
12.2    Owners’ Responsibilities
Owners’ responsibilities include:

a.	Provide computers to Contractor personnel and continued access to the site software tools.

b.	Provide Internet access for Contractor personnel to access Contractor’s software tools.

c.	Provide desk phones.

d.	Provide printing and plotting hardware.
13.    CONTRACT ADMINISTRATION AND SUPPORT SERVICES
13.1    Contractor’s Responsibilities
Contractor’s responsibilities include:

a.	Provide Contractor’s point of contact for Agreement administration and support Owners’ project leadership.

b.	Administer the Agreement with Owners.

c.	Prepare and submit reports to Owners as required by the Agreement.

d.	Prepare and submit invoices to Owners.
13.2    Owners’ Responsibilities
Owners’ responsibilities include:
a.    Provide Owners’ point of contact for Agreement administration.
b.    Administer the Agreement with Contractor.

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CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

1. ENVIRONMENTAL PROGRAM MANAGEMENT
Environmental Management Plan	The environmental management plan describes the environmental program implementation strategy.	Primary	Support	Initial update upon contract execution and as needed thereafter
ND-EV-VNP-012 (Environmental Governance and Oversight of Construction Activities)	This document outlines the governance related to the Owners’ oversight process to ensure the environmental program is implemented in compliance with the existing permits, rules and regulations.	Primary	None
Program Specific Governance	Procedures and/or work instructions providing clear, concise instructions to the construction organization. Currently procedures are in place which may not be available for project use.	Primary	Support	Initial update upon contract execution and as needed thereafter

1.1 Title V Air Permit # 4911-33-0030-V-03-1
Emission Source Installation Notification	EPD Notification for startup of each piece of permanent equipment regulated by Owners’ Title V Air Permit # 4911-33-0030-V-03-1.7. Submitted within 120 days of startup.	Support	Primary	Upon installation of permitted source
Ultra‐Low Sulfur Fuel Certifications from fuel suppliers for Owners Title V Air Permit # 4911-33-0030-V-03-1 Permit
Report provided by the fuel supplier(s) on company letterhead certifying fuel provided to the project contains less than 15ppm sulfur content. Certification is a permit condition requirement. Send report to Owners.
		Support	Primary	Semi‐Annual (Jan10 & Jul 10)
Equipment Preservation Check Record (EPCR) for Owners’ Title V Air Permit # 4911-33-0030-V-03-1 [Preventative Maintenance activities on permanent plant equipment]
Inspection and Test of permanent emission sources. For certified engines, startup performance testing is not required. The Permittee shall not discharge or cause the discharge into the atmosphere from any gases which exhibit opacity equal to or greater than 40 percent. The PM Group maintains the engine & records the run time hours in log books. As each piece of equipment is added, coordination will be required to ensure compliance.
		Support	Primary	Upon request

10/16/17                                                            Page 25 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Title V Emissions Inventory for Owners Title V Air Permit # 4911-33-0030-V-03-1
Log for every piece of permanent equipment regulated by Owners’ Title V Air Permit # 4911-33-0030-V-03-1. The PM Group maintains the engine & records the run time hours in log books. As each piece of equipment is added, coordination will be required to ensure compliance. Submit monthly to VEGP 1&2 Environmental Specialist.
		Support	Primary	Upon Install / Performance Testing
Fuel Burning Equipment
The Permittee shall not cause, let, suffer, permit, or allow the emission from any fuel burning emissions the opacity of which is equal to or greater than twenty (20) percent except for one six-minute period per hour of not more than twenty-seven (27) percent opacity. [391-31-.02(2) (d)]
		Support	Primary	Upon Install / Performance Testing
Visible Emissions
The Permittee shall not cause, let, suffer, permit or allow emissions from any source the opacity of which is equal to or greater than forty (40) percent opacity (6-minute average). [391-3-1-.02(2)(b )1]
		Support	Primary	As Needed

1.2 SIP Air Permit # 1629-033-0039-S-02-0
Visible Emissions
The Permittee shall not cause, let, suffer, permit or allow emissions from any source the opacity of which is equal to or greater than forty (40) percent opacity (6-minute average). [391-3-1-.02(2)(b )1]
		Support	Primary	As Need/Upon Install
Concrete Crusher Daily Operations Log Checklist Inspection if on-site for	Daily operations checklist inspection of concrete crushers in accordance with Permit Conditions (as needed – during concrete crushing activities)	Support	Primary	Daily Log
Construction Air Quality Permit Emissions Calculations	Tracking permit conditions and limitations (see Equipment run hour report and the NOx emissions calculation spreadsheet). Monthly NOx emission limit is 8.33 tons.	Support	Primary	Monthly, Permit Record & Georgia EPD (upon request)
Concrete Batch Plant Compliance Record Keeping
Ensure regulatory obligations related to the Concrete Batch Plant records are being maintained in accordance with Permit Sections 4.2 and 5.4 These are records are prepared and maintained by the Concrete Batch Plant.
		Support	Primary	Monthly, Permit Record & Georgia EPD (upon request)

10/16/17                                                            Page 26 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Concrete Batch Plant Operations Report (this report is a normal monthly production report & is not a separate report for environmental reporting purposes)	Tracking of Batch Plant Operations (Batch Plant Manager emails this report monthly).	Support	Primary	Monthly
Construction Air Quality Permit Quarterly Report	Permit Condition 7.2 requires a quarterly report summarizing engine runtimes, concrete throughput and NOx emissions.	Support	Primary	Quarterly (30th)
Ultra‐Low Sulfur Fuel Certifications from fuel suppliers
Report provided by the fuel supplier(s) on company letterhead certifying fuel provided to the project contains less than 15ppm sulfur content. Certification is a permit condition requirement. Send report to Owners.
		Support	Primary	Semi‐Annual (Jan10 & Jul 10)
Annual Air Emissions Fee	Air emission fees required for the operation of stationary construction equipment. Owners pay the required fees.	Support	Primary	Annual (Sept 1st)
Concrete Crusher Performance Test for SIP	Permit Condition 6.1 requires a performance test conducted in accordance with USEPA Method 9 for concrete crushing equipment. (test and submit to EPD if using different crusher)	Support	Primary	Upon Install / Performance Testing

1.3 General Air Regulatory Obligations
Greenhouse Gas Report	Greenhouse gas reporting required when threshold of 25,000 tons of GHG is exceeded annually. Send the project’s estimated GHG emissions to Owners. (Owners have .xls)	Support	Primary	Annual (Jan 10)
CFC Equipment Registrations and Inventory (40 CFR 82 – Protection of Stratospheric Ozone)	Document CFC equipment registrations, employee certifications, equipment inventories, and maintenance and handling records, provide Owners with list of equipment during building turnover.	Support	Primary	Each
SF6 Reporting	SF6 is a HAP ->Track -> used for fire suppression in instrument panels in turbine bldg. Provide annual inventory for Owners.	Support	Primary	Annual

10/16/17                                                            Page 27 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

2. WATER QUALITY COMPLIANCE
2.1 General Permit No. GAR 100001 - Stormwater Discharges Associated with Construction Activity (19 Active Owners’ NOIs)
Construction Stormwater General Permit Notices of Intent/Notices of Termination	Prepare, maintain and submit the per the Construction Storm Water General Permit.	Primary	Support	As needed. Next major submittal will be the renewal of open NOIs upon issuance of the new general permit.
Erosion, Sediment Pollution Control and Prevention Plans
Prepare, maintain and revise the ES&PC Plan per the Construction Storm Water General Permit. This includes preparation of redline plans and periodic design professional review for changes to hydraulic components.
		Primary	Support (prepare redlines)	Maintain Redlines following inspections. Submit ES&PC Plan as required by the permit.
Turbidity Sampling
Collect storm water samples per the permit requirements if a qualifying rain event occurs. Rainfall shall exceed 0.5 inches between the hours of 8 am to 5 pm for the event to be considered a qualifying event. Owners’ Site Personnel perform Turbidity analysis.

		Primary (shared)	Primary (shared)	Collect samples as required during each qualifying rain event.
Erosion & Sediment Control Inspections	Inspections per the Construction Storm Water General Permit. (CSI 3-20 and HB Sequence Inspection Program)	Support	Primary	Daily, Weekly, Monthly, and End-of-Storm Events
Daily Rainfall Measurements	Record & document daily rainfall per construction storm water permit requirements. (Weather Station & Software)	Support	Primary	Daily
Consolidated (includes active NOIs only) Monthly Construction Storm Water Monitoring Report	Prepare and submit the required monthly report if a qualifying rain event occurred during the month. If a qualifying event did not occur, documentation shall be placed in the administrative record.	Support	Primary	Monthly (per event)

2.2 Owners’ Permit to Operate Potable Water System PG 0330056
Vogtle Units 3 & 4 Potable Water System (Temporary and Permanent)	Potable Water System tracking summary for water usage and free chlorine in accordance with Permit.	Primary	None	Daily
Lead and Copper Sampling and VOC	Lead and Copper sampling per Georgia Rule for Safe	Primary	None	Annual

10/16/17                                                            Page 28 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Sampling.	Drinking Water.
Total Coliform Sampling.	Coliform sampling per Georgia Rule for Safe Drinking Water.	Primary	None	Monthly
TTHM / HAA5 Sampling	TTHM / HAA5 sampling per Georgia Rule for Safe Drinking Water.	Primary	None	Annual
Nitrate and Nitrite Sampling	Nitrate and Nitrite sampling per Georgia Rule for Safe Drinking Water.	Primary	None	Annual
Potable Waterline Disinfection
Water Line Repairs/New potable water line installations require disinfection and recording in accordance with AWWA standards. Owners will operate and maintain lines within the Auxiliary Pump house. Lines outside the Auxiliary Pump house are the responsibility of Contractor.
		Support	Primary	Each
Back Flow Preventer Testing
Annual requirement to test back flow preventers on an annual basis. Currently there are 16 backflow preventers that were tested in 2016. Additional backflow preventers that require testing are present at facilities operated by Owners and will be tested under separate contract by the Owners’ Maintenance organization.
		Primary	Support	Annual

2.3 Owners’ Permit to Withdraw Groundwater # 017-003 (MU3 and MU4)
Groundwater Withdrawal from Multiple Aquifers	Support Owners' Ops Readiness collection of data for Permit# -017-003.	Primary	None	Daily & Monthly
Measure Water Levels
Vogtle 1&2 Environmental Specialist coordinates with Vogtle 3&4 Chemistry during the performance of drawdown tests, and the collection of raw water samples under Permit # 017-003. Measure the static and pumping levels in each aquifer utilized and the date the water levels were measured. (391-3-2-.08)
		Primary	None	Semi-Annual
Temperature and Specific Conductance Monitoring Owners’ Permit to	Vogtle 1&2 Environmental Specialist coordinates with Vogtle 3&4 Chemistry during the performance of	Primary	None	Annual

10/16/17                                                            Page 29 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Groundwater Withdrawal Permit Makeup Wells (MU 3 and MU 4)	drawdown tests, and the collection of raw water samples under Permit # 017-003.

2.4 Dewatering Wells – Owners’ Permit to Withdraw Groundwater # 017-006
Groundwater Withdrawal from Multiple Aquifers	Provide groundwater withdrawal totals	Support	Primary	Daily & Monthly
Dewatering Permit - Temperature and Conductivity Sampling	Annually sample and analyze one raw water sample for Temperature and Specific Conductance Conductivity sample for every five permitted wells.	Support	Primary	Annual

2.5 Concrete Batch Plant Permit NPDES #GA0039276
NPDES Discharge Monitoring Report
Provide a summary of waste water discharges under the NPDES Wastewater Discharge Permit for the Batch Plant Facility. The facility has never had a discharge. Water is used for dust suppression by Morgan. Contingency frac tanks are in place for water storage.
		Support	Primary	Monthly
Approved Water Containers for Beneficial Reuse	Beneficial reuse of wastewater is authorized by Georgia EPD. This Form provides a list of containers that are authorized to distribute wastewater for beneficial reuse.	Support	Primary	Each
Beneficial Reuse Water Log	Provides a log of beneficially reused wastewater.	Support	Primary	Each

2.6 Vogtle 3 & 4 Industrial Permit NPDES #GA0039420
NPDES Discharge Monitoring Report	Provide a summary of waste water discharges under the NPDES Wastewater Discharge Permit.	Support	Primary	Monthly
Requirements Applicable to Cooling Water Intake Structures for New Facilities Under 316(b)	There permitee will demonstrate compliance with 316(b) through monitoring and reporting in accordance with Parts 125.87 and 125.88 of the rule.	Support	Primary	As required with annual reporting

10/16/17                                                            Page 30 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

CORMIX Mixing Zone Model (Part III A. Special Requirements 13)
The permittee shall perform an instream temperature study in the vicinity of outfall number 001 to demonstrate the results of the CORMIX mixing zone model with the first two years of operation of Vogtle Unit 4 and while all four units (Vogtle 1-4) are operational.
		Primary	None	One Event
Support Chemistry and ITP during start-up to ensure compliance samples are collected as required.	Provide peer review support and coordinate start up sampling in accordance with Procedure B-ADM-PLMC-012.	Primary	None	As Needed Per System

2.7 Vogtle 3 & 4 Surface Water Withdrawal Permit #017-0191-11
Monitoring Report	Provide a summary of water withdrawals under the Permit.	Primary	None	Monthly
Dissolved Oxygen Conditions	The permittee agrees to cause the construction and installation of an oxygen injection system, such as a Speece Cone, capable of injecting up 4,000 pounds of oxygen per day.	Primary	None	System Operational by Unit 3 COD, injection performed between April 15 and November 15

2.8 General Water Quality Data Collection
Storm Water No Exposure Exclusion Certification (NEE). Storm Water No Exposure Exclusion Certification - Waynesboro, GA Warehouse	Ensure materials and activities are not exposed to storm water run-off according to the NEE.	Support	Primary	Quarterly
Oil Water Separator Waste Samples (Oil and Grease)	Collect sample from discharge line connected to the Sanitary Sewer to ensure compliance with Vogtle 1&2 NDPES Permit Requirements.	Support	Primary	Semiannual
Sanitary Sewer Flow Rates	Measure flow at the 500A outfall to facilitate notification to the Vogtle 3&4 Chemistry Team when flow exceeds 20,000 gallons per day.	Support	Primary	Daily

10/16/17                                                            Page 31 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

3. SPILL PREVENTION CONTROL & COUNTERMEASURES (SPCC)
SPCC Plan (Revisions / Updates)	Site wide plan for the implementation of 40 CFR 112.	Primary (shared)	Primary (shared)	Initial Revision following transition will be prepared by Owners. Revise and Certify SPCC Plan within 6 months of first technical change.
Spill Response/Chemical Spill / Release Reports	Clean up and Report all chemical spills / releases per SPCC plan requirements.	Support	Primary	Each Spill / Release
Agency Notification Spill Report Form	Report chemical spills / releases that exceed reportable quantities requiring regulatory agency notification per the SPCC Plan / 40 CFR 112 regulations.	Support	Primary	Each
Weekly SPCC Facility Inspection	Utilized during routine SPCC facility inspections per SPCC Plan requirements.	Support	Primary	Weekly
Annual SPCC Facility Inspection	Utilized during annual SPCC facility inspections per SPCC Plan requirements.	Support	Primary	Annual
Spill Response Equipment Inventory	Utilized to ensure that the minimum required spill equipment and spill kits are maintained in‐stock on the project site per SPCC Plan requirements.	Support	Primary	Weekly
Secondary Containment or Diked Area Drainage Form	Completed anytime a secondary containment or diked area is drained to an area that has access to an open watercourse.	Support	Primary	Each Event
SPCC Training	Train Oil Handling Personnel at least once per year per the SPCC Plan and OPA/SPCC regulations in 40 CFR 112	Support	Primary	Annual

4. WASTE MANAGEMENT COMPLIANCE
Weekly Universal Waste Inspections.	Provide record of Universal Waste collection area inspections.	Support	Primary	Weekly

10/16/17                                                            Page 32 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Weekly Satellite Accumulation Area Inspections. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085.	Provide record of Satellite Accumulation Area inspections.	Support	Primary	Weekly
Weekly 90/270 Day Area Hazardous Waste Inspections. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085.	Provide record of Hazardous Waste collection area inspections.	Support	Primary	Weekly
Hazardous Waste Generation Summary. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085.	Provides a summary of hazardous waste generated on the project on a monthly basis.	Support	Primary	Monthly
Hazardous Waste Determination. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085.	Waste profiles are performed per 40 CFR 261 for each waste stream.	Support	Primary	Each Waste Stream
Waste Manifests. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085	Provide waste manifest, chain-of-custody, bill of laden, recycle certifications, etc. to demonstrate cradle to grave for each waste stream.	Support	Primary	Each Item
Hazardous Waste Reduction Plan. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085.	Documents Owners’ plan to minimize the generation of hazardous waste. Document was prepared due to being a LQG in 2016.	Primary	Support	As Needed
Hazardous Waste Contingency Plan. Owners’ USEPA Hazardous Waste Generator ID# GAR000075085.
Owners' plan to protect the safety and welfare of employees and to comply with federal and state laws pertaining to hazardous waste generators with respect to preparedness and prevention for emergency events.
		Primary	Support	As Needed
Solid Waste Management
Excess Concrete Management	Perform oversight of and support disposal. Costs by others.	Primary	Support	As Needed
Scrap Metal Recycling	Perform oversight of and support disposal. Costs by others.	Primary	Support	As Needed
Solid Waste	Perform oversight of and support disposal. Costs by others.	Primary	Support	As Needed
Hazardous Secondary Materials Management	Support profile development, oversight, and recycling of HSM.	Support	Primary	As Needed

10/16/17                                                            Page 33 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Universal Waste	Provide oversight of, perform records management, and disposal of Universal Waste.	Support	Primary	As Needed
Used Oil	Provide oversight of, perform records management, and disposal of Used Oil.	Support	Primary	As Needed
Oily Debris	Provide oversight of, perform records management, and disposal of Oily Debris.	Support	Primary	As Needed
Manage Impacted Water (SPCC Containments, etc.)	Collect impacted water (from containments, etc.) provide oversight of, perform records management, and disposal of impacted water.	Support	Primary	As Needed

5. HAZCOM/HAZMAT / SARA / EPCRA
Chemical Control	All chemical products must be approved prior to purchase and require an “Approved Use Sticker” unless otherwise exempted.	Support	Primary	As Needed
Chemical Database Management/SDS Compliance	Support Safety and Health as needed.	Support	Primary	As Needed
Haz Com Plan Maintenance	Support Safety and Health as needed.	Support	Primary	As Needed
Chemical Cabinet Compliance	Ensure compliance with site procedure requirements to chemical cabinets (Currently ~400 cabinets.	Support	Primary	Weekly
Chemical Inventory Data for Owners’ EPCRA / SARA Tier II Report	Used to identify and track Tier II and TRI reportable chemicals and quantities (CMS requirement and used to support Tier II Report).	Support	Primary	Monthly
Welding Rod Usage Log for Owners’ TRI Report.	Track welding rod usage for Toxic Release Inventory Reporting To demonstrate that NESHAP is not applicable.	Support	Primary	Monthly

6. ECOLOGICAL / WILDLIFE
Migratory Bird Treaty Act MBTA – Georgia Power’s USFWS Permit	Provide protection of nesting birds and their eggs during construction activities. Provide records of related	Support	Primary	As Required

10/16/17                                                            Page 34 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

MB745135-1	activities.
Feral Hog Management	Support USDA during activities to capture and remove feral hogs. Coordination required with site Safety and Security.	Primary	Support	As Required
Endangered Species / Nuisance Wildlife and Domestic Animal Protection / Relocation	Protect wildlife, site personnel and relocate animals. Provide records of related activities.	Support	Primary	As Required

7. OTHER REGULATORY OBLIGATIONS
Noise	Perform monitoring to document compliance with the FEIS and SFEIS.	Primary	None	As Required
Environmental Protection Plan (COL Appendix B) - EIE for non-evaluated environmental impacts or changes to evaluated impacts	Perform notifications and prepare environmental impact evaluations to support compliance.	Primary	Support	As Required
Department of Army Permit SAS-2007-01837	Support compliance with permit obligations.	Support	Primary	As Required
PaTON	Observe and support required signs. Sign replacement as required.	Support	Primary
NHPA	Ensure compliance with NHPA requirements prior to any new land disturbing activities and support new discovery (if applicable)]	Primary	Support	As Required
Bulk Gas Impact	Perform Periodic Monitoring of Bulk Gas Shipments, storage locations, and management to comply with obligations for Vogtle 1&2.	Primary	Support	As Required
Federal Aviation Administration (FAA) Determinations. Various contractors and Owners make notifications.	Ensure applicable structures have determinations and are lit accordingly. Report lighting outages to the FAA as required.	Support	Primary	As Required

10/16/17                                                            Page 35 of 36

CONFIDENTIAL AND PROPRIETARY
Exhibit A – Scope of Work / Division of Responsibilities

Table 2. Environmental Compliance Division of Responsibility (Notes 1, 2)
Title	Purpose	Owners Responsibility	Contractor Responsibility	Agency/Frequency/Dates

Notes
1. Owners are responsible for Governance and Oversight for all items.
2. Definitions:
•
Governance – Is the accountability to establish the standards, methods, and expectations for a Functional Area. These standards include management controls (policies, programs, processes, and implementing tools) and performance standards (definition of best practices and development of goals) that drive excellence in the function.
•    Oversight – Is the accountability to critically monitor, assess, and evaluate the performance of the Functional Area throughout the fleet to provide assurance that standards are being met. Oversight includes the responsibility to recommend appropriate intervention and elevation/escalation of management attention as necessary when standards are NOT being met.
•    Support – The accountability to arrange for supplemental resources or specialized skills to the performing organization on an as-needed basis. Support resources may provide technical guidance or specific work products; however, the performing organization retains ultimate accountability for the results and delivering on the work product.
•    Primary – Is the accountability to deliver expected results/work products in accordance with the agreed upon fleet standards, methods, and expectations. The performing organization/Individual has the primary accountability for behaviors and execution.

10/16/17                                                            Page 36 of 36

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

1.	It is assumed that the bulk quantities to be installed as part of the Work are as stated in Tables 1 through 11 (“To-Go Quantities”).

2.
It is assumed that the number of mechanical and electrical components to be installed as part of the Work is as set forth in the document titled “Vogtle ETC Summary Working File Appendices provided to Bechtel Team.pdf.” as uploaded on May 19, 2017 by Terry Takats to the SNC SharePoint site - “Vogtle 3&4 Project Controls”.

3.
It is assumed that, except for adjustment for escalation, the craft wages and/or benefits to be paid to craft labor engaged in performance of the Work are as stated in the Project Labor Agreement and wage bulletins provided in the following documents:

•	Document titled “Construction Labor Agreement.pdf.” as uploaded on May 19, 2017 by Terry Takats to the SNC SharePoint site – “Vogtle 3&4 Project Controls.”

•	Document titled “Craft Current Wages and Benefits.pdf.” uploaded on May 25, 2017 by Terry Takats to the SNC SharePoint site – “Vogtle 3&4 Project Controls.”

•	Document titled “BL0033 Effective 05.22.17.pdf” uploaded on May 26, 2017 by Terry Takats to the SNC SharePoint site – “Vogtle 3&4 Project Controls.”

4.
It is assumed that qualified craft labor will be available to support the performance of the Work in accordance with the resource curves for direct craft labor and indirect craft labor as set forth in Exhibit M-1.

With respect to this Target Assumption:

(a)
Craft labor unavailability must be demonstrated by providing evidence for a defined craft labor group that issued craft requisitions have remained unfilled for 30 or more days for the lesser of a) [***] positions or b) [***] of the planned resource level for that craft labor group.

(b)
In the event that craft labor unavailability is demonstrated as provided in (a) above, the Parties will engage in consultation with the applicable craft labor union representatives, and, after such consultation, Contractor will make recommendations to the Owners as to proposed mitigation measures to address the craft labor unavailability. Such mitigation measures may include the proposed payment of per diems or provision of other incentives or benefits to the craft labor. As a part of any such recommendation, Contractor will provide data to support its recommendation, including, to the extent available, craft labor survey(s) or other data which indicate that the proposed mitigation measures would positively address the craft labor unavailability issue.

10/15/17        Page 1 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

(c)
If Owners do not agree to implementation of a recommendation made by Contractor as provided in (b) above within 15 days of receipt of Contractor’s recommendation, then Contractor may give notice of an Adjustment Event under the Agreement.

5.	It is assumed that Contractor and its Subcontractors will be permitted to work on the Construction Site in accordance with the Work Schedule.

6.
It is assumed that escalation on each cost category forming part of the Target Construction Cost, including craft labor costs, non-manual personnel costs, and construction material costs, will not exceed an annual average of [***] per year.

10/15/17        Page 2 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 1. To-Go Cast in Place Concrete Quantities (cubic yards)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	2,100	150	1,950
Auxiliary Building	7,600	302	7,298
Annex Building	5,200	1,044	4,156
Shield Building	2,900	228	2,673
Turbine Building	--	0	0
Turbine Building – 1st Bay	1,500	841	659
Diesel Generator Building	740	--	740
Radwaste Building	1,530	--	1,530
Total Unit 3	21,570	2,564	19,006
UNIT 4
Containment	4,350	1,501	2,849
Auxiliary Building	10,100	445	9,655
Annex Building	7,400	634	6,766
Shield Building	2,900	0	2,900
Turbine Building	6,000	32	5,968
Turbine Building – 1st Bay	2,100	Included above	2,100
Diesel Generator Building	737	0	737
Radwaste Building	1,530	0	1,530
Total Unit 4	35,120	2,613	32,504
SITE
Total Site	45,140	4,766	40,374
Notes
1. From Table 5-1 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 3 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 2. To-Go Modular Concrete Quantities (cubic yards)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	1,900	0	1,900
Auxiliary Building	500	0	500
Annex Building	816	0	816
Shield Building	6,400	0	6,400
Turbine Building	--	0	0
Turbine Building – 1st Bay	--	0	0
Diesel Generator Building	--	0	0
Radwaste Building	--	0	0
Total Unit 3	9,616	0	9,616
UNIT 4
Containment	2,900	0	2,900
Auxiliary Building	1,950	0	1,950
Annex Building	--	0	0
Shield Building	7,200	547	6,653
Turbine Building	--	0	0
Turbine Building – 1st Bay	--	0	0
Diesel Generator Building	--	0	0
Radwaste Building	--	0	0
Total Unit 4	12,050	547	11,503
SITE
Total Site	0	0	0
Notes 1. From Table 5-1 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”.

10/15/17        Page 4 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 3. To-Go Structural Steel Quantities (tons)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	830	73	757
Auxiliary Building	490	36	454
Annex Building	1,035	290	745
Shield Building	920	0	920
Turbine Building	50	261	0
Turbine Building – 1st Bay	--	0	0
Diesel Generator Building	--	0	0
Radwaste Building	--	0	0
Total Unit 3	3,325	660	2,876
UNIT 4
Containment	830	3	827
Auxiliary Building	490	64	426
Annex Building	1,380	444	936
Shield Building	920	0	920
Turbine Building	5,050	1,771	3,279
Turbine Building – 1st Bay	--	0	0
Diesel Generator Building	--	0	0
Radwaste Building	--	0	0
Total Unit 4	8,670	2,283	6,387
SITE
Total Site	100	236	0
Notes 1. From Table 5-1 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”.

10/15/17        Page 5 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 4. To-Go Large Bore Pipe Quantities (linear feet)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	7,600	1,183	6,417
Auxiliary Building	14,600	3,732	10,868
Annex Building	10,000	607	9,393
Shield Building	--	0	0
Turbine Building	62,000	5,090	56,910
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	2,400	0	2,400
Radwaste Building	2,100	0	2,100
Total Unit 3	98,700	10,612	88,088
UNIT 4
Containment	8,000	290	7,710
Auxiliary Building	15,500	1,337	14,163
Annex Building	11,580	385	11,195
Shield Building	--	0	0
Turbine Building	67,330	1,903	65,427
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	2,400	0	2,400
Radwaste Building	2,100	0	2,100
Total Unit 4	106,910	3,916	102,994
SITE
Total Site	48,000	8,272	39,728
Notes
1. From Table 5-2 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 6 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 5. To-Go Large Bore Pipe Hangers (each)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	740	36	704
Auxiliary Building	950	85	865
Annex Building	1,040	105	935
Shield Building	--	0	0
Turbine Building	4,150	444	3,706
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	190	0	190
Radwaste Building	150	0	150
Total Unit 3	7,220	670	6,550
UNIT 4
Containment	740	0	740
Auxiliary Building	950	17	933
Annex Building	1,040	0	1,040
Shield Building	--	0	0
Turbine Building	4,150	549	3,601
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	190	0	190
Radwaste Building	150	0	150
Total Unit 4	7,220	566	6,654
SITE
Total Site	850 (Note 2)	0	850
Notes
1. From Table 5-2 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)
2. The large bore pipe hangers for the site were inadvertently not included in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.

10/15/17        Page 7 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 6. To-Go Small Bore Pipe Quantities (linear feet)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	14,500	2,436	12,064
Auxiliary Building	14,800	4,099	10,701
Annex Building	11,000	796	10,204
Shield Building	--	0	0
Turbine Building	57,000	770	56,230
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	1,500	0	1,500
Radwaste Building	2,200	0	2,200
Total Unit 3	101,000	8,101	92,899
UNIT 4
Containment	15,455	1,773	13,682
Auxiliary Building	15,320	387	14,933
Annex Building	11,830	148	11,682
Shield Building	--	0	0
Turbine Building	57,800	216	57,584
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	1,500	0	1,500
Radwaste Building	2,200	0	2,200
Total Unit 4	104,100	2,524	101,581
SITE
Total Site	18,500	0	18,500
Notes
1. From Table 5-2 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 8 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 7. To-Go Small Bore Pipe Hangers (each)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	2,280	24	2,256
Auxiliary Building	1,650	295	1,355
Annex Building	2,100	52	2,048
Shield Building	--	0	0
Turbine Building	6,800	111	6,689
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	200	0	200
Radwaste Building	300	0	300
Total Unit 3	13,330	482	12,848
UNIT 4
Containment	2,280	0	2,280
Auxiliary Building	1,650	38	1,612
Annex Building	2,100	0	2,100
Shield Building	--	0	-
Turbine Building	6,800	6	6,794
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	200	0	200
Radwaste Building	300	0	300
Total Unit 4	13,330	44	13,286
SITE
Total Site	Not specified	0	0
Notes
1. From Table 5-2 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 9 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 8. To-Go Scheduled Cable Quantities (linear feet)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	350,000	105	349,895
Auxiliary Building	1,150,000	1,300	1,148,700
Annex Building	720,000	9,534	710,466
Shield Building	--	100	0
Turbine Building	1,680,000	3,000	1,677,000
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	90,000	0	90,000
Radwaste Building	92,000	0	92,000
Total Unit 3	4,082,000	14,039	4,068,061
UNIT 4
Containment	350,000	425	349,575
Auxiliary Building	1,150,000	2,007	1,147,993
Annex Building	720,000	2,949	717,051
Shield Building	--	0	0
Turbine Building	1,680,000	1,704	1,678,296
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	90,000	0	90,000
Radwaste Building	92,000	0	92,000
Total Unit 4	4,082,000	7,085	4,074,915
SITE
Standard Plant Scope	330,060	10,588	319,472
Site Specific	1,284,800	Included above	1,284,800
Total Site	1,614,860	10,588	1,604,272
Notes
1. From Table 5-3 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 10 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 9. To-Go Scheduled Conduit Quantities (linear feet)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	19,000	28	18,972
Auxiliary Building	21,000	559	20,441
Annex Building	43,000	7,706	35,294
Shield Building	--	0	0
Turbine Building	91,000	317	90,683
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	6,400	0	6,400
Radwaste Building	5,200	0	5,200
Total Unit 3	185,600	8,610	176,990
UNIT 4
Containment	19,000	316	18,684
Auxiliary Building	21,000	362	20,638
Annex Building	43,000	0	43,000
Shield Building	--	0	0
Turbine Building	91,000	2,442	88,558
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	6,400	0	6,400
Radwaste Building	5,200	0	5,200
Total Unit 4	185,600	3,120	182,480
SITE
Standard Plant Scope	2,460	9,763	0
Site Specific	Included above	Included above	0
Total Site	2,460	9,763	0
Notes
1. From Table 5-3 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 11 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 10. To-Go Cable Tray Quantities (linear feet)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	7,000	0	7,000
Auxiliary Building	13,500	94	13,406
Annex Building	11,400	385	11,015
Shield Building	--	0	0
Turbine Building	19,000	2,847	16,153
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	500	0	500
Radwaste Building	1,000	0	1,000
Total Unit 3	52,400	3,326	49,074
UNIT 4
Containment	7,000	0	7,000
Auxiliary Building	13,500	216	13,284
Annex Building	11,400	394	11,006
Shield Building	--	0	0
Turbine Building	19,000	115	18,885
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	500	0	500
Radwaste Building	1,000	0	1,000
Total Unit 4	52,400	725	51,675
SITE
Standard Plant Scope	7,200	4,916	2,284
Site Specific	Included above	Included above	Included above
Total Site	7,200	4,916	2,284
Notes
1. From Table 5-3 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 12 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit B - Target Assumptions

Table 11. To-Go Cable Terminations Quantities (each)
Building	7/28/17 Assessment Quantities (Note 1)	Quantities Installed From Jun – Sep 2017	Remaining To-Go Quantities
UNIT 3
Containment	29,560	0	29,560
Auxiliary Building	54,670	0	54,670
Annex Building	34,670	0	34,670
Shield Building	--	0	0
Turbine Building	43,480	0	43,480
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	4,565	0	4,565
Radwaste Building	3,690	0	3,690
Total Unit 3	170,640	0	170,640
UNIT 4
Containment	29,560	0	29,560
Auxiliary Building	54,670	0	54,670
Annex Building	34,670	0	34,670
Shield Building	--	0	0
Turbine Building	43,480	0	43,480
Turbine Building – 1st Bay	Included above	Included above	Included above
Diesel Generator Building	4,565	0	4,565
Radwaste Building	3,690	0	3,690
Total Unit 4	170,640	0	170,640
SITE
Standard Plant Scope	29,850	282	29,568
Site Specific	Included above	Included above	Included above
Total Site	29,850	282	29,568
Notes
1. From Table 5-3 of Bechtel’s July 28, 2017, “Cost and Schedule Assessment for the Completion of Construction for Southern Nuclear Operating Company’s Vogtle Units 3 & 4”. (Note: The Diesel Generator Building and Radwaste Building quantities for Unit 3 and Unit 4 were inadvertently switched in Bechtel’s July 28, 2017 assessment report and have been corrected in this table.)

10/15/17        Page 13 of 13

CONFIDENTIAL AND PROPRIETARY

Exhibit C – Baseline Schedule

[***]

CONFIDENTIAL AND PROPRIETARY

Exhibit D – Construction Site

Building Number	Building Description	Non-Construction Site Areas	Construction Site Areas

101	Batch Plant Office #1		X
102	SSM (HVAC) Subcontractor		X
103	Non-Manual Time Alley (turnstiles) Security Post 2	X
104	Construction Warehouse		X
104a	Construction Warehouse Offices (Trailer #4)		X
104b	Warehouse Storage		X
104c	WH Annex Offices (including trailer 104c1)		X
104d	WH Storage		X
104e	WH Storage		X
104f	WH Storage		X
105	WH Laydown Yard		X
106	Non-Manual Parking lot		X
107	Batch Plant Area		X
108	Containment Vessel Module Assembly Pad		X
109	NRC Office	X
109A	NRC Office	X
109B	NRC Office	X
109C	NRC Office	X
110	Weld Material Storage Building for CBIS		X
111	Turbine Building Module Assembly Area		X
112	Test Lab	X (Note 1)	X (Note 1)
112A	WECTEC IT	X
113	Ameco Tool Issue Trailer #1		X
114	Craft/Subcontractor Parking Lot #1		X
115	Batch Plant Office #2		X
116	Time Alley (Turnstiles) Security Post 3	X
117	Time Office Building	X (Note 1)	X (Note 1)
117A	Time Office Building Annex	X (Note 1)	X (Note 1)
118	New Hire & In-Processing Building	X
119	Craft Toilet Trailer #1		X
120	Construction Management Building	X
120A	FE Annex Offices	X (Note 1)	X (Note 1)

10/18/17        Page 1 of 6

CONFIDENTIAL AND PROPRIETARY

Exhibit D – Construction Site

Building Number	Building Description	Non-Construction Site Areas	Construction Site Areas

121	Project Services Office Building	X (Note 1)	X (Note 1)
121A	Procurement	X (Note 1)	X (Note 1)
121B	Procurement Engineering	X
121C	Construction Services (COS) Building	X (Note 1)	X (Note 1)
122	Amec/Materials Warehouse	X (Note 2)	X (Note 2)
123	Nuclear Island & Turbine Island Unit 4 Area (Includes Craft Break Tents)		X
124	Construction Management Offices	X (Note 1)	X (Note 1)
124A	Construction Office Annex	X (Note 1)	X (Note 1)
124B	Construction QC/Welding office Annex	X (Note 1)	X (Note 1)
124C	Construction Office Annex	X (Note 1)	X (Note 1)
125	Craft Toilet Trailer #2		X
126	Craft Toilet Trailer #3		X
127	Craft Toilet Trailer #4		X
128	Craft Toilet Trailer #5		X
129	Craft Toilet Trailer #6		X
130	Construction /Craft Change Building #2 (including 130A)		X
131	Pipefitters Shop		X
132	Electrical Shop		X
133	Carpenter Shop		X
134	Weld Testing Building		X
135	Bottle Gas Storage		X
136	Vehicle Repair Shop		X
137	Motor Pool Yard		X
138	Laydown Area #1		X
139	Rebar Module Pad U3		X
140	Owners Executives Office	X
141	Air Compressor Building #2		X
142	HSE Facility	X	X

10/18/17        Page 2 of 6

CONFIDENTIAL AND PROPRIETARY

Exhibit D – Construction Site

Building Number	Building Description	Non-Construction Site Areas	Construction Site Areas

		(Note 1)	(Note 1)
142A	HSE Office Annex	X (Note 1)	X (Note 1)
142B	HSE Office Annex - First Aid Facility	X (Note 1)	X (Note 1)
143	Tool Room & Rigging Loft		X
145	Security Field Office	X
145A	Security Access Post 1	X
146	HSE HazMat Facility
147	Fiber Optics Building	X
148	Owners Auditorium Building	X
149	Module Assembly Area		X
150	(MAB) Module Assembly Building (including conex units a,b,c,d)		X
151	Chemical Storage Building #2		X
152	Fuel Station		X
153	Security Main Guard House - SEC Post 1	X
154	Warehouse Offices and Level "A" Storage		X
155	Security Secondary Guard House - Post 8A	X
156	Craft Shelter Outer Module Fab Area		X
157	Temp. Construction Office Trailers	X (Note 1)	X (Note 1)
158	Carpenter Form Pad		X
159	Module Assembly Building Document Control		X
160	Office Trailer #1	X (Note 1)	X (Note 1)
161	Office Trailer #2	X (Note 1)	X (Note 1)
162	Training Office Annex (including 162A)	X (Note 1)	X (Note 1)
163	EH&S Training Facility		X
164	Survey Support Facility		X
165	Owners Office Building (West)	X
166	CBIS Laydown Area		X
167	Turbine Building (TB) Field Office Area		X
168	Turbine Building Toilet Trailer		X
169	NI/TI Doc Control		X

10/18/17        Page 3 of 6

CONFIDENTIAL AND PROPRIETARY

Exhibit D – Construction Site

Building Number	Building Description	Non-Construction Site Areas	Construction Site Areas

170	EH&S Training Facility		X
171	NI-3 Field Offices & Craft Change Area		X
171A	NI-4 Field Engineering Offices	X (Note 1)	X (Note 1)
171B	Office Trailers	X (Note 1)	X (Note 1)
172	NI-3 Toilet Trailer		X
173	NI Rigger Containers		X
174	Batch Plant QC Field Office		X
175	Electrical Laydown Yard		X
176	Site Cylinder Filling Station		X
177	Ameco Tool Issue Trailer #1		X
178	Vehicle Repair Shop (Temporary)		X
179	AMECO Tool Storage		X
180	AMECO Tool Storage		X
181	Coating & Painting Shop		X
182	Cooling Tower Contractor Offices		X
183	Cooling Tower HSE Field Office		X
184	Valve and I&C Shop	X (Note 3)	X (Note 3)
185	Owners ITAAC/Licensing Building	X
186	Owners Co-Owners Offices	X
187	Shield Building Offices	X
188	CQC Annex Offices	X
189	Chemical Storage Building #1		X
190	Engineering Building	X
191	LR/HR Office	X (Note 1)	X (Note 1)
192	Mistras NDE Field Office		X
194	Pipe Shop Laydown		X
195	NI Rebar Mockup Area		X
196	Office Trailer #3	X (Note 1)	X (Note 1)
197	Office Trailer #4	X (Note 1)	X (Note 1)
198	Office Trailer #5	X (Note 1)	X (Note 1)

10/18/17        Page 4 of 6

CONFIDENTIAL AND PROPRIETARY

Exhibit D – Construction Site

Building Number	Building Description	Non-Construction Site Areas	Construction Site Areas

199	Access Authorization / Badging Building	X
200	Pre Hire Welding Test Facility A&B		X
201	(ASB) Admin Support Building	X (Note 1)	X (Note 1)
202	NDE / RT Film Trailer		X
203	Field QC		X
203 B	Mistras		X
204	HSE Training Lab (including 204 A&B)	X (Note 1)	X (Note 1)
205	Office Trailer #7	X (Note 1)	X (Note 1)
206	Not Used
207	Startup Field Offices	X
208	Craft Toilet Trailer #8		X
209	Construction Control Facility (OCC)	X
210	Conex Field Office		X
211	CBIS Shield Building Offices A&B		X
212	Shield Building Prefab Field Offices (and 212A)		X
301	Office Building	X
302	Engineering Administration Building	X
303	Maintenance Support Building	X
304	Personnel Access Point	X
305	Communication Support Center	X
306	Receiving Warehouse (used as construction warehouse)		X
307	Warehouse	X (Note 1)	X (Note 1)
308	ISFSI	X
309	Vogtle Training Center Expansion Area	X
311	Fire Training Facilities	X
312	New Visitor Center	X
313	Blowdown Sump	X
314	Switch Yard Control House	X
315	Pumphouse Switchgear Area	X
316	Bulk Gas Storage Facility	X
317	CWS Chemical Treatment Skids	X

10/18/17        Page 5 of 6

CONFIDENTIAL AND PROPRIETARY

Exhibit D – Construction Site

Building Number	Building Description	Non-Construction Site Areas	Construction Site Areas

318	Security Towers	X
319	Not Used
320	Not Used
321	Diesel Fuel Offloading Station	X
322	Radioactive Material and Equipment Storage Building	X
323	Not Used
324	Rotor & Cable Storage Building (Currently used as a warehouse)		X
325	Waste Water Discharge Structure	X
326	River Water Intake Structure	X
327	Cooling Tower Basin and Pump Station	X
328	Primary VAP	X
329	Secondary VAP	X
Notes

1. Owners will maintain Building/Facilities. Contractor controls office layout and personnel movement.
2. Shared asset with Facilities for storage and distribution of facilities materials. Owners will maintain the building.
3. Contractor will control facility maintenance. Owners Controls South End Offices.

10/18/17        Page 6 of 6

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

The Subcontract Scope Alignment Process means the process for the Contractor’s evaluation of Contractor-Managed Subcontract Scope as described in this Exhibit.

Table 1 (located on page 4) provides a list of subcontract scope items for the Facility identified as either “Managed by Owner” or “Managed by Contractor” (i.e., Contractor-Managed Subcontract Scope).

The Subcontract Scope Alignment Process will be performed by Contractor, in consultation with Owners. The following items will be evaluated for each element of Contractor-Managed Subcontract Scope:

•	Scope of work/technical services remaining to be performed to support Final Completion including identification of potential scope gaps and unidentified scope

•	Schedule to complete

•	Cost estimate to complete (for scope remaining to be completed as of the Effective Date)

•	Allowance for growth in scope, if applicable

•	Appropriate contingency

•	Resources and capabilities of incumbent subcontractor

•	Safety requirements and provisions

•	Risk assessment

•
Existing commercial arrangement with incumbent subcontractor (both with respect to the identity of the subcontractor and the terms of the subcontract) including general and special conditions, reporting requirements, financial capabilities, etc.

For each scope item, access to the following information will be provided by the Owners on a timely basis to perform the evaluation:

•	Current subcontract for the scope including terms and conditions (general conditions, special conditions) and referenced attachments

•	Scope of work/technical services (if separate from the existing subcontract)

•	Estimate to complete data with supporting details to enable review/validation of values

•	Payment status (paid to date, outstanding, Owners and/or subcontractor assessment of percent complete)

•	Technical documents (e.g., Technical Documents List, Schedule of Required Vendor Data, etc.).

Discussions with each subcontractor are anticipated as part of the evaluation as well as participation in subcontract renegotiations. Owners assistance will be needed to facilitate these discussions.

The evaluation of each item of Contractor-Managed Subcontract Scope will be performed in three phases:

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

•	Phase 1 – Review Existing Subcontract/Scope to Assess Current Estimate to Complete

In Phase 1, each element of Contractor-Managed Subcontract Scope and related subcontract (if any) will be reviewed to enable an assessment of Owners’ current estimate to complete. A Review Package will be prepared for each element of Contractor-Managed Subcontract Scope that will include the following information:

1.    Executive Summary

2.    Scope of Work/Technical Services Remaining

2.1    Scope Definition
2.2    Work Included
2.3    Work Not Included
2.4    Potential Gaps
2.5    Alternative Execution Approaches

3.    Resources and Capabilities

4.    Safety Requirements and Provisions

5.    Risk Assessment

5.1    Cost Risk
5.2    Schedule Risk

6.    Existing Commercial Arrangement/Proposal Evaluation

6.1    General Conditions
6.2    Special Conditions
6.3    Reporting Requirements
6.4    Financial Terms and Financial Condition of Incumbent Subcontractor
6.5    Potential Gaps in Terms and Conditions
6.6    Schedule Review

7.    Schedule to Complete Defined Scope

7.1    Impact to Baseline Schedule and Target Completion Date(s)

The potential that items of Contractor-Managed Subcontract Scope could impact the Baseline Schedule will be evaluated.

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

7.2 Contingency Assessment

All items of Contractor-Managed Subcontract Scope will be scheduled as necessary to support the Baseline Schedule.

7.3	Adjustment to Baseline Schedule and Target Completion Dates:

An adjustment to the Baseline Schedule and Target Completion Dates will be identified if the scope item will not support the current Baseline Schedule.

8.    Cost Estimate to Complete

8.1    Cost Assessment

Contractor will assess the estimated cost to complete the scope item in question for scope remaining to be completed as of the Effective Date.

8.2    Allowance for Growth in Scope

The cost estimate will include an allowance for growth in scope, if applicable, based on Contractor’s standard estimating processes.

8.3	Contingency Assessment

An appropriate amount for contingency will be included in the cost estimate to complete to achieve a confidence level of no less than 80% (using @Risk or similar software using Monte Carlo risk simulation).

8.4 Allowance for Escalation

An appropriate allowance for escalation, if applicable, will be included in the cost estimate to complete based on Contractor’s assessment of escalation for the scope item in question.

8.5	Adjustment to Target Construction Cost that include items 8.1 through 8.4

An adjustment to the Target Construction Cost will be identified based on the results of the evaluation, including items 8.1 through 8.4.

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

•	Phase 2 – Review Re-Bid/Negotiation of Subcontract Scope to Assess Current Estimate to Complete

In Phase 2, the information received as part of the re-bid/negotiation of each subcontract will be reviewed to complete or identify any adjustments. The Phase 1 Review Package will be updated with the results of Phase 2.

•	Phase 3 – Agreement with Owners on Adjustment Needed to Target Construction Cost and Target Completion Date(s) (if any)

Multiple elements of Contractor-Managed Subcontract Scope may be reasonably considered as a group for these purposes, where mutually agreed.

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

Table 1. Construction Subcontracts (Note 1)
Number	Title/Scope Description	Current Subcontractor	Managed by Owner (Owner-Managed Subcontract)	Managed by Contractor (Contractor-Managed Subcontract)
1270	Non-union general facilities maintenance	David Smith Construction	X
1278	Data and Cabling	Heath	X
1399	Excavation NI, Misc earthwork	Morgan Corporation		X
1421	Concrete and Soil Testing	AMEC		X
1422	Backfill for Nuclear Islands	Morgan Corp		X
1430	RWI Structure Site Development (dewatering of area to support RWI construction)	Remedial Construction Services		X
1452	Underground HDPE Pipe Installation	C.A. Murren		X
1456	River Water Intake Structure (civil only) Phase II	Garney		X
1464	Durawall	TBD		X
1466	NDE Testing	Mistras		X
1468	High Voltage Electrical Work	Georgia Power	X
1477	Productivity Survey Consultant	Productivity Enhancement	X
1600	Landscaping	TBD	X
1608	Electric Heat Tracing and Insulation	TBD		X
1612	Specialized Field Machining	PCI		X
1613	ISO Phase & Non-Seg Bus Duct	AZZ/Calvert		X
1614	Transformer Dress-out	ABB		X
1615	Lightning Protection	TBD		X
1618	Coatings	Williams Specialty Services		X
1620	Trash Hauling / Disposal	Waste Management	X
1622	Formwork	HSG		X
1625	HVAC Fab & Installation (U3 & U4)	SSMI		X
1626	Building 307	Thompson Turner Construction	X
1627	Field Erected Tanks	CB&I	X (Note 2)	X (Note 2)

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

Table 1. Construction Subcontracts (Note 1)
Number	Title/Scope Description	Current Subcontractor	Managed by Owner (Owner-Managed Subcontract)	Managed by Contractor (Contractor-Managed Subcontract)
1631	Vac Truck Services	August Industrial		X
1632	Shield Building Construction	CB&I	X (Note 2)	X (Note 2)
1633	Potable Water System Maintenance	Nalco	X
1636	Cooling Tower Construction	Research Cottrell Cooling (RCC)		X
1637	Small Tools and Consumables	TBD		X
1802	Concrete Pump Trucks	Ashmore		X
1803	Post Weld Heat Treatment	Superheat FGH Services		X
1804	Vac Truck Services	Thompson Industrial		X
1805	Vac Truck Services	EnviroVac		X
1806	Concrete and Soil Testing	S&ME		X
1807	Special High Value Tools	TBD		X
1808	Heavy Haul	TBD		X
1809	Raw Water Pump Replacement	TBD	X
1811	Traction Elevators	Thyssen Krupp		X
1812	Fire Protection / Detection	F.E. Moran		X
1813	Permanent Plant Communications	TBD	X
1814	SWS Chemical Treatment Building	TBD		X
1815	Insulation (conventional)	TBD		X
1817	Metal Siding	Commercial Siding		X
1818	Membrane Roofing	TBD		X
1819	Penetration Seals (Block outs/barriers)	TBD		X
1822	Annulus Seal – Waterproof Sealants	TBD		X
1824	Permanent Plant Security System	TBD	X
1837	Bulk Gas Storage Facility	TBD	X
1874	Yard Area Pools/Lining	Yard Area Pools	X
1875	HVAC Fab & Installation	TBD		X

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

Table 1. Construction Subcontracts (Note 1)
Number	Title/Scope Description	Current Subcontractor	Managed by Owner (Owner-Managed Subcontract)	Managed by Contractor (Contractor-Managed Subcontract)
1876	HVAC Testing and Balance	TBD		X
1878	Craft Support for MAB	CB&I Services Inc.	X (Note 2)	X (Note 2)
1885	Union - General Services	Stratton	X
1886	Construction Air Services	NexAir		X
1888	Heavy Civil	Williams Plant Services	X
1889	Building 305 Excavation	C.A. Murren	X
1893	Security Consulting	Ultimate Access	X
2092	Diesel Generator Building U3&4	TBD		X
2096	Rack and Pinion Elevators	TBD		X
2097	US Security - Unarmed Security Guards	US Security	X
2100	Ring HVAC Duct Work Installation	CB&I	X (Note 2)	X (Note 2)
2104	Annual Fire Protection	Wolverine	X
2108	Turbine Assembly	TurbinePro		X
2109	Concrete Spoils Crushing	TBD	X
2113	Building 304	Thompson Construction Group	X
2114	Metrology & Survey Services	API		X
2116	New BRE for Building 304	Safariland	X
2120	Site Construction	Fluor Enterprises, Inc.	X
2376	NSSS Machining and Welding Services	PCI		X
2380	Building 305	Thompson Construction Group	X
2551	Transformer Pads	TBD		X
2565	Above Ground Electrical Installation	TBD		X
2566	Architectural Finishes	TBD		X
2567	RWI Structure Work - Phase III	TBD		X
2588	Permanent Plant Security System	Williams Specialty	X

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit E – Subcontract Alignment Process and Managed Subcontracts

Table 1. Construction Subcontracts (Note 1)
Number	Title/Scope Description	Current Subcontractor	Managed by Owner (Owner-Managed Subcontract)	Managed by Contractor (Contractor-Managed Subcontract)
2603	Cathodic Protection	TBD		X
2604	Computer Flooring	TBD		X
2605	Service Water System Cooling Tower	TBD		X
2600	Annulus Grouting	TBD		X
2601	Gas & Communication Duct Bank	TBD		X
2602	CWS Pipe Interior Grout PCCP Joint	TBD		X
TBD	Mirror Reflective Insulation	Transco		X
TBD	Toshiba TAS	Toshiba	X
TBD	Site Medical Management Services	Core Medical		X
TBD	Potential Scope (both Units): RV Internals, Refueling Machine, PZRHR Install	TBD		X
TBD	CVAP Installation	TBD		X
TBD	U3/U4 RV Head Vent & IHP	TBD		X
TBD	Final Paving	TBD	X
TBD	Battery Testing	TBD	X
TBD	Earth Work & Erosion Control	TBD		X
TBD	Shield Building Tensions Ring	TBD		X
TBD	Shield Building Tank	TBD		X
TBD	Demo (No Mans Land) Work	TBD	X
TBD	Surveying	TBD		X
TBD	NI 3&4 Fire Detection & Suppression	TBD		X
TBD	Equipment - Crane Operate & Maintain Contracts	TBD		X
TBD	Equipment - Crane Rental Agreements	TBD		X
TBD	Equipment - General Construction Equipment Rental Agreements	TBD		X
TBD	HLD Disassembly	TBD		X
Notes
1. This table will be updated to include all relevant purchase orders for Construction Materials required in the performance of the Work.
2. Contractor’s responsibility is limited to managing the onsite construction activities related to the CB&I subcontracts. Owners will remain responsible to manage all offsite fabrication, engineering, and other activities as may be specified and, for the foregoing purposes, the CB&I subcontracts will be treated as “Owner-Managed Subcontracts”.

10/18/17

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

Form of Repayment Letter of Credit

BANK

                                                                                   Date:
                                                                                   Letter of Credit Number:

Beneficiary:
Georgia Power Company, acting for itself and as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners
(address)
(Attn:)

Applicant:
Bechtel Power Corporation
(address)

We, Bank Name, hereby establish in favor of Georgia Power Company, acting for itself and as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Beneficiary” or “you” or “your”), at the request of and for the account of Bechtel Power Corporation (“Applicant”) our Irrevocable Standby Letter of Credit No. ______ (“Letter of Credit”) in the amount of [USD $                 ] (Insert Amount in Words) (the “Available Amount”).

We are advised that this Letter of Credit is issued with respect to that certain Construction Completion Agreement dated as of ____________, 2017 between Beneficiary and Applicant, including without limitation the Exhibits attached thereto (as amended, extended, supplemented, or restated from time to time, the “Agreement”).

The Available Amount of this Letter of Credit is available to you against your executed written Drawing Certificate/Demand(s) in the form attached as Annex I hereto, with appropriate insertions (including relevant wiring instructions), presented to us. Multiple, partial demands may be made hereunder. The Available Amount of this Letter of Credit will be reduced if and as partial demands are honored; however, payments shall not in the aggregate exceed the original Available Amount (as may be increased by amendment as referenced herein).

Presentation of any such Drawing Certificate/Demand may be made on any day on or before the Expiration Date (defined below) on which we are open for business at our office located at _____________________________ (“Business Day”), Attn: _______________. Drawing Certificates/Demands under this Letter of Credit may be presented by telecopy

Page 1/7

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

(“fax”) to fax number (__) ________ (after notifying us in advance by telephone at _______________) followed by the original of such Drawing Certificate/Demand, along with a copy of this Letter of Credit, dispatched by certified or registered mail, hand delivery or overnight courier service to our address above; provided it is understood that any such fax presentation shall be considered the operative presentation.

This Letter of Credit expires at the close of business at our office on ___________ (as may be extended as set forth below, the “Expiration Date”). It is a condition of this Letter of Credit that it and the Expiration Date will be deemed automatically extended without amendment for successive periods of one year each from the present or any future Expiration Date, unless we send notice to you, in writing, by certified or registered mail or courier service at your address above not less than sixty (60) days prior to any such Expiration Date, that we have elected not to extend such Expiration Date for such additional period. This Letter of Credit will be considered as null and void after the Expiration Date even if the original Letter of Credit is not returned to us, or upon return to us by Beneficiary of this Letter of Credit for cancellation prior to the Expiration Date.

This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not be modified, annulled or amplified by reference to the Agreement or any other agreement referred to herein or in which this Letter of Credit is referred or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference the Agreement or any other agreement. Our obligations hereunder are primary obligations that shall not be affected by the performance or non-performance by Applicant or you of any obligations under the Agreement or under any other agreement between Applicant and Beneficiary or between Applicant and us or between Applicant and its agents.

Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto.

The Available Amount under this Letter of Credit may be increased by means of an amendment only or decreased by means of (i) an amendment or (ii) payment demands honored hereunder.

All fees associated with this Letter of Credit (other than transfer charges and fees as described below) are for Applicant’s account.

We will honor in our own funds each Drawing Certificate/Demand presented to us in compliance with the terms of this Letter of Credit within three (3) Business Days after presentation.

This Letter of Credit is transferrable, but only in its entirety, and may be successively transferred.  Transfer of this Letter of Credit shall be effected by us upon your submission of this original Letter of Credit, including all amendments, if any, accompanied by a duly completed and signed Transfer Request Form in the form of Annex II, with the signature thereon authenticated by your bank. In any event, this Letter of Credit may not be transferred to any person or entity listed in or otherwise subject to, any sanction or embargo under any applicable restrictions. Charges and fees related to such transfer will be for the account of the Beneficiary.

We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott, anti-money laundering, anti-terrorism, and

Page 2/7

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

anti-drug trafficking laws and regulations) of the U.S. and other countries that are enforceable under applicable law. We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make, under or in connection with this Letter of Credit (including, without limitation, any refusal to transfer this Letter of Credit) that is required by such laws, regulations, or orders.

To the extent not contrary to the express terms hereof, this Letter of Credit is subject to the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, and, as to matters not governed by ISP98, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

[Bank Seal, Insert day, month, year]

Page 3/7

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

ANNEX I

DRAWING CERTIFICATE/DEMAND

To: [BANK NAME AND ADDRESS]

RE: Irrevocable Standby Letter of Credit No. ________________ dated ________ ____, _____

Reference is made to that certain Irrevocable Standby Letter of Credit No. _______________ (“Letter of Credit”) issued by [Issuing Bank] (the “Bank”) in favor of Georgia Power Company, acting for itself and as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners (“Beneficiary”).

Reference also is made to the Construction Completion Agreement dated _______________ __, 2017 by and between Beneficiary and Bechtel Power Corporation (“Applicant”), including without limitation the Exhibits attached thereto (as amended, extended, supplemented, or restated from time to time, the “Agreement”). The Beneficiary hereby certifies to Bank that [insert one of the following sentences]:

Applicant has failed to make payment of amount(s) and applicable interest totaling not less than the Demanded Amount (defined below) as and when required under the Agreement.

or

Applicant is required to maintain a letter of credit under the Agreement and the Expiration Date of the Letter of Credit is forty-six (46) or fewer days from the date hereof and a substitute or replacement letter of credit that satisfies the requirements of the Agreement as to form, issuer and amount has not been provided to Beneficiary.

Beneficiary demands payment of $_________ (the “Demanded Amount”) under the Letter of Credit in immediately available funds by wire transfer to the following account:

[Account Information]

Page 4/7

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

In witness whereof, the Beneficiary has executed and delivered this Drawing Certificate/Demand as of this ____ day of __________, 20__.

BENEFICIARY

Georgia Power Company, acting for itself and as agent for
Oglethorpe Power Corporation (An Electric Membership
Corporation), Municipal Electric Authority of Georgia,
MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC,
MEAG Power SPVP, LLC, and The City of Dalton,
Georgia, acting by and through its Board of Water,
Light and Sinking Fund Commissioners

By:
Name:     ___________________________
Title:    ___________________________

Page 5/7

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

ANNEX II

TRANSFER REQUEST FORM

(COMPANY LETTERHEAD)

TO: [Bank Name and Address]

DATE: _________________

RE: Your Irrevocable Standby Letter of Credit No. ____________issued on _______________ in favor of the undersigned.

Gentlemen:

For value received, the undersigned Beneficiary hereby irrevocably transfers, in its entirety, all rights to draw under the above referenced Irrevocable Standby Letter of Credit to:

______________________________
The “Transferee”

______________________________
Address
______________________________
______________________________

All rights of the Beneficiary in the Irrevocable Standby Letter of Credit, are transferred to the above Transferee, who shall hereafter be the Beneficiary for all purposes and the Beneficiary shall have no further rights thereunder, including rights relating to any amendments of the stated amount of the Irrevocable Standby Letter of Credit or to the expiry date or other amendments, and whether now existing or hereafter made. All amendments are to be advised directly to the Transferee without necessity of any consent of or notice to the Beneficiary.

The original Irrevocable Standby Letter of Credit is returned herewith, and the Beneficiary hereby requests the authorized Bank to endorse the transfer on the reverse thereof and forward it directly to the Transferee with the Issuing Bank’s customary notice of transfer.

(together with your request for transfer, please enclose your check for $700.00, unless otherwise arranged)

Very Truly Yours

(COMPANY NAME)

BY: __________________________
AUTHORIZED SIGNATURE
(NAME PRINTED)
AS ITS: _______________________

Page 6/7

CONFIDENTIAL AND PROPRIETARY
Exhibit F - Form of Letters of Credit

TITLE

THE PERSON WHOSE NAME AND SIGNATURE APPEARS HEREWITH IS A DULY AUTHORIZED SIGNATURE OF THE BENEFICIARY:

NAME OF BANK (WITH BANK STAMP OR SEAL)

_____________________________
SIGNATURE OF BANK OFFICER

TITLE:_______________________

Page 7/7

CONFIDENTIAL AND PROPRIETARY

Exhibit F - Form of Letters of Credit

Form of Owner Letter of Credit

BANK

Date:
Letter of Credit Number:

Beneficiary:
Bechtel Power Corporation
(address)

Applicant:
[Owner]
[Address]

We, Bank Name, hereby establish in favor of Bechtel Power Corporation (“Beneficiary” or “you” or “your”), at the request of and for the account of [Owner] (“Applicant”) our Irrevocable Standby Letter of Credit No. ______ (“Letter of Credit”) in the amount of [USD $ ] (Insert Amount in Words) (the “Available Amount”).

We are advised that this Letter of Credit is issued with respect to that certain Construction Completion Agreement dated as of ____________, 2017 between Georgia Power Company, acting for itself and as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, and Beneficiary, including without limitation the Exhibits attached thereto (as amended, extended, supplemented, or restated from time to time, the “Agreement”).

The Available Amount of this Letter of Credit is available to you against your executed written Drawing Certificate/Demand(s) in the form attached as Annex I hereto, with appropriate insertions (including relevant wiring instructions), presented to us. Multiple, partial demands may be made hereunder. The Available Amount of this Letter of Credit will be reduced if and as partial demands are honored; however, payments shall not in the aggregate exceed the original Available Amount (as may be increased by amendment as referenced herein).

Presentation of any such Drawing Certificate/Demand may be made on any day on or before the Expiration Date (defined below) on which we are open for business at our office located at _____________________________ (“Business Day”), Attn: _______________. Drawing Certificates/Demands under this Letter of Credit may be presented by telecopy (“fax”) to fax number (__) ________ (after notifying us in advance by telephone at _______________) followed by the original of such Drawing Certificate/Demand, along with a copy of this Letter of Credit, dispatched by certified or registered mail, hand delivery or overnight courier service to our address above; provided it is understood that any such fax presentation shall be considered the operative presentation.

This Letter of Credit expires at the close of business at our office on ___________ (as may be extended as set forth below, the “Expiration Date”). It is a condition of this Letter of

Page 1/5

CONFIDENTIAL AND PROPRIETARY

Exhibit F - Form of Letters of Credit

Credit that it and the Expiration Date will be deemed automatically extended without amendment for successive periods of one year each from the present or any future Expiration Date, unless we send notice to you, in writing, by certified or registered mail or courier service, at your address above not less than sixty (60) days prior to any such Expiration Date, that we have elected not to extend such Expiration Date for such additional period. This Letter of Credit will be considered as null and void after the Expiration Date even if the original Letter of Credit is not returned to us, or upon return to us by Beneficiary of this Letter of Credit for cancellation prior to the Expiration Date.

This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not be modified, annulled or amplified by reference to the Agreement or any other agreement referred to herein or in which this Letter of Credit is referred or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference the Agreement or any other agreement. Our obligations hereunder are primary obligations that shall not be affected by the performance or non-performance by Applicant or you of any obligations under the Agreement or under any other agreement between Applicant and you or between Applicant and us or between Applicant and its agents.

Our obligation under this Letter of Credit is our individual obligation and is in no way contingent upon reimbursement with respect thereto.

The Available Amount under this Letter of Credit may be increased by means of an amendment only or decreased by means of (i) an amendment or (ii) payment demands honored hereunder.

All fees associated with this Letter of Credit (other than transfer charges and fees as described below) are for Applicant’s account.

We will honor in our own funds each Drawing Certificate/Demand presented to us in compliance with the terms of this Letter of Credit within three (3) Business Days after presentation.

This Letter of Credit is transferrable, but only in its entirety, and may be successively transferred.  Transfer of this Letter of Credit shall be effected by us upon your submission of this original Letter of Credit, including all amendments, if any, accompanied by a duly completed and signed Transfer Request Form in the form reasonably requested by us, with the signature thereon authenticated by your bank. In any event, this Letter of Credit may not be transferred to any person or entity listed in or otherwise subject to, any sanction or embargo under any applicable restrictions. Charges and fees related to such transfer will be for the account of the Beneficiary.

We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott, anti-money laundering, anti-terrorism, and anti-drug trafficking laws and regulations) of the U.S. and other countries that are enforceable under applicable law. We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make, under or in connection with this Letter of Credit (including, without limitation, any refusal to transfer this Letter of Credit) that is required by such laws, regulations, or orders.

Page 2/5

CONFIDENTIAL AND PROPRIETARY

Exhibit F - Form of Letters of Credit

To the extent not contrary to the express terms hereof, this Letter of Credit is subject to the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, and, as to matters not governed by ISP98, this Letter of Credit shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

[Bank Seal, Insert day, month, year]

Page 3/5

CONFIDENTIAL AND PROPRIETARY

Exhibit F - Form of Letters of Credit

ANNEX I

DRAWING CERTIFICATE/DEMAND

To: [BANK NAME AND ADDRESS]

RE: Irrevocable Standby Letter of Credit No. ________________ dated ________ ____, _____

Reference is made to that certain Irrevocable Standby Letter of Credit No. _______________ (“Letter of Credit”) issued by [Issuing Bank] (the “Bank”) in favor of Bechtel Power Corporation (“Beneficiary”) upon the application of [Owner] (“Applicant”).

Reference also is made to the Construction Completion Agreement dated _______________ __, 2017 by and between Georgia Power Company, acting for itself and as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, and Beneficiary, including without limitation the Exhibits attached thereto (as amended, extended, supplemented, or restated from time to time, the “Agreement”). The Beneficiary hereby certifies to Bank that [insert one of the following sentences]:

Applicant has failed to make payment of amount(s) totaling not less than the Demanded Amount (defined below) as and when due pursuant to the Agreement.

or

The Expiration Date of the Letter of Credit is forty-six (46) or fewer days from the date hereof, Applicant is required to maintain a letter of credit under the Agreement, and Beneficiary has received neither cash security nor a substitute or replacement letter of credit that satisfies the requirements of the Agreement as to form, issuer and amount.

Beneficiary demands payment of $_________ (the “Demanded Amount”) under the Letter of Credit in immediately available funds by wire transfer to the following account:

[Account Information]

Page 4/5

CONFIDENTIAL AND PROPRIETARY

Exhibit F - Form of Letters of Credit

In witness whereof, the Beneficiary has executed and delivered this Drawing Certificate/Demand as of this ____ day of __________, 20__.

BENEFICIARY

Bechtel Power Corporation

By:
Name:     ___________________________
Title:    ___________________________

Page 5/5

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Mechanical Completion is defined as the state of construction completion of a Unit such that the Unit is ready for Hot Functional Testing (HFT). Specifically, subject to Punch List items, Mechanical Completion shall be achieved upon completion of Contractor’s physical construction and/or installation activities and Contractor’s construction testing activities (to the extent identified as Contractor’s responsibility in Table 2 below) for those systems, sub-systems, equipment, and components of a Unit that are within the boundaries of those Boundary Identification Packages (BIPs) needed to support HFT of the Unit.

Table 1 identifies those BIPs that are needed to support HFT such that the Unit is ready for HFT and those that are not. Table 2 identifies the division of responsibility for construction testing activities.

Table 1. Boundary Identification Packages as of September 2017 (Unit 3 and Unit 4 Identical)
System Designator	System	BIPs Needed to Support Hot Functional Testing	BIPs Not Needed to Support Hot Functional Testing
ASS	Auxiliary Steam Supply System	ASS-01, ASS-02	None
BDS	Steam Generator Blowdown System	BDS-01, BDS-02, BDS-03, BDS-04	None
BIS	Business Infrastructure System	(Note 2)	BIS-01, BIS-02, BIS-03, BIS-04, BIS-05
CAS	Compressed and Instrument Air Systems	CAS-01, CAS-02, CAS-03, CAS-04, CAS-05, CAS-06, CAS-07, CAS-08, CAS-09, CAS-10, CAS-11, CAS-12, CAS-13, CAS-14, CAS-15, CAS-16	None
CCS	Component Cooling Water System	CCS-01, CCS-02, CCS-03	None
CDS	Condensate System	CDS-01, CDS-02, CDS-03, CDS-04	None
CES	Condenser Tube Cleaning System	CES-01	None
CFS	Turbine Island Chemical Feed System	CFS-01, CFS-02, CFS-03, CFS-04, CFS-05, CFS-06, CFS-07, CFS-08, CFS-09	None
CMS	Condenser Air Removal System	CMS-01	None
CNS	Containment System	None required for HFT.	CNS-01
CPS	Condensate Polishing System	CPS-01	None
CVS	Chemical and Volume Control System	CVS-01, CVS-02, CVS-03, CVS-04	None
CWS	Circulating Water System	CWS-01, CWS-02, CWS-03	None
CYS	Cyber Security System	(Note 2)	(Note 2)

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Table 1. Boundary Identification Packages as of September 2017 (Unit 3 and Unit 4 Identical)
System Designator	System	BIPs Needed to Support Hot Functional Testing	BIPs Not Needed to Support Hot Functional Testing
DAS	Diverse Actuation System	DAS-01	None
DDS	Data Display and Processing System	DDS-01, DDS-02, DDS-03, DDS-04, DDS-05, DDS-06, DDS-07, DDS-08, DDS-09, DDS-10, DDS-11, DDS-12	None
DOS	Standby Diesel Fuel Oil System	DOS-01, DOS-02, DOS-03	None
DRS	Storm Drain System	None required for HFT.	DRS-01
DTS	Demineralized Water Treatment System	DTS-01	None
DWS	Demineralized Water Transfer and Storage System	DWS-01, DWS-02, DWS-03, DWS-04, DWS-05	None
ECS	Main ac Power System	ECS-01, ECS-02, ECS-03, ECS-04, ECS-05, ECS-06, ECS-07, ECS-08, ECS-09, ECS-10, ECS-11, ECS-12, ECS-13, ECS-14, ECS-15, ECS-16, ECS-17, ECS-18, ECS-19, ECS-20	None
EDS	Non Class 1E dc and UPS System	EDS-01, EDS-02, EDS-03, EDS-04, EDS-05, EDS-06, EDS-07, EDS-08, EDS-09, EDS-11	SV0-EDS-11 (Note 1)
EFS	Communication Systems	(Note 2)	EFS-01, EFS-02, EFS-03, EFS-04, EFS-05, EFS-06, EFS-07
EGS	Grounding and Lightning Protection System	EGS-01	None
EHS	Special Process Heat Tracing System	None required for HFT.	EHS-01, EHS-02, EHS-03, EHS-04, EHS-05, SV0-EHS-06 (Note 1)
ELS	Plant Lighting System	ELS-01, ELS-02, ELS-03, ELS-04, ELS-05, ELS-06, ELS-07	None
EQS	Cathodic Protection System	None required for HFT.	EQS-01
FHS	Fuel Handling and Refueling System	None required for HFT.	FHS-01, FHS-02
FPS	Fire Protection System	FPS-01, FPS-02, FPS-03, FPS-04, FPS-05, FPS-06, FPS-07, FPS-08, FPS-16,	None

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Table 1. Boundary Identification Packages as of September 2017 (Unit 3 and Unit 4 Identical)
System Designator	System	BIPs Needed to Support Hot Functional Testing	BIPs Not Needed to Support Hot Functional Testing
FPS-17, FPS-18, FPS-19, FPS-20, FPS-21, FPS-22, FPS-28, FPS-29
FWS	Main and Startup Feedwater System	FWS-01, FWS-02	None
GSS	Gland Seal System	GSS-01	None
HCS	Generator Hydrogen and CO2 Systems	HCS-01	None
HDS	Heater Drain System	HDS-01	None
HSS	Hydrogen Seal Oil System	HSS-01	None
IDS	Class 1E dc and UPS System	IDS-01, IDS-02, IDS-03, IDS-04, IDS-05, IDS-06, IDS-07, IDS-08, IDS-09, IDS-10	None
IIS	In-core Instrumentation System	IIS-01	None
LOS	Main Turbine and Generator Lube Oil System	LOS-01, LOS-02	None
MES	Meteorological and Environmental Monitoring System	None required for HFT.	MES-01
MHS	Mechanical Handling System	None required for HFT.	MHS-01, MHS-02, MHS-03, MHS-04, MHS-05, MHS-06, MHS-07, MHS-08, MHS-09
MSS	Main Steam System	MSS-01, MSS-02	None
MTS	Main Turbine System	MTS-01	None
NCS	Network Connection System	(Note 2)	NCS-01, NCS-02, NCS-03, NCS-04, NCS-05, NCS-06, NCS-07, NCS-08
OCS	Operation and Control Centers System	OCS-01, OCS-02	None
PCS	Passive Containment Cooling System	None required for HFT.	PCS-01, PCS-02
PGS	Plant Gas Systems	PGS-01, PGS-02, PGS-03, PGS-04, PGS-05	None
PLS	Plant Control System
PLS-01, PLS-02, PLS-03, PLS-04, PLS-05, PLS-06, PLS-07, PLS-08, PLS-09, PLS-10, PLS-11, PLS-12, PLS-13, PLS-14, PLS-15, PLS-16, PLS-17, PLS-18, PLS-19, PLS-20, PLS-21, PLS-22, PLS-23, PLS-24, PLS-25, PLS-26, PLS-27
None

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Table 1. Boundary Identification Packages as of September 2017 (Unit 3 and Unit 4 Identical)
System Designator	System	BIPs Needed to Support Hot Functional Testing	BIPs Not Needed to Support Hot Functional Testing
PLS-10, PLS-11, PLS-12, PLS-13, PLS-14, PLS-15, PLS-16, PLS-17, PLS-18, PLS-19, PLS-20, PLS-21, PLS-22, PLS-23, PLS-24, PLS-25, PLS-26, PLS-27
PMS	Protection and Safety Monitoring System	PMS-01, PMS-02, PMS-03, PMS-04, PMS-05	None
PSS	Primary Sampling System	PSS-01	None
PWS	Potable Water System	PWS-02, PWS-03, PWS-04, PWS-05, PWS-06, PWS-07, PWS-08	SV0-PWS-01 (Note 1)
PXS	Passive Core Cooling System	PXS-01, PXS-02, PXS-03	None
RCS	Reactor Coolant System	RCS-01, RCS-02, RCS-03, RCS-04, RCS-05, RCS-06, RCS-07	None
RDS	Gravity and Roof Drain Collection System	None required for HFT.	RDS-01
RMS	Radiation Monitoring System	RMS-01, RMS-02, RMS-03, RMS-04, RMS-05	None
RNS	Normal Residual Heat Removal System	RNS-01	None
RWS	Raw Water System	RWS-02, RWS-03	SV0-RWS-01 (Note 1)
RXS	Reactor System	RXS-01, RXS-02, RXS-03	None
SDS	Sanitary Drainage System	None required for HFT.	SDS-01
SES	Plant Security System	None required for HFT.	SES-01
SFS	Spent Fuel Pit Cooling System	SFS-01, SFS-02, SFS-03	None
SGS	Steam Generator System	SGS-01, SGS-02	None
SJS	Seismic Monitoring System	None required for HFT.	SJS-01
SMS	Special Monitoring System	SMS-01	None
SSS	Secondary Sampling System	SSS-01	None
SWS	Service Water System	SWS-01	None
TCS	Turbine Building Closed Cooling Water System	TCS-01, TCS-02	None
TDS	Turbine Island Vents, Drains and Relief System	(Note 2)	None

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Table 1. Boundary Identification Packages as of September 2017 (Unit 3 and Unit 4 Identical)
System Designator	System	BIPs Needed to Support Hot Functional Testing	BIPs Not Needed to Support Hot Functional Testing
TOS	Main Turbine Control and Diagnostics System	TOS-01	None
TVS	Closed Circuit TV System	None required for HFT.	TVS-01
VAS	Radiologically Controlled Area Ventilation System	VAS-01, VAS-02, VAS-03	None
VBS	Nuclear Island Nonradioactive Ventilation System	VBS-01, VBS-02, VBS-03, VBS-04	VBS-05
VCS	Containment Recirculation Cooling System	VCS-01	None
VES	Main Control Room Emergency Habitability System	VES-01	None
VFS	Containment Air Filtration System	VFS-01 (Note 2)	None
VHS	Health Physics and Hot Machine Shop HVAC System	None required for HFT.	VHS-01
VLS	Containment Hydrogen Control System	None required for HFT.	VLS-01
VRS	Radwaste Building HVAC System	None required for HFT.	VRS-01
VTS	Turbine Building Ventilation System	VTS-01, VTS-02, VTS-03, VTS-04, VTS-05, VTS-06, VTS-07, VTS-08, VTS-09, VTS-10	None
VUS	Containment Leak Rate Test System	None required for HFT.	VUS-01
VWS	Central Chilled Water System	VWS-01, VWS-02, VWS-03, VWS-04, VWS-05, VWS-06, VWS-07	None
VXS	Annex/Auxiliary Non-Radioactive Ventilation System	VXS-01, VXS-02, VXS-03, VXS-04, VXS-05	None
VYS	Hot Water Heating System	VYS-01, VYS-02, VYS-03	None
VZS	Diesel Generator Building Ventilation System	VZS-01	None
WGS	Gaseous Radwaste System	WGS-01	None
WLS	Liquid Radwaste System	WLS-01, WLS-02, WLS-04, WLS-05, WLS-06, WLS-07, WLS-08, WLS-09, WLS-10, WLS-11	WLS-03

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Table 1. Boundary Identification Packages as of September 2017 (Unit 3 and Unit 4 Identical)
System Designator	System	BIPs Needed to Support Hot Functional Testing	BIPs Not Needed to Support Hot Functional Testing
WRS	Radioactive Waste Drain System	WRS-01, WRS-02, WRS-03	None
WSS	Solid Radwaste System	WSS-01	None
WWS	Waste Water System	WWS-01, WWS-02, WWS-03, WWS-04, WWS-05, WWS-06, WWS-07, WWS-08, WWS-09	None
YFS	Yard Fire Water System	(Note 2)	SV0-YFS-01 (Note 1)
ZAS	Main Generation System	ZAS-01, ZAS-02	None
ZBS	Transmission Switchyard and Offsite Power System	None required for HFT (Notes 2 and 3)	None
ZFS	Offsite Communication System	None required for HFT.	ZFS-01
ZOS	Onsite Standby Power System	ZOS-01, ZOS-02	None
ZRS	Offsite Retail Power System	ZRS-03	SV0-ZRS-01 (Note 1), SV0-ZRS-02 (Note 1), SV0-ZRS-04 (Note 1)
ZVS	Excitation and Voltage Regulation System	ZVS-01 (Note 2)	None
Notes

1. Turnover for this BIP has already been completed as part of the Building 315 turnover and is not Contractor scope.
2. The portions of this system needed for HFT have not yet been determined.
3. This system is Owners’ scope.

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit G – Mechanical Completion

Table 2. Construction Testing Division of Responsibility
Item	Test Description	Contractor Responsibility	Owner Responsibility
1	Perform non-destructive testing (e.g., RT, UT, PT) (via Contractor-Managed Subcontract)	X
2	Remove construction blinds	X
3	Clean and inspect piping and equipment	X
4	Perform pipe line specification flushing and cleanliness verification	X
5	Perform pipe line pressure testing	X
6	Inspect and stroke manual valves	X
7	Release piping hangers and heat exchanger expansion bolts	X
8	Perform initial set of spring type pipe hangers	X
9	Perform ASME code pressure tests	X
10	Perform process fluid system flushing (e.g., turbine lube oil flushes, chemical and volume control system flushing, reactor coolant system flushing)		X
11	Perform reactor coolant system and steam generator system hydrostatic testing		X
12	Inspect and close-up vessels	X
13	Perform rotating equipment alignment	X
14	Service, adjust, lubricate, maintain equipment (prior to Contractor turnover to Owner)	X
15	Inspect wiring, cable runs, and accessories	X
16	Perform high potential, megger, and cable continuity testing of cables and equipment	X
17	Inspect switchgear and mechanical interlocks	X
18	Install and service batteries	X
19	Calibrate instruments and sensors		X
20	Service and fill transformers		X
21	Perform electrical checks and calibrations		X
22	Perform energized component, loop, and system tests		X

10/18/17

CONFIDENTIAL AND PROPRIETARY

Exhibit H – Form of Monthly Status Report

The table of contents for Contractor’s Monthly Status Report is provided below. Changes to the table of contents will be mutually agreed by the Parties.

1.	Executive Summary

•	Progress Summary

•	Critical Issues Summary

•	Overall Staffing Summary

2.    Safety Status

3. Quality Status

4.    Construction Progress (Overall and By Area)

•	Overall Construction Summary

•	Key Milestones Achieved/Work in Progress

•	Key Work Planned to Start Next Month

•	Construction Equipment Summary (Needs/Concerns)

•	System Turnover (Future)

5.    Schedule Performance (Overall and By Area)

•	Construction Forecast Summary

•	Percent Complete Analysis/Summary

•	Critical Path Analysis/Summary

•	Key Schedule Issues/Concerns

6.    Cost Performance

•	Construction Forecast Summary

•	Trend/Change Order Summary

•	Approved Trends this Month

•	Key Potential Pending Trends/Changes

•	Cost Expenditure Summary and Analysis

•	Field Procurement and Subcontracts

•	Contingency Summary

•	Invoice and Payment Status

7.    Managed-Subcontracts Status

•	Overall Summary

•	Cost Summary and Analysis

•	Schedule Summary and Analysis

8.    Issues and Concerns

10/18/17         Page 1 of 2

CONFIDENTIAL AND PROPRIETARY

Exhibit H – Form of Monthly Status Report

Attachments

•	Critical Action Items Report

•	Monthly Cost Report

•	Project Percent Complete Curves

•	Working Schedule

•	Bulk Commodity Curves

•	Scorecard (reflecting production, productivity, and schedule performance at the unit/building/commodity level of detail)

•	Craft Staffing and Jobhours

•	Field Non-Manual Staffing and Jobhours

•	Scope Change Log

•	Monthly Trend Report

•	Progress Photos

10/18/17         Page 2 of 2

CONFIDENTIAL AND PROPRIETARY

Exhibit I – Key Personnel / Lead Personnel

KEY PERSONNEL

Bechtel

•	Project Manager

•	Site Manager

•	Construction Project Controls Manager

•	Procurement & Contracts Manager

•	Quality Control Manager

•	Chief Project Field Engineering Manager

•	Unit 3 Construction Manager

•	Unit 4 Construction Manager

•	Balance of Plant Area Manager

•	Field Subcontracts Manager

•	Environmental, Safety, and Health Manager

Richmond County Constructors, LLC (Subcontractor)

•	Manager

LEAD PERSONNEL

Bechtel

•    Deputy Project Controls Manager
•    Unit 3 Project Field Engineer
•    Unit 4 Project Field Engineer
•    Central Services Project Field Engineer
•    Unit 3 Day Shift Unit Manager
•    Unit 4 Day Shift Unit Manager
•    Unit 3 Night Shift Unit Manager
•    Unit 4 Night Shift Unit Manager
•    Unit 3 Day Shift Auxiliary Building Area Manager
•    Unit 4 Day Shift Auxiliary Building Area Manager
•    Construction Infrastructure Manager

•    Construction Issues Manager
•    Turnover Group Manager
•    Unit 3 Day Shift Shield Building Area Manager
•    Unit 4 Day Shift Shield Building Area Manager
•    Unit 3 Day Shift Containment Area Manager
•    Unit 4 Day Shift Containment Area Manager
•    Unit 3 Day Shift Turbine Island Area Manager
•    Unit 4 Day Shift Turbine Island Area Manager
•    Unit 3 Day Shift Annex/ Rad Waste Building Area Manager
•    Unit 4 Day Shift Annex/ Rad Waste Building Area Manager

Richmond County Constructors, LLC (Subcontractor)

•	Deputy Manager

10/18/17        Page 1 of 1

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

EXHIBIT J-1
DAVIS-BACON ACT REQUIRED PROVISIONS
ARTICLE 34. SECTION (a) MINIMUM WAGES, ETC.
(1) Minimum wages.
(i) All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between the contractor and such laborers and mechanics.
Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1 (b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (a)(l)(iv) of this section; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in Sec. 5.5(a)(4) [paragraph (a)(4) below]. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, That the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under paragraph (a)(l)(ii) of this section) and the Davis-Bacon poster (WH-1321) shall be posted at all times by the contractor and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.
(ii)(A) The contracting officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the contract shall be classified in conformance with the wage determination. The contracting officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:
(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

Exhibit J-1 Page 1

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

(2)The classification is utilized in the area by the construction industry; and
(3)The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.
(ii)(B) If the contractor and the laborers and mechanics to be employed in the classification (if known), or their representatives, and the contracting officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the contracting officer to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.
(ii)(C) In the event the contractor, the laborers or mechanics to be employed in the classification or their representatives, and the contracting officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the contracting officer shall refer the questions, including the views of all interested parties and the recommendation of the contracting officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.
(ii)(D) The wage rate (including fringe benefits where appropriate) determined pursuant to paragraphs (a)(1)(ii) (B) or (C) of this section, shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed in the classification.
(iii)Whenever the minimum wage rate prescribed in the contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.
(iv)If the contractor does not make payments to a trustee or other third person, the contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, Provided, That the Secretary of Labor has found, upon the written request of the contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the contractor to set aside in a separate account assets for the meeting of obligations under the plan or program.
(2) Withholding.
The Department of Energy (“DOE”) shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld

Exhibit J-1 Page 2

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

from the contractor under this contract or any other Federal contract with the same prime contractor, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same prime contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by the contractor or any subcontractor the full amount of wages required by the contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), all or part of the wages required by the contract, DOE may, after written notice to the contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased.
(3) Payrolls and basic records.
(i) Payrolls and basic records relating thereto shall be maintained by the contractor during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work (or under the United States Housing Act of 1937, or under the Housing Act of 1949, in the construction or development of the project). Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the contractor shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.
(ii)(A) The contractor shall submit weekly for each week in which any contract work is performed a copy of all payrolls to the DOE) if the agency is a party to the contract, but if the agency is not such a party, the contractor will submit the payrolls to the applicant, sponsor, or owner, as the case may be, for transmission to DOE. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 CFR 5.5(a)(3)(i), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of

Exhibit J-1 Page 3

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at
http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The prime contractor is responsible for the submission of copies of payrolls by all subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to DOE if the agency is a party to the contract, but if the agency is not such a party, the contractor will submit them to the applicant, sponsor, or owner, as the case may be, for transmission to DOE, the contractor, or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this section for a prime contractor to require a subcontractor to provide addresses and social security numbers to the prime contractor for its own records, without weekly submission to the sponsoring government agency (or the applicant, sponsor, or owner).
(ii)(B) Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by the contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the contract and shall certify the following:
(1)That the payroll for the payroll period contains the information required to be provided under Sec. 5.5 (a)(3)(ii) of Regulations, 29 CFR part 5, the appropriate information is being maintained under Sec. 5.5 (a)(3)(i) of Regulations, 29 CFR part 5, and that such information is correct and complete;
(2)That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;
(3)That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the contract.
(ii)(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the
“Statement of Compliance” required by paragraph (a)(3)(ii)(B) of this section.
(ii)(D) The falsification of any of the above certifications may subject the contractor or subcontractor to civil or criminal prosecution under section 1001 of title 18 and section 231 of title 31 of the United States Code.
(iii) The contractor or subcontractor shall make the records required under paragraph (a)(3)(i) of this section available for inspection, copying, or transcription by authorized representatives of DOE or the Department of Labor, and shall permit such representatives

Exhibit J-1 Page 4

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

to interview employees during working hours on the job. If the contractor or subcontractor fails to submit the required records or to make them available, the Federal agency may, after written notice to the contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.
(4) Apprentices and trainees
(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the contractor as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in the contractor’s or subcontractor’s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

Exhibit J-1 Page 5

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

(ii)Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee’s level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.
(iii)Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 CFR part 30.
(5)Compliance with Copeland Act requirements.
The contractor shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this contract.
(6)Subcontracts.
The contractor or subcontractor shall insert in any subcontracts the clauses contained in 29 CFR 5.5(a)(1) through (10) and such other clauses as DOE may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The prime contractor shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all the contract clauses in 29 CFR 5.5.

Exhibit J-1 Page 6

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

(7)Contract termination: debarment.
A breach of the contract clauses in 29 CFR 5.5 may be grounds for termination of the contract, and for debarment as a contractor and a subcontractor as provided in 29 CFR 5.12.
(8)Compliance with Davis-Bacon and Related Acts requirements.
All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 are herein incorporated by reference in this contract.
(9)Disputes concerning labor standards.
Disputes arising out of the labor standards provisions of this contract shall not be subject to the general disputes clause of this contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between the contractor (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.
(1)Certification of eligibility.
(i)By entering into this contract, the contractor certifies that neither it (nor he or she) nor any person or firm who has an interest in the contractor’s firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).
(ii)No part of this contract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).
(iii)The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

Exhibit J-1 Page 7

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

EXHIBIT J-2
DAVIS-BACON ACT WAGE DETERMINATION(S)
1.For all construction (as defined in DOL regulations at 29 CFR 5.2 to include installation where appropriate, hereinafter “construction”) under this Agreement and subcontracts hereunder, incorporate the following “Heavy” wage determination schedule and conformances: GA90 Modification 0 (1/03/14), found at: http://www.wdol.gov/wdol/scafiles/davisbacon/GA90.dvb, and attached hereto as Exhibit J-3.
2.For all construction under this Agreement and subcontracts hereunder, on sheltered enclosures with walk-in access for the purpose of housing persons, machinery, equipment, incorporate the following “Building” wage determination schedule: GA126 Modification 1 (1/17/14) found at http://www.wdol.gov/wdol/scafiles/davisbacon/GA126.dvb, and attached hereto as Exhibit J-4.
3.For all construction under this Agreement and subcontracts hereunder, on paved roads and other paved surfaces, please use GA7 Modification 0 (1/3/14) “Highway” schedule found at http://www.wdol.gov/wdol/scafiles/davisbacon/GA7.dvb, and attached hereto as Exhibit J-5.

Exhibit J-2 Page 1

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

EXHIBIT J-3
HEAVY WAGE DETERMINATION
General Decision Number: GA140090 01/03/2014 GA90
Superseded General Decision Number: GA20130090
State: Georgia
Construction Type: Heavy
Heavy Construction, Includes Water and Sewer Lines, and Heavy Construction on Treatment Plant Sites and Industrial Sites (Refineries, Power Plants, Chemical and Manufacturing Plants, Paper Mills, Etc.)
Counties: Burke, McDuffie and Richmond Counties in Georgia.
Modification Number    Publication Date
0                         01/03/2014
* ELEC1579-002 10/01/2013

	Rates	Fringes

ELECTRICIAN	$23.00	11.40

ENGI0474-029 07/01/2013
BURKE & RICHMOND COUNTIES

	Rates	Fringes
POWER EQUIPMENT OPERATOR:
Crane: 119 Tons and Under	$24.55	12.30
Crane: 120 to 249 Tons	$25.55	12.30
Crane: 250 to 499 Tons	$26.55	12.30
Crane: 500 Tons and Larger	$27.55	12.30
Mechanic	$24.55	12.30
ENGI0926-032 07/01/2013

MCDUFFIE COUNTY

Exhibit J-3 Page 1

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

	Rates	Fringes
POWER EQUIPMENT OPERATOR: Crane, Mechanic	$27.88	10.13
SUGA2012-108 08/11/2012
	Rates	Fringes
CARPENTER (Form Work Only)	$15.44	0.00
CARPENTER, Excludes Form Work	$14.76	0.00
CEMENT MASON/CONCRETE FINISHER	$16.96	0.00
IRONWORKER, REINFORCING	$13.30	1.66
LABORER: Common or General	$9.84	0.00
LABORER: Pipelayer	$9.48	0.00
OPERATOR: Backhoe/Excavator/Trackhoe	$12.80	0.00
OPERATOR: Bulldozer	$14.58	0.00
OPERATOR: Grader/Blade	$20.24	0.00
OPERATOR: Loader	$16.59	4.13
OPERATOR: Piledriver	$18.72	2.06
OPERATOR: Roller	$12.04	0.69
TRUCK DRIVER: Dump Truck	$12.79	0.00
TRUCK DRIVER: Lowboy Truck	$17.28	1.84

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).

Exhibit J-3 Page 2

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

The body of each wage determination lists the classification and wage rates that have been found to be prevailing for the cited type(s) of construction in the area covered by the wage determination. The classifications are listed in alphabetical order of “identifiers” that indicate whether the particular rate is union or non-union.
Union Identifiers
An identifier enclosed in dotted lines beginning with characters other than “SU” denotes that the union classification and rate have found to be prevailing for that classification. Example: PLUM0198-005 07/01/2011. The first four letters , PLUM, indicate the international union and the four-digit number, 0198, that follows indicates the local union number or district council number where applicable , i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in processing the wage determination. The date, 07/01/2011, following these characters is the effective date of the most current negotiated rate/collective bargaining agreement which would be July 1, 2011 in the above example.
Union prevailing wage rates will be updated to reflect any changes in the collective bargaining agreements governing the rates.
0000/9999: weighted union wage rates will be published annually each January.
Non-Union Identifiers
Classifications listed under an “SU” identifier were derived from survey data by computing average rates and are not union rates; however, the data used in computing these rates may include both union and non-union data. Example: SULA2004-007 5/13/2010. SU indicates the rates are not union majority rates, LA indicates the State of Louisiana; 2004 is the year of the survey; and 007 is an internal number used in producing the wage determination. A 1993 or later date, 5/13/2010, indicates the classifications and rates under that identifier were issued as a General Wage Determination on that date.
Survey wage rates will remain in effect and will not change until a new survey is conducted.

WAGE DETERMINATION APPEALS PROCESS
1.) Has there been an initial decision in the matter? This can be:
an existing published wage determination
a survey underlying a wage determination
a Wage and Hour Division letter setting forth a position on a wage determination matter

Exhibit J-3 Page 3

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

a conformance (additional classification and rate) ruling
On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.
With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:
Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
2.)If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:
Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.
3.)If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:
Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
4.)All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

Exhibit J-3 Page 4

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Ms. Nikky Ude
Department of Energy
1000 Independence Avenue, SW
Washington, DC 20585
Nikky.Ude@hq.doe.gov
RE:    Project No.: Units 3 and 4 of Vogtle Electric Plant
Wage Decision No.: GA140090 Mod. 0
Location: Burke County, GA
WHD Number: 4790
Dear Ms. Ude:
This is in response to your request proposing the additional classifications and wage rates to the above wage decision in accordance with 29 CFR 5.5(a)(1)(ii).

PROPOSED CLASSIFCATIONS	PROPOSED HOURLY RATE	FRINGE BENEFITS
Asbestos Worker/Insulator	$23.92	$12.04
Millwright	$26.95	$11.55
Sprinkler Fitter	$25.99	$15.87
Mechanic Services	$18.21	$12.35
Machinist	$26.95	$11.55
Well Driller	$24.55	$12.35

The request for Mechanic Services is not approved because the work to be performed by this classification may be performed by a classification already included in the wage decision [see 29 C.F.R., section 5.5(a)(1)(ii)(A)(1)]. The appropriate classification is Mechanic at a rate of $24.55 per hour plus $12.30 in fringe benefits and shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed.
The Machinist is not subject as the Davis-Bacon Act provides that prevailing wages are to be paid to all mechanics and laborers employed directly upon the site of work. The regulations [see 29 C.F.R., section 5.2(1)] define the site of work as limited to the physical place or places where the construction called for in the contract will remain when work on it is completed and other adjacent or nearby property used in the construction.
The remaining classifications and wage rates are approved and the wage rates proposed must be paid to all workers performing work within the classifications under this contract from the first day work is performed.

Exhibit J-3 Page 5

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Your request has been conformed consistent with All Agency Memorandum 213 (http://www.wdol.gov/aam/aam213.pdf) which describes the conformance process in detail and the basis on which your proposed rate was denied. Any requests for appeal of the conformance decision must be made within thirty (30) days from the date of this letter. If you have any questions or concerns regarding this conformance decision, please contact the undersigned at the telephone or email address listed below.
Sincerely,
/s/ T. Holmes for
Kenneth Reinshuttle
Section Chief
Davis Bacon Branch
Wage & Hour Division
202.693.1016
reinshuttle.ken@dol.gov

Exhibit J-3 Page 6

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

EXHIBIT J-4
BUILDING WAGE DETERMINATION
General Decision Number: GA140126 01/17/2014 GA126
Superseded General Decision Number: GA20130126
State: Georgia
Construction Type: Building
County: Burke County in Georgia.
Modification Number                                                 Publication Date
0                                                                    01/03/2014
1                                                                    01/17/2014
BOIL0026-001 01/01/2013

	Rates	Fringes
BOILERMAKER	$24.91	$19.69

* ELEV0032-001 01/01/2014

	Rates	Fringes
ELEVATOR MECHANIC	$36.96	26.785+a+b

PAID HOLIDAYS:
*    a. New Year’s Day, Memorial Day, Independence Day, Labor Day, Vetern’s Day, Thanksgiving Day, the Friday after Thanksgiving, and Christmas Day.
*    b. Employer contributes 8% of regular hourly rate to vacation pay credit for employee who has worked in business more than 5 years; 6% for less than 5 years’ service.

ENGI0474-003 07/01/2013

Exhibit J-4 Page 1

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

POWER EQUIPMENT OPERATOR: Backhoe/Excavator, Bobcat/Skid Steer/Skid Loader, Bulldozer, Forklift (under 15 tons), and Loader Crane (over 10 tons) and Forklift	Rates	Fringes
	$22.72	12.30
(15 tons and over)	$24.55	12.30
Crane (over 120 tons)	$25.55	12.30
Crane (over 250 tons)	$26.55	12.30
Oiler	$20.38	12.30

PLUM0150-006 10/01/2012	Rates	Fringes
PLUMBER/PIPEFITTER	22.94	12.71
SHEE0085-003 08/01/2012
	Rates	Fringes
SHEET METAL WORKER (Including HVAC Duct
Installation; Excluding Metal Roof Installation)	$28.34	11.55

SUGA2012-033 08/11/2012
	Rates	Fringes
BRICKLAYER	$16.00	0.00
CARPENTER, Includes Drywall Hanging and
Metal Stud Installation	$15.28	0.00
CEMENT MASON/CONCRETE FINISHER	$16.58	0.00
DRYWALL FINISHER/TAPER	$17.00	0.00
ELECTRICIAN	$19.71	3.60
HVAC MECHANIC (Installation of HVAC
Unit Only, Excludes Installation of
HVAC Pipe and Duct)	$18.00	3.89
IRONWORKER, REINFORCING	$17.94	0.00
IRONWORKER, STRUCTURAL	$20.00	0.35
LABORER: Common or General	$10.25	0.32

Exhibit J-4 Page 2

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

LABORER: Mason Tender – Brick	$9.00	0.00
LABORER: Pipelayer	$12.00	0.23

	Rates	Fringes
OPERATOR: Grader/Blade	$17.52	0.00
PAINTER: Brush, Roller and Spray	$16.00	1.62
ROOFER (Installation of Metal Roofs Only)	$15.02	0.00
ROOFER, Excludes Installation of Metal Roofs	$10.76	0.00
TILE FINISHER	$10.31	0.00
TILE SETTER	$19.50	0.00
TRUCK DRIVER: Dump Truck	$12.70	0.00
TRUCK DRIVER: Lowboy Truck	$17.41	0.00

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).
The body of each wage determination lists the classification and wage rates that have been found to be prevailing for the cited type(s) of construction in the area covered by the wage determination. The classifications are listed in alphabetical order of “identifiers” that indicate whether the particular rate is union or non-union.
Union Identifiers
An identifier enclosed in dotted lines beginning with characters other than “SU” denotes that the union classification and rate have found to be prevailing for that classification. Example: PLUM0198-005 07/01/2011. The first four letters , PLUM, indicate the international union and the four-digit number, 0198, that follows indicates the local union number or district council number where applicable , i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in processing the wage determination. The date, 07/01/2011, following these characters is the effective date of the most current negotiated rate/collective bargaining agreement which would be July 1, 2011 in the above example.

Exhibit J-4 Page 3

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Union prevailing wage rates will be updated to reflect any changes in the collective bargaining agreements governing the rates.
0000/9999: weighted union wage rates will be published annually each January.

Non-Union Identifiers
Classifications listed under an “SU” identifier were derived from survey data by computing average rates and are not union rates; however, the data used in computing these rates may include both union and non-union data. Example: SULA2004-007 5/13/2010. SU indicates the rates are not union majority rates, LA indicates the State of Louisiana; 2004 is the year of the survey; and 007 is an internal number used in producing the wage determination. A 1993 or later date, 5/13/2010, indicates the classifications and rates under that identifier were issued as a General Wage Determination on that date.
Survey wage rates will remain in effect and will not change until a new survey is conducted.
WAGE DETERMINATION APPEALS PROCESS
1.)Has there been an initial decision in the matter? This can be:
an existing published wage determination
a survey underlying a wage determination
a Wage and Hour Division letter setting forth a position on a wage determination matter a conformance (additional classification and rate) ruling
On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.
With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:
Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.

Exhibit J-4 Page 4

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Washington, DC 20210
2.)If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.
3.)If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:
Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
4.)All decisions by the Administrative Review Board are final.
END OF GENERAL DECISION

Exhibit J-4 Page 5

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Exhibit J-4 Page 6

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

EXHIBIT J-5
HIGHWAY WAGE DETERMINATION
General Decision Number: GA140007 01/03/2014 GA7
Superseded General Decision Number: GA20130007
State: Georgia
Construction Type: Highway
Counties: Burke, Columbia, Glascock, Hancock, Jefferson, Jenkins, Lincoln, McDuffie, Richmond, Taliaferro, Warren, Washington and Wilkes Counties in Georgia.
HIGHWAY CONSTRUCTION PROJECTS

Modification Number	Publication Date
0	01/03/2014
SUGA2011-007 03/07/2011
	Rates	Fringes
CARPENTER	$11.45
CEMENT MASON/CONCRETE FINISHER	$11.36
LABORER
Asphalt Raker	$11.00
Asphalt Screed Person	$10.50
Common or General	$8.93
Form Setter	$10.35
Guardrail Erector	$13.50
Milling Machine Ground Person	$10.00
Pipe Layer	$10.20
POWER EQUIPMENT OPERATOR:
Asphalt Distributor	$14.10
Asphalt Paver/Spreader	$12.00
Backhoe/Excavator	$10.80
Bulldozer	$11.60
Compactor	$10.00
Crane/Dragline	$17.50
Front End Loader	$10.70
Material Transfer Vehicle (Shuttle Buggy)	$11.30

Exhibit J-5 Page 1

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

	Rates	Fringes
Mechanic	$12.75
Milling Machine	$11.50
Motorgrader Fine Grade	$14.55
Motorgrader/Blade	$16.00
Roller	$10.00
Water Truck	$11.25
TRUCK DRIVER
26,000 GVW & Under	$10.79
26,001 GVW & Over	$12.75

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.
Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29CFR 5.5 (a) (1) (ii)).
The body of each wage determination lists the classification and wage rates that have been found to be prevailing for the cited type(s) of construction in the area covered by the wage determination. The classifications are listed in alphabetical order of “identifiers” that indicate whether the particular rate is union or non-union.
Union Identifiers
An identifier enclosed in dotted lines beginning with characters other than “SU” denotes that the union classification and rate have found to be prevailing for that classification. Example: PLUM0198-005 07/01/2011. The first four letters , PLUM, indicate the international union and the four-digit number, 0198, that follows indicates the local union number or district council number where applicable , i.e., Plumbers Local 0198. The next number, 005 in the example, is an internal number used in processing the wage determination. The date, 07/01/2011, following these characters is the effective date of the most current negotiated rate/collective bargaining agreement which would be July 1, 2011 in the above example.
Union prevailing wage rates will be updated to reflect any changes in the collective bargaining agreements governing the rates.

Exhibit J-5 Page 2

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

0000/9999: weighted union wage rates will be published annually each January.
Non-Union Identifiers
Classifications listed under an “SU” identifier were derived from survey data by computing average rates and are not union rates; however, the data used in computing these rates may include both union and non-union data. Example: SULA2004-007 5/13/2010. SU indicates the rates are not union majority rates, LA indicates the State of Louisiana; 2004 is the year of the survey; and 007 is an internal number used in producing the wage determination. A 1993 or later date, 5/13/2010, indicates the classifications and rates under that identifier were issued as a General Wage Determination on that date.
Survey wage rates will remain in effect and will not change until a new survey is conducted.
WAGE DETERMINATION APPEALS PROCESS
1.)Has there been an initial decision in the matter? This can be:
an existing published wage determination
a survey underlying a wage determination
a Wage and Hour Division letter setting forth a position on a wage determination matter a conformance (additional classification and rate) ruling
On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described in 2.) and 3.) should be followed.
With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to: Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
2.)If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Exhibit J-5 Page 3

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Exhibit J-5 Page 4

Exhibit J - Davis-Bacon Act Provisions
CONFIDENTIAL& PROPRIETARY
CONFIDENTIAL TRADE SECRET INFORMATION

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
The request should be accompanied by a full statement of the interested party’s position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.
3.)If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:
Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210
4.)All decisions by the Administrative Review Board are final.
END OF GENERAL DECISION

Exhibit J-5 Page 5

Confidential Trade Secret Information – Subject to Restricted Procedures
Exhibit K – Flow Down Clauses

Section and Title	Limitations
2.3.3 Project Information Management Systems	None.
2.5.2 Access for Southern Nuclear Co-Located Personnel	None.
2.6 Performance Standards	None.
2.11 Clean-up and Waste Disposal	Flow-down is limited to on-Site Subcontractors.
2.13 Hazardous Materials	Flow-down is limited to on-Site Subcontractors.
2.15 Safety Program	The flow-down is compliance with Contractor’s Project Safety Manual (i.e., not provision of a manual) and compliance with the provisions of 2.15 that apply to Subcontractors and on-Site Personnel.
2.17.5 through 2.17.10 Subcontracting	None.
2.19 Documentation Necessary for ITAACs	Flow-down is limited to Subcontractors and Vendors whose work involves ITAACs.
2.20 Support for Government Approvals and Requests	None.
4.2 Owners’ Right to Inspect, Stop and Re- perform Work	None.
5.1 Quality Assurance	None.
5.3 Access for Inspection and Audit	None.
Article 17 Insurance	To the extent an OCIP is not in place, Subcontractors will be required to meet the insurance requirements imposed on Contractor under Article 16 as appropriate to the Subcontractor’s scope of work.
Article 22 Protected Information and Export Control	Flow-down for Protected Information is limited to Vendors or Subcontractors to which Confidential and Proprietary Information is disclosed.

1

Confidential Trade Secret Information – Subject to Restricted Procedures
Exhibit K – Flow Down Clauses

Section and Title	Limitations
24.1 Transfer of Title	Flow-down is limited to ensuring that passage of title conforms to Contractor’s obligation under this section.
24.1.2 – 24.1.3 Intellectual Property	None
Article 25 Applicable Laws and Regulations	None.
Article 26 Equal Employment Opportunity	None.
Article 28 Site and Security Rules and Policies	Flow-down is limited to Subcontractors performing Work on-Site.
Article 29 Unescorted Access	Flow-down is limited to Subcontractors whose personnel will apply for or have been granted unescorted access to VEGP Units 1 and 2 or Unit 3 or Unit 4.
Article 30 Fitness for Duty	None.
Article 31 Free Flow of Information	None.
Article 32 No Toleration of Unacceptable Behaviors	None.
Article 33 Non-English Speaking Workers	Flow-down is limited to Subcontractors performing Work on-Site.
Article 35 Qualifications and Protection of Assigned Personnel	None.
36.1 Technical Documentation	None.
36.2 Accounting Records	None.
36.3 Maintenance of Records Generally	Flow-down is limited to Subcontractors and Vendors subject to 10 C.F.R. § 50.71 and other applicable Laws.
36.4 Right to Audit	None.
36.6 Sales Tax Records	None.
37.3 Cooperation and Audit	None.

2

CONFIDENTIAL AND PROPRIETARY
Exhibit L – Trend Program

Contractor will implement a robust Trend Program for the Vogtle Units 3 & 4 Construction Completion project. The Contractor Trend Program will provide input to and inform the Owner change control program for the overall Project.
Program Structure
The Contractor Trend Program will be structured such that the process and outputs will inform Contractor Project Management as to the running status of change and its cumulative effect on available contingencies. The actual process of change identification, quantification, and acceptance (or resolution) will be set out in a project procedure, providing standard terminology, responsibilities, accountabilities, cycle times, and deliverables, such that the Bechtel project team has the rules of the road for managing change as it happens.
The Contractor Trend Program has 3 main objectives:

•	Provide a platform for engaging project leadership in the management of the contract cost and schedule baselines and their defined contingencies.

•
Provide a transparent process for the identification, quantification, and resolution of cost and/or schedule changes within the Contractor scope of Work as they occur. Such cost and schedule changes may include trends potentially impacting Target Construction Cost and/or Target Completion Date(s).

•	Provide information on the nature of change and the rate at which change is occurring and its influence on established contingencies, as well as inform the overarching Owner change control program.
Scope and Engagement
The Contractor Trend Program will envelope the scope of work under contract and will be owned by the Contractor Project Manager. As the senior leader, setting change management as a priority drives behavior and participation. While Contractor Project Controls may ‘keep the books’, the Contractor Project Manager sets the tone, and holds the project team accountable for promoting a cost and schedule conscious attitude. With the leadership protocol set, identification of change is open to everyone on the project. In the end, driving for wide understanding of ‘what’s in the budget’ and empowering everyone to raise a hand when they encounter something different, is the lifeblood of the program.
Administering the Program
The Contractor Trend Program will be administered on three fronts: (1) daily handling of individual trends in a consistent manner, (2) weekly meetings to review and adjudicate trends, and (3) monthly reporting of overall status of the program (metric-based information) including contingency balance.

Page | 1

CONFIDENTIAL AND PROPRIETARY
Exhibit L – Trend Program

The basic process will be as follows:
1.    Trends are identified, entered into the Trend Log, and initially classified as “Potential.”

2.
Information is gathered, studies performed, etc. as required to substantiate and capture the extent of condition and an estimated value (order of magnitude hours and dollars) for each Trend. A determination is also made as to whether the Trend relates to in-scope or out-of-scope work.

3.
Each Trend is presented in the Bechtel Trend Meeting, and if accepted, is classified as “Resolved.” If not accepted and follow up actions are requested, the Trend is classified as “Unresolved” and will be revisited in a later Bechtel Trend Meeting.

4.
Each month, in-scope trends that have been “Resolved” are summarized and an offset to available contingency is recorded (either positive or negative). Out-of-Scope Trends or Trends that adjust the project Target Assumptions that have been “Resolved” are forwarded to contract administration.

5.	A Monthly Trend Report is prepared, including the full Trend Log, and a summary report showing the activity for the month and status of available contingency.
Integration of the Contractor Trend Program with Owner Change Control
The Contractor Trend Program will work within the broader Owner change control program for the Project. The overarching Owner change control program will encompass all the engineering, procurement, construction, and other aspects of the project. The Contractor Trend Program will include identified interaction points and information exchange needed to support the Owner change control program.
A Monthly Trend Report will be prepared that will include the status of individual trends, metrics on Trends at the major status points (Potential, Unresolved, and Resolved), as well as a presentation of how Resolved Trends have influenced the available contingency balance both for the month and since the baseline was established. The Monthly Trend Report will also include information on Out-of-Scope Trends or Trends that adjust the Target Assumptions, which would be initial inputs to the Owner change control program.
The Monthly Trend Report will be included in Contractor’s overall monthly report to Owners for the Project.

Page | 2

Exhibit M – Target Construction Cost and List of Excluded Costs

Target Construction Cost Summary
Cost Category	Hours (in 1,000s)	Estimated Cost (in millions)
Direct Craft Labor	[***]	[***]
Field Indirects	[***]	[***]
Field Non-Manual Services	[***]	[***]
Home Office Services	[***]	[***]
Subtotal		[***]
Escalation		[***]
Craft Processing Related Costs (DIC insurance and others)		[***]
Construction Contingency		[***]
Welder Incentives		[***]
Target Construction Cost		[***]

Excluded Costs

The following costs are “Excluded Costs” and will not be included in the calculation of Combined Construction Costs:

(a)	any per diems or other incentives paid to craft labor engaged in performance of the Work (except for such payments to welders);

(b)	any Taxes paid in connection with the Work or Taxes included in payments to Contractor-Managed Subcontractors;

(c)	costs paid in connection with any non-resident sales tax bond required to be provided by Contractor;

(d)	amounts paid to Bechtel Power Corporation under the Amended and Restated Staff Augmentation Agreement;

(e)	amounts incurred by Southern Nuclear or any of the Owners with respect to secondees provided to Bechtel Power Corporation under the Amended and Restated Staff Augmentation Agreement;

(f)	amounts paid by Owners to Contractor-Managed Subcontractors with respect to work performed by them prior to the Effective Date;

(g)
amounts paid by Owners to Contractor-Managed Subcontractors to the extent that such amounts paid exceed the amounts recommended for payment by Contractor pursuant to Section 3.3.3, but only to the extent that such amounts are never required to be paid to such subcontractors;

(h)	amounts paid by Owners to Contractor-Managed Subcontractors with respect to work performed by them for work scope that is not related to the achievement of Final Completion;

Exhibit M – Target Construction Cost and List of Excluded Costs

(i)
amounts paid by Owners to Contractor with respect to support provided to the Owners in connection with DOE loan guarantees and/or dealing with Government Authorities in accordance with Section 2.20 of the Agreement;

(j)
amounts paid by Owners to Contractor or Contractor-Managed Subcontractors in order to complete or reperform work performed prior to the Effective Date, including work identified in the Legacy Work Packages and the Completed Work Packages listed in Exhibit V, and that portion of work performed prior to the Effective Date and included in the Work in Progress Work Packages listed in  Exhibit V.

CONFIDENTIAL AND PROPRIETARY

Exhibit M-1 - Field Non-Manual Resource Curve

[***]

CONFIDENTIAL AND PROPRIETARY

Exhibit N – Commercial Rates

Bechtel Power Corporation – Non-Manual Related Rates

Contract Article	Cost Category	Field Office Rates		Home Office Rates
		Straight Time	Overtime	Straight Time	Overtime

7.1.1 (i)	Payroll Adds [1]	[***]	[***]	[***]	[***]
7.1.1 (iii)	Non-manual Indirect Costs	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
7.1.1 (vii)	Direct Costs Related to IT	[***]	[***]	[***]	[***]
	Nuclear Power IT Software	[***]	[***]	[***]	[***]
	Global IT Infrastructure	[***]	[***]	[***]	[***]
	Global IT Security	[***]	[***]	[***]	[***]
	Corporate IT Software	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
7.1.1 (viii)	Other Direct Costs	[***]	[***]	[***]	[***]
	Non-Manual Facilities/Offices	[***]	[***]	[***]	[***]
	Communications and related hardware assigned to Personnel	[***]	[***]	[***]	[***]
	IT related hardware including computers assigned to Personnel	[***]	[***]	[***]	[***]

Notes:

1)	Payroll Adds are for calendar year 2017 and subject to annual true-up in accordance with Article 7.1.1(i).

Contract Article	Cost Category	Applied to CAS Employed Craft
		Straight Time	Overtime

7.1.1 (ix)	CAS overhead recovery	[***]	[***]

CONFIDENTIAL AND PROPRIETARY

Exhibit N – Commercial Rates

Richmond County Construction LLC – Non-Manual Related Rates

Contract Article	Cost Category	Field Office Rates		Home Office Rates
		Straight Time	Overtime	Straight Time	Overtime

7.1.1 (i)	Payroll Adds [1]
	Loaned Employees from Bechtel	[***]	[***]	[***]	[***]
	Loaned Employees from Williams	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
7.1.1 (iii)	Non-manual Indirect Costs	[***]	[***]	[***]	[***]
	Loaned Employees from Bechtel	[***]	[***]	[***]	[***]
	Loaned Employees from Williams	[***]	[***]	[***]	[***]
		[***]	[***]	[***]	[***]
7.1.1 (vii)	Direct Costs Related to IT	[***]	[***]	[***]	[***]
	Loaned Employees from Bechtel	[***]	[***]	[***]	[***]
	Loaned Employees from Williams	N/A	N/A	N/A	N/A
		[***]	[***]	[***]	[***]
7.1.1 (viii)	Other Direct Costs	[***]	[***]	[***]	[***]
	All Employees	[***]	[***]	[***]	[***]
	Non-Manual Facilities/Offices	[***]	[***]	[***]	[***]
	Communications and related hardware	[***]	[***]	[***]	[***]
	IT related hardware including computers assigned to Personnel	[***]	[***]	[***]	[***]
Notes:
1)    Payroll Adds are for calendar year 2017 and subject to annual true-up in accordance with Article 7.1.1(i).

CONFIDENTIAL AND PROPRIETARY

Exhibit O – Form of Monthly Funding Request

10/18/17        Page 1 of 1

CONFIDENTIAL AND PROPRIETARY

Exhibit P – Form of Invoice

Page 1:

BECHTEL POWER CORPORATION
5323 N. 99th Avenue
Glendale, AZ 85305

To:

Vogtle 3 & 4 Owners

Remittance information:

Bank Name:
Bank Address:
Account Name:
Account No.:
Bank Code:

Payment Reference: Credit: Bechtel Power Corp
Invoice No.: 26139-1710XXX

Invoice Number	Date	Job Number	Terms	Due Date	Currency	Account
26139-1710XXX	10-Oct-17	26139	Net 15	25-Oct-17	USD	261-8000

To invoice in accordance with the Vogtle 3 & 4 Project Completion Agreement between Vogtle 3 & 4 Owners and Bechtel Power Corporation effective MON-DD-YY

Master Contract Number: XXXXXXX
Contract Number: XXXXXXX
PO Number: XXXXXXXX

VOGTLE PLANTS 3&4 COSTS

A. STATEMENT OF COSTS (SOC) for OCTOBER 2017		**ITD**	**Current**
Section Ref	**Summary**	**Amount**	**Amount Due**
1.0	Total Labor Cost	9,749.86	9,749.86
2.0	Total Multiplier / ODC	5,184.93	5,184.93
6.0	Total Non-Labor Cost	5,832.79	5,832.79
STATEMENT OF COSTS TOTAL		**20,767.58**	**20,767.58**

B. MONTHLY FUNDS REQUEST (MFR) for October 2017	25,000.00
C. NET of SOC and MFR (A - B)	(4,232.42)
D. TOTAL AMOUNT DUE (or OWED) (SOC less prior MFR)	**(4,232.42) USD**

For Billing Inquiries, Please Contact:
Rob Smith at (xxx) xxx-xxx

Level 2 - Bechtel Confidential
For Authorized Parties Who Require the Information to do Bechtel Work

CONFIDENTIAL AND PROPRIETARY

Exhibit P – Form of Invoice

CONFIDENTIAL AND PROPRIETARY

Exhibit P – Form of Invoice

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

Form of Subcontractor’s Lien Waiver – Interim

See Attached

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

INTERIM LIEN WAIVER AND RELEASE UPON PAYMENT

STATE OF GEORGIA

COUNTY OF BURKE

THE UNDERSIGNED SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN HAS BEEN EMPLOYED BY BECHTEL POWER CORPORATION (“CONTRACTOR”) TO FURNISH THE FOLLOWING LABOR, SERVICES, OR MATERIALS [INSERT DESCRIPTION OF LABOR, SERVICES, OR MATERIALS] FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS VOGTLE UNITS 3 AND 4 AT THE VOGTLE ELECTRIC GENERATING PLANT WHICH IS LOCATED IN THE CITY OF WAYNESBORO, COUNTY OF BURKE, STATE OF GEORGIA, AND IS OWNED BY GEORGIA POWER COMPANY, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ADDITIONAL UNITS PROPERTY

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE 66TH GEORGIA MILITIA DISTRICT, BURKE COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET; THENCE RUNNING EAST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTHWEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 8000 FEET; THENCE RUNNING WEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 5000 FEET; THENCE RUNNING NORTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET, AND THE POINT OF BEGINNING. PLANT VOGTLE PLANT GRID SYSTEM COORDINATES CAN BE CONVERTED TO GEORGIA STATE PLANE COORDINATES [EAST ZONE] AS FOLLOWS: PLANT VOGTLE PLANT GRID SYSTEM NORTH+ 1,135,000 FEET = STATE NORTH; PLANT VOGTLE PLANT GRID SYSTEM EAST+ 614,000 FEET = STATE EAST; ALL AS SHOWN ON SOUTHERN NUCLEAR OPERATING COMPANY, INC. DRAWING NO. AR01-0000-X2-0004, VERSION 1.0, JOB NO. 25144, DATED FEBRUARY 22, 2006.

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

UPON RECEIPT OF THE SUM OF [INSERT PAYMENT AMOUNT] THE UNDERSIGNED SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND THROUGH THE DATE OF [INSERT LAST DATE OF WORK COVERED BY INVOICE], AND EXCEPTING THOSE RIGHTS AND LIENS THAT THE SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN MIGHT HAVE IN ANY RETAINED AMOUNTS ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN TO OR ON ACCOUNT OF CONTRACTOR FOR SAID VOGTLE PROJECT AND PROPERTY.

[Signatures on following page]

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

GIVEN UNDER HAND AND SEAL THIS _____ DAY OF ____________, ______.

[INSERT NAME OF SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN]

BY: ____________________________________________________ (SEAL)

PRINTED NAME: _______________________________________

TITLE: _________________________________________________

WITNESS: ______________________________________________

PRINTED NAME: ________________________________________

_________________________________________________________ (ADDRESS)

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

Form of Contractor’s Lien Waiver – Interim

See Attached

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

INTERIM LIEN WAIVER AND RELEASE UPON PAYMENT

STATE OF GEORGIA

COUNTY OF BURKE

THE UNDERSIGNED BECHTEL POWER CORPORATION (“CONTRACTOR”) HAS BEEN EMPLOYED BY GEORGIA POWER COMPANY, ACTING FOR ITSELF AND AS AGENT FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS (COLLECTIVELY, “OWNERS”) TO FURNISH MATERIALS, EQUIPMENT, SERVICES, AND LABOR (THE “WORK”) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS UNITS 3 AND 4 OF THE VOGTLE ELECTRIC GENERATING PLANT (THE “VOGTLE PROJECT”) WHICH IS LOCATED IN WAYNESBORO, COUNTY OF BURKE, STATE OF GEORGIA, AND IS OWNED BY GEORGIA POWER COMPANY, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS AND MORE PARTICULARLY DESCRIBED AS FOLLOWS (THE “PROPERTY”):

ADDITIONAL UNITS PROPERTY

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE 66TH GEORGIA MILITIA DISTRICT, BURKE COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET; THENCE RUNNING EAST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTHWEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 8000 FEET; THENCE RUNNING WEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 5000 FEET; THENCE RUNNING NORTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET, AND THE POINT OF BEGINNING. PLANT VOGTLE PLANT GRID SYSTEM COORDINATES CAN BE

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

CONVERTED TO GEORGIA STATE PLANE COORDINATES [EAST ZONE] AS FOLLOWS: PLANT VOGTLE PLANT GRID SYSTEM NORTH+ 1,135,000 FEET = STATE NORTH; PLANT VOGTLE PLANT GRID SYSTEM EAST+ 614,000 FEET = STATE EAST; ALL AS SHOWN ON SOUTHERN NUCLEAR OPERATING COMPANY, INC. DRAWING NO. AR01-0000-X2-0004, VERSION 1.0, JOB NO. 25144, DATED FEBRUARY 22, 2006.

UPON RECEIPT OF THE SUM OF [INSERT PAYMENT AMOUNT] CONTRACTOR WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND THROUGH THE DATE OF [INSERT LAST DATE OF WORK COVERED BY INVOICE], AND EXCEPTING THOSE RIGHTS AND LIENS THAT CONTRACTOR MIGHT HAVE IN ANY RETAINED AMOUNTS ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY CONTRACTOR TO OR ON ACCOUNT OF OWNERS FOR SAID VOGTLE PROJECT AND PROPERTY.

[Signatures on following page]

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

GIVEN UNDER HAND AND SEAL THIS _____ DAY OF ____________, ______.

BECHTEL POWER CORPORATION

BY: ____________________________________________________ (SEAL)

PRINTED NAME: _______________________________________

TITLE: _________________________________________________

WITNESS: ______________________________________________

PRINTED NAME: ________________________________________

_________________________________________________________ (ADDRESS)

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

Form of Subcontractor’s Lien Waiver – Final

See Attached

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

LIEN WAIVER AND RELEASE UPON FINAL PAYMENT

STATE OF GEORGIA

COUNTY OF BURKE

THE UNDERSIGNED SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN HAS BEEN EMPLOYED BY BECHTEL POWER CORPORATION (“CONTRACTOR”) TO FURNISH THE FOLLOWING LABOR, SERVICES, OR MATERIALS [INSERT DESCRIPTION OF LABOR, SERVICES, OR MATERIALS] FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS VOGTLE UNITS 3 AND 4 AT THE VOGTLE ELECTRIC GENERATING PLANT WHICH IS LOCATED IN THE CITY OF WAYNESBORO, COUNTY OF BURKE, STATE OF GEORGIA, AND IS OWNED BY GEORGIA POWER COMPANY, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ADDITIONAL UNITS PROPERTY

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE 66TH GEORGIA MILITIA DISTRICT, BURKE COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET; THENCE RUNNING EAST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTHWEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 8000 FEET; THENCE RUNNING WEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 5000 FEET; THENCE RUNNING NORTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET, AND THE POINT OF BEGINNING. PLANT VOGTLE PLANT GRID SYSTEM COORDINATES CAN BE CONVERTED TO GEORGIA STATE PLANE COORDINATES [EAST ZONE] AS FOLLOWS: PLANT VOGTLE PLANT GRID SYSTEM NORTH+ 1,135,000 FEET = STATE NORTH; PLANT VOGTLE PLANT GRID SYSTEM EAST+ 614,000 FEET = STATE EAST; ALL AS SHOWN ON SOUTHERN

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

NUCLEAR OPERATING COMPANY, INC. DRAWING NO. AR01-0000-X2-0004, VERSION 1.0, JOB NO. 25144, DATED FEBRUARY 22, 2006.

UPON RECEIPT OF THE SUM OF [INSERT PAYMENT AMOUNT] THE UNDERSIGNED SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN TO OR ON ACCOUNT OF CONTRACTOR FOR SAID VOGTLE PROJECT AND PROPERTY.

[Signatures on following page]

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

GIVEN UNDER HAND AND SEAL THIS _____ DAY OF ____________, ______.

[INSERT NAME OF SUBCONTRACTOR, MECHANIC, AND/OR MATERIALMAN]

BY: ____________________________________________________ (SEAL)

PRINTED NAME: _______________________________________

TITLE: _________________________________________________

WITNESS: ______________________________________________

PRINTED NAME: ________________________________________

_________________________________________________________ (ADDRESS)

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

Form of Contractor’s Lien Waiver - Final

See Attached

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

LIEN WAIVER AND RELEASE UPON FINAL PAYMENT

STATE OF GEORGIA

COUNTY OF BURKE

THE UNDERSIGNED BECHTEL POWER CORPORATION (“CONTRACTOR”) HAS BEEN EMPLOYED BY GEORGIA POWER COMPANY, ACTING FOR ITSELF AND AS AGENT FOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS (COLLECTIVELY, “OWNERS”) TO FURNISH MATERIALS, EQUIPMENT, SERVICES, AND LABOR (THE “WORK”) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS UNITS 3 AND 4 OF THE VOGTLE ELECTRIC GENERATING PLANT (THE “VOGTLE PROJECT”) WHICH IS LOCATED IN WAYNESBORO, COUNTY OF BURKE, STATE OF GEORGIA, AND IS OWNED BY GEORGIA POWER COMPANY, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, AND THE CITY OF DALTON, GEORGIA ACTING BY AND THROUGH ITS BOARD OF WATER, LIGHT AND SINKING FUND COMMISSIONERS AND MORE PARTICULARLY DESCRIBED AS FOLLOWS (THE “PROPERTY”):

ADDITIONAL UNITS PROPERTY

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN THE 66TH GEORGIA MILITIA DISTRICT, BURKE COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET; THENCE RUNNING EAST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5500 FEET, EAST 8500 FEET; THENCE RUNNING SOUTHWEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 8000 FEET; THENCE RUNNING WEST TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 5000 FEET, EAST 5000 FEET;

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

THENCE RUNNING NORTH TO THE POINT HAVING PLANT VOGTLE PLANT GRID SYSTEM COORDINATES OF NORTH 9500 FEET, EAST 5000 FEET, AND THE POINT OF BEGINNING. PLANT VOGTLE PLANT GRID SYSTEM COORDINATES CAN BE CONVERTED TO GEORGIA STATE PLANE COORDINATES [EAST ZONE] AS FOLLOWS: PLANT VOGTLE PLANT GRID SYSTEM NORTH+ 1,135,000 FEET = STATE NORTH; PLANT VOGTLE PLANT GRID SYSTEM EAST+ 614,000 FEET = STATE EAST; ALL AS SHOWN ON SOUTHERN NUCLEAR OPERATING COMPANY, INC. DRAWING NO. AR01-0000-X2-0004, VERSION 1.0, JOB NO. 25144, DATED FEBRUARY 22, 2006.

UPON RECEIPT OF THE SUM OF [INSERT PAYMENT AMOUNT] CONTRACTOR WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF OWNERS FOR SAID PROPERTY.

[Signatures on following page]

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

GIVEN UNDER HAND AND SEAL THIS _____ DAY OF ____________, ______.

BECHTEL POWER CORPORATION

BY: ____________________________________________________ (SEAL)

PRINTED NAME: _______________________________________

TITLE: _________________________________________________

WITNESS: ______________________________________________

PRINTED NAME: ________________________________________

_________________________________________________________ (ADDRESS)

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

Form of Contractor’s Affidavit - Final

See Attached

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

CONTRACTOR’S AFFIDAVIT AND REPRESENTATIONS

[INSERT DATE]

The undersigned ________________________, ________________________ of Bechtel Power Corporation (“Contractor”) does hereby certify and warrant as follows:

1.    All Parties Paid. Pursuant to the terms of the Construction Completion Agreement between Contractor and Georgia Power Company (“GPC”), for itself and as agent for Oglethorpe Power Corporation, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners (collectively, “Owners”), dated as of _____________, 2017 (the “Agreement”), Contractor represent that, upon Contractor’s receipt of the final payment in the amount of $[______________], invoiced to Owners on [______________], (i) Contractor will have received full, complete, and final payment for any and all materials, equipment, services and labor furnished by Contractor to or for the benefit of the Vogtle Project (the “Work”), and (ii) Subcontractors supplying labor or materials to Contractor in connection with the Work and the Vogtle Project have been paid in full, or will be paid in full promptly from the proceeds of this payment pursuant to the terms of those parties’ respective agreements with Contractor for labor, services, equipment or materials furnished in relation to the Work and the Vogtle Project.

2.    Waiver of Lien Claims. Upon Contractor’s receipt of the final payment in the amount of $[______________], invoiced to Owners on [______________], Contractor waives any and all liens, and releases and forever discharges Owners, any construction lender, each and all of their respective directors, officers, principals, partners, employees, agents, subsidiaries, parent and related firms, successors, insurers, lenders, sureties, and assigns from any and all actions, causes of action, liens, bond rights, stop notices, debts, dues, accounts, covenants, agreements, judgments, claims, and demands of whatsoever nature or character for nonpayment for the Work for which payment is owed and is being made pursuant to the Agreement.

3.    Representations. Contractor represents that with regard to each Subcontract with a total current value in excess of $150,000.00, Contractor has secured from such Subcontractor a waiver of lien rights in the form attached to the Agreement as Exhibit ___, with respect to services, labor, materials and/or equipment supplied to or for the benefit of Owners and/or the Vogtle Project for which proper and acceptable invoices have been received from such Subcontractor and processed by Contractor.

4.    Authorization. Contractor warrants that it is the sole owner of any and all lien claims related to the Work for which the subject payment is owed, that it has not sold, assigned or conveyed such lien claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations on behalf of Contractor.

CONFIDENTIAL AND PROPRIETARY

Exhibit Q – Lien Waivers

5.    Scope of Lien Release. The representations and lien release contained herein are independent covenants and operate, and are effective with respect to, labor, services, materials, or equipment provided to the Project or the Property by or through Contractor, under the Agreement, whether modified orally or in writing, and whether extra or additional to the Agreement.

GIVEN UNDER HAND AND SEAL THIS _____ DAY OF ____________, ______.

Signed, sealed, and delivered                                                                   (SEAL)
this      day of __________, 2017.        Name:

Notary Public

[NOTARIAL SEAL]

My Commission Expires:

CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

GUARANTEE
THIS Guarantee (“Guarantee”), dated and effective as of ________ 2017, is made and entered into by BECHTEL NUCLEAR, SECURITY & ENVIRONMENTAL, INC., a Delaware corporation (the “Guarantor”), in favor of GEORGIA POWER COMPANY, a Georgia corporation, OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation formed under the laws of the State of Georgia, MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public body corporate and politic and an instrumentality of the State of Georgia, MEAG POWER SPVJ, LLC, MEAG POWER SPVM, LLC, MEAG POWER SPVP, LLC, each a Georgia limited liability company, and THE CITY OF DALTON, GEORGIA, an incorporated municipality in the State of Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners (collectively, the “Beneficiary”). Individually, the Guarantor and Beneficiary may be referred to as a “Party” and together the “Parties.”
WHEREAS, Georgia Power Company, for itself and as agent for Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, and The City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners , on the one hand, and Bechtel Power Corporation, a subsidiary of the Guarantor (“Contractor”), on the other hand, have entered into that certain Construction Completion Agreement with respect to the completion of construction of Units 3 & 4 at the Vogtle plant site, dated as of _____________, 2017, including without limitation the Exhibits attached thereto (as may be amended, extended, supplemented, or restated, the “Agreement”);
WHEREAS, the Agreement requires the Guarantor to deliver this Guarantee to the Beneficiary; and
WHEREAS, the Guarantor expects to derive substantial direct and indirect benefit from the transactions contemplated by the Agreement.
NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:
ARTICLE 1 - RESERVED

ARTICLE 2 - GUARANTEE
2.1 Guarantee. Guarantor hereby unconditionally and irrevocably guarantees to the Beneficiary and its successors and permitted assigns, upon the terms and conditions herein, the prompt and full payment, when due and owing, of all amounts now and/or hereafter due to be paid by the Contractor under the Agreement, including without limitation payment of all damages arising from any breach by Contractor of its obligations under the Agreement, all with such interest as may accrue under the Agreement (collectively, whether now or hereafter existing or arising, the “Guaranteed Obligations”). If Contractor fails to pay any Guaranteed Obligations when due, then

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

Guarantor will immediately pay such Guaranteed Obligations following written notice in accordance with this Guarantee and subject to the terms and conditions provided herein.
2.2 Guarantee Absolute. (a) Guarantor absolutely guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any law, rule or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the obligations of Contractor or any rights of the Beneficiary with respect thereto, including, without limitation any bankruptcy, restructuring, insolvency or reorganization laws, rules or regulations. Without limiting the foregoing, any bankruptcy or insolvency or related discharge or release of Contractor shall not affect the Guarantor’s obligations hereunder. This Guarantee constitutes a guarantee of payment and not of collection. The obligations of the Guarantor hereunder are several from the Contractor or any other person and are primary obligations concerning which the Guarantor is the principal obligor. The liability of Guarantor under this Guarantee shall be direct and immediate and not conditional or contingent upon the pursuit of any rights or remedies against the Contractor or any other person, but subject to Section 2.3(e) hereof, or against securities or liens available to the Beneficiary or its successors or permitted assigns.
(b) Notwithstanding anything to the contrary herein, as a condition to enforcement of this Guarantee against Guarantor, Beneficiary shall be required to show: (i) a copy of the written notice sent by Beneficiary or its authorized representative to the Contractor before making the claim under this Guarantee, specifying the amount of the payment (including without limitation any damages) not paid by Contractor and requesting the Contractor to pay the same (except that no such notice to the Contractor shall be required as a condition to enforcement of this Guarantee against Guarantor if the Contractor and/or its assets are the subject of a bankruptcy, insolvency or similar proceeding); and (ii) a letter signed by Beneficiary’s authorized representative certifying that the Contractor has failed to remedy the non-payment within any applicable cure period set forth in the Agreement.
(c) The liability of the Guarantor under this Guarantee shall, subject to Section 2.2(b) and Section 2.3(e) hereof, be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses and/or rights of discharge it may now have or hereafter acquire in any way relating to, any or all of:
(i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Agreement (including any of the Guaranteed Obligations), or any other amendment, extension, supplement, restatement, modification or waiver of, or any renewal, discharge, release, compromise, subordination or consent to departure from, the terms of such Agreement (including any of the Guaranteed Obligations);
(ii) any change, restructuring or termination of the corporate structure or existence of Guarantor, the Contractor or any of their respective subsidiaries;
(iii) any lack of validity or enforceability of the Agreement (including any of the Guaranteed Obligations) or any agreement or instrument relating thereto;

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

(iv) any failure of the Beneficiary to disclose to either the Contractor or the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either the Contractor or any of its subsidiaries now or hereafter known to the Beneficiary (the Guarantor waiving any duty on the part of the Beneficiary to disclose such information);
(v) any taking or failure to take any action (including, without limitation, any lack of due diligence) by the Beneficiary in the collection or protection of or realization upon or otherwise in respect of any collateral securing the Agreement (including any of the Guaranteed Obligations);
(vi) any circumstance whatsoever or any act of the Beneficiary or any existence of or reliance on any representation by the Beneficiary that might otherwise constitute a legal or equitable defense available to, or a discharge of, the Guarantor; or
(vii) any waiver or release or exercise or refrain from exercising any rights or remedies against Contractor, provided that Guarantor does not waive, and shall have the benefit of and reserves the right to assert, any defenses and/or rights of discharge available to the Contractor to the extent that any claims by Owners (as defined in the Agreement) against Contractor are released and/or otherwise compromised pursuant to a written agreement between authorized representatives of Contractor and Owners (as defined in the Agreement).
(d) This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is voided, rescinded or must otherwise be returned by the Beneficiary or any other person as a preference or fraudulent transfer or otherwise for any reason, including, without limitation, upon or after the insolvency, bankruptcy, or reorganization of the Contractor, all as though such payment had not been made. This Guarantee shall continue to be effective if Contractor or Guarantor merges or consolidates with or into another entity, loses its separate legal identity or if Contractor ceases to exist.
No action which the Beneficiary shall take or fail to take in connection with the Guaranteed Obligations, or any security for the payment or performance of any of the Guaranteed Obligations, nor any course of dealing with the Contractor or any other person, shall release Guarantor’s obligations hereunder, affect this Guarantee in any way, or afford Guarantor any recourse against the Beneficiary.
(e) In the case of an event of default under the Agreement which has not been cured during any applicable cure period set forth in the Agreement, or with regard to the non-payment of any of the Guaranteed Obligations, Guarantor hereby consents and agrees that the Beneficiary shall have the right to enforce its rights, powers, and remedies thereunder or hereunder or under any other instrument now or hereafter evidencing, securing, or otherwise relating to the Guaranteed Obligations, and apply any payments or credits received from the Contractor or Guarantor or realized from any security, in any manner and in any order as the Beneficiary, in its sole discretion, shall see fit, and all rights, powers, and remedies available to the Beneficiary in such event shall be

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

nonexclusive and cumulative of all other rights, powers, and remedies provided thereunder or hereunder or by law or in equity. If the Guaranteed Obligations are partially paid by reason of the election of the Beneficiary, its successors or permitted assigns, to pursue any of the remedies available to the Beneficiary, or if the Guaranteed Obligations are otherwise partially paid, this Guarantee shall nevertheless remain in full force and effect less any such amounts indefeasibly paid to the Beneficiary in permanent reduction of the Guaranteed Obligations, and Guarantor shall remain liable for the remaining balance of the Guaranteed Obligations even though any rights which Guarantor may have against the Contractor may be destroyed or diminished by the exercise of any such remedy.
2.3 Waivers and Acknowledgments. (a) Without prejudice to the requirement for notice set forth in Section 2.1 hereof and the requirements set forth in Section 2.2(b) hereof, Guarantor hereby waives promptness, diligence, presentment, demand of payment, acceptance, notice of acceptance, suretyship defenses, protest, notice of protest, notice of dishonor or default, notice of any sale of any collateral or security, notice of the release or discharge of any person or collateral and any other notices with respect to the Agreement (including any of the Guaranteed Obligations) and/or this Guarantee.
(b) The Guarantor hereby unconditionally and irrevocably waives all defenses based on suretyship.
(c) The Guarantor hereby unconditionally and irrevocably waives all rights to require Beneficiary to commence any action to collect any or all of the Guaranteed Obligations from the Contractor or any other person before demanding payment under this Guarantee, including, without limitation, all of its rights under the provisions of O.C.G.A. Section 10-7-24, as amended.
(d) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. The provisions of this Guarantee shall extend and be applicable to all renewals, amendments, extensions, restatements, consolidations, and modifications of the Agreement (including any of the Guaranteed Obligations).
(e) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of offset, set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder; provided, however, notwithstanding anything to the contrary herein, (i) the liability of Guarantor shall be subject to the same limitations of liability and other liability protections applicable to the Contractor’s obligations and liabilities under the express terms of the Agreement, and (ii) Guarantor shall have the full benefit of, and reserves the right to assert, any and all defenses, counterclaims, and set-off rights available to the Contractor with respect to any obligations and liabilities arising under the Agreement, except for defenses, counterclaims, and setoff rights (x) waived elsewhere in this Guarantee, (y) arising out of or related to bankruptcy, insolvency, reorganization, dissolution or liquidation of the Contractor or the power or authority of Contractor to enter into the Agreement or to perform its obligations thereunder, or (z) related to any lack of validity or enforceability of the Agreement, any Guaranteed Obligations or any other documents executed in connection with the Agreement (including any of the Guaranteed Obligations).

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

2.4 Subrogation. Notwithstanding any payment or payments or performance made by the Guarantor hereunder, the Guarantor hereby irrevocably waives any and all rights of subrogation to the rights of the Beneficiary against the Contractor and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights (including without limitation any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. § 509) against the Contractor until such time as all of the Guaranteed Obligations have been indefeasibly paid in full. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of such subrogation or similar rights at any time when all of the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held by the Guarantor in trust for the Beneficiary and shall be turned over to the Beneficiary in the exact form received by the Guarantor, to be applied against the Guaranteed Obligations in such order as the Beneficiary may determine in its sole discretion.
2.5 Payments Free and Clear. (a) All payments under this Guarantee shall be made in immediately available U.S. Dollars and without any deduction or withholding for or on account of any tax imposed upon Beneficiary or the Guarantor unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If the Guarantor is so required to deduct or withhold, then the Guarantor will (i) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount of tax required to be deducted or withheld from any additional amount paid by the Guarantor to the Beneficiary under this Section 2.5) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such an amount has been assessed against the Beneficiary, and in any event before penalties attach thereto or interest accrues thereon, (ii) promptly forward to the Beneficiary an official receipt (or certified copy), or other documentation reasonably acceptable to the Beneficiary, evidencing such payment to such authorities and, (iii) in addition to the payment which the Beneficiary is otherwise entitled under this Guarantee, if such withholding is on account of any tax imposed upon Guarantor, pay to the Beneficiary such additional amount as is necessary to ensure that the net amount actually received by the Beneficiary (free and clear of taxes assessed against the Guarantor) will equal the full amount the Beneficiary would have received had no such deduction or withholding been required.

(b) If (i) the Guarantor is required to make any deduction or withholding on account of any tax from any payment made by it under this Guarantee, (ii) the Guarantor does not make the deduction or withholding, and (iii) a liability for or on account of the tax is therefore assessed directly against the Beneficiary, the Guarantor shall pay to the Beneficiary, promptly after demand, the amount of the liability (including any related liability for interest or penalties).

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES
The Guarantor hereby represents and warrants to Beneficiary as of the effective date of this Guarantee as follows:

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

3.1 Organization. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
3.2 Authorization; No Conflict. The execution and delivery by the Guarantor of this Guarantee and the performance by the Guarantor of its obligations hereunder (i) are within the Guarantor’s corporate powers, (ii) have been duly authorized by all necessary corporate action, do not contravene its organizational documents or any agreement, law or regulation applicable to or binding on the Guarantor or any of its properties, (iii) do not require any filings be made or notices be given which have not been made or given, and (iv) do not require the consent or approval of any person which has not already been obtained or the satisfaction or waiver of any conditions precedent to the effectiveness of this Guarantee that have not been satisfied or waived.
3.3 Enforceability. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
3.4 No Bankruptcy Proceedings. There are no bankruptcy proceedings pending or being contemplated by Guarantor or, to its knowledge, threatened against it.
3.5 No Legal Proceedings. There are no legal proceedings that would be reasonably likely to materially adversely affect Guarantor’s ability to perform this Guarantee.
3.6 Subsidiary. Contractor is a direct or indirect subsidiary of Guarantor.
3.7 Execution. The person executing this Guarantee below on behalf of Guarantor is duly authorized and empowered to execute and deliver this Guarantee on behalf of Guarantor.
ARTICLE 4 - MISCELLANEOUS
4.1 Continuing Guarantee; Assignment. This Guarantee is a continuing Guarantee and shall (i) remain in full force and effect until all of the Guaranteed Obligations, whenever arising, have been indefeasibly paid and satisfied in full, (ii) consistent with the terms hereof, apply to all Guaranteed Obligations whenever arising, (iii) be binding upon the Guarantor and its successors and assigns, and (iv) inure to the benefit of, and be enforceable by, the Beneficiary and its permitted assigns hereunder; provided that (A) no permitted assignment or other transfer by, through or under the Beneficiary shall operate to increase Guarantor's obligations hereunder, and (B) Guarantor shall receive full credit for any final, indefeasible payments made by it to the Beneficiary, its successors and permitted assigns with respect to the Guaranteed Obligations prior to the time Guarantor receives written notice of such assignment or succession. The Beneficiary may assign its rights or obligations under this Guarantee to any person to whom the benefit of the Agreement is assigned, without the prior written consent of the Guarantor. The Guarantor may not assign or delegate its rights or obligations under this Guarantee without (x) the prior written consent of the Beneficiary, which consent may be withheld in the Beneficiary’s sole

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

discretion, and (y) a written assignment and assumption agreement in form and substance reasonably acceptable to the Beneficiary.
4.2 Survival. Without prejudice to the survival of any of the other agreements of the Guarantor under this Guarantee, the agreements and obligations of the Guarantor contained in Sections 2.2(d), 2.5 and 4.5 shall survive the final, indefeasible payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guarantee.
4.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Guarantee shall be in writing and shall be deemed to have been duly given when actually received if (a) personally delivered; (b) transmitted by facsimile, electronic or digital transmission method; or (c) if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

(i)	if to the Beneficiary:

Georgia Power Company [ ] Attention: [ ]

(ii)	if to the Guarantor:
Bechtel Nuclear, Security & Environmental, Inc. [ ] Attention: [ ]

4.4 Delay and Waiver. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
4.5 Expenses. Guarantor agrees to pay or reimburse the Beneficiary and any permitted assigns of the Beneficiary for its reasonable costs, charges and expenses (including reasonable fees and expenses of counsel) incurred in connection with and to the extent of the proper enforcement and/or collection of this Guarantee or occasioned by any non-payment of the Guaranteed Obligations or other breach by the Guarantor of any of its obligations under this Guarantee. The Beneficiary agrees to pay or reimburse Guarantor for its reasonable costs, charges and expenses (including reasonable fees and expenses of counsel) incurred in connection with defending legal proceedings brought by the Beneficiary to enforce this Guarantee if Guarantor prevails in such legal proceedings.

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

4.6 Entire Agreement; Amendments. This Guarantee and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Guarantee and any such agreement, document or instrument, the terms, conditions and provisions of this Guarantee shall prevail. This Guarantee may only be amended or modified by an instrument in writing specifically referencing this Guarantee signed by each of the Guarantor and the Beneficiary and any permitted assigns of the Beneficiary.
4.7 Headings. The headings of the various Sections of this Guarantee are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.
4.8 Governing Law. This Guarantee shall be construed and interpreted, and the rights of the Parties determined, in accordance with the law of the State of Georgia without giving effect to principles of conflicts of law that would require the application of the laws of another jurisdiction.
4.9 Disputes.
(a) Waiver of Right to Trial by Jury. Each Party irrevocably waives any and all rights to trial by jury with respect to any and all disputes arising out of or in connection with this Guarantee, including disputes regarding the interpretation, scope or validity of this Guarantee or any alleged breach of any provision contained herein or any money owed hereunder (a “Dispute”).
(b) Consent to Jurisdiction and Service of Process. All judicial proceedings brought against Guarantor arising out of or relating to this Guarantee may be brought in the U.S. District Court for the Southern District of Georgia (or if such court does not have jurisdiction, the nearest court of the State of Georgia thereto with appropriate jurisdiction). By executing and delivering this Guarantee, Guarantor irrevocably (i) accepts generally and unconditionally the non-exclusive jurisdiction and venue of such court; (ii) waives any defense of forum non conveniens; (iii) agrees that service of all process in any such proceeding in such court may be made by registered or certified mail, return receipt requested, to the Guarantor at its address for notices provided herein; (iv) agrees that Beneficiary retains the right to serve process in any other manner permitted by law or to bring proceedings against Guarantor in the courts of any other jurisdiction as may be permitted by law; and (v) without limiting the foregoing, also appoints and shall maintain Contractor as its agent for service of process.

4.10 Severability. Any provision of this Guarantee that shall be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its duly authorized representative as of the day and year first above written.
Guarantor

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CONFIDENTIAL AND PROPRIETARY
Exhibit R - Parent Company Guarantee

BECHTEL NUCLEAR, SECURITY & ENVIRONMENTAL, INC. By: ____________________________________ Name: Title:

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CONFIDENTIAL AND PROPRIETARY

Exhibit S - Form of Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is made as of the ___ day of _____________, 20__, by and between ___________________ (the “Disclosing Party’) and ________________ (the “Recipient”).

WHEREAS, the Disclosing Party is a party to the Construction Completion Agreement, dated as of ______________, between Georgia Power Company for itself and as agent for the Vogtle Owners (collectively “Owners”) and Bechtel Power Corporation (“Bechtel”) under which Bechtel will perform certain agreed-to services for Owners for the completion of the Vogtle 3 & 4 project (“Construction Completion Agreement”); and

WHEREAS, the Disclosing Party desires to disclose to Recipient certain confidential and/or proprietary information which is either marked as being confidential at the time of disclosure, or of a nature that the Recipient can reasonably be expected to ascertain the confidential nature of such information at the time of receipt (in either case, “Confidential and Proprietary Information”) of Disclosing Party, Bechtel, Owners, Westinghouse Electric Company, LLC (“Westinghouse”), WECTEC Global Project Services Inc. (“WECTEC”), and/or another third party, as the case may be; and

WHEREAS, under the terms of the Construction Completion Agreement, the Disclosing Party and the Recipient are required to enter into this Agreement as a condition to disclosure of such Confidential and Proprietary Information to the Recipient.

NOW THEREFORE, for and in consideration of the premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Recipient shall maintain the confidentiality of all Confidential and Proprietary Information disclosed to it hereunder, and shall not use such Confidential and Proprietary Information for any purpose other than the purposes of construction, testing, completion and defense of ITAACs, startup, trouble-shooting, response to plant events, inspection, evaluation of system or component performance, scheduling, investigations, operation, maintenance, training, repair, licensing, modification, decommissioning and compliance with laws or the requirements of governmental authorities, in each case as it relates to the Vogtle 3&4 project (the “Purpose”).
__________________________

2 Owners are defined as Georgia Power Company, a Georgia Corporation, Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation formed under the laws of the State of Georgia, Municipal Electric Authority of Georgia, a public body corporate and politic and an instrumentality of the State of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, each a Georgia limited liability company, and The City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners. Southern Nuclear Operating Company, Inc. (“SNC”) is the licensed operator of Vogtle 3 and 4 and is Owners’ agent for the purposes of implementation and administration of the Construction Completion Agreement.

CONFIDENTIAL AND PROPRIETARY

Exhibit S - Form of Confidentiality Agreement
2.    Recipient shall not transmit or further disclose such Confidential and Proprietary Information to any third party, including, without limitation, parent organizations of Recipient, sister organizations of Recipient, subsidiaries of Recipient, consultants of Recipient or subcontractors of Recipient, unless such third party has entered into a confidentiality agreement with Disclosing Party substantially in the form of this Agreement.

3.    In the event that the Recipient or any of its representatives are requested or required in any proceeding or by any governmental authority to disclose any of the Confidential and Proprietary Information, the Recipient shall provide the Disclosing Party with prompt written notice of such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Disclosing Party, the Recipient or any of its representatives are nonetheless, in the written opinion of their counsel, legally compelled to disclose such information, it or its representatives may, without liability hereunder, disclose only that portion of the Confidential and Proprietary Information which such counsel advises the Recipient is legally required to be disclosed, provided that the Recipient exercises its reasonable efforts to preserve the confidentiality of the Confidential and Proprietary Information, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential and Proprietary Information.

4.    Except where necessary in furtherance of the Purpose, Recipient shall not make any copy or in any way reproduce or excerpt such Confidential and Proprietary Information except as authorized by the Disclosing Party in writing prior to such reproduction or excerption. Any such copies or excerpts shall include all proprietary notices and designations. Upon the written request of the Disclosing Party, the Confidential and Proprietary Information provided hereunder and any such copies or excerpts thereof shall be returned to the Disclosing Party, or, at the sole option and request of the Disclosing Party, Recipient shall destroy such information and any such copies and/or excerpts and certify in writing to the Disclosing Party that such information has in fact been destroyed (but for a single copy retained for legal archival purposes, which shall continue to be subject to the provisions of this Agreement).

5.    Nothing herein shall apply to any information which is:

(a)	now generally known or readily available to the trade or public or which becomes so known or readily available without fault of the Recipient; or

(b)	rightfully possessed by the Recipient without restriction prior to its disclosure hereunder by the Disclosing Party; or

(c)
acquired from a third party without restriction, provided that the Recipient does not know, or have reason to know, or is not informed subsequent to disclosure by such third party and prior to disclosure by the Recipient that such information was acquired under an obligation of confidentiality.

CONFIDENTIAL AND PROPRIETARY

Exhibit S - Form of Confidentiality Agreement

6.    It is mutually understood that nothing herein shall be construed as granting or implying any right under any letters patent, or to use any Confidential and Proprietary Information claimed therein, or as permitting Recipient to unfairly obtain the right to use Confidential and Proprietary Information which becomes publicly known through an improper act or omission on its part.

7.    Neither Owners, Bechtel, Westinghouse, WECTEC, nor their affiliates make any warranty or representation whatsoever to the Recipient as to the sufficiency or accuracy of the Confidential and Proprietary Information provided hereunder, the ability of Recipient to use the Confidential and Proprietary Information for its intended purpose, or as to the result to be obtained therefrom.

8.    Neither Owners, Bechtel, Westinghouse, WECTEC, nor their affiliates, suppliers, or subcontractors of any tier shall be liable with respect to or resulting from the use (or the results of such use) or misuse of any Confidential and Proprietary Information furnished hereunder.

9.    Nothing in this Agreement shall obligate the Disclosing Party to provide any specific information that it otherwise desires to withhold.

10.    Recipient agrees to fully comply with all laws and regulations with regard to the Confidential and Proprietary Information transmitted hereunder.

11.    Recipient shall not, at any time file, cause or authorize the filing of any patent application in any country in respect of any invention derived from the Confidential and Proprietary Information supplied hereunder.

12.    Recipient shall not assign this Agreement. This Agreement shall be binding upon the Recipient and its successors and shall benefit and be enforceable by Owners, Bechtel, Westinghouse, or WECTEC and each of their respective successors and assigns.

13.    If any of the terms of this Agreement are violated by Recipient, the Owners, Bechtel, Westinghouse, or WECTEC, as the case may be, shall be entitled to an injunction to be issued by any court of competent jurisdiction, enjoining and restraining the Recipient from such violation.

14.    If any provision of this Agreement is held invalid in any respect, it shall not affect the validity of any other provision of this Agreement. If any provision of this Agreement is held to be unreasonable as to the time, scope or otherwise, it shall be construed by limiting and reducing it so as to be enforceable under then applicable law.

15.    This Agreement shall be governed in accordance with the laws of the State of Georgia without giving effect to any choice of law, provision, or rule (whether of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Georgia.

CONFIDENTIAL AND PROPRIETARY

Exhibit S - Form of Confidentiality Agreement

IN WITNESS WHEREOF, the parties have hereto set their respective signatures to this Agreement.

DISCLOSING PARTY:

By:

Name:

Title:

Address:

RECIPIENT:

By:

Name:

Title:

Address:

CONFIDENTIAL AND PROPRIETARY

Exhibit T - Lobbying Certificate

Certification for Contracts, Grants, Loans, and Cooperative Agreements
The undersigned certifies, to the best of his or her knowledge and belief, that:
(1) No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.
(2) If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.
(3) The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreements) and that all subrecipients shall certify and disclose accordingly.
This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

Organization Name

Name of Authorized Official

Signature    Date
NAI-1503083792v1

CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

Article 1.GENERAL
1.1.    These Dispute Resolution Board Procedures (“DRB Procedures”) specify the requirements for the DRB pursuant to Article 38 of the Construction Completion Agreement.
1.2.    These DRB Procedures encompass: 1) general DRB requirements and authority; 2) regular meetings of the DRB with the Parties; 3) regular DRB hearings and determinations; 4) expedited DRB hearings and determinations; and 5) informal advisory DRB opinions. The Owners and the Contractor shall diligently cooperate with each other and with the DRB and shall perform such acts as may be necessary to obtain prompt, informed, cost-effective and expeditious resolution of any Contract Claim. These DRB Procedures do not modify the respective rights and duties of the Owners or the Contractor per the Construction Completion Agreement except as specifically provided herein.
1.3.    Capitalized terms used herein are used as defined in the Construction Completion Agreement unless specifically indicated otherwise.
1.4.    In the event that the Parties fail to resolve a Contract Claim, as determined by the Party asserting the Contract Claim, a Party may submit such Contract Claim to the DRB (as described in more detail below), with a copy to the other Parties.
1.5.    Each Party agrees that its compliance with Article 38 and these DRB Procedures with regard to a Contract Claim is a condition precedent to such Party’s commencing or pursuing any arbitration with respect to such Contract Claim.
1.6.    To the extent a Party fails to submit to the authority of the DRB or fails to comply with these DRB Procedures, any such failure may be properly considered by the DRB as evidence that such Party’s Contract Claim/position is not adequately supported.
1.7.    “DRB Members” are the three members of the DRB, each of whom is a signatory to the DRB Member Agreement, as jointly selected by the Owners and the Contractor as provided herein, and any replacements of such DRB Members.
1.8.    “DRB Member Agreement” is an agreement to which the individual DRB Members, the Owners, and the Contractor are parties, which establishes the DRB consistent with the requirements of these DRB Procedures.
1.9.    “DRB Determination” means a written decision issued by the DRB on a Contract Claim submitted to it, either as a result of the Regular or Expedited hearing process. DRB Determinations shall be admissible in subsequent arbitration or other dispute resolution proceedings.
1.10.    “DRB Proceeding” means the process that is commenced by submission of a Contract Claim to the DRB and that results in the issuance of a DRB Determination.
1.11.    “Financial Interest” means any direct or indirect ownership interest, loans, receivables, or payables, except for holdings in mutual funds or exchange traded funds.

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

1.12.    “Additional Project Parties” means past or present consultants, subconsultants, subcontractors and suppliers of all tiers engaged in connection with the Vogtle Units 3&4 project.
1.13.    “Other Parties” means entities and individuals who have been engaged by any of the Owners or the Contractor in any capacity within the 10 years prior to September 30, 2017.
1.14.    “Potential Conflict Parties” means, collectively, the Parties, the Additional Project Parties, the Other Parties, and the key individuals employed by each, as identified in a list compiled for this purpose by the Owners and Contractor.
1.15.    Where applicable, the definition of “Contract Claim” as used in these DRB Procedures includes any related counterclaim that is asserted in accordance with these DRB Procedures.
Article 2.    REQUIREMENTS FOR DRB MEMBERSHIP
2.1.    Each prospective DRB Member shall individually represent that he/she is qualified and able to perform independently and impartially the duties set forth in Article 38 of the Construction Completion Agreement, these DRB Procedures and the DRB Member Agreement. It is imperative that DRB Members show no partiality to either the Contractor or the Owners, or have any conflict of interest. The DRB Members shall agree to abide by the Code of Ethics recommended by the Dispute Resolution Board Foundation.
2.2.    Each DRB Member shall have the following professional experience and qualifications:
2.2.1    Experience with the interpretation and implementation of complex construction contracts and associated documents;
2.2.2    Experience in construction matters and the resolution of design and construction disputes relevant to the scope of work under the Construction Completion Agreement, and
2.2.3    Prior experience as a mediator or arbitrator with respect to complex construction disputes is preferred, but not required.
2.3.    The DRB Chair shall also have administrative and dispute resolution experience and the ability to facilitate the DRB’s proceedings. It is also desirable for the DRB Chair to have substantial experience in construction dispute resolution, adjudication or arbitration, the interpretation of construction contract documents, and the analysis and resolution of construction disputes.
2.4.    It is imperative that all members of the DRB be neutral, act impartially, and be free from any conflict of interest. The avoidance of an actual or perceived conflict of interest and/or bias is central to the effectiveness of the DRB. Consequently, the DRB Members shall meet the following criteria and limitations for membership:

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

2.4.1    Direct Employment: Individuals who are current or former employees of any of the Parties, or any of the Additional Project Parties that are currently engaged as to any aspect of the Vogtle Units 3&4 project, may not serve as DRB Members. Prospective DRB Members who are current or former employees of any of the Potential Conflict Parties must disclose that employment information in writing.
2.4.2    Attorney-Client Relationships: Attorneys who have been involved in the representation of any of the Parties, or Additional Project Parties in relation to the Vogtle Units 3&4 project, may not serve as DRB Members. Any past or present involvement in the representation of any of the Parties or Potential Conflict Parties must be disclosed in writing, along with any past or present representation of any of the Potential Conflict Parties by the prospective DRB Member’s law firm.
2.4.3    Close Personal or Professional Relationships: Individuals with a close personal or professional relationship with a key individual of any of the Parties may not serve as DRB Members. All relationships with any individuals listed as Potential Conflict Parties or otherwise known to be associated with any of the Potential Conflicts Parties must be disclosed in writing.
2.4.4    Service on Other Mediation/Arbitration: All past and current service as a mediator or as an arbitrator on projects involving any of the Parties or Additional Project Parties must be disclosed in writing.
2.4.5    Prior Involvement: No DRB Member shall have had substantial prior involvement in the Vogtle Units 3&4 project, as determined by the Owners and the Contractor, except that prior service on a DRB relating to the Vogtle Units 3&4 project is not objectionable.
2.4.6    Financial Interest: No Member shall have any Financial Interest in any Party or any Financial Interest in the Construction Completion Agreement except for payment of its fees and expenses as provided herein or in the DRB Member Agreement. Prospective DRB Members with a Financial Interest in any of the Potential Conflict Parties, or a prior Financial Interest in any of the Project Parties or Additional Project Parties, must disclose those Financial Interests in writing.
2.4.7    Consultant: No DRB Member shall have been, nor for the duration of the DRB be, employed as a consultant or otherwise by any Party or its Personnel or, including as a representative for purposes of negotiations, unless any such relationship has been disclosed in writing to and approved by all Parties.
2.4.8    Advice: No DRB Member shall give advice to any Party or its Personnel concerning the conduct of the Construction Completion Agreement, other than in accordance with these DRB Procedures.
2.4.9    Ex-parte Communication: No DRB Member shall have any ex-parte communications with any Party at any time after their becoming a DRB Member, except as permitted otherwise by these DRB Procedures.

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

2.4.10    Confidentiality: Each DRB Member shall treat the details of the Construction Completion Agreement, all matters discussed with the DRB, and all the DRB’s activities and DRB Hearings as private and confidential, and shall not publish, comment on or disclose them without the prior written consent of the Parties.
2.5.    While serving as a DRB Member, no DRB Member shall participate in any discussion contemplating the creation of an agreement or making an agreement with any of the Parties, their Personnel or any current Additional Project Party regarding present or future employment or fee-based consulting services, or any other business arrangement after ceasing to act as a DRB Member or after the Construction Completion Agreement is completed.
2.6.    Except for their respective participation in any DRB proceeding, none of the Parties shall solicit advice or consultation from the DRB Members, and the DRB Members shall refrain from offering or providing such advice or consultation.
Article 3.    ESTABLISHMENT OF THE DRB
3.1.    The Owners and the Contractor shall meet to exchange lists of the Additional Project Parties, Other Parties, and their key personnel.
3.2.    The Owners and the Contractor shall discuss and establish the qualifications upon which prospective DRB Members are to be evaluated and to jointly agree on three or more prospective DRB Members. Upon agreement on a list of prospective DRB Members, such prospective DRB Members will be jointly contacted by the Parties, provided with a copy of these DRB Procedures including Attachment 1 hereto, and the list of Potential Conflict Parties, and invited to submit the following information for further consideration by the Owners and Contractor:
3.2.1    Resume showing experience and qualifications as required by these DRB Procedures.
3.2.2    Identification of past and current experience as a member of an arbitral or mediation panel. Each such assignment shall be listed separately, indicating the name and location of the project, dates of service, name of owner, name of contractor, contract value, name of nominating party, if applicable, and names of the other members.
3.2.3    Disclosure statement describing past, present, and anticipated relationships, including indirect relationships through the prospective DRB Member’s employer, if any, respecting all Potential Conflict Parties and otherwise in accordance with the requirements of Article 2 above.
3.3.    Disclosure is a continuing obligation of all DRB Members throughout the life of the DRB.
3.4.    The Owners and the Contractor shall meet again within fifteen (15) Days of the receipt of this information to review and mutually agree on the final selection of all three DRB Members. In the event that all three DRB Members were not selected from the initial pool of candidates, the process shall be repeated as necessary.

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

3.5.    Within fifteen (15) Days of completion of the selection process, the DRB Member Agreement shall be executed among the three DRB Members, the Owners, and the Contractor. The DRB Member Agreement sets forth the terms and conditions that apply to the services to be provided by the DRB Members and, if the composition of the DRB changes, shall be amended to reflect such changes. The DRB shall be deemed constituted when the DRB Member Agreement is fully executed by all signatories.
3.6.    The three DRB Members shall designate the DRB chair and, in writing, notify the Owners and the Contractor of the identity of the DRB chair.
3.7.    In the event any DRB Member resigns, becomes incapacitated, dies or is otherwise incapable of serving as a member of the DRB, then a replacement member shall be selected in accordance with this Section 3.7. In the event of a vacancy on the DRB, the Parties shall engage in good faith discussions to agree on a replacement DRB Member and fill the vacancy as quickly as practicable. If the vacancy has existed for thirty (30) Days and the Parties have not agreed on a replacement, the Contractor shall offer the names of two prospective replacement DRB Members and the Owners shall collectively offer two names. The information described in Section 3.2 shall be assembled for the four candidates. The four names, along with the assembled information, shall be provided to the remaining members of the DRB in alphabetical order, without any information identifying which candidates were suggested by each Party. The remaining DRB Members shall select a replacement DRB Member from the four names on the list. If two vacancies exist at the same time, the same process shall be used except the one remaining DRB Member shall select two replacement DRB Members from the four names on the list in the event the Parties are unable to fill the vacancies.
Article 4.    TERMS AND TERMINATION OF THE DRB
4.1.    Each DRB Member shall be appointed for the life of the Construction Completion Agreement but not beyond the dissolution of the DRB as provided in Section 4.4 below. The services of a DRB Member may be terminated without cause only by mutual agreement of the Parties. In such event, written notice of the termination, signed by the Parties, will be provided to the DRB Members, and the termination will be effective upon the date the notice is signed by the Parties. The Parties will thereafter fill the vacancy in accordance with the terms of these DRB Procedures.
4.2.    The services of a DRB Member may be terminated for cause only as follows:
4.2.1    Any Party may seek removal of a DRB Member for demonstrated bias, partiality or lack of independence, inability or refusal to perform his or her duties with diligence and in good faith or other improper conduct or any other grounds for disqualification provided by applicable law.
4.2.2    If a Party becomes aware of a conflict of interest for a DRB Member, it may, by written notice copied to the other Parties and all DRB Members, request that the DRB Member with such alleged conflict explain, remedy or remove the alleged conflict. If the alleged conflict is not remedied or removed within twenty-one (21) Days of notice, then the Party may seek to terminate the DRB Member.

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

4.3.    Any Party seeking to terminate a DRB Member for cause shall first confer with the other Party to determine if the other Party agrees with the termination. If there is failure to reach agreement, the Party seeking termination shall have the right to proceed to a court of competent jurisdiction as identified in the DRB Member Agreement to effect the termination.
4.4.    The DRB shall be dissolved upon completion of its deliberations and delivery of a DRB Determination on any Contract Claims pending at Final Completion of Unit 4; except that if the Construction Completion Agreement is terminated, the DRB shall immediately be dissolved, except to the extent, and for the purpose of resolving, any unresolved Contract Claims previously submitted to the DRB. After the DRB is dissolved as provided herein, it shall have no further authority to consider Contract Claims.
4.5.    DRB Members’ Compensation
DRB Members shall be compensated in accordance with the DRB Member Agreement.

Article 5.    DRB MEETINGS
5.1.    The DRB will visit the Site and meet with representatives of the Parties at periodic intervals and at additional times so requested by the Parties. The DRB Chair shall schedule the regular meetings on a quarterly basis unless the Owner, Contractor and DRB agree that more frequent or less frequent meetings are appropriate given the scope, duration and current status of the Vogtle Units 3&4 project. Under no circumstances, however, shall the frequency of regular DRB meetings be less than two times per year.
5.2.    As requested by the DRB, the Contractor shall provide the DRB and Owners with a current list of pending or unresolved change orders and claimed and open adjustments to the Target Completion Dates or Target Construction Cost, as well any other information, schedule, or status reports, in advance of each DRB Meeting.
5.3.    Each meeting shall consist of an informal discussion and a field observation of the Work in progress. The DRB may issue verbal, non-binding advisory opinions as to current items discussed at the meeting pursuant to Article 9 below. The discussion and field observation shall be attended by personnel of the Owners and Contractor. Individual discussion or consultation with DRB Members without both Parties present is strictly prohibited
Article 6.    DRB DISPUTE PROCEEDINGS - GENERAL
6.1.    DRB Rules of Operation
The DRB shall formulate its own rules of operation, consistent with these procedures. The DRB need not adopt hard and fast rules for every aspect of its operation; the procedures may be kept flexible to adapt to the needs of particular situations. The DRB rules of operations shall be subject to the approval of the Parties prior to implementation, and modifications of such rules shall similarly be subject to approval by the Parties. The DRB Chair may make procedural decisions, and provide direction on other issues as provided by Article 38 or these procedures.

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

6.2.    DRB Determinations
DRB Determinations shall be consistent with the Construction Completion Agreement and appropriate legal precedents. The DRB shall not supplant or otherwise interfere with the respective rights, authorities, duties, and obligations of the Owners and the Contractor as defined in the Construction Completion Agreement. In rendering DRB Determinations and providing advisory opinions, the DRB shall acknowledge the centrality of the Construction Completion Agreement and shall not make a DRB Determination or provide an advisory opinion that ignores, disregards, or undermines the intention, requirements, economic allocation of risk, or Work specified in the Construction Completion Agreement.

6.3.    Date, Time and Place of DRB Hearings
The DRB shall set the date, time, and place for each DRB Hearing, provided that Hearings shall take place at the Site or in Atlanta, GA, unless otherwise agreed by the Parties.

6.4.    Contract Claim and Defense Statements
All summaries of Contract Claims, defenses and arguments shall include, at minimum, a statement of the Party’s position with regard to both entitlement and amount of the Contract Claim and an explanation of the basis and justification for such position with reference to relevant Construction Completion Agreement language and the supporting documentation for each element of the Contract Claim.

6.5.    Production of Information
(a)    Authority of DRB. The DRB shall have access to all such information from any Party as it deems necessary to carry out its function. A Party that is requested by the DRB to provide information and/or documents relating to the subject matter of any Contract Claim submitted to the DRB shall promptly provide such information and/or documents to the DRB, with a copy to the other Party. The DRB shall manage any necessary exchange of information among the Parties with a view to achieving an efficient and economical resolution of the Contract Claim. The DRB may request production of additional information and/or documents from any Party at any time.
(b)    A Party intending to offer an outside expert’s analysis at a DRB Hearing shall disclose such intention in writing to the other Party and to the DRB within the time period established by the DRB at the initial conference. The expert’s name and a statement of the specific aspect of the Contract Claim that will be covered by his or her testimony shall be included in the disclosure. Upon receipt of the above disclosure, the other Party shall have the opportunity to identify an outside expert to address or respond to those issues, who shall be similarly disclosed.
6.6.    General Powers of the DRB
The DRB shall have the authority to issue any additional directions needed to achieve a fair, efficient and economical DRB Determination of the Contract Claim.

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CONFIDENTIAL AND PROPRIETARY

Exhibit U - Dispute Resolution Procedures

6.7.    Attendance at DRB Hearings
(a)    The Parties shall limit attendance at the Hearing to individuals directly involved in the dispute or having management responsibilities with respect to the dispute or its resolution. Prior to the Hearing, each Party shall submit a list of its proposed attendees to the DRB and the other Party. Any disagreements as to proposed attendees shall be resolved by the DRB. As a matter of right, attorneys for each Party may attend as observers but not participate in the Hearing, except as provided in these procedures.
(b)    Subcontractor personnel may attend Hearings involving pass-through Contract Claims by such Subcontractor, or where reasonably required due to their involvement in relevant events. The Contractor shall require that each Subcontractor involved in a dispute have present an authorized representative and personnel with actual knowledge of the underlying events.
(c)    The DRB shall maintain the privacy of DRB proceedings. The DRB shall have the power to require the exclusion of any witness, other than a Party representative or other essential person, during the testimony of any other witness. It shall be discretionary with the DRB to determine the propriety of the attendance of any person other than a Party and its representative.
6.8.    Transcription
No transcript of a DRB Hearing is generally contemplated. Each DRB Member may keep his/her own notes. In special cases, upon request of a Party, the DRB may allow transcription by a court reporter at the expense of the requesting Party, who shall provide copies of the transcript to the DRB and the other Party at no charge. Audio or video recordings are not permitted.

6.9.    Postponements of DRB Hearings
The DRB for good cause shown may postpone any DRB Hearing or interim deadline upon agreement of the Parties, upon request of a Party, or upon the DRB’s own initiative.

6.10.    Conduct of Hearings
(a)    Each Party to a DRB Proceeding shall have the right to present witnesses and documents as reasonably necessary to achieve full and true disclosure of the facts. The DRB has the discretion to vary the Hearing procedure, provided that the Parties are treated with equality and that each Party has the right to be heard and is given a fair opportunity to present its position on the Contract Claim, through successive rebuttals as reasonably needed until, in the DRB’s opinion, all aspects of the dispute have been fully and fairly covered.
(b)    The DRB, exercising its discretion, shall conduct the proceedings with a view toward expediting the resolution of the Contract Claim and may direct the order of proceeding, bifurcate proceedings, and direct the Parties to focus their presentations on issues most significant to determination of all or substantial part of the Contract Claim.

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Exhibit U - Dispute Resolution Procedures

Either Party may request that the DRB direct a question to or clarification from the other Party, which will be granted at the discretion of the DRB. In general, the DRB will not allow one Party to be questioned directly by the other Party at Hearings conducted without attorney representation.
(c)    In addressing each Contract Claim, the DRB shall (i) be neutral and act fairly and impartially as between Owners and Contractor, (ii) give each Party a reasonable opportunity to present its position regarding the Contract Claim, through witnesses, documents and arguments to support its position, and to respond to the other Party’s position, (iii) adopt procedures suitable to such Contract Claim, and (iv) follow the Construction Completion Agreement and applicable Law.
(d)    The DRB shall not accept evidence that is covered by the attorney-client privilege or that constitutes attorney work product. The rules of evidence in a court proceeding otherwise do not apply.
(e)    In the event that any Party fails to comply with the pre-Hearing deadlines established by the DRB, the DRB shall, in its discretion, determine whether the DRB Hearing shall proceed as originally scheduled, or whether additional time shall be provided and a new date established. On the final date and time established for the DRB Hearing, the DRB shall proceed with the DRB Hearing and rendering its DRB Determination, utilizing the information that has been submitted, including if a Party fails to appear.
6.11.    Site Inspections
If the DRB finds it necessary or useful to make a site inspection in connection with a DRB proceeding, the DRB shall, subject to the agreement of the Parties, set the date and time for such inspection. Absent agreement of the Parties, the DRB shall not undertake a site inspection unless both Parties are present.

6.12.    Interim Measures
(a)    The DRB may direct whatever interim measures it deems necessary, including ordering injunctive relief and measures for the protection or conservation of property.
(b)    A request for interim measures addressed by a Party to a judicial authority shall not be deemed incompatible with the agreement for a DRB Proceeding or a waiver of the right to a DRB Proceeding.
6.13.    Closing of DRB Hearing
(a)    If further documents or responses are to be provided following the Hearing, the DRB Hearing shall be closed as of the final due date set by the DRB for the receipt of such documents or responses. Otherwise, the DRB Hearing will be closed as of the conclusion of the DRB Hearing.

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(b)    The time within which the DRB is required to make the DRB Determination commences upon the closing of the DRB Hearing. The DRB may extend the time limit for the rendering of the DRB Determination only in unusual and extreme circumstances.
6.14.    Expenses
All DRB expenses incurred in relation to a DRB proceeding, including required travel and other expenses of the DRB Members, shall be borne equally by the Parties.

6.15.    Submissions to DRB
Unless otherwise instructed by the DRB, any documents submitted by any Party to the DRB shall simultaneously be provided to the other Party.

6.16.    Scope of DRB Determination
(a)    The DRB may grant any remedy or relief that the DRB deems just and equitable and within the scope of the agreement of the Parties, including, but not limited to, monetary and/or equitable relief.
(b)    In addition to the final DRB Determination, the DRB may make other decisions, including interim, interlocutory, or partial rulings, orders, and partial DRB Determinations, as reasonably required.
(c)    The DRB Determination may include interest as provided in the Construction Completion Agreement from such date as the DRB may deem appropriate; and
(d)    The effectiveness and finality of a DRB Determination shall be as provided in Article 38 of the Construction Completion Agreement.
6.17.    Form of DRB Determination
A DRB Determination shall be in writing, include an explanation of the reasoning for the decisions reached, and be signed by at least a majority of the DRB Members. However, the DRB shall make every effort to reach unanimous DRB Determination. The DRB Determination shall provide a breakdown of any monetary components included in the DRB Determination, and a line item disposition of any non-monetary Contract Claim items.

6.18.    Acceptance of DRB Determination
Within twenty-one (21) Days of receipt of the DRB Determination (unless extended by a request for clarification or reconsideration), each Party shall determine whether or not it will accept or reject the DRB Determination. If the Parties are able to resolve the dispute with the aid of the DRB Determination, their agreement shall be promptly reflected in an executed Change Order.

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6.19.    Court or Arbitration Proceedings
Neither the DRB nor any DRB Member is a necessary or proper party in any judicial or arbitration proceedings relating to a DRB Proceeding or DRB Determination.
Article 7.    REGULAR HEARING PROCEDURE
7.1.    Applicability of Regular Hearing Procedure
Unless the Parties agree, or if unable to agree, the DRB determines that the Construction Completion Agreement specifies use of the Expedited Hearing procedure, the Regular Hearing procedure shall apply to Contract Claims to be heard by the DRB.

7.2.    Initial Statements of Contract Claim and Defense
(a)    Within ten (10) Days after a Contract Claim is submitted to the DRB pursuant to the Regular procedure (or it is determined that the Regular procedure applies to the Contract Claim), the claiming Party shall provide the DRB and the other Party a summary of its Contract Claim including a statement of the amounts in dispute.
(b)    Within twenty (20) Days after receipt of such statement, the Party against whom the Contract Claim is asserted shall submit a summary of its defenses and arguments with respect to the Contract Claim and its position with respect to the amounts in dispute, along with any counterclaim respecting the subject of the Contract Claim.
7.3.    Initial Telephone Conference
Within fifteen (15) Days of submission of the responsive summary, the DRB will convene a preliminary conference via conference call to establish the Hearing date(s), location and all appropriate pre-Hearing deadlines. If requested by the DRB, the Parties shall provide more detailed statements of their respective positions at a date in advance of the pre-Hearing submission.

7.4.    Pre-Hearing Submission
(a)    The Owners and the Contractor shall each prepare a preHearing submission and transmit it to the DRB at least thirty (30) Days before the date of the DRB Hearing. The pre-Hearing submission, comprising a position paper with such backup data as is referenced in the position paper, shall be tabbed, indexed, and the pages consecutively numbered. When the scope of the DRB Hearing includes Target Completion Date extension requests by the Contractor, each Party’s submission shall include a CPM delay analysis utilizing the appropriate update of the Project Schedule, and considering potential concurrent causes of delay. When the scope of the DRB Hearing includes Target Construction Cost increases or decreases, the claiming Party shall provide full actual cost details.
(b)    Any expert reports shall be included in the pre-Hearing submissions.

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Exhibit U - Dispute Resolution Procedures

7.5.    At least fifteen (15) Days before the date of the Hearing, the Parties shall exchange copies of all exhibits, affidavits and any other information they intend to submit at the DRB Hearing not included in the pre-Hearing submissions, and identify all witnesses they intend to present at the DRB Hearing.
7.6.    Use of Legal Counsel
While it is generally contemplated that attorneys for the Parties will not participate in the Hearing (but may attend the Hearing as observers), in particularly large or complex disputes the DRB is authorized, upon request of a Party or in its own discretion, to permit legal counsel representation of the Parties at the Hearing. Any such requests must be raised in advance of the initial conference. Where permitted, both Parties must be so represented, and the DRB may vary its otherwise applicable rules of procedure to reflect such representation, such as by permitting reasonable cross-examination of witnesses and opening statements or closing arguments. In no event shall the rules of evidence applicable in a court proceeding be applied.

7.7.    Additional Hearings
In difficult or complex Contract Claims, additional DRB Hearings may be necessary to facilitate full consideration and understanding of the Contract Claim. In the discretion of the DRB such additional Hearing time may be allowed as determined by the DRB.

7.8.    Time for DRB Determination
The Regular Hearing is intended to be an expedited process designed to achieve disposition of Contract Claims within four (4) to six (6) months of instituting the process. The DRB Determination shall be made promptly by the DRB and, unless otherwise agreed by the Parties, no later than thirty (30) Days from closing the Hearing.

7.9.    Clarification and Reconsideration
(a)    Either Party may request clarification of a DRB Determination within ten (10) Days following its receipt. As expeditiously as practicable, the DRB shall provide written clarification to both Parties. Only one request for clarification per Contract Claim from each Party will be allowed.
(b)    Either Party may request reconsideration of a DRB Determination within ten (10) Days following its receipt, but such requests shall be based upon new information obtained or developed after the Hearing, or when in the Party’s opinion the DRB misunderstood or failed to consider critical facts respecting the Contract Claim. The DRB will not entertain requests that amount to a renewal of prior arguments or additional arguments based on facts available at the time of the Hearing, and only one request for reconsideration per Contract Claim from each Party will be allowed.

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Exhibit U - Dispute Resolution Procedures

Article 8.    EXPEDITED HEARING PROCEDURE
8.1.    Applicability
The Expedited Hearing Procedure applies when so provided in the Construction Completion Agreement, or otherwise agreed by the Parties.

8.2.    Initial Statements of Contract Claim and Defense
(a)    At the time of submission or within (5) Days after a Contract Claim is submitted to the DRB pursuant to the Expedited procedure (or it is determined that the Expedited procedure applies to the Contract Claim), the claiming Party shall provide the DRB and the other Party a summary of its Contract Claim including a statement of the amounts in dispute.
(b)    Within ten (10) Days after receipt of such statement, the Party against whom the Contract Claim is asserted shall submit a summary of its defenses and arguments with respect to the Contract Claim and its position with respect to the amounts in dispute, along with any counterclaim respecting the subject of the Contract Claim.
8.3.    Initial Telephone Conference
Within five (5) Days of submission of the responsive summary, the DRB will convene a preliminary conference via conference call to establish the Hearing date(s), location and all appropriate pre-Hearing deadlines.
8.4.    Pre-Hearing Submission
(a)    The Owners and the Contractor shall each prepare a preHearing submission and transmit it to the DRB at least fifteen (15) Days before the date of the DRB Hearing. The pre-Hearing submission, comprising a position paper with such backup data as is referenced in the position paper, shall be tabbed, indexed, and the pages consecutively numbered. When the scope of the DRB Hearing includes Target Completion Date extension requests by the Contractor, each Party’s submission shall include a CPM delay analysis utilizing the appropriate update of the Project Schedule, and considering potential concurrent causes of delay. When the scope of the DRB Hearing includes Target Construction Cost increases or decreases, the claiming Party shall provide full actual cost details.
(b)    Any expert reports shall be included in the pre-Hearing submissions.
8.5.    At least ten (10) Days before the date of the Hearing, the Parties shall exchange copies of all exhibits, affidavits and any other information they intend to submit at the DRB Hearing not included in the pre-Hearing submissions, and identify all witnesses they intend to present at the DRB Hearing.

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Exhibit U - Dispute Resolution Procedures

8.6.    Use of Legal Counsel
Attorney representation may not be used for Expedited Hearings.

8.7.    Time for DRB Determination
The Expedited Hearing is intended to be a more expedited process designed to achieve disposition of Contract Claims within no more than sixty (60) Days after the date a Contract Claim is submitted to the DRB, and more rapidly when practicable. It is normally to be expected that the Hearing shall be closed no later than forty-six (46) Days after the date the Contract Claim is submitted to the DRB, unless all Parties and the DRB agree otherwise, or the DRB extends this time in extraordinary cases when the demands of justice require it. The DRB Determination shall be made promptly by the DRB and, unless otherwise agreed by the Parties, no later than fourteen (14) Days from closing the Hearing.

8.8.    Clarification
Either Party may request clarification of a DRB Determination within five (5) Days following its receipt. As expeditiously as practicable, the DRB shall provide written clarification to both Parties. Only one request for clarification per Contract Claim from each Party will be allowed. No request for reconsideration will be entertained by the DRB in the Expedited Hearing process absent the most compelling circumstances.

Article 9.    ADVISORY OPINIONS
9.1.    An advisory opinion serves as a method for potentially avoiding a DRB Hearing. It is not intended to replace the Hearing processes described herein, but may be implemented as part of the good-faith negotiation conducted between the Parties. An advisory opinion is not a DRB Determination.
9.2.    When mutually agreed by the Owners and the Contractor, the DRB may provide an advisory opinion on any issue, whether or not the subject of a Contract Claim. Advisory opinions are generally rendered in connection with regular DRB meetings, but may be the subject of a special meeting if so agreed by the Parties.
9.3.    A written submittal from each Party respecting the issue submitted for an advisory opinion shall normally be required, subject to any limitations established by the DRB, that defines the issue(s) to be considered and sets out the submitting Party’s position and supporting rationale. The Parties shall submit and exchange their submittals by e-mail a minimum of five Days prior to the meeting at which the Parties desire to obtain the advisory opinion.
9.4.    The Parties may make such oral presentations of their positions as the DRB determines appropriate to the issue, followed by discussion and DRB questions as needed to help ensure that the advisory opinion is suitable and appropriate for the issue presented.
9.5.    The DRB Members will caucus privately prior to presenting their oral advisory opinion. Opinions will not be reduced to writing unless agreed by the Parties and the DRB.

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Exhibit U - Dispute Resolution Procedures

9.6.    The DRB in its discretion may decline to provide an advisory opinion when deemed inappropriate, in its discretion.

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Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1 lists 425 Legacy Work Packages where the field work and inspections have been completed, but the Work Package has not been closed as of October 17, 2017.

Table 2 lists 1,147 Completed and Voided Work Packages which are complete and closed as of October 17, 2017.

Table 3 lists 4,614 In-Progress Work Packages which have been partially implemented as of October 17, 2017.

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Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
1	SV3-RNS-P0W-ME0538	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-210
2	SV3-VWS-PHW-ME0810	INSTALLATION OF SMALL BORE VWS PIPING SUPPORTS FROM ISOMETRICS SV3-VWS-PLW-241, AND SV3-VWS-PLW- 250 (INCLUDES SUPPORTS SV3-VWS-PH -12R24031, -12R24041, -12R26621, AND 12R9102)
3	SV3-VWS-PHW-ME0813	INSTALLATION OF SMALL BORE VWS PIPING SUPPORTS FROM ISOMETRIC SV3-VWS-PLW-680 AND ISOMETRIC SV3-VWS-PLW-690 (INCLUDES SUPPORTS SV3-VWS-PH-12R2389, -12R2398, -12R2770)
4	SV3-VWS-PHW-ME0812	INSTALLATION OF SMALL BORE PIPING SUPPORTS FROM ISOMETRIC SV3-VWS-PLW-390, AND SV3-VWS-PLW-490. (INCLUDES SUPPORTS VWS-PH-12R2386, VWS-PH-12R2400, VWS-PH-12R2401, & VWS-PH-12R9104)
5	SV3-VWS-PHW-ME0811	INSTALLATION OF SMALL BORE PIPING SUPPORTS FROM ISOMETRIC SV3-VWS-PLW-280, AND SV3-VWS-PLW-290. (INCLUDES SUPPORTS VWS-PH-12R2392, VWS-PH-12R2395, VWS-PH-12R2664, & VWS-PH-12R9103)
6	SV3-SFS-P0W-ME0921	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-SFS-PLW-860 (LINE NUMBERS SFS-PL-L033 & L044)
7	SV3-WLS-PHW-ME0839	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-931
8	SV3-CA20-S4W-CV4788	FABRICATION OF REPLACEMENT CA20 OVERLAY PLATES
9	SV4-CB65-S4W-CV2571	TEMPORARY ATTACHMENTS FOR CB65
10	SV0-DRS-XDW-CV0012	PERFORM EXCAVATION AND BACKFILL AND INSTALL BURIED DRS PIPE AND PRECAST DRAINAGE STRUCTURES
11	SV3-4042-CRW-CV3181	U3 ANNEX AREA 2 CONCRETE REINFORCEMENT ELEVATION 100'-0" TO ELEVATION 117'-6"
12	SV3-2020-MEW-ME0849	UNIT 3 CONDENSER B CONNECTION PIECE ASSEMBLY
13	SV3-2020-MEW-ME0556	Unit 3 Condenser B Hot Well Assembly
14	SV3-2020-MEW-ME0557	Unit 3 Condenser C Hot Well Assembly
15	SV3-2020-MEW-ME0737	Install Condenser C Upper Tube Bundle
16	SV3-2020-MEW-ME0734	Assemble Condenser C Lower Tube Bundle
17	SV3-2020-MEW-ME0850	Install Condenser C Upper Shell Exterior Shell
18	SV3-2020-MEW-ME0733	Install Condenser B Lower Tube Bundle
19	SV3-2020-MEW-ME0735	Assemble Condenser A Upper Tube Bundle
20	SV3-2020-MEW-ME0846	Install Condenser B Upper Shell Exterior Shell
21	SV3-1120-CEW-CV1593	INSTALLATION OF EMBEDS AND ANCHOR BOLTS FOR CONTAINMENT ELEVATION 71'-6'' TO 84'-6''
22	SV3-CA05-S4W-CV5324	UNIT 3 CA05 OVERLAY PLATE REMOVAL AND REINSTALLATION
23	SV4-CWS-EQW-EL0118	Electrical Contuinity Installation for CWS (Phases 1 & 2)
24	SV3-1120-CRW-CV1592	Containment Concrete Reinforcement El. 71ft-6in to 84ft-6in

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Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
25	SV4-2020-CCW-CV0382	UNIT 4 TURBINE BUILDING, CONCRETE PEDESTALS, CURBS AND EQUIPMENT PADS AT 82 FT - 9 IN ELEVATION
26	SV3-CA01-S4W-CV2755	CA01-18 UNSAT IR AND N&D REPAIRS
27	SV3-CA01-S5W-CV2498	CA01-20 & CA01-21 INSPECTION REPORT (IR) & N&D REPAIRS
28	SV3-CA01-S5W-CV2666	CA01-25 UNSAT IR AND N&D REPAIRS
29	SV3-CA01-S5W-CV3110	CA01-19 PERFORM N&D & INSPECTION REPORT (IR) S561-004-14-0383 REWORK AND REPAIRS.
30	SV3-CA01-S5W-CV3270	CA01-31 INTERNAL FABRICATION
31	SV3-CA01-S5W-CV3316	CA01-04 STRUCTURE UNSAT IR'S AND N&D'S REWORK AND REPAIRS
32	SV3-CA01-S5W-CV3320	CA01-05 UNSATISFACTORY IRS AND N&D REPAIRS - STUDS
33	SV3-CA01-S5W-CV4212	CA01-15 UNSATISFACTORY IRS AND N&D REPAIRS - STUDS
34	SV3-CA01-S5W-CV4218	CA01-33 UNSATISFACTORY IRS AND N&DS - STUDS
35	SV3-CA01-S5W-CV4223	CA01-36 UNSAT STRUCT IR AND N&D'S
36	SV3-CA05-S4W-CV2341	FABRICATE CA05 CONNECTION AND EMBEDMENT PLATES
37	SV3-CA20-S4W-CV1674	CA20 SA4 LEAK CHASE ASSEMBLY
38	SV3-CA20-V2W-CV1730	INSTALL CA20 LIFT LUGS 168 AND 169
39	SV0-PWS-PLW-ME0042	Fabrication and Installation of Trench 4 HDPE Potable Water System
40	SV3-R151-R1W-ME3666	COMPLETION OF STRUCTURAL MODULE R151
41	SV3-WLS-P0W-ME2133	Installation of Small Bore KB12 WLS Piping (Includes Isometrics SV3-WLS-PLW-60C, 60N & 686
42	SV4-CA20-S4W-CV6949	INSTALLATION OF CA20-64 & 65
43	SV4-G100-XEW-CV0543	Unit 4 Horizontal Waterproofing Membrane
44	SV3-CA05-S4W-CV1867	CA05 WALL ASSEMBLY
45	SV3-2020-MEW-ME0851	Install Condenser C Upper Shell Heat Truss
46	SV3-CA02-S5W-CV5933	CA02-01 UNSATIFACTORY IR, N&D REPAIRS - STUDS
47	SV3-CA03-S4W-CV2253	CA03 SUBMODULE WALL ASSEMBLY (07, 08, 09, 10, 11)
48	SV4-WGS-P0W-ME6623	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV4-WGS-PLW-051, 061, 071, 081, 091)
49	SV4-1208-SCW-CV6997	Course 4 Unit 3 Shield Building
50	SV3-CA01-S4W-CV2063	CA01-35 OVERHANG INSTALLATION
51	SV3-CA01-S4W-CV2229	INSTALLATION OF CA01-13
52	SV3-CA01-S4W-CV2237	CA01-27 SUBMODULE ERECTION
53	SV3-CA01-S4W-CV2242	CA01-34 SUBMODULE ERECTION
54	SV3-CA01-S4W-CV2554	CA01-16 FABRICATION & ASSEMBLY

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Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
55	SV3-CA01-S4W-CV2556	CA01-18 SUBMODULE ERECTION
56	SV3-CA01-S4W-CV2557	CA01 SM 19 INSTALLATION
57	SV3-CA01-S4W-CV4217	CA01 -21 SUPPOT LEG INSTALLATION (SA5)
58	SV3-CA01-S5W-CV2083	CA01-32 FINISH PRE-FABRICATION,
59	SV3-CA01-S5W-CV2326	CA01-07 REPAIRS
60	SV3-CA01-S5W-CV2707	CA01-17 UNSAT IR AND N&D REPAIR
61	SV3-CA01-S5W-CV2844	CA01-29 JOINING OF SECTION 100 AND 200
62	SV3-CA01-S5W-CV3133	CA01-39 UNSAT IRS AND N&DS - STRUCTURE REPAIRS
63	SV3-CA01-S5W-CV3325	CA01-13 PERFORM N&D & INSPECTION REPORT (IR) S561-004-14-0451 REWORK AND REPAIRS
64	SV3-CA20-S4W-CV0428	CA20 SA2 EL. 82FT-6IN FLOOR INSTALLATION
65	SV3-CA20-S4W-CV0437	CA20 SA4 Wall Submodule Assembly (Includes CA20- 26, 27, 28, 29, 30, 71, 72, 73)
66	SV3-CA20-S4W-CV1406	CA20 SA3 WALL SUBMODULE ASSEMBLY (18, 19, 20, 21, 22, 23, 24, 25 )
67	SV3-CA20-S5W-CV1422	CA20-05 LINER PLATE WELD MODIFICATION
68	SV3-CA20-S5W-CV1673	CA20 SA3 MISCELLANEOUS REWORK FOR CLOSURE OF ND'S.
69	SV3-CA20-V2W-CV1727	INSTALL CA20 LIFT LUGS 162 AND 163
70	SV3-2020-MEW-ME1598	Unit 3 Condenser A Flashbox Installation
71	SV3-1220-CPW-CV0950	Unit 3 Auxilary Building Precast Concrete Floors El.82'-6"
72	SV3-2020-MEW-ME1599	UNIT 3 CONDENSER C FLASHBOX INSTALLATION
73	SV3-KB27-KBW-ME2204	Installation of KB27 Components
74	SV4-CA20-S5W-CV5600	CA20-20 UNSAT IR - STUDS (LOOSE PARTS),
75	SV4-CA20-S4W-CV5608	INSTALLATION OF SUBMODULE CA20-21
76	SV3-CA01-S5W-CV3315	CA01-04 PERFORM N&D & INSPECTION REPORT (IR) S540-004-14-0043 REWORK AND REPAIRS.
77	SV3-CA01-MHW-CV2162	LIFTING FRAMES AND BRACING SUBMODULES 05 THRU 10
78	SV4-CA05-S5W-CV6049	CA05-08 UNSAT IRS & N&DS - STRUCTURAL,
79	SV3-CA01-S5W-CV5780	SUBASSEMBLY 7 BASEMAT FABRICATION
80	SV4-CA05-S5W-CV6044	CA05-07 UNSATISFACTORY IRs AND N&D REPAIRS - STUDS
81	SV4-CA20-S4W-CV5748	INSTALLATION OF SUB MODULE CA20-28
82	SV4-CA05-S4W-CV6030	CA05-04 SUBMODULE INSTALLATION
83	SV4-CA05-S4W-CV6034	CA05-05 SUBMODULE INSTALLATION
84	SV4-CA05-S4W-CV6018	CA05-01 Upending/Submodule Installation
85	SV4-CA20-S4W-CV5753	INSTALLATION OF SUB MODULE CA20-29
86	SV4-CA05-S4W-CV6038	CA05-06 UPENDING / SUB MODULE INSTALLATION ON PLATEN.
87	SV4-CA20-S5W-CV7374	SA4-LEAK CHASE FABRICATION

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Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
88	SV4-CA20-S4W-CV5773	PRE-USE INSPECTION OF SUPER LIFT LUGS
89	SV3-CA01-S5W-CV4138	CA01-28 UNSAT STRUCTURAL IR & N&D REPAIR
90	SV3-CA01-S5W-CV4215	CA01-14 PERFORM STRUCTURAL N&D & INSPECTION REPORT (IR) S561-004-14-0453 REWORK AND REPAIRS.
91	SV4-CA05-S4W-CV6022	CA05-02 UPENDING / SUB MODULE INSTALLATION
92	SV4-2040-CEW-CV5841	120' ELEV, STUD WELDS/SUPPORTS
93	SV4-CA05-S5W-CV6028	CA05-03 UNSATISFACTORY IRS AND N&D REPAIRS, E&DCRS AND LOOSE PARTS - STUDS
94	SV4-CA05-S4W-CV6027	(DESIGN SOUTH ELEV.) OLP'S AND WELDED ATTACHEMNTS INSTALLATION
95	SV4-CA01-S5W-CV6426	(BLANK)
96	SV4-CA05-S5W-CV6036	CA05-05 UNSATISFACTORY IRS AND N&D REPAIRS, E&DCRS AND LOOSE PARTS - STUDS
97	SV4-CA05-S4W-CV6019	(DESIGN NORTH ELEV.) OLP'S AND WELDED ATTACHMENTS INSTALLATION
98	SV3-CA20-S4W-CV1757	INSTALLATION OF CA20 WALL 3 EMBED PLATES
99	SV3-CA20-S4W-CV2626	CA20 SUB ASSEMBLY 2 WORK LIST ITEMS WB-W00119, WB-W00120, WB-W00121, WB-W00122, WB-W00123, WB-W00124, WB-W00125, WB-W00126 & WB-W00128
100	SV3-CA20-S4W-CV2627	CA20 SUB ASSEMBLY 2 WORK LIST ITEMS
101	SV3-CA20-S4W-CV2629	CA20 SUB ASSEMBLY 2 WORK LIST ITEMS WB-W00168, WB-W00170, WB-W00171, WB-W00172, WB-W00267, WB-W00268, WB-W00269, WB-W00271, WB-W00272 & WB-W00273
102	SV3-CA20-S4W-CV2630	CA20 SUB ASSEMBLY 3 WORK LIST ITEMS WB-W00173, WB-W00174, WB-W00175, WB-W00176, WB-W00177, WB-W00178, WB-W00179, WB-W000-180, WB-W00181, WB-W00182, WB-W00183, WB-W00184, WB-W00264 & WB-W00270
103	SV3-CA20-S4W-CV2201	Unit 3 Nuclear Island - Torquing and Welding CA20 Module Basemat Attachment Brackets
104	SV4-CA05-S4W-CV6023	DESIGN EAST ELEV OLPs AND WELDED ATTACHMENTS INSTALLATION
105	SV3-CA20-S5W-CV5114	INSTALLATION OF OUTSTANDING CA20 MODULE COUPLER ASSEMBLIES
106	SV4-R106-R1W-ME8128	Installation of R106 Module
107	SV4-CA20-V2W-CV7513	INSTALL SUPER LIFT LUG AT CA20-10
108	SV4-CA01-S5W-CV6410	CA01-14 UNSAT IRs/N&Ds/E&DCRs/LOOSE PARTS - STRUCTURAL
109	SV3-PXS-PHW-ME5534	FABRICATION/INSTALLATION OF PIPE SUPPORT FOR ISOMETRIC DRAWING SV3-PXS-PLW-293
110	SV4-CA20-S5W-CV5611	CA20-22 AND CA20-25 INSTALL ADDITONAL BRACING AND INSTALL PENETRATION HOLES
111	SV3-CA03-S4W-CV2257	CA03 SUBMODULE WALL ASSEMBLY (15, 16, 17)

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Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
112	SV3-PXS-PHW-ME5535	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-294
113	SV3-PXS-PHW-ME5536	FABRICATION/INSTALLATION OF PIPE SUPPORT FOR ISOMETRIC DRAWING SV3-PXS-PLW-295
114	SV3-WRS-PLW-ME5776	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-660, 664, 665)
115	SV4-SFS-P0W-ME5408	INSTALLATION OF KB12 PIPING ISOMETRIC SV4-SFS-PLW-088
116	SV4-SFS-P0W-ME5411	INSTALLATION OF KB12 PIPING ISOMETRIC SV4-SFS-PLW-60B
117	SV3-WLS-PLW-ME0897	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-57A, B, C, and D
118	SV3-WLS-PLW-ME0896	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-57E
119	SV3-WLS-PLW-ME0895	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-57T and 57U
120	SV3-WLS-PLW-ME0534	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-931)
121	SV4-CA20-V2W-CV7515	INSTALL SUPER LIFT LUG AT CA20-18
122	SV3-CA20-S4W-CV0440	CA20 SA4 EL 81'-0" Floor Installation (CA20-31)
123	SV4-CA05-S8W-CV8006	CA05 LIFT LUGS INSTALLAITON
124	SV3-CA20-S4W-CV2582	CA20 SUB ASSEMBLY 3 & 4 WORK LIST ITEMS WB-W00011, WB-W00012, WB-W00013, WB-W00014, WB-W00015 & WB-W00016
125	SV4-CA20-V2W-CV7514	INSTALL SUPER LIFT LUG AT CA20-21/22
126	SV4-CA20-V2W-CV7517	INSTALL SUPER LIFT LUG AT CA20-26
127	SV4-CA20-V2W-CV7516	INSTALL SUPER LIFT LUG AT CA20-29/30
128	SV3-CA20-S4W-CV5101	UNIT 3 CA20 CLEAN-OUT PORT INSTALLATION
129	SV3-SFS-P0W-ME6690	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-SFS-PLW-782 (LINE NUMBER SFS-PL-L121)
130	SV4-CA01-S5W-CV6425	CA01-18 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STUDS
131	SV3-KB13-KBW-ME2464	FABRICATION OF KB13 SUMP COVER
132	SV4-CA04-S4W-CV2448	STUD AND REBAR COUPLER INSTALLATION FOR UNIT 4 CA04
133	SV3-WLS-PHW-ME0768	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-93C, -445, -940
134	SV4-CA04-S4W-CV2328	CA04 WALL SUBMODULE ASSEMBLY
135	SV4-CA05-S4W-CV7026	CA05-02 Temporary Attachments
136	SV3-CA01-S4W-CV2225	CA01-37 FINAL INSTALLATION
137	SV3-CA02-S4W-CV2565	CA02 BASEMAT INSTALLATION

10/18/2017	Page 6 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
138	SV4-CA05-S4W-CV6042	CA05-07 & CA05-08 UPENDING /SUB-MODULE INSTALLATION
139	SV3-CA20-S4W-CV0435	Installation of CA20 SA3 EL 92'-8 1/2" Floor Submodules (Submods 47, 48, 49, 50)
140	SV3-CA20-S4W-CV2291	CA20 SUB ASSEMBLY 2, 3, & 4 REWORK FOR CLOSURE OF N&DS
141	SV4-KB22-KBW-ME7677	INSTALLATION OF KB22 COMPONENTS
142	SV4-CA05-S4W-CV6031	OLPs AND WELDED ATTACHMENTS INSTALLATION
143	SV4-CA20-S5W-CV5590	CA20-18 UNSATISFACTORY IRS/N&Ds/E&DCRs AND LOOSE PARTS - STUDS
144	SV3-ML05-MLW-ME4775	INSTALLATION OF CA01 WALL PENETRATIONS FOR ROOM 11305/11206
145	SV3-SFS-P0W-ME7210	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-SFS-PLW-781 (LINE NUMBER SFS-PL-L037)
146	SV3-PXS-PHW-ME5537	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-296
147	SV3-PXS-PHW-ME5538	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-297
148	SV4-CA20-S4W-CV5758	INSTALLATION OF SUB-MODULE CA20_30
149	SV3-PXS-P0W-ME3393	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-294 (CA03 Piping)
150	SV3-PXS-P0W-ME3394	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-295 (CA03 Piping)
151	SV3-PXS-P0W-ME3395	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-296 (CA03 Piping)
152	SV3-PXS-P0W-ME3396	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-297 (CA03 Piping)
153	SV3-ML05-MLW-ME5524	ASME SECTION III – FABRICATION/INSTALLATION OF CA03 PENETRATION SV3-11305-ML-P11
154	SV3-ML05-MLW-ME5525	Installation of CA03 Penetrations
155	SV3-ML05-MLW-ME5527	ASME SECTION III – FABRICATION/INSTALLATION OF CA03 PENETRATIONS: SV3-11305-ML-P14, SV3-11305-ML-P15, SV3-11305-ML-P19, SV3-11305-ML-P20
156	SV4-CA20-S4W-CV5618	CA20-23 UPENDING/SUB-MODULE INSTALLATION
157	SV4-CA05-S4W-CV6026	CA05-03 UPENDING / SUB MODULE INSTALLATION
158	SV3-1000-CRW-CV1465	INSTALLATION OF REBAR FOR UNIT 3 SHIELD BUILDING CYLINDRICAL WALL (AZ 182.25 TO 341.25) FROM EL 66-6 TO 100.
159	SV4-CA05-MHW-CV6017	CA05 SM01 THRU 08 VERTICAL LIFTING FRAM & BRACING INSTALLATION AND REMOVAL
160	SV3-WLS-PLW-ME0688	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV3-WLS-PLW-75E
161	SV0-PWS-PLW-ME1084	FABRICATE AND INSTALL POTABLE WATER PIPING BETWEEN BUILDING 304 TO BUILDING 305.

10/18/2017	Page 7 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
162	SV3-WLS-PLW-ME0524	INSTALLATION OF SMALL BORE WLS PIPING. (INCLUDES:SV3-WLS-PLW-936,-93A,-990)
163	SV3-VAS-PLW-ME0574	INSTALLATION OF LARGE BORE VAS PIPING (INCLUDES ISOMETRICS SV3-VAS-PLW-340, -350)
164	SV3-WLS-PHW-ME0842	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRIC SV3-WLS-PLW-33E
165	SV4-2040-CRW-CV5842	120' Elev. Rebar
166	SV4-WGS-P0W-ME7479	INSTALLATION OF KB14 WGS PIPING
167	SV4-WGS-PHW-ME7480	INSTALLATION OF KB14 WGS PIPE SUPPORTS
168	SV4-WLS-P0W-ME7488	INSTALLATION OF KB16 WLS PIPING
169	SV4-WGS-P0W-ME7491	INSTALLATION OF KB16 WGS PIPING
170	SV4-VWS-P0W-ME7494	INSTALLATION OF KB16 VWS PIPING
171	SV3-1000-CCW-CV1523	PLACEMENT OF CONCRETE OUTSIDE CVBH UP TO ELEV. 82'-6"
172	SV4-CA20-S5W-CV5605	CA20-21 UNSATISFACTORY IRS / N&DS AND E&DCRS - STUDS
173	SV4-CA20-S5W-CV7372	SA2-LEAK CHASE FABRICATION
174	SV4-CA20-S4W-CV5301	CA20 WALL K2 WEST FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
175	SV4-2050-CRW-CV5853	NS 141'-3" ELEV REBAR POUR #3
176	SV4-CA01-S4W-CV6404	UNIT 4 SUBMODULE CA01-13 INSTALLATION
177	SV4-2050-CRW-CV5851	NS 141'-3" ELEV. REBAR POUR 1
178	SV4-2050-CRW-CV5858	NS 141'3" ELEV. REBAR POUR 6
179	SV4-2050-CRW-CV5854	NS 141'-3" ELEV. REBAR POUR 4
180	SV4-WRS-P0W-ME5360	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-850, 855, 856, 857, 858 AND 859
181	SV4-WRS-P0W-ME5361	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-851, -852, -853, -854
182	SV4-WRS-P0W-ME5362	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-85A, -85B
183	SV4-CA20-S4W-CV3266	CA20-05 SUB-MODULE ERECTION
184	SV4-CA02-S4W-860104	CA02-04 Temporary Attachments
185	SV4-CA01-S4W-CV6392	CA01-10 SUB MODULE INSTALLATION
186	SV4-CA01-S4W-CV6436	UNIT 4 SUBMODULE CA01-21 INSTALLATION
187	SV4-CA03-S4W-860181	CA03 Wall Submodule Assembly (03, 04, 05, 06, 07)
188	SV4-CA03-S4W-860182	CA03 Wall Submodule Assembly (11, 12, 13, 14, 15)
189	SV4-CA03-S4W-860183	CA03 Wall Sub module Assembly (01, 02, 03)

10/18/2017	Page 8 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
190	SV4-CA03-S4W-860184	CA03 Wall Submodule Assembly (15, 16, 17)
191	SV4-CA03-S4W-860188	CA03 Lift Lugs Installation by SM
192	SV4-CA03-S4W-860190	CA03 Wall Leak Chase Assembly
193	SV4-CA02-S4W-860152	CA02-01 OLPs and Welded Attachments
194	SV4-WWS-PHW-ME5006	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDING ISOMETRICS SV4-WWS-PLW-312, 314)
195	SV3-1233-C0W-850001	100'-0" ELEV, TUBE STEEL, AREA 3
196	SV4-CA01-S5W-CV6402	CA01-12 UNSAT IRs/N&DS/E&DCRs/LOOSE PARTS - STRUCTURAL
197	SV3-CA02-CAW-850000	CA02 Module Installation
198	SV4-CA01-S4W-CV6388	CA01-09 SUB MODULE INSTALLATION
199	SV3-SFS-P0W-ME3852	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-SFS-PLW-421
200	SV3-CA04-S4W-CV1551	CA04 Wall Submodule Assembly (01,02,03,04,05)
201	SV3-SFS-P0W-ME3854	FABRICATION/INSTALLATION OF PIPNG FOR ISO SV3-SFS-PLW-451
202	SV4-CA01-S4W-CV6371	CA01-05 SUB MODULE INSTALLATION
203	SV4-CA01-S5W-CV6462	CA01-28 UNSAT IRs/N&Ds/E&DCRs/LOOSE PARTS - STRUCTURAL
204	SV4-CA01-S4W-CV6510	CA01-42 SUB MODULE INSTALLATION
205	SV3-CA02-S4W-CV2567	CA02-05 CONNECTION TO CA02-01
206	SV4-CA01-S4W-CV6448	CA01-24 SUB MODULE INSTALLATION
207	SV4-CA01-S5W-CV6538	SA6 LEAK CHASE FABRICATION
208	SV4-CA01-S4W-CV6359	CA01-02 SUB MODULE INSTALLATION
209	SV4-CA01-S4W-CV6363	CA01-03 SUB MODULE INSTALLATION
210	SV3-WLS-PLW-ME0894	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-57J and 57K
211	SV3-WLS-PHW-ME3866	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-284
212	SV4-CA20-S4W-CV5307	INSTALLATION OF SUB MODULE CA20-14
213	SV4-2050-CEW-CV8153	UNIT 4, TURBINE BUILDING 141' ELEVATION STUD WELDS POUR #5
214	SV4-2050-CEW-CV8152	UNIT 4, TURBINE BUILDING 141' ELEVATION STUD WELDS POUR #4
215	SV3-WLS-PLW-ME0888	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-64E, F, G, H, I, and J
216	SV3-WLS-PLW-ME0889	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-569, 57L, M, and N
217	SV3-WLS-PLW-ME0891	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-57V,W, X, Y, Z, 640, 641, and 64R
218	SV4-2050-CEW-CV8150	Unit 4, Turbine Building, 141' Elev. Stud Welds, Pour 2

10/18/2017	Page 9 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
219	SV4-2050-CEW-CV8151	Unit 4, Turbine Building, 141' Elev. Stud Welds, Pour 3
220	SV3-WLS-PLW-ME0886	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-64B, C, and D
221	SV0-PWS-P0W-ME1883	FABRICATE AND INSTALL POTABLE WATER PIPING FROM BLDG. 301 CAPPED FUTURE SNC CONNECTION TO VISITOR CENTER.
222	SV3-2020-MEW-ME0736	Assemble Condenser B Upper Tube Bundle
223	SV4-1220-EGW-EL3009	INSTALL GROUND CABLES & GROUND PLATE INSERTS FOR AUXILIARY BUILDING OUTER WALLS ELEVATION 82'-6" TO 100'-0" & EXTEND RISERS TO ELEVATION 100'-0"
224	SV4-CA01-S4W-CV6432	UNTI 4 SUBMODULE CA01-20 INSTALLATION
225	SV3-CWS-EQW-EL0062-C	TDL FOR SV3-CWS-EQW-EL0062-C
226	SV3-CA02-S4W-CV2562	CA02-01 THRU CA02-03 UPEND AND ASSEMBLE
227	SV3-CA03-S5W-CV2572	REWORK UNSAT IR'S
228	SV4-CA04-S4W-CV2624	CA04 TOP FLANGE FABRICATION AND ASSEMBLY
229	SV3-4031-SHW-EL5454	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 1 ELEV 100' PARTIAL OF BATTERY CHARGER ROOM 40308 E OF ROW LINE (G)
230	SV4-KB11-KBW-KB4955	MODULE KB11 STRUCTURAL FABRICATION
231	SV4-KB12-KBW-KB4956	MODULE KB12 STRUCTURAL FABRICATION
232	SV4-CA20-S4W-CV5297	INSTALLATION OF SUB MODULE CA20-12
233	SV4-CA20-S4W-CV5302	INSTALLATION OF SUB MODULE CA20-13
234	SV3-1208-C0W-850100	MAIN STEAM / FEED WATER PENETRATION CONCRETE PLACEMENT
235	SV4-CA20-S4W-CV5312	CA20-15 Upending/Submodule Installation
236	SV4-CA20-S4W-CV5317	INSTALLATION OF SUB MODULE CA20-16
237	SV4-SFS-P0W-ME5407	INSTALLATION OF KB12 PIPING ISOMETRICS SV4-SFS-PLW-086, -087 & SV4-WLS-PLW-60C, -60D, -60E, -60F, -60G, -60N, -672, -686
238	SV4-CA20-S4W-CV5593	CA20-18 UPENDING/SUB-MODULE INSTALLATION
239	SV4-CA20-S4W-CV5322	INSTALLATION OF SUB MODULE CA20-17
240	SV4-CA20-S4W-CV5603	INSTALLATION OF SUB MODULE CA20-20
241	VNC-230KV-ECW-003-C	TDL FOR VNC-230KV-ECW-003-C
242	SV4-CA20-S4W-CV5613	INSTALLATION OF SUB-MODULE CA20-22
243	SV4-CA20-S5W-CV5626	CA20-25 UNSAT IR# & N&D STRUCTURAL REPAIRS
244	SV3-CA01-CAW-855000	CA01, TOP CAP PLATE FABRICATION
245	SV4-CA20-S5W-CV5746	CA20-28 UNSAT. IRS / N&DS - STRUCTURAL
246	SV4-CA20-S5W-CV5751	CA20-29 UNSATISFACTORY IRS AND N&D REPAIRS - STRUCTURAL
247	VNC-CFA-CV-DRS-002-C	TDL FOR VNC-CFA-CV-DRS-002-C

10/18/2017	Page 10 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
248	SV4-CA01-S4W-CV6355	SUBMODULE CA01-01 INSTALLATION
249	SV4-CA01-S4W-CV6375	CA01-16 SUB MODULE INSTALLATION
250	SV4-CA01-S4W-CV6379	CA01-07 SUBMODULE INSTALLATION
251	SV4-CA01-S4W-CV6384	CA01-08 SUB MODULE INSTALLATION
252	WCD 08-1246058001-1275-C-ERC-002-C	TDL FOR WCD 08-1246058001-1275-C-ERC-002-C
253	SV4-CA01-V2W-860312	CA01 INSTALL AND TEST LUG AT SM17
254	SV4-CA01-V2W-860313	CA01 INSTALL AND TEST LUG AT SM18
255	SV4-CA01-V2W-860314	CA01 INSTALL AND TEST LUG AT SM19
256	SV4-WWS-PLW-ME0982-C	TDL FOR SV4-WWS-PLW-ME0982-C
257	SV4-CA22-CAW-850000	CA22 MODULE FABRICATION
258	SV4-1110-CCW-CV1981-C	TDL FOR SV4-1110-CCW-CV1981-C
259	SV4-CA01-S4W-CV6444	CA01-23 SUB MODULE INSTALLATION
260	SV4-CA01-S4W-CV6440	CA01-22 SUBMODULE INSTALLATION
261	SV4-DWS-P0W-861278	INSTALLATION OF DWS PIPING ON MODULE R155
262	SV4-VWS-P0W-861284	INSTALLATION OF VWS PIPING ON MODULE R155
263	SV4-R155-MDW-861288	INSTALLATION OF DUCTWORK AND SUPPORTS ON MODULE R155
264	SV4-WRS-P0W-861343	INSTALLATION OF WRS PIPING AND ISOMETRICS SV4-WRS-PLW-59A, 85C &85D
265	SV4-R104-R1W-861248	STRUCTURAL FABRICATION OF R104 MODULE
266	SV4-CA03-S5W-861409	UNSATISFACTORY IR's/ N&Ds/ loose parts
267	SV3-SFS-PHW-860255	FABRICATION/ INSTALLATION OF PIPING SUPPORTS FOR ISO SV3-SFS-PLW-421, SV3-SFS-PLW-431, SV3-SFS-PLW-451
268	SV4-CA03-S5W-861391	CA03-06 UNSATISFACTORY IRs/ N&D's/E&DCRs/LOOSE PARTS
269	SV4-CA03-S5W-861399	CA03-10 UNSATISFACTORY IRs/ N&D's/E&DCRs/LOOSE PARTS
270	SV4-CA03-S5W-861403	CA03-12 UNSTAISFACTORY IRs/N&Ds/E&DCRs/LOOSE PARTS
271	SV4-CA03-S5W-861389	CA03-05 UNSATISFACTORY IRs/N & Ds/ E & DCRs/ LOOSE PARTS
272	SV4-CA03-S5W-861407	CA03-14 UNSATISFACTORY IRs/N & Ds/ E & DCRs/ LOOSE PARTS
273	SV4-CA03-S5W-861387	CA03-04 UNSATISFACTORY IRs/N&Ds/E & DCRs/LOOSE PARTS
274	SV4-CA03-S5W-861405	CA03-13 UNSATISFACTORY IRs/N&Ds/E&DCRs/LOOSE PARTS
275	SV4-CA03-S5W-861401	CA03-11 UNSATISFACTORY IRs/N&Ds/E & DCRs/LOOSE PARTS

10/18/2017	Page 11 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
276	SV4-R155-R1W-861275	STRUCTURAL FABRICATION OF MODULE R155
277	SV4-R151-R1W-861256	STRUCTURAL FABRICATION OF R151 MODULE
278	SV4-CA03-S5W-861397	CA03-09 Unsatisfactory IRs/N&Ds/E&DCRs/Loose Parts
279	SV4-CA03-S5W-861395	CA03-08 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS
280	SV4-CA03-S5W-861383	CA03-02 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS
281	SV3-ML05-PNW-ME3173-C	TDL FOR SV3-ML05-PNW-ME3173-C
282	SV3-CWS-XEW-CV0055-C	TDL FOR SV3-CWS-XEW-CV0055-C
283	SV0-RWS-CCW-CV0238-C	TDL FOR SV0-RWS-CCW-CV0238-C
284	SV4-WWS-PLW-ME0961-C	TDL FOR SV4-WWS-PLW-ME0961-C
285	SV4-CA03-S5W-860185	CA03 MISCELLANEOUS STUD REMOVAL/ INSTALLATION
286	SV3-FWS-PLW-ME1383-C	TDL FOR SV3-FWS-PLW-ME1383-C
287	SV4-R161-R1W-861294	STRUCTURAL FABRICATION OF MODULE R161
288	SV4-CA03-S5W-861393	CA03-07 UNSATISFACTORY IRs/N&Ds/E&DCRs/LOOSE PARTS
289	SV4-CA03-S5W-861413	CA03-17 UNSATISFACTORY IRs/N&Ds/E&DCRs/LOOSE PARTS
290	SV3-2141-SPW-850000	FIRST BAY , 117'-6" ELEV. DECKING / GRATING
291	SV4-CA01-S4W-CV6396	SUBMODULE CA01-11 INSTALLATION
292	SV4-CA01-S4W-CV6400	SUBMODULE CA01-12 INSTALLATION
293	SV4-CA01-S4W-CV6416	SUBMODULE CA01-16 INSTALLATION
294	SV4-CA01-S4W-CV6424	SUBMODULE CA01-18 INSTALLATION
295	SV4-CA01-S4W-CV6428	SUBMODULE CA01-19 INSTALLATION
296	SV4-CA20-S4W-CV6818	INSTALLATION OF CA20 SA4 FLOOR (SUBMODULES CA20-31)
297	SV4-DWS-P0W-ME7497	INSTALLATION OF KB16 DWS PIPING
298	SV4-KB27-KBW-ME7679	INSTALLATION OF KB27 COMPONENTS
299	SV4-CA20-S5W-CV4022	CA20-06 UNSATISFACTORY IRS / N&DS / E&DCRS AND LOOSE PARTS - STRUCTURAL
300	SV3-CAS-P0W-861068	INSTALLATION OF CAS PIPING ON MODULE R251
301	SV3-FPS-P0W-861076	INSTALLATION OF FPS PIPING ON MODULE R251
302	SV4-CA01-S4W-CV6456	CA01-27 SUB MODULE INSTALLATION
303	SV4-CA01-S4W-CV6464	CA01-29 SUB MODULE INSTALLATION
304	SV4-CA01-S5W-CV6360	CA01-02 UNSATISFACTORY IRs / N&Ds / E&DCRs AND LOOSE PARTS - STUDS
305	SV4-KB28-KBW-ME7681	INSTALLATION OF KB28 COMPONENTS
306	SV3-1000-CRW-CV2373	FABRICATION OF REBAR FOR UNIT 3 NUCLEAR ISLAND

10/18/2017	Page 12 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
307	SV3-CA20-S5W-CV7519	INSTALLATION OF COUPLERS PER APP-1230-GEF-171
308	SV4-CA01-S4W-CV6468	CA01-30 SUBMODULE INSTALLATION
309	SV3-CA20-S4W-CV1758	INSTALLATION OF CA20 WALL 4 EMBED PLATES
310	SV4-CA01-V2W-860308	CA01 INSTALL AND TEST LUG AT SM11
311	SV4-CA01-V2W-860311	CA01 INSTALL AND TEST LUG AT SM16
312	SV4-CA01-V2W-860310	CA01 INSTALL AND TEST LUG AT SM13
313	SV4-CA01-V2W-860309	CA01 INSTALL AND TEST LUG AT SM12
314	SV4-CA01-V2W-860307	CA01-INSTALL AND TEST LUG AT SM 04
315	SV3-RNS-PHW-861211	FABRICATION/INSTALLATION OF SV3-RNS-PLW-210 PIPE SUPPORTS
316	SV3-CA05-S4W-CV1868	CA05 TEMPORARY ATTACHMENTS TO SHAPES
317	SV3-ML05-MLW-860961	INSTALLATION OF PIPE PENETRATIONS 117'-135' NORTH SHIELD WALL
318	SV0-838-P0W-ME0207	Fabrication and Installation of the Temporary Piping PWS & SDS (above slab) and Fixtures for the Material Issue, Building 122
319	SV4-PGS-PHW-861262	INSTALLATION OF PGS PIPE SUPPORTS ON MODULE R151
320	SV4-WWS-PLW-ME0983	Turbine Building WWS 82'-9" Elevation Embedded Piping Package 2
321	SV3-FPS-P0W-ME2976-C	TDL FOR SV3-FPS-P0W-ME2976-C
322	SV3-PCS-P0W-850832	INSTALL ISOMETRIC SV3-PCS-PLW-832
323	SV3-CA01-S4W-CV3801	CA01-44 SUB MODULE INSTALLATION
324	SV3-2141-ERW-862188	ELECTRICAL CONDUIT SLEEVE FLOOR PENETRATION INSTALLATION IN THE 1ST BAY OF THE UNIT 3 TURBINE BUILDING AT ELEVATION 117' - 6"
325	SV4-CA03-S4W-860191	CA03 Lift Lugs for NI set
326	SV4-WWS-PHW-861734	INSTALLATION OF WWS PIPING SUPPORTS ON MODULE KB10
327	SV4-WGS-P0W-861265	INSTALLATION OF WGS PIPING ON MODULE R151
328	SV4-VWS-P0W-861303	INSTALLATION OF VWS PIPING ON MODULE R161
329	SV3-WLS-MTW-862698	INSTALLATION OF LEAK CHASE COLLECTION POTS SV3-WLS-MT-23A/23B
330	SV0-YFS-P0W-862359-C	TDL FOR SV0-YFS-P0W-862359-C
331	SV4-WWS-P0W-861733	INSTALLATION OF WWS PIPING ON MODULE KB10
332	SV3-CA01-S5W-CV4252	CA01 POST PRODUCTION BENDING OF STUDS
333	SV3-CA01-S5W-CV5575	SUBASSEMBLY 2: BASEMAT FABRICATION
334	SV3-CA01-S5W-CV5576	SUBASSEMBLY 3: BASEMAT FABRICATION
335	SV3-CA01-S4W-CV3798	CA01-40 SUB MODULE INSTALLATION

10/18/2017	Page 13 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
336	SV3-CA01-S5W-CV5577	SUBASSEMBLY 4: BASEMAT FABRICATION
337	SV3-CA01-S5W-CV5579	SUBASSEMBLY 6: BASEMAT FABRICATION
338	SV3-ML05-MLW-ME4409	INSTALLATION OF CA01 ROOM 11303 PENETRATIONS
339	SV3-WGS-P0W-ME2972-C	TDL FOR SV3-WGS-P0W-ME2972-C
340	SV4-1210-EGW-EL1799	INSTALL GROUNDING FOR WLL POURS 2, 6, 7, 8 & 9
341	SV4-2020-MEW-ME1142	Unit 4 Condenser B Upper Shell Heater Truss Assembly
342	SV4-2020-MEW-ME1143	Unit 4 Condenser B Upper Shell Upper Truss Assembly
343	SV4-2020-MEW-ME1151	Unit 4 Condenser C Flash Box Assembly
344	SV4-2050-CRW-CV5857	NS 141'3" ELEV. REBAR POUR 5
345	SV4-CA04-S4W-ME3052	CA04 SOURCE RANGE DETECTOR WELLS INSTALLATION
346	SV4-CA04-S4W-ME3053	CA04 POWER RANGE DETECTOR WELLS INSTALLATION
347	SV4-CA04-S4W-ME3054	CA04 INTERMEDIATE RANGE DETECTOR WELLS INSTALLATION
348	SV3-1231-CPW-800000	100' Elev., Precast Panel Installation, Area 1
349	SV3-CA20-S8W-CV2412	CA20 MODULE CONCRETE REINFORCEMENT TERMINATORS
350	SV4-WRS-PLW-ME1581	Installation of Large Bore WRS Piping Includes Isometrics SV4-WRS-PLW-57A, 570, 57H, 57G)
351	SV3-ML05-MLW-ME4960	INSTALLATION OF CA01 PENETRATIONS
352	SV4-1000-CEW-CV1477	UNIT 4 NUCLEAR ISLAND BASEMAT- EL 66'-6" EMBEDDED PLATES & ANCHOR BOLTS- AREA 1 & 2
353	SV3-CA01-S4W-CV2064-C	TDL FOR SV3-CA01-S4W-CV2064-C
354	SV3-CA01-S4W-CV2095-C	TDL FOR SV3-CA01-S4W-CV2095-C
355	SV4-DWS-THW-861290	HYDROSTATIC TESTING OF DWS PIPING ON MODULE R155
356	SV4-FPS-THW-861289	HYDROSTATIC TESTING OF FPS PIPING ON MODULE R155
357	SV4-PGS-THW-861291	HYDROSTATIC TESTING OF PGS PIPING ON MODULE R155
358	SV4-WGS-THW-861293	HYDROSTATIC TESTING OF WGS PIPING ON MODULE R155
359	SV4-VWS-THW-861292	HYDROSTATIC TESTING OF VWS PIPE SUPPORTS ON MODULE R155
360	SV4-WLS-PLW-81CE-FP919	REWORK SPOOLS SV4-WLS-PLW-81CE-1A, -1B & -2 AND SV4-WLS-PLW-81GE-1, -2A, -2B & -2C
361	SV3-VWS-PLW-05E-FP686	MODIFY PIPE SPOOL SV3-VWS-PLW-05E-1 & -2
362	SV3-CAS-PLW-731-FP143	MODIFY PIPE SPOOL SV3-CAS-PLW-731-1
363	SV4-MS12-MSW-862962	INSTALLATION OF VAS-MS-06B
364	SV4-MS12-MSW-862961	INSTALLATION OF VAS-MS-06A
365	SV4-PGS-THW-861272	HYDROSTATIC TESTING OF PGS PIPING ON MODULE R151

10/18/2017	Page 14 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
366	SV4-FPS-THW-861270	HYDROSTATIC OF FPS PIPING ON MODULE R151
367	SV4-DWS-THW-861271	HYDROSTATIC TESTING OF DWS PIPING ON MODULE R151
368	SV4-WGS-THW-861274	HYDROSTATIC TESTING OF WGS PIPING ON MODULE R151
369	SV4-CAS-THW-863121	PNEUMATIC TEST FOR CAS PIPING ON MODULE R151
370	SV3-CCS-THW-863090	HYDRO TESTING OF CCS PIPING ON MODULE R251
371	SV3-WRS-THW-863095	HDRO TESTING OF WRS PIPING ON MODULE R251
372	SV3-FPS-THW-863093	HYDRO TESTING OF FPS PIPING ON MODULE R251
373	SV3-CVS-THW-863091	HYDRO TESTING OF CVS PIPING ON MODULE R251
374	SV3-VWS-THW-863094	HYDRO TESTING OF VWS PIPING ON DODULE R251
375	SV3-DWS-THW-863092	HYDRO TESTING OF VWS PIPING ON MODULE R251
376	SV4-CAS-PLW-081-FP612	Modify Pipe Spools SV4-CAS-PLW-081-2
377	SV4-KB20-KBW-863248	SITE COMPLETION OF MODULE KB20
378	SV3-VWS-PLW-05C-FP685	MODIFY PIPE SPOOL SV3-3
379	SV3-WLS-PLW-80CC-FP909	REWORK SPOOLS SV3-WLS-PLW-80CC-1,-2A & -2B AND SV3-WLS-PLW-80GC-1,-2A,-2B & -2C
380	SV3-WLS-PLW-80CL-FP1012	HYDROSTATIC TEST THE FABRICATED SPOOLS SV3-WLS-PLW-80CL-3A/3B
381	SV3-CVS-PLW-50A-FP313	MODIFICATION OF PIPE SPOOL SV3-CVS-PLW-50A-1
382	SV3-ECS-01-ET007	6.9KV BREAKER 2ND TRIP COIL TEST
383	SV3-R251-R1W-862870	COMPLETE FABRICATION OF MODULE R251 STRUCTURAL
384	SV3-VWS-PLW-511-FP813	MODIFICATION OF PIPE SPOOL SV3-VWS-PLW-511-1
385	SV3-VWS-PLW-512-FP814	MODIFICATION OF PIPE SPOOL SV3-VWS-PLW-512-1
386	SV3-TCS-PLW-73AD-FP892	MODIFICATION OF PIPE SPOOL SV3-TCS-PLW-73AD-1
387	SV3-WRS-PLW-81E-FP990	FABRICATION OF PIPE SPOOL SV3-WRS-PLW-81E-3
388	SV3-VYS-PLW-163-FP846	MODIFICATION OF PIPE SPOOL SV3-VYS-PLW-163-1
389	SV4-WLS-PLW-81AX-FP914	HYDROSTATIC TEST THE FABRICATED SPOOLS SV4-WLS-PLW-81AX-1/2/3A/3B
390	SV4-WLS-PLW-81CS-FP926	Hydrostatic Test of the Fabricated Spools SV4-WLS-PLW-81CS/3A/3B
391	SV3-CFS-PLW-050-FP300	MODIFICATION OF PIPE SPOOL SV3-CFS-PLW-050-1
392	SV3-SFS-PHW-850411	INSTALL LARGE BORE PIPE SUPPORTS FOR ISO SV3-SFS-PLW-411
393	SV3-SFS-P0W-850411	INSTALL LARGE BORE PIPE - ISOMETRIC SV3-SFS-PLW-411
394	SV0-PWS-PLW-ME0266	FABRICATION AND INSTALLATION OF THE POTABLE WATER SYSTEM HDPE PIPING FOR TRENCH 7
395	SV3-2020-MEW-ME0853	UNIT 3 CONDENSER C CONNECTION PIECE ASSEMBLY

10/18/2017	Page 15 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
396	SV3-CA01-S4W-CV2227	CA01 SM 23 INSTALLATION
397	SV3-CA01-S4W-CV2558	CA01-20 SUBMODULE INSTALLATION
398	SV3-CA01-S5W-CV2207	CA01 SM 02 N&D REWORK & REPAIR
399	SV3-CA01-S5W-CV2278	CA01-22 INSTALLATION OF STUDS, ANGLES, REBAR AND N&D REWORK
400	SV3-CA01-S5W-CV2376	CA01-23 & CA01-24 N&D REWORK & REPAIRS
401	SV3-CA01-S5W-CV3027	CA01-29 INTERNAL FABRICATION
402	SV3-CA01-S5W-CV3109	CA01-19 PERFORM N&D & INSPECTION REPORT (IR) S540-001-14-0032 REWORK AND REPAIRS.
403	SV3-CA01-S5W-CV4140	CA01-30 UNSAT IRS AND N&DS - STRUCTURE REPAIRS
404	SV3-CA01-S5W-CV5516	SUBASSEMBLY 1: BASEMAT FABRICATION
405	SV3-CA01-S5W-CV5578	SUBASSEMBLY 5: BASEMAT FABRICATION
406	SV3-CA01-S5W-CV5781	SUBASSEBMLY 8 BASEMAT FABRICATION
407	SV3-CA01-V2W-CV4738	PREP AND INSPECT SUPER LIFT LUGS
408	SV3-CA02-S4W-CV2563	INSTALL CA02-01 PERMANENT WELDED ATTACHMENTS
409	SV3-CA02-S4W-CV3297	CA02-04 SUB MODULE INSTALLATION
410	SV3-CA02-S4W-CV5778	INSTALL CA02-02 PERMANENT WELDED ATTACHMENTS
411	SV3-CA02-S5W-CV5512	CA02-05 Unsat IRs and N&D's - Studs
412	SV3-CA02-S5W-CV5574	CA02-02 UNSAT IR AND N&D REPAIRS
413	SV3-CA02-S5W-CV5675	CA02-04 STUCTURAL UNSAT IR'S AND N&D'S
414	SV3-CA02-S5W-CV5926	CA02-01 STRUCTURAL UNSAT IR'S AND N&D'S
415	SV3-CA02-S5W-CV6185	CA02 OVERLAY PLATE FABRICATION
416	SV3-CA01-S5W-CV3241	CA01-31 UNSAT IR AND N&D REPAIRS
417	SV3-CA20-S4W-CV2488	CA20 SUB ASSEMBLY 2 WORK LIST ITEMS WB-W00088, WB-W00099, WB-W00100, WB-W00101, WB-W00106, WB-W00107 & WB-W00108
418	SV3-CA20-S4W-CV2628
CA20 SUB ASSEMBLY 2 WORK LIST ITEMS WB-W00200,WB-W00201, WB-W00202, WB-W00203, WB-W00204, WB-W00205, WB-W00206, WB-W00207, WB-W00208, WB-W00209, WB-W00210, WB-W00211, WB-W00212, WB-W00213, WB-W00214, WB-W00215, WB-W00216, WB-W00217, WB-W00218, WB-W00219,

419	SV3-CA20-V2W-CV1848	INSTALL STRUCTURAL BOLTING FOR CA20 LIFTING LUGS
420	SV3-WLS-PLW-ME0890	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-57O, P, Q, R, and S
421	SV3-WLS-PLW-ME0893	Fabricate and Install WLS Embedded Piping ISO SV3-WLS-PLW-567, 568, 57F, G, and H
422	VNC-YARD-MIS-002	INSTALL TEN 6" WELLS ONLY FOR HEAVE AND SETTLEMENT MONITORING SYSTEM

10/18/2017	Page 16 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 1. Legacy Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
423	SV4-KB20-KBW-863104	INSTALLATION OF KB20
424	SV0-RWS-EWW-862861	CABLE PULL AND TERMINATIONS FOR RWS PERMANENT WELL PUMPS 3 AND 4
425	SV3-SFS-P0W-ME3853	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-SFS-PLW-431

10/18/2017	Page 17 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
1	SV3-2131-CSW-CV0217	Turbine Building 1st Bay Stairs
2	SV3-2161-AGW-CV0218	Turbine Building 1st Bay Roofing
3	SV3-2131-ADW-CV0215	Turbine Building 1st Bay Doors
4	SV3-2161-SUW-CV0216	Turbine Building 1st Helb Blowout Panels
5	SV3-2101-CCW-CV0214	Turbine Building 1st Bay Walls
6	SV3-2131-SUW-CV0186	Turbine Building 1st Bay Structural Steel
7	SV4-CA20-S5W-CV6856	CA20-41 Unsat IRs & N&Ds - Structural
8	SV3-PXS-P0W-ME6982	INSTALLATION OF SMALL BORE CA03 PXS PIPING (INCLUDES ISOMETRIC SV3-PXS-PLW-651)
9	SV3-PXS-PHW-ME6988	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-651
10	SV0-SES-ERW-EL2298	SV0-INSTALL SES PLANT SECURITY DUCT BANKS/EAST OF ANNEX - PHASE 6
11	SV4-1208-SCW-CV7000	Course 7 Unit 3 Shield Building
12	SV4-1208-SCW-CV7002	Course 9 Unit 4 Shield Building
13	SV4-1208-SCW-CV7003	Course 10 Unit 4 Shield Building
14	SV4-1208-SCW-CV7004	Course 11 Unit 4 Shield Building
15	SV4-1208-SCW-CV7005	Course 12 Unit 4 Shield Building
16	SV4-1208-SCW-CV7006	Course 13 Unit 4 Shield Building
17	SV4-1208-SCW-CV7008	Course 15 Unit 4 Shield Building
18	SV4-1208-SCW-CV7009	Course 16 Unit 4 Shield Building
19	SV0-PWS-PLW-TP1259	Fabricate & Install PWS Piping from Rest Room Trailer 205 to Rest Room Trailer on the North East Side of Turbine Conex
20	SV0-0000-M0W-MU0623	Mock Up NI Basemat Mechanical Component Installation
21	SV0-6500-ETW-EL0881	Install Temporary Power For The Administration Building 301 Construction
22	SV0-PWS-PPW-ME0347	Stainless Steel Replacement of PWS piping at Tank Farm
23	SV0-892-PPW-ME0112	Weld Test Building
24	SV0-874-PLW-TP0867	Fabricate and Install Supports for One Fly Ash Pipe and One Cement Pipe at Batch Plant N0. 2
25	SV0-841-EWW-EL0175	Installation of Electrical Power to Carpenter and Sheet Metal Fab Shop (Building 133.)
26	SV0-0000-XEW-CV0020	Install Erosion Control Measures per NOI 25
27	SV0-851-PPW-ME0370	Fabricate and Install Tie Ends to Craft Toilet Trailer # 128
28	SV0-867-EWW-EL0158	Electrical Service to Guard House at Gate 18
29	SV0-8000-AYW-CV0166	Install Decks, Canopies and Exterior Finishes for Temporary Construction Facilities Contract 1409
30	SV3-CA20-S5W-CV4741	CA20 OVERLAY PLATE REPAIR
31	SV0-892-CCW-CV0080	Install Foundation for Weld Test Shop (Bldg. 134)
32	SV0-0000-CCW-CV0135	Temporary Water Supply Foundations
33	SV3-RCS-PHW-ME0288	ASME Demo Pipe Support
34	SV3-WLS-P0W-ME5927	PERFORM REWORK OF FLOOR DRAIN SV3-WLS-PY-D08

10/18/2017	Page 18 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
35	SV3-PY05-PYW-ME1528	Installation of CWS Backwash Strainers (SV3-CWS-PY-S01A,B,C)
36	SV0-842-PPW-ME0114	Pipe Fitting Shop
37	SV3-CA20-S5W-CV1459	CA20-12 Liner Plate Weld Modification
38	SV3-WWS-PLW-ME0333	Auxilary Building Embedded Piping
39	WCD 08-1246058001-1275-C-ERC-006	Erosion Control - Diversion Ditch
40	SV0-0000-EWW-EL0137	Relocation of Security Post No. 1 at the Main Entrance
41	SV0-854-EWW-EL0248	Installation of Electrical Power to Craft Shelter - Insulation Fab Shop
42	SV3-CA20-MHW-CV0453	Installation of Submodule Vertical Lifting Attachments (CA20-02, 06, 07A, & 07B)
43	SV0-8200-PLW-ME0313	MAB Compressed Air & Bulk Gas Distribution
44	VNC-ED829-EL-MSC-026	Relocation of 13.8 KV Overhead Lines at 108
45	SV0-0000-CCW-CV0299	Handicap Concrete Pad for Fire Training Facility
46	SV0-0000-XQW-CV0741	Replacement Grating for Bridge Over 100 Year Ditch
47	SV0-G100-XEW-CV0404	Nuclear Island Simulated Horizontal Waterproofing Membrane Testing
48	SV0-PWS-CCW-CV0003	Potable Water System (PWS) Storage Tank (2) Common Foundation
49	SV3-2020-EGW-EL0401	Electrical Grounding Installation for Turbine Building at Elevation 82'-9"
50	SV0-0000-XSW-CV0028	River Road Improvements and Plant Entrance Roads (NOI 8)
51	SV3-KB10-KBW-ME0337	KB10 Sump
52	SV3-PL03-PLW-ME1048	Grit/Bristle Blasting of WRS & WWS Piping
53	SV3-WWS-PLW-ME0332	Auxilary Building Embedded Piping
54	SV4-1200-CCW-CV1862	UNIT 4 NUCLEAR ISLAND PLACEMENT OF CONCRETE PEDESTAL UNDER CVBH UP TO ELEV 71'-6"
55	VNC-230KV-ECW-003	Erosion Control - NOI 13
56	SV0-YFS-PLW-ME0043	Fabrication and Installation of Trench 4 HDPE Yard Fire System
57	SV3-CA01-S5W-CV4150	CA01-46 UNSAT IRs AND N&Ds - STRUCTURE REPAIRS
58	WCD 09-1246058001-1275-C-TEST-024	Isopac Testing - Soil Isopac
59	WCD 08-1246058001-1275-C-ERC-009	Install the Erosion Control Measures for NOI 9
60	WCD 08-1246058001-1275-C-ERC-007	Erosion Control - NOI 7
61	SV0-846-EWW-EL0176	Installation of Electrical Power to Rebar Module Pad (Building 102.)
62	SV0-832-EWW-TP0545	Praxair Mobile Filling Station Electrical Installation
63	SV0-838-EWW-EL0261	Electrical Installation for Material Issue Building (Bldg 122.)
64	SV0-838-PPW-ME0111	Material Issue Building
65	SV3-1000-CEW-CV0296	Unit Three Nuclear Island Basemat Embedded Steel Plates

10/18/2017	Page 19 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
66	SV3-CA20-S5W-CV0900	CA20-01 C6X13 Flange Repair
67	SV4-1000-CRW-CV1272	Fabrication of Unit A Nuclear Island Basemat Construction Aids, Embeds and Anchor Bolts
68	SV4-1000-GCW-CV1423	UNIT 4 NUCLEAR ISLAND TEMPORARY CONSTRUCTION STAIR CASES
69	VNC-CFA-ME-SDS-009	Installation of Undergound Piping for the Sanitary Drainage System
70	VN3-NIA-CV-MSC-024	Unit 3 Nulcear Island MSE Wall
71	SV3-1000-CEW-CV1063	Replacement of Threaded No. 9 Rebar on CA20 Embed Plates
72	SV4-G100-CCW-CV0064	Unit 4 Nuclear Island Mud Mat
73	SV0-PWS-PLW-ME0304	Install Valve to Trench #1
74	SV0-YFS-CCW-CV0002	Yard Fire Protection (YFS) Storage Tank Ring Foundations
75	VN4-NIA-CV-MSC-025	Unit 4 Nuclear Island MSE Wall
76	SV0-0000-PPW-ME0631	Pipe Casings For Construction Support Gas/Air Lines
77	SV0-PWS-MTW-ME0036	Potable Water System Tank Installation at Pumphouse #315
78	SV3-WGS-THW-ME2706	HYDROSTATIC TESTING OF KB04 WGS PIPING
79	SV0-DRS-XDW-CV0018	Storm Drainage Plan River Road
80	SV0-YFS-PLW-ME1567	Repair Yard Fire System (YFS)
81	WCD 08-1246058001-1275-C-ERC-023	Erosion Control for NOI 23
82	SV3-2020-CCW-CV0121	U3 Turbine Bldg. Basemat EL 202'-9" (82'-9") Northwest Quad
83	SV0-1000-E0W-EL0397	Electrical Work Package
84	SV3-1210-EGW-EL0355	Electrical Grounding Installation for Areas 4, 5, 6 in Auxiliary Building at Elevation 66' 6"
85	VNC-CFA-CV-DRS-002	Installation of the Storm Drainage Plan for NOI-7
86	SV3-FWS-PLW-ME1405	Unit 3 Turbine Building EL 100'-0' Insulation of Embedded FWS Piping
87	SV3-1210-EGW-EL0354	Electrical Grounding Installation for Areas 1, 2, & 3 in Auxiliary Building at Elevation 66' 6"
88	SV3-CWS-PLW-ME0050	Install PCP Piping for CWS Unit 3 Phase 2 Return Line
89	SV3-G100-CCW-CV0063	Unit 3 Nuclear Island Mud Mat
90	SV3-CWS-PLW-ME0027	Install PCP Piping for CWS Unit 3 Phase 1 Return Line
91	SV4-1110-CCW-CV1981	Unit 4 Nuclear Island Placement of Grout Under CVBH - Rev. 0
92	SV0-G100-XEW-CV0378	Nuclear Island In-Situ Hortizontal Waterproofing Membrane Testing
93	VNC-CFA-ME-YFS-007	Install Underground Piping for Yard Fire System
94	SV3-WRS-PLW-ME0325	Auxilary Building Embedded Piping
95	VNC-NIA-CV-MSC-018	Unit 3 & 4 Nuclear Island Blue Bluff Marl

10/18/2017	Page 20 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
96	SV3-ME71-CCW-CV0093	Unit 3 Cooling Tower Ring Beam Grading and Backfill
97	SV3-WLS-PLW-ME0684	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-756
98	SV0-YFS-MTW-ME0031	Yard Fire System Tank Istallation
99	VNC-CFA-ME-YFS-003	Installation of Yard Fire System NOI 7
100	SV3-WRS-PLW-ME0622	Welding of WRS Piping Drain Hubs
101	SV3-CA01-S5W-CV4137	CA01-28 UNSATISFACTORY IRS AND N&DS REPAIRS - STUDS
102	WCD 08-1246058001-1275-C-024	Site Road Extension
103	SV3-CA20-S4W-ME4593	REPAIR WORK OF SV3-CA20-GNR-000569
104	VNC-COMM-SWS-007	Temporary Pond for NOI 5
105	SV0-CA20-VWW-CV0014	CA20 Mockup Welding Package
106	SV0-MH90-MHW-RI0547	For HLD Machinery Deck
107	SV3-RCS-PLW-ME0287	ASME Demo Piping
108	VNC-CFA-ME-SDS-005	Fabrication and Installation of Sanitary Drainage System in NOI 7
109	SV0-SDS-PLW-ME0010	Sanitary Drainage System Piping for Trench 6
110	SV0-CA20-SPW-CV0038	Setup/Disassemble of CA20 Module Mockup Platen
111	SV0-892-PPW-ME0208	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Weld Test, Building 134
112	SV0-MH90-MHW-RI0716	Tension tie column Installation
113	SV0-0000-CCW-CV0302	Install Foundation for (CR10) Pad 139
114	VNC-COMM-CVW-008	Installation of Heavy Haul Ramp
115	SV0-SAS-PLW-TP0965	Fabricate and Install SAS Piping and a Drain line for CBI Fabrication Area
116	SV0-SDS-PLW-ME0249	Remove Abandoned Underground Utilities (Trench 6)
117	SV0-0000-XEW-CV0019	Erosion Control Measures for NOI 8
118	SV0-0000-GCW-CV0283	Demolition of Existing Warehouse
119	SV0-851-PPW-ME0278	Fabrication and Installation of Temorary Piping PWS and SDS to craft toilet trailer #2 Bldg #125
120	SV0-817-PPW-ME0279	Fabrication and Installation of Temorary Piping PWS and SDS to FFD building #162
121	SV0-854-PPW-ME0209	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Craft Shelf Outer Module Fab. Area, Building 156
122	SV0-0000-ERW-EL0066	Electrical Race Way Installation for Temporary Construction Facilities
123	SV0-819-EWW-EL0282	Electrical Power Installation to BLDG. 154

10/18/2017	Page 21 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
124	SV0-PWS-CCW-CV0047	Make up Well 3&4 Concrete Foundation
125	SV0-MH90-MHW-RI0339	Pre-Assembly of Bigge Boom Selections
126	SV0-MH90-MHW-RI0981	HLD Updates 505435-BIG-SCI-343L
127	SV0-802-PPW-ME0202	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Truck Wash Facility, Building 136/146
128	SV0-833-PPW-ME0212	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Warehouse, Building 104
129	SV0-804-CCW-CV0088	Install Foundation for Air Compressor Station (Bldg. 141)
130	SV0-881-CCW-CV0016	Installtion of the Containment Vessel Assembly Area Foundation Area 108
131	SV4-1000-SYW-CV0411	Welding of Steel Test Weights for Waterproofing Membrane Testing
132	SV0-891-CCW-CV0087	Install Foundation for Material Testing Lab (Bldg. 112)
133	SV0-832-XEW-CV0714	Excavate and Backfill for Potable Water Installation to Praxair Facility
134	SV0-841-CCW-CV0074	Install Foundation for Carpenter Shop (Bldg. 133)
135	SV0-811-EWW-EL0168	Electrical Feeder Installation for Time Office (Building 117)
136	SV0-MH90-MHW-RI0420	HLD Tension Tie Column Universal Joint Installation
137	SV3-CWS-PLW-ME0026	Install PCP Piping for CWS Unit 3 Phase 1 Supply Line
138	SV4-MG01-MGW-ME8793	Installation of¿HSS Starter Cabinet(HSS-MP-02)
139	SV4-MG01-MGW-ME8794	Installation of¿Generator Seal Oil Unit(HSS-MS-01)
140	SV3-1000-CRW-CV0629	Unit 3 Nuclear Island Boot-Cleaning Station
141	SV0-0000-ELW-EL0032	Installation of High Mast Lighting
142	SV0-8000-EWW-EL0345	Power to New Survey Offices, Building 158, and GPS Base Tower
143	SV0-2020-PHW-ME0403	Turbine Building Embedded Piping Support
144	SV0-PWS-PLW-ME0162	Fabrication and Installation of Potable Water System
145	VNC-CFA-ME-YFS-001	Installation of the Yard Fire System in NOI 6 & 7
146	SV3-WLS-PLW-ME0685	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-758
147	SV3-WLS-PLW-ME0687	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-75C
148	SV3-ME01-PLW-ME0920	Condenser B Hotwell: Installation of Reheating Steam Piping
149	SV0-MH90-MHW-RI0721	HLD Concrete Blocks
150	SV3-WWS-PLW-ME0405	Turbine Building WWS 82'9 Elevation Embedded Piping Package 1
151	SV0-0000-CCW-CV0157	Concrete Foundation for Module Assembly Pad 149
152	WCD 08-1246058001-1275-C-ERC-002	Erosion Control - NOI 2

10/18/2017	Page 22 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
153	SV0-YFS-PLW-ME0159	Fabrication and Installtion of the Yard Fire System HDPE Piping for Trench #8
154	SV3-KB13-KBW-ME0338	KB13 Sump
155	VNC-CC87-CV-CCW-017	Installation of Concrete Batch Plant Foundations
156	SV0-835-CCW-CV0075	Install Foundation for Rigging Loft (Bldg. 143)
157	SV3-CA20-V2W-CV0949	Install CA20 Guide Pin Collar Mounting Plate
158	SV0-0000-PLW-ME0140	Temporary Piping for Construction City Water Supply
159	SV3-CA20-S4W-CV0308	CA20 SA1 Wall Submodule Assembly (1, 2, 3, 4, 5, 6, 7, 8)
160	SV4-CWS-PLW-ME0188	Unit 4 Phase 2 Return Line
161	SV4-CWS-PLW-ME0199	Unit 4 CWS Phase 1 Return Line
162	SV3-CA20-S4W-ME4564	REPAIR WORK OF SV3-CA20-GNR-000575
163	VNC-COMM-WWS-002	Install the Drainage CMP Pipe for NOI 4
164	SV0-871-EWW-EL0245	Installation of Electrical Power to Wash Pit
165	SV3-RCS-P0W-ME5583	ASME DEMO ONLY
166	SV0-833-EWW-EL0161	Electrical Installation for Construction Warehouse (Bldg 104)
167	SV3-CA05-S4W-CV1872	CA05 WALL CONNECTION PLATES
168	SV3-RCS-THW-ME0289	ASME Demo Hydrostatic Test
169	SV3-CA01-S4W-CV2062	FABRICATE LEAK CHASE PLUG BARS AND WELD END CAPS FOR LEAK CHASE FOR CA01 SUB ASSEMBLY 3
170	SV0-804-EWW-EL0351	Electrical Power Installation for Compressor Building (BLDG. 141)
171	SV3-CA01-S4W-CV2243	CA01-46 SUBMODULE ERECTION
172	SV0-1000-EWW-TP0541	Temporary power installation to Nuclear Island
173	SV3-CA20-S5W-CV1498	"CA20 Rebar Splice Testing"
174	SV3-CA20-S4W-CV0424	Installation of CA20 SA1 EL 92'-6" Floor Submodules (Submods 38, 39, 40, 41, 42)
175	SV3-2101-CRW-CV8647	Unit 3, Turbine Building, First Bay Wall – Wall Mechanical Rebar from 140’ to 154’
176	SV3-2101-CRW-CV8648	Unit 3, Turbine Building, First Bay Wall – Wall Mechanical Couplers from 140’ to 154’
177	SV3-2101-CRW-CV8649	Unit 3, Turbine Building, First Bay Wall – Floor Mechanical Couplers at 148’-10”
178	SV3-2101-CRW-CV8650	Unit 3, Turbine Building, First Bay Wall Embeds up to 154’
179	SV3-2101-CRW-CV8652	Unit 3, Turbine Building, First Bay Wall – Wall Mechanical Rebar from 154’ to 169’
180	SV3-2101-CRW-CV8653	Unit 3, Turbine Building, First Bay Wall – Wall Mechanical Couplers from 154’ t0 169’
181	SV3-2101-CRW-CV8654	Unit 3, Turbine Building, First Bay Wall – Floor Mechanical Couplers at 169’

10/18/2017	Page 23 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
182	SV3-2101-CRW-CV8655	Unit 3, Turbine Building, First Bay Wall Embeds up to 169’
183	SV3-2101-CRW-CV8656	Unit 3, Turbine Building, First Bay Wall, Terminators up to 169’
184	SV3-2101-CRW-CV8657	Unit 3, Turbine Building, First Bay Elev. 117’ Slab – Rebar
185	SV3-2101-CRW-CV8658	Unit 3, Turbine Building, First Bay Elev. 117’ Slab - Mechanical Couplers
186	SV3-2101-CRW-CV8659	Unit 3, Turbine Building, First Bay Elev. 117’ Slab – Embeds / Anchor Bolts
187	SV3-2101-CRW-CV8660	Unit 3, Turbine Building, First Bay Elev. 117’ Slab - Formwork
188	SV3-2101-CRW-CV8661	Unit 3, Turbine Building, First Bay Elev. 117’ Slab - Grout
189	SV3-2101-CRW-CV8662	Unit 3, Turbine Building, First Bay Elev. 135’ Slab – Concrete
190	SV3-2101-CRW-CV8663	Unit 3, Turbine Building, First Bay Elev. 135’ Slab – Rebar
191	SV3-2101-CRW-CV8664	Unit 3, Turbine Building, First Bay Elev. 135’ Slab - Mechanical Couplers
192	SV3-2101-CRW-CV8665	Unit 3, Turbine Building, First Bay Elev. 135’ Slab – Embeds / Anchor Bolts
193	SV3-2101-CRW-CV8666	Unit 3, Turbine Building, First Bay Elev. 135’ Slab - Formwork
194	SV3-2101-CRW-CV8667	Unit 3, Turbine Building, First Bay Elev. 135’ Slab - Grout
195	SV3-2151-CRW-CV8668	Unit 3, Turbine Building, First Bay Elev. 148’ Slab – Concrete
196	SV3-2151-CRW-CV8669	Unit 3, Turbine Building, First Bay Elev. 148’ Slab – Rebar
197	SV3-2151-CRW-CV8670	Unit 3, Turbine Building, First Bay Elev. 148’ Slab - Mechanical Couplers
198	SV3-2151-CRW-CV8671	Unit 3, Turbine Building, First Bay Elev. 148’ Slab – Embeds / Anchor Bolts
199	SV3-2151-CRW-CV8672	Unit 3, Turbine Building, First Bay Elev. 148’ Slab - Formwork
200	SV3-2151-CRW-CV8673	Unit 3, Turbine Building, First Bay Elev. 148’ Slab - Grout
201	SV3-2161-CRW-CV8674	Unit 3, Turbine Building, First Bay Roof Slab – Concrete
202	SV3-2161-CRW-CV8675	Unit 3, Turbine Building, First Bay Elev. Roof Slab – Rebar
203	SV3-2161-CRW-CV8676	Unit 3, Turbine Building, First Bay Elev. Roof Slab - Mechanical Couplers
204	SV3-2161-CRW-CV8677	Unit 3, Turbine Building, First Bay Elev. Roof Slab – Embeds / Anchor Bolts
205	SV3-2161-CRW-CV8678	Unit 3, Turbine Building, First Bay Elev. Roof Slab - Formwork
206	VNC-COMM-CVW-003	Nuclear Island Units 3 & 4 Excavation "Big Dig"
207	SV3-CA20-S5W-CV1983	PERFORM ADDITIONAL MISC WORK ON CA20-26/30
208	SV0-RWS-MTW-ME0030	Raw Water System Tank Installation
209	SV0-ER02-ERW-EL0358	Electrical Feeder to Morgan's Pig Container
210	SV3-WRS-P0W-ME3650	SV3-WRS-GNR-000058 REPAIR WORK FOR SV3-WRS-PLW-81G

10/18/2017	Page 24 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
211	SV3-CA20-S4W-CV0883	Installation of VAS-MS-06A/B Support Steel
212	SV3-WLS-PLW-ME0856	Fabricate and Install WLS Embedded Piping shown on Isometric Drawing SV3-WLS-PLW-751
213	SV3-ME71-CCW-CV0367	Unit 3 Micropile Installation
214	VNC-COMM-CVW-004	Geotechnical Borings for Balance of Plant Structures (3 Books)
215	SV3-CA20-S4W-CV1882	CA20 WALL N OVERLAY PLATES INSTALLATION
216	SV3-CA20-S4W-CV2486	CA20 SUB ASSEMBLT 2 WORK LIST ITEMS WB-W00002, WB-W00005 & WB-W00006
217	SV3-CA20-S4W-CV1836	FABRICATION OF CA20 OVERLAY PLATE
218	SV0-867-EWW-EL0251	Installation of Electrical Power to Guard Shack & Non Manual Turnstiles
219	SV3-CA01-S5W-CV3310	CA01-10 UNSATISFACTORY IRs AND N&D REPAIRS-STRUCTURAL REPAIRS
220	SV0-MH90-EGW-EL0236	Electrical Grounding for the Heavy Lift Derrick
221	SV0-1000-EWW-TP0970	Temp Power Feeder to Material Assembly Center
222	SV0-8000-EWW-TP0971	Temporary Power to N.O.I.G 6 Mock Up Pad
223	SV4-WWS-PLW-ME0982	Turbine Building WWS 82'-9" Elevation Embedde Piping Package 1
224	SV0-SDS-PLW-ME0133	INSTALLATION OF THE TRENCH #4 SANITARY DRAINAGE SYSTEM GRINDER PUMPS
225	VNC-CFA-ME-PWS-008	Installation Of Underground Piping for the Potable Water System
226	SV3-WLS-PLW-ME0686	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-759
227	SV3-2030-CCW-CV0132	100' EL Slab Mud Mat (Includes 1st Bay)
228	SV0-0000-CCW-CV0005	Install Chemical Skid and Tanks Foundation
229	SV0-862-EWW-EL0254	Electrical Feeder Installation to Safety, Medical, & Fire Facility (Building 142)
230	SV0-843-PPW-ME0104	FABRICATION AND INSTALLATION OF THE TEMPORARY PIPING (BELOW SLAB) FOR THE ELECTRICAL SHOP
231	VNC-CFA-CV-MSC-010	QORE CONCRETE
232	SV4-1210-EGW-EL0356	Electrical Grounding Installation for Areas 1, 2, & 3 in Auxiliary Building at Elevation 66' 6"
233	SV0-652-E0W-EL0398	Control Room Simulator Assembly
234	SV0-SDS-PLW-ME0048	INSTALLATION OF GRINDER PUMP STATIONS FOR TRENCH 2&3
235	VNC-09-COMM-WW-ME-000-0001	WELL WATER FILL STATION FOR DUST CONTROL
236	WP 09-124658001-1275-M-DEMO-002	NEW TITLE
237	VNC-COMM-CVW-009	Installation of Erosion Control Measures for NOI 18
238	SV0-0000-CCW-MU0632	Nuclear Island Concrete Mock-up

10/18/2017	Page 25 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
239	SV0-SDS-PPW-ME0259	FIELD ROUTE SDS FROM BLDG. #121 AND 165 TO GRINDER PUMP 601A
240	SV0-0000-EKW-860957	REPLACE TRIP LEVERS FOR LOAD CENTERS SV0-ZRS-EK-21 & 22 AT 315 BLDG
241	VNC-COMM-WWS-001	INSTALLATION OF Y-DRAINAGE PIPE IN LAYDOWN AREA (NOI-7)
242	SV3-PGS-THW-ME3964	HYDRO TESTING OF R161 MODULE PGS PIPING
243	VNC-YARD-MIS-002A	VNC-YARD-MIS-002A
244	WCD 09-1246058001-1275-C-YARD-025	Top Soil Removal
245	SV0-846-PPW-ME0203	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Rebar Fab. Shop, Building 102
246	VNC-CFA-ME-RWS-001	Installation of the Raw Water System in NOI 6 & 7
247	SV3-CA01-S4W-CV2240	CA01-30 SUBMODULE ERECTION
248	SV3-CWS-CCW-CV0155	Install temporary pipi restraints on the Phase 1 CWS piping 90 degree elbow.
249	SV4-ME71-CCW-CV0321	Installation of the Hot Water Inlet Tunnel (Unit 4)
250	VNC-CFA-ME-SDS-001	Sanitary Drainage System Installation
251	WCD 09-1246058001-1270-M-PWS-001	WORK CONTROL DOCUMENT - POTABLE WATER SYSTEM (PWS)
252	WCD 08-1246058001-1275-C-ERC-010	The purpose of this Work Control Document is to document the installation of a portion of the Erosion Control Measures designated as NOI 10. The work plan is broken into 3 stages.
253	SV0-867-EWW-TP1054	D&R AND INSTALLATION OF TEMPORARY POWER TO POST 8B SECURITY BOOTH
254	SV0-0000-CCW-CV0091	Soil Screening Equipment Foundations
255	SV3-KB16-KBW-ME3710	KB16-TEMPORARY REMOVAL AND RE-ATTACHMENT OF MODULE ASSEMBLY LIFTING LUG
256	SV3-KB04-KBW-ME3671	SITE COMPLETION OF KB04 STRUCTURAL STEEL
257	SV0-YFS-EWW-EL0303	Temporary Electrical Service To YFS
258	SV0-SDS-EWW-EL0300	Electrical Installation of SDS Grinder Pumps MS-600G and MS-602C
259	SV0-SDS-EWW-EL0269	ELECTRICAL INSTALLATION OF SDS GRINDER PUMPS MS-601A AND MS-600C
260	VNC-CFA-ME-CAS-010	Installation of Piping for the Compressed Air System
261	WCD 08-1246058001-1275-C-ERC-004	Erosion Control - NOI 4
262	SV0-EFS-EFW-EL0139	Installation of Generator at Building 147
263	WCD 08-1246058001-1275-C-ERC-06A	Erosion Control - NOI 6A
264	SV0-EFS-EFW-EL0044	Telecommunications for Construction City

10/18/2017	Page 26 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
265	SV4-WGS-MVW-ME6121	Installation of KB04 / WGS Mechanical Equipment
266	SV0-804-PPW-ME0311	Piping and Components for Air Compressor House
267	SV0-CA20-SPW-CV0065	Installation of CA20 Platen in MAB
268	SV0-SDS-EWW-EL0314	ELECTRICAL INSTALLATION OF SDS GRINDER PUMPS MS-600B, MS-602A & MS-602B
269	VNC-JE01-EL-MSC-029	Temporary Water Solution for the Concrete Batch Plant and Dust Control
270	SV4-EZ80-EWW-EL0144	Installation of Temporary 13.8 kV Cable to Facilitate Installation of CWS Piping
271	VNC-ED829-EL-MSC-028	Temporary Power to 108 (CB&I Containment Vessel Assembly Area)
272	SV0-821-SSW-CV0263	Installation of CA01 Platen in MAB
273	SV0-802-EWW-EL0252	Installation of Electrical Power to Vehicle Repair Shop
274	SV3-CA20-S4W-CV2295	REMOVAL OF CA20 LIFTING LUGS 168 AND 169
275	SV0-8000-EWW-TP0763	Electrical Installation to Form Fabrication Area
276	SV0-SDS-EWW-EL0250	Electrical Installation of SDS Grinder Pump MS-601B and SDS Sewage Lift Station MS-503
277	SV0-MH90-EWW-TP0624	Electrical Power Installation to HLD area
278	SV3-2020-MEW-ME0947	Assemble Condenser C Flash Box
279	SV0-8000-EWW-TP0446	Temporary power installtion to MAB mini mobiles and itaac trailer
280	SV3-CAS-THW-ME4413	HYDROSTATIC TESTING OF KB15 MODULE CAS PIPING
281	SV4-KB10-KBW-ME0962	KB10 Sump (WWS-MT-06) Installation - Including Legs & Portion 1 only
282	SV3-CA20-S5W-CV1353	CA20-01 Liner Plate Weld Rework
283	SV3-WWS-PLW-ME0334	Embedded Pipe Installation
284	SV3-CA20-S5W-CV1420	CA20-05 Submodule Stud Welding, Rebar Modifications and Misc. Rework/Repairs
285	SV3-WWS-PLW-ME0409	Turbine Building WWS 82'9 Elevation Embedded Piping Package 3
286	SV4-2020-CCW-CV0381	U4 Turbine Building Condenser Pedestals
287	SV3-CA20-S5W-CV1460	CA20-14 Liner Plate Weld Modification
288	SV3-WLS-PLW-ME0681	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-753
289	SV3-KB04-KBW-ME2478	SITE COMPLETION OF MODULE KB04
290	SV3-MS12-MSW-ME0884	Installation of VAS-MS-06A/B
291	SV0-RWS-CCW-CV0001	Raw Water System (RWS) Storage Tank Ring Foundation
292	SV4-1000-CRW-CV1265	INSTALLATION OF UNIT4 NUCLEAR ISLAND BASE MAT REINFORCING STEEL
293	VN4-XC10-CV-MSC-016	Safety Related Backfill for Nuclear Island Unit 4 (18 Books)

10/18/2017	Page 27 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
294	SV0-0000-ERW-EL0007	Installation of Electrical Wmbeds Through the Module Assembly Building's (BLDG. #150) foundation. The electrical embeds will accomodate the future electrical service to BLDG. #150
295	SV0-8700-PLW-ME0069	Installation of Ive Plant piping and piping components
296	SV0-8200-MHW-CV0145	OVERHEAD CRANE INSTALLATION IN THE MODULE ASSEMBLY BUILDING
297	SV0-8200-SSW-CV0090	Module Assembly Building Crane Rail Installation
298	VNC-NIA-CV-MSC-027	Category 1 & 2 Screening Operation
299	SV0-817-EWW-EL0344	Temporary Power to Office Trailers for River Water Intake Contractor
300	SV4-CWS-XEW-CV0151	Excavate and Backfill (Bedding) for CWS Piping (Phase 2 Supply and return lines)
301	SV0-0000-PLW-ME0025	Installation of CAS Underground Piping for Trench 5
302	VNC-CFA-ME-PWS-001	INSTALLATION OF THE POTABLE WATER SYSTEEM IN NOI 6 & 7
303	SV0-SM01-CSW-MU0898	Fabrication and Field Erection(Except Concrete Placement) for the AP1000 Shield Building RS/SC Connection Zone and Air Inlet/Tension Ring
304	SV0-846-PPW-ME0106	REBAR FAB SHOP
305	SV0-817-EWW-EL0410	Power and Data Installation to Field Offices for Turbine and Reactor Buildings
306	SV0-804-PPW-ME0281	The installation of the floor drain piping for the Air Compressor building #141
307	VNC-CFA-EL-MSC-003	EXCAVATION
308	SV4-CWS-CCW-CV0154	Install Temporary Pipe Restaints for Supply/Return Elbows
309	SV0-874-PLW-ME0691	Fabricate and Install Sprinkler Piping and Sprinklers for the the Batch Plant
310	SV0-0000-CCW-CV0117	Bridge Slope Repairs
311	SV0-0000-PLW-TP1053	Installation of Piping & Components to Temporary Toilet Trailer East of Units 3 Nuclear Island
312	SV0-812-CCW-CV0084	Install Foundation for Dynamic Learning Center (Bldg. 154)
313	SV0-PWS-PPW-ME0256	Flush and Chlorinate Potable Water Header in Building 120
314	SV0-MH90-EWW-TP0448	Assemble and Install Electrical Systems and Components for the Bigge 125 D Heavy Lift Derrick
315	SV0-8800-E0W-EL0293	Electrical Service Installation for CB&I Office Trailers
316	SV0-843-PPW-ME0201	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Electrical Shop, Building 132
317	SV0-821-EWW-EL0262	Electrical Power Installation to Welders in MAB building (Bldg 150.)
318	SV0-PWS-PLW-TP1127	Fabricate and Install Potable Water from Building 156 to AMEC Trailer on East Side of Roadway
319	SV0-010-EWW-TP0625	Electrical Power Installation to 111 pad

10/18/2017	Page 28 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
320	SV0-854-CCW-CV0086	Install Foundation for Craft Shelter (Bldg. 156)
321	SV0-853-CCW-CV0081	Install Foundation for Craft Change Facility (Bldg. 124)
322	SV0-0000-PLW-TP1106	Tie-In of Potable Water (PWS) and Sanitary Drains (SDS) Piping to Temporary Trailer 117 Annex
323	SV0-853-CCW-CV0082	Install Foundation for Craft Change Facility (Bldg. 130)
324	SV3-2020-MEW-ME0948	Area 111 Satellite: Condensers A & C Flash Box Temporary Supports
325	SV0-838-CCW-CV0085	Install Foundation for Material Issue Warehouse (Bldg. 122)
326	SV3-CA20-ERW-EL1047	Conduit Rework
327	SV0-0000-CCW-CV0046	High Mast Lighting Concrete Foundation
328	SV0-833-CCW-CV0073	Construction Warehouse Foundation
329	SV0-0000-CCW-CV0139	Construction and Erection of Soil Screening in NOI-25 and NOI-28
330	SV0-852-EWW-EL0298	120V/208V Electrical Service at Ice House
331	SV3-CA20-MHW-CV0923	Installation of CA20-03 Vertical Lift Attachment Stiffeners
332	SV0-0000-ELW-TP0412	Lighting for Gate 18 Heavy Haul Road
333	WCD 08-1246058001-1275-C-ERC-005	Erosion Control - NOI 5
334	SV0-MH90-VWW-CV0371	Thermite Welding & Installation of HLD Crane Rail
335	SV0-0000-C0W-CV0359	SCBA - Hazmat Training System
336	SV0-ME71-CCW-CV1031	Testing of Lenton Position P9 Mechanical Rebar Splice for Cooling Tower Foundations
337	SV0-MH90-CCW-CV0292	Installation of the HLD Ring Foundation and Associated Work Activities
338	SV3-1000-CRW-CV1017	MECHANICAL COUPLER POST INSTALLATION THREAD INSPECTION
339	SV0-851-PPW-ME0554	Construction Toilet Trailer 129 PWS, SDS, Piping from the Trailer to Tie-In Point
340	SV0-MH90-MHW-RI0350	Assembly of the Bigge HLD Lower Slew Carriage
341	SV0-833-EWW-TP0978	Building 104 Level C Storage Lighting
342	SV0-MH90-MHW-RI0859	Receiving of the HLD
343	SV0-PWS-PLW-ME0029	Fabrication and Installation of Temporary Piping for Batch Plant Operation
344	SV0-843-EWW-EL0170	Installation of Electric Power to Electrical Shop (Building 132)
345	SV0-804-PPW-TP0418	Assemble and Install Piping Supports for Air Compressor Piping, Bldg. 141
346	VNC-COMM-CVW-005	Erosion and Sediment Control Plan for NOI 11
347	SV0-0000-ETW-EL0017	Construction Temporary Power for Building 315

10/18/2017	Page 29 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
348	SV0-851-PPW-ME0273	Fabrication and Installation of Temp Piping (for PWS and SDS) between toilet trailer 127 and tie-in point
349	SV0-0000-PLW-ME0377	Installation of Piping and Components to Bath Room Trailer
350	SV0-851-PPW-ME0272	Fabrication and Installation of Temp Piping (for PWS and SDS) between toilet trailer 126 and tie-in point
351	SV0-MH90-MHW-RI0967	Load Test of HLD
352	SV0-841-PPW-ME0108	Carpenter Shop
353	SV0-EFS-EFW-EL0189	Interchange of UPS at Building 147
354	SV0-804-PPW-ME0396	Install Air Compressor Equipment at Building 141
355	SV0-874-PLW-ME0673	Rotate One Fly Ash Pipe and One Cement Pipe 90 degrees West from Present Location at Batch Plant 2
356	SV0-829-EWW-EL0160	Electrical Installation for 30 Ton and 50 Ton Overhead Cranes at Modular Assembly Building
357	SV0-CA20-MHW-RI1909	CONSTRUCTING HAMMERHEAD FOR TESTING CA20 LIFTING LUG ATTACHMENTS
358	SV0-8800-EWW-TP0414	Temporary Power to CBI Trailors and Thomarios Trailors
359	SV0-851-PPW-ME0271	Fabrication and Installation of Temp Piping (for PWS and SDS) between toilet trailer 119 and tie-in point
360	WCD 08-1246058001-1275-C-ERC-003	Erosion Control - NOI 3
361	SV0-853-EWW-EL0169	Installation of Electric Power to Craft Change House No. 2 (Building 130)
362	SV0-832-PPW-TP0667	Provide Potable Water to Praxair Facility
363	SV0-RWS-PLW-ME0634	Fabricate and Install an Alternate Raw Water Supply to the Batch Plant
364	SV3-CA20-MHW-CV0765	Installation of Submodule CA20-01 Vertical Lifting Attachments
365	SV0-851-PPW-TP0766	InstallRestroom Trailer (PWS & SDS Piping) on South East Side Of Unit3
366	SV0-853-PPW-ME0206	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Craft Change #1, Building 124
367	SV4-1000-VTW-CV0150	Perform Shear Wave Velocity Testing of Nuclear Island Backfill
368	SV0-832-PPW-TP0703	Fabricate and Install Compressed Gas Piping/Supports for Weld Test Bldg 134
369	SV0-0000-XEW-CV0342	Area 111 Excavation Preparation
370	SV0-833-PPW-ME0116	Fabrication and Installation of the Temporary Piping (Below Slab) for the Warehouse
371	SV0-832-PPW-TP0882	Provde compressed air service to buliding 136-
372	SV0-832-PPW-TP0704	Install Compressed Air and Welding Gases to the 131 Bldg (Pipe Shop)
373	SV0-0000-CBW-CV0213	Prefabricated CJ Bulkhead Panels for the Turbine Building
374	SV0-804-PPW-TP1094	Route Condensate Drain from BLDG. 141 to Sanitary Sewer

10/18/2017	Page 30 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
375	SV0-843-CCW-CV0079	Install Foundation for Electrical I&C Shop (Bldg. 132)
376	SV0-834-CCW-CV0076	Install Foundation for Bottle Gas Storage (Bldg. 135)
377	SV0-853-EWW-EL0174	Installation of Electrical Power to Craft Change House No. 1 (Building 124.)
378	SV0-891-PPW-ME0253	Fabrication and Installation of Temp. Piping Below Slab and to tie-in points) for the Test Slab
379	SV0-853-PPW-ME0110	Craft Change #1
380	SV0-8000-EWW-EL0242	Installation of Electrical Power to Weld Test Shop and Gas Bottle Storage Building (Buildings 134 & 135.)
381	SV0-802-PPW-ME0105	Truck Washing Facility
382	SV0-0000-CRW-MU0619	Mock Up Basemat
383	SV0-852-PPW-ME0406	Fabrication and Installation PWS & SDS Piping to Ice House Buildings No.144
384	SV0-817-PPW-ME0109	Dynamic Learning Center
385	SV0-8200-EWW-EL0067	Electrical Installation for Modular Assembly Building (BLDG. 150)
386	SV4-2020-CEW-CV0968	Unit 4 Turbine Building Construction Aids
387	SV0-0000-CCW-CV0617	"Mock Up" Basemat Mudat
388	SV0-841-PPW-ME0205	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Carpenter Shop, Building 133
389	SV0-DRS-XDW-CV0011	Install Storm Drainage System in NOI-10 Area (Construction Parking lot)
390	SV3-WRS-PLW-ME0328	Auxilary Building Embedded Piping
391	SV3-PXS-THW-ME6275	HYDROSTATIC TESTING OF KQ10 PXS PIPE
392	SV4-KB13-KBW-ME0963	KB13 Sump (WRS-MT-01) Installation - Including Legs & Portion 1 only
393	SV3-1210-EGW-EL1065	Unit 3 Auxillary Bldg EL.66'-6" Grounding Work Package for Walls 1, 2
394	SV3-DWS-THW-ME3442	HYDROSTATIC TESTING OF KB12 DWS PIPING
395	SV3-G100-XEW-CV0246	Unit 3 Nuclear Island Horizontal Waterproof Membrane
396	SV3-CA01-S5W-CV3321	CA01-05 UNSAT IRS AND N&DS REPAIRS - STRUCTURAL REPAIRS
397	SV4-WGS-PHW-ME6123	INSTALL KB04 WGS PIPE SUPPORTS
398	SV3-WLS-P0W-ME2769	KB16-INSTALLATION OF SMALL BORE SEAL WATER PIPING (ISOMETRICS SV3-WLS-PLW-110 & 113)
399	SV3-WWS-PLW-ME0408	Turbine Building WWS 82'9 Elevation Embedded Piping Package 2
400	SV0-813-EWW-EL0171	Installation of Power to Communication Rooms in Building 120.
401	SV0-0000-XSW-CV0395	Asphalt Repairs for the Existing Roadway into Units 1 & 2.
402	SV0-853-PPW-ME0211	Construction Craft Change #2 Building above slab piping and fixtures.

10/18/2017	Page 31 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
403	SV0-RWS-PLW-ME0291	Water Supply from Shaw's Raw Water System (RWS) Tank to Morgan's Dust Control.
404	SV0-8700-PLW-ME0034	TEMPORARY PIPING FOR BATCH PLANT
405	SV0-835-PPW-ME0204	Construction Tool Room & Rigging Loft above slab piping and fixtures
406	SV0-0000-JTW-IC8995	INSTALL REMAINING TUBING RUNS AT THE 315 BUILDING
407	SV3-CA20-S4W-CV2322	CA20 SUB ASSEMBLY 1 PUNCH LIST ITEMS WB-W00064
408	SV0-PWS-PLW-ME0305	Install PVC water line and faucet from PWS outside of building #150
409	SV0-DRS-XDW-CV0138	Installation of 15" HDPE Storm Drain Pipe in Existing Concrete Ditch
410	VNC-PL87-ME-SDS-032	Fabrication and Installation of the Sanitary Drainage System in NOI 12
411	SV0-8200-SSW-RI0172	Functional Testing, 125% Load Testing of the 30 Ton, 50 Ton Northern and 50 Ton Southern Overhead Cranes (MAB)
412	SV0-MH90-CCW-CV0164	Installation of the HLD Counterweight Mudmat and Associated Work Activities
413	SV3-CWS-XEW-CV0055	Excavate and Backfill (Bedding) for CWS Piping (Phase 2 Supply and Return Lines)
414	SV0-842-CCW-RI0268	Installation of the 15 Ton Overhead Cran Hoist in Building 131
415	SV0-RWS-CCW-CV0238	Raw Water System- Pipe Stanchion Support Foundations
416	SV0-SDS-PLW-ME0023	The Installation of the Sanitary Drainage System HDPE Piping for Trench 5
417	SV0-8700-GCW-CV0040	Installation of Temporary Concrete Batch Plant Structures.
418	SV3-WRS-PLW-ME0327	Auxilary Building Embedded Piping
419	SV3-WRS-PLW-ME0329	Auxilary Building Embedded Piping
420	SV3-WRS-PLW-ME0977	Installation of Large Bore WRS Piping to KB13
421	VN3-XC10-CV-MSC-015	NUCLEAR ISLAND BACKFILL UNIT 3
422	VNC-CFA-EL-MSC-002	Temporary Power for the Unit #4 Makeup Well.
423	SV0-835-PPW-ME0107	Construction Tool Room, M&TE, and Rigging Loft below slab and embedded piping.
424	SV0-YFS-CCW-CV0237	Yard Fire System - Pipe Stanchion Support Foundations
425	SV0-RWS-PLW-ME0260	Well water supply to Auger Cast Drilling Subcontractor area NOI-6 for Support of Construction for Cooling Towers Units 3 & 4
426	SV0-851-PPW-ME0324	Fabricate and install the temporary potable water and sanitary drainage piping for Construction City Trailers #101 and #115 for Construction City
427	SV0-8000-EWW-EL0264	Electrical Service Installation for Morgan's Pug Mill.
428	SV0-854-PPW-ME0113	Construction Craft Shelter/Insulation Fab Shop below slab and embedded piping.
429	SV0-8000-EWW-EL0255	Electrical Service Installation for Morgan's Repair Shop and Cooling Tower Subcontractor

10/18/2017	Page 32 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
430	SV0-CWS-PLW-ME0290	CWS Rework Activities
431	SV3-RNS-MPW-ME1193	Disassembly of Residual Heat Removal Pump A (SV3-RNS-MP-01A)
432	SV0-ME71-EWW-EL0317	Temporary Power for Cooling Tower Subcontractor
433	SV4-CWS-PLW-ME0187	Unit 4 CWS Phase 2 Supply Line
434	SV0-CWS-PLW-ME0369	Miscellaneous Items for CWS
435	SV3-1000-VTW-CV0149	Shear Wave Testing of NI Backfill
436	SV0-010-EWW-EL0136	Electrical Installation for Pumphouse Switchgear Building
437	SV0-8000-EWW-TP1093	Temporary Power to N.O.I. 7 South Subcontractor Complex
438	SV0-8700-GCW-CV0041	Installation and erection of Ice Plant (all equipment and components)
439	SV0-YFS-PPW-ME0284	Start-up and Flush the Yard Fire Water System for Construction City. The Yard Fire Water System Motor Driven Electrical Fire Pump start-up will be performed by the vendor.
440	SV4-WRS-PLW-ME0951	Auxilary Building Embedded Piping
441	SV4-WRS-PLW-ME0952	Unit 4 Condenser A: Installation of Hotwell Piping
442	SV4-WRS-PLW-ME0953	Auxilary Building Embedded Piping
443	SV4-WRS-PLW-ME0954	Auxilary Building Embedded Piping
444	SV4-WRS-PLW-ME0955	Auxilary Building Embedded Piping
445	SV4-WRS-PLW-ME0956	Installation of WRS Embedded Drain Piping and Drain Hubs
446	SV4-WRS-PLW-ME0957	Auxilary Building Embedded Piping
447	SV4-WRS-PLW-ME0958	Auxilary Building Embedded Piping
448	SV3-CA20-S4W-CV2165	CA20 SUB ASSEMBLY 1 PUNCH LIST ITEMS WB-W00047 & WB-W00048
449	SV3-ML05-MLW-ME1519	Attachment of Welded Nelson Studs to Embedded Piping Penetrations 66'-6"-82'-6" Walls only
450	SV3-CA04-S5W-CV1550	Fabrication of Submodule CA04-05
451	SV3-RNS-MPW-ME1743	Disassembly of Residual Heat Removal Pump B (SV3-RNS-MP-01B)
452	SV4-RWS-PLW-ME0070	Miscellaneous Work on Makeup Well #4
453	SV4-2020-CCW-CV0379	U4 Turbine Building Condensate Pump Pit and WWS Sump
454	SV3-WRS-PLW-ME0330	Auxilary Building Embedded Piping
455	SV4-2020-EGW-EL0402	ELECTRICAL GROUNDING INSTALLATION FOR TURBINE BUILDING AT ELEVATION 82'9"
456	SV3-WLS-THW-ME6276	HYDROSTATIC TESTING OF KQ10 WLS PIPE
457	VNC-PL87-ME-YFS-030	Fabrication and Installation of the Yard Fire Water System for NOI 12
458	SV4-CWS-CYW-CV0153	Phase 1 Joint Grouting and Flowable Fill

10/18/2017	Page 33 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
459	SV3-WLS-PHW-ME2221	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-WLS-PLW-60A, 60M, 608)
460	SV3-WLS-THW-ME7062	HYDROSTATIC TESTING OF KB15 WLS PIPING
461	SV3-CA20-S8W-CV1847	Temporary Bracing for CA20 Lift
462	SV3-KQ11-KQW-ME6222	KQ11 - WELDED TUBE FITTINGS AT COVER
463	SV0-0000-CCW-CV0148	Concrete Repair of flume in 100 year ditch.
464	SV3-CA04-S5W-CV1549	Fabrication of Submodule CA04-04
465	VNC-CC00-CV-CCW-033	Replacement of Concrete Liner for the 100 Year Ditch
466	SV0-PWS-PLW-ME0022	Installation of PWS Underground Piping for Trench 5
467	SV3-CA20-S5W-CV1393	CA20-03 LINER PLATE WELD MODIFICATION
468	SV3-CA20-V0W-CV1852	Unit 3 CA20 Installation of Alignment/Guide Pins
469	SV3-CA20-S5W-CV1436	CA20-10 Liner Plate Weld Modification
470	SV3-CA02-S4W-CV5918	CA02- LEAK CHASE FABRICATION
471	SV3-CA04-S5W-CV1547	Fabrication of Submodule CA04-02
472	SV3-WLS-PHW-ME2224	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-WLS-PLW-60D, 672)
473	SV4-ME71-CCW-CV0098	Unit 4 Cooling Tower Drilled Shaft Foundations
474	SV3-CWS-EQW-EL0062	Electrical Continuity Installation for CWS-Phase 1 &2
475	SV3-CA20-S4W-CV2292	REMOVAL OF CA20 LIFTING LUGS 162 AND 163
476	SV3-CA20-S4W-CV2294	REMOVAL OF CA20 LIFTING LUGS 166 AND 167
477	SV3-CA20-S4W-CV5148	INSTALLATION OF REMAINING COUPLERS IN UNIT 3 CA20 MODULE
478	SV3-CA05-S5W-CV2211	CA05 MILL OUT FILLET WELDS CA05-01 & CA05-06 PER E&DCR APP-CA05-GEF-055
479	SV3-CA01-S4W-CV2094	CA01-36 ERECTION
480	SV3-VWS-PHW-ME3158	FABRICATE/INSTALL VWS PIPE SUPPORTS IN MODULE KB16
481	SV3-SFS-P0W-ME2131	INSTALLATION OF SMALL BORE KB12SFS PIPING (INCLUDING ISOMETRICS SV3-SFS-PLW-086,087,088,089)
482	SV0-1220-CPW-MU1652	Fabrication of Auxiliary Bldg. Precast Concrete Panel Mockup Elevation 82ft 6in
483	SV3-1230-CYW-850000	GROUT 100' ELEV., BEAM GAPS
484	SV3-4032-SHW-EL4036	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40326 SOUTH WEST
485	SV3-WLS-PHW-ME5869	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-WLS-PLW-450.
486	SV3-4032-SHW-EL4037	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40326 SOUTH EAST

10/18/2017	Page 34 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
487	SV3-4032-SHW-EL4038	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40326 NORTH EAST AREA
488	SV3-4032-SHW-EL4035	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40350
489	SV3-WLS-PHW-ME5870	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-451
490	SV3-MSS-P0W-800000	U3 INSTALL MAIN STEAM SYSTEM (MSS) PIPING FROM AUX BLDG TO HP TURBINE
491	SV3-WLS-THW-ME2433	HYDROSTATIC TESTING OF KB11 WLS PIPING
492	SV3-4032-SHW-EL5580	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ELEV 100' ADDED SUPPORTS
493	SV3-WLS-THW-ME3954	HYDROSTATIC TESTING OF CLASS E WLS PIPING IN MODULE KB38
494	SV4-2101-CCW-CV0390	UNIT 4, TURBINE BUILDING FIRST BAY WALLS, CONCRETE UP TO 122', POUR 1W
495	SV3-CA05-S5W-CV3400	CA05 - OUT OF PLANE SHEAR REBAR #4 INSTALLATION
496	SV3-CA20-S4W-CV0425	Installation of CA20 SA1 EL 100'-0" Floor Submodules (Submods 52 & 53)- RESERVED FOR RUSSELL FINDLEY
497	SV3-CA01-S5W-CV3311	CA01-06 UNSATISFACTORY IRs AND N&D REPAIRS - STUDS
498	SV0-0000-XSW-CV0141	Installation of Access Roads
499	SV3-CA01-S4W-CV2080	CA01-21 SUBMODULE ERECTION
500	SV3-1200-CRW-CV1410	UNIT 3 AUXILIARY BUILDING EL.66-6 "TO 82'-6" REBAR FOR WALLS,5,2,6
501	SV3-CA01-S5W-CV3322	CA01-10 UNSATISFACTORY IRs AND N&D REPAIRS-STUDS
502	SV4-WRS-PLW-ME1685	Installation of Large Bore WRS Piping to KB13
503	SV0-691-CRW-850000	BUILDING 305, COMMUNICATION SUPPORT CENTER REBAR FABRICATION
504	SV4-WLS-THW-ME5555	HYDROSTATIC TESTING OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-67W
505	SV3-WLS-PLW-ME0680	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-752
506	SV3-WRS-PLW-ME0331	Auxilary Building Embedded Piping
507	SV3-1208-SCW-CV2709	ADMINISTRATION WORK PACKAGE FOR TRIAL FIT-UP OF UNIT 3 SHIELD WALL PANELS PRIOR TO INSTALLATION
508	SV3-CA20-S4W-CV0319	Installation of CA20 SA1 EL 66'-6" Floor Submodules (Submods 64, 65)
509	SV0-842-CCW-RI0258	Installation of the 15 Ton Overhead Crane, Girders, and Rails in Building 131
510	SV3-CA01-S5W-CV3307	CA01-11 UNSAT IR & N&D STRUCTURE REPAIRS
511	SV4-WGS-PHW-ME7492	INSTALLATION OF KB16 WGS PIPE SUPPORTS
512	SV3-WWS-PLW-ME0612	Installation of Large Bore WWS Piping

10/18/2017	Page 35 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
513	SV3-CA04-S5W-CV1548	Fabrication of Submodule CA04-03
514	SV4-1210-EGW-EL0357	Electrical Grounding Installation for Areas 4, 5, 6 in Auxiliary Building at Elevation 66' 6"
515	SV3-CA20-S4W-CV2167	CA20-SUB ASSEMBLY 1 PUNCH LIST ITEMS WB-W00049, WB-W00050, WB-W00051, WB-W00052, WB-W00053
516	SV3-KQ10-KQW-ME4602	SITE COMPLETION OF MODULE KQ10
517	SV0-PWS-THW-TP1708	Hydro Test Potable Water System (PWS) From Bldg 146 to BLdgs 184 & 181
518	SV0-ZRS-EWW-TP1158	Temp Power Feed to River Intake
519	SV3-CPS-PLW-ME1216	Unit 3 Turbine Building EL 100'-0" Embedded CPS Piping
520	SV4-WWS-PLW-ME1649	UNIT 4 TURBINE BUILDING EL 100'-0": EMBEDDED WWS PIPING PACKAGE #4
521	SV3-CA01-S4W-CV2085	CA01-07 SUBMODULE ERECTION
522	SV4-WLS-THW-ME5551	HYDROSTATIC TESTING OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-660 & -661
523	SV3-1110-CCW-CV1482	Grouting Under CVBH
524	SV4-WLS-THW-ME5552
HYDROSTATIC TESTING OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-60K, -60L, -602, -603, -604, -605, -606, -607, -609, -676, -678, -679, -67D, -67E, -67F, -67G, -67H, -67K, -67L, -67N, -67P, -67U, -682, -684, -685, -687, -688, -68D, & -68E

525	SV4-WLS-THW-ME5553	HYDROSTATIC TESTING OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-67C
526	SV3-FWS-PLW-ME1383	Unit 3 Turbine Building EL 100’-0” Embedded FWS Piping
527	SV4-KB16-KBW-ME8899	INSTALLATION OF VAPOR CONDENSER AND DEGASIFIER SEPARATOR ON KB16
528	SV4-WLS-THW-ME5556	HYDROSTATIC TESTING OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-683
529	SV0-8200-SSW-RI0241	Overhead Crane: Reeving, and Load Block Set Up
530	SV4-WLS-THW-ME5554	YDROSTATIC TESTING OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-67Q & 67S
531	SV3-WLS-P0W-ME2136	Installation of Small Bore KB12 WLS Piping (Includes Isometrics SV3-WLS-PLW-67X & 68A)
532	SV3-SFS-PHW-ME2217	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-SFS-PLW-086, 087, 088, 089)
533	SV4-WWS-PLW-ME0961	Auxilary Building Embedded Piping
534	SV3-WLS-P0W-ME2768	KB16 - Installation of Small Bore Piping at Degasifier Separator Pumps (Isometrics SV3-WLS-PLW-111 & 112)
535	SV3-CA20-S5W-CV1510	CA20 Miscellaneous Rework for Closure of N&D's
536	SV3-CA20-MHW-CV1387	Installation of Submodule CA20-18, 19, 20, 21, 22A, 22B, 23, 24 25 Vertical LIfting Attachments
537	SV3-1200-CEW-CV0707	U3 Auxiliary Building Embedded Steel Survey Verfication

10/18/2017	Page 36 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
538	SV3-2000-X4W-CV0857	Unit 3 Turbine Building Survey Verification
539	SV4-1200-CEW-CV1472	Unit 4 Auxiliary Building Embedded Steel Survey Verification
540	SV3-2040-MLW-ME2938	INSTALLATION OF EMBEDDED PIPING PENETRATION FLOOR SLEEVES (SLAB 3)
541	SV4-2000-X4W-CV1214	Unit 4 Turbine Building Survey Verification
542	SV3-CA20-S5W-CV1018	CA20-04 Stud Welding
543	SV3-WRS-PLW-ME0326	Auxilary Building Embedded Piping
544	SV0-8000-EWW-TP1080	Dismantle and Remove Electrical and Fiber Optic Components for the Amec Complex
545	SV3-1200-CRW-CV1408	UNIT 3 AUXILIARY BUILDING WALLS EL.66'-6 "TO 82'-6" REINFORCING STEEL FOR WALLS,1,4,25
546	SV4-WWS-PLW-ME0960	Auxilary Building Embedded Piping
547	SV3-KB16-KBW-ME3058	KB16 - INSTALLATION OF DEGASIFIER VACUUM PUMPS WLS-MP-03A & WLS-MP-03B
548	SV3-CA01-S5W-CV4222	CA01-36 UNSATISFACTORY IRs AND N&D REPAIRS-STUDS
549	SV3-2060-MLW-ME3175	TURBINE-GENERATOR DECK PIPE SLEEVE PENETRATIONS
550	SV3-2020-MEW-ME0946	ASSEMBLE CONDENSER A FLASH BOX
551	SV3-1200-CRW-CV1412	UNIT 3 AUXILIARY BUILDING EL.66-6 "TO 82'-6" REBAR FOR WALLS,3,7,15
552	SV0-DRS-XDW-CV0045	Storm Water Drainage System (DRS) Installation in NOI-7 Area
553	VNC-PL87-ME-PWS-031	Fabrication and Installation of the Potable Water System for NOI 12
554	SV3-2020-CCW-CV0120	U3 Turbine Bldg. Basemat EL 202'-9" (82'-9") Southwest Quad
555	SV3-2020-CCW-CV0125	Turbine Building 89’-2" to 100’ Walls
556	SV3-2020-CCW-CV0122	Turbine Building Condenser Piers 82’-9"
557	SV3-WRS-PLW-ME0596	Installation of Large Bore WRS Piping
558	SV0-838-PPW-ME0207	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Material Issue, Building 122
559	SV3-ME01-PLW-ME1001	INSTALLATION OF REHEATER A & B EMERGENCY VENT PIPING (1ST AND 2ND REHEATERS) FOR UNIT 3 CONDENSER A
560	SV3-ML05-PNW-ME3173	INSTALL INSULATION OF PENETRATIONS 11504-ML-P04 & P05 IN CA01
561	SV3-CA01-S5W-CV4225	CA01-38 UNSAT IRs AND N&Ds - STUD REPAIRS
562	SV3-MG01-MEW-ME4878	FRONT AND MID STANDARD (F-STD & M-STD) SOLE PLATE INSTALLATION
563	SV3-KB10-MEW-ME2495	Fabrication/Installation of North Sump Pumps WWS-MP-02A and WWS-MP-02B and associated equipment
564	SV3-CA20-S4W-CV2489	CA20 SUB ASSEMBLY 3 & 4 WORK LIST ITEMS WB-W00037, WB-W00223, WB-W00224, WB-W00225, & WB-W00226
565	SV3-CA01-S4W-CV2061	FABRICATE LEAK CHASE PLUG BARS AND END CAPS

10/18/2017	Page 37 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
566	SV4-1200-CRW-CV1740	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING-INSTALLATION OF REINFORCING STEEL ON EXTERIOR WALLS UP TO ELEVATION 82"-6" (WALL PLACEMENTS 1 THRU 8)
567	SV4-WLS-P0W-ME5415	INSTALLATION OF KB12 PIPING ISOMETRIC SV4-WLS-PLW-68A
568	SV4-WLS-P0W-ME5414	INSTALLATION OF KB12 PIPING ISOMETRIC SV4-WLS-PLW-67X
569	SV3-WLS-PHW-ME2223	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-WLS-PLW-60B, 60H, 60J)
570	SV3-ML05-MLW-ME3412	INSTALLATION OF CA03 PENETRATION
571	SV4-PL03-THW-ME1502	Pressure Testing of WRS and WWS in the Unit 4 Auxiliary Building
572	SV3-CA01-S5W-CV4219	CA01-33 IR STRUCTURAL AND N&D'S
573	SV3-2020-MEW-ME0740	Assemble Condenser A Upper Shell Upper Truss
574	SV3-MG01-MEW-ME4879	LOW PRESSURE TURBINES A, B, C AND TURNING GEAR SOEL PLATE INSTALLATION
575	SV3-1120-CYW-850000	GROUT, REACTOR VESSEL SUPPORTS
576	SV0-RWS-JEW-861612	INSTALL PRESSURE GAUGES AT WELL WATER PUMP 4
577	SV3-CA01-S4W-CV2239	CA01-29 SUBMODULE ERECTION
578	SV3-2020-MEW-ME0847	Install Condenser B Upper Shell Heater Truss
579	SV3-CA01-S5W-CV3314	CA01-48 UNSAT IRs AND N&Ds
580	SV3-CA01-S4W-CV2084	CA01-06 Submodule Erection
581	SV3-WGS-THW-ME3960	HYDRO TESTING OF R155 MODULE WGS PIPING
582	SV0-PWS-MTW-861924	REMOVE AND RE-INSTALL THE PWS TANKS AT THE 315 BUILDING
583	SV0-0000-JEW-IC8994	INSTALL REMAINING INSTRUMENTS AT THE 315 BUILDING
584	SV4-WRS-P0W-861251	INSTALLATION OF WRS PIPING ON MODULE R104
585	SV3-2060-MEW-ME3176	TURBINE/GENERATOR DECK FIXATOR INSTALLATION
586	SV3-ML05-MLW-ME1499	INSTALLATION OF EMBEDDED PIPING PENETRATIONS 66'-6''-82'-6'' WALLS ONLY
587	SV4-1210-EGW-EL1811	UNIT 4 GROUNDING SHIELD BUILDING WALL EL 66-6" TO 82'-6"
588	SV3-ML05-MLW-ME4926	INSTALLATION OF CA01 PENETRATION 11502-ML-P03
589	SV3-ML05-MLW-ME4912	INSTALLATION OF CA01 WALL PENETRATION FOR ROOM 11206/11202
590	SV0-ZRS-SSW-862411	FABRICATE BASEPLATE ANS INSTALL ANCHOR BOLTS FOR DIESEL GENERATOR HVAC SUPPORTS
591	SV3-WWS-PHW-ME0784	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WWS-PLW-313, 31C, 31D)

10/18/2017	Page 38 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
592	SV3-ML05-MLW-ME5526	Installation of CA03 Penetration
593	SV0-RWS-MPW-ME1404	Install Raw Water Pumps in Building 315
594	SV0-YFS-P0W-862359	REMOVE EXISTING ACTUATORS AND INSTALL NEW AUMA ACTUATORS ON SV0-YFS-PL-V003A & V003B
595	SV3-DWS-THW-ME3422	HYDRO TESTING OF DWS PIPING IN MODULE R151 - ISO SV3-DWS-PLW-621
596	SV3-ML05-MLW-ME6177	Installation of Temp-Mat Wrap for Penetrations 11209-ML-P09, P12, P13 & P14
597	SV3-WGS-P0W-ME2721	Installation of Small Bore WGS Piping (Includes SV3-WGS-PLW-050, 101, 103, 105, 107)
598	SV0-YFS-THW-ME8750	HYDROTEST YFS AT BLDG 315
599	SV3-DWS-THW-ME3956	HYDRO TESTING OF R155 MODULE DWS PIPING
600	SV0-YFS-P0W-ME9000	YFS PIPING INSTALLATION AT BLDG 315
601	SV3-ML05-MLW-ME7580	INSTALLATION OF HALF-COUPLINGS AND THERMOWELLS PXS-JE-TE041/042/043/044
602	SV3-1208-SCW-CV3087	COURSE 3 UNIT 3 SHIELD BUILDING
603	SV0-RWS-P0W-ME6002	FABRICATE AND INSTALL THE RWS WELL WATER TRANSFER PUMPS EQUIPMENT DRAINS
604	SV0-PWS-MPW-ME1403	INSTALL POTABLE WATER PUMPS, HYPOCHLORITE SKID AND THE HYPOCHLORITE TANKS IN BUILDING 315
605	SV0-YFS-PLW-ME0071	YFS- Tank Area Installation- Balance of Plant Components Supporting Temporary Supply
606	SV0-ZRS-PLW-ME0919	FABRICATE AND INSTALL DIESEL FUEL OIL LINES FOR BUILDING 315
607	SV3-WLS-THW-ME3947	HYDRO TESTING OF KB15 MODULE WLS PIPING
608	SV4-WGS-P0W-861305	INSTALLATION OF WGS PIPING ON MODULE R161
609	SV4-1110-CRW-CV1853	CONTAINMENT CONCRETE REINFORCEMENT - EL. 71'-6"
610	SV3-CA20-S4W-CV2168	CA20 Sub Assembly 1 Punch List Items WB-W00062, WB-W00063, & WB-W00065
611	SV3-WLS-THW-ME3952	HYDRO TESTING OF KB37 MODULE WLS CLASS D PIPING
612	SV3-WLS-THW-ME6277	Hydro Testing of R216 WLS Piping
613	SV3-VWS-PHW-ME3155	INSTALL VWS PIPE SUPPORTS ON R161 MODULE
614	SV3-FPS-THW-ME3957	HYDRO TESTING OF R155 MODULE FPS PIPING
615	SV3-CA05-S8W-CV1871	CA05 LIFT LUGS INSTALLATION
616	SV3-CA04-S5W-CV1546	Fabrication of Submodule CA04-01
617	SV0-EDS-EWW-EL3564	315 BLDG CBL. PULLING & TERMINATIONS FOR EDS/EDS9 SYSTEM
618	SV0-EHS-EWW-EL7450	HEAT TRACE SYSTEM @ 315 BUILDING
619	SV0-846-CCW-CV0077	Install Foundation for Rebar Fab Shop (Bldg. 102)

10/18/2017	Page 39 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
620	SV0-PWS-M0W-862038	INSTALL SUN SCREEN OVER THE PWS CHEMICAL INJECTION SKID
621	SV0-ZRS-ERW-EL2746	FABRICATE SUPPORTS AND INSTALL OUTSIDE CABLE TRAY NXT004BB FROM LOAD BANK SV0-ZRS-LB-001 BACK TOWARDS 315 BLDG.
622	SV0-ZRS-EWW-860203	INSTALL CABLE FROM SWITCHGEAR EK21 GATEWAY TO PLC MODBUS INTERFACE
623	SV3-VWS-P0W-ME2971	FABRICATE AND INSTALL VWS PIPING FOR MODULE R161 (INCLUDES DRAWINGS SV3-VWS-PLW-320, SV3-VWS-PLW-350, SV3-VWS-PLW-420 & SV3-VWS-PLW-450)
624	SV3-CA01-S5W-CV4144	CA01-39 UNSATISFACTORY IRS AND N&D REPAIRS-STUDS
625	SV4-WLS-P0W-861249	INSATLLATION OF WLS PIPING ON MODULE R104
626	SV0-YFS-PHW-ME9001	YFS SUPPORT INSTALLATION OF BLDG 315
627	SV0-EDS9-DCW-862001	SV0-EDS9-DC-02 BATTERY CHARGER #2
628	SV0-ZRS-PHW-ME5486	INSTALL PIPE SUPPORTS ON THE DIESEL FUEL OIL LINES FOR BUILDING 315
629	SV0-YFS-PHW-ME0926	FABRICATE AND INSTALL PIPE SUPPORTS ON THE YARD FIRE WATER LINES FOR BUILDING 315
630	SV0-PWS-P0W-861445	FABRICATE AND INSTALL THE CPVC AND OTHER PLASTIC PIPING SYSTEMS ASSOCIATED WITH THE POTABLE WATER SYSTEM (PWS) AT 315 BUILDING
631	SV3-CA01-S4W-CV2148	CA01-10 SUBMODULE ERECTION
632	SV3-WGS-PHW-ME2985	INSTALLATION OF WGS PIPING SUPPORTS IN MODULE R151
633	SV0-RWS-PHW-ME0925	Install Pipe Supports on Raw Water lines for Building #315
634	SV3-WLS-MVW-ME2559	Installation of KB11/WLS Mechanical Equipment
635	SV3-R104-R1W-ME0722	INSTALLATION OF R104 MODULE
636	SV0-ZRS-PHW-ME8799	Fabricate and Install Pipe Supports on the Diesel Fuel Oil Lines for Building 315
637	SV3-WRS-P0W-ME2189	UNIT 3 KB13: INSTALLATION OF LARGE BORE PIPING TO WRS-MP-01A (INCLUDES ISOMETRICS SV3-WRS-PLW-550 & 552)
638	SV4-ML05-MLW-ME6235	Install CA05 Penetration SV4-11209-ML-I18
639	SV3-WRS-P0W-ME2190	UNIT 3 KB13: INSTALLATION OF LARGE BORE PIPING TO WRS-MP-01B (INCLUDES ISOMETRICS SV3-WRS-PLW-553, 557 & 55E)
640	SV3-WLS-PLW-ME0523	INSTALLATION OF SMALL BORE WLS PIPING. (INCLUDES: SV3-WLS-PLW-720)
641	SV4-ML05-MLW-ME7960	INSTALL SV4 CA01 PENETRATION SV4-11300-ML-P53 & SV4-11300-ML-P54
642	SV3-CA01-S4W-CV2553	INSTALLATION OF CA01-15
643	SV0-SDS-PLW-TP0870	Installation of SDS Cleanouts for Temporary Building

10/18/2017	Page 40 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
644	SV3-WGS-P0W-ME2770	KB16 - INSTALL MISCELLANEOUS SMALL BORE PIPING (ISOMETRICS SV3-WGS-PLW-010, & 543)
645	SV3-1208-CCW-CV8408	CONCRETE IN COURSE 2 SHIELD BUILDING PANELS
646	SV3-KB16-KBW-ME2759	KB16 - INSTALLATION OF LIQUID SEAL WATER HEAT EXCHANGER
647	SV3-WRS-P0W-ME2192	UNIT 3 KB13: INSTALLATION OF SMALL BORE PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-551, 554, 555, 55F & 55G)
648	SV4-WLS-P0W-ME5413	INSTALLATION OF KB12 PIPING ISOMETRICS SV4-WLS-PLW-60B, 60H, 60J
649	SV4-WLS-P0W-ME5412	INSTALLATION OF KB12 PIPING ISOMETRICS SV4-WLS-PLW-60A, -60M, -608
650	SV3-CA05-S4W-CV1873	CA05 ANGLE SEATS
651	SV3-WLS-P0W-ME2134	INSTALLATION OF SMALL BORE KB12 WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-60E, 60F & 60G)
652	SV3-CA01-S5W-CV4214	PERFORM REWORK ON IDENTIFIED STUD RELATED DEFICIENCIES FROM INSPECTION REPORT (IR) S540-001-14-0061 FOR CA01-14, ALSO PERFORM N&D REWORK AND REPAIRS AS INDICATED IN THE APPROVED DISPOSITIONS
653	SV3-CA01-V2W-CV2104	CA01 INSTALL AND TEST LUG AT SM19
654	SV0-RWS-PLW-ME0163	Fabrication and Installation of the Trench #7 Raw Water System Piping
655	SV3-CA01-S5W-CV2475	CA01-08 UNSAT IR REPAIR
656	SV3-KB16-KBW-ME2761	KB16 - INSTALLATION OF DEGASIFIER SEPARATOR PUMP WLS-MP-05B
657	SV4-KB04-KBW-ME6120	FABRICATION OF KB04 MECHANICAL EQUIPMENT MODULE
658	SV0-0000-XGW-CV0663	Pumphouse Switchgear Building #315 Grade for BLDG. Slab
659	SV0-0000-PLW-ME2477	INSTALL PIPING AND PUMP FOR BATCH PLANT CHILLER CONDENSATE
660	SV3-WLS-THW-ME2432	HYDROSTATIC TESTING OF KB12 WLS PIPING
661	SV0-RWS-PVW-862686	CORRECT VALVE POSITION INDICATOR AND ROTATE VALVE 90 DEGREES BETWEEN PIPING FLANGES ON RWS VALVE #SV0-RWS-V012B IN ACCORDANCE WITH N&D SV0-RWS-GNR-000071
662	SV0-YFS-EWW-EL3562	315 BLDG CBL PULLING & TERMINATIONS FOR YFS SYSTEM
663	SV3-CA01-S4W-CV4207	CA01-02 Support Leg Installation (SA4)
664	SV3-WGS-PHW-ME3154	INSTALL WGS PIPE SUPPORTS ON R161 MODULE
665	SV3-PGS-THW-ME3958	HYDRO TESTING OF R155 MODULE PGS PIPING
666	SV3-CA20-S4W-CV2625	CA20 SUB ASSEMBLY 2 WORK LIST ITEMS WB-W00117 & WB-W00118
667	SV3-CA01-S4W-CV3800	CA01-43 SUBMODULE INSTALLATION

10/18/2017	Page 41 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
668	SV3-WLS-THW-ME3035	KB16 - HYDROSTATIC TESTING OF WLS PIPING
669	SV0-010-CYW-CV5566	Install Drywell Sump for Building 315.
670	SV0-PWS-PHW-861572	FABRICATE AND INSTALL THE PIPE SUPPORTS AND BASEPLATES ASSOCIATED WITH ISOMETRICS SV0-PWS-PLW-980
671	SV3-WLS-P0W-ME2144	INSTALLATION OF SMALL BORE KB11 WLS PIPING (INCLUDING SV3-WLS-PLW-660, 661, 676, 67K, 67U, 684, 685, 687, & 68E)
672	SV3-WGS-P0W-ME2676	Fabrication/Installation of WGS Piping Module KB14(Isometrics SV3-WGS-PLW-02A,04A,06A,07A,8A,9A,10E,030, 110 AND 130)
673	SV0-YFS-PLW-ME0024	Installation of YFS Underground Piping for Trench 5
674	SV3-CA01-V2W-CV2097	CA01 INSTALL AND TEST LUG AT SM 04
675	SV0-RWS-EWW-EL0943	PUMPHOUSE SWITCHGEAR BLDG 315 CABLE PULLING AND TERMINATIONS - RWS
676	SV0-YFS-PVW-862706	TROUBLESHOOT/ADJUST TRAVEL STOPS ON YSF VALVES # SV0-YFS-V008, AND SVO-YFS-PVW-V010
677	SV3-WRS-P0W-ME2191	UNIT 3 KB13: INSTALLATION OF LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-WES-PLW-556 & 559)
678	SV3-WGS-P0W-ME2722	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV3-WGS-PLW-051, 061, 071, 081, 091)
679	SV4-VWS-PHW-861285	INSTALLATION OF VWS PIPE SUPPORTS ON MODULE R155
680	SV4-DWS-P0W-861299	INSTALLATION OF DWS PIPING ON MODULE R151
681	SV4-CAS-P0W-861267	INSTALLATION OF CAS PIPING ON MODULE R151
682	SV3-R161-R1W-ME0726	Installation of R161 Commodity Module
683	SV3-FPS-PHW-ME2977	INSTALLATION OF FPS PIPING SUPPORTS IN MODULE R151
684	SV3-KB38-KBW-ME2346	INSTALLATION OF KB38 COMPONENTS
685	SV4-WLS-PHW-861250	INSTALLATION OF WLS PIPIPE SUPPORTS ON MODULE R104
686	SV4-DWS-PHW-861300	INSTALLATION OF DWS PIPE SUPPORT ON MODULE R161
687	SV3-DWS-P0W-ME2978	INSTALLATION OF DWS PIPING IN MODULE R151 ISO SV3-DWS-PLW-621
688	SV3-CCS-PHW-ME0801	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-522, 540
689	SV3-CA20-S5W-CV1752	PERFORM MISC REWORK/REPAIRS ON FLOOR MODULES FOR CA20
690	SV0-010-PHW-ME9016	Install Baseplates and Anchor Bolts for the Potable Water System (PWS) System at the 315 Building
691	SV0-RWS-P0W-862358	FABRICATION & INSTALLATION OF THE #4 WELL PIPING TO THE RWS STORAGE TANK
692	SV3-KB13-KBW-ME7437	Installation of Radioactive Drain Sump Pump Cover
693	SV4-CA20-CAW-850001	CA20 SHIMS AND GUIDE PINS

10/18/2017	Page 42 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
694	SV3-CA01-V2W-CV2103	CA01 INSTALL AND TEST LUG AT SM 18
695	SV3-ME71-CCW-CV0092	Unit 3 Cooling Tower Drilled Shaft Foundations
696	SV0-YFS-PLW-ME1198	RELOCATE THE ELECTRIC FIRE WATER PUMP SKID TO THE 315 PUMP HOUSE
697	SV3-ML05-MLW-ME7638	100' SHIELD BUILDING FLOOR PENETRATIONS
698	SV0-817-EWW-TP1394	TEMPORARY POWER FOR CONSTRUCTION STARTUP BUILDING 207
699	SV0-ZRS-MGW-EL5569	INSTALL AND ANCHOR THE DIESEL GENERATOR SV0-ZRS-MGW-001 AND ASSOCIATED COMPONENTS IN BUILDING 315
700	SV0-ZRS-P0W-ME8858	Fabricate and Install Piping for the above ground Diesel Fuel Oil Lines for Building 315
701	SV4-KQ11-KQW-ME8910	FABRICATION OF KQ11 LID
702	SV4-2020-CCW-CV0380	U4 Turbine Building Condenser Bay 82’-9" Slab
703	SV0-ZRS-MTW-ME5567	INSTALL DIESEL FUEL OIL TANK AND PUMP SKID @ BUILDING 315
704	SV0-CWS-VRW-ME0053	Rework Damaged Circulation Water System (CWS) (PCCP) Pipe Fittings
705	SV3-PY05-PYW-ME1462	Installation of SWS In-Line Automatic Backwash Strainers in the Unit 3 Turbine Building El. 82'-9" (SWS-PY-S06A&SWS-PY-S06B)
706	SV3-VWS-P0W-ME2765	KB16 - INSTALLATION OF SMALL BORE CHILLED WATER PIPING (ISOMETRIC SV3-VWS-PLW-385 &485)
707	SV3-ML05-MLW-ME1500	Attachment of welded couplings to embedded piping penetrations 66'-6"-82'-6" Walls only
708	SV3-1000-CRW-CV0295	Unit 3 Nuclear Island Reinforcing Steel
709	SV3-CA01-V2W-CV2102	CA01 INSTALL AND TEST LUG AT SM17
710	SV3-WLS-THW-ME3949	HYDRO TESTING OF KB22 MODULE WLS PIPING
711	SV3-WLS-THW-ME3953	HYDROSTATIC TESTING OF CLASS D WLS PIPING IN MODULE KB38
712	SV3-WLS-THW-ME3950	Hydro Testing of KB27 Module WLS Piping
713	SV3-WGS-THW-ME3966	HYDROSTATIC TESTING OF WGS PIPING ON MODULE R161
714	SV0-YFS-PLW-ME0918	Fabricate and Install Yard Fire Water Lines for Building 315
715	SV0-ZRS-EKW-EL2745	INSTALL ELECTRICAL EQUIPMENT LOAD BANK SV0-ZRS-LB-001 AT PUMPHOUSE SWITCHGEAR BLDG. 315
716	SV0-ZRS-THW-ME6273	PERFORM HYDROSTATIC/PNEUMATIC TESTING ON THE DIESEL FUEL OIL LINES @ BUILDING 315
717	SV0-PWS-P0W-862331	SUPPORT FLUSH PLAN SV0-PWS-TFP-401 FLUSH PLAN
718	SV3-R155-KBW-ME3672	SITE COMPLETION OF R155 SRUCTURAL STEEL
719	SV0-YFS-CCW-CV5434	GROUT FOR ELECTRIC YARD FIRE WATER PUMP
720	SV0-PWS-EWW-EL3561	315 BLDG CBL PULLING & TERMINATIONS FOR PWS SYSTEM

10/18/2017	Page 43 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
721	SV0-ZRS-EKW-EL5901	INSTALLATION OF FLEXI-BAR BUS CONNECTIONS FOR LOAD CENTERS SV0-ZRS-EK-21 & 22 AT 315 BLDG
722	SV0-RWS-P0W-861787	SUPPORT FLUSH PLAN SV0-14-RWS-001 FOR BUILDING 315 PIPING
723	SV3-SFS-THW-ME2431	HYDROSTATIC TESTING OF KB12 SFS PIPING
724	SV3-CA05-S4W-CV1874	CA05 NORTH SIDE WALL OVERLAY PLATES AND BEAM SEATS INSTALLATION
725	SV3-VWS-THW-ME4460	HYDROSTATIC TESTING OF R161 VWS PIPING (CLASS E)
726	SV4-KB16-KBW-ME7487	INSTALLATION OF KB16 DEGASIFIER VACUUM PUMPS
727	SV3-DWS-THW-ME3963	HYDRO TESTING OF R161 MODULE DWS PIPING
728	SV3-VWS-THW-ME3959	HYDRO TESTING OF R155 MODULE VWS PIPING
729	SV3-CCS-THW-ME3962	HYDRO TESTING OF R161 MODULE CCS PIPING
730	SV3-ML05-MLW-ME4821	INSTALLATION OF PENETRATION 1120-ML-P03
731	SV4-CAS-PHW-861296	INSTALLATION OF CAS PIPE SUPPORTS ON MODULE R161
732	SV4-WWS-PLW-ME0959	Installation of WWS Embedded Drain Piping and Drain Hubs
733	SV3-KB13-MEW-ME2462	INSTALLATION OF KB13 SUMP PUMPS WRS-MP-01A & 01B
734	SV3-CWS-PLW-ME0049	Unit 3 Circulating Water System (CWS) Phase 2 Supply Lines.
735	SV3-CA01-V2W-CV2099	CA01 INSTALL AND TEST LUG SM12
736	SV3-VWS-THW-ME3965	HYDROSTATIC TESTING OF VWS PIPING ON MODULE R161
737	SV3-CA01-V2W-CV2098	CA01 INSTALL AND TEST LUG AT SM 11
738	SV3-SFS-MTW-ME2202	INSTALLATION OF KB12 DEMINERALIZER TANKS (SFS-MV-01A & SFS-MV-01B)
739	SV3-CA01-S4W-CV2060	FABRICATE LEAK CHASE PLUG BARS AND END CAPS SUBASSEMBLY 06
740	SV3-WGS-P0W-ME2984	Installation of WGS Piping in Module R151 Per ISO SV3-WGS-PLW-541
741	SV3-SFS-PHW-ME7022	FABRICATION/INSTALLATION OF CA03 CLASS D PIPE SUPPORTS SV3-SFS-PH-11R2024; SV3-SFS-PH-11R2025; & SV3-SFS-PH-11R2026
742	SV3-WGS-P0W-ME2972	FABRICATE AND INSTALL WGS PIPING FOR MODULE R161 (INCLUDES DRAWING SV3-WGS-PLW-540)
743	SV0-0000-SSW-CV7453	MISCELLANEOUS STRUCTURAL STEEL
744	SV0-PWS-CCW-CV0415	Pipe Support Level Foundations
745	SV3-CA01-V2W-CV2100	CA01 INSTALL AND TEST LUG AT SM13
746	SV3-WWS-P0W-ME2701	WWS EMBEDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WWS-PLW-310, 31E, 319, & 31A)
747	SV4-KB16-KBW-ME7485	INSTALLATION OF LIQUID SEAL HEAT EXCHANGER SV4-WLS-ME-03
748	SV3-CA01-S4W-CV2241	CA01-31 SUBMODULE ERECTION
749	SV3-CA01-S4W-CV2552	INSTALLATION OF CA01-14
750	SV3-CA01-V2W-CV2101	CA01 Install and Test Lug at SM 16

10/18/2017	Page 44 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
751	SV4-CWS-PLW-ME0198	Unit 4 CWS Phase 1 Supply Line
752	SV0-PWS-PVW-862469	DISASSEMBLE/TROUBLESHOOT, PWS VALVE #SV0-PWS-V591B, AND GEAR BOX
753	SV3-WLS-PLW-ME0903	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-562, 566, 573, 574, and 575
754	SV4-WGS-PHW-861287	INSTALLATION OF WGS PIPE SUPPORTS ON MODULE R155
755	SV3-WLS-PLW-ME0904	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-564, 565, 570, 571, and 572
756	SV0-RWS-PHW-861105	FABRICATE AND INSTALL RWS SUPPORTS SV0-RWS-PH-00R0185 & SV0-RWS-PH-00R0189 @ BLDG 315
757	SV0-RWS-EKW-EL0679	Installation of Electric Load Centers and Misc. Equipment Commodities for the RWS and Tank Farm Pump House Switchgear Bldg. 315
758	SV0-PWS-PHW-861991	FABRICATE AND INSTALL THE PIPE SUPPORTS AND BASEPLATES ASSOCIATED WITH ISOMETRIC SV0-PWS-PLW-981
759	SV0-RWS-PHW-ME8406	Fabricate and Install the RWS Pipe Supports On the RWS Transfer Pumps
760	SV4-KB15-KBW-ME7476	INSTALLATION OF KB15 COMPONENTS
761	SV4-FPS-PHW-861258	INSTALLATION OF FPS PIPE SUPPORTS ON MODULE R151
762	SV0-0000-CCW-CV1583	Construction of Concrete Transformer Foundations and Other Appurtenant Concrete for the 300 Series Buildings
763	SV0-0000-CCW-860201	MISCELLANEOUS CONCRETE FOUNDATIONS FOR THE 315 BUILDING
764	SV3-CA01-S4W-CV2206	CA01 SM 02 INSTALLATION
765	SV3-CA01-S4W-CV2147	CA01-9 Submodule Erection
766	SV3-1208-SCW-CV3034	COURSE 2 UNIT 3 SHIELD BUILDING
767	SV4-KB16-KBW-ME7486	INSTALLATION OF KB16 DEGASIFIER SEPARATOR PUMPS
768	SV3-CA01-S5W-CV4226	CA01-38 UNSAT IRS AND N&DS- STRUCTURE REPAIRS
769	SV3-CA05-S4W-CV1877	CA05 EMBED PLATES AND BEAM SEATS WEST SIDE
770	SV3-CA01-S4W-CV2081	FABRICATE LEAK CHASE PLUG BARS AND WELD END CAPS FOR LEAK CHASE FOR CA01 SUB ASSEMBLY 5
771	SV3-CA01-S5W-CV3319	CA01-27 UNSAT IRS AND N&DS - STRUCTURE REPAIRS
772	SV3-CA01-S4W-CV2096	CA01-33 SUBMODULE ERECTION
773	SV4-R161-MDW-861307	INSTALLATION OF DUCTWORK AND SUPPORTS ON MODULE R161
774	SV4-CAS-P0W-861276	INSTALLATION OF CAS PIPING ON MODULE R155
775	SV0-ZRS-EWW-EL3563	315 BLDG CBL PULLING & TERMINATIONS FOR ZRS SYSTEM
776	SV3-CA01-S4W-CV2226	CA01 SM24 INSTALLATION

10/18/2017	Page 45 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
777	SV3-KB11-KBW-ME2284	FABRICATION OF KB11 MECHANICAL EQUIPMENT MODULE
778	SV4-R151-MDW-861269	INSTALLATION OF HVAC DUCTWORK AND SUPPORTS ON MODULE R151
779	SV3-CA01-S5W-CV2817	CA01-47 REPAIR WORK
780	SV3-CA20-V2W-CV1728	INSTALL CA20 LIFT LUGS 164 AND 165
781	SV0-ZRS-MTW-ME8969	Install Diesel Generator's Day Tank--SV0-ZRS-MT-002 @ Bldg 315
782	SV4-FPS-P0W-861257	INSTALLATION OF FPS PIPING ON MODULE R151
783	SV4-PGS-PHW-861302	INSTALLATION OF PGS PIPE SUPPORTS ON MODULE R161
784	SV4-PGS-P0W-861282	INSTALLATION OF PGS PIPING ON MODULE R155
785	SV0-PWS-P0W-ME8001	FABRICATE AND INSTALL THE PWS DISCHARGE PIPING FROM THE PWS PUMP SKID TO THE EXISTING UNDERGROUND PIPE FLANGE @ BLDG. 315
786	SV4-CAS-PHW-861277	INSTALLATION OF CAS PIPE SUPPORTS ON MODULE R155
787	SV3-KB10-KBW-ME2469	Fabrication/Installation of KB10/WWS sump pit and drain structure and pipe supports
788	SV4-PGS-PHW-861283	INSTALLATION OF PGS PIPE SUPPORTS ON MODULE R155
789	SV4-FPS-P0W-861280	INSTALLATION FPS PIPING ON MODULE R155
790	SV3-4032-CCW-CV1886	Unit 3 Annex Area 2 East SUmp and Elevator Pit Installation
791	SV3-CA01-S4W-CV2377	CA01-07-CORRECT UNSAT IR AND N&Ds
792	SV3-CA20-S4W-CV2210	Unit 3 CA20 Coupler Installation at Weld Seams
793	SV3-EDS-DBW-EL3129	INSTALL ANNEX BLDG EDS02-DB1 BATTERY RACKS, ROOM 40309
794	SV4-0000-CRW-CV8074	UNIT 4 TRANSFORMER REINFORCEMENT (PLACEMENT 2)
795	SV3-KQ11-KQW-ME0566	Install Module KQ11 Portion 1
796	SV4-FPS-PHW-861281	INSTALLATION OF FPE PIPE SUPPORTS ON MODULE R155
797	SV4-SDS-PLW-ME1266	INSTALL SANITARY DRAIN LIFT STATION MS-500
798	SV4-ML05-MLW-ME1746	Attachment of Welded Nelson Studs to Embedded Piping Penetrations 66'-6"-82'-6" Walls Only
799	SV4-WGS-PHW-861266	INSTALLATION OF PIPE SUPPORTS OF MODULE R151
800	SV3-ME01-PLW-ME0913	Condenser A Turbine Bypass Piping & Supports
801	SV4-KB04-KBW-ME5676	Installation of Module KB04
802	SV4-CA20-P0W-860236	INSPECTION/ VERIFICATION OF CA20 EMBEDDED PIPING
803	SV3-CA03-S4W-CV2266	CA03 INSTALL LIFTING LUGS FOR NI SET
804	SV4-0000-CRW-CV8076	UNIT 4 TRANSFORMER REPLACEMENT (PLACEMENT 4)
805	SV4-WGS-PHW-861306	INSTALLATION OF WGS PIPE SUPPORTS ON MODULE R161
806	SV3-CA01-S4W-CV2064	CA01-37 PRELIMINARY SUB-MODULE FIT-UP

10/18/2017	Page 46 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
807	SV3-CA01-S5W-CV4213	CA01-15, PERFORM STRUCTURAL N&D & INSPECTION REPORT (IR) S561-004-14-0467 REWORK AND REPAIRS
808	SV3-DWS-PHW-ME2979	INSTALLATION OF DWS PIPING SUPPORTS IN MODULE R151
809	SV4-WLS-P0W-ME5395	INSTALLATION OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-660 & -661
810	SV3-1208-CCW-CV8997	CONCRETE IN COURSE 3 SHIELD BUILDING PANELS
811	SV3-CA05-S5W-CV2230	CA05-PAPERCLIP REBAR REMOVAL AND RE-INSTALLATION
812	SV3-CA05-S5W-CV1869	CA05 WORK N&Ds FROM SUPPLIER
813	SV3-WLS-PLW-ME0683	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-755
814	SV3-KB12-KBW-ME2258	Installation of KB12 Structural Steel
815	SV3-RNS-P0W-861215	REMOVE MODULE Q240 VALVE OPERATORS
816	SV3-KB10-KBW-ME2129	INSTALLATION OF WWS PIPING - MODULE KB10 (ISOMETRICS: WWS-PLW-010, 011, 017, 01G)
817	SV3-ML05-MLW-850000	INSTALLATION OF SV3-11206-ML-P01 PENETRATION
818	SV4-CAS-PHW-861268	INSTALLATION OF CAS PIPE SUPPORTS ON MODULE R151
819	SV0-PWS-PHW-ME0924	INSTALL PIPE SUPPORTS ON THE POTABLE WATER LINES FOR BUILDING 315
820	SV4-CCS-PHW-861298	INSTALLATION OF CCS PIPE SUPPORTS ON MODULE R161
821	SV4-VWS-P0W-861263	INSTALLATION OF VWS-PIPING ON MODULE R151
822	SV3-CA01-S5W-CV2082	CA01-32 FABRICATION & ASSEMBLY
823	SV3-CA01-S4W-CV3799	CA01-42 SUBMODULE INSTALLATION
824	SV4-VWS-PHW-861264	INSTALLATION OF VWS PIPE SUPPORTS ON MODULE R151
825	SV4-WGS-P0W-861286	INSTALLATION OF WGS PIPING ON MODULE R155
826	SV3-CA01-S4W-CV4145	CA01-39 SUBMODULE ERECTION
827	SV3-WLS-PHW-ME2481	FABRICATION/INSTALLATION OF KB11/WLS TUBING SUPPORTS(GR.35)
828	SV4-VWS-PHW-861304	INSTALLATION OF VWS PIPE SUPPORTS ON MODULE R161
829	SV4-CA20-S5W-CV4001	CA20-01 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STUDS
830	SV4-KB14-KBW-ME7083	INSTALLATION OF THE KB14 MODULE
831	SV3-CA03-S4W-CV2261	CA03 TOP WALKWAY SUPPORT STEEL
832	SV4-PGS-P0W-861301	INSTALLATION OF PGS-PIPING ON MODULE R161
833	SV4-KB14-KBW-ME8945	KB14 STRUCTURAL FRAME REWORK
834	SV4-KQ11-KQW-ME1684	INSTALL MECHANICAL EQUIPMENT MODULE KQ11 (MT-02) - PORTION 1

10/18/2017	Page 47 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
835	SV3-CA01-S5W-CV4221	CA01-35 UNSAT IR'S AND N&D'S REWORK AND REPAIRS
836	SV4-CAS-P0W-861295	INSTALLATION OF CAS PIPING ON MODULE R161
837	SV3-KB10-KBW-ME2130	INSTALLATION OF WWS PIPING - MODULE KB10 (ISOMETRICS: WWS-PLW-012, 013, 015, 016)
838	SV3-CA01-S5W-CV4148	CA01-41 UNSAT IRs AND N&Ds - STRUCTURE REPAIRS
839	SV3-WLS-P0W-ME4603	INSTALLATION OF WLS PIPING IN R216 MODULE
840	SV3-CA02-S5W-CV2564	CA02-05 Unsatisfactory IRs and N&D Repairs - Structual Repairs
841	SV0-PWS-PVW-862794	PULSATION DAMPENER 0-PWS-Y50A IS LEAKING AND NOT HOLDING AIR CHARGE ABOVE ZERO PSIG ON AIR SIDE OF DAMPENER
842	SV3-CA01-S5W-CV3042	CA01-12 UNSAT IR AND N&D REPAIRS
843	SV3-CA20-S5W-CV1433	Miscellaneous Rework for Closure of N&D's
844	SV4-WWS-PHW-ME5003	Installation of Large Bore WWS Piping Supports (Includes Isometrics: SV4-WWS-PLW-31C, 31D, 313)
845	SV3-CA01-S5W-CV3308	CA01-09 UNSATISFACTORY IRS AND N&D REPAIRS - STUDS
846	SV3-CA20-S5W-CV1904	CA20-30 INSTALLATION OF ADDITIONAL REBAR COUPLERS AND REPLACEMENT OF REBAR COUPLERS RLREADY INSTALLED
847	SV0-0000-CCW-CV5528	MISCELLANEOUS GROUTING IN 300 SERIES BUILDINGS/YARD
848	SV3-WLS-PHW-ME2222	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-WLS-PLW-67X,68A)
849	SV3-VCS-MXW-CT8035	U3 VCS Ductwork Coatings Rework
850	SV3-WLS-PHW-ME2219	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-WLS-PLW-60C, 60N, 686)
851	SV0-0000-MEW-ME0715	CONDENSER FABRICATION AREA PREPARATION (111 SATELLITE)
852	SV3-WLS-PHW-ME2368	FABRICATION/INSTALLATION OF KB11/WLS PIPING SUPPORTS (SV3-WLS-PH-12R0443, 12R0450, 12R0459, 12R0466, 12R0478, 12R0777, 12R0778, 12R0779, 12R0781, & 12R0782)
853	SV3-CA03-S5W-CV2932	CA03 REWORK UNSAT ITEMS- SUBMODULES 03 THRU 06
854	SV3-CA20-S4W-CV0858	Installation of CA20 SA1 EL. 107'-2" Floor Submodules (Submodules 52 & 53)
855	SV4-CA20-S4W-CV3262	CA20-01 SUB-MODULE ERECTION
856	SV4-DWS-P0W-861259	INSTALLATION OF DWS PIPING ON MODULE R151
857	SV3-CA02-S4W-CV5779	INSTALL CA02-03 PERMANENT WELDED ATTACHMENTS
858	SV4-CCS-P0W-861297	INSTALLATION OF CCS PIPING ON MODULE R161
859	SV3-VWS-P0W-ME2982	Installation of VWS Piping in Module R151 Per ISO SV3-VWS-PLW-381, & 481

10/18/2017	Page 48 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
860	SV3-WLS-PHW-ME2372	FABRICATION/INSTALLATION OF KB11/WLS PIPING SUPPORTS (SV3-WLS-PH-12R0002, 12R0439, 12R0467, 12R0480, 12R0481, 12R0486, 12R0488, 12R0490, & 12R0491)
861	SV4-PGS-P0W-861261	INSTALLATION OF PGS PIPING ON MODULE R151
862	SV3-1000-CPW-CV5117	CUTTING OF SOUTH SIDE UNIT 3 NUCLEAR ISLAND MSE WALL PANEL
863	SV3-CA03-S5W-CV2933	CA03 RE-WORK UNSAT IR'S AND N&D FOR SUBMODULES 12 THRU 17
864	SV0-CA01-SSW-CV4231	CA01 PLATEN MODIFICATIONS FOR SUPPORT LEGS BELOW CA01-01 AND CA01-21
865	SV3-2020-MEW-ME0845	Attach Condenser A Upper Shell to Upper Tube Bundle RESERVED FOR Oran Poe
866	SV3-WLS-PHW-ME5371	INSTALLATION OF WLS PIPE SUPPORTS IN R216 MODULE
867	SV0-YFS-JEW-863014	DISSEMBLE/REMOVE/REPLACE WITH NEW, TRANSMITTER WSV0-YFS-JE-TT002A
868	SV0-ZRS-PVW-863155	rOTATE SV0-ZRS-PL-V002 90 DEGREES (UP-RIGHT POSITION), BETWEEN PIPING FLANGES.
869	SV3-2030-M6W-ME1704	INSTALL PIPING SUPPORTS FOR "A" TO "B" CONDENSER CROSSOVER PIPING
870	SV3-CA01-S4W-CV2228	CA01 SM 22 INSTALLATION
871	SV4-4033-CRW-CV8103	(BLANK)
872	SV3-2020-MEW-ME0739	Install Condenser A Upper Shell Heater Truss
873	SV3-VCS-MXW-CT7413	U3 CONTAINMENT BUILDING MD01 VCS DAMPERS COATINGS REWORK
874	SV3-CA03-S4W-CV2256	CA03 SUBMODULE WALL ASSEMBLY (01, 02, 03)
875	SV3-CA20-S4W-CV0429	Installation of CA20 SA2 EL 92'-6" Floor Submodules (Submods 43, 44, 45, 46)
876	SV3-ME01-PLW-ME1003	Unit 3 Condenser A: Installation of MSR A&B Shell Drains
877	SV3-CA01-S4W-CV2551	CA01-12 SUBMODULE INSTALLATION
878	SV3-CA20-V2W-CV1729	INSTALL CA20 LIFT LUGS 166 AND 167
879	SV3-CA01-S5W-CV3055	CA01-12 UNSAT IR & N&D STUD REPAIRS
880	SV3-CA01-S4W-CV4277	CA01-11 N&D APP-CA01-GNR-850354 REWORK
881	SV3-CA20-S4W-CV0423	Installation of Subassembly 1 EL 82'-6" Floor Submodules
882	SV3-CA01-S5W-CV3309	CA01-09 UNSATISFACTORY IRs AND N&D REPAIRS - STRUCTURAL REPAIRS
883	SV3-CA01-S4W-CV2079	CA01-05 SUBMODULE ERECTION
884	SV3-R104-R1W-ME3033	STRUCTURAL FABRICATION OF R104 MODULE
885	SV3-CA01-S5W-CV2270	CA01-03 REPAIRS
886	SV3-KB15-KBW-ME2344	INSTALLATION OF KB15 COMPONENTS

10/18/2017	Page 49 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
887	SV4-DWS-PHW-861279	INSTALLATION OF DWS PIPE SUPPORTS ON MODULE R155
888	SV3-CA01-S4W-CV2238	CA01-28 SUBMODULE ERECTION
889	SV4-WRS-PHW-861252	INSTALLATION OF WRS PIPE SUPPORTS ON MODULE R104
890	SV3-CA02-MHW-CV2561	CA02 LIFTING FRAMES AND BRACING
891	SV3-CAS-P0W-ME2986	INSTALLATION OF CAS PIPING IN MODULE R151 PER ISO SV3-CAS-P0W-421, & 321
892	SV3-KB22-KBW-ME2203	INSTALLATION OF KB22 COMPONENTS
893	SV3-2020-MEW-ME0852	Install Condenser C Upper Shell to Upper Truss RESERVED FOR Oran Poe
894	SV4-CA20-CAW-850000	CA20 MODULE INSTALLATION
895	SV3-PXS-PHW-ME7021	FABRICATION/INSTALLATION OF CA03 CLASS E PIPE SUPPORT SV3-PXS-PH-11R0573
896	SV3-MG20-MEW-ME4880	Main Generator Sole Plate Installation
897	SV3-ML05-MLW-ME3413	INSTALLATION OF CA03 PENETRATION
898	SV3-CA03-S4W-CV2265	CA03 INSTALLATION OF LIFT LUGS (SUB-MODULE CA03-01 THRU CA03-17)
899	SV4-WLS-P0W-ME5400	INSTALLATION OF KB11 PIPING ISOMETRIC SV4-WLS-PLW-683
900	SV4-WLS-P0W-ME5397	INSTALLATION OF KB11 PIPING ISOMETRIC SV4-WLS-PLW-67C
901	SV3-2030-M6W-ME1702	INSTALL CWS CROSSOVER PIING FROM "A" TO "B" CONDENSER
902	SV3-CA20-S4W-CV2323	CA20 SUB ASSEMBLY 1 WORK LIST ITEMS WB-W00054, WB-W00055, WB-W00077, WB-W00080, WB-W00081, WB-W00085 & WB-W00116
903	SV4-0000-CRW-CV8073	UNIT 4 TRANSFORMER REINFORCEMEN (PLACEMENT 1)
904	SV3-CA05-S4W-CV1875	CA05 EAST SIDE WALL OVERLAY PLATES AND BEAM SEATS INSTALLATION
905	SV4-WLS-P0W-ME5398	INSTALLATION OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-67Q & -67S
906	SV4-WLS-P0W-ME5399	INSTALLATION OF KB11 PIPING ISOMETRIC SV4-WLS-PLW-67W
907	SV3-KB20-KBW-ME1675	Installation of Module KB20 (WLS Chemical Waste Pump)
908	SV3-WLS-P0W-ME2760	KB16-Install Bore Separator Pump Suction Piping (Isometric SV3-WLS-PLW-120)
909	SV3-SFS-P0W-ME2132	Installation of Large Bore KB12 SFS Piping (Including Isometrics SV3-SFS-PLW-60A, 60B)
910	SV3-WLS-P0W-ME2766	KB16 - INSTALLATION OF SMALL BORE CONDENSER PIPING (ISOMETRICS SV3-WLS-PLW-102, 103, 104, 105, 106, & 107)
911	SV3-2020-MEW-ME0555	Unit 3 Condenser A Hot Well Assembly

10/18/2017	Page 50 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
912	SV0-RWS-PHW-ME9004	FABRICATE AND INSTALL THE RAW WATER PIPE SUPPORTS ON ISOMETRIC SV0-RWS-PLW-500, 502, 512, 524, 525, 737 & 738
913	SV0-RWS-PLW-ME0917	Install Raw Water Lines for Building 315
914	SV3-CA01-S5W-CV4211	CA01-16 IR STRUCTURAL AND N&DS
915	SV4-2020-MEW-TP1407	Unit 4 Condenser Upper Shell Construction Aid Support Platform
916	SV4-CA01-S5W-CV6458	CA01-27 UNSAT IRs/N&Ds/E&DCRs/LOOSE PARTS - STRUCTURAL
917	SV3-2040-MLW-ME2937	INSTALLATION OF EMBEDDED PIPING PENETRATION FLOOR SLEEVES (SLABS 1 AND 6).
918	SV3-PGS-PHW-ME2981	INSTALLATION OF PGS PIPING SUPPORTS IN MODULE R151
919	SV4-CA20-S5W-CV5294	CA20-12 UNSATISFACTORY IRs/N&DS/E&DCRs AND LOOSE PARTS - STUDS
920	SV3-KB22-KBW-ME1667	Installation of Module KB22-WLS Effluent Holdup Pump B
921	SV0-RWS-THW-ME8937	PERFORM HYDROSTATIC TESTING ON THE RAW WATER LINES @ BUILDING 315
922	SV4-CA20-S5W-CV5766	CA20-72 UNSAT IR# & N&D STRUCTURAL REPAIRS
923	SV4-CA20-S5W-CV5285	CA20-10 UNSAT IR, N&D AND SHIP LOOSE MATERIAL STRUCTURAL REPAIRS
924	SV3-1208-ITW-CV4392	PRE-ITAAC MEASUREMENTS
925	SV4-WLS-P0W-ME5394	INSTALLATION OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-602, -603, -604, -605, -606, -607, -609, -60K, & -60L
926	SV3-CA20-S4W-CV2487	CA20 SUB ASSEMBLY 3 WORK LIST ITEMS WB-W00019, WB-W00024, WB-W00025, WB-W00026, WB-W00027 & WB-W00028
927	SV0-RWS-CWS-CV6291	RAW WATER INTAKE FOUNDATION(S)
928	SV3-2030-M6W-ME1703	INSTALL CWS CROSSOVER PIPING FROM "B" TO "C" CONDENSER
929	SV3-CA20-S4W-CV2609	FABRICATION OF ADDITIONAL CA20 OVERLAY PLATES
930	SV3-WGS-THW-ME3037	KB16-HYDROSTATIC TESTING OF WGS PIPING
931	SV3-CA01-S4W-CV2384	CA01-08 SUBMODULE PRE-ASSEMBLY FABRICATION
932	SV0-PWS-THW-ME2702	HYDRO TEST THE POTABLE WATER SYSTEM (PWS) AT BUILDING 315
933	SV4-ML05-MLW-ME7941	INSTALL CA01 PROCESS PIPE PENETRATIONS SV4-11501-ML-P03, SV4-11501-ML-P04, & SV4-11502-ML-P03
934	SV3-CA05-S5W-CV1870	MODIFY CA05-02 AND CA05-03 PER EDCR APP-CA05-GEF-068

10/18/2017	Page 51 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
935	SV3-1208-SCW-CV3078	COURSE 1 UNIT 3 SHIELD BUILDING
936	SV3-CA03-S4W-CV2264	CA03 FLOOR LEAK CHASE PLATES INSTALLATION
937	SV4-CA20-S5W-CV5771	CA20-73 UNSAT IR# & N&D STRUCTURAL REPAIRS
938	SV3-2040-MLW-ME2939	INSTALLATION OF EMBEDDED PIPING PENETRATION FLOOR SLEEVES (SLAB 2).
939	SV3-WLS-PHW-ME2369	FABRICATION/INSTALLATION OF KB11/WLS PIPING SUPPORTS (SV3-WLS-PH-12R0006, 12R0453, 12R0457, 12R0460, 12R0464, 12R0470, 12R0475, & 12R0780)
940	SV4-VCS-MXW-CT7415	U4 CONTAINMENT BUILDING MD01 VCS DAMPERS COATINGS REWORK
941	SV3-2030-M6W-ME1705	INSTALL PIPING SUPPORTS FOR "B" TO "C" CONDENSER CROSSOVER PIPING
942	SV4-CA20-S4W-CV3267	INSTALLATION OF SUBMODULE CA20-06
943	SV3-R151-R1W-ME0724	R151 COMMODITY MODULE INSTALLATION
944	SV3-WLS-P0W-ME2135	INSTALLATION OF SMALL BORE KB12 WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-60A, 60M & 608)
945	SV3-WRS-PHW-ME0781	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12A0807, 12R0083
946	SV3-WLS-P0W-ME2767	KB16 - INSTALLATION OF SMALL BORE VACUUM PUMP PIPING (ISOMETRIC SV3-WLS-PLW-090, 100, & 101
947	SV3-2050-MLW-ME6296	INSTALLATION OF MECHANICAL PIPE SLEEVES FOR SLAB(S) 4 ELEVATION 140'
948	SV4-ML05-MLW-ME4812	Attachment of welded nelson studs to embedded piping penetrations 82'-6" Floors only"
949	SV3-CA01-S5W-CV4142	CA01-34 UNSATISFACTORY IRs AND N&D REPAIRS - STUDS
950	SV4-WWS-P0W-ME1978	WWS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WWS-PLW-31C, 31D, 31K, & 313)
951	SV4-SFS-P0W-ME5409	INSTALLATION OF KB12 PIPING ISOMETRIC SV4-SFS-PLW-089
952	SV4-4031-CCW-CV5068	UNIT 4 ANNEX BUILDING AREA 1 ELEVATOR PIT
953	SV4-CA20-S5W-CV5761	CA20-71 UNSAT IR# & N&D STRUCTURAL REPAIRS
954	SV4-VWS-PHW-ME7495	INSTALLATION OF KB16 VWS PIPE SUPPORTS
955	SV4-CA20-V2W-CV7511	INSTALL SUPER LIFT LUG AT CA20-01
956	SV4-WGS-P0W-ME2014	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV4-WGS-PLW-050, 101, 103, 105, 107)
957	SV3-WLS-P0W-ME2137	INSTALLATION OF SMALL BORE KB12 WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-60B, 60H & 60J)
958	SV3-WLS-PHW-ME2371	FABRICATION/INSTALLATION OF KB11/WLS PIPING SUPPORTS (SV3-WLS-PH-12R0445, 12R0705, 12R0438, 12R0446, 12R0783, 12R0700, 12R0440, 12R0001, 12R0452, 12R0474)
959	SV3-VAS-MDW-ME2975	R155 MODULE HVAC AC COMPLETION
960	SV4-CA20-S4W-CV3263	CA20-02 SUB-MODULE ERECTION
961	SV3-FPS-P0W-ME2976	INSTALLATION OF FPS PIPING IN MODULE R151 PER ISO SV3-FPS-PLW-721
962	SV0-0000-XGW-CV0447	RWI Site Development

10/18/2017	Page 52 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
963	SV3-WLS-P0W-ME2138	INSTALLATION OF SMALL BORE KB12 WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-60D & 672)
964	SV3-R155-R1W-ME0725	INSTALLATION OF R155 COMMODITY MODULE
965	SV3-PGS-P0W-ME2980	INSTALLATION OF PGS PIPING IN MODULE R151 PER ISO SV3-PGS-PLW-121
966	SV4-R104-MDW-861253	INSTALLATION OF HVAC DUCTWORK AND SUPPORTS ON MODULE R104
967	SV4-CB65-S5W-CV4419	INSTALL COUPLERS ON SV4 CB65 OLP's
968	SV3-CAS-PHW-ME2987	INSTALLATION OF CAS PIPING SUPPORTS IN MODULE R151
969	SV3-CA02-S5W-CV5943	CA02-03 STRUCTURAL UNSAT IR'S AND N&D'S
970	SV3-VWS-PHW-ME2983	Installation of VWS Piping Supports in Module R151
971	SV4-WGS-P0W-ME6122	INSTALL KB04 WGS PIPING
972	SV3-CA20-S4W-CV2324	CA20 SUB ASSEMBLY 1 PUNCH LIST ITEMS WB-W00029, WB-W00067, WB-W00075, & WB-W00093
973	SV3-WLS-PHW-ME0841	Installation of Small Bore WLS Piping Supports for Isometric SV#-WLS-PLW-33D
974	SV3-CA03-SUW-CV7094	CA03 - PROCEDURES AND SPECIFICATIONS BOOK
975	SV4-WLS-MVW-ME5402	INSTALLATION OF KB11/WLS MECHANICAL EQUIPMENT
976	SV3-CA01-S4W-CV0400	CA01 SM 01 INSTALLATION
977	SV3-CA05-S4W-CV1876	CA05 EMBED PLATES AND BEAM SEATS SOUTH SIDE
978	SV3-CA20-S4W-CV1386	Pre-Assembly of CA20 Floor Submodules (CA20-43, 44, 45, 46, 47, 48, 49, 50, 56, 57)
979	SV3-CA20-S4W-CV0433	CA20 WALL J2 OVERLAY PLATES INSTALLATION
980	SV3-VAS-MDW-ME2988	INSTALLATION OF VAS HVAC DUCT IN MODULE R151
981	SV4-CA01-S4W-CV6408	CA01-14-SUB MODULE INSTALLATION
982	SV4-CA20-S5W-CV4010	UNSAT IR# & N&D STRUCTURAL REPAIRS,
983	SV3-1208-SCW-CV4914	COURSE 5 UNIT 3 SHIELD BUILDING
984	SV3-2040-MLW-ME2940	INSTALLATION OF EMBEDDED PIPING PENETRATION FLOOR SLEEVES (SLABS 4 AND 5).
985	SV3-2060-MLW-ME8897	FABRICATION AND INSTALLATION OF MECHANICAL PIPING PENETRATIONS EL. 196'
986	SV3-2060-MLW-ME8896	FABRICATION AND INSTALLATION OF MECHANICAL PIPING PENETRATIONS FOR SLABS 1&2 ON ELEVATION 170'
987	SV3-2060-MLW-ME8895	INSTALLATION OF MECHANICAL PIPE SLEEVES FOR SLAB(S) 5 & 6 ELEVATION 170'
988	SV4-SFS-MVW-ME5417	INSTALLATION OF KB12/SFS MECHANICAL EQUIPMENT
989	SV4-ML05-MLW-ME4810	ATTACHMENT OF WELDED COUPLINGS 82'-6" FLOOR PENETRATIONS
990	SV0-8100-EWW-TP1212	Temporary Power For Bldg. 203 Westinghouse Field Offices

10/18/2017	Page 53 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
991	SV0-852-EWW-TP0407	Power to Icehouse (144) and Well 3
992	SV0-0000-CCW-CV0008	Installation of the Module Assembly Building Foundation
993	VNC-COMM-ZRS-001	Electrical Phase 2 and Fiber Optic
994	SV3-FPS-THW-ME3421	HYDRO TESTING OF FPS PIPING IN MODULE R151 - ISO SV3-FPS-PLW-721
995	SV3-PGS-THW-ME3423	HYDRO TESTING OF PGS PIPING IN MODULW R151-IS0 SV3-PGS-PLW-121
996	SV3-VWS-THW-ME3424	HYDRO TESTING OF VWS PIPING IN MODULE R151-ISO SV3-VWS-PLW-381, & 481
997	SV3-WGS-THW-ME3425	HYDRO TESTING OF WGS PIPING IN MODULE R151 - ISO SV3-WGS-PLW-541
998	SV0-PWS-PPW-ME0257	Start-Up for the Temporary Potable Water Solution and Disinfect of PWS Header and Building 120
999	SV4-CA01-S4W-CV6521	CA01-46 SUB MODULE INSTALLATION
1000	SV4-CA20-S5W-860207	CA20 FABRICATION OF BULK FLAT BAR
1001	SV3-WLS-PHW-ME2367	FABRICATION/INSTALLATION OF KB11/WLS PIPING SUPPORTS (SV3-WLS-PH-12R0444, 12R0447, 12R0451, 12R0454, 12R0458, 12R0461, 12R0465, 12R0468, 12R0471, & 12R9025)
1002	SV3-CA20-S4W-CV0310	CA20 SA2 Wall Submodule Erection (10, 11, 12, 13, 14, 15, 16, 17)
1003	SV4-CB65-S4W-CV2568	UNIT 4 CB65 ASSEMBLY
1004	SV3-CA20-S4W-CV0441	CA20 WALL L2 OVERLAY PLATES INSTALLATION
1005	SV3-WLS-P0W-ME2143	INSTALLATION OF SMALL BORE KB11 WLS PIPING (INCLUDING SV3-WLS-PLW-678, 679, 67D, 67E, 67G, 67H, 67L, 67N, 682, & 688)
1006	SV3-WLS-P0W-ME2145	Installation of Small Bore KB11 WLS Piping(Including SV3-WLS-PLW-67C, 67F, 67P, 67Q, 67S, 67W, 683, & 68D)
1007	SV3-CA01-S5W-CV2351	CA01-01 REPAIR WORK
1008	SV3-CA01-S4W-CV2095	INSTALLATION OF CA01-32.
1009	SV3-SFS-PHW-ME2218	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-SFS-PLW-60A, 60B)
1010	SV3-CA01-S5W-CV2327	Finish Fabrication and Perform Work per Miscellaneous N&Ds
1011	SV4-DWS-PHW-861260	INSTALLATION OF DWS PIPE SUPPORTS ON MODULE R151
1012	SV3-WLS-PHW-ME2220	INSTALLATION OF PIPE SUPPORTS ON KB12 (FOR ISOMETRICS SV3-WLS-PLW-60E, 60F, 60G)
1013	SV0-8400-EWW-EL0061	Electrical Service to the Sign Shop
1014	SV0-874-EWW-TP0702	Control Power Installation For Sprinkler System at Batch Plant
1015	SV3-WLS-P0W-ME2142	INSTALLATION OF SMALL BORE KB11 WLS PIPING (INCLUDING SV3-WLS-PLW-602, 603, 604, 605, 606, 607, 609, 60K, & 60L)

10/18/2017	Page 54 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
1016	SV4-ML05-MLW-ME1742	INSTALLATION OF EMBEDDED PIPING PENETRATIONS 66'-6"-82'-6" WALLS ONLY
1017	SV3-CA01-S5W-CV3318	CA01-27 UNSATISFACTORY IRs AND N&D REPAIRS-STUDS
1018	SV3-WLS-PHW-ME2370	FABRICATION/INSTALLATION OF KB11/WLS PIPING SUPPORTS (SV3-WLS-PH-12R0479, 12R0489, 12R0487, 12R0485, 12R0482, 12R0437, 12R0484, & 12R0483)
1019	SV3-2050-MLW-ME6295	INSTALLATION OF MECHANICAL PIPE SLEEVES FOR SLAB(S) 1 ELEVATION 140'
1020	SV3-CA01-S5W-CV4143	CA01-34 UNSAT STRUCT IR AND N&D'S
1021	SV3-KB37-KBW-ME2345	INSTALLATION OF KB37 COMPONENTS
1022	SV3-CA01-S4W-CV2550	CA01-11 SUBMODULE INSTALLATION
1023	SV4-2050-CRW-CV5852	NS 141'-3" ELEV. REBAR POUR 2
1024	SV4-CA20-S4W-CV3265	CA20-04 SUB-MODULE ERECTION,
1025	SV4-CA20-S4W-CV5623	CA20-24 UPENDING/SUB-MODULE INSTALLATION
1026	SV0-ZRS-ECW-863146	REPLACE SIMOCODE PRO V
1027	SV3-CA01-S5W-CV3324	CA01-13 UNSAT IR & N&D STUD REPAIRS
1028	SV0-SDS-PLW-ME0240	Installation of All Remaining Grinder Pump Stations
1029	SV3-CA01-S4W-CV2059	CA01-04 INSTALLATION
1030	SV0-891-EWW-EL0318	Electrical Power Installation to Test Lab
1031	SV0-848-CCW-CV0177	Area 158 Carpenter Pad Assembly
1032	SV0-842-CCW-CV0083	Install Foundation for Mechanical/ Structural Fab Shop (Bldg. 131)
1033	SV0-ZRS-EWW-TP0540	Installation of 13.8 KV line from Switchgear #5 to 3 way junction Northeast of Nuclear Island
1034	SV0-805-CCW-CV0078	Install Foundation for Mechanical Shop (Bldg. 136)
1035	SV0-ME71-CCW-CV0626	Fabrication of End Wall Plates
1036	SV0-842-EWW-EL0173	Installation of Electrical Power to Mechanical Fab Shop (Building 131)
1037	SV0-812-EWW-EL0270	Electrical Feeder Installation to New Hire Office (Bldg 118.)
1038	SV4-12171-CYW-800000	Room 12171 Grout, WLS Waste Effluent Holdup Tank A (WLS-MT-05A)
1039	SV4-KB15-KBW-ME5677	INSTALLATION OF MODULE KB15 (DEGASIFIER DISCHARGE PUMP)
1040	SV3-2050-MLW-ME6294	INSTALLATION OF MECHANICAL PIPE SLEEVES FOR SLAB(S) 2 & 3 ELEVATION 140'
1041	SV3-VAS-MHW-ME2989	INSTALLATION OF STRUCTURAL FRAMES AROUND HVAC DUCT IN MODULE R151
1042	SV0-842-PPW-ME0210	Fabrication and Installation of the Tempoary Piping PWS & SDS (above slab) and Fixtures for the Piping Fitting Shop, Building 131

10/18/2017	Page 55 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
1043	SV0-YFS-CCW-CV0005	Install Yard Fire System (YFS) Diesel Pumphouse Building Foundation
1044	SV0-ZRS-EWW-EL0243	Installation of 1000 kVA transformer and ZRS tie-into the north loop
1045	SV3-CA20-S4W-CV2166	CA20 SUB ASSEMBLY 1 PUNCH LIST ITEMS WB-W00042, WB-W00057, WB-W00058, WB-W00060, WB-W00073, WB-W000872, WB-W00084, WB-W00087
1046	SV3-CA20-MHW-CV1388	Installation of Submodule CA20-26,27,28,29,30,71,72,73 Vertical Lifting Attachments
1047	SV0-MH90-MHW-RI0558	Assembly of the HLD Boom and Mast
1048	SV3-KB27-KBW-ME1665	INSTALLATION OF KB27 MECHANICAL MODULE
1049	SV4-SFS-P0W-ME5410	INSTALLATION OF KB12 PIPING ISOMETRIC SV4-SFS-PLW-60A
1050	SV4-CA05-S4W-CV7028	CA05-04 Temporary Attachments
1051	SV3-KB28-KBW-ME1666	INSTALLATION OF MODULE KB28-WLS WASTE HOLDUP PUMP B
1052	SV3-2060-MLW-ME8894	INSTALLATION OF MECHANICAL PIPE PENETRATIONS ELEVATION 170' SLAB(S) 3 & 4
1053	SV4-KB04-MXW-CT7675	COATINGS - U4 KB04 MODULE
1054	SV3-KB28-KBW-ME2205	INSTALLATION OF KB28 COMPONENTS
1055	SV0-039-CCW-CV0309	Installation of Foundation for Gas Storage Modules Bldgs 131 and 150
1056	SV0-829-CCW-CV0179	Area 111 CH80 and CH82 Module Fabrication Pads
1057	SV4-CA20-S5W-CV5615	CA20-23 UNSAT IR - STUDS & LOOSE PARTS,
1058	SV0-MH90-CCW-CV0142	Installation of the Heavy Lift Derrick Counterweight and Ring Foundation
1059	SV3-ME71-CCW-CV0320	Installation fo the Hot Water Inlet Tunnel (Unit 3)
1060	SV0-PWS-PLW-ME0916	Install Potable Water LInes for Building 315
1061	SV3-CA03-S4W-CV2263	CA03 WALL LEAK CHASE ASSEMBLY
1062	SV3-2020-MEW-ME0732	Install Condenser A Lower Tube Bundle
1063	SV3-ME01-MEW-ME1290	Condensers A,B & C: Addition of Omitted Welds on Upper Shell Baffle Plates and Turbine Bypass Piping
1064	SV4-12172-CYW-800000	Room 12172 Grout, WLS Waste Effluent Holdup Tank B (WLS-MT-05B)
1065	SV4-CA20-S4W-CV3269	CA20-08 SUB-MODULE ERECTION
1066	SV3-CA01-S5W-CV2496	CA01-20 & CA01-21 INSTALLATION OF PAPER CLIP REBARS PER N&D AND E&DCR'S
1067	SV3-CA02-S5W-CV5573	CA02-02-UNSAT IRS AND N&Ds - STUDS
1068	SV3-WLS-PLW-ME0892	Fabricate and Install WLS Embedded Piping ISO SV3-WLS-PLW-642, 643, 644, 645, and 646
1069	SV3-CA01-S4W-CV2065	SUBMODULE CA01-25, CA01-47, AND CA01-48 ERECTION

10/18/2017	Page 56 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
1070	SV3-WLS-PLW-ME0902	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-577, 578
1071	SV4-2020-SSW-CV1824	TURBINE BUILDING CONDENSERS TEMPORARY HYDRO SUPPORT
1072	SV0-RWS-PVW-863439	TROUBLESHOOT/REPLACE LEAKING PIPING FLANGE GASKET ON SV0-RWS-PL-V027A
1073	SV4-CA20-V2W-CV7510	INSTALL SUPER LIFT LUG AT CA20-04/05
1074	SV3-CA01-S5W-CV2277	CA01-22 FABRICATION COMPLETION
1075	SV4-CA20-S4W-CV5628	INSTALLATION OF SUB-MODULE CA20-25
1076	SV4-CA20-S4W-CV5738	INSTALLATION OF SUB-MODULE CA20-26
1077	SV3-MV50-MLW-850000	CONTAINMENT VESSEL-FUEL TRANSFER TUBE: INSTALLATION OF GUARD PIPE ANNULAR RING
1078	SV3-WLS-PLW-ME0887	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-647, 648, 649, and 64A
1079	SV3-CA01-S5W-CV2832	CA01-29 UNSAT AND N&D REWORK
1080	SV4-WLS-PHW-ME5401	INSTALLATION OF KB11 PIPE STRAPS
1081	SV4-CA01-S5W-CV6535	SA3 LEAK CHASE FABRICATION
1082	SV3-CA02-S5W-CV6055	SUBMODULE CA02-03 STUD UNSAT IR AND N&D REPAIR
1083	SV4-WLS-PHW-ME7489	INSTALLATION OF KB16 WLS PIPE SUPPORTS
1084	SV3-CA01-S4W-CV2146	CA01-08 SUBMODULE ERECTION
1085	SV3-R161-KBW-ME3696	SITE COMPLETION OF R161 STRUCTURAL STEEL
1086	SV4-1208-SCW-CV6994	COURSE 1 UNIT 4 SHIELD BUILDING
1087	SV4-WLS-P0W-ME5396	INSTALLATION OF KB11 PIPING ISOMETRICS SV4-WLS-PLW-676, -678, -679, -67D, -67E, -67F, -67G, -67H, -67K, -67L, -67N, -67P, -67U, -682, -684, -685, -687, -688, -68D, & -68E
1088	SV3-CA01-S5W-CV2091	CA01-32 UNSAT IR AND N&D REPAIRS
1089	SV4-CA20-V2W-CV7512	INSTALL SUPER LIFT LUG AT CA20-13/14
1090	SV4-SFS-PHW-ME5416	INSTALLATION OF KB12 PIPE STRAPS
1091	SV3-CA03-S4W-CV2254	CA03 SUBMODULE WALL ASSEMBLY (03, 04, 05, 06, 07)
1092	SV3-CA03-S4W-CV2255	CA03 SUBMODULE WALL ASSEMBLY (11, 12, 13, 14, 15)
1093	SV3-CA01-S5W-CV3225	CA01-31 SUBMODULE ASSEMBLY
1094	SV3-CA01-S5W-CV4141	CA01-30 Unstatisfactory IRs and N&D Repairs - Studs
1095	SV3-CA01-S5W-CV3305	CA01 SM 11 N&D AND INSPECTION REPORT STUD REWORK
1096	SV3-2020-MEW-ME0738	UNIT 3 CONDENSER A UPPER SHELL EXTERIOR SHELL ASSEMBLY
1097	SV3-CA01-S5W-CV4210	PERFORM N&D REWORK AND REPAIRS PER (IR) S540-001-14-0066
1098	SV3-1208-SCW-CV4387	COURSE 4 UNIT 3 SHIELD BUILDING
1099	SV3-CA20-S4W-CV0427	CA20 Wall J1 Overlay Plates Installation
1100	SV0-8100-EWW-EL0060	Temporary Power to Construction Office Trailers (Bldg:150 & Bldg:120)
1101	VNC-CFA-ME-PWS-004	Potable Water System Installation

10/18/2017	Page 57 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
1102	VNC-EL861-EL-MSC-006	New Security Entrance Roadway Lighting.
1103	VNC-EW87-EL-MSC-005	Electrical Service to the Concrete Batch Plant
1104	VNC-CFA-ME-CAS-006	Fabrication and Installation of Compressed Air System in NOI 7
1105	SV0-8000-EWW-TP0636	Electirical Power FEED to FFD Complex
1106	SV0-MH90-EWW-TP0668	Installation of Electrical Power Feeder to HLD
1107	SV0-832-PLW-TP0546	Install Praxair Bulk Storage Tanks & Associated Piping
1108	SV3-RNS-PVW-862966	RE4-INSTALLATION OF Q240 VALVE ACTUATORS
1109	SV3-WLS-THW-ME3951	HYDRO TESTING OF KB28 MODULE WLS PIPING
1110	SV0-853-PPW-ME0115	Construction Craft Change House #2 below slab and embedded piping
1111	SV3-CA01-S4W-CV0549	CA01 SM 03 INSTALLATION
1112	SV4-DWS-PHW-ME7498	INSTALLATION OF KB16 DWS PIPE SUPPORTS
1113	SV4-RWS-JEW-863156	REPLACE LEVEL TRANSMITTER SV4-RWS-JE-LT007B
1114	SV4-WRS-P0W-ME5337	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-80L
1115	SV0-SDS-PLW-ME0039	Trench #4 Sanitary Drainage System
1116	SV0-RWS-PLW-ME0072	RWS- Tank Area Installation- Balance of Plant Components Supporting Temporary Supply
1117	SV3-WLS-PHW-ME2764	KB16 - INSTALLATION OF PIPE SUPPORTS
1118	SV4-CA01-S5W-CV6368	CA01-04 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STUDS
1119	SV3-CA01-S5W-CV4149	CA01-46 UNSATISFACTORY IRS AND N&DS REPAIR - STUDS
1120	SV3-CA02-S8W-CV2566	INSTALL LIFTING LUGS FOR NI SET
1121	SV4-CA20-S5W-CV4013	UNSAT IR# & N&D STUD REPAIRS,
1122	SV3-2050-MLW-ME6297	INSTALLATION OF MECHANICAL PIPE SLEEVES FOR SLAB(S) 5 & 6 ELEVATION 140'
1123	SV4-CA20-S5W-CV4009	UNSAT IR# & N&D STUD REPAIRS,
1124	SV4-CA20-S5W-CV4005	CA20-02 UNSAT IR# & N&D STUD REPAIRS
1125	SV3-2020-MEW-ME0848	Install Condenser B Upper Shell to Upper Truss
1126	SV3-ML05-MLW-ME4605	INSTALLATION OF CA02/CA05 PENETRATION SV3-11305-ML-P01
1127	SV3-2050-MLW-ME6298	INSTALLATION OF MECHANICAL PIPE SLEEVES FOR SLAB(S) 7A & 7B ELEVATION 156'
1128	SV4-CA01-S5W-CV6537	SA5 LEAK CHASE FABRICATION
1129	SV4-CA20-S4W-CV3264	CA20-03 SUB-MODULE ERECTION
1130	SV3-WGS-PHW-ME2833	FABRICATION/INSTALLATION OF KB14 WGS PIPING SUPPORTS
1131	SV3-EDS-DBW-EL3130	INSTALL ANNEX BLDG EDS4-DB1 BATTERY RACKS, ROOM 40309
1132	SV4-CA01-S4W-CV6412	CA01-15 SUBMODULE INSTALLATION
1133	SV0-ZRS-JCW-862066	MAIN PANEL #SV0-ZRS-JD-MCP001

10/18/2017	Page 58 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 2. Completed and Voided Work Packages (as of October 17, 2017)
1134	SV3-KB13-KBW-ME2465	INSTALLATION OF STRUCTURAL STEEL PIPE AND INSTRUMENT SUPPORTS AND LIFTING LUGS ON KB13 SUMP COVER
1135	SV3-2030-CEW-CV0131	Unit 3 Turbine Building Construction Aides for EL. 100'-0"
1136	SV4-CA01-S5W-CV6534	SA2 LEAK CHASE FABRICATION
1137	SV3-VWS-THW-ME3036	KB16-HYDROSTATIC TESTING OF VWS PIPING
1138	SV3-CA20-S4W-CV2293	REMOVAL OF CA20 LIFTING LUGS 164 AND 165
1139	SV3-CA01-S5W-CV3335	CA01 SUBASSEMBLY 02 LEAK CHASE FABRICATION
1140	SV3-CA01-S4W-CV2555	CA01-17 SUBMODULE ERECTION
1141	SV3-CA01-S5W-CV3312	CA01-06 UNSAT IR & N&D STRUCTURE REPAIRS
1142	SV4-CA20-S4W-CV5292	INSTALLATION OF SUB MODULE CA20-11
1143	SV4-CA01-S4W-CV6420	SUBMODULE CA01-17 INSTALLATION
1144	SV4-WGS-THW-ME6274	HYDRO TESTING OF KB04 WGS PIPING
1145	SV3-WLS-THW-ME4482	HYDRO TESTING OF KB37 MODULE WLS PIPING (CLASSE E)
1146	SV0-SDS-PLW-ME0143	Installation of Trench 6 Grinder Pumps, Lift Stations, and Manholes
1147	SV0-835-EWW-EL0167	Electrical Installation for Tool Room, M&TE, Rigging Loft (Bldg 143)

10/18/2017	Page 59 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
No.	Work Package Number	Title
1	SV3-RNS-P0W-ME0539	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-211)
2	SV3-PGS-PHW-ME0798	FABRICATION/INSTALLATION OF PGS PIPE SUPPORTS (ISO SV3-PGS-PLW-124, 129)
3	SV3-CAS-PHW-ME0789	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS (SV3-CAS-PLW-330)
4	SV3-CAS-PLW-ME0457	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES ISOMETRICS: SV3-CAS-PLW-375, 424, 42A, & 42B)
5	SV3-2070-SUW-CV0195	TURBINE BUILDING STRUCTURAL STEEL FRAMING SEQUENCE 14
6	SV3-2070-SUW-CV0197	TURBINE BUILDING STRUCTURAL STEEL FRAMING SEQUENCE 16
7	SV3-CAS-PLW-ME0459	INSTALLATION OF SMALL BORE CAS PIPING ( INCLUDES ISOMETRICS: SV3-CAS-PLW-330 )
8	SV3-VWS-PHW-ME0814	INSTALLATION OF SMALL BORE VWS PIPING SUPPORTS FROM ISOMETRIC SV3-VWS-PLW-386 AND SV3-VWS-PLW-486.
9	SV3-DWS-PHW-ME0785	FABRICATION/INSTALLATION OF DWS PIPE SUPPORTS (ISO SV3-DWS-PLW-60D, 624, 625)
10	SV3-DWS-PHW-ME0786	FABRICATION/INSTALLATION OF DWS PIPE SUPPORTS (ISO SV3-DWS-PLW-627)
11	SV3-2060-SUW-CV0194	Turbine Building Structural Steel Framing Sequence 13
12	SV3-WLS-PHW-ME0773	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-230, -390, -460, -710
13	SV3-WLS-PHW-ME1038	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-041
14	SV4-ME01-PLW-ME1016	UNIT 4 CONDENSER A: INSTALLATION OF CASING DRAIN PIPING
15	SV4-ME01-PLW-ME1008	UNIT 4 CONDENSERS C: INSTALLATION OF UPPER SHELL NOZZLES
16	SV4-ME01-PLW-ME1014	Unit 4 Condenser A: Installation of Water Curtain Spray Piping
17	SV4-ME01-PLW-ME1025	Condenser A: Installation of Vacuum Piping
18	SV4-ME01-PLW-ME1452	Unit 4 Condenser B: Fabrication & Installation of Casing Drain Piping
19	SV4-ME01-PLW-ME1453	UNIT 4 CONDENSER C: FABRICATION & INSTALLATION OF CASING DRAIN PIPING
20	SV3-ME3C-MEW-ME1461	INSTALLATION OF TCS HEAT EXCHANGERS (TCS-ME-01A, -01B, & -01C)
21	SV3-ASS-PHW-ME1522	Fabricate/Install of Auxiliary Steam (ASS) Supports (Portion 3) for Isometric # SV3-ASS-PLW-02H,022,02S, & 02E
22	SV4-ME01-PLW-ME1539	UNIT 4 CONDENSER B: INSTALLATION OF WATER CURTAIN SPRAY PIPING
23	SV4-ME01-PLW-ME1540	UNIT 4 CONDENSER C: INSTALLATION OF WATER CURTAIN SPRAY PIPING
24	VN3-XC10-CV-MSC-019	Unit 3 Backfill from Elevation 180 feet to Grade

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
25	SV3-DOS-P0W-ME2470	FABRICATE AND INSTALL DIESEL FUEL OIL PIPING UNDER THE DIESEL BUILDING SLAB
26	SV3-CDS-PLW-ME2308	INSTALLATION OF CDS PIPING FOR ISOMETRIC SV3-CDS-PLW-71A, SV3-CDS-PLW-711, SV3-CDS-PLW-712, SV3-CDS-PLW-713, SV3-CDS-PLW-714,SV3-CDS-PLW-715, SV3-CDS-PLW-716,
27	SV3-VWS-PLW-ME2794	INSTALLATION OF VWS PIPING FOR ISOMETRICS SV3-VWS-PLW-10N, SV3-VWS-PLW-10P, SV3-VWS-PLW-10Q.
28	SV3-DWS-PHW-ME3096	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-DWS-PLW-756
29	SV3-PXS-P0W-ME3237	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-024 (LINE NUMBERS PXS-PL-L025B, L027B, L054B)
30	SV3-PXS-P0W-ME3235	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETIC# SV3-PXS-PLW-021 (LINE NUMBERS PXS-PL-L015B,L059B)
31	SV3-PXS-P0W-ME3375	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02D (LINE NUMBERS PXS-PL-L120)
32	SV3-PXS-P0W-ME3380	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02P (LINE NUMBERS PXS-PL-L018B)
33	SV3-PXS-P0W-ME3377	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02K (LINE NUMBERS PXS-PL- L014B, L019B)
34	SV3-WLS-PHW-ME0837	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-480, -484
35	SV3-PXS-P0W-ME3376	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02E (LINE NUMBERS PXS-PL-L114, L120, L112B, L116B, B132B)o
36	SV3-PXS-P0W-ME3379	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02N (LINE NUMBERS PXS-PL-L117B)
37	SV3-WLS-P0W-ME3496	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-192, -193, -194)
38	SV3-WLS-PHW-ME3863	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-192, -194
39	SV4-PY85-PYW-ME2215	INSTALLATION OF WWS COLLECTION BASIN SV4-WWS-PY-D501
40	SV3-WLS-P0W-ME3497	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-195, -196)
41	SV3-CCS-P0W-ME3837	INSTALLATION OF LARGE BORE CCS PIPING INCLUDING ISOMETRICS SV3-CCS-PLW-021 , -022
42	SV3-ME01-PHW-ME1282	UNIT 3 CONDENSER C: FABRICATION OF 2ND EXTRACTION STEAM PIPING SUPPORTS
43	SV3-CAS-PHW-ME2790	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-86C

10/18/2017	Page 61 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
44	SV3-PXS-P0W-ME3834	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-185 (LINE NUMBERS PXS-PLL014A, L019A)
45	SV3-PXS-P0W-ME3835	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-20A (LINE NUMBERS PXS-PL-L120, L150), ,
46	SV3-WLS-PHW-ME0833	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-90B, -904
47	SV3-WLS-PHW-ME0827	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-591
48	SV3-WLS-PHW-ME3864	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-195, -196
49	SV3-WLS-PHW-ME3861	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-299, -300
50	SV3-WLS-PHW-ME0825	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-490
51	SV3-WLS-PHW-ME3410	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRIC: SV3-WLS-PLW-040
52	SV3-WLS-PHW-ME2321	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-212
53	SV3-CVS-P0W-ME2650	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS SV3-CVS-PLW-04E)
54	SV3-CVS-P0W-ME2652	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS SV3-CVS-PLW-04G)
55	SV3-CVS-P0W-ME2653	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS SV3-CVS-PLW-04J)
56	SV3-CVS-P0W-ME2651	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-04F)
57	SV3-CAS-P0W-ME2120	FABRICATE AND INSTALL CAS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING #SV3-CAS-PLW-863, SV3-CAS-PLW-86C, SV3-CAS-PLW-86D, AND SV3-CAS-PLW-86H
58	SV3-CVS-P0W-ME2649	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-04D)
59	SV3-4033-CRW-CV2839	U3 ANNEX AREA 3 CONCRETE REINFORCEMENT ELEVATION 100'-0" TO 107'2"
60	SV3-WLS-PHW-ME0826	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-590
61	SV3-WLS-P0W-ME3499	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-235, -245)
62	SV3-CVS-PHW-ME4188	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-524, 533, 560
63	SV3-WWS-ERW-EL0744	INSTALLATION OF ELECTRICAL UNDERGROUND COMMODITIES (MANHOLES AND DUCT BANKS) FOR THE (WWS) WASTE WATER SYSTEM.

10/18/2017	Page 62 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
64	SV3-1210-EGW-EL1070	U3-AUXILIARY BUILDING INSTALL ELECTRICAL PENETRATIONS AND GROUNDING FOR WALLS 21, 22, 23 AND 24 EL 66'6'' TO 82'-6''
65	SV0-ZFS-ERW-EL2716	INSTALL ZFS DUCTBANK-PHASE 5 TO PHASE 4
66	SV0-SES-ERW-EL2689	SV0-INSTALL SES PLANT SECURITY DUCT BANKS-PHASE 5
67	SV3-4030-EGW-EL1855	UNDERGROUND COMMODITIES (EGS-GROUNDING) FOR THE ANNEX BLDG., AREA 2, ELEV. 100' TO 107'
68	SV0-SES-ERW-EL2274	SES DUCTBANK FROM NORTHEAST OF DIESEL @ MANHOLE TO NORTH OF TRANSFORMER AREA (PHASE 2)
69	SV3-2040-EGW-EL1457	ELECTRICAL GROUNDING INSTALLATION FOR THE TURBINE BUILDING AT ELEVATIONS 117'-6'' AND 120'-6''
70	SV3-0000-EGW-EL1895	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (SV3-SITE STATION GROUNDING GRID) FOR GROUND GRID AREAS L1300, L1400 AND M1400 IN SUPPORT OF ANNEX PHASE 1 WORK
71	SV0-ZFS-ERW-EL2427	INSTALL ZFS DUCTBANK NORTH OF TURBINE BLDG. - PHASE 2
72	SV0-ZFS-ERW-EL2663	INSTALL ZFS DUCTBANK - PHASE 7 TO PHASE 3
73	SV3-R104-ERW-EL4154	INSTALLATION OF ELECTRICAL CABLE TRAY IN MODULE R104
74	SV3-1120-ERW-EL2350	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS FOR ROOM 11201 EL. 84'6" THROUGH 107'-2"
75	SV4-CA20-S4W-CV5609	CA20-21 MAP OUT TEMPORARY ATTACHMENTS
76	SV0-ZRS-EWW-EL1582	Power Loop and Service Feeders for Buildings 301,302,303,304,305,306,307,321,322, and 324
77	SV4-ML10-MLW-ME5900	PLACEMENT OF CONTAINMENT PENETRATIONS P19, P20, P22
78	SV3-1212-ERW-EL1618	INSTALL DESIGN ROUTED RACEWAY AND SUPPORTS FOR DIVISION "A" BATTERY ROOM EL. 66'6"
79	SV3-1212-ERW-EL1622	INSTALL DESIGN ROUTED RACEWAY AND SUPPORTS FOR SPARE BATTERY ROOM 3L. 66'-6"
80	SV3-2040-SSW-CV3301	UNIT 3 TURBINE BUILDING SEQUENCE 10 HANDRAIL & STAIRS
81	SV3-2000-T2W-CV0618	HSB ASSEMBLY & INSTALLER QUALIFICATION FOR TURBINE BUILDING
82	SV3-2020-SUW-CV0182	TURBINE BUILDING SET MODULES CH80, CH81A, CH81B, CH81C, & CH82
83	SV3-2040-SUW-CV1186	TURBINE BUILDING STRUCTURAL STEEL SEQUENCE 8
84	SV3-2040-SUW-CV1189	Turbine Building Structural Steel Framing Sequence 11
85	SV3-2000-SUW-CV1391	RE-WORK OF CH80 STRUCTURAL STEEL
86	SV3-CVS-PLW-CV0560	Installation of Large Bore FPS Piping (Includes Isometrics SV3-CVS-PLW-561, SV3-CVS-PLW-562)

10/18/2017	Page 63 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
87	SV3-WWS-PHW-ME4634	INSTALLATION OF TURBINE BUILDING WWS PIPING SUPPORTS FOR SLAB 1 ON 120'-6"
88	SV3-SDS-PLW-ME1267	INSTALL SANITARY DRAIN LIFT STATION MS-501.
89	SV3-SWS-PLW-ME1357	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-030, 031, 034, 035, 065, 066, 06A, 06B)
90	SV3-ASS-PHW-ME1520	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 2) FOR ISOMETRIC# SV3-ASS-PLW-02L, 02D, 029, 025, & 026
91	SV0-PWS-PLW-ME1085	FABRICATE AND INSTALL POTABLE WATER PIPING BETWEEN BUILDINGS 302 AND 303 TO BUILDING 307
92	SV3-PY85-PYW-ME1920	INSTALLATION OF WWS COLLECTION BASIN SV3-WWS-PY-D501
93	SV3-CES-PHW-ME1851	FABRICATION AND INSTALLATION OF PIPE SUPPORTS FOR (ISO SV3-CES-PLW-700, 711, 720, 730, 731, 732, 733, 734, 735, 736, 780)
94	SV3-2050-MEW-ME1900	Unit 3 Turbine/Generator Deck Spring Support Foundation Installation
95	SV3-SDS-PLW-ME1656	FABRICATE AND INSTALL SANITARY DRAIN PIPING FROM THE STANDARD PLANT TIE-INS @ THE ANNEX BLDG TO LIFT STATION MS-501
96	SV4-WLS-P0W-ME2909	FABRICATE AND INSTALL UNIT 4 WLS PIPING FROM RADWASTE BUILDING THROUGH PHASE 5
97	SV3-WLS-PLW-ME0586	INSTALLATION OF WLS LARGE BORE PIPING (INCLUDING ISOMETRICS SV3-WLS-PLW-362)
98	SV3-TCS-PHW-ME2390	Installation Of TCS Piping Supports For Piping Included In The SV3-TCS-PLW-ME2389 Work Package
99	SV3-CDS-PHW-ME3712	INSTALLATION OF CDS PIPING SUPPORTS ON 100' ELEVATION
100	SV3-CES-PHW-ME1750	Fabrication and Installation of Pipe Supports for (ISO SV3-CES-PLW-740, 751, 760, 770, 771, 772, 773, 774, 775, 776, 777, 790)
101	SV3-WWS-PHW-ME2046	UNIT 3 TURBINE BUILDING EL 82FT.-9IN. WWS PIPING SUPPORTS
102	SV0-SES-ERW-EL4203	INSTALL CONDUIT IN SES DUCT BANK BETWEEN UNIT 3 AND UNIT 4 (FROM MANHOLE NXM689-NXM688 AND EVERYTHING BETWEEN)
103	SV0-SES-ERW-EL4204	INSTALL CONDUIT IN SES DUCT BANK BETWEEN UNIT 3 AND UNIT 4 (FROM MANHOLE NXM688-NXM685 AND EVERYTHING BETWEEN)
104	SV0-2000-EWW-TP0878	TEMPORARY POWER FOR TURBINE BUILDING
105	SV3-2040-SUW-CV1185	Turbine Building Structural Steel Framing Sequence 7
106	SV3-2000-SUW-CV0180	Assembly and erection of CH80 module in Area 111
107	SV3-2030-SUW-CV0190	Structural Steel Framing (El. 100")
108	SV3-2000-SUW-CV0183	Assembly and Erection of CH81A, B & C Module in Area 111

10/18/2017	Page 64 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
109	SV4-VWS-P0W-ME4484	ASME SECTION III - FABRICATION / INSTALLATION OF ISOMETRIC# SV4-VWS-PLW-910 (LINE# VWS-PL-L032)
110	SV3-MS21-MEW-001	INSTALLATION OF SSS CONDENSER HOTWELL PUMPS (SSS-MS-01A/B/C)
111	SV3-2101-MLW-ME3349	INSTALLATION OF EMBEDDED PIPING PENETRATION WALL SLEEVES (SLAB1)
112	SV3-WWS-PLW-ME0911	Unit 3 Turbine Building, EL 100'-0" Bay 1 Embedded WWS Piping Package #2
113	SV3-WWS-PLW-ME1101	UNIT 3 TURBINE BUILDING EL 100FT.-0IN. EMBEDDED WWS PIPING PACKAGE # 3
114	SV0-1000-EWW-TP1689	CONSTRUCTION POWER RE-ROUTE AT NUCLEAR ISLAND UNIT 3
115	SV3-1210-EGW-EL1069	U3-Aux Bldg. Grounding and Conduit Sleeves/Penetrations for Wall Pours 13,14,15,19,20,20B and Hall 12111 Header
116	SV3-CB65-S4WP-CV1663	CB65 ASSEMBLY
117	SV3-1210-EGW-EL1066	Unit 3 Auxillary Bldg EL.66'-6" Grounding Work Package for Wall 3
118	SV3-2060-CCW-CV0130	INSTALL REBAR, EMBEDDED ITEMS, AND CONCRETE UNIT 3 TURBINE TABLE TOP (CA81)
119	SV3-2040-CCW-CV0124	120'-6" Elevated Slabs Unit 3 Turbine
120	SV3-ASS-PHW-ME1428	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 1) FOR ISOMETRIC# SV3-ASS-PLW-016, 01U, 1E, & 01F
121	SV3-2131-CCW-CV0185	Unit 3 Turbine Building First Bay 100' Slab and Equipment Pads
122	SV3-ASS-PLW-ME1474	FABRICATE AND INSTALL AUXILIARY STEAM SYSTEM(ASS) PIPING PORTION 2 FOR 82-9
123	SV3-CDS-THW-ME1204	PERFORM PRESSURE TEST ON UNIT 3 CONDENSATE PIPING FROM CONDENSER TO PUMPS
124	SV3-2040-SSW-CV3298	UNIT 3 TURNINBE BULDING SEQUENCE 7 HANDRAIL & STARIS
125	SV3-WLS-PHW-ME0834	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-35M, -355, -357
126	SV3-WRS-PLW-ME0604	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-57A, 570, 57G AND 57H)
127	SV3-2030-CWS-ME1354	Installation of (2) 120" CWS Butterfly Valves (Condenser Supply) Piping and Components to Condenser A
128	SV3-WRS-PLW-ME0598	Installation of CR-10 Piping
129	SV3-WRS-P0W-ME2260	ANNEX BUILDING - EMBEDDED WRS PIPING PACKAGE #2
130	SV3-CWS-PLW-ME2521	INSTALLATION OF CWS PIPING
131	SV3-2020-SSW-CV1075	TURBINE BUILDING CONDENSERS TEMPORARY HYDRO SUPPORT
132	SV3-DWS-P0W-ME6674	INSTALLATION OF ANNEX BLDG DWS PIPING (ISOMETRICS SV3-DWS-PLW-140, 141)

10/18/2017	Page 65 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
133	SV3-1230-CCW-CV2445	AUX BUILDING MISCELLANEOUS WALLS (49, 50, 51, 52 & 53) UP TO EL 100'-0"
134	SV3-1230-CCW-CV2446	AUX BUILDING MISCELLANEOUS WALLS (54, 55, 56 & 57) UP TO EL 100'-0"
135	SV3-1200-T2W-CV3353	HSB Assembly & Installer Qualification for U3 Auxiliary Building
136	SV4-1220-CCW-CV4323	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING AREAS 3 THROUGH 6 CONCRETE PLACEMENTS FOR INTERIOR WALLS FROM ELEVATION 82'-6" TO 100'-0"
137	SV4-1220-CEW-CV3879	AUXILIARY BUILDING: AREAS 1 & 2, ELEVATION 82' 6" FLOOR SLAB EMBEDMENT, BLOCKOUTS & FORM WORK"
138	SV4-1220-CEW-CV3880	AUXILIARY BUILDING: AREAS 3 & 4, ELEVATION 82' 6" FLOOR SLAB EMBEDMENT, BLOCKOUTS & FORM WORK"
139	SV3-1220-CSW-CV2468	Auxiliary Building S02 Stair Tower Elevation 66'-6" to 100'-0""
140	SV3-1160-SSW-CV3060	C8 Circular Trunk SPL25, 26, 27
141	SV3-1172-SSW-CV4544	Polar Crane Platforms SPL35, SPL36 SPL37
142	SV3-1132-SSW-CV6256	SPL11 INSTALLATION
143	SV3-1120-ERW-EL2742	INSTALLATION OF CONDUIT SUPPORTS IN ROOM 11202 EL 84'-6" THROUGH 107'-2"
144	SV3-1120-ERW-EL2820	Installation of Conduit Supports in Room 11202 EL 84'-6" through 107'-2""
145	SV3-1120-ERW-EL2821	Installation of Conduit Supports in Room 11202 EL 84'-6" through 107'-2""
146	SV3-1120-ERW-EL3521	Fabrication and Installation of Design Routed Conduit Supports in Room 11204 at Elevation 84' 6""
147	SV3-1120-ERW-EL3523	Fabrication and Installation of Design Routed Conduit Supports in Room 11204 at Elevation 84' 6""
148	SV3-1210-ERW-EL1625	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 5, INSTALL DESIGNED CABLE TRAYS AND SUPPORTS
149	SV3-1210-ERW-EL3162	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 6, INSTALL DESIGNED RACEWAYS AND SUPPORTS."
150	SV3-1210-ERW-EL3673	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C13 FOR AUX BUILDING (AREAS 1 & 2) EL 66'-6" TO 82'-6"
151	SV3-1210-ERW-EL3674	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C14 FOR AUX BUILDING (AREAS 1 & 2) EL 66'-6" TO 82'-6"
152	SV3-1210-ERW-EL3675	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C15 FOR AUX BUILDING (AREAS 1 & 2) EL 66'-6" TO 82'-6"
153	SV3-1210-ERW-EL3676	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C29 FOR AUX BUILDING (AREAS 1 & 2) EL 66'-6" TO 82'-6"
154	SV3-1210-ERW-EL3677	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C31 FOR AUX BUILDING (AREAS 1 & 2) EL 66'-6" TO 82'-6"

10/18/2017	Page 66 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
155	SV3-1213-ERW-EL3682	Fabricate and Install Field Routed Typical Conduit Support C31 for AUX Building (Areas 3 & 4) EL 66'-6" to 82'-6""
156	SV3-1214-ERW-EL3167	Auxiliary Building Unit 3, El 66'-6'', Area 4, Install Scheduled Conduits and Scheduled Pull Boxes.
157	SV3-CA20-SHW-EL5045	Field routed typical conduit support C13 for CA20 module, Elev. 66'-6" to 135'-0"
158	SV3-1212-ERW-EL3164	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 2, INSTALL SCHEDULED CONDUITS AND SCHEDULED PULL BOX"
159	SV3-1215-ERW-EL1628	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 5, INSTALL SCHEDULED CONDUITS "
160	SV3-1231-EGW-EL6064	U3 -AUXILIARY BUILDING Install Grounding For Walls EL 100' 0" To 117' 6", to include pigtails for extensions to Elev. 135'-3" Areas 1 & 2"
161	SV0-DOS-ERW-EL2747	Install Electrical Duct Bank SV0-0000-ER-NXD0701 from Pumphouse Switchgear 315 Bldg. to Main Diesel Fuel Pump Pad
162	SV0-SES-ERW-EL4609	Install Conduit in SES Duct Bank Between Unit 3 and Unit 4 (From Manhole NXM685-NXM657 and everything between)
163	SV3-1233-EGW-EL6065	Install ground cables and wall plates for walls from Elev. 100'-0" - 117'-6" to include pigtails for extensions to Elev. 135'-3" Areas 3 & 4"
164	SV3-1235-EGW-EL6066	Install ground cables and wall plates for walls from Elev. 100'-0" - 117'-6" to include pigtails for extensions to Elev. 135'-3" Areas 5 & 6"
165	SV3-ME01-PHW-ME1274	UNIT 3 CONDENSER A: FABRICATION & INSTALLATION OF 2ND EXTRACTION STEAM PIPING SUPPORTS
166	SV3-CAS-P0W-ME4474	Fabricate and Install Annex Compressed and Instrument Air System (CAS) piping IAW (Isometrics SV3-CAS-PLW-25H, -25T -25W, -25X, -253, -254)
167	SV3-ML05-MLW-ME4937	INSTALLATION OF 100' FLOOR PIPING PENETRATIONS
168	SV3-PXS-P0W-ME2996	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-620 (Line Numbers PXS-PL-L032B)
169	SV3-PXS-P0W-ME2997	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-640 (LINE NUMBERS PXS-PL-L032A), ,
170	SV3-PXS-P0W-ME2999	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-680 (LINE NUMBERS PXS-PL-L035A), ,
171	SV3-PXS-P0W-ME3001	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-700 (LINE NUMBERS PXS-PL-L038A), ,
172	SV3-PXS-P0W-ME3003	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-731 (LINE NUMBERS PXS-PL-L053A), ,
173	SV3-PXS-P0W-ME3004	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-740 (Line Numbers PXS-PL-L031B)
174	SV3-PXS-P0W-ME3005	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-750 (Line Numbers PXS-PL-L031A)

10/18/2017	Page 67 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
175	SV3-PXS-P0W-ME3006	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-761 (LINE NUMBERS PXS-PL-L052A), ,
176	SV3-PXS-P0W-ME3373	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-02B, -02C, -090 (Line Numbers PXS-PL-L100, L101, L106, L113B, L131B)
177	SV3-RCS-P0W-ME8613	ASME SECTION III - FABRICATION/INSTALLATION OF PIPE FOR ISOMETRIC SV3-RCS-PLW-840
178	SV3-RCS-P0W-ME8614	ASME SECTION III - FABRICATION/INSTALLATION OF PIPE FOR ISOMETRIC SV3-RCS-PLW-841
179	SV3-RNS-P0W-ME5059	ASME Section III - Fabrication/Installation of Isometric SV3-RNS-PLW-390 (Line Number RNS-PL-L044)
180	SV3-RNS-P0W-ME5060	ASME Section III - Fabrication/Installation of Isometric SV3-RNS-PLW-402 (Line Number RNS-PL-L041)
181	SV3-RNS-P0W-ME5061	ASME Section III - Fabrication/Installation of Isometric SV3-RNS-PLW-411 (Line Number RNS-PL-L043)
182	SV3-RNS-P0W-ME5062	ASME Section III - Fabrication/Installation of Isometric SV3-RNS-PLW-422 (Line Number RNS-PL-L042)
183	SV3-RNS-P0W-ME5501	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-190 (LINE NUMBER RNS-PL-L018B),
184	SV3-2101-MLW-ME3350	INSTALLATION OF TURBINE BUILDING 1ST BAY EMBEDDED PIPING PENETRATION WALL SLEEVES (PLACEMENT 2).
185	SV3-2101-MLW-ME3351	INSTALLATION OF TURBINE BUILDING 1ST BAY EMBEDDED PIPING PENETRATION WALL SLEEVES (PLACEMENT 3 & 4).
186	SV3-CAS-P0W-ME3432	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-319, 41B, 41H, 417)
187	SV3-CVS-P0W-ME2654	Installation of Small Bore CVS Piping (Includes Isometrics: SV3-CVS-PLW-06G, 06H)
188	SV3-DWS-P0W-ME3927	Installation of Large Bore DWS Piping Including Isometrics SV3-DWS-PLW-61E
189	SV3-DWS-P0W-ME4320	Installation of Small Bore DWS Piping Including Isometrics SV3-DWS-PLW-61J
190	SV3-DWS-PHW-ME4599	Fabrication/Installation of Small Bore DWS Pipe Supports for Isometric Drawing SV3-DWS-PLW-61J
191	SV3-FPS-P0W-ME4183	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-71B, -71C, -71D)
192	SV3-FPS-P0W-ME4184	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-735, -73A, -71A)
193	SV3-PWS-P0W-ME4168	Installation of Small Bore PWS Piping (Includes Isometric SV3-PWS-PLW-300, 305)
194	SV3-PWS-PHW-ME5276	Fabrication/Installation of Small Bore PWS Piping Supports for Isometric Drawing SV3-PWS-PLW-300

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
195	SV3-PWS-PHW-ME5277	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV3-PWS-PLW-912, 922, 940, 941, 948
196	SV3-PWS-PHW-ME5282	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV3-PWS-PLW-921
197	SV3-SFS-P0W-ME4350	INSTALLATION OF LARGE BORE SFS PIPING (INCLUDES SV3-SFS-PLW-410, 420, 430)
198	SV3-WLS-P0W-ME3480	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-64L)
199	SV3-WLS-P0W-ME3481	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-64M)
200	SV3-WLS-P0W-ME3482	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-64N)
201	SV3-WLS-P0W-ME3483	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-64O)
202	SV3-WLS-P0W-ME3504	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-415, SV3-WLS-PLW-421, SV3-WLS-PLW-440, SV3-WLS-PLW-441)
203	SV3-WLS-P0W-ME3728	Installation of Small Bore WLS Piping (Isometric SV3-WLS-PLW-550,-551,-560,-56A
204	SV3-WLS-P0W-ME3732	Installation of Small Bore WLS Piping (Isometric SV3-WLS-PLW-610, 61A, 620, 62A)
205	SV3-WLS-P0W-ME3735	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-933, 960, 970)
206	SV3-WLS-PHW-ME4875	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-61A, 62A, 610, 620
207	SV3-WRS-P0W-ME3796	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES SV3-WRS-PLW-65M, 65N, 65P, 65R, 651)
208	SV3-WSS-PHW-ME4398	FABRICATION/INSTALLATION OF SMALL BORE WSS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WSS-PLW-513, 514, 600, 601)
209	SV3-WWS-P0W-ME3445	INSTALLATION OF 82'6" WWS PIPING ( SV3-WWS-PLW-01C, 323, 325)
210	SV3-WWS-PHW-ME5520	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WWS-PLW-31F
211	SV4-CCS-P0W-ME4818	INSTALLATION OF LARGE BORE CCS PIPING (ISOMETRIC SV4-CCS-PLW-130)
212	SV4-KQ11-KQW-ME5029	INSTALL MECHANICAL EQUIPMENT MODULE KQ11(MP-02A, MP-02B) - PORTION 2
213	SV4-WWS-PHW-ME5521	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV4-WWS-PLW-31F
214	SV3-CAS-PHW-ME6003	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS (SV3-CAS-PLW-413, 414)
215	SV3-DWS-PHW-ME6280	Fabrication/Installation of Small Bore DWS Pipe Supports for Isometric Drawing SV3-DWS-PLW-61E
216	SV3-SFS-P0W-ME4351	Installation of Large Bore SFS Piping (SV3-SFS-PLW-450)

10/18/2017	Page 69 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
217	SV3-SFS-P0W-ME4352	INSTALLATION OF LARGE BORE SFS PIPING (SV3-SFS-PLW-470, 490, 532, 539)
218	SV3-SFS-P0W-ME4353	INSTALLATION OF LARGE BORE SFS PIPING (SV3-SFS-PLW-53A, 53B, 53C, 53D, 53E)
219	SV3-WLS-P0W-ME3501	Installation of Small Bore WLS Piping (Isometrics SV3-WLS-PLW-318, 319, 320)
220	SV4-FPS-P0W-ME1941	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS: SV4-FPS-PLW-810, 815)
221	SV4-VCS-P0W-ME6175	INSTALLATION OF SMALL BORE VCS PIPING SHOWN ON ISOMETRIC: SV4-VCS-PLW-010.
222	SV4-MT6F-MEW-ME5674	Installation of the Main Feedwater Pump Seal Water Drain Collector Tank
223	SV3-KB25-KBW-ME4600	SITE COMPLETION OF KB25 MODULE
224	SV3-KB26-KBW-ME4601	SITE COMPLETION OF KB26 MODULE
225	SV4-WLS-THW-ME2911	Hydro Test the Unit 4 Liquid Radwaste System Piping Phase 5
226	SV3-TCS-PHW-ME2398	INSTALLATION OF TCS SUPPORTS FOR ISOMETRICS SV3-TCS-PLW-820, SV3-TCS-PLW-821, SV3-TCS-PLW-822, SV3-TCS-PLW-823, SV3-TCS-PLW-824, SV3-TCS-PLW-825, SV3-TCS-PLW-826.
227	SV3-CAS-P0W-ME3428	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-312, 332, 335, 415, 894)
228	SV3-CCS-P0W-ME4090	INSTALLATION OF SMALL BORE CCS PIPING INCLUDING ISOMETRICS SV3-CCS-PLW-318 , -328
229	SV3-CPS-P0W-ME3589	INSTALLATION OF CPS PIPING
230	SV3-CVS-P0W-ME3897	INSTALLATION OF LARGE BORE PIPING (ISOMETRIC SV3-CVS-PLW-57J AND 507)
231	SV3-CVS-P0W-ME3899	INSTALLATION OF LARGE BORE PIPING (ISOMETRIC SV3-CVS-PLW-57N AND 50A)
232	SV3-CVS-P0W-ME3920	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-810, -830)
233	SV3-CVS-PHW-ME4189	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-563, 564, 566, 567, 568
234	SV3-DWS-P0W-ME3923	INSTALLATION OF SMALL BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-60E , -614
235	SV3-DWS-P0W-ME3924	INSTALLATION OF SMALL BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-617
236	SV3-DWS-P0W-ME3925	INSTALLATION OF SMALL BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-61A
237	SV3-DWS-P0W-ME3926	INSTALLATION OF LARGE BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-61C
238	SV3-DWS-P0W-ME4314	INSTALLATION OF SMALL BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-618
239	SV3-DWS-P0W-ME4316	INSTALLATION OF SMALL BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-61D

10/18/2017	Page 70 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
240	SV3-DWS-P0W-ME4317	INSTALLATION OF SMALL BORE DWS PIPING INCLUDING ISOMETRICS SV3-DWS-PLW-61G
241	SV3-FPS-P0W-ME4179	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-70J, -70P, -70S)
242	SV3-FPS-P0W-ME4180	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-70V, -70W, -70Y, -70Z)
243	SV3-FPS-P0W-ME4181	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-712, -713)
244	SV3-ME01-PHW-ME1278	UNIT 3 CONDENSER B: FABRICATION OF 2ND EXTRACTION STEAM PIPING SUPPORTS
245	SV3-PGS-P0W-ME4165	INSTALLATION OF SMALL BORE PGS PIPING (ISOMETRIC SV3-PGS-PLW-104)
246	SV3-PWS-P0W-ME4942	INITIAL ENERGIZATION - INSTALLATION OF ANNEX POTABLE WATER SYSTEM (PWS) PIPING INCLUDING ISOMETRICS: SV3-PWS-PLW-180, -181, -182, -411, -413, & 419
247	SV3-PWS-PHW-ME4943	INITIAL ENERGIZATION - INSTALLATION OF ANNEX POTABLE WATER SYSTEM (PWS) PIPING SUPPORTS FOR WP (SV3-PWS-P0W-ME4942)
248	SV3-VAS-P0W-ME4958	Installation of Large Bore VAS Piping (Isometric SV3-VAS-PLW-320)
249	SV3-VAS-PHW-ME4959	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-VAS-PLW-320
250	SV3-VWS-P0W-ME4882	FABRICATION/INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-313 , -314 , -315)
251	SV3-VWS-P0W-ME4883	FABRICATION/INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-343 , -344 , -345)
252	SV3-VWS-P0W-ME4884	FABRICATION/INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-413 , -414 , -415)
253	SV3-VWS-P0W-ME4885	FABRICATION/INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-443 , -444 , -445)
254	SV3-VWS-PHW-ME5326	ANNEX - Initial Energization Supports - Iso 171, 180, 181, 190, 191, & 197
255	SV3-WLS-P0W-ME3734	INSTALLATION OF LARGE BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-780, 800, 860)
256	SV3-WLS-PHW-ME3860	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-261, -271, -281
257	SV3-WLS-PHW-ME4200	Fabrication/Installation of Small Bore WLS Piping Supports for Isometrics SV3-WLS-PLW-933
258	SV3-WLS-PHW-ME5861	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-WLS-PLW-33P.
259	SV3-WLS-PHW-ME5862	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-WLS-PLW-333.
260	SV3-WLS-PHW-ME5865	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-420.
261	SV3-WLS-PHW-ME5866	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-421.

10/18/2017	Page 71 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
262	SV3-WLS-PHW-ME5867	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-440.
263	SV3-WLS-PHW-ME5868	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-441.
264	SV3-WLS-PHW-ME5871	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-452.
265	SV3-WRS-PHW-ME3076	ANNEX BUILDING - ELEV 100 WRS SUPPORT PACKAGE (FOR WP SV3-WRS-P0W-ME2347)
266	SV3-WWS-PHW-ME4635	INSTALLATION OF TURBINE BUILDING WWS PIPING SUPPORTS FOR SLAB'S 4, 5, 6 ON 120'-6" ELEVATION"
267	SV4-R104-R1W-ME5678	INSTALLATION OF R104 MODULE
268	SV4-R155-R1W-ME5679	INSTALLATION OF R155 MODULE
269	SV3-CAS-P0W-ME6050	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-41D)
270	SV3-CAS-P0W-ME6052	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-317)
271	SV3-CAS-P0W-ME6053	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-314)
272	SV3-SFS-THW-ME6286	HYDRO TESTING OF KB25 SFS PIPING
273	SV3-SFS-THW-ME6287	HYDRO TESTING OF KB26 SFS PIPING
274	SV3-WWS-P0W-ME6195	ANNEX UNIT 3 - WWS PIPING (ISOMETRICS 484 & 485)
275	SV3-WWS-PHW-ME6196	ANNEX UNIT 3 - WWS SUPPORTS (ISOMETRICS 484 & 485)
276	SV3-1220-CCW-CV1486	BATTERY RACK WALLS UP TO ELEV. 82'-6"
277	SV3-CB65-S5W-CV1681	CB65 OVERLAY PLATE (OLP) INSTALLATION
278	SV3-CA05-S8W-CV2680	FINAL INSTALLATION OF CA05 MODULE
279	SV3-1000-CCW-TP1037	UNIT 3 NUCLEAR ISLAND TEMPORARY CONSTRUCTION AND FORMWORK
280	SV0-SM01-CSW-MU1077	CONCRETE PLACEMENT FOR MODULE PROTOTYPE MOCKUPS: CA20; L, TRANSITION, T; TROUGH; AND COLUMNS.
281	SV3-2030-CWS-ME1201	Install Pipe Supports for the CWS from the Turbine Building Penetrations to the Heat Exchangers and Backwash Strainers
282	SV3-2030-CWS-ME1200	Installation of the CWS Piping System At Elevation 82'-9" of the Turbine Building; Tie-Ins at Wall Penetrations to Heat Exchangers (SV3-TCS-ME01A,B,C) and Back-Wash Strainers (SV3-CWS-PY-S01A,B&C
283	SV3-ASS-PHW-ME1427	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 1) FOR ISOMETRIC# SV3-ASS-PLW-01J, 01K, & 01H
284	SV3-ASS-PHW-ME1426	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 1) FOR ISOMETRIC# SV3-ASS-PLW-019, 018, & 01C

10/18/2017	Page 72 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
285	SV3-RNS-P0W-ME5056	ASME Section III - Fabrication/Installation of Isometrics# SV3-RNS-PLW-183 & SV3-RNS-PLW-18C (Line Number RNS-PL-L020,-L018A, -L066A)
286	SV3-1110-CRW-CV0665	Unit 3 Containment Concrete Reinforcement up to Elevation 71'6
287	SV3-CA04-CEW-CV1686	CA04 LANDING PLATES POST-INSTALLATION DELIVERABLES
288	SV3-CA05-S4W-CV1866	CA05 WALL TEMPORARY ATTACHMENTS
289	SV3-CAS-PLW-ME0455	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES ISOMETRICS: SV3-CAS-PLW-326, 327 & 360)
290	SV3-PXS-P0W-ME6161	FABRICATION AND INSTALLATION OF CA03 LARGE BORE PIPING SHOWN ON ISOMETRIC SV3-PXS-PLW-221.
291	SV4-WLS-P0W-ME5970	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-64M)
292	SV4-WLS-P0W-ME5971	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-64N)
293	SV4-WLS-P0W-ME5969	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-64L)
294	SV4-WLS-P0W-ME5972	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-64O)
295	SV4-WLS-P0W-ME5974	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-64Q)
296	SV4-WLS-P0W-ME2023	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES SV4-WLS-PLW-265, SV4-WLS-PLW-275)
297	SV3-SFS-P0W-ME5381	Fabrication/Installation of Isometric SV3-SFS-PLW-757 (Line Numbers SFS-PL-L033)
298	SV3-SFS-P0W-ME5382	ASME SECTION III Fabrication/Installation of Isometrics SV3-SFS-PLW-788 & SV3-SFS-PLW-78B (Line Numbers SFS-PL-L035, -L037, -L038, -L098)
299	SV3-RNS-P0W-ME5494	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-013 (LINE NUMBER RNS-PL-L001), ,
300	SV3-RNS-P0W-ME5495	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-015 (LINE NUMBERS RNS-PL-L005, -L029, -L080),
301	SV3-RNS-P0W-ME5496	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRICS SV3-RNS-PLW-018 & -019 (LINE NUMBER RNS-PL-L001),
302	SV3-RNS-P0W-ME5502	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-191 (LINE NUMBER RNS-PL-L018B),
303	SV3-RNS-P0W-ME5505	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-198 (LINE NUMBERS RNS-PL-L018B, -L066B),
304	SV3-PXS-P0W-ME2952	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-430 (LINE NUMBERS PXS-PL-L122A), ,

10/18/2017	Page 73 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
305	SV4-WLS-P0W-ME5973	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-64P)
306	SV0-RWS-ERW-EL0633	Installation of Electrical Underground Commodities for the (RWS) Raw Water System and the Tank Farm Pumphouse Bldg 315
307	SV0-RWS-ERW-EL0678	Installation of Electrical Commodities Cable Tray and Raceway (Conduit) for the RWS and Tank Farm Pump House Switchgear Bldg. 315
308	SV0-ZBS-ERW-EL2419	INSTALL ZBS DUCT BANKS NORTH OF TURBINE BLDG. - PHASE 2
309	SV4-ME01-PLW-ME1181	CONDENSER C-3RD EXTRACTION PIPING (EXTRACTION STEAM)
310	SV0-YFS-PLW-ME1090	Fabricate and Install the Yard Fire Water line East & North of Building 307, West of Building 322 to trench 6
311	SV3-2040-SSW-CV3299	UNIT 3 TURBINE BUILDING SEQUENCE 8 HANDRAIL & STAIRS
312	SV3-2040-SSW-CV3300	UNIT 3 TURBINE BUILDING SEQUENCE 9 HANDRAIL & STAIRS
313	SV3-PWS-PHW-ME4951	ANNEX - PWS Piping Support - Iso 114, 134, 135, 192, 439, & 442
314	SV4-CA20-S4W-CV6821	CA20-32/33/74 INSTALLATION
315	SV4-CA20-S4W-CV6823	CA20-33 TEMP. ATT. & CA20-32,33,74A,74B LEDGER ANGLES TEMP. ATT.
316	SV4-CA20-S4W-CV6830	CA20-35 UNSATISFACTORY IRS/ N&DS/ E&DCRS AND LOOSE PARTS - STRUCTURAL
317	SV4-CA20-S4W-CV6961	CA20-74A/74B TEMPORARY ATTACHMENTS - FLOOR
318	SV4-CA20-S5W-CV6896	CA20-51 Unsat IRs/N&Ds/E&DCRs and LOOSE PARTS - Structural
319	SV4-CA20-S5W-CV6897	CA20-51 Unsat IRs & N&Ds - Studs
320	SV3-PWS-P0W-ME6978	INSTALLATION OF ANNEX BLDG PWS PIPING (ISOMETRICS SV3-PWS-PLW-150, 156, 157, 159, 179, 448, 454, 455, & 471)
321	SV3-PWS-PHW-ME6980	Installation of Annex Bldg PWS Pipe Supports (Isometrics SV3-PWS-PLW-159, 179, 448).
322	SV0-MH90-MHW-RI1213	HLD Block and Hook Temporary Support Frame
323	SV0-0000-XRW-CV0068	Railroad Extension and Spur
324	SV4-1210-CCW-CV1814	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING CONCRETE PLACEMENT FOR EXERIOR WALLS FORM ELEVATION 66'-6" TO 82'-6" (WALL PLACEMENTS 1 THRU 8)
325	SV3-PXS-P0W-ME8638	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRICS# SV3-PXS-PLW-791 & 796 (LINE NUMBER PXS-PL-L161A, L161C & L164C)
326	SV3-CAS-PHW-ME6016	INSTALLATION OF ANNEX BLDG CAS PIPE SUPPORTS (ISO SV3-CAS-PLW-20J, 20K, 20L, & 20M)
327	SV4-WLS-P0W-ME5975	INSTALLATION OF SMALL BORE CA01 WLS PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-851, & -852

10/18/2017	Page 74 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
328	SV4-WLS-P0W-ME6135	INSTALLATION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57B, 57C, & 57D)
329	SV3-4041-CRW-CV3184	U3 ANNEX BUILDING AREA 1 CONCRETE REINFORCEMENT ELEVATION 100'-0" TO ELEVATION 117'-6"
330	SV0-0000-XCW-CV0413	Settlement Monitoring of Nuclear Island
331	SV0-0000-XEW-CV0021	Erosion Control for NOI 28
332	SV0-0000-XGW-CV0368	NOI 5 Excavation North & East of Nulcear Island #3
333	SV3-1000-CCW-CV0297	NUCLEAR ISLAND 3 CONCRETE
334	SV3-1200-MLW-CV1468	CIVIL BLOCK-OUTS FOR MECHANICAL AND ELECTRICAL PENETRATIONS IN UNIT 3 AUX. BLDG. WALLS TO 82'-6"
335	SV3-4002-SSW-CV3906	ANNEX BUILDING AREA 2 METAL DECKING AND GRATING INSTALLATION
336	SV3-CWS-XEW-CV0054	GROUTING OF PHASE 1 CWS PIPE JOINTS (PCCP) AND FLOWABLE FILL PLACEMENT
337	SV4-CWS-CYW-CV0152	PHASE 2 JOINT GROUTING AND FLOWABLE FILL
338	WCD 08-1246058001-1275-C-ERC-012	Erosion Control - NOI 12
339	SV3-4042-CEW-CV3180	U3 ANNEX BUILDING AREA EMBEDDED ITEMS FROM ELEVATION 100'-0" TO 117'-6"
340	SV3-1220-CEW-CV1610	AUXILIARY BUILDING, ELEVATION 82' 6" - 100' 0", CIVIL/ELECTRICAL/MECHANICAL BLOCK OUTS AND ASSOCIATED EMBEDMENT
341	SV3-1220-CRW-CV1701	UNIT 3 AUXILIARY BUILDING REINFORCING STEEL FOR FLOORS AT EL. 82'-6"
342	SV3-CWS-PHW-ME2423	FABRICATION AND INSTALLATION OF CWS PIPING SUPPORTS IN TURBINE ROOM 20309 FROM CWS HEADER TO CMS-ME-01A/B/C/D (ELEVATION 90FT TO 101FT)
343	SV3-DWS-P0W-ME6989	INSTALLATION OF ANNEX BLDG DWS PIPING (ISOMETRIC SV3-DWS-PLW-203, -204, -237, -238)
344	SV0-MG01-MEW-ME6219	CONSTRUCTION AIDES FOR TURBINE/GENERATOR ERECTION
345	SV4-PWS-P0W-ME2004	INSTALLATION OF SMALL BORE PWS PIPNG (INCLUDES ISOMETRIC SV4-PWS-PLW-921, 924)
346	SV4-WLS-P0W-ME5976	INSTALLATION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-57A)
347	SV3-WWS-P0W-ME6805	INSTALLATION OF LARGE BORE WWS PIPING (INCLUDES SV3-WWS-PLW-326, 327)
348	SV3-PXS-P0W-ME2954	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-450 (LINE NUMBERS PXS-PL-L126A)
349	SV3-PXS-P0W-ME2962	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01A (LINE NUMBERS PXS-PL-L113A)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
350	SV0-0000-EGW-EL3915	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (SV0 SITE STATION GROUNDING GRID) FOR GROUND GRID AREA K1100
351	SV3-WLS-PHW-ME5874	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-511.
352	SV3-WLS-PHW-ME5873	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WLS-PLW-510.
353	SV3-1220-CEW-CV1609	U3 Auxiliary Building Embed Plates-Area 5 & 6 -EL 82'-6" Walls
354	SV4-WRS-P0W-ME1968	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-59J, 59K, 59N, 59Q, 59U)
355	SV4-VCS-PHW-ME6183	INSTALLATION OF VCS PIPING SUPPORTS SHOWN ON ISOMETRIC SV4-VCS-PLW-010.
356	SV3-VWS-P0W-ME4476	FABRICATE AND INSTALL ANNEX CENTRAL CHILLED WATER (VWS) PIPING IAW (ISOMETRICS SV3-VWS-PLW-121, -122 -123, -131, -132, -133, -144, -147, -148)
357	SV3-RNS-P0W-ME5498	Fabrication/Installation of Isometric SV3-RNS-PLW-182 (Line Numbers RNS-PL-L017 – L018B)
358	SV3-RNS-P0W-ME5503	Fabrication/Installation of Isometric SV3-RNS-PLW-192 (Line Numbers RNS-PL-L018B, -L019B, -L067B)
359	SV4-1208-SCW-CV6996	Course 3 Unit 4 Shield Building
360	SV3-0000-SSW-CV2420	UNIT 3 TRANSFORMER FOUNDATION STRUCTURAL STEEL
361	SV4-ECS-CCW-CV6767	UNIT 4 ECS DUCTBANK
362	SV3-1215-ERW-EL3169	AUXILARY BUILDING UNIT 3, EL 66'-6'', AREA 5, FABRICATE AND INSTALL TYPICAL CONDUIT SUPPORTS.
363	SV3-1240-EGW-EL6062	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 117'-6'' SLAB AREAS 1, 2 & 3
364	SV3-2000-PHW-ME6770	INSTALLATION OF SUPPORTS FOR TEMPORARY FIRE PROTECTION SYSTEM STANDPIPE
365	SV3-PWS-P0W-ME4950	ANNEX - PWS PIPING - ISO 114, 134, 135, 192, 439, & 442
366	SV4-WLS-P0W-ME6144	INSTALLATION OF SMALL BORE CA03 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57Z, & -64R)
367	SV3-PWS-PHW-ME5278	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV3-PWS-PLW-954, 955, 956, 957
368	SV3-CAS-PHW-ME0764	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS (SV3-CAS-PLW-375, 42A, 42B)
369	SV0-YFS-PLW-ME1088	FABRICATE AND INSTALL THE YARD FIRE WATER LINE FROM BUILDING 304 TO BUILDING 302 AND HYDRANT H-27.
370	SV0-PWS-PLW-ME1083	FABRICATE AND INSTALL POTABLE WATER PIPING BETWEEN BUILDING 304 AND BUILDINGS 302 AND 303.
371	SV0-YFS-PLW-ME1089	FABRICATE AND INSTALL THE YARD FIRE WATER LINE FROM BUILDING 302 TO BUILDINGS 303, 305 AND 307.
372	SV4-1208-SCW-CV6998	Course 5 Unit 3 Shield Building

10/18/2017	Page 76 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
373	SV4-1208-SCW-CV6999	Course 6 Unit 3 Shield Building
374	SV4-1208-SCW-CV7001	Course 8 Unit 3 Shield Building
375	SV4-1208-SCW-CV7007	Course 14 Unit 3 Shield Building
376	SV0-RWS-CCW-CV0718	Install RWS Manholes and Ductbank
377	SV3-1010-CRW-CV0630	INSTALLATION OF NUCLEAR ISLAND BASEMAT REINFORCEMENT BELOW CONTAINMENT VESSEL
378	SV3-2000-SUW-CV0181	Assembly and erection of CH82 module in Area 111
379	SV3-RNS-P0W-ME5497	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-021 (LINE NUMBERS RNS-PL-L040, -L061, -L062),
380	SV3-2040-SUW-CV1187	Turbine Building Structural Steel Sequence 9
381	SV3-2030-CWS-ME1355	Installation of (2) 120" CWS Butterfly Valves (Condenser Return) Piping and Components from Condenser C
382	SV3-RNS-P0W-ME5499	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-184 (LINE NUMBERS RNS-PL-L019A, - L067A)
383	SV3-RNS-P0W-ME5500	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-186 (LINE NUMBERS RNS-PL-L020, - L068)
384	SV4-WLS-P0W-ME6139	INSTALLATION OF SMALL BORE CA02 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57L, -57M, -57N, & -569)
385	SV4-WLS-P0W-ME6142	INSTALLATION OF SMALL BORE CA03 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57V, -57W, & -57X)
386	SV3-DWS-PHW-ME6354	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-DWS-PLW-245 & -246)
387	SV3-1120-ERW-EL3371	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11201 AT ELEVATION 84'-6"
388	SV3-1120-ERW-EL3370	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11201 AT ELEVATION 84'-6"
389	SV3-1120-ERW-EL3369	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11201 AT ELEVATION 84'-6"
390	SV3-1120-ERW-EL2741	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS IN ROOM 11204 AT ELEVATION 84'-6" TO 107'2"
391	SV3-1120-ERW-EL2847	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS IN ROOM 11204 AT ELEVATION 84'6" TO 107'2"
392	SV3-1120-ERW-EL3522	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11204 AT ELEVATION 84' 6"
393	SV3-2040-SUW-CV1188	Turbine Building Structural Steel Framing Sequence 10
394	SV3-4034-CRW-CV2622	ANNEX AREA 4 FOUNDATION REINFORCEMENT

10/18/2017	Page 77 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
395	SV3-1220-CCW-CV3385	UNIT 3 AUXILIARY BUILDING FLOORS AREAS 1 AND 2- CONCRETE PLACEMENT AT ELEV. 82' 6"(SLAB PLACEMENT #1 THRU #7
396	SV3-2040-SSW-CV3302	UNIT 3 TURBINE BUILDING SEQUENCE 11 HANDRAIL & STAIRS
397	SV0-ZFS-CCW-CV2057	ZFS DUCTBANK
398	SV0-SES-CCW-CV2055	SES Ductbank
399	SV3-WRS-P0W-ME2347	ANNEX BUILDING - ELEV 100 WRS PIPING PACKAGE #1
400	SV3-WWS-P0W-ME6696	FABRICATION AND INSTALLATION OF WWS PIPE & DRAIN HUBS ELEVATION 140'
401	SV0-869-XVW-CV7066	West Vehicle Barrier Ditch
402	SV4-2040-SSW-CV1827	TURBINE BUILDING STRUCTURAL STEEL SEQUENCE 8
403	SV3-1130-SLW-CV7077	Upender Pit
404	SV3-PXS-P0W-ME6163	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRICS #SV3-PXS-PLW-300 (LINE NUMBER PXS-PL-L153)
405	SV3-1213-ERW-EL3678	FABRICATE AND INSTALL FIELD ROUTE TYPICAL CONDUIT SUPPORT C13 FOR AUX BUILDING (AREAS 3 & 4) EL 66'6" TO 82'-6"
406	SV3-1213-ERW-EL3679	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C14 FOR AUX BUILDING (AREAS 3 & 4) EL 66'-6" TO 82'-6"
407	SV3-1215-ERW-EL3687	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C31 FOR AUX BUILDING (AREAS 5 &6) EL 66'-6" TO 82'-6"
408	SV4-2040-SSW-CV3971	UNIT 4 TURBINE BUILDING SEQUENCE 8 HANDRAIL & STAIRS
409	SV4-2040-SSW-CV3973	UNIT 4 TURBINE BUILDING SEQUENCE 9 HANDRAIL & STAIRS
410	SV3-PXS-P0W-ME2965	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-01D (LINE NUMBERS PXS-PL-L113A)
411	SV3-1213-ERW-EL1627	AUXILIARY BUILDING UNIT 3, EL 66'-6'', AREA 3, INSTALL SCHEDULED CONDUITS AND SCHEDULED PULL BOXES.
412	SV3-PXS-P0W-ME2969	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-01Z (LINE NUMBERS PXS-PL-L108, L115, L119, L113A)
413	SV3-PXS-P0W-ME2964	SV3-PXS-P0W-ME2964
414	SV3-PXS-P0W-ME3236	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-023 (LINE NUMBERS PXS-PL-L029B)
415	SV3-PXS-P0W-ME2950	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-330 (LINE NUMBERS PXS-PL-L057A)

10/18/2017	Page 78 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
416	SV3-PXS-P0W-ME2949	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-320 (LINE NUMBERS PXS-PL-L056A)
417	SV4-2040-SSW-CV1828	TURBINE BUILDING STRUCTURAL STEEL SEQUENCE 9
418	SV3-1220-CEW-CV1603	AUXILIARY BUILDING EMBEDS AND ANCHOR BOLTS - ELEVATION 82 FT - 6 IN SLAB - AREAS 1 AND 2
419	SV3-2050-CCW-CV0126	141'-3" to 158'-7" Elevated Slabs Unit 3 Turbine
420	SV3-WWS-THW-ME7172	Hydro Test Unit 3 Waste Water System Steel Piping
421	SV4-WLS-P0W-ME6136	INSTALLION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57E)
422	SV3-MS33-MEW-ME4613	INSTALLATION OF GLAND STEAM CONDENSER (GSS-ME-01) ON 120'
423	SV3-CPS-P0W-ME3595	INSTALLATION AND FABRICATION OF CONDENSATE POLISHING SYSTEM (CPS) PIPING FOR ISOMETRICS
424	SV3-1211-ERW-EL3776	Install Design Routed Conduit and Conduit Supports in Battery Room “B”, Room 12104.
425	SV3-1211-ERW-EL3777	Install Design Routed Conduit and Conduit Supports in Battery Room “D”, Room 12105
426	SV3-DOS-P0W-ME2467	FABRICATE & INSTALL DIESEL FUEL OIL PIPING NORTH OF THE UNIT 3 ANNEX TO DIESEL FUEL OIL TANKS
427	SV3-2040-CCW-CV5190	UNIT 3 TURBINE BUILDING MISCELLANEOUS GROUTING AT ELEVATION 120'-6"
428	SV4-WLS-P0W-ME6141	INSTALLATION OF SMALL BORE WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57T & 57U)
429	SV3-WWS-P0W-ME6701	FABRICATION AND INSTALLATION OF WASTE WATER SYSTEM (WWS) PIPE & DRAIN HUBS ELEVATION 140'
430	SV3-PXS-P0W-ME7398	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-PXS-PLW-223 (LINE NUMBER PXS-PL-L142B)
431	SV3-2033-SHW-EL7390	ELECTRICAL CABLE TRAY AND SUPPORTS MILESTONE INSTALLATION FOR THE TURBINE BUILDING AT ELEVATION 100'-0" IN AREA 3
432	SV3-WRS-P0W-ME4431	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-80D
433	SV3-WRS-P0W-ME4432	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-80E
434	SV3-WRS-P0W-ME4427	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-805, 806, 80M, 80Z, 862, 863 AND 864)
435	SV3-1240-EGW-EL6063	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 117'-6' SLAB AREAS 4, 5 & 6
436	SV0-ZFS-ERW-EL5909	INSTALLATION OF (ZFS) COMMUNICATIONS SYSTEM ELECT DUCT BANK FOR PHASE 10
437	SV0-SES-ERW-EL5491	INSTALL CONDUIT IN SES DUCT BANK/TRENCH FOR SECURITY LOCATED BETWEEN SITE GRID M1401-L1502 PHASE 10

10/18/2017	Page 79 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
438	SV3-1210-ERW-EL3160	AUXILIARY BUILDING UNIT 3, EL 66'-6", AREA 2, FABRICATE AND INSTALL DESIGNED CONDUIT SUPPORTS
439	SV0-SES-ERW-EL4466	INSTALL CONDUIT IN SES DUCT BANK/TRENCH FOR SECURITY LOCATED BETWEEN SITE GRID K1402-K1202 PHASE 2AND 7
440	SV3-2060-SUW-CV0193	Turbine Building Structural Steel Framing Sequence 12
441	SV4-WLS-P0W-ME6138	Installation of Small Bore CA01 WLS Embedded Piping (Include Isometrics SV4-WLS-PLW-57J, & -57K)
442	SV3-1208-SCW-CV7395	TRAINING ADMIN PACKAGE FOR CBIS
443	SV4-WLS-P0W-ME6241	INSTALLATION OF SMALL BORE CA03 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-647, -648, -649, -64A, -64B, -64C, & -64D)
444	SV4-WLS-P0W-ME6143	INSTALLATION OF SMALL BORE CA03 WLS EMBEDDED PIPING(INCLUDE ISOMETRICS SV4-WLS-PLW-57Y, -640, & -641)
445	SV4-WWS-PHW-ME5005	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS: SV4-WWS-PLW-014)
446	SV3-SFS-P0W-ME6691	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC SV3-SFS-PLW-783, -784, -785 (LINE NUMBER SFS-PL-L036)
447	SV3-WRS-P0W-ME3368	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRIC SV3-WRS-PLW-831)
448	SV3-KB21-KBW-ME7474	INSTALLATION OF KB21 COMPONENTS
449	SV3-WLS-THW-ME7475	HYDRO TESTING OF KB21 WLS PIPING
450	SV4-CAS-THW-ME7388	HYDRO-TEST CAS COMPRESSED AIR SYSTEM PIPING IN PHASE 7, EAST SIDE OF U4 TB.
451	SV4-HDS-P0W-ME5461	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM (HDS) PIPING
452	SV3-PSS-PHW-ME7506	Fabrication/Installation of Pipe supports for Isometric SV3-PSS-PLW-716
453	SV3-PSS-PHW-ME7507	Fabrication/Installation of Pipe supports for Isometric SV3-PSS-PLW-715
454	SV3-PSS-PHW-ME7508	INSTALLATION OF TUBE CLAMPS FOR ISOMETRIC DRAWING SV3-PSS-PLW-714
455	SV3-PSS-PHW-ME7509	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PSS-PLW-713
456	SV4-PXS-P0W-ME7533	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV4-PXS-PLW-018 (LINE NUMBERS PXS-PL-L112A), ,
457	SV3-CPS-PHW-ME3594	INSTALLATION OF CPS PIPING SUPPORTS FOR ISOMETRICS
458	SV4-ML05-MLW-ME7566	Installation of 100’0 Wall Penetrations Area 1
459	SV4-ML05-MLW-ME7567	Installation of 100’0 Wall Penetrations 3, 4, 5
460	SV4-ML05-MLW-ME7568	Installation of 100’0 Wall Penetrations Area 6

10/18/2017	Page 80 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
461	SV4-CES-P0W-ME7577	Installation of CES piping (Portion 2)
462	SV4-CES-PHW-ME7578	Installation of CES pipe supports (Portion 1)
463	SV4-CES-PHW-ME7579	INSTALLATION OF CES PIPE SUPPORTS (PORTION 6)
464	SV3-FPS-MPW-ME7581	Install Unit 3 Diesel Fire Pump Package SV3-FPS-MS-01B
465	SV3-CPS-PHW-ME3596	INSTALLATION AND FABRICATION OF CONSENSATE POLISHING SYSTEM (CPS)
466	SV3-FPS-PLW-ME4857	INITIAL ENERGIZATION - INSTALLATION OF ANNEX FIRE PROTECTION SYSTEM (FPS) PIPING IAW (ISOMETRICS SV3-FPS-PLW-332, 587)
467	SV3-WRS-P0W-ME4425	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-803, 804, 80N, 80P, 860, 861)
468	SV4-WLS-P0W-ME6242	INSTALLATION OF SMALL BORE CA03 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-64E, -64F, -64G, -64H, -64I, & -64J)
469	SV4-WLS-P0W-ME6240	INSTALLATION OF SMALL BORE CA03 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-642, 643, 644, 645, 646)
470	SV3-WWS-PHW-ME4637	INSTALLATION OF TURBINE BUILDING WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WWS-PLW-043, 044, 045, 046, 047, 048, 110, 111, 112, 113, 114, 115 & 116)
471	SV3-SFS-P0W-ME7667	INSTALLATION OF SFS-PLW-650, 660, 665 AND 667 (THIS PACKAGE WILL INCLUDE TIE IN WELDS TO KB12 MODULE PIPING SFS-PLW-088, 089 AND WLS-PLW-60F, 60G)
472	SV4-RNS-MPW-ME7593	INSTALLATION OF RESIDUAL HEAT REMOVAL PUMP A (RNS-MP-01A) AND STAND (RNS-MZ-12A)
473	SV4-RNS-MPW-ME7594	INSTALLATION OF RESIDUAL HEAT REMOVAL PUMP B (RNS-MP-01B) AND STAND (RNS-MZ-12B)
474	SV4-RNS-MPW-ME7595	Disassembly of Residual Heat Removal Pump A
475	SV4-RNS-MPW-ME7596	Installation of Residual Heat Removal Pump B
476	SV4-WWS-MTW-ME7669	Install Unit 4 Transformers Area Sump SV4-WWS-MTW-010
477	SV4-WWS-P0W-ME7670	Fabricate and install the Waste Water piping to the Unit 4 Transformers Area Sump SV4-WWS-MTW-010
478	SV3-2035-SHW-EL7592	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 100'-0", Area 5 from Columns 13.1 to 16 & I.2 to K.2
479	SV4-HDS-P0W-ME5462	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPING
480	SV3-CPS-P0W-ME3591	INSTALLATION OF CPS PIPING
481	SV3-0000-ELW-EL7683	Installation of Cable for Unit 3 Standard Plant Yard Transformer Area Lighting
482	SV4-ML05-MLW-ME7644	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11300-ML-P47

10/18/2017	Page 81 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
483	SV4-ML05-MLW-ME7645	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11300-ML-P48
484	SV4-ML05-MLW-ME7646	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11300-ML-P49
485	SV4-ML05-MLW-ME7647	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11300-ML-P50
486	SV4-ML05-MLW-ME7648	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11302-ML-P09
487	SV4-ML05-MLW-ME7649	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11302-ML-P10
488	SV4-ML05-MLW-ME7650	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11303-ML-P13
489	SV4-ML05-MLW-ME7652	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11303-ML-P15
490	SV4-ML05-MLW-ME7653	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11303-ML-P16
491	SV4-ML05-MLW-ME7654	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11400-ML-P12
492	SV4-ML05-MLW-ME7655	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11400-ML-P13
493	SV4-ML05-MLW-ME7656	Install CA01 Penetration SV4-11501-ML-P01
494	SV4-ML05-MLW-ME7657	Install CA01 ASME Process Pipe Penetration SV4-11501-ML-P02
495	SV4-ML05-MLW-ME7659	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11504-ML-P01
496	SV4-ML05-MLW-ME7660	Install CA01 AMSE Pipe Penetration SV4-11504-ML-P02
497	SV4-ML05-MLW-ME7661	INSTALL CA01 ASME PROCESS PIPE PENETRATION
498	SV4-ML05-MLW-ME7663	INSTALLATION OF CA01 DVI PENETRATION SV4-11205-ML-P01
499	SV4-ML05-MLW-ME7664	CA01 INSTALLATION OF CA01 DVI PENETRATION SV4-11205-ML-P03
500	SV4-WLS-P0W-ME6137	INSTALLATION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-57F, 57G, 57H, 567, & 568)
501	SV3-WWS-P0W-ME6706	FABRICATION AND INSTALLATION OF WWS PIPE & DRAIN HUBS ELEVATION 140'
502	SV3-2101-CRW-CV7315	UNIT 3 TURBINE FIRST BAY WALLS, WALL TO FLOOR MECHANICAL COUPLERS AIR 117-'6"
503	SV4-WWS-PHW-ME5004	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV4-WWS-PLW-01D)
504	SV3-CPS-PHW-ME3592	FABRICATION AND INSTALLATION OF CONDENSATE POLISHER SYSTEM (CPS) PIPING
505	SV4-KB12-KBW-ME1881	Installation of Module KB12
506	SV4-KB11-KBW-ME1880	Installation of Module KB11

10/18/2017	Page 82 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
507	SV3-DWS-PHW-ME6673	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-DWS-PLW-243, 244)
508	SV3-PWS-PHW-ME7051	INSTALLATION OF ANNEX BLDG PWS SUPPORTS (ISOMETRICS SV3-PWS-PLW-113 & SV3-PWS-PLW-155)
509	SV4-ME01-PLW-ME7831	Installation of Vacuum Piping for Condenser B
510	SV4-ME01-PLW-ME7832	INSTALLATION OF VACUUM PIPING FOR CONDENSER C
511	SV0-863-P0W-ME7836	FABRICATE AND INSTALL UNDERGROUND PIPING UTILITIES POTABLE WATER, SANITARY SEWER, FIRE SUPPRESSION FOR BUILDING 304
512	SV3-2052-SHW-EL7838	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 2 from Columns 17 to 18 & P.2 to R
513	SV3-2053-SHW-EL7839	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 3 from Columns 18 to 19 & P.2 to R
514	SV3-2053-SHW-EL7842	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 3 from Columns 18 to 19 & P.1 to P.2
515	SV3-2052-SHW-EL7843	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 2 rom Columns 16 to 18 & L.5 to P.2
516	SV3-2053-SHW-EL7844	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 3 from Columns 18 to 19 & L.5 to P.1
517	SV4-HDS-P0W-ME5458	INSTALLATION AND FABRICATION OF HEATER DRAINSYSTEM(HDS) PIPING
518	SV0-863-ERW-EL7706	INSTALL UNDERGROUND CONDUIT FOR 304 BUILDING
519	SV3-4040-EGW-EL4375	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS - GROUNDING) FOR THE ANNEX BLDG, AREA 2, ELEV 117' - BETWEEN COLUMN LINES 4 & 9
520	SV3-CDS-PHW-ME2309	INSTALLATION OF CDS PIPING SUPPORTS
521	SV3-MS09-MEW-ME3566	INSTALLATION OF NON-REGENERABLE MIXED BED (DTS-MS-05A/B)
522	SV3-ME2A-MEW-ME3691	INSTALLATION OF BDS-ME-01A&B (SG BLOWDOWN) ON ELEV 100'
523	SV3-WLS-PHW-ME3870	FABRICATION/INSTALLATION OF WLS PIPING SUPPORTS FOR ISOMETRICS: SV3-WLS-PLW-536, -53A
524	SV3-CPS-PHW-ME3600	INSTALLATION AND FABRICATION OF CONDENSATE POLISHING SYSTEM(CPS) PIPING SUPPORTS
525	SV3-CDS-PHW-ME4910	FABRICATION AND INSTALLATION OF CDS PIPING SUPPORTS FOR ISOMETRICS SV3-CDS-PLW-70F, 70G, 70H, 70J
526	SV3-CPS-P0W-ME3599	INSTALLATION AND FABRICATION OF CONDENSATE POLISHING SYSTEM (CES) PIPING
527	SV0-0000-VNY-RI7862	Mammoet Documentation for Transport
528	SV3-WWS-PHW-ME7860	FABRICATE AND INSTALL THE PIPE SUPPORTS FOR UNIT 3 WWS PIPING IN VALVE BOXES SV3-WWS-MY-Y04A AND SV3-WWS-MY-Y04B.

10/18/2017	Page 83 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
529	SV4-WGS-ITW-ME7803	GASEOUS RADWASTE SYSTEM (WGS) ITAAC FUNCTIONAL ARRANGEMENT WALKDOWN
530	SV4-2040-SSW-CV3974	UNIT 4 TURBINE BUILDING SEQUENCE 9 DECKING AND GRATING
531	SV3-1130-CCW-CV3399	U3 INTERIOR CV PLACEMENT, CURING AND REPAIR OF CONCRETE FROM ELEV 83'-0"
532	SV3-PWS-P0W-ME7861	INSTALLATION OF PWS PIPING ISOMETRICS SV3-PWS-PLW-584, 585, 587, AND 588., NEED VENDOR TECH MANUAL
533	SV3-2036-SHW-EL6798	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100'-0", AREA6 FROM COLUMNS 16 TO 18 & I.2 TO K.1
534	SV4-HDS-P0W-ME5460	INSTALLATION AND FABRICATION OF HEATER DRAINSYSTEM(HDS) PIPING
535	SV3-1212-ERW-EL3774	Install Design Routed Conduit and Conduit Supports in Battery Room “C”, Room 12102
536	SV3-2039-SHW-EL6799	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 100’-0”, Area 9 from Columns 18 to 19 & H.05 to I.2
537	SV3-KB12-KBW-ME8002	COMPLETE KB12 MODULE FABRICATION POST MODULE INSTALLATION
538	SV3-1212-ERW-EL3775	INSTALL DESIGN ROUTED CONDUIT AND CONDUIT SUPPORTS IN 'SPARE' BATTERY ROOM 12103
539	SV3-1212-ERW-EL3773	INSTALL DESIGN ROUTED CONDUIT AND CONDUIT SUPPORTS IN BATTERY ROOM "A", ROOM 12101
540	SV4-1220-SSW-CV4782	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING AREAS 3 & 4 STRUCTURAL STEEL FOR ELEVATION 82'-6"
541	SV4-2040-SSW-CV3972	UNTI 4 TURBINE BUILDING SEQUENCE 8 DECKING AND GRATING
542	SV3-PV71-MEW-ME6246	PRE-INSTALLATION WELDING OF MAIN STOP VALVE/CONTROL VALVE EQUALIZERS
543	SV3-CWS-PHW-ME2522	INSTALLATION OF PIPE SUPPORTS FOR CWS SYSTEM
544	SV3-WWS-P0W-ME6699	INSTALLATION AND FABRICATION OF WAST WATER SYSTEM (WWS) PIPING
545	SV4-ME2A-MEW-ME7421	INSTALLATION OF BDS-ME-01A&B (SG BLOWDOWN) ON ELEV 100'
546	SV3-WWS-P0W-ME7985	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 158’
547	SV3-WWS-P0W-ME7987	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 170'
548	SV3-WWS-P0W-ME7989	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 166’
549	SV3-WWS-P0W-ME7991	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 170’
550	SV3-WWS-PHW-ME7992	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS ELEVATION 170¿

10/18/2017	Page 84 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
551	SV3-WWS-P0W-ME7993	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 170’
552	SV3-WWS-P0W-ME7995	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 170’
553	SV3-WWS-P0W-ME7997	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 170’
554	SV3-WWS-P0W-ME7999	FABRICATION AND INSTALLATION OF WWS PIPE AND DRAIN HUBS ELEVATION 200¿
555	SV3-FPS-PHW-ME4310	FABRICATION / INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV3-FPS-PLW-821, 827, & 829
556	SV3-WLS-PHW-ME3871	FABRICATION/INSTALLATION OF WLS PIPING SUPPORTS FOR ISOMETRICS: SV3-WLS-PLW-537, -538
557	SV4-PSS-P0W-ME1999	INSTALLATION OF PSS PIPING (INCLUDES ISO SV4-PSS-PLW-700, 701)
558	SV4-CWS-P0W-ME5456	INSTALLATION OF CWS PIPING AUTOMATIC BACKWASH STRAINERS (CWS-PY-S01A/B/C) TO WWS COLLECTION BASIN (WWS-PY-D501)
559	SV3-MS22-MEW-ME3690	INSTALL BDS-MS-01A/B, STEAM GENERATOR BLOWDOWN RADIATION MONITOR EDI AND ASSOCIATED COMPONENTS
560	SV3-2034-SHW-EL6795	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING ELEV 100' AREA 4 FROM COLUMNS 12.1 TO 13.1 & I2 TO K.1
561	SV4-CDS-PHW-ME3231	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV4-CDS-P0W-ME3230
562	SV4-CWS-P0W-ME7143	INSTALLATION AND FABRICATION OF CIRCULATING WATER SYSTEM(CWS) PIPING
563	SV4-WLS-P0W-ME6170	UNIT 4 WLS S/S PIPING FROM THE WLS/WWS TIE-IN MANHOLE SOUTHWARD HALFWAY THROUGH THE FINAL PHASE
564	SV4-VWS-P0W-ME7149	INSTALLATION AND FABRICATION OF CENTRAL CHILLED WATER (VWS) SYSTEM PIPING
565	SV4-HDS-P0W-ME5459	(BLANK)
566	SV4-4033-CCW-CV8105	Annex Area 3 Embeds, Formwork & Concrete to Elevation 100'-00"
567	SV4-4032-CCW-CV8102	Unit 4 Annex Area 2 Embeds, Formwork & Concrete to Elevation 100'-00"
568	SV4-4032-CRW-CV8100	Unit 4 Annex Area 2 Reinforcement to Elevation 100'-00"
569	SV4-4031-CCW-CV8099	Annex Area 1 Embeds, Formwork & Concrete to Elevation 100'-00"
570	SV3-CA20-ERW-EL8053	Install Scheduled Field routed conduit in "CHEMICAL WASTE TANK ROOM" (12264)
571	SV3-CA20-ERW-EL8054	Install Scheduled Field routed conduit in "WASTE MONITOR TANK ROOM C" (12265)
572	SV3-CA20-ERW-EL8055	Install Scheduled Field routed conduit in "WASTE HOLDUP TANK ROOM A" (12166)
573	SV3-CA20-ERW-EL8056	Install Scheduled Field routed conduit in "WASTE HOLDUP TANK ROOM B" (12167)

10/18/2017	Page 85 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
574	SV3-CA20-ERW-EL8057	Install Scheduled Field routed conduit in "VESTIBULE")(12168), "CORRIDOR"(12169), and WLS PUMP ROOM"(12268)
575	SV3-CA20-ERW-EL8058	Install Scheduled Field routed conduit in "PIPING VALVE ROOM"(12262) and "PIPE CHASE"(12269)
576	SV3-CA20-ERW-EL8059	Install Scheduled Field routed conduit in "WASTE MONITOR TANK ROOM B" (12365)
577	SV3-CA20-ERW-EL8060	Install Scheduled Field routed conduit in "WASTE MONITOR TANK ROOM A" (12363)
578	SV4-WWS-P0W-ME5468	WASTE WATER SYSTEM FROM SUMP C TO PY D501
579	SV4-CWS-P0W-ME7145	CIRCULATING WATER SYSTEM, CONDENSER VENTS AND DRAINS
580	SV4-CDS-P0W-ME7113	INSTALLATION OF CDS PIPING FOR 82'9" (PORTION 3)
581	SV4-WWS-P0W-ME5466	UNIT 4 TURBINE WASTE WATER SYSTEM
582	SV4-4031-CRW-CV8062	Annex Area 1 Reinforcement to Elevation 100'-00"
583	SV4-0000-CCW-CV8066	UNIT 4 TRANSFORMER FOUNDATION CONCRETE & FORMWORK BASE SLAB PLACEMENT 2
584	SV4-0000-CCW-CV8067	Unit 4 Transformer Foundation Concrete & Formwork Base Slab Placement 3
585	SV4-0000-CCW-CV8068	Unit 4 Transformer Foundation Concrete & Formwork Base Slab Placement 4
586	SV4-0000-CRW-CV8075	UNIT 4 TRANSFORMER REPLACEMENT (PLACEMENT 3)
587	SV3-2050-SSW-CV1820	CA81 TEMP FRAMING/PERMANENT FORMS (TB05)
588	SV3-SFS-THW-ME8080	Hydro Testing of R219 SFS Piping
589	SV3-2060-CEW-CV7324	170' & 183' ELEV, SHEAR STUDS & EMBED REPAIRS
590	SV3-2060-CCW-CV4487	UNIT 3 TURBINE BUILDING CA81 TABLE TOP GROUTING ELEVATION 170'
591	SV4-CDS-P0W-ME7117	Installation of CDS Piping at Elevation 82'9" (Portion 2)
592	SV3-2038-SHW-EL6797	Electrical Cable Tray supplemental Steel Installation in the Turbine Building, Elevation 100'-0", Area 8 from Colmns 14 to16 & H.05 to 1.2
593	SV3-CA20-S8W-CV2267	CA20 MODULE EXTERIOR WALL CONCRETE REINFORCEMENT
594	SV3-HDS-PHW-ME1372	FABRICATION AND INSTALLATION OF HDS PIPING SUPPORTS
595	SV3-HDS-PHW-ME3751	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM SUPPORTS
596	SV3-WWS-P0W-ME4633	FABRICATION AND INSTALLATION OF WWS PIPING
597	SV3-CA20-S4W-CV1756	INSTALLATION OF CA20 WALL 2 EMBED PLATES
598	SV3-CA20-S4W-CV2076	EXTERIOR TEMPORARY ATTACHMENTS @ COLUMN LINE 4
599	SV3-CA20-S8W-CV1690	INSTALLATION OF CA20 MODULE COMMODITIES NI-3 AREA 5 AND 6 ROOM 12162 THRU 12169

10/18/2017	Page 86 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
600	SV0-SAS-PLW-ME0710	INSTALL AND FABRICATE SERVICE AIR SYSTEM (SAS) TO NUCLEAR ISLAND
601	SV3-CA20-S4W-CV2585	CA20-SUB ASSEMBLY 4 WORK LIST ITEMS WB-W00152, WB-W00153, WB-W00154, WB-W00155, WB-W00156, WB-W00157, WB-W00158 & WB-W00159
602	SV3-CA20-S4W-CV2586	CA20 SUB ASSEMBLY 4 WORK LIST ITEMS WB-W00160, WB-W00161, WB-W00162, WB-W00163, WB-W00164, WB-W00165, WB-W00166, WB-W00167
603	SV0-SES-ERW-EL7370	INSTALL CONDUIT IN SES DUCT BANK/TRENCH FOR SECURITY LOCATED BETWEEN SITE GRID L1402-K1601 PHASE 10
604	SV3-2032-SHW-EL6794	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100'-0", AREA 2 FROM COLUMNS 17 TO 18 & P.1 TO R
605	SV3-1230-C0W-850001	100'-0" ELEV WALLS, CL 11 (WEST), WALL 69
606	SV3-1230-C0W-850002	100'-0" ELEV WALLS, CL 11 (EAST), WALL 70
607	SV3-1230-C0W-850003	100'-0" ELEV WALLS, CL I, WALL 71
608	SV3-1230-C0W-850005	100'-0" ELEV WALLS, CL J, WALL 85
609	SV3-1230-C0W-850006	100'-0" ELEV WALLS, CL K, WALL 83
610	SV3-1230-C0W-850007	100'-0" ELEV WALLS, CL L, WALL 80
611	SV3-1230-C0W-850008	100'-0" ELEV WALLS, CL M, WALL 79
612	SV3-1230-C0W-850009	100'-0" ELEV WALLS, CL P, WALL 78
613	SV3-1231-C0W-850001	UNIT 3 AUXILIARY EL. 100 FT. AREA 1 - CIVIL - CONCRETE FOR TUBE STEEL
614	SV3-0150-ERW-EL7455	CABLE TRAY SUPPORT FOR RAT4B
615	SV3-CA20-S4W-CV2108	INTERIOR TEMPORARY ATTACHMENTS FOR SUB-ASSEMBLY 3
616	SV4-MS09-MSW-ME7105	INSTALLATION OF DTS EQUIPMENT ON THE 100' ELEVATION
617	SV4-ME3A-MEW-ME7423	INSTALLATION OF CCS HEAT EXCHANGERS (CCS-ME-01A/B)
618	SV3-2034-SHW-EL6800	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 100'-0", Areas 0, 1 & 4 from Columns 12.1 to 14 & K.1 to R
619	SV3-2060-PHW-ME7887	INSTALLATION OF STRUCTURAL STEEL FRAME FOR PIPE SUPPORTS IN HIGH PRESSURE TURBINE OPENING
620	SV4-WLS-P0W-ME6140	INSTALLATION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-570, 57P, 57Q, 57R & 575)
621	SV4-2040-CCW-CV4615	UNIT 4, TRUBINE BUILDING GROUTING ACTIVITIES ON 120' ELEVATION
622	SV3-CA01-MHW-CV2164	LIFTING FRAMES AND BRACING SUBMODULES 13 THRU 16,32,33,39 & 36

10/18/2017	Page 87 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
623	SV3-0150-ERW-EL7456	CABLE TRAY SUPPORT RAT 4A
624	SV4-MS09-MSW-ME8109	INSTALLATIN OF RO CARTRIDGE FILTER SKID (DTS-MS-01) RO UNIT AND FEED PUMP SKIDS (DTS-MS021/B), EDI UNITS (DTS-MS-041/B) AND PERMEATE PUMP & TOC REDUCTION SKIDS (DTS-MS-30A/B)
625	SV3-4032-SHW-EL8129	Fabricate and Install Non-Seg Bus Duct Supports for SV3-ECS-EB1121, Annex Bldg. Area 2, Elev. 100'.
626	SV3-VWS-PLW-ME3017	Installation of Small Bore VWS Piping (Including Isometric SV3-VWS-PLW-490)
627	SV3-1212-ERW-EL3159	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 2, INSTALL DESIGN CONDUIT & CABLE TRAY.
628	SV3-PH01-CEW-CV7666	Installation of Reactor Vessel Support Interior Anchor Bolt Assemblies
629	SV3-WWS-P0W-ME6704	FABRICATION AND INSTALLATION OF WWS DRAIN HUBS ELEVATION 140'
630	SV3-4032-SHW-EL8130	FABRICATE AND INSTALL NON-SEG BUS DUCT SUPPORTS FOR SV3-ECS-EB-1222, ANNEX BLDG. AREA 2, ELEV. 100'.
631	SV3-4032-SHW-EL8131	Fabricate and Install Non-Seg Bus Duct Supports for SV3-ECS-EB1323, Annex Bldg. Area 2, Elev. 100'.
632	SV3-4032-SHW-EL8132	Fabricate and Install Non-Seg Bus Duct Supports for SV3-ECS-EB1424, Annex Bldg. Area 2, Elev. 100'.
633	SV3-KB11-KBW-ME8392	COMPLETION OF KB11 MODULE
634	SV3-CCS-THW-ME8079	HYDRO TESTING OF R219 CCS PIPING
635	SV4-1020-CCW-CV5152	UNIT 4 CONCRETE PLACEMENT 8A BELOW THE CONTAINMENT VESSEL FROM ELEV 82'-6" TO 87'6"
636	SV3-1231-CEW-850000	FOREMAN'S BOOK: AUXILIARY NORTH EL 100' to 117'-6" CIVIL EMBEDMENTS
637	SV3-WLS-P0W-ME3720	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-522)
638	SV3-WLS-P0W-ME3724	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-532)
639	SV3-WLS-THW-ME6213	HYDRO TEST THE UNIT 3 LIQUID RADWASTE SYSTEM PIPING IN FINAL PHASE NEAR MANHOLE
640	SV4-WLS-THW-ME6216	HYDRO TEST THE UNIT 4 LIQUID RADWASTE SYSTEM PIPING FINAL PHASE
641	SV3-DOS-THW-ME8270	PNEUMATIC TESTING OF THE UNIT 3 DIESEL FUEL OIL SYSTEM (DOS) PIPING
642	SV3-2070-SUW-CV0196	Turbine Building Structural Steel Framing Sequence 15
643	SV3-4052-CCW-CV7376	U3 Annex Building Area 2 Concrete Form-work plan Elevation 117’6" to Elevation 135’3”
644	SV3-SFS-PHW-ME8756	Fabrication/Installation of Pipe Supports for Isometric SV3-SFS-PLW-78B
645	SV3-SFS-PHW-ME8759	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-SFS-PLW-785

10/18/2017	Page 88 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
646	SV3-HDS-PHW-ME1368	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM SUPPORTS
647	SV3-HDS-PHW-ME1364	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPING SUPPORTS
648	SV4-HDS-PHW-ME5471	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPING SUPPORTS
649	SV3-DWS-PHW-ME6244	INSTALLATION OF SUPPORTS ON PIPE ISOMETRIC SV3-DWS-PLW-772
650	SV3-ML05-MLW-ME5929	INSTALLATION OF CA37 PENETRATIONS
651	SV4-WLS-P0W-ME8314	ASME SECTION III - FABRICATION/INSTALLATION OF WLS PIPING LINES WLS-PL-L061 and WLS-PL-L110A on ISO SV4-WLS-PLW-750
652	SV4-2050-CEW-CV8149	141'-3" ELEV, STUD WELDS, POUR #1
653	SV3-2050-CCW-CV7037	UNIT 3, TB GROUTING ACTIVITIES ON 141' ELEVATION
654	SV4-2040-EGW-EL8028	ELECTRICAL GROUNDING INSTALLATION FOR THE TURBINE BUILDING AT ELEVATIONS 117'6" AND 120'-6"
655	SV3-CA20-ERW-EL5041	INSTALL SCHEDULED FIELD ROUTED CONDUIT IN "RNS PUMP ROOM A" (12162)
656	SV3-WWS-PHW-ME6697	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM PIPE SUPPORTS FOR 120' ELEVATION
657	SV4-ML05-MLW-ME8409	INSTALL SV4 CA05 PENETRATION SV4-11209-ML-P01
658	SV3-ML05-MLW-ME5903	INSTALLATION OF CA32 PENETRATIONS
659	SV3-ML05-MLW-ME5963	INSTALLATION OF CA58 PENETRATIONS 11400-ML-P10 & 11400-ML-P11
660	SV4-WWS-PHW-ME5479	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV4-WWS-PHW-ME5466
661	SV3-PXS-PHW-ME3787	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02K
662	SV3-PXS-PHW-ME4500	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01W
663	SV3-PXS-PHW-ME3361	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01Q
664	SV3-PXS-PHW-ME3788	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02L
665	SV4-ML05-MLW-ME8411	INSTALL SV4 CA05 PENETRATION SV4-11209-ML-P03
666	SV4-ML05-MLW-ME8412	INSTALL SV4 CA05 PENETRATION SV4-11209-ML-P04
667	SV3-PXS-MTW-ME2934	INSTALLATION OF ACCUMULATOR TANK SV3-PXS-MT01A
668	SV4-CA20-ERW-EL6714	INSTALL ELECTRICAL WALL PENETRATIONS IN U4 CA20 MODULE SUB-ASSEMBLY 1
669	SV3-WLS-PHW-ME3872	FABRICATION/INSTALLATION OF WLS PIPING SUPPORTS FOR ISOMETRICS: SV3-WLS-PLW-550, -551, -560, -56A
670	SV3-FPS-PHW-ME4309	FABRICATION / INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV3-FPS-PLW-811, 812, & 831

10/18/2017	Page 89 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
671	SV3-WLS-PHW-ME8404	FABRICATION/INSTALLATION OF WLS PIPE SUPPORTS FOR SV3-WLS-PLW-513
672	SV3-WLS-PHW-ME8403	FABRICATION/INSTALLATION OF WLS PIPE SUPPORTS FOR SV3-WLS-PLW-512
673	SV3-WLS-PHW-ME8401	FABRICATION/INSTALLATION OF WLS PIPE SUPPORTS FOR SV3-WLS-PLW-451
674	SV3-WLS-PHW-ME8400	FABRICATION/INSTALLATION OF WLS PIPE SUPPORTS FOR SV3-WLS-PLW-450
675	SV4-HDS-PHW-ME5473	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPING SUPPORT
676	SV3-CAS-PHW-ME6155	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS (SV3-CAS-PLW-502)
677	SV3-ZAS-ERW-EL7501	INSTALL CABLE TRAY SOUTHSIDE OF UNIT #3 TRANSFORMER AREA
678	SV4-WWS-PHW-ME5480	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV4-WWS-PHW-ME5467
679	SV3-MSS-PHW-ME4660	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV4-MSS-P0W-ME4659
680	SV3-MT6Z-MEW-ME5586	INSTALLATION OF THE MAIN OIL TANK (MT-01)
681	SV3-CA04-S4W-CV1680	CA04 TOP FLANGE FABRICATION AND ASSEMBLY
682	SV4-2020-SHW-EL8027	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 4 TURBINE BUILDING AT ELEVATION 82'-9"
683	SV4-2050-CEW-CV8154	UNIT 4, TURBINE BUILDING 141' ELEVATION STUD WELDS POUR #6
684	SV4-HDS-PHW-ME5475	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPE SUPPORT
685	SV4-FPS-PHW-ME5001	FABRICATION/INSTALLATION OF FPS PIPE SUPPORTS (INCLUDING ISOMETRICS SV4-FPS-PLW-830, 825, 820)
686	SV3-4041-SAW-EL8771	INSTALL SUPPLEMENTAL STEEL FOR ELECTRICAL HANGERS COL LN H9/H1.05 TO F9/F10.05
687	SV3-2060-CRW-CV8370	UNIT 3 TURBINE BUILDING 170' ELEVATED DECK REBAR FOR EQUIPMENT PADS & CURBS
688	SV3-2060-CRW-CV8368	UNIT 3 TURBINE BUILDING 170' ELEVATED DECK REBAR FOR POUR #5
689	SV3-PWS-P0W-ME4169	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDES ISOMETRIC SV3-PWS-PLW-912, 922, 940, 941, 94X)
690	SV3-PWS-P0W-ME4170	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDES ISOMETRIC SV3-PWS-PLW-954, 955, 956, 957)
691	SV4-WLS-P0W-ME8312	ASME SECTION III - FABRICATION/INSTALLATION OF WLS PIPING LINES WLS-PL-L062 and WLS-PL-L110B on ISO SV4-WLS-PLW-731
692	SV4-WLS-P0W-ME8313	ASME SECTION III - FABRICATION/INSTALLATION OF WLS PIPING LINES WLS-PL-L063 and WLS-PL-L110C on ISO SV4-WLS-PLW-741 & SV4-WLS-PLW-74A

10/18/2017	Page 90 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
693	SV3-PXS-PHW-ME4499	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01R
694	SV3-CA03-S4W-CV2385	SV3-CA03-GNR-000071 ¿ 3D SCAN OF ENTIRE CA03 MODULE
695	SV3-MT73-MTW-ME7068	FABRICATION/INSTALLATION OF PXS GUTTER COLLECTION BOXES AND SUPPORTS
696	SV3-REFDOC-NI3-ME8892	SV3 CONTAINMENT PIPING/MECHANICAL FOREMAN'S BOOK 1
697	SV3-MSS-P0W-ME4655	INSTALLATION OF MSS PIPING
698	SV4-VWS-PHW-ME7150	INSTALLATION AND FABRICATION OF CENTRAL CHILLED WATER SYSTEM (VWS) PIPE SUPPORT
699	SV3-MSS-PHW-ME4658	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV3-MSS-P0W-ME4657
700	SV4-FPS-PHW-ME5000	FABRICATION/INSTALLATION OF FPS PIPE SUPPORTS (INCLUDING ISOMETRICS SV4-FPS-PLW-833)
701	SV3-2020-ERW-EL1840	ELECTRICAL CABLE TRAY SUPPORTS INSTALLATION FOR THE TURBINE BUILDING AT ELEVATION 82'-9''
702	SV3-4030-EGW-EL1856	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS-GROUNDING) FOR THE ANNEX BLDG., AREA 1, ELEV. 100' & 107' - BETWEEN COLUMN LINES (9) TO (13)
703	SV3-WLS-PLW-ME0874	Fabricate and Install WLS Piping Iso SV3-WLS-PLW-750-RESERVED FOR ORAN POE
704	SV3-WLS-P0W-ME3503	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-340, SV3-WLS-PLW-360, SV3-WLS-PLW-400, SV3-WLS-PLW-420)
705	SV3-WLS-P0W-ME3498	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-221, -251)
706	SV3-CB00-S8W-CV4046	U3 CONTAINMENT INSTALLATION OF CB MODULE 21 AT ELEV 83'-0"
707	SV0-ZRS-EWW-TP0879	Installation of 13.8KV Temp Power Loop East of Unit 3
708	SV0-PWS-PLW-ME1086	Fabricate and install Potable Water Piping East & North of Building 307
709	SV3-ME01-PLW-ME1163	CONDENSER B-1ST EXTRACTON PIPING (EXTRACTION STEAM)
710	SV3-MS60-MEW-ME1645	Installation of ASS Boiler Feedpumps (ASS-MP-04A & 04B)
711	SV3-WRS-PLW-ME0600	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-57J)
712	SV3-2020-MEW-ME1399	UNIT 3 CONDENSER C SPRING SUPPORT FOUNDATION INSTALLATION
713	SV3-ME01-PLW-ME1005	UNIT 3 CONDENSER A: INSTALLATION OF UPPER SHELL NOZZLES
714	SV3-ML05-MLW-ME1570	INSTALLATION OF EMBEDDED PIPING PENETRATIONS 82'-6" FLOORS ONLY
715	SV3-ME01-PLW-ME1159	UNIT 3 CONDENSERS A: 1ST EXTRACTION PIPING (EXTRACTION STEAM)

10/18/2017	Page 91 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
716	SV3-ME2W-MEW-ME1360	INSTALLATION OF HDS DRAIN COOLER CDS-ME-7C
717	SV3-2020-MEW-ME1398	Unit 3 Condenser B Spring Support Foundation Installation
718	SV3-ME2W-MEW-ME1359	INSTALLATION OF HDS DRAIN COOLER CDS-ME7B
719	SV3-WWS-PLW-ME1379	UNIT 3 TURBINE BUILDING ELEVATION 100 FT. 0 IN. EMBEDDED WWS PIPING PACKAGE # 5
720	SV3-2030-MEW-ME1695	UNIT 3 CONDENSER A WATERBOX INSTALLATION
721	SV3-2030-MEW-ME1697	UNIT 3 CONDENSER C WATERBOX INSTALLATION
722	SV3-WWS-P0W-ME2279	ANNEX BUILDING - EMBEDDED WWS PIPING PACKAGE #1
723	SV3-WLS-PHW-ME2320	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-380
724	SV3-MS19-MEW-ME2497	RESIN ADDITION HOPPER (CPS-MT-01)
725	SV3-KB11-KBW-ME0444	INSTALLATION OF MODULE KB11
726	SV3-CWS-PLW-ME2513	INSTALLATION OF CWS PIPING FOR ISOMETRICS SV3-CWS-PLW-70AB, SV3-CWS-PLW-70AC, SV3-CWS-PLW-70AD, SV3-CWS-PLW-70AE
727	SV3-R106-R1W-ME0723	R106 Mechanical Module
728	SV3-1000-Z0W-CV3911	UNIT 3 SHIELD BUILDING REINFORCED CONCRETE REQUIREMENTS
729	SV3-1000-GCW-CV0675	UNIT 3 NUCLEAR ISLAND CONSTRUCTION STAIRCASES
730	SV3-1110-CEW-CV1270	UNIT 3 CONTAINMENT EMBEDDED PLATES AND ANCHOR BOLTS AT EL. 71FT-6IN
731	SV3-CB65-S4W-CV1723	INSTALL AND REMOVAL OF LIFTING BEAM/LUG FOR CB65
732	SV3-1200-Z0W-CV3909	UNIT 3 AUXILIARY BUILDING REINFORCED CONCRETE REQUIREMENTS
733	SV3-4000-T2W-CV2232	HSB ASSEMBLY & INSTALLER QUALIFICATION FOR ANNEX BUILDING AREA 4
734	SV3-CA05-S4W-CV2054	CA05 INSTALL REBAR FOR OVERLAY AND CONNECTION PLATES
735	SV3-ECS-CCW-CV1902	Unit 3 ECS Ductbank
736	SV4-MT6A-MTW-ME8116	Installation of Oil Storage Tanks (LOS-MT-02A/B)
737	SV3-1213-ERW-EL1624	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 3, INSTALL DESIGNED ROUTED CABLE TRAYS AND CONDUIT"
738	SV0-ZRS-EWW-EL6159	Electrical LOTO & Determination and Physical Removal of the North and/or South Louvers and Actuator Controls at 315 Bldg. for Diesel Generator Installation
739	SV3-ML05-MLW-ME4820	ASME Section III - Installation of Penetration 11502-ML-P01 & 11502-ML-P02 (CA01)
740	SV3-WLS-P0W-ME4995	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-512, SV3-WLS-PLW-513)
741	SV3-CAS-P0W-ME4393	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-41C, 41F, 41G)

10/18/2017	Page 92 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
742	SV3-1110-CCW-CV1396	CONCRETE INTERIOR CVBH UP TO ELEVATION 71'-6"
743	SV3-2000-SSW-CV1861	UNIT 3 TURBINE FIELD REPAIRS AND MODIFICATIONS FOR GRATING AND HANDRAIL
744	SV4-MT2M-MTW-ME8124	Installation of Chemical Addition Tank (VYS-MT-02)
745	SV3-WLS-P0W-ME3727	Installation of Large Bore WLS Piping (Isometrics SV3-WLS-PLW-537,-538,-540)
746	SV3-WLS-P0W-ME3733	Installation of Large Bore WLS Piping (Isometric SV3-WLS-PLW-630, 632, 690, 721)
747	SV3-WSS-P0W-ME3444	INSTALLATION OF WSS PIPING (INCLUDES SV3-WSS-PLW-513, 514, 600, 601)
748	SV3-CAS-PHW-ME0728	Fabrication/Installation of Pipe Supports for Isometric Drawings (SV3-CAS-PLW-327, 360)
749	SV3-CAS-PHW-ME0729	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS (SV3-CAS-PLW-331)
750	SV3-CWS-XEW-CV0057	Excavate and Backfill for CWS Piping U3 Phase 3 Supply Line <Works with SV3-CWS-PLW-ME0051>
751	SV3-WLS-P0W-ME3506	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-510, SV3-WLS-PLW-511, SV3-WLS-PLW-514, SV3-WLS-PLW-515)
752	SV3-WLS-P0W-ME3507	Installation of Large Bore WLS Piping (Includes: SV3-WLS-PLW-500)
753	SV3-WRS-P0W-ME3663	Installation of Small Bore WRS Piping (Includes Isometrics SV3-WRS-PLW-824 , -829, -880)
754	SV3-WRS-P0W-ME3855	Installation of Small Bore WRS Piping (Includes Isometric SV3-WRS-PLW-82H)
755	SV3-WRS-PLW-ME4454	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-839)
756	SV3-WRS-PLW-ME4459	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-842)
757	SV4-PY55-PYW-ME3244	Assembly of the 120" x 108" CWS Reducers and CWS Expansion joint (Supply)"
758	SV4-PY55-PYW-ME3245	Assembly of the 120" x 108" CWS Reducers and CWS Expansion joint (Return)"
759	SV3-ME3A-MEW-ME3693	INSTALLATION OF TURBINE BLDG. CCS HEAT EXCHANGERS SV3-CCS-ME-01A AND 01B.
760	SV3-WLS-PLW-ME0901	Fabricate and Install WLS Embedded Piping Iso SV3-WLS-PLW-576, 579
761	SV3-KB23-KBW-ME1682	Installation of Module KB23 (WLS Monitor Pump C)
762	SV3-2030-CCW-CV0219	Miscellaneous Interior Walls and Curbs
763	SV3-1220-CCW-CV1889	CONCRETE IN AUXILIARY BUILDING WALLS (19,20,20A,20B, AND 20C) UP TO ELEVATION 82'-6"
764	SV0-ZBS-CCW-CV2578	ZBS Ductbank
765	SV0-DFS-CCW-CV2580	DFS Ductbank

10/18/2017	Page 93 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
766	SV3-CB00-S8W-CV3228	INSTALLATION OF CB MODULES 22 7 23 AT ELEVATION 80'-6"
767	SV4-PGS-CCW-CV3427	UNIT 4 JACK & BORE AND PGS ENCASEMENT CONSTRUCTION
768	SV3-1120-CCW-CV1818	PLACEMENT, CURING, AND REPAIR OF CONCRETE INSIDE THE CV UP TO ELEV 83'-0" AND ELEV 84'-6"
769	SV3-WLS-THW-ME2213	LIQUID RADWASTE SYSTEM (WLS) PIPING HYDROSTATIC TESTING
770	SV4-WRS-P0W-ME5328	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-86A, -86C, -808, -809, -868, -869
771	SV3-CA03-GWS-ME8107	WELDING PROCEDURES FOR CA03
772	SV3-VWS-PLW-ME0500	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-241, 323)
773	SV3-VWS-PLW-ME0501	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES SV3-VWS-PLW-280, 353)
774	SV3-VWS-PLW-ME0502	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES SV3-VWS-PLW-390, 424)
775	SV3-KB16-KBW-ME0443	INSTALLATION OF MODULE KB16
776	SV3-VWS-PLW-ME0503	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES SV3-VWS-PLW-680,-453)
777	SV3-CAS-PLW-ME0461	INSTALLATION OF KB15 CONNECTION PIPING
778	SV3-CAS-PLW-ME0458	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES ISOMETRICS: SV4-CAS-PLW-423, 42C)
779	SV3-CAS-PHW-ME0727	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS (SV3-CAS-PLW-323, 328)
780	SV3-FPS-PHW-ME0693	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWNGS SV3-FPS-PLW-810, 815
781	SV4-2020-MEW-ME1481	Unit 4 Condenser C Outlet Box Installation
782	SV3-DTS-PHW-ME1517	Fabricate and Install Demineralized Water Treatment System (DTS) supports portion 3-(Raw Water Supply to DTS-MS-01)
783	SV3-ASS-PHW-ME1525	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 4) FOR ISOMETRIC# SV3-ASS-PLW-012, 010, 017, 02N, & 021
784	SV3-WLS-PHW-ME0836	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-35D, -35F, -35H, -35L
785	SV3-WLS-PHW-ME0829	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-720
786	SV3-WLS-PLW-ME0531	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-35D, -35F, -35H, -35L)
787	SV3-WLS-PLW-ME0528	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-191, -255)
788	SV3-VWS-PHW-ME0701	INSTALLATION OF LARGE BORE VWS PIPING SUPPORTS FOR ISOMETRIC DRAWINGS SV3-VWS-PLW-270, -484

10/18/2017	Page 94 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
789	SV3-WLS-PHW-ME0840	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS (INCLUDES ISOMETRICS: SV3-WLS-PLW-33G, -33K)
790	SV3-WLS-PLW-ME0525	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-980, -981)
791	SV3-WLS-PHW-ME0828	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-66Z
792	SV3-WLS-PLW-ME0537	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-33E)
793	SV4-1220-SSW-CV4783	UNIT 4 NUCLEAR ISLAND AUXILLIARY BUILDING AREAS 5 & 6 STRUCTURAL STEEL FOR ELEVATION 82'-6"
794	SV3-CA20-S5W-CV1903	CA20 N&D REWORK TO BE PERFORMED
795	SV3-CA20-S8W-CV1905	INSTALLATION OF CA20 MODULE CIVIL COMMODITIES AND REINFORCEMENT NI3 AREA 5 & 6 ELEVATION 92'-6"
796	SV3-PH01-CEW-CV7665	INSTALLATION OF REACTOR VESSEL SUPPORT MAIN EMBEDMENT ASSEMBLY
797	SV3-CA20-S5W-CV2597	ADDITION OF FLOOR REBAR SUBMODULES 30, 71, 72, 73
798	SV3-CA20-S4W-CV0439	CA20 SA4 EL 98'-1" Floor Installation (CA20-51)
799	SV3-4041-ERW-EL7563	INSTALLATION OF CONDUIT SLEEVES FOR RACEWAY PENETRATIONS, ANNEX BUILDING, AREA 1, ELEVATION 117'-6"
800	SV4-WWS-PHW-ME7547	INSTALLATION OF ANNEX BLDG WWS PIPE SUPPORTS (ISOMETRIC SV4-WWS-PLW-951, 953)
801	SV3-WSS-P0W-ME3443	INSTALLATION OF SMALL BORE PIPING (SV3-WSS-PLW-122, 400, 510, 511, 512)
802	SV3-CA01-S4W-CV2151	INSTALL CA01-07 PERMANENT WELDED ATTACHMENTS
803	SV3-CA01-S4W-CV2149	INSTALL CA01-05 PERMANENT WELDED ATTACHMENTS
804	SV3-CA01-S4W-CV2150	INSTALL CA01-06 PERMANENT WELDED ATTACHMENTS
805	SV3-1210-ERW-EL3163	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 1, INSTALL TYPICAL RACEWAY SUPPORTS.
806	SV3-2020-EGW-EL1616	ELECTRICAL GROUNDING TERMINATIONS FOR THE TURBINE BUILDING AT ELEVATION 82'-9"
807	SV4-4032-CCW-CV8061	UNIT 4 ANNEX AREA 2 EAST SUMP AND ELEVATOR PIT INSTALLATION
808	SV4-0000-CCW-CV8065	Unit 4 Transformer Foundation Concrete & Formwork Base Slab Placement 1
809	SV4-WLS-PHW-ME3290	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-362
810	SV3-WWS-P0W-ME3446	INSTALLATION OF LARGE BORE WWS PIPING (INCLUDES SV3-WWS-PLW-32A, 32B, 32D, 32L, 334)
811	SV3-WRS-P0W-ME3794	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES SV3-WRS-PLW-568, 569, 594)
812	SV3-WLS-PHW-ME0769	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-201

10/18/2017	Page 95 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
813	SV3-4033-CEW-CV2838	U3 ANNEX AREA 3 EMBEDDED ITEMS AND ANCHOR BOLTS FROM ELEVATION 100'-0" TO 107'-2''
814	SV3-WRS-P0W-ME3657	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-56C)
815	SV4-2131-ERW-EL7377	ELECTRICAL CONDUIT SLEEVE INSTALLATION FOR THE UNIT 4 TURBINE BUILDING 1ST BAY WALLS AT THE 100'
816	SV4-CA05-S5W-CV6037	CA05-05 UNSATISFACTORY IRs AND N&D REPAIRS, E&DCRs AND LOOS PARTS - STRUCTURAL
817	SV3-CA20-S5W-CV2598	ADDITION OF FLOOR REBAR SUB-MODULES 26,27,28,29
818	SV3-CA01-S5W-CV6083	INSTALLATION OF LANDING PLATES ON CA01
819	SV3-DOS-CCW-CV8391	UNIT 3 DOS TANK B WALL PLACEMENTS 2&3
820	SV3-MS45-MEW-ME1893	INSTALL FEEDWATER MAIN AND BOOSTER PUMP PACKAGE FOR MS-01C
821	SV4-SS01-Z0W-CV4382	UNIT 4 STRUCTURAL STEEL SAFETY CLASS C REQUIREMENTS
822	SV3-VAS-SHW-ME4779	FABRICATION AND INSTALLATION OF VAS DUCT SUPPORTS IN ROOM 12153
823	SV3-2030-EGW-EL1751	ELECTRICAL GROUNDING TERMINATIONS FOR THE TURBINE BUILDING AT ELEVATION 100'-0"
824	SV3-4032-ERW-EL1858	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EMBEDDED CONDUIT) FOR THE ANNEX BLDG., AREA 2, ELEV. 100' & 107'
825	SV3-CAS-PHW-ME0790	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-CAS-PLW-501, 504
826	SV3-WLS-PHW-ME0819	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-140
827	SV3-WLS-P0W-ME3449	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-031,032)
828	SV4-0500-CFW-CV2664	INSTALL/REMOVE 2" SHAKE SPACE FORMS
829	SV3-CCS-PHW-ME0802	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-530, 550
830	SV3-WLS-PHW-ME0830	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-93A, -936, -990
831	SV3-1230-CCW-CV2440	AUX BUILDING EXTERIOR WALLS (43, 44, 45, 46 & 47) UP TO EL 100'-0"
832	SV3-CA04-S4W-ME1732	CA04 POWER RANGE DETECTOR WELLS INSTALLATION
833	SV3-CA04-S4W-ME1733	CA04 INTERMEDIATE RANGE DETECTOR WELLS INSTALLATION
834	SV3-SWS-PHW-ME1384	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1356 WORK PACKAGE.
835	SV3-CAS-PLW-ME0456	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES ISOMETRICS: SV3-CAS-PLW-331)

10/18/2017	Page 96 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
836	SV3-4041-CCW-CV3182	U3 ANNEX BUILDING AREA 1 CONCRETE & FORMWORK FROM EL. 100'-0" TO EL. 117'-6"
837	SV3-ML05-MLW-ME5905	INSTALLATION OF CA35 PENETRATIONS
838	SV3-4031-ERW-EL1859	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EMBEDDED CONDUIT) FOR THE ANNEX BLDG., AREA 1, ELEV. 100'-BETWEEN COLUMN LINES (9) TO (13)
839	SV3-4033-ERW-EL1857	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EMBEDDED CONDUIT) FOR THE ANNEX BLDG., AREA 3, 100' & 107' - BETWEEN COLUMN LINES (2) to (4.1).
840	SV3-DOS-CCW-CV6811	Diesel Generator Fuel oil storage foundation
841	SV3-CDS-CCW-CV6812	CONDENSATE TANK FOUNDATION
842	SV3-CVS-PLW-ME0929	Fabricate and Install Small Bore CVS Piping Iso SV3-CVS-PLW-07J
843	SV0-YFS-PLW-ME1087	FABRICATE AND INSTALL THE YARD FIRE WATER LINE FROM BUILDING 301 TO BUILDING 304.
844	SV3-CES-PLW-ME1653	Fabricate and Install Condenser Tube Cleaning System (CES) Piping In Turbine Building Elev. 82'-6" - 100'-0" (ISO SV3-CES-PLW-700,711,720,730,731,732,733,734,735,736,780)
845	SV0-RWS-P0W-ME5966	FABRICATE AND INSTALL RAW WATER SYSTEM (RWS) TEMPORARY FLUSH LINE FOR START UP,
846	SV3-2030-CCW-CV0184	100' EL. Concrete Foundation Excluding 1st Bay
847	SV3-4001-SSW-CV3905	Annex Building Area 1 Metal Decking and Grating Installation
848	SV3-CR10-CRW-CV0322	INSTALLATION OF LAYER 4-10 REINFORCING FOR THE CR10 MODULE
849	SV3-CR10-CRW-CV0323	THE ERECTION OF THE STRUCTURAL STEEL FOR THE CR10 MODULE ON PAD 139.
850	SV3-WLS-CCW-CV1845	GROUT PLACEMENT UNDER MISCELLANEOUS EQUIPMENT AND TANKS IN THE UNIT 3 NUCLEAR ISLAND AUXILIARY BUILDING AT ELEVATION 66'-6"
851	SV3-ASS-PLW-ME1424	FABRICATE AND INSTALL AUXILIARY STEAM SYSTEM(ASS) PIPING PORTION 1 FOR 82-9
852	SV3-KB12-KBW-ME0450	INSTALLATION OF MODULE KB12
853	SV3-ME01-PLW-ME0991	Unit 3 Condenser A, B & C: Hotwell Piping
854	SV3-1200-CRW-CV1411	UNIT 3 AUXILIARY BUILDING EL 66-6 TO 82-6 REBAR FOR WALLS 19 AND 20
855	SV3-2030-CCW-CV0226	U3 Turbine Grouting Activities Elevation 100’-0"
856	SV3-CA05-CRW-CV3668	CA05 WELDABLE COUPLER REINFORCEMENT
857	SV3-SWS-PHW-ME1506	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1497 WORK PACKAGE. PART I
858	SV3-VAS-MDW-ME3387	R161 MODULE HVAC COMPLETION

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
859	SV3-FPS-P0W-ME1753	INSTALL FIRE PROTECTION PIPING AND HYDRANTS WAST OF UNIT 3 ANNEX
860	SV3-FPS-P0W-ME1754	FABRICATE AND INSTALL FIRE PROTECTION PIPING FROM UNIT 3 ANNEX TO UNIT 3 DIESEL GENERATOR BLDG
861	SV3-SWS-PHW-ME1425	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1357 WORK PACKAGE. PART II
862	SV3-SWS-PHW-ME1385	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1357 WORK PACKAGE. PART I
863	SV3-ME01-PLW-ME1170	Condenser C-4th Extraction Piping (Extraction Steam)
864	SV3-ME01-PLW-ME1169	Condenser C-3rd Extraction Piping (Extraction Steam)
865	SV3-ME01-PLW-ME1013	Unit 3 Condenser A: Installation of Water Curtain Spray Piping
866	SV3-CA04-S4W-ME1731	CA04 SOURCE RANGE DETECTOR WELLS INSTALLATION
867	SV3-MP04-MEW-ME3569	INSTALLATION OF SWS SERVICE WATER PUMP A (SWS-MP-01A/B)
868	SV3-SDS-P0W-ME2301	FABRICATE AND INSTALL SANITARY DRAIN PIPING UNDER THE UNIT 3 ANNEX SLAB #3
869	SV3-CAS-PLW-ME1661	Fabricate and Install Compressed & Instrument Air Piping & Components from Unit 3 Annex Building to Unit 3 Diesel Generator Building
870	SV3-WWS-CCW-CV2579	UNIT 3 WWS Ductbank
871	SV3-2101-CFW-CV7034	UNIT 3 TURBINE FIRST BAY WALLS FORMWORK
872	SV4-CB65-S5W-CV2570	CB65 OVERLAY PLATE (OLP) INSTALLATION
873	SV3-ME01-PLW-ME1162	Condenser A-4th Extraction Piping (Extraction Steam)
874	SV3-1230-CCW-CV2444	AUX BUILDING MISCELLANEOUS WALLS (38, 39, 40, 41 & 48) UP TO EL 100'-0"
875	SV3-CA01-S4W-CV2089	CA01-41 SUBMODULE INSTALLATION
876	SV3-CA01-S5W-CV5892	CA01-45 Submodule Erection
877	SV3-1220-CCW-CV1611	INSTALLATION OF REBAR, EMBED PLATES, CONCRETE, AND FORMWORK FOR U3 AUX. BLDG. CONCRETE BEAMS-EL.82'-6"
878	SV3-SWS-PLW-ME1495	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-070, 071, 072, 078, 07A, 07B)
879	SV3-ML05-MLW-ME5064	INSTALLATION OF CA01 PENETRATIONS
880	SV3-ME01-PLW-ME1166	Unit 3 Condenser B: 4th Extraction Piping (Extraction Steam)
881	SV3-ME01-PLW-ME1161	Condenser A-3rd Extraction Piping (Extraction Steam)
882	SV3-ME01-PLW-ME1112	Hotwell Interconnection Piping Package #1
883	SV3-ME01-PLW-ME1113	Hotwell Interconnection Piping Package #2
884	SV3-2020-MEW-ME1490	Unit 3 Condenser C Installation (Lower & Upper Shell)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
885	SV3-ME01-PHW-ME1450	Unit 3 Condenser B: Fabrication & Installation of Casing Drain Piping Supports
886	SV3-ME01-PLW-ME0915	Condenser A: Vacuum Piping
887	SV3-ME01-PLW-ME1022	Condenser C: Vacuum Piping
888	SV3-FPS-P0W-ME2268	FABRICATE AND INSTALL PHASE 2 FIRE PROTECTION LINE NORTH OF UNIT 3 annex to transformer yard.
889	SV3-ME01-PLW-ME0985	Condenser B: Vacuum Piping
890	SV3-ME01-PLW-ME1165	Condenser B-3rd Extraction Piping (Extraction Steam)
891	SV3-2030-MEW-ME1696	UNIT 3 CONDENSER B WATERBOX INSTALLATION
892	SV3-0000-CRW-CV2375	UNIT 3 TRANSFORMER FOUNDATION REBAR
893	SV3-0000-CCW-CV2126	UNIT 3 TRANSFORMER FOUNDATION CONCRETE AND FORMWORK
894	SV3-WWS-P0W-ME3652	INSTALLATION OF TURBINE BUILDING WWS PIPING FOR ISOMETRICS SV3-WWS-PLW-06B, 06BF, 06D, 06E, 06F, 06G, 06L, 06J, 06K, 06P
895	SV3-FPS-THW-ME7069	FPS HYDROSTATIC TESTING
896	SV4-CA20-S4W-CV5288	CA20-10 MAP OUT TEMPORARY ATTACHMENTS
897	SV3-MS21-MEW-ME4604	INSTALLATION OF COOLING WATER MIXING SKID (SSS-MS-04)
898	SV3-4034-CCW-CV2620	ANNEX AREA 4 FOUNDATION FORMWORK AND CONCRETE
899	SV3-CA01-S5W-CV5890	SUBASSEMBLY 1: TOP CAP FABRICATION
900	SV3-CA01-S5W-CV5891	SUBMODULE 1 TOP CAP INSTALLATION
901	SV3-FPS-THW-ME7213	Hydro test the Unit 3 Fire Protection System (FPS) Piping on Isometrics (SV3-FPS-PLW-958,959,95AQ,95AR,95AS,95AT)
902	SV3-4042-CCW-CV3179	Annex Area 2 Formwork and Concrete to Elevation 117’-6’’
903	SV3-FPS-P0W-ME4186	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-821, -827, -829, -82A)
904	SV3-CA01-S4W-CV4076	CA01-11 OVERLAY PLATES AND PERMANENT WELDED
905	SV3-1210-ERW-EL1623	Install Design Routed Raceway and Supports for Area 1 & 2 El. 66'-6"
906	SV3-CA20-S4W-CV0432	CA20 SA2 EL 135'-3" FLOOR INSTALLATION (CA20-58)
907	SV3-CA20-S4W-CV0431	Installation of CA20 SA2 EL 117'-6" Floor Submodules (Submods 56, 57, 76)RESERVED FOR RUSSELL FINDLEY
908	SV3-CA20-S4W-CV0426	CA20 SA1 EL 117'-6" & 135'-3" FLOOR INSTALLATION (CA20-59,60,61,62,63,77)
909	SV3-CA20-S8W-CV2537	CA20 MODULE FLOOR CIVIL COMMODITIES FROM EL. 100'-0" TO EL. 135'-3"
910	SV3-VAS-MXW-CT7420	U3 AUX BLDG. VAS SUPPORTS REWORK
911	SV3-CA20-S4W-CV0430	CA20 SA2 EL 107'-2" Floor Installation (CA20-75)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
912	SV3-CA20-S4W-CV2208	CA20-SUB ASSEMBLY 2 MISC. REWORK TO CLOSE N&Ds
913	SV3-CA20-S4W-CV2209	CA20 MISCELLANEOUS N&Ds AND WORK LIST ITEMS CLOSURE
914	SV3-WLS-PHW-ME3526	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRIC: SV3-WLS-PLW-050
915	SV3-WLS-PHW-ME0770	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-215
916	SV3-WLS-PHW-ME0771	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-33A, -260
917	SV3-WLS-PHW-ME0772	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-362
918	SV3-WRS-P0W-ME3797	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES SV3-WRS-PLW-668, 669)
919	SV3-CVS-PLW-ME0498	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES SV3-CVS-PLW-506)
920	SV3-CCS-PHW-ME0803	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-609
921	SV3-WLS-PHW-ME0832	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRIC SV3-WLS-PLW-961
922	SV3-CCS-PHW-ME0799	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-302
923	SV3-PXS-P0W-ME3699	FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-299 (CA03 PIPING)
924	SV3-MP50-MPM-ME1725	INSTALLATION OF TURBINE BLDG. SUMP PUMPS SV3-WWS-MP-01A/01B, SV3-WWS-MP-07A/07B AND SV3-WWS-MP-08A/08B.
925	SV3-MS60-MEW-ME3571	INSTALLATION OF ASS ELECTROLYTE FEED TANK (ASS-MT-06)
926	SV3-WRS-P0W-ME3792	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES SV3-WRS-PLW-52C, 52E, 52G, 534)
927	SV3-CVS-P0W-ME3901	INSTALLATION OF LARGE BORE CVS PIPING (INCLUDES SV3-CVS-PLW-524, 533, 560)
928	SV4-WRS-P0W-ME5419	WRS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV4-WRS-PLW-522)
929	SV3-2050-MEW-ME2273	INSTALL CONDENSER C CONNECTION PIECE
930	SV3-2050-MEW-ME2271	INSTALL CONDENSER A CONNECTION PIECE
931	SV3-2050-MEW-ME2272	INSTALL CONDENSER B CONNECTION PIECE
932	SV4-AX01-AXW-CT7542	UNIT 4 CONTAINMENT COATING REQUIREMENTS,
933	SV3-DOS-THW-ME2641	(BLANK)
934	SV3-CA01-S4W-CV2250	INSTALL CA01-46 PERMANENT WELDED ATTACHMENTS
935	SV3-WRS-P0W-ME2491	FABRICATION AND INSTALLATION OF LARGE BORE WRS PIPING (ISOMETRIC SV3-WRS-PLW-652)
936	SV3-CA01-S4W-CV3383	CA01-22 OVERLAY PLATES AND ATTACHMENTS

10/18/2017	Page 100 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
937	SV4-2030-MEW-ME7698	UNIT 4 CONDENSER C WATERBOX INSTALLATION
938	SV3-CA01-S5W-CV4216	CA01 MISCELLANEOUS UNSATISFACTORY IRS, N&Ds, AND E&DCRs REWORK/REPAIRS
939	SV3-WLS-P0W-ME6168	UNIT 3 FINAL PHASE WLD DOUBLE WALL PIPING INSTALLATION NEAR THE WLS/WWS TIE-IN MANHOLE
940	SV3-MS45-MEW-ME1892	INSTALL FEEDWATER MAIN AND BOOSTER PUMP PACKAGE FOR MS01-B
941	SV3-MS45-MEW-ME1891	INSTALL FEEDWATER MAIN AND BOOSTER PUMP PACKAGE FOR MS-01A
942	SV3-DOS-CCW-CV8106	UNIT 3 DIESEL GENERATOR FUEL OIL STORAGE WALLS
943	SV3-DTS-P0W-ME3581	INSTALLATION OF DTS PIPING FOR ISOMETRICS SV3-DTS-PLW-01AN AND SV3-DTS-PLW-01AP
944	SV4-1220-SSW-CV4780	Unit 4 Nuclear Island Auxiliary Building Area 1 Structural Steel for Elevation 82'-6"
945	SV3-WWS-MYW-ME7859	INSTALL VALVE BOXES FOR UNIT 3 WWS PIPING IN DIESEL FUEL OIL TANK AREA.
946	SV4-2000-SXW-CT7845	U4 TURBINE BUILDING STRUCTURAL STEEL REWORK
947	SV3-WWS-CCW-CV3367	WASTE WATER RETENTION
948	SV4-1220-EGW-EL4809	U4-AUXILIARY BUILDING INSTALL ELECTRICAL PENETRATIONS AND GROUNDING FOR WALLS EL82'6' TO 100'0", AREAS 1&2
949	SV3-ML10-MLW-ME8733	PLACEMENT OF CONTAINMENT PENETRATIONS P05, P27, & P28
950	SV3-DWS-PHW-ME7047	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-DWS-PLW-142, -242, -256).
951	SV3-DWS-P0W-ME6672	INSTALLATION OF ANNEX BLDG DWS PIPING (ISOMETRICS SV3-DWS-PLW-243, -244
952	SV4-CAS-P0W-ME2592	FABRICATE AND INSTALL CAS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV4-CAS-PLW-785 AND 786
953	SV3-CAS-P0W-ME2590	FABRICATE AND INSTALL CAS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV3-CAS-PLW-681 AND 682
954	SV3-PXS-PHW-ME7052	Installation of Piping Supports for Isometric SV3-PXS-PLW-66N
955	SV4-1220-SSW-CV4781	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING AREA 2 STRUCTURAL STEEL FOR ELEVATION 82'-6"
956	SV3-2101-CEW-CV7035	Unit 3, Turbine Building, 1st Bay Walls from 122’ to 140’, Terminators
957	SV3-WRS-PLW-ME4434	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-810)
958	SV4-2030-MEW-ME7696	UNIT 4 CONDENSER A WATERBOX INSTALLATION
959	SV3-0000-ELW-EL7397	INSTALLATION OF CONDUIT FOR UNIT 3 STANDARD PLANT YARD TRANSFORMER AREA LIGHTING
960	SV3-WLS-P0W-ME3505	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-450, SV3-WLS-PLW-451, SV3-WLS-PLW-452, SV3-WLS-PLW-453)

10/18/2017	Page 101 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
961	SV3-CA20-CCW-CV5445	UNIT 3 CA20 WALLS CONCRETE PLACEMENT FROM ELEV. 66'-6" TO 128'-1"
962	SV4-2030-MEW-ME7697	UNIT 4 CONDENSER B WATERBOX INSTALLATION
963	SV3-CA01-S4W-CV4083	CA01-19 OLP, SAND PERMANENT WELDED ATTACHMENTS
964	SV3-CA01-S4W-CV2247	INSTALL CA01-30 PERMANENT WELDED ATTACHMENTS AND OVERLAY PLATES (OLP)
965	SV3-WLS-PLW-ME0520	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-591)
966	SV3-WLS-PLW-ME0526	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-961)
967	SV3-WRS-PLW-ME0485	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRIC SV3-WRS-PLW-82J)
968	SV3-4033-CCW-CV2837	UNIT 3 ANNEX BUILDING AREA 3 FORMWORK AND CONCRETE FROM EL. 100'-0" TP 107'-2"
969	SV3-WLS-PLW-ME0514	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-190)
970	SV3-WGS-P0W-ME3436	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV3-WGS-PLW-420, -422, -547)
971	SV3-WLS-PHW-ME0822	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-265, -275
972	SV3-WRS-P0W-ME3667	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDING ISOMETRICS SV3-WRS-PLW-85A, -85B, -850, -851, -852, -853, -854, -855, -856, -857, -858, -859)
973	SV3-MT2Y-MEW-ME3695	INSTALLATION OF HDS LOW PRESSURE DRAIN TANKS (HDS-MT-04A/B/C)
974	SV3-VYS-P0W-ME8643	INSTALLATION OF ANNEX BLDG VYS PIPING (ISOMETRIC SV3-VYS-PLW-423, -424, -425, -426, -428)
975	SV4-SDS-P0W-ME7549	Installation of Annex Bldg SDS Embedded Piping (Isometric SV4-SDS-PLW-401, 402, 403, 404, 405)
976	SV3-2101-CCW-CV7317	UNIT 3, TURBINE BUILDING, FIRST BAY WALL CONCRETE UP TO 122', POUR 1E
977	SV3-2101-CCW-CV7314	UNIT 3, TURBINE BUILDING, FIRST BAY WALL CONCRETE UP TO 122', POUR 1W
978	SV3-ECS-ERW-EL1796	Installation of Underground Commodities (Manholes and Duct Banks for the ECS) Main AC Power System from the Diesel Generator Bldg. to the Annex Bldg. - Phase 1
979	SV3-PXS-P0W-ME3240	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-029 (LINE NUMBERS PXS-PL-L112B)
980	SV4-ZBS-ERW-EL2642	Install ZBS Ductbank - North Of Unit 4 Turbine Bldg. - Phase 7
981	SV3-CB00-S8W-CV3229	INSTALLATION OF CB MODULES 24 & 25 AT ELEVATION 89'-6" & 87'-6"
982	SV3-1230-CCW-CV2441	AUX BUILDING EXTERIOR WALLS (25A, 26, 27, 28 & 42) UP TO EL 100'-0"

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
983	SV3-1130-CRW-CV4054	U3 CONTAINMENT CONCRETE REINFORCEMENT EL 84FT-6IN TO EL 87FT-6IN
984	SV3-1220-CRW-CV1586	UNIT 3 AUXILIARY BUILDING PERIMETER A3 (82'-6") WALLS REBAR INSTALLATION
985	SV3-CA01-S5W-CV4288	CA01 MISC. WORK, MISC. UNSAT. IRS/ N&DS AND E&DCRS
986	SV3-CA01-S4W-CV2248	INSTALL CA01-31 PERMANENT WELDED ATTACHMENTS
987	SV3-CA01-S4W-CV4088	INSTALL CA01-36 PERMANENT WELDED ATTACHMENTS
988	SV3-CA01-S4W-CV2249	Install CA01-34 Permanent Welded Attachments
989	SV3-CA01-S4W-CV4089	INSTALL CA01-39 PERMANENT WELDED ATTACHMENTS
990	SV3-1020-CCW-CV2699	CONCRETE IN AREA BELOW CONTAINMENT VESSEL FROM EL 82'-6" TO EL 98'-0"
991	SV3-CA01-CRW-CV6220	INSTALLATION OF REINFORCING STEEL INTO CA01 MODULE WELDABLE COUPLERS
992	SV3-1100-Z0W-CV3928	UNIT 3 CONTAINMENT REINFORCED CONCRETE REQUIREMENTS
993	SV3-1020-CEW-CV2581	Installation of Embed Plates For Shield Wall And Lower Annulus Tunnel For Elevation
994	SV3-1220-CRW-CV1587	UNIT 3 AUXILIARY BUILDING A3 (82'-6" TO 100'-0") INTERIOR WALL REBAR - AREAS 1 & 2
995	SV3-CA01-S4W-CV4087	CA01-33 PLP and Perm Weld Attachments
996	SV3-CA01-S4W-CV4077	CA01-12 OVERLAY PLATES AND PERMANENT WELDED ATTACHMENTS
997	SV3-4032-ERW-EL6350	INSTALLATION OF CONDUIT SLEEVES FOR RACEWAY WALL AND FLOOR PENETRATIONS, ANNEX BUILDING, AREA 2, EL. 100'-0"
998	SV3-CA01-S4W-CV4080	CA01-16 OLP AND PERM WELD ATTACHMENTS
999	SV3-CA01-S4W-CV2153	INSTALL CA01-09 PERMANENT WELDED ATTACHMENTS
1000	SV3-1220-CCW-CV1888	PLACEMENT OF CONCRETE IN MISCELLANEOUS WALLS (16, 17, 18 AND 18A) UP TO ELEV 82'-6"
1001	SV3-CA01-MHW-CV2161	LIFTING FRAMES AND BRACING SUBMODULES 04,11,12,17 THRU 19,25,47 & 48
1002	SV3-1220-EGW-EL2438	INSTALL GROUND CABLES & GROUND PLATE INSERTS FOR AUXILIARY BUILDING OUTER WALLS ELEVATION 82'-6'' TO 100'-0'' &EXTEND RISERS TO ELEVATION 100'-0''
1003	SV3-CA01-MHW-CV2163	LIFTING FRAMES AND BRACING SUBMODULES 27 THRU 31, 34 & 46
1004	SV3-1130-CEW-CV1596	U3 CONTAINMENT CONCRETE EMBEDMENTS EL. 87FT-6IN
1005	SV3-1220-CEW-CV1606	U3 AUXILIARY BUILDING EMBED PLATES-AREA 1-EL 82'-6" WALLS
1006	SV0-YFS-THW-ME2216	HYDRO TEST YARD FIRE SYSTEM (YFS) FROM BUILDING 315 TO BUILDING 301
1007	SV3-1130-C0W-CV4055	REINFORCED CONCRETE INSIDE CONTAINMENT 87-6 TO 96-0 WEST SIDE (LAYERS 6V AND 7V)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1008	SV4-FPS-P0W-ME7685	Fabricate and Install the Unit 4 Phase 7 North Side Fire Protection System (FPS) piping in Isometrics (SV4-FPS-PLW-966,967,96AM,96AL)
1009	SV3-1220-EGW-EL3438	INSTALL GROUNDING FOR SHIELD WALL ELEVATION 82'-6" TO 100'-0"
1010	SV3-1220-ERW-EL3779	INSTALL CONDUIT SLEEVES FOR PENETRATIONS, UNIT 3 AUXILIARY BUILDING, ELEVATION 82'-6'' AREAS 4 & 5, RM 12251 (SP-09), RM 12252 (SP-10), RM12261 (SP-11 & SP-13).
1011	SV3-1220-CEW-CV1607	Auxiliary Building Embed Plates & Anchor Bolts-EL 82'6" Walls - Area 2
1012	SV4-FPS-P0W-ME7686	Fabricate and Install the Unit 4 Phase 7 South Side Fire Protection System (FPS) piping in Isometrics (SV4-FPS-PLW-964,965,96AK,96AW,96AX,96BA)
1013	SV4-1210-ERW-EL1808	Unit 4 Auxiliary Builing grounding and sleeves for wall pours 14-18
1014	SV3-CA20-ERW-EL0670	Installation of Electrical Penetrations in Module CA20
1015	SV3-1220-CCW-CV1483	AUXILIARY BUILDING EXTERIOR WALLS UP TO ELEVATION 82'6"
1016	SV3-CA01-S4W-CV2244	CA01-27 PERMANENT WELDED ATTACHMENTS
1017	SV3-1220-EGW-EL3098	U3-AUXILIARY BUILDING INSTALL ELECTRICAL PENETRATIONS AND GROUNDING FOR WALLS EL 82' 6'' TO 100' 0'', AREAS 1 & 2
1018	SV3-1100-ERW-EL1589	CONTAIMENT BUILDING EX CORE INSTRUMENTATION EMDEDDED CONDUIT EL 71FT-6IN TO 107FT-2IN
1019	SV3-2053-SHW-EL7840	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 3 from Columns 19 to 20 & P.2 to R
1020	SV3-2053-SHW-EL7841	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 141'-3", Area 3 from Columns 19 to 20 & L.5 to P.2
1021	SV3-WLS-PLW-ME0875	FABRICATE AND INSTALL WLS PIPING ISOMETRIC# SV3-WLS-PLW-754
1022	SV3-ME01-PLW-ME1020	UNIT 3 CONDENSER A: INSTALLATION OF FLASHBOX PIPING
1023	SV3-WRS-PLW-ME0597	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-655 AND 573)
1024	SV3-WWS-PLW-ME0610	INSTALLATION OF LARGE BORE WWS PIPING (INCLUDING ISOMETRICS SV3-WWS-PLW-311, -315)
1025	SV3-WRS-PLW-ME0603	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRICS SV3-WRS-PLW-571, 576, AND 57F)
1026	SV3-2020-PLW-ME1352	INSTALL CONDENSATE PUMP SV3-CDS-MP-01C
1027	SV3-2020-PLW-ME1350	INSTALL CONDENSATE PUMP SV3-CDS-MP-01A
1028	SV3-2020-PLW-ME1351	INSTALL CONDENSATE PUMP SV3-CDS-MP 01B
1029	SV0-SDS-PLW-ME1566	FABRICATE AND INSTALL SDS PIPING BETWEEN LIFT STATIONS MS-500 & MS-501.

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1030	SV3-WRS-PLW-ME0601	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-572, 574, 578, 579, AND 57D)
1031	SV0-YFS-PLW-ME1196	FABRICATE AND INSTALL THE YARD FIRE WATER LINE FROM HEADER TO HYDRANT H-25.
1032	SV3-ME01-PLW-ME1110	UNIT 3 CONDENSER B HOTWELL: HOTWELL PIPING
1033	SV3-WWS-PLW-ME1215	UNIT 3 TURBINE BUILDING EL 100 FT. - 0 IN. EMBEDDED WWS PIPING PACKAGE # 4
1034	SV3-ME01-PHW-ME1273	CONDENSER A: FABRICATION & INSTALLATION OF 1ST EXTRACTION STEAM PIPING SUPPORTS
1035	SV3-CPS-P0W-ME3593	INSTALLATION OF CPS PIPING
1036	SV3-WLS-PHW-ME0712	FABRICATE AND INSTALL WLS CONSTRUCTION AID SUPPORTS FOR THE CONTAINMENT BUILDING EMBEDDED PIPE
1037	SV3-WLS-PLW-ME0689	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV3-WLS-PLW-785.
1038	SV3-ME01-PHW-ME1219	CONDENSER C: VACUUM PIPING SUPPORTS
1039	SV3-HDS-PLW-ME1431	CONNECT HEATER DRAIN PIPING TO NOZZLES
1040	SV3-ME01-MEW-ME0914	UNIT 3 CONDENSERS A, B & C-INSTALLATION OF UPPER SHELL MANHOLES
1041	SV3-WLS-MTW-ME1032	INSTALLATION OF MONITOR TANKS WLS-MT-07A AND WLS-MT-07B IN CA20
1042	SV3-ME01-PHW-ME1284	UNIT 3 CONDENSER C: FABRICATION & INSTALLATION OF 4TH EXTRACTION STEAM PIPING SUPPORTS
1043	SV4-KQ10-KQW-ME1683	KQ10 REACTOR COOLANT DRAIN TANK (WLS-MT-01) INSTALLATION
1044	SV3-ME01-PHW-ME1277	CONDENSER B: FABRICATION & INSTALLATION OF 1ST EXTRACTION STEAM PIPING SUPPORTS
1045	SV3-ML05-MLW-ME1712	ATTACHMENT OF WELDED NELSON STUDS TO EMBEDDED PIPING PENETRATIONS 82'-6" FLOORS ONLY
1046	SV3-CES-PLW-ME1658	FABRICATE AND INSTALL CONDENSER TUBE CLEANING SYSTEM (CES) PIPING IN TURBINE BUILDING ELEV. 82'-6
1047	SV3-ME01-PLW-ME0986	Condenser A: WWO Piping
1048	SV3-WRS-P0W-ME3669	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDING ISOMETRICS SV3-WRS-PLW-85C, 85D)
1049	SV3-ME01-PLW-ME0987	CONDENSER B: WWO PIPING
1050	SV3-ME01-PLW-ME1007	Condenser C: WWO Piping
1051	SV3-WWS-P0W-ME1839	FABRICATE AND INSTALL WASTE WATER PIPING FROM UNIT 3 DIESEL GENERATOR BLDG. SUM TO THE OIL/WATER SEPARATOR.
1052	SV3-WLS-PLW-ME0513	Installation of Small Bore WLS Piping (Includes: SV3-WLS-PLW-142,-33F,-216,-212)
1053	SV3-WLS-PLW-ME0588	INSTALLATION OF WLS LARGE BORE PIPING (INCLUDING ISOMETRICS SV3-WLS-PLW-631)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1054	SV3-HDS-PLW-ME1371	FABRICATE/INSTALL OF HEATER DRAIN SMALL BORE PIPING ON FEEDWATER HEATER DRAIN COOLER 7C
1055	SV3-WRS-PLW-ME0589	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRICS SV3-WRS-PLW-55A AND 55B)
1056	SV3-HDS-PHW-ME1362	FABRICATE AND INSTALL HEATER DRAIN PIPE SUPPORTS ON FEEDWATER HEATER DRAIN COOLER 7A
1057	SV3-WLS-PLW-ME0585	INSTALLATION OF WLS LARGE BORE PIPING (INCLUDING ISOMETRICS SV3-WLS-PLW-33A, 260).
1058	SV3-HDS-PLW-ME1363	FABRICATE/INSTALL OF HEATER DRAIN SMALL BORE PIPING ON FEEDWATER HEATER DRAIN COOLER 7A
1059	SV3-ME01-PHW-ME1220	Condenser A: WWO Piping Supports
1060	SV3-MSS-P0W-ME4659	INSTALLATION OF MSS PIPING
1061	SV3-ME01-PHW-ME1221	Condenser B: WWO Piping Supports
1062	SV3-ME01-PHW-ME1222	Condenser C: WWO Piping Supports
1063	SV3-ML05-MLW-ME0711	Installation of CA20 Penetration Sleeves
1064	SV3-SDS-CKW-ME1657	INSTALL SANITARY DRAIN MANHOLES MH-58, MH-59, MH-60, MH-61, MH-68 & MH-69.
1065	SV3-WLS-PLW-ME0578	Installation of Large Bore WLS Piping (Includes Isometrics SV3-WLS-PLW-680, -770, -790, -850)
1066	SV3-ME01-PLW-ME1535	Unit 3 Condenser C: Installation of Water Curtain Piping
1067	SV3-WLS-PLW-ME0584	Installation of WLS Large Bore Piping (Including Isometric SV3-WLS-PLW-215)
1068	SV3-DOS-P0W-ME1812	FABRICATE AND INSTALL THE DIESEL FUEL OIL PIPING EAST OF UNIT 3 ANNEX.
1069	SV3-ME01-PLW-ME1164	CONDENSER B-2ND EXTRACTION PIPING (EXTRACTION STEAM)
1070	SV3-ME01-PLW-ME1160	CONDENSER A-2ND EXTRACTION PIPING (EXTRACTION STEAM)
1071	SV3-WLS-PLW-ME0521	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-66Y, 66Z, 601, 67A, 67R, 677, 68C)
1072	SV3-CCS-PLW-ME0490	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-331, 340)
1073	SV3-CDS-PHW-ME2305	INSTALLATION OF CDS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-CDS-PLW-01AR, 01AQ,01AP)
1074	SV3-SDS-P0W-ME2418	ANNEX BUILDING - ELEV. 100+ SDS PIPING PACKAGE #5
1075	SV3-WWS-PHW-ME2428	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0W-ME2279)
1076	SV3-CAS-P0W-ME2409	FABRICATE AND INSTALL COMPRESSED AIR PIPING FROM UNIT 3 TURBINE BUILDING TO UNIT 3 TRANSFORMER AREA & DIESEL FUEL OIL SUMP PUMPS.
1077	SV3-SDS-P0W-ME2414	ANNEX BUILDING - ELEV. 100+ SDS PIPING PACKAGE #1
1078	SV3-WWS-P0W-ME2195	FABRICATE AND INSTALL THE WASTE WATER PIPING TO THE UNIT 3 MT-10 TRANSFORMER AREA SUMP

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1079	SV3-SDS-P0W-ME2417	ANNEX BUILDING - ELEV. 100+ SDS PIPING PACKAGE #4
1080	SV3-SDS-P0W-ME2415	ANNEX BUILDING - ELEV. 100+ SDS PIPING PACKAGE #2
1081	SV3-SDS-P0W-ME2421	ANNEX BUILDING - ELEV. 127 + SDS PIPING PACKAGE
1082	SV3-SDS-P0W-ME2416	ANNEX BUILDING - ELEV. 100+ SDS PIPING PACKAGE #3
1083	SV3-DWS-PLW-ME0465	INSTALLATION OF SMALL BORE DWS PIPING ( SV3-DWS-PLW-60D,624,625)
1084	SV3-DWS-PLW-ME0467	DWS SML BORE PIPE INSTALLATION (SV3-DWS-PLW-62B)
1085	SV3-CCS-PLW-ME0493	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-609)
1086	SV3-HDS-PHW-ME1370	FABRICATE AND INSTALL HEATER DRAIN SUPPORTS ON FEEDWATER HEATER DRAIN COOLER 7C
1087	SV3-PWS-PLW-ME1659	FABRICATE AND INSTALL POTABLE WATER PIPING FROM UNIT 3
1088	SV3-ML05-MLW-ME2410	INSTALLATION OF CA20 FLOOR PENETRATIONS
1089	SV3-WLS-PHW-ME0767	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-364, -870
1090	SV3-VAS-PLW-ME0573	Installation of Large Bore VAS Piping (includes Isometrics SV3-V AS-PLW-300)
1091	SV3-CVS-PLW-ME0559	INSTALLATION OF LARGE BORE CVS PIPING (INCLUDES ISOMETRIC SV3-CVS-PLW-50D)
1092	SV0-YFS-PLW-ME1430	REWORK POST INDICATOR VALVES
1093	SV3-WLS-PLW-ME0582	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES ISOMETRIC: SV3-WLS-PLW-170)
1094	SV3-WLS-PLW-ME0587	INSTALLATION OF WLS LARGE BORE PIPING (INCLUDING ISOMETRICS SV3-WLS-PLW-230, 390, 460, 710)
1095	SV3-WRS-P0W-ME2493	FABRICATION AND INSTALLATION OF LARGE BORE WRS PIPING (ISOMETRIC SV3-WRS-PLW-56A, -56B, -56H)
1096	SV3-FPS-PLW-ME4841	FABRICATE AND INSTALL FIRE PROTECTION SYSTEM (FPS) PIPING IAW (ISOMETRIC SV3-FPS-PLW-341)
1097	SV3-WLS-PLW-ME0519	INSTALLATION OF SMALL BORE WLS PIPING. (INCLUDES: SV3-WLS-PLW-590)
1098	SV3-CCS-PLW-ME0494	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-610, 611), ISO 610 IS INSTALLED WITH R161 MODULE
1099	SV3-CDS-PHW-ME2307	FABRICATION AND INSTALLATION OF CDS PIPING SUPPORTS FROM HEATER DRAIN COOLERS (ME-07A/B/C) TO MAIN CONDENSERS (ME-01A/B/C).
1100	SV3-WLS-PLW-ME0581	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES ISOMETRIC: SV3-WLS-PLW-161)
1101	SV3-WLS-PLW-ME0583	INSTALLATION OF WLS LARGE BORE PIPING (INCLUDING ISOMETRICS SV3-WLS-PLW-201, 206)
1102	SV3-WWS-PHW-ME2682	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0W-ME2632)

10/18/2017	Page 107 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1103	SV3-PGS-PLW-ME0484	INSTALLATION OF SMALL BORE PGS PIPING (INCLUDES ISOMETRICS SV3-PGS-PLW-123, -124, -129)
1104	SV3-SFS-PLW-ME0571	INSTALLATION OF LARGE BORE SFS PIPING (INCLUDES ISOMETRICS SV3-SFS-PLW-610, -620)
1105	SV3-TCS-PHW-ME2394	INSTALLATION OF TCS SUPPORTS FOR PIPELINE PACKAGE SV3-TCS-PLW-ME2393
1106	SV3-TCS-PLW-ME2393	Installation Of TCS Piping (Includes Isometrics SV3-TCS-PLW-73L, 73X, 721, 722, 730)
1107	SV3-WRS-P0W-ME3661	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-82A, 82B, 82C, 82D, 820, 821, 822, 823)
1108	SV3-CCS-P0W-ME2456	Installation Of Small Bore CCS Piping (Includes Isometric: SV3-CCS-PLW-124)
1109	SV3-VWS-PLW-ME0575	INSTALLATION OF LARGE BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-387, 487)
1110	SV3-WRS-PLW-ME0594	Installation of Large Bore WRS Piping
1111	SV3-ME01-MEW-ME0993	Unit 3 Condenser A: Installation of Feedwater Heaters, Associated Piping and Supports
1112	SV3-WWS-P0W-ME2193	FABRICATE AND INSTALL THE WASTE WATER PIPING TO THE UNIT 3 MT-04 DIESEL FUEL OIL AREA SUMP
1113	SV3-CCS-P0W-ME2460	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-153)
1114	SV3-TCS-PLW-ME2399	INSTALLATION OF TCS PIPING (INCLUDES ISOMETRICS SV3-TCS-PLW-830, 831, 832, 841, 842, 843, 844)
1115	SV3-CCS-P0W-ME2777	Installation of Large Bore CCS Piping (Includes Isometrics SV3-CCS-PLW-120, 121, 122, 123)
1116	SV3-VWS-PHW-ME0700	FABRICATION/INSTALLATION OF LARGE BORE VWS PIPING SUPPORTS FOR ISOMETRIC DRAWINGS SV3-VWS-PLW-260, -384
1117	SV3-TCS-PLW-ME2407	INSTALLATION OF TCS PIPING FOR ISOMETRICS SV3-TCS-PLW-920, SV3-TCS-PLW-921, SV3-TCS-PLW-922, SV3-TCS-PLW-923, SV3-TCS-PLW-924, SV3-TCS-PLW-925, SV3-TCS-PLW-926, SV3-TCS-PLW-927.
1118	SV3-TCS-PHW-ME2396	INSTALLATION OF TCS SUPPORTS FOR ISOMETRICS: SV3-TCS-PLW-810, SV3-TCS-PLW-811 AND SV3-TCS-PLW-812.
1119	SV3-TCS-PLW-ME2395	INSTALLATION OF TCS PIPING FROM ISOMETRICS: SV3-TCS-PLW-810, SV3-TCS-PLW-811, SV3-TCS-PLW-812, SV3-TCS-PLW-813, SV3-TCS-PLW-814, SV3-TCS-PLW-815, SV3-TCS-PLW-816, SV3-TCS-PLW-817, AND SV3-TCS-PLW-818.
1120	SV3-WLS-PLW-ME0533	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-611, -616)
1121	SV3-PWS-PHW-ME0793	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWINGS SV3-PWS-PLW-91A,-911,-950,-951,-952,-953
1122	SV3-TCS-PLW-ME2397	INSTALLATION OF TCS PIPING FOR ISOMETRICS SV3-TCS-PLW-820, SV3-TCS-PLW-821, SV3-TCS-PLW-822, SV3-TCS-PLW-823, SV3-TCS-PLW-824, SV3-TCS-PLW-825, SV3-TCS-PLW-826.

10/18/2017	Page 108 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1123	SV3-TCS-PLW-ME2403	INSTALLATION OF TCS PIPING (INCLUDES ISOMETRICS SV3-TCS-PLW-870, 871, 872, 880, 881, 882, 883, 884)
1124	SV3-FPS-PHW-ME0694	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-FPS-PLW-833
1125	SV3-FPS-PLW-ME0561	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-810, -815)
1126	SV3-VAS-PHW-ME0699	INSTALLATION OF LARGE BORE VAS PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-VAS-PLW-300
1127	SV3-CDS-PHW-ME2502	INSTALLATION OF CDS SUPPORTS FOR ISOMETRICS SV3-CDS-PLW-720, SV3-CDS-PLW-721, SV3-CDS-PLW-724
1128	SV3-WLS-P0W-ME3525	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-050)
1129	SV3-WWS-PHW-ME3178	ANNEX BUILDING - WWS SUPPORT ISOMETRIC 961
1130	SV3-WWS-P0W-ME3177	ANNEX BUILDING - WWS PIPING ISOMETRIC 961
1131	SV3-WWS-PHW-ME2588	INSTALL THE UNIT 3 TRANSFORMERS AREA SUMP PIPE SUPPORTS.
1132	SV3-CVS-P0W-ME3327	ANNEX BUILDING - CHEMICAL & VOLUME CONTROL PIPING ISOMETRICS SV3-CVS-PLW-640, SV3-CVS-PLW-681, SV3-CVS-PLW-690, SV3-CVS-PLW-691, SV3-CVS-PLW-692, SV3-CVS-PLW-693.
1133	SV3-WRS-PLW-ME0592	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRICS SV3-WRS-PLW-59W, 593, 59E, 59F AND 59X)
1134	SV3-2020-CCW-CV0129	U3 TURBINE GROUTING ACTIVITIES BELOW 100' ELEVATION
1135	SV0-PWS-PLW-ME1082	FABRICATE AND INSTALL POTABLE WATER PIPING BETWEEN BUILDING 301 TO BUILDING 304.
1136	SV3-WRS-PLW-ME1097	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-662, -66A, -66C, -667, -66E)
1137	SV3-WLS-PLW-ME0527	WLS SML BORE PIPE INSTALLATION (INCLUDES ISOMETRICS: SV3-WLS-PLW-90B, -904)
1138	SV3-WGS-P0W-ME0507	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV3-WGS-PLW-545, 546)
1139	SV3-DTS-PHW-ME3588	FABRICATION AND INSTALLATION OF DTS PIPING SUPPORT
1140	SV3-WLS-PLW-ME0512	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-150)
1141	SV3-WLS-PLW-ME0511	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-140, SV3-WLS-PLW-14E)
1142	SV4-1200-Z0W-CV3910	UNIT 4 AUXILIARY BUILDING REINFORCED CONCRETE REQUIREMENTS
1143	SV3-WLS-PLW-ME0530	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDING ISOMETRICS: SV3-WLS-PLW-35A, -35C)
1144	SV3-MS08-MEW-ME3567	INSTALLATION OF DWS CORS FEED PUMP (DWS-MP-02)

10/18/2017	Page 109 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1145	SV3-MS25-MEW-ME3555	INSTALLATION OF CVS ZINIC INJECTION SKID (CVS-MS-01)
1146	SV3-1220-CCW-CV3386	UNIT 3 AUXILIARY BUILDING FLOORS AREAS 3 THRU 6- CONCRETE PLACEMENT AT ELEV.82"-6" (SLAB PLACEMENT #8 THRU #15)
1147	SV3-WWS-PLW-ME0615	INSTALLATION OF LARGE BORE WWS PIPING (INCLUDES ISOMETRICS (SV3-WWS-321, 322)
1148	SV3-ME01-MEW-ME0995	Unit 3 Condenser B: Installation of Feedwater Heaters, Associated Piping and Supports
1149	SV3-ME01-PHW-ME1279	CONDENSER B: FABRICATION & INSTALLATION OF 3RD EXTRACTION STEAM PIPING SUPPORTS
1150	SV3-ME01-PHW-ME1280	Unit 3 Condenser B: Fabrication of 4th Extraction Steam Piping Supports
1151	SV3-ME01-PHW-ME1281	Unit 3 Condenser C: Fabrication of 1st Extraction Steam Piping Supports
1152	SV3-ME01-PHW-ME1283	CONDENSER C: FABRICATION OF 3RD EXTRACTION STEAM PIPING SUPPORTS
1153	SV3-SWS-PLW-ME1356	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-032, 033, 036, 037, 038, 039, 040, 050, 067, 069)
1154	SV3-CA05-CRW-CV2259	FABRICATION OF REBAR FOR CA05 MODULE
1155	SV3-0000-CCW-CV2127	UNIT 3 ISOLATED PHASE BUS DUCT AND NON-SEGMENTED PHASE BUS DUCT CONCRETE FOUNDATION
1156	SV3-CB00-S8W-CV1734	Final Installation of Modules CB65 and CB66
1157	SV3-ME2W-MEW-ME1358	Installation of HDS Drain Cooler CDS-ME-7A
1158	SV3-2020-MEW-ME1488	Unit 3 Condenser A Installation (Lower & Upper Shell)
1159	SV3-2020-MEW-ME1489	Unit 3 Condenser B Installation (Lower & Upper Shell)
1160	SV3-MS60-MEW-ME1602	Install Auxiliary Steam Boiler (ASS-MB-01)
1161	SV3-1220-CEW-CV1604	AUXILIARY BUILDING EMBEDS AND ANCHOR BOLTS - ELEVATION 82'-6" - AREAS 3 AND 4
1162	SV3-1210-CEW-CV1617	AUXILIARY BUILDING EMBEDMENTS-CYLINDRICAL WALL-EL. 66'-6"
1163	SV3-MS60-MEW-ME1651	Installation of ASS Boiler Make-up Pump (ASS-MP-01A & 01B)
1164	SV3-WRS-PLW-ME0608	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-53D)
1165	SV3-1120-CCW-CV1816	PLACEMENT, CURING, AND REPAIR OF CONCRETE INSIDE THE CV UP TO ELEV 76'-6"
1166	SV3-ECS-ERW-EL1843	INSALLATION OF ELECTRICAL UNDERGROUND COMMODITIES (MANHOLES AND DUCT BANKS) FOR THE (ECS) MAIN AC POWER SYSTEM FROM NORTH OF DIESEL GENERATOR BLDG. TO DIESEL FUEL STORAGE TANKS - PHASE 2
1167	SV3-WRS-P0W-ME2233	ANNEX BUILDING - EMBEDDED WRS PIPING PACKAGE #1
1168	SV3-WWS-P0W-ME2632	Annex Building - Elevation 100+ WWS Piping #1

10/18/2017	Page 110 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1169	SV3-DWS-P0W-ME3337	FABRICATE AND INSTALL DEMINERALIZED WATER PIPING IAW SV3-DWS-PLW-130, SV3-DWS-PLW-131
1170	SV3-DWS-P0W-ME3338	FABRICATE AND INSTALL DEMINERALIZED WATER PIPING IAW SV3-DWS-PLW-101, SV3-DWS-PLW-150, SV3-DWS-PLW-247
1171	SV3-2030-EGW-EL0980	Electrical Grounding Installation for Turbine Building at Elevation 100'-9"
1172	SV3-1211-ERW-EL1619	INSTALL DESIGN ROUTED RACEWAY AND SUPPORTS FOR DIVISION "B" BATTERY ROOM EL.66'-6"
1173	SV3-1211-ERW-EL1621	INSTALL DESIGN ROUTED RACEWAY AND SUPPORTS FOR DIVISION "D" BATTERY ROOM EL. 66'-6"
1174	SV3-DWS-PLW-ME1711	FABRICATE AND INSTALL DEMIN WATER PIPING FROM THE UNIT 3 ANNEX BLDG. TO THE DEMIN WATER STORAGE TANK.
1175	SV3-SWS-PLW-ME1494	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-073, 079, 07E)
1176	SV3-SWS-PLW-ME1496	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-074, 075, 076, 077, 07C, 07D)
1177	SV3-HDS-PLW-ME1365	FABRICATE AND INSTALL HEATER DRAIN PIPING ON FEEDWATER HEATER DRAIN COOLER 7B
1178	SV3-HDS-PLW-ME1369	FABRICATE AND INSTALL HEATER DRAIN PIPING ON FEEDWATER HEATER DRAIN COOLER 7C
1179	SV3-ME01-PHW-ME1218	Condenser B: Vacuum Piping Supports
1180	SV3-MS13-MSW-ME1614	Installation of CES Equipment (Ball Collector Skids, Ball Recirculation Pump Skids, Ball Distributors, & Ball Injectors)
1181	SV3-TCS-PLW-ME1059	UNIT 3 TURBINE BUILDING EL. 82FT.-9IN. INSTALLATION OF TCS PIPING, VALVES, AND THERMOWELLS
1182	SV3-TCS-PHW-ME1061	Unit 3 Turbine Building EL.82'-9" Installation of TCS Piping Supports
1183	SV3-FPS-PLW-ME0563	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-820, -825, -830)
1184	SV3-ME01-PHW-ME1217	Condenser A: Vacuum Piping Supports
1185	SV3-WWS-PLW-ME0614	INSTALLATION OF LARGE BORE WWS PIPING (INCLUDES ISOMETRICS SV3-WWS-PLW-01B, -01D, -014)
1186	SV3-WWS-PLW-ME0613	INSTALLATION OF LARGE BORE WWS PIPING
1187	SV3-ASS-PHW-ME1429	FABRICATE/INSTALL AUXILIARY STEAM SYSTEM (ASS) SUPPORTS (PORTION 2) FOR ISOMETRIC# SV3-ASS-PLW-028, 02K, 2J, & 02A
1188	SV3-WLS-PLW-ME0517	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-376, SV3-WLS-PLW-380)
1189	SV3-WLS-PLW-ME0516	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES:SV3-WLS-PLW-370 & SV3-WLS-PLW-375)
1190	SV3-ME01-PHW-ME1451	Unit 3 Condenser C: Fabrication & Installation of Casing Drain Piping Supports
1191	SV3-2030-CCW-CV1464	Unit 3 Turbine Building West Stair Foundations

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1192	SV3-DTS-PLW-ME1511	Fabricate and Install Demineralized Water Treatment System (DTS) piping portion 1-(Raw Water Supply to DTS-MS-01)
1193	SV3-1220-CCW-CV1487	MISCELLANEOUS WALLS UP TO ELEV. 82'-6"
1194	SV3-ASS-PHW-ME1521	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 3) FOR ISOMETRIC# SV3-ASS-PLW-02X, 02G, 02M, & 02F
1195	SV3-HDS-PLW-ME1361	FABRICATE AND INSTALL HEATER DRAIN PIPING ON FEEDWATER HEATER DRAIN COOLER 7A
1196	SV3-ME01-PHW-ME1449	Unit 3 Condenser A: Fabrication & Installation of Casing Drain Piping Supports
1197	SV3-KB13-KBW-ME0422	KB13 Sump (WRS-MT-01) Installation - Portion 2 Only
1198	SV3-MS60-MEW-ME1643	Installation of ASS Boiler Blowdown Flash Tank (ASS-MT-01)
1199	SV3-WRS-PLW-ME0599	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-57M AND 57N)
1200	SV3-WSS-PLW-ME0488	FABRICATION/INSTALLATION OF SMALL BORE WSS PIPING (INCLUDES ISOMETRIC SV3-PLW-WSS-650)
1201	SV4-2101-CRW-CV5804	UNIT 4, TURBINE BUILDING, FIRST BAY WALL FORMSAVERS AT 117'6" ELEVATION
1202	SV3-MS21-MSW-ME3153	INSTALLATION OF SAMPLE RECOVERY TANK SKID, SSS-MS-05
1203	SV3-SFS-P0W-ME4349	INSTALLATION OF LARGE BORE SFS PIPING (INCLUDES SV3-SFS-PLW-150)
1204	SV3-CWS-PHW-ME2534	INSTALLATION OF CWS SUPPORTS FOR ISO'S SV3-CWS-PLW-72J, SV3-CWS-PLW-73J, SV3-CWS-PLW-735, SV3-CWS-PLW-736
1205	SV3-CWS-PLW-ME2533	INSTALLATION OF CWS PIPING FOR ISO'S SV3-CWS-PLW-72J, SV3-CWS-PLW-73J, SV3-CWS-PLW-735, & SV3-CWS-PLW-736
1206	SV3-1210-ERW-EL1071	U3-AUX BLDG EL 66'-6"-CONDUIT SLEEVE WORK PACKAGE FOR WALL 20A
1207	SV3-1225-EYW-EL1755	INSTALL CONDUIT SLEEVES FOR PENETRATION (12271-ML-E01 & 12271-ML-E02), UNIT 3 AUXILIARY BUILDING, ELEVATION 82'-6", AREA 5...
1208	SV3-1210-EGW-EL1720	U3 GROUNDING SHIELD BUILDING WALLS EL 66'-6'' TO 82'-6''
1209	SV3-1212-ERW-EL1620	INSTALL DESIGN ROUTED RACEWAY AND SUPPORTS FOR DIVISION "C" BATTERY ROOM EL. 66'6"
1210	SV3-FPS-PLW-ME4902	FABRICATE AND INSTALL ANNEX FIRE PROCTECTION SYSTEM( FPS) PIPING IAW (ISOMETRICS SV3-FPS-PLW-292,293)
1211	SV3-ML05-MLW-ME5928	INSTALLATION OF CA35 PENETRATIONS
1212	SV4-CA01-S4W-CV8688	CA01-10 TEMPORARY ATTACHMENT INSTALLATIONS
1213	SV3-WWS-CCW-CV6128	WASTE WATER RETENTION BASIN WALL CONCRETE
1214	SV3-WWS-CRW-CV6129	WASTE WATER RETENTION BASIN WALL REINFORCEMENT
1215	SV4-CA01-S4W-CV8720	CA01-43 TEMPORARY ATTACHMENT INSTALLATIONS

10/18/2017	Page 112 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1216	SV4-CA01-S4W-CV8719	CA01-42 TEMPORARY ATTACHMENT INSTALLATIONS
1217	SV3-4030-CCW-CV5232	UNIT 3 ANNEX BUILDING MISCELLANEOUS GROUTING AT ELEVATION 100'-0"
1218	SV3-FPS-PHW-ME4842	INSTALLATION OF ANNEX BLDG FPS PIPE SUPPORTS (ISOMETRICS SV3-FPS-PLW-341)
1219	SV3-DWS-PHW-ME6990	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-PWS-PLW-203, 204, 237, 238)
1220	SV3-1120-SSW-CV1594	CONTAINMENT STRUCTURAL STEEL AT ELEVATION 84'-6"
1221	SV3-FWS-P0W-ME3706	INSTALLATION OF NON-EMBEDDED FWS DRAIN PIPING
1222	SV0-YFS-THW-ME3152	FLUSH AND HYDRO TEST THE YARD FIRE SYSTEM (YFS) AT THE 300 BUILDINGS
1223	SV3-FWS-PHW-ME3707	INSTALLATION OF NON-EMBEDDED FWS PIPE SUPPORTS
1224	SV3-CWS-PHW-ME2530	INSTALLATION OF CWS PIPING SUPPORTS
1225	SV3-CCS-PLW-ME0497	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-523)
1226	SV3-WRS-PHW-ME0779	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R0020, 12R0021
1227	SV3-PWS-PHW-ME0792	INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS (INCLUDES ISOMETRIC SV3-PWS-PLW-307)
1228	SV3-FPS-PLW-ME0562	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-832, -833)
1229	SV3-VAS-PLW-ME0572	INSTALLATION OF LARGE BORE VAS PIPING (INCLUDES ISOMETRICS SV3-VAS-PLW-310, -330)
1230	SV3-PWS-PLW-ME0480	PWS SML BORE PIPE INSTALLATION (INCLUDES ISOMETRICS SV3-PWS-PLW-921, -924)
1231	SV3-WRS-PHW-ME0780	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R0024, 12R0064
1232	SV3-WRS-PLW-ME0591	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-55D)
1233	SV3-RNS-PLW-ME0569	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-09B)
1234	SV3-KQ11-KQW-ME0567	INSTALL MECHANICAL EQUIPMENT MODULE KQ11 (MP-02A, MP-02B)-PORTION 2
1235	SV3-WRS-PHW-ME0778	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R0004, 12R0802, 12R0809
1236	SV3-WLS-PLW-ME0536	Installation of Large Bore FPS Piping (Includes Isometrics SV3-WLS-PLW-33D)
1237	SV3-PWS-PHW-ME0795	INSTALLATION OF SMALL BORE PWS PIPE SUPPORTS FOR ISOMETRIC SV3-PWS-PLW-923
1238	SV3-PWS-PLW-ME0478	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDES ISOMETRIC SV3-PWS-PLW-307)
1239	SV3-FPS-PLW-ME0564	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-720, -723, -724, -725)

10/18/2017	Page 113 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1240	SV3-RNS-PLW-ME0565	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-09A)
1241	SV3-CCS-PLW-ME0491	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-522, 540)
1242	SV3-WLS-PLW-ME0532	INSTALLATION OF WLS SMALL BORE PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-480, -482, -484)
1243	SV3-WLS-PLW-ME0529	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-355, -357, -359, -35M)
1244	SV3-CAS-PLW-ME0460	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES ISOMETRICS: SV3-CAS-PLW-501, & 504)
1245	SV3-CCS-PLW-ME0489	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-302)
1246	SV3-PWS-PHW-ME0794	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV3-PWS-PLW-924
1247	SV3-SFS-PHW-ME0809	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-SFS-PLW-653, 655
1248	SV3-WRS-PLW-ME0609	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-66D, -666, -66B)
1249	SV3-WRS-PHW-ME0777	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R4030
1250	SV3-WLS-PLW-ME0579	Installation of Large Bore FPS Piping (Includes Isometrics: SV3-WRS-PLW-870, -364)
1251	SV3-DWS-PLW-ME0466	DWS SML BORE PIPE INSTALLATION (SV3-DWS-PLW-626,627)
1252	SV3-WGS-P0W-ME0509	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV3-WGS-PLW-544)
1253	SV3-WRS-PLW-ME0590	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-55C)
1254	SV3-PSS-PLW-ME0482	INSTALLATION OF SMALL BORE PSS PIPING (INCLUDING ISOMETRICS SV3-PSS-PLW-700 AND 701)
1255	SV3-PWS-PLW-ME0476	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDING ISOMETRIC SV3-PWS-PLW-060)
1256	SV3-WRS-PHW-ME0676	INSTALLATION OF LARGE BORE WRS PIPE SUPPORT (INCLUDING DRAWING WRS-PH-12A0084)
1257	SV3-WLS-PLW-ME0522	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-664, 67M, 67Z, 67Y, 67J, 671)
1258	SV3-CCS-PHW-ME0806	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-521
1259	SV3-WRS-PHW-ME0776	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R0045
1260	SV3-PGS-PLW-ME0483	INSTALLATION OF SMALL BORE PGS PIPING (INCLUDES ISOMETRICS SV3-PGS-PLW-100, -105, -128)
1261	SV3-WWS-PLW-ME0611	INSTALLATION OF LARGE BORE WWS PIPING INCLUDING ISOMETRICS SV3-WWS-PLW-31B, 31F
1262	SV3-VWS-PLW-ME0576	INSTALLATION OF LARGE BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-384, 389, 260)

10/18/2017	Page 114 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1263	SV3-PWS-PLW-ME0479	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDES ISOMETRIC SV3-PWS-PLW-91A, 911, 950, 951, 953)
1264	SV3-ME01-PLW-ME1009	Unit 3 Condenser B: Installation of Upper Shell Nozzles
1265	SV3-ME01-MEW-ME0997	Unit 3 Condenser C: Installation of Feedwater Heaters
1266	SV3-VWS-PLW-ME0577	INSTALLATION OF LARGE BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-270, 484, 489)
1267	SV3-WLS-PLW-ME0515	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-265, SV3-WLS-PLW-275)
1268	SV3-WLS-PLW-ME0937	Fabricate and Install Small Bore Elevation WLS Piping ISO SV3-WLS-PLW-042, 45, 46, and 4B
1269	SV3-CCS-PHW-ME0804	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-611
1270	SV3-WLS-PLW-ME0518	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES: SV3-WLS-PLW-490)
1271	SV3-WRS-PLW-ME0605	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-577, -57C)
1272	SV3-WRS-PLW-ME0593	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-59K, 59N, 59U, 59J, AND 59Q)
1273	SV3-PWS-PLW-ME0481	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDES ISOMETRIC SV3-PWS-PLW-923)
1274	SV3-ME01-PLW-ME1448	UNIT 3 CONDENSER C: FABRICATION & INSTALLATION OF CASING DRAIN PIPING
1275	SV3-ME01-PLW-ME1447	UNIT 3 CONDENSER B: FABRICATION & INSTALLATION OF CASING DRAIN PIPING
1276	SV3-ME01-PLW-ME1168	CONDENSER C-2ND EXTRACTION PIPING (EXTRACTION STEAM)
1277	SV3-WWS-PHW-ME1376	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WWS-PLW-014)
1278	SV3-RNS-PLW-ME1373	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-090)
1279	SV3-WRS-PLW-ME1183	WRS PIPING INSTALLATION (INCLUDES ISOMETRICS SV3-WRS-PLW-544, SPOOL 2)
1280	SV3-ME01-PHW-ME1537	UNIT 3 CONDENSER B: INSTALLATION OF WATER CURTAIN SPRAY PIPING SUPPORTS
1281	SV3-ME01-PHW-ME1538	UNIT 3 CONDENSER C: INSTALLATION OF WATER CURTAIN SPRAY PIPING SUPPORTS
1282	SV3-HDS-PLW-ME1367	FABRICATE/INSTALL OF HEATER DRAIN SMALL BORE PIPING ON FEEDWATER HEATER DRAIN COOLER 7B
1283	SV3-WLS-THW-ME1469	ASME SECTION III - HYDROSTATIC TEST PACKAGE FOR ISOMETRIC# SV3-WLS-PLW-731 LINE# WLS-PL-L062, -113B BETWEEN WLS-PL-V071B AND WLS-PL-V072B
1284	SV3-WRS-PLW-ME0595	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-59A)
1285	SV3-KB10-KBW-ME0421	KB10 SUMP (WWS-MT-06) INSTALLATION - PORTION 2 ONLY

10/18/2017	Page 115 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1286	SV4-FPS-P0W-ME7089	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS: SV4-FPS-PLW-811, 812, 831)
1287	SV3-SFS-PLW-ME0570	INSTALLATION OF KB12 SFS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SFS-PLW-460, -480)
1288	SV3-VWS-P0W-ME7195	INSTALLATION OF ANNEX BLDG VWS PIPING (ISOMETRICS SV3-VWS-PLW-201, -203, -211, & -213)
1289	SV3-CWS-PHW-ME2506	INSTALLATION OF PIPE SUPPORTS ON ISO SV3-CWS-PLW-737
1290	SV3-CA20-Z0W-CV3913	UNIT 3 CA20 CONCRETE REQUIREMENTS
1291	SV3-VWS-P0W-ME7197	INSTALLATION OF ANNEX BLDG VWS PIPING (ISOMETRICS SV3-VWS-PLW-221, -223, -231, & -233)
1292	SV4-WGS-THW-ME7481	HYDRO TESTING OF KB14 WGS PIPING
1293	SV4-VWS-P0W-ME7482	INSTALLATION OF KB14 VWS PIPING
1294	SV4-VWS-PHW-ME7483	INSTALLATION OF KB14 VWS PIPE SUPPORTS
1295	SV4-VWS-THW-ME7484	HYDRO TESTING OF KB14 VWS PIPING
1296	SV4-WLS-THW-ME7490	HYDRO TESTING OF KB16 WLS PIPING
1297	SV4-WGS-THW-ME7493	HYDRO TESTING OF KB16 WGS PIPING
1298	SV4-VWS-THW-ME7496	HYDRO TESTING OF KB16 VWS PIPING
1299	SV4-DWS-THW-ME7499	HYDRO TESTING OF KB16 DWS PIPING
1300	SV4-MP07-MPW-ME7111	INSTALLATION OF THE FWS STARTUP PUMPS (FWS-MP-03A, FWS-MP-03B)
1301	SV3-DWS-P0W-ME7193	INSTALLATION OF ANNEX BLDG DWS PIPING (ISOMETRICS SV3-DWS-PLW-210, -220)
1302	SV3-WRS-P0W-ME3662	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-82E, 82F, 82G, 82K, 825, 826, 827, 828)
1303	SV3-SFS-PLW-ME0499	INSTALLATION OF SMALL BORE SFS PIPING (INCLUDES SV3-SFS-PLW-653, 655)
1304	SV3-CA01-S5W-CV4287	SUB-MODULES CA01-16 & CA01-34 CLOSEOUT WORK
1305	SV3-ES03-ESW-EL7414	MOUNTING OF THE UNIT 3 TURBINE BUILDING MAIN GENERATOR CIRCUIT BREAKERS
1306	SV4-WRS-P0W-ME5363	FABRICATION/INSTALLATIN OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-81F, 82A, 82B, 82C, 820, 821, 822, 823
1307	SV4-2000-Z0W-CT7540	U4 TURBINE BUILDING COATING REQUIREMENTS
1308	SV3-VWS-P0W-ME7201	INSTALLATION OF ANNEX BLDG VWS PIPING (ISOMETRICS SV3-VWS-PLW-140, -141, -150, & -151)
1309	SV3-CCS-P0W-ME7199	INSTALLATION OF ANNEX BLDG CCS PIPING (ISOMETRICS SV3-CCS-PLW-830, -840)
1310	SV3-CA01-S4W-CV3345	CA01-24 OVERLAY PLATES AND ATTACHMENTS
1311	SV3-CA01-S4W-CV3233	CA01-02 OVERLAY PLATES AND ATTACHMENTS

10/18/2017	Page 116 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1312	SV3-CA01-S4W-CV3382	CA01-23 OVERLAY PLATES AND ATTACHMENTS
1313	SV3-CA01-S4W-CV4085	CA01-21 OLP AND PERM WELD ATTACHMENTS
1314	SV3-CA01-S4W-CV4084	CA01-20 OLP AND PERMANMENT WELDED ATTACHMENTS
1315	SV3-CA01-S4W-CV4086	INSTALL CA01-32 PERMANENT WELDED ATTACHMENTS
1316	SV3-1130-EGW-EL7575	GROUNDING OF CONTAINMENT AND SHIELD WALL 100'-135'
1317	SV3-G100-XBW-CV7687	INSTALLATION OF HDPE WATER BARRIER U3 (REMAINING INSTALLATION)
1318	SV3-0000-CCW-CV7737	Unit 3 Fire Water Storage Tank
1319	SV4-0000-CCW-CV7738	Unit 4 Fire Water Storage Tank
1320	SV3-4033-CCW-CV7518	ANNEX BUILDING AREA 3 TOWER FOUNDATION
1321	SV3-FWS-THW-ME1390	UNIT 3 TURBINE BUILDING EL 100'-0" HYDROSTATIC TESTING OF EMBEDDED FWS PIPING
1322	SV3-ME01-PHW-ME1276	UNIT 3 CONDENSER A: FABRICATION & INSTALLATION OF 4TH EXTRACTION PIPING SUPPORTS
1323	SV3-ME01-PHW-ME1275	CONDENSER A: FABRICATION & INSTALLATION OF 3RD EXTRACTION STEAM PIPING SUPPORTS
1324	SV3-ME01-PLW-ME0999	UNIT 3 CONDENSER C: INSTALLATION OF HEATER 3A, 3B, 4A & 4B SHELL VENT PIPING
1325	SV3-WWS-PLW-ME0910	UNIT 3 TURBINE BUILDING EL 100FT.-0IN. BAY 1 WWS EMBEDDED PIPING PACKAGE # 1
1326	SV3-WRS-PLW-ME0602	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRICS SV3-WRS-PLW-57B, 575, AND 57E)
1327	SV3-SFS-PHW-ME4491	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-SFS-PLW-150
1328	SV0-0000-P0W-ME8898	INSTALLATION OF CONSTRUCTION AID MUD MAT
1329	SV4-2040-CEW-CV8875	UNIT 4, TURBINE BUILDING, 120' ELEVATED SLAB #5, ELEC/MECH PENETRATION SLEEVES
1330	SV4-2040-CEW-CV8876	UNIT 4, TURBINE BUILDING, 120' ELEVATED DECK, SLEEVES - POUR #6
1331	SV3-4041-SAW-EL8773	INSTALL SUPPLEMENTAL STEEL FOR ELECTRICAL HANGERS COL LN F9/F11.09 TO E9/E11.09
1332	SV3-MP1J-MEW-ME3694	INSTALLATION OF CCS PUMPS (CCS-MP-01A, CCS-MP-01B)
1333	SV3-MSS-P0W-ME4649	INSTALLATION OF MSS PIPING
1334	SV4-FPS-P0W-ME7378	FABRICATE AND INSTALL THE UNIT 4 FIRE PROTECTION SYSTEM (FPS) ON ISOMETRICS (SV3-FPS-PLW-967, 968, 96AN, 96AR, 96AS, 96AT)
1335	SV4-CA20-S4W-CV6834	CA20-36 Temporary Attachments FLOORS
1336	SV3-WLS-PHW-ME3865	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-202, -203
1337	SV3-WLS-P0W-ME3500	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-299, 300)

10/18/2017	Page 117 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1338	SV3-WLS-P0W-ME3814	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-202, -203, -205)
1339	SV4-2040-CEW-CV8874	UNIT 4, TURBINE BUILDING, 120' ELEVATED DECK, SLEEVES - POUR #4
1340	SV3-KQ11-KQW-KQ8908	UNIT 3 OFF-SITE FABRICATION OF KQ11 SUMP COVER
1341	SV3-0150-ERW-EL7457	CABLE TRAY SUPPORT FOR AUX TRANSFORMER 2C
1342	SV3-ML05-MLW-ME5930	INSTALLATION OF CA35 PENETRATIONS
1343	SV3-PWS-PHW-ME4949	INSTALLATION OF ANNEX PORTABLE WATER SYSTEM (PWS) PIPING SUPPORTS FOR WP (SV3-PWS-P0W-ME4948)
1344	SV3-PXS-MTW-ME2935	ASME SECTION III - INSTALL PXS ACCUMULATOR TANK SV3-PXS-MT-01B
1345	SV4-MP1J-MPW-ME7424	INSTALLATION OF CCS PUMPS (CCS-MP-01A-CCS-MP-01B)
1346	SV4-CA20-ERW-EL6717	INSTALL ELECTRICAL WALL PENETRATIONS IN U4 CA20 MODULE SUB-ASSEMBLY 4
1347	SV4-CA20-ERW-EL6716	INSTALL ELECTRICAL WALL PENETRATIONS IN U4 CA20 MODULE SUB-ASSEMBLY 3
1348	SV3-CA20-EGW-EL8857	INSTALL GROUNDING TO MISCELLANEOUS ITEMS SUCH AS STAIRS, LADDERS OR GRATING FOR SV#3 MODULE CA20, 66'-6" - 117'-6" AREAS 5&6
1349	SV4-CA20-ERW-EL6715	INSTALL ELECTRICAL WALL PENETRATIONS IN U4 CA20 MODULE SUB-ASSEMBLY 2
1350	SV4-KB16-KBW-ME6709	INSTALLATION OF THE KB16 MODULE
1351	SV4-CA01-S4W-CV8687	CA01-09 TEMPORARY ATTACHMENT PLATE IDs
1352	SV4-WLS-P0W-ME6169	UNIT 4 - PHASE 12 - LIQUID RADWASTE PIPING, WLS S/S CORE PIPING
1353	SV3-WLS-THW-ME6212	HYDRO TEST THE UNIT 3 LIQUID RADWASTE SYSTEM PIPING PHASE 12
1354	SV4-WLS-THW-ME6215	HYDRO TEST THE UNIT 4 LIQUID RADWASTE SYSTEM PIPING PHASE 12
1355	SV4-WLS-THW-ME6214	HYDRO TEST THE UNIT 4 LIQUID RADWASTE SYSTEM PIPING PHASE 10
1356	SV3-WLS-THW-ME6211	HYDRO TEST THE UNIT 3 LIQUID RADWASTE SYSTEM PIPING PHASE 10
1357	SV4-1232-ERW-EL7206	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 4 AUX BUILDING FLOOR SLABS, EL 100'-0"AREA 2 RMS. 12312 & 12313
1358	SV3-RWS-EWW-EL15129	UNIT 3 CABLE PULL BETWEEN MANHOLES NWM013 AND NWM016
1359	SV3-RWS-EWW-EL15128	UNIT 3 RWS CABLE PULL BETWEEN MANHOLES NWM010 AND NWM013
1360	SV3-RWS-EWW-EL15127	UNIT 3 RWS CABLE PULL BETWEEN MANHOLES NWM008 AND NWM010
1361	SV3-4000-CRW-CV8776	UNIT 3 ANNEX REINFORCEMENT FIELD FABRICATION

10/18/2017	Page 118 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1362	SV3-4052-CEW-CV7520	U3 ANNEX BUILDING AREA 2 INSTALL EMBEDS ELEVATION 117'6" TO ELEVATION 135'3"
1363	SV3-4052-CRW-CV7435	U3 ANNEX BUILDING AREA 2, INSTALL REBAR ELEVATION 117'6" TO ELEVATION 135'3"
1364	SV4-CDS-P0W-ME7119	INSTALLATION OF CDS PIPING
1365	SV4-CA01-S4W-CV8699	CA01-21 TEMPORARY ATTACHMENT PLATE ID'S
1366	SV4-CA01-S4W-CV8686	A01-08 TEMPORARY ATTACHMENT PLATE ID'S
1367	SV4-CA01-S4W-CV8700	CA01-22 TEMPORARY ATTACHMENT PLATE ID'S
1368	SV4-RWS-EWW-EL8570	UNIT 4 RWS Cable Pull Between NWM016 and NWM020
1369	SV3-RWS-EWW-EL15130	UNIT 3 RWS Cable Pull Between Manholes NWM016 and NWM020
1370	SV4-RWS-EWW-EL8568	UNIT 4 RWS Cable Pull Between NWM010 and NWM014
1371	SV4-RWS-EWW-EL8567	UNIT 4 RWS CABLE PULL BETWEEN NWM007 AND NWM010
1372	SV3-WGS-THW-ME8911	(BLANK)
1373	SV4-RWS-EWW-EL8569	UNIT 4 RWS Cable Pull Between NWM014 and NWM016
1374	SV0-PWS-P0W-ME8893	FABRICATE AND INSTALL THE POTABLE WATER SYSTEM (PWS) TO BLDG 314
1375	SV4-CA02-MHW-860100	SV4-CA02 lift Frame & Bracing Installations
1376	SV4-CA02-S4W-860101	CA02-01 Temporary Attachment installation/Removal
1377	SV4-CA02-S4W-860102	CA02-02 Temporary Attachment Instalation/Removal
1378	SV4-CA02-S4W-860103	CA02-03 Temporary Attachment Installation/Removal
1379	SV4-CA02-S4W-860105	CA02-05 Temporary Attachment Installation/Removal
1380	SV3-SFS-P0W-860111	FABRICATION/INSTALLATION OF PIPING FOR ISOMETRIC SV3-SFS-PLW-15R
1381	SV3-RNS-P0W-860114	FABRICATION/INSTALLATION OF PIPING FOR ISOMETRIC SV3-RNS-PLW-174
1382	SV3-MS09-MEW-ME5492	INSTALLATION OF THE EFFLUENT SAMPLE ANALYSIS RACK (DTS-MS-06)
1383	SV3-MP1Q-MEW-ME3692	INSTALLATION OF BDS STEAM GENERATOR BLOWDOWN EDI RECIRCULATION & DRAIN PUMP (BDS-MP-01)
1384	SV3-MSS-P0W-ME4657	INSTALLATION OF MSS PIPING
1385	SV3-MSS-PHW-ME4656	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV3-MSS-P0W-ME4655
1386	SV4-CDS-PHW-ME7120	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV4-CDS-P0W-ME7119
1387	SV3-RNS-P0W-ME3083	INSTALLATION OF RNS SMALL BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-216)
1388	SV3-2053-SHW-EL8557	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141’-3”, Area 3, Room 20501 (Switchgear Room #2)

10/18/2017	Page 119 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1389	SV3-2053-SHW-EL8558	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141’-3”, Area 3, Room 20503 (Control Cabinet Room) Trapeze Roads
1390	SV3-2052-SHW-EL8559	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141’-3”, Area 2, Room 20500
1391	SV3-2052-SHW-EL8561	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141’-3”, Area 2, Room 20502 (Switchgear Room #1)
1392	SV4-ML05-MLW-ME8413	Install SV4 CA05 / CA02 Penetration SV4-11305-ML-P01
1393	SV4-VCS-P0W-ME8415	Fabrication/Installation of Piping for Isometric SV4-VCS-PLW-020
1394	SV3-1208-C0W-850006	UNIT 3 AUXILIARY EL 117'-6" FT. - CYLINDRICAL WALL - CIVIL - RC06
1395	SV4-CA01-S4W-CV8702	CA01-24 TEMPORARY ATTACHMENT PLATE ID
1396	SV3-MSS-PHW-ME4650	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV3-MSS-P0W-ME4649
1397	SV3-MSS-P0W-ME4669	INSATLLATION OF MAIN STEAM PIPING
1398	SV3-MSS-P0W-ME4667	INSTALLATION OF MAIN STEAM PIPING
1399	SV3-SFS-P0W-ME4356	INSATLLATION F LARGE BORE SFS PIPING ISOMETRICS SV3-SFSPLW-541, 551, 567, 568, 56A, 56D
1400	SV4-WRS-THW-ME8998	TESTING OF CA20 LEAK CHASE
1401	SV4-CA01-S4W-CV8683	CA01-05 TEMPORARY ATTACHMENT PLATE ID
1402	SV4-CA01-S5W-CV6390	CA01-09 UNSAT IRs/ N&Ds/E&DCRs/LOOSE PARTS - STRUCTURAL
1403	SV4-2020-MEW-ME1601	UNIT 4 CONDENSER C FLASHBOX INSTALLATION
1404	SV0-CE01-CEW-CV9005	TENSILE TESTING OF COUPLER WELDS ON CARBON STEEL EMBED PLATEDS FROM CIVES & JOSEPH OAT
1405	SV3-PXS-PHW-ME4503	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02M
1406	SV4-2040-SSW-CV1830	TURBINE BUILDING STRUCTURAL STEEL ERECTION SEQUENCE 11
1407	SV4-2050-SSW-CV1823	CA81 TEMPORARY FRAMING/PERMANENT FORMS (TB05)
1408	SV4-CWS-PHW-ME7144	INSTALLATION AND FABRICATION OF CIRCULATING WATER SYSTEM (CWS) PIPING SUPPORTS
1409	SV3-0150-ERW-EL7458	CABLE TRAY SUPPORT FOR AUX TRANSFORMER 2B
1410	SV3-4032-SHW-EL4039	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40326 NORTH WEST
1411	SV3-1124-SSW-CV6257	SPL20 INSTALLATION
1412	SV4-CA01-S4W-CV8684	CA01-16 TEMPORARY ATTACHMENT PLATE ID
1413	SV4-CWS-PLW-ME0975	INSTALLATION OF PCCP PIPING FOR CWS UNIT #4 PHASE 3 SUPPLY LINE
1414	SV4-TCS-PHW-ME5478	INSTALLATION AND FABRICATION OF TURBINE BUILDING CLOSED COOLING WATER SYSTEM (TCS) PIPING SUPPORT

10/18/2017	Page 120 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1415	SV4-CA01-S4W-CV8685	CA01-07 TEMPORARY ATTACHMENT PLATE ID
1416	SV3-RNS-P0W-ME3511	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-179
1417	SV3-RNS-P0W-ME3495	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-096, SV3-RNS-PLW-097
1418	SV3-MSS-P0W-ME2157	FABRICATION AND INSTALLATION OF MAIN STEAM SYSTEM (MSS) PIPING
1419	SV4-1220-ERW-EL6806	CONDUIT SLEEVES, UNIT 4 AUXILIARY BUILDINTG FLOOR SLAB, ELEVATION 82'-6", AREA 1 & 2
1420	SV4-CA01-S4W-CV8704	CA01_27 TEMPORARY ATTACHMENT PLATE ID
1421	SV3-2033-SHW-EL9017	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 100', Area 3 ROOM 20300 TRAPEZ RODS
1422	SV3-2033-SHW-EL9018	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 100', AREA 3, ROOM 20303 & 20304 TRAPEZE RODS
1423	SV4-1120-CCW-CV4120	UNIT 4 CONTAINMENT PLACEMENT, CURING AND REPAIR OF CONCRETE EL 76'-6" TO EL 80'-0 & 80'-6"
1424	SV3-MS09-MEW-ME4791	INSTALLATION OF CARTRIDGE FILTER SKID (DTS-MS-01)
1425	SV4-HDS-PHW-ME5472	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPE SUPPORT
1426	SV4-HDS-PHW-ME5474	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPE SUPPORT
1427	SV4-KQ11-KQW-860179	UNIT 4 OFF-SITE FABRICATION OF KQ11 SUMP COVER
1428	SV4-1208-SCW-CV6995	COURSE 2 UNIT 4 SHIELD BUILDING
1429	SV4-HDS-PHW-ME5476	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPE SUPPORT
1430	SV4-FPS-THW-ME7381	HYDRO TEST UNIT 4 FIRE PROTECTION PIPING (FPS) PIPING ON ISOMETRICS (SV4-FPS-PLW-967, 968, 96AN, 96AR, 96AS, 96AT)
1431	SV4-1220-EGW-EL6288	INSTALL GROUND CABLES AND WALL PLATES FOR INTERIOR WALLS FROM ELEV. 82'-6" TO 100'-0" TO INCLUDE PIGTAILS FOR EXTENSIONS TO ELEV 117'-6" AREA 1 & 2
1432	SV3-WLS-PHW-ME0823	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-370
1433	SV3-RNS-P0W-ME3513	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-173)
1434	SV4-CA03-S4W-860180	CA03 Wall Submodule Assembly (07, 08, 09, 10, 11)
1435	SV4-CA03-S4W-860193	CA03 Temporary Bracing for Lift into NI
1436	SV4-2050-EGW-860198	INSTALLATION OF EMBEDDED GROUNDING IN TURBINE #4 CONCRETE SLABS AT ELEV 135'-3" AND 141'-3"
1437	SV3-ML05-MLW-860199	Fabricate Annex Building Wall 09 Pipe Penetrations
1438	SV3-WWS-PHW-ME6698	INSTALLATION AND FABRICATON OF WASTE WATER SYSTEM PIPE SUPPORTS FOR 120" ELEVATION
1439	SV3-SFS-P0W-860200	"Fabrication/Installation of Piping for Isometric SV3-SFS-PLW-35T

10/18/2017	Page 121 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1440	SV3-IDS-DBW-860172	INSTALL IDS DIVISION A BATTERY RACKS IN ROOM 12101 AREA 2 66'-6
1441	SV3-IDS-DBW-860173	INSTALL IDS DIVISION C BATTERY RACKS IN ROOM 12102 AREA 2 66'-6
1442	SV3-IDS-DBW-860174	INSTALL IDS DIVISION S BATTERY RACKS IN ROOM 12103 AREA 2 66'-6
1443	SV3-IDS-DBW-860175	INSTALL IDS DIVISION B BATTERY RACKS IN ROOM 12104 AREA 1 66'-6
1444	SV3-IDS-DBW-860176	INSTALL IDS DIVISION D BATTERY RACKS IN ROOM 12105 AREA 1 66'-6
1445	SV4-CA02-S4W-860149	CA02-01 Thru -04 Upend / Submodule Installation
1446	SV4-CA02-S5W-860150	CA02-01 Unsat IRs and N&Ds - Studs
1447	SV3-WWS-PHW-ME6702	FABRICATION AND INSTALLATION OF WWS SUPPORTS
1448	SV3-WWS-PHW-ME6700	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM (WWS) SUPPORTS
1449	SV4-CA02-S4W-860160	CA02-03 OLPs and Welded Attachments
1450	SV3-RNS-P0W-ME7623	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-17C
1451	SV3-MSS-PHW-ME4642	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM (MSS) PIPING SUPPORT
1452	SV3-CCS-P0W-ME5977	INSTALLATION OF LARGE BORE CCS PIPING INCLUDING ISOMETRICS SV3-CCS-PLW-517
1453	SV3-RNS-P0W-ME7619	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-172
1454	SV3-RNS-P0W-ME7621	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-176
1455	SV3-RNS-P0W-ME7626	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-17K
1456	SV3-RNS-P0W-ME7628	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-17U
1457	SV3-1230-C0W-855000	100'-0" ELEV WALLS, CL I, WALL 72
1458	SV3-1230-C0W-855001	100'-0" ELEV WALLS, CL I, WALL 73
1459	SV3-WLS-P0W-ME3502	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES SV3-WLS-PLW-333, SV3-WLS-PLW-33P)
1460	SV3-SFS-P0W-ME6117	(BLANK)
1461	SV3-1230-C0W-850015	100'-0" ELEV WALLS, CL 5, WALL 94
1462	SV3-1230-C0W-850016	100' Elev Walls, CL 4 WALL 96
1463	SV3-1230-C0W-850017	100'-0" ELEV WALLS, CL J-2, WALL 97
1464	SV3-1230-C0W-855002	100'-0" ELEV WALLS, CL 1, WALL 75
1465	SV3-WLS-P0W-ME6217	UNIT 3 WLS PIPING IN PHASE 1 & 2

10/18/2017	Page 122 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1466	SV3-WLS-P0W-ME6167	UNIT 3 PHASE 12 DOUBLE WALL PIPING INSTALLATION WLS
1467	SV4-WLS-P0W-ME6218	UNIT 4 WLS PIPING IN PHASE 1 & 2
1468	SV3-ME04-MEW-ME5688	INSTALL MOISTURE SEPARATOR REHEATER A
1469	SV3-ME04-MEW-ME5720	INSTALL MOISTURE SEPARATOR REHEATER B
1470	SV4-CA20-ERW-EL6718	INSTALL ELECTRICAL FLOOR PENETRATIONS IN U4 CA20 MODULE
1471	SV4-1233-ERW-EL7207	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 4 AUX BUILDING FLOOR SLABS, EL 100'-0"AREA 3 RM. 12321 & AREA 4 RM. 12351 & 12253
1472	SV4-1235-ERW-EL7208	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 4 AUX BUILDING FLOOR SLABS, EL 100'-0"AREA 5 RM. 12361 & AREA 6 RM. 12372
1473	SV3-RNS-PHW-ME8839	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISO SV3-RNS-PLW-216
1474	SV4-2040-CEW-CV8873	UNIT 4, TURBINE BUILDING, 120' ELEVATION, MECH/ ELEV CLEEVE, POUR #3
1475	SV4-WLS-MTW-ME1807	WLS EFFLUENT HOLDUP TANK B INSTALLATION
1476	SV4-WLS-MTW-ME1806	WLS EFFLUENT HOLDUP TANK A INSTALLATION
1477	SV3-RNS-P0W-ME3081	RNS PUMP A SEAL COOLER DRAIN PIPING ROOM 12162
1478	SV3-RNS-P0W-ME3080	RNS PUMP A SEAL COOLER VENT PIPING ROOM 12162
1479	SV3-RNS-P0W-ME3082	RNS PUMP B SEAL COOLER VENT PIPING ROOM 12163
1480	SV4-2040-CEW-CV8871	UNIT 4, TURBINE BUILDING, 120' ELEVATION, MECH / ELEV SLEEVE, POUR #1
1481	SV4-2040-CEW-CV8872	UNIT 4, TURBINE BUILDING, 120' ELEVATION, MECH / ELEV SLEEVE, POUR #2
1482	SV3-DOS-CCW-CV8398	CONCRETE FOR THE UNIT 3 DOS TANK A WALLS PLACEMENTS 1-3
1483	SV3-RNS-PHW-ME8838	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISO SV3-RNS-PLW-214
1484	SV3-2054-SHW-EL8953	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0”
1485	SV3-2055-SHW-EL8955	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0”, Area 5 From COLUMNS 13.1 TO 16 & I.2 TO K.1
1486	SV3-2058-SHW-EL8956	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0”, AREA 8 FROM COLUMNS 13.05 TO 16, & I.2 TO H.05
1487	SV3-1160-SSW-CV3062	C8 CIRCULAR TRUNK SPL31, 32, 33
1488	SV4-CVS-P0W-ME8913	Installation of CVS Piping (Includes Isometric SV4-CVS-PLW-65D, 65E)

10/18/2017	Page 123 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1489	SV4-CVS-P0W-ME8914	FABRICATION/INSTALLATION OF CVS PIPING (INCLUDING ISOMETRIC DRAWINGS SV4-CVS-PLW-563, -564, -566, -567 AND -568)
1490	SV4-PWS-PHW-ME8853	FABRICATION/INSTALLATION OF PWS PIPING SUPPORST (ISOMETRIC DRAWING: SV4-PWS-PLW-923)
1491	SV4-PWS-PHW-ME8854	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV4-PWS-PLW-921 AND -924
1492	SV3-PXS-PHW-ME8735	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-185
1493	SV3-PXS-PHW-ME8736	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-187 & 188
1494	SV3-PXS-PHW-ME8737	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-01E
1495	SV3-PXS-PHW-ME8738	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-470
1496	SV3-PXS-PHW-ME8740	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-PXS-PLW-510
1497	SV3-PXS-PHW-ME8741	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-512
1498	SV3-PXS-PHW-ME8742	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-750
1499	SV3-PXS-PHW-ME8743	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-285
1500	SV3-PXS-PHW-ME8744	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-286
1501	SV3-PXS-PHW-ME8745	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-731
1502	SV3-PXS-PHW-ME8746	Fabrication/Installation of Pipe Supports for Isometric SV3-PXS-PLW-761
1503	SV3-PXS-PHW-ME8747	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-PXS-PLW-511
1504	SV3-2057-SHW-EL8935	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0”
1505	SV3-1208-SCW-CV8901	Unit 3 Temporary Attachments
1506	SV4-2050-CEW-CV8877	Unit 4, Turbine Building 141'-3" Elev - Piping / Elec Sleeves - Pour #1
1507	SV4-2050-CEW-CV8878	Unit 4, Turbine Building 140' Elev - Electrical Sleeves - Pour #2
1508	SV4-2050-CEW-CV8879	Unit 4, Turbine Building 140' Elev - Mech/Electrical Pour #3
1509	SV4-2050-CEW-CV8880	Unit 4, Turbine Building 140' Elev - Mech / Elec Sleeves - Pour #4
1510	SV4-2050-CEW-CV8881	Unit 4, Turbine Building 141'-3" Elev - Piping / Elec Sleeves - Pour #5
1511	SV4-2050-CEW-CV8882	Unit 4, Turbine Building 141'-3" Elev - Piping / Elec Sleeves - Pour #6
1512	SV4-ML05-MLW-ME8410	INSTALL SV4 CA05 PENETRATION SV4-11209-ML-P02
1513	SV3-ME03-MEW-ME8407	INSTALLATION OF DEAERATOR SV3-CDS-ME-05

10/18/2017	Page 124 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1514	SV3-DWS-PHW-ME6352	INSTALLTION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-DWS-PLW-139 & -143)
1515	SV3-2056-SHW-EL8934	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0” AREA 6 FROM COLUMNS 16 TO 18 & 1.2 TO K.5
1516	SV3-2059-SHW-EL8936	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0” Area 9 from Columns 17 to 18 & H.05 to 1.2
1517	SV3-4051-CRW-CV8902	Unit 3 Annex Area 1 Reinforcement to Elevation 135'-03"
1518	SV3-4051-CCW-CV8903	Wall 09 Embeds, Formwork, and Concrete to Elevation 135'-03"
1519	SV3-4051-CCW-CV8904	Wall 10 Area 1 Embeds, Formwork, and Concrete to Elevation 135'-03"
1520	SV3-4051-CCW-CV8905	Wall 14 Area 1 Embeds, Formwork, and Concrete to Elevation 135'-03"
1521	SV3-4051-CCW-CV8906	Wall 15 Embeds, Formwork, and Concrete to Elevation 135'-03"
1522	SV4-CDS-PHW-ME7118	INSTALLATION OF PIPE SUPPORTS FOR WP ME7117
1523	SV4-CDS-PHW-ME7114	INSTALLATION OF CDS PIPE SUPPORTS FOR WP ME7113
1524	SV4-CA01-S4W-CV8701	CA01-23 TEMPORARY ATTACHMENT PLATE ID
1525	SV3-TCS-PHW-ME8466	INSTALLATION OF TURBINE BUILDING CLOSED COOLING WATER SYSTEM (TCS) PIPE SUPPORTS
1526	SV3-TCS-P0W-ME8467	Installation of¿Turbine Building Closed Cooling Water¿System (TCS) Piping
1527	SV3-TCS-PHW-ME8468	Installation of Turbine Building Closed Cooling Water System (TCS) Pipe Supports
1528	SV3-VYS-P0W-ME8529	Installation of Hot Water Heating System (VYS) Piping
1529	SV3-VYS-PHW-ME8530	Installation of Hot Water Heating System (VYS) Pipe Supports
1530	SV3-VYS-P0W-ME8545	Installation of Hot Water Heating System (VYS) Piping
1531	SV3-VYS-PHW-ME8546	Installation of VYS Pipe Supports
1532	SV4-1220-ERW-EL5418	Install electrical penetrations in Aux Building Shield Wall from 82'-6" to 100'-0""
1533	SV3-CB32-CBW-850000	CB32 MODULE INSTALLATION
1534	SV4-4030-CCW-CV8751	UNIT 4 ANNEX MUD MAT AREAS 1-3
1535	SV4-MP50-MPW-ME5925	INSTALLATION OF THE WWS SUMP PUMPS (WWS-MP-01A/B, WWS-MP-07A/B, WWS MP-08A/B)
1536	SV4-CB22-CBW-850000	CB-22 & 23 Module Installation
1537	SV3-CA03-CAW-850000	CA03 Module Installation
1538	SV3-2060-SSW-CV8964	Turbine Building Sequence 12 Grating and Decking
1539	SV3-2050-SSW-CV8966	TURBINE BUILDING SEQUENCE 18 ROOMS 20501, 20502 & 20503
1540	SV3-4053-CRW-CV8777	Unit 3 Annex Area 3 Reinforcement to Elevation 135'-03"

10/18/2017	Page 125 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1541	SV3-4053-CCW-CV8778	Wall 10 & Wall 132 Embeds, Formwork, and Concrete to Elevation 135'-03"
1542	SV3-4053-CCW-CV8779	Wall 02 & Wall 31 Embeds, Formwork, and Concrete to Elevation 135'-03"
1543	SV3-4053-CCW-CV8780	UNIT 3 ANNEX AREA 3 WALL 16 & WALL 26 TO ELEVATION 135'-03"
1544	SV3-4053-CCW-CV8781	Wall 01 & Wall 19 Embeds, Formwork, and Concrete to Elevation 135'-03"
1545	SV3-4053-CCW-CV8782	Embeds, Formwork, and Concrete for Elevated Slabs to Elevation 135'-03"
1546	SV3-1220-EGW-EL8961	Install Grounding From Wall Plates to Floor Plates & Pigtails, Elevation 82'-6"
1547	SV4-1210-EGW-EL8970	Misc. grounding 66'-6" Unit 4 Aux
1548	SV3-1151-ERW-EL8972	Fabrication and Installation of Conduit Supports for Area 1 & 2 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0"
1549	SV3-1154-ERW-EL8981	Fabrication and Installation of Cable Tray Supports for Area 4 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".
1550	SV3-1154-ERW-EL8982	Fabrication and Installation of Cable Tray Supports for Area 4 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".
1551	SV3-4041-SAW-EL8772	INSTALL SUPPLEMENTAL STEEL FOR ELECTRICAL HANGERS COL. LN. H10.05/H11.09 TO F10.05/H11.09
1552	SV3-4041-SAW-EL8774	INSTALL SUPPLEMENTAL STEEL FOR ELECTRICAL HANGERS COL. LN. I.1-11.09/I.1-31 TO G-11.09/G13
1553	SV3-4041-SAW-EL8775	INSTALL SUPPLEMENTAL STEEL FOR ELECTRICAL HANGERS COL. LN. G-11.09/G13 TO E-11.09/E13
1554	SV3-1153-ERW-EL8973	Fabrication and Installation of Conduit Supports for Area 3 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0"
1555	SV3-1152-ERW-EL8975	Fabrication and Installation of Cable Tray Supports for Area 2 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".4
1556	SV3-1153-ERW-EL8977	Fabrication and Installation of Cable Tray Supports for Area 3 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".
1557	SV3-1153-ERW-EL8978	Fabrication and Installation of Cable Tray Supports for Area 3 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".
1558	SV3-1153-ERW-EL8979	Fabrication and Installation of Cable Tray Supports for Area 3 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".
1559	SV4-WWS-P0W-ME8940	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM
1560	SV4-WWS-PHW-ME8941	Installation of WWS pipe supports (120' slab) for slabs 4,5,& 6
1561	SV4-ME01-PLW-ME8942	INSTALLATION OF AIR VENT PIPING FOR CONDENSER A
1562	SV4-ME01-PLW-ME8943	INSTALLATION OF AIR VENT PIPING FOR CONDENSER B
1563	SV0-PWS-MTW-ME8946	Install anchor straps on PWS Chemical Feed Tanks SV0-PWS-MT-501A & 501B
1564	SV4-ME01-PLW-ME8947	(BLANK)

10/18/2017	Page 126 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1565	SV3-RNS-P0W-ME8971	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-097
1566	SV3-WLS-P0W-ME8993	INSTALLATION OF SMALL BORE WLS PIPING ISOMETRIC SV3-WLS-PLW-103
1567	SV0-SDS-THW-ME8843	Pressure Test of the Unit 3 & 4 Sanitary Sewer System (SDS) in the Yard Area
1568	SV3-SFS-PHW-ME8761	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-SFS-PLW-789
1569	SV3-RNS-PHW-ME8762	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-181
1570	SV3-RNS-PHW-ME8763	Fabrication/Installation of Pipe Supports for Isometric SV3-RNS-PLW-182
1571	SV3-RNS-PHW-ME8764	Fabrication/Installation of Pipe Supports for Isometric SV3-RNS-PLW-183
1572	SV3-RNS-PHW-ME8765	Fabrication/Installation of Pipe Supports for Isometric SV3-RNS-PLW-184
1573	SV3-RNS-PHW-ME8766	Fabrication/Installation of Pipe Supports for Isometric SV3-RNS-PLW-186
1574	SV3-RNS-PHW-ME8767	Fabrication/Installation of Pipe Supports for Isometric SV3-RNS-PLW-18C
1575	SV3-RNS-PHW-ME8768	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-370
1576	SV3-RNS-PHW-ME8769	Fabrication/Installation of Pipe Supports for Isometric SV3-RNS-PLW-390
1577	SV3-ML05-MLW-ME8734	Room 12259 92'6" Floor Penetrations
1578	SV3-CA20-SHW-EL5052	FIELD ROUTED TYPICAL CONDUIT SUPPORT C31 FOR CA20 MODULE, ELEV. 82FT-6IN TO 100FT-0IN
1579	SV3-CA20-SHW-EL5051	FIELD ROUTED TYPICAL CONDUIT SUPPORT C15 FOR CA20 MODULE, ELEV. 82'-6IN TO 100'-0"
1580	SV3-CA20-SHW-EL5050	FIELD ROUTED TYPICAL CONDUIT SUPPORT C14 FOR CA20 MODULE, ELEV. 82'-6" TO 100'-0"
1581	SV3-CA20-SHW-EL5049	FIELD ROUTED TYPICAL CONDUIT SUPPORT C13 FOR CA20 MODULE, ELEV. 82'-6" TO 100'-0"
1582	SV3-CA20-SHW-EL5048	FIELD ROUTED TYPICAL CONDUIT SUPPORT C31 FOR CA20 MODULE , ELEV. 66'-6" TO 135'-0"
1583	SV3-CA20-SHW-EL5047	FIELD ROUTED TYPICAL CONDUIT SUPPORT C15 FOR CA20 MODULE, EVEL. 66'-6" TO 135'-0"
1584	SV3-CA20-SHW-EL5046	FIELD ROUTED TYPICAL CONDUIT SUPPORT C14 FRO CA20 MODULE, ELEV. 66'-6" TO 135'-0"
1585	SV0-REFDOC-BOP-CV8957	Foreman's Reference Guide
1586	SV3-1231-C0W-855000	100' ELEV., FLOOR SLAB AREA 1 (SP-16)
1587	SV3-ME2E-MEW-ME5687	INSTALLATION OF FEEDWATER HEATERS (CDS-ME-04A/B)
1588	SV3-ME2D-MEW-ME5899	INSTALLATION OF FEEDWATER HEATERS (CDS-ME03A/B)

10/18/2017	Page 127 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1589	SV3-WLS-THW-ME3151	NON ASME WLS HYDROSTATIC TESTING
1590	SV3-MS09-MEW-ME5493	INSTALLATION OF RO CLEAN-IN-PLACE SKID (DTS-MS-08)
1591	SV4-CA01-S4W-CV8712	CA01-35 TEMPORARY ATTACHMENT PLATE ID
1592	SV4-CA05-S5W-CV6020	CA05-01 UNSAT IRS & N&DS - STUDS
1593	SV3-ME2F-MEW-ME5689	INSTALLATION OF FEEDWATER HEATERS (FWS-ME-06A & 06B) ON ELEVATION 170'
1594	SV3-ME2G-MEW-ME5686	INSTALL FEEDWATER HEATERS SV3-FWS-ME-07A AND 07B IN THE TURBINE BUILDING
1595	SV4-ME01-PLW-ME8944	INSTALLATION OF AIR VENT PIPING FOR CONDENSER C
1596	SV3-VWS-PLW-ME3016	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-290)
1597	SV3-VWS-PLW-ME3018	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-690)
1598	SV4-CA01-S4W-CV8716	CA01-39 TEMPORARY ATTACHMENT PLATE ID
1599	SV4-CA01-S4W-CV8718	CA01-41 TEMPORARY ATTACHMENT PLATE ID
1600	SV4-MP04-MEW-ME7108	INSTALLATION OF THE SERVICE WATER SYSTEM PUMPS (MP01A/01B)
1601	SV3-SFS-P0W-ME6118	AUXILLARY BUILDING ROOM 12167/12268 FROM FTC TO SFS PUMPS FOR ISO SV3-SFS-PLW-35P
1602	SV3-PXS-PHW-ME3357	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01A
1603	SV3-PXS-PHW-ME3791	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02Z
1604	SV3-MSS-PHW-ME4670	MSS PIPE SUPPORTS FOR PIPE PACKAGE SV3-MSS-P0W-ME4669
1605	SV4-2040-SSW-CV3977	UNIT 4 TURBINE BUILDING SEQUENCE 11 HANDRAIL AND STAIRS
1606	SV3-CA20-ERW-EL7473	MODULE CA20 UNIT 3, EL. 66'-6" TO 92'-6", INSTALL DESIGNED CONDUIT AND SUPPORTS
1607	SV3-1233-C0W-850000	100'-0" Elev. Floor Slabs, Area 3 (SP-19)
1608	SV3-1234-C0W-850000	100'-0" Elev. Floor Slabs, Area 4 (SP-21)
1609	SV3-1234-C0W-850001	100'-0" ELEV, FLOOR SLAB, AREA 4(SP-22)
1610	SV4-1233-C0W-850000	100'-0" ELEV, FLOOR SLAB, AREA 3 (SP-19)
1611	SV4-1233-C0W-850002	100'-0" ELEV, FLOOR SLAB, AREA 3 (SP-20)
1612	SV4-1234-C0W-850003	107'-2" Elev. Floor Slabs, Area 4 (SP-25)
1613	SV4-1236-C0W-850000	100'-0" Elev. Floor Slabs, Area 6 (SP-30)
1614	SV3-CWS-PLW-ME0974	Installation of PCCP Piping for CWS Unit 3 Phase 3 Return Line
1615	SV4-CWS-PLW-ME0976	Installation of PCCP Piping for CWS Unit #4 Phase 3 Return Line
1616	SV3-HDS-PHW-ME3753	INSTALLATION AND FABRIATION OF HEATER DRAIN SYSTEM(HDS) PIPING SUPPORTS

10/18/2017	Page 128 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1617	SV3-MSS-P0W-ME4683	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM(MSS) PIPING
1618	SV3-CA20-ERW-EL5042	INSTALL SCHEDULED FIELD ROUTED CONDUIT IN "RNS PUMP ROOM B" (12163)
1619	SV3-VWS-PLW-ME3015	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-250)
1620	SV3-CA20-ERW-EL7757	Module CA20 Unit 3, Sub-Assembly IV El. 66'-6" to 92'-6", Install Designed Cable Trays and Supports
1621	SV4-1210-EGW-860210	INSTALL GROUNDING FOR MISCELLANEOUS ITEMS, MODULES, STAIRS, LADDERS & TANKS UNIT 4 AUXILIARY BUILDING ELEVATION 66'6" AREA 4, 5 &6
1622	SV3-SDS-ERW-EL0316	Install Electrical Manholes and Electrical Duct Banks for SDS
1623	SV3-2060-C0W-850003	170' ELEV FLOOR SLAB, POUR 33
1624	SV3-CA20-C0W-850001	CA20 FLOOR SLAB, 64 & 65
1625	SV3-PXS-PHW-ME4510	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-20A
1626	SV3-RNS-P0W-ME3512	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-175 AND 17B
1627	SV4-2040-SSW-CV1829	SEQUENCE 10 STRUCTURAL STEEL ERECTION
1628	SV3-2060-CEW-CV7330	STUD WELDS ON U3TB 196'-3" EL.
1629	SV4-CA01-S4W-CV8715	CA01-38 TEMPORARY ATTACHMENT PLATE ID
1630	SV3-PXS-PHW-ME3781	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-023
1631	SV4-ML05-MLW-ME7978	INSTALL CA01 PENETRATION SV4-11403-ML-P13
1632	SV3-MS09-MEW-ME4794	INSTALLATION OF PERMEATE PUMP & TOC REDUCTION SKID (DTS-MS-30A/B)
1633	SV3-FPS-P0W-ME4859	(BLANK)
1634	SV4-ML05-MLW-ME7692	INSTALL CA01 PENETRATION SV4-11205-ML-P02
1635	SV3-2060-C0W-850004	170' ELEV. FLOOR SLAB POUR #4
1636	SV4-WWS-PHW-ME5007	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDING ISOMETRIC: SV4-WWS-PLW-321)
1637	SV3-MSS-PHW-ME4652	MSS PIPE SUPPORTS FOR PIPE PACKAGE SV3-MSS-P0W-ME4651
1638	SV3-2060-C0W-850005	170' ELEV. FLOOR SLAB POUR #5
1639	SV4-2040-SSW-CV3975	UNIT 4 TURBINE BLDG SEQUENCE 10 HANDRAIL & STAIRS
1640	SV4-2040-SSW-CV3976	UNIT 4 TURBINE BLDG SEQUENCE 10 DECKING & GRATING
1641	SV4-2040-SSW-CV3978	UNIT 4 TURBINE BLDG SEQUENCE 11 DECKING & GRATING
1642	SV3-CA20-C0W-850004	CA20 FLOOR SLABS 52 - 55

10/18/2017	Page 129 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1643	SV3-PWS-P0W-ME4948	FABRICATE AND INSTALL ANNEX PORTABLE WATER SYSTEM (PWS) PIPNG IAW (ISOMETRICS SV3-PWS-PLW-109, 110, 139, 162 & 435)
1644	SV3-MSS-P0W-ME4690	INSTALLATION OF MAIN STEAM PIPING
1645	SV3-MSS-P0W-ME4692	INSTALLATION OF MAIN STEAM PIPING
1646	SV3-CWS-P0W-ME2531	INSTALLATION AND FABRICATION OF CIRCULATING WATER (CWS) SYSTEM PIPING
1647	SV4-CA01-S4W-CV6399	CA01-11 OLPS AND WELDED ATTACHMENTS
1648	SV4-2050-CCW-CV5844	UNIT 4, TURBINE BUILDING 141'-3" ELEV CONCRETE, POUR #1
1649	SV4-2050-CCW-CV5848	UNIT 4, TURBINE BUILDING 141'3" ELEV. CONCRETE POUR #5
1650	SV4-2050-CCW-CV5849	UNIT 4, TURBINE BUILDING 141'3" ELEV. CONCRETE POUR #6
1651	SV3-MSS-P0W-ME4643	FABRICATION AND INSTALLATION OF MSS PIPING
1652	SV4-1120-CRW-CV3172	CONTAINMENT CONCRETE REINFORCEMENT EL 80'-0" TO 80'-6" TO EL 83'-0" 84'-6"
1653	SV3-2060-C0W-850006	UNIT 3, TURBINE BUILDING, POUR #6
1654	SV3-CA20-CEW-850001	CA20, Top Mech Rebar Connections Fab
1655	SV3-CA20-CEW-850002	CA20, Top Mech Rebar Connections Install
1656	SV4-CA05-S5W-CV6025	CA05 MISCELLANEOUS WORK
1657	SV4-CA01-S4W-CV8722	CA01-45 TEMPORARY ATTACHMENT PLATE ID
1658	SV4-CB60-CBW-850000	CB61 / 62 / 63 / 64 Module Installation
1659	SV4-CB50-CBW-850000	CB51 / 52 / 53 / 54 Module Installation
1660	SV4-CA05-S5W-CV6047	CA05 REBAR FABRICATION
1661	SV4-CA05-S5W-CV6021	CA05-01 UNSAT IRS & N&DS - STRUCTURAL,
1662	SV3-1230-CCW-CV2442	AUX BUILDING BATTERY RACK WALLS (29, 30, 31 & 35) UP TO EL 100'-0"
1663	SV3-CPS-PHW-ME3590	INSTALLATION OF CPS PIPING SUPPORTS
1664	SV3-2060-C0W-850001	170' ELEV FLOOR SLAB, POUR #1
1665	SV3-MS09-MEW-ME4792	INSTALLATION OF REVERSE OSMOSIS UNIT A & B (SV3-DTS-MS-02A & -02B)
1666	SV4-1000-CPW-CV5115	CUTTING OF SOUTH SIDE UNIT 4 NUCLEAR ISLAND MSE WALL PANELS
1667	SV3-2049-SHW-860206	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLTION IN THE UNIT 3 TURBINE BLDG BELOW ELEV 140'-6" AEA 9 FROM COLUMNS 16 TO 18 & H.05 TO K.1
1668	SV3-MSS-PHW-ME4654	MSS PIPE SUPPORTS FOR PIPE PACKAGE SV3-MSS-P0W-ME4653

10/18/2017	Page 130 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1669	SV3-MSS-PHW-ME4691	MSS PIPE SUPPORTS FOR PIPE PACKAGE SV3-MSS-P0W-ME4690
1670	SV4-CA01-S4W-CV8717	CA01-40 TEMPORARY ATTACHMENT ID PLATE
1671	SV4-CA01-S4W-CV8714	CA01-37 TEMPORARY ATTACHMENT PLATE ID
1672	SV4-CA01-S4W-CV8721	CA01-44 TEMPORARY ATTACHMENT PLATE ID
1673	SV3-PXS-PHW-ME4497	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01M
1674	SV3-RNS-P0W-ME3447	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-RNS-PLW-091
1675	SV3-PXS-PHW-ME4498	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01N
1676	SV3-PXS-PHW-ME3365	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-014
1677	SV3-4040-EGW-EL4376	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES FOR ANNEX BLDG, AREA 1 & 3, ELEV 117'-6" BETWEEN COLUMN LINES 9&13/1&4
1678	SV3-MS09-MEW-ME4793	INSTALLATION OF EDI UNITS A&B (SV3-DTS-MS-04A & 04B)
1679	SV3-2060-C0W-850007	196'-3" ELEVATION, FLOOR SLAB POUR #8A
1680	SV3-CA20-C0W-850006	CA20 FLOOR SLABS 56 & 57
1681	SV4-CAS-P0W-ME1927	FABRICATION/INSTALLATIN OF SMALL BORE CAS PIPING (INCLUDING ISOMETRICS SV4-CAS-PLW-501 & 504)
1682	SV3-2060-C0W-850002	170' ELEV FLOOR SLAB POUR #2
1683	SV4-1208-SCW-CV6993	COURSE 1 UNIT 4 FOUR PANEL SHIELD BUILDING
1684	SV4-1220-CRW-CV4190	UNIT 4 AUXILIARY BUILDING INSTALLATION OF REINFORCING STEEL FOR FLOORS AT EL 82'-6" (SLAB PLACEMENTS #1 - 15)
1685	SV3-PXS-PHW-ME4502	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02F
1686	SV4-CA20-S5W-CV7371	CA20 MISCELLANEOUS WORK
1687	SV4-CA01-S4W-CV8707	CA01-30 Temporary Attachments
1688	SV4-CA01-S4W-CV8708	CA01-31 Temporary Attachments
1689	SV4-CA01-S4W-CV8709	CA01-32 Temporary Attachments
1690	SV4-CA01-S4W-CV8710	CA01-33 Temporary Attachments
1691	SV4-CA01-S4W-CV8711	CA01-34 Temporary Attachments
1692	SV4-CA01-S4W-CV8713	CA01-36 Temporary Attachments
1693	SV4-CA01-S4W-CV8723	CA01-46 Temporary Attachment PLATE ID
1694	SV3-4042-ERW-860256	INSTALLATION OF CONDUIT SLEEVES FOR RACEWAY PENETRATIONS, ANNEX BUILDING, AREA 2, ELEV. 117'-6".

10/18/2017	Page 131 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1695	SV3-2047-SHW-860204	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, BELOW EL 140'-6" AREA 7 FROM COLUMNS 18 TO 20 & I2 TO K.1
1696	SV3-2049-SHW-860205	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, BELOW EL 140'-6" AREA 9 FROM COLUMNS 18 TO 20 & I2 TO H.05
1697	SV3-ECS-ESW-EL7178	INSTALL TURBINE BLDG ECS EQUIPMENT, MV SWITCHGEAR ECS-ES-5, ROOM 20502 EKEV 141'-3"
1698	SV3-ECS-ESW-EL7175	INSTALL TURBINE BLDG ECS EQUIPMENT, MV SWITCHGEAR ECS-ES-56, ROOM 20501 EKEV 141'-3"
1699	SV4-ML05-MLW-ME7938	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11502-ML-P02
1700	SV4-ML05-MLW-ME7956	INSTALL CA01 PENETRATIONS SV4-11303-ML-P07, SV4-11503-ML-P01, & SV4-11503-ML-P03
1701	SV4-ML05-MLW-ME7957	INSTALL CA01 PENETRATIONS SV4-11303-ML-P01, SV4-11303-ML-P02, & SV4-11303-ML-P03
1702	SV4-ML05-MLW-ME7976	INSTALL PENETRATIONS SV4-11403-P02, SV4-11403-ML-P03, AND SV4-11403-ML-I01
1703	SV4-ML05-MLW-ME7981	INSTALL SV4 CA01 PENETRATION SV4-11402-ML-P02
1704	SV3-CA20-S4W-850001	CA20 CASK LOADING PIT LEAK CHASE & LINER PLATE INSTALLATION
1705	SV3-CA20-S4W-850003	CA20-SPENT FUEL POOL LEAK CHASE & LINER PLATE INSTALLATION
1706	SV4-MS30-MSW-ME7103	INSTALLATION OF THE ANTISCALANT SKID (MS-05C), CHLORINE CONTROL SKID (MS06) AND CAUSTIC SKIS (MS-02D)
1707	SV3-EDS-DBW-EL3127	INSTALL ANNEX BLDG EDS1-DB1 BATTERY RACKS, ROOM 40307
1708	SV3-PLS-JDW-EL7556	INSTALL TURBINE BLDG PLS AND ASSOCIATED DDS & SMS - "JD" EQUIPMENT IN ROOM 20308 ELEV 100'0"
1709	SV3-PLS-JDW-EL7173	INSTALL TURBINE BLDG. PLS EQUIPMENT ROOM 20503 ELEV 141'3"
1710	SV3-CA20-S4W-850002	CA20 CASK WASHDOWN PIT LEAK CHASE & LINER PLATE
1711	SV3-CA20-S4W-850004	CA20 FUEL TRANSFER CANAL LEAK CHASE & LINER PLATE
1712	SV3-ECS-ESW-EL7179	INSTALL TURBINE BLDG ECS EQUIPMENT, MV SWITCHGEAR ECS-ES-3, ROOM 20502, ELEV 141'3"
1713	SV3-EDS-DBW-EL3128	INSTALL ANNEX BLDG EDS3-DB1 BATTERY RACKS, ROOM 40307
1714	SV0-DFS-ERW-EL2424	DFS DUCTBANK NORTH OF TRANSFORMER AREA (PHASE 2)
1715	SV3-1230-SSW-CV4312	AUX BLD STRUCTURAAL STEEL 82'6" TO 100'-0" AREA 3 AND 4
1716	SV3-1230-CCW-CV2443	AUX BUILDING BATTERY RACK WALLS (32, 33, 34, 36 & 37) UP TO EL 100'-0"
1717	SV3-PXS-PHW-ME3785	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02D

10/18/2017	Page 132 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1718	SV3-1230-SSW-CV4313	AUX BLD STRUCTURAL STEEL 82'-6" TO 100'-0" AREA 5 AND 6
1719	SV4-4000-SSW-850000	BOLT QUALIFICATION
1720	SV4-MY45-MYW-ME6721	INSTALLATION OF TURBINE DECK SPRINGS/DAMPERS
1721	SV3-2037-SHW-860239	ELECTRICAL CABLE TRAY SUPPORT INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100', AREA 7 ROOM 20300 (TRAPEZE)
1722	SV4-1000-C0W-850000	CONCRETE UNDER CONTAINMENT VESSEL, 8Bx
1723	SV3-CCS-P0W-ME3441	FABRICATE AND INSTALL LARGE BORE CCS PIPING (INCLUDING ISOMETRIC SV3-CCS-PLW-330 AND SV3-CCS-PLW-690)
1724	SV3-WLS-P0W-ME3802	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-261, 271, 281)
1725	SV3-WLS-P0W-ME3818	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-284)
1726	SV3-2060-C0W-850011	UNIT 3, TURBINE BUILDING, 183'-1-1/2" ELEVATED SLAB
1727	SV3-2141-C0W-850002	1ST BAY, 117' ELEV, FLOOR SLAB, POUR #2
1728	SV3-2141-C0W-850004	117'-6" ELEV, FLOOR SLAB POUR #4
1729	SV4-2141-C0W-850004	1ST BAY, 117'-6" ELEV, FLOOR SLAB POUR #4
1730	SV3-ML05-MLW-ME4961	INSTALLATION OF CA01 PENETRATIONS
1731	SV3-CCS-P0W-ME3439	FABRICATE AND INSTALL LARGE BORE CCS PIPING (INCLUDING ISOMETRIC SV3-CCS-PLW-300 AND SV3-CCS-PLW-670)
1732	SV3-1233-ERW-EL6069	U3 AUXILIARY BUILDING: INSTALL WALL PENETRATIONS FOR INTERIOR AND EXTERIOR WALLS ELEVATION 100'-0" - 117'-6" AREAS 3 & 4
1733	SV3-WGS-PHW-ME3859	FABRICATION/INSTALLATION OF SMALL BORE WGS PIPE SUPPORTS FOR ISOMETRICS SV3-WGS-PLW-420, -422
1734	SV4-WWS-P0W-860277	INSTALLATION OF WASTE WATER SYSTEM (WWS) DRAINS/PIPING FOR 140' SLAB 5
1735	SV4-WWS-P0W-860278	INSTALLATION OF WASTE WATER SYSTEM (WWS) DRAINS/PIPING FOR 140' SLAB 6
1736	SV3-ECS-ESW-EL7181	INSTALL TURBINE BLDG ECS EQUIPMENT, LOCAL SWITCHGEAR CONTROL PANELS ECS-EP-003, 004, 005, 006 ROOMS 20501 & 20502 ELEV 141'3
1737	SV4-1220-CCW-CV4192	UNIT 4 NUCLEAR ISLAND AUX BUILDING CONCRETE PLACEMENT FOR SLABS AT ELEVATION 82'-6" - AREAS 1 - 6 (SLAB PLACEMENTS 1- 15)
1738	SV4-CA20-S5W-CV5320	CA20 GUIDE PIN MOUNTING PLATE AND ALIGNMENT/GUIDE PIN COLLAR INSTALLATION
1739	SV3-4000-ERW-EL7439	FABRICATE AND INSTALL TYPCIAL SUPPORTS TUYPE C14 FOR FIELD ROUTED CONDUIT IN THE ANNEX BUILDING

10/18/2017	Page 133 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1740	SV3-4000-ERW-EL7441	FABRICATE AND INSTALL TYPICAL SUPPORTS TUYPE C17 FOR FIELD ROUTED CONDUIT IN THE ANNEX BUILDING
1741	SV3-4000-ERW-EL7440	FABRICATE AND INSTALL TYPICAL SUPPORTS TUYPE C15 FOR FIELD ROUTED CONDUIT IN THE ANNEX BUILDING
1742	SV3-4000-ERW-EL7442	FABRICATE AND INSTALL TYPICAL SUPPORTS TYPE C18 FOR FIELD ROUTED CONDUIT IN THE ANNEX BUILDING
1743	SV4-2141-C0W-850001	UNIT 4 TURBINE BUILDING FIRST BAY 117'-6" FLOOR SLAB REINFORCING STEEL
1744	SV3-RWS-ERW-EL0864	Installation of Electrical Underground Commodities (Manholes & Duct Banks) for the (RWS) Raw Water System to the River Intake Structure
1745	SV0-SDS-P0W-ME1195	SDS LINES FROM BLDG #306 TO GRINDER PUMP MS-504 AND LIFT STATION MS-503
1746	SV0-SDS-MPW-ME1205	GRINDER PUMP MS-504
1747	SV4-WWS-P0W-860276	INSTALLATION OF WASTE WATER SYSTEM (WWS) DRAINS/PIPING FOR 140' SLAB1
1748	SV3-4000-ERW-EL7438	FABRICATE & INSTALL TYPICAL SUPPORTS TYPE C13 FOR FIELD ROUTED CONDUIT IN THE ANNEX BUILDING
1749	SV3-CWS-ERW-EL0315	Install Electrical Manholes and Electrical Duct Banks for CWS
1750	SV3-4032-SHW-EL4041	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40303
1751	SV3-4032-SHW-EL4040	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40303 & 40351
1752	SV3-4032-SHW-EL4042	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40327
1753	SV3-C0S7-CCW-CV0340	Electrical Duct bank for Unit 3 CWS
1754	SV3-2060-C0W-850009	196'-3" ELEV FLOOR SLAB POUR # 8C
1755	SV3-2060-C0W-850008	196¿-3" ELEV. FLOOR SLAB, POUR # 8B
1756	SV0-0000-XEW-CV0346	Temporary Turbine Bldg Construction Support
1757	SV4-4030-EGW-EL5436	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS GROUNDING) FOR THE ANNEX BLDG AREA 2 BETWEEN COLUMNS 4.1 & 9
1758	SV3-FWS-P0W-ME3809	FABRICATION AND INSTALLATION OF FWS PIPING
1759	SV3-MSS-PHW-ME4648	MSS PIPE SUPPORTS FOR PIPE PACKAGE SV3-MSS-P0W-ME4647
1760	SV4-CA01-S4W-CV6491	CA01 ELEV 87.5 & BELOW OLPS AND WELDED ATTACHMENTS
1761	SV0-0000-XSC-CV0349	INSTALLATION OF ROLLER COMPACTED CONCRETE (RCC) FOR THE HEAVY HAUL ROAD
1762	SV4-CA01-S4W-860304	CA01-02 SUPPORTING LEG INSTALLATION
1763	SV3-CA01-S4W-CV4079	CA01-15 OLP AND PERM WELD ATTACHMENTS
1764	SV4-2101-CEW-CV5806	UNIT 4, TURBINE BUILDING FIRST BAY WALLS UP TO 122', EMBEDS AND ANCHOR BOLTS

10/18/2017	Page 134 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1765	SV3-VWS-PLW-ME0504	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRIC SV3-VWS-PLW-486).
1766	SV3-FPS-P0W-ME4182	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS SV3-FPS-PLW-718, -719)
1767	SV3-WWS-PHW-ME1375	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WWS-PLW-312, 314)
1768	SV3-FPS-PHW-ME4840	INSTALLATION OF ANNEX FPS PIPING SUPPORTS FOR WP (SV3-FPS-PLW-ME4839)
1769	SV4-WRS-PLW-ME5031	CA20 LEAK CHASE TESTING PROCEDURE FOR CHANNELS CONNECTING TO THE FUEL TRANSFER CANAL (FHS-MT-02)
1770	SV4-FPS-THW-ME7863	Hydro Test the Unit 4 Fire Protection Piping (FPS) Piping on Isometrics (SV4-FPS-PLW-964,965,966,967,96AK,96AM,96AL,96AW,96AX,96BA)
1771	SV4-WWS-P0W-ME7548	INSTALLATION OF ANNEX BLDG WWS EMBEDDED PIPING (ISOMETRIC SV4-WWS-PLW-400, 402, 402, 403, 404,405, 406, 407, 408, 409, 968, 972, 973)
1772	SV4-WWS-P0W-ME7546	INSTALLATION OF ANNEX BLDG WWS EMBEDDED PIPING (ISOMETRIC SV4-WWS-PLW-410, 411, 412, 413, 418, 951, 953, 970, 971)
1773	SV4-MSS-P0W-800000	INSTALL MAIN STEAM SYSTEM PIPING FROM AUX BUILDING TO HP TURBINE
1774	SV3-FPS-PHW-ME0695	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-FPS-PLW-820, 825, 830
1775	SV4-FPS-PHW-ME4999	FABRICATION/INSTALLATION OF FPS PIPE SUPPORTS (INCLUDING ISOMETRICS SV4-FPS-PLW-810, 815)
1776	SV3-MG20-MEW-ME6641	INSTALLATION OF MAIN GENERATOR STATOR
1777	SV3-WLS-PLW-ME0535	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-33B, -33G, -33H, -33K)
1778	SV3-WLS-PHW-ME0821	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-190
1779	SV3-WLS-PHW-ME0831	INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-980, -981
1780	SV3-VWS-PHW-ME2799	INSTALLATION OF VWS SUPPORTS FOR ISOMETRICS SV3-VWS-PLW-20K.
1781	SV3-CCS-PHW-ME4302	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-392
1782	SV3-CVS-P0W-ME3900	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES SV3-CVS-PLW-65C AND 65F), REQUEST CQC FOR 65F BJA 4/16/15
1783	SV3-CVS-PHW-ME4187	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-65C
1784	SV4-CA20-S4W-CV6817	CA20-31 Temporary Attachments - FLOOR
1785	SV4-CA20-S4W-CV6820	CA20-32 Temporary Attachments/Floor
1786	SV4-CA20-S5W-CV6826	CA20-34 Temporary Attachments

10/18/2017	Page 135 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1787	SV4-CA20-S4W-CV6838	CA20-37 Temporary Attachments
1788	SV4-WRS-P0W-ME5359	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-84D, -840
1789	SV3-DWS-PHW-ME7043	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-DWS-PLW-180, 181, 182, & 190)
1790	SV4-WRS-P0W-ME5365	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-82E, -82K, -825, -826, -827, -828
1791	SV3-1130-C0W-850001	Reinforced Concrete Inside Containment El. 87'-6" to 96'-0" East Side (Layers 6 & 7)
1792	SV3-CB26-CBW-850000	CB26 MODULE INSTALLATION
1793	SV3-CB27-CBW-850000	CB27 MODULE INSTALLATION
1794	SV3-CB28-CBW-850000	CB28 MODULE INSTALLATION
1795	SV3-CB31-CBW-850000	CB31 MODULE INSTALLATION
1796	SV3-CB33-CBW-850000	CB33 MODULE INSTALLATION
1797	SV3-CB34-CBW-850000	CB34 MODULE INSTALLATION
1798	SV3-CB35-CBW-850000	CB35 MODULE INSTALLATION
1799	SV3-CB36-CBW-850000	CB36 MODULE INSTALLATION
1800	SV3-CB37-CBW-850000	CB37 MODULE INSTALLATION
1801	SV3-CB38-CBW-850000	CB38 MODULE INSTALLATION
1802	SV3-CB39-CBW-850000	CB39 MODULE INSTALLATION
1803	SV3-CB41-CBW-850000	CB41 MODULE INSTALLATION
1804	SV3-CB42-CBW-850000	CB42 MODULE INSTALLATION
1805	SV3-CB43-CBW-850000	CB43 MODULE INSTALLATION
1806	SV3-CB44-CBW-850000	CB44 MODULE INSTALLATION
1807	SV3-CB45-CBW-850000	CB45 MODULE INSTALLATION
1808	SV3-CB46-CBW-850000	CB46 MODULE INSTALLATION
1809	SV3-CB47-CBW-850000	CB47 MODULE INSTALLATION
1810	SV3-2060-CRW-CV8366	UNIT 3, TURBINE BUILDING 170' ELEVATED SLAB REBAR FOR POUR #3
1811	SV3-2060-CRW-CV8367	UNIT 3 TURBINE BUILDING 170' SLAB REBAR FOR POUR #4
1812	SV3-2060-CRW-CV8365	UNIT 3 TURBINEBUILDING 170' ELEV REBAR, POUR #2
1813	SV4-2101-CRW-CV5808	UNIT 4, TURBINE BUILDING FIRST BARY WALLS, TERMINATORS UP TO 122'
1814	SV3-2060-CRW-CV8364	UNIT 3 TURBINE BUILDING 170' ELEVATED SLAB REBAR FOR POUR #1
1815	SV3-2060-CRW-CV8369	UNIT 3 TURBINE BUILDING 170' ELEVATED DECK REBAR FOR POUR #6

10/18/2017	Page 136 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1816	SV3-REFDOC-NI3-850000	Foreman's Book: Shield Building SC Portion - Concrete Placements
1817	SV3-1208-C0W-850000	UNIT 3 AUXILIARY CYLINDRICAL WALL - CIVIL - ELECTRICAL PENETRATION ASSEMBLY SLEEVES
1818	SV3-1208-C0W-850001	UNIT 3 AUXILIARY EL. 100 FT. - CYLINDRICAL WALL - CIVIL - RC01
1819	SV3-1208-C0W-850002	AUXILIARY EL. 100 FT. - CYLINDRICAL WALL - CIVIL - RC02
1820	SV3-1208-C0W-850003	CYLINDRICAL WALL RC03
1821	SV3-1208-C0W-850004	UNIT 3 AUXILIARY EL. 100 FT. - CYLINDRICAL WALL - CIVIL - RC04
1822	SV3-1208-C0W-850005	UNIT 3 AUXILIARY EL. 100 FT. - CYLINDRICAL WALL - CIVIL - RC05
1823	SV4-WRS-P0W-ME5366	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-82D, -82F, -82G, -880
1824	SV4-WRS-P0W-ME5364	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-824, -829
1825	SV3-WLS-PHW-ME3484	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-WLS-PLW-011
1826	SV3-DWS-P0W-ME7046	INSTALLATION OF ANNEX BLDG DWS PIPING (ISOMETRICS SV3-DWS-PLW-142, -242, -256
1827	SV3-1230-C0W-850000	100'-0" ELEV WALLS, CL Q, WALL 68
1828	SV3-1230-C0W-850004	100'-0" ELEV WALLS, CL I, WALL 93
1829	SV3-1230-C0W-850010	100'-0" ELEV WALLS, CL J, WALL 86
1830	SV3-1230-C0W-850011	100'-0" ELEV WALLS, CL1, WALL 74
1831	SV3-1230-C0W-850012	100'-0" ELEV WALLS, CL N, WALL 76
1832	SV3-1232-C0W-850001	100'-0" Elev. Concrete Beam for Floor Slab, Area 2
1833	SV4-1220-CRW-CV4322	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING AREAS 3 THRU 6 - INSTALLATION OF REINFORCING STEEL ON INTERIOR WALLS FROM ELEV. 82'6" TO 100'0" (WALL PLACEMENTS 72 THRU 81)
1834	SV3-PWS-PHW-ME4947	INSTALLATION OF ANNEX POTABLE WATER SYSTEM (PWS) PIPING SUPPORTS FOR WP (SV3-PWS-P0W-ME4946)
1835	SV3-1231-CRW-850000	FOREMAN'S BOOK: AUXILIARY NORTH EL. 100' to 117'-6" CIVIL REBAR
1836	SV3-1120-CRW-850000	FOREMAN'S BOOK: CONTAINMENT EL. 84'-6" to 107'-2" CIVIL REBAR
1837	SV3-CB00-CBW-850000	FOREMAN'S BOOK: CONTAINMENT CB MODULES
1838	SV3-1208-SCW-CV7588	MS/FW PANEL
1839	SV3-WRS-P0W-ME4453	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRIC SV3-WRS-PLW-836
1840	SV4-2050-CEW-CV8140	UNIT 4 TURBINE BUILDING FORM WORK EMBEDS ANCHOR BOLTS ACTIVITIES POUR 1

10/18/2017	Page 137 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1841	SV4-2050-CEW-CV8143	Unit 4, Turbine Building, 141' Elev. Formwork / Embeds / Anchor Bolts, Pour 4
1842	SV4-2050-CEW-CV8144	Unit 4, Turbine Building, 141' Elev. Formwork / Embeds / Anchor Bolts, Pour 5
1843	SV4-2050-CEW-CV8145	Unit 4, Turbine Building, 141'-3" Elev. Formwork / Embeds / Anchor Bolts, Pour 6
1844	SV4-CA01-S4W-CV6492	CA01-36 SUB MODULE INSTALLATION
1845	SV3-1210-ERW-850024	INSTALL CABLE TRAY IN ROOMS 12111/12112
1846	SV3-1210-ERW-850046	INSTALL CABLE TRAY IN ROOM 12113
1847	SV3-CA20-CCW-CV5116	UNIT 3 CA20 WALL CONCRETE PLACEMENT FROM 87¿3¿ TO 128¿1¿ (K2 AND L2 COLUMN LINES ¿ PLACEMENT #2
1848	SV0-8700-CCW-TP0730	INSTALLATION AND SET-UP OF NITROGEN COOLING SYSTEMS
1849	SV4-RWS-ERW-EL0865	Installation of Electrical Underground Commodities (Manholes & Duct Banks) for the (RWS)Raw Water System to the River Intake Structure
1850	SV0-1000-EWW-TP0866	Temporary Power to Nuclear Island Unit 4
1851	SV3-CCS-PLW-ME0876	Fabricate and Install CCS Piping Iso SV3-CCS-PLW-740
1852	SV3-CCS-PLW-ME0877	Fabricate and Install CCS Piping Iso SV3-CCS-PLW-750
1853	SV0-670-EWW-TP0880	Temporary Power to Rotor Storage Building (324)
1854	SV3-1124-ERW-EL5406	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11206 PXS-A AT ELEVATION 84'
1855	SV3-PLS-JDW-EL3126	INSTALL ANNEX BLDG. PLS EQUIPMENT, ROOM 40310
1856	SV3-PLS-JDW-EL3122	INSTALL ANNEX BLDG. PLS EQUIPMENT, ROOM 40308
1857	SV3-1123-ERW-EL5403	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11207 PXS-B AT ELEVATION 84'
1858	SV3-1120-ERW-EL7084	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11204, EL 85'-6"
1859	SV3-1120-ERW-EL2422	FABRICATION AND INSTALLATION OF DESIGN ROUTED CABLE TRAY SUPPORTS IN ROOM 11202 AT ELEVATION 84' 6" TO 107' 2"
1860	SV3-1120-ERW-EL2848	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11202 EL 84'-6" THROUGH 107'-2"
1861	SV3-1123-ERW-EL5404	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11207 PXS-B AT ELEVATION 84'-6"
1862	SV3-1124-ERW-EL5405	FABRICATION AND INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11206 PXS-A AT ELEVATION 84'-6"

10/18/2017	Page 138 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1863	SV4-4030-EGW-EL5437	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS GROUNDING) FOR THE ANNEX BLDG. AREA 3 BETWEEN COLUMNS 2 & 4.1
1864	SV4-WLS-P0W-ME3116	INSTALLATION OF LARGE BORE WLS PIPING LINES WLS-PL-L020, L031, L077 & L131A OF ISOMETRIC SV4-WLS-PLW-750
1865	SV0-REFDOC-BOP-860441	Raw Water Intake - Foreman's Book
1866	SV3-WLS-PLW-ME0941	Fabricate and Install Small Bore Elevation 1 WLS Piping Iso SV3-WLS-PLW-851
1867	SV3-WLS-PLW-ME0942	Fabricate and Install Small Bore Elevation 1 WLS Piping Iso SV3-WLS-PLW-852
1868	SV0-8000-EWW-TP0945	Electrical Power Feeder Installation to Valve Shop (BLD 184)
1869	SV4-WWS-PLW-ME0984	TURBINE BUILDING 82FT.-9IN. ELEVATION EMBEDDED WWS PIPING PACKAGE 3
1870	SV4-CWS-XEW-CV1035	UNIT 4, CIVIL INSTALLATION OF THE CWS PIPE (PHASE III)
1871	SV3-WLS-PHW-ME1039	Fabrication/Installation of pipe Supports for Isometric Drawing WLS-PLW-042
1872	SV3-WLS-PHW-ME1041	Fabrication/ Installation of pipe Supports for Isometric Drawing WLS-PLW-04B
1873	SV3-WLS-PHW-ME1043	Fabrication/ Installation of pipe Supports for Isometric Drawing WLS-PLW-046
1874	SV3-WLS-PHW-ME1045	Fabrication/ Installation of pipe Supports for Isometric Drawing WLS-PLW-754
1875	SV0-PWS-PLW-TP1046	INSTALLATION OF MPW TEMPORARY WATER FILTRATION UNIT.
1876	SV3-CWS-EQW-EL1049	ELECTRICAL CONTINUITY INSTALLATION FOR CWS (PHASE 3)
1877	SV4-TCS-PHW-ME5477	INSTALLATION AND FABRICATION OF TURBINE BUILDING CLOSED COOLING WATER SYSTEM (TCS) PIPING SUPPORT
1878	SV4-4030-EGW-EL5435	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS GROUNDING) FOR THE ANNEX BLDG AREA 1 BETWEEN COLUMNS 9 & 13
1879	SV4-CWS-EQW-EL1050	ELECTRICAL CONTINUITY INSTALLATION FOR CWS (PHASE 3)
1880	SV3-WLS-PHW-ME1051	Fabrication /Installation of Pipe Supports for Isometric Drawing WLS-PLW-64P
1881	SV3-WLS-PHW-ME1052	Fabrication /Installation of Pipe Support for Isometric Drawing WLS-PLW-64Q
1882	SV3-CCS-PHW-ME1055	Fabrication/Installation of Pipe Supports for Isometric Drawing CCS-PLW-740
1883	SV3-DWS-PHW-ME1058	Fabrication/Installation of Pipe Supports for Isometric Drawing DWS-PLW-773
1884	SV3-SFS-P0W-ME3648	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-SFS-PLW-538
1885	SV0-SDS-PLW-ME1098	FABRICATE SANITARY DRAIN PIPING BETWEEN LIFT STATIONS MS-501 AND MS-502.

10/18/2017	Page 139 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1886	SV0-SDS-PLW-ME1099	FABRICATE AND INSTALL SANITARY DRAIN PIPING BETWEEN LIFT STATIONS MS-502 AND MS-503.
1887	SV3-ML05-MLW-ME1104	ASME SECTION III - ATTACH CODE DATA PLATES ON CA01 PENETRATIONS
1888	SV3-CWS-PLW-ME1114	UNIT 3 CWS FROM PCCP TO TURBINE BUILDING
1889	SV0-SDS-PLW-ME1125	INSTALL SANITARY DRAIN LIFT STATION MS-502.
1890	SV0-1000-EWW-TP1149	Installation of Temporary Power on East Side of CR-10 PAD
1891	SV0-SDS-PLW-ME1153	FABRICATE AND INSTALL SANITARY DRAIN PIPING FROM BUILDING 301 TO MANHOLE MH-57.
1892	SV0-ZRS-EWW-EL1347	ZRS TIE-IN UNDER 100 YEAR DITCH
1893	SV4-1220-CPW-CV1418	FABRICATION OF UNIT 4 AUXILIARY BULIDING PRECAST CONCRETE PANELS AT EL.82'6"
1894	SV3-WLS-PLW-ME1466	Fabricate and Install WLS Piping Lines WLS-PL-L078 & L131B of Iso SV3-WLS-PLW-731
1895	SV3-CVS-PLW-ME1471	Fabricate and Install Small Bore CVS Piping Isometric # SV3-CVS-PLW-803
1896	SV3-CAS-PLW-ME1473	Fabricate and Install Small Bore CAS Piping Isometric # SV3-CAS-PLW-729
1897	SV0-ZRS-EWW-TP1545	Temporary Storage Power for Plant Transformers
1898	SV0-SDS-CKW-ME1573	INSTALL SANITARY DRAIN MANHOLES SV0-SDS-MH-53, AND SV0-SDS-MH-57.
1899	SV0-SDS-PLW-ME1642	FABRICATE AND INSTALL SANITARY DRAIN PIPING FROM MANHOLE MH-57 TO MANHOLE MH-12 AND TO SNC CAPPED FUTURE CONNECTION FROM MANHOLE MH-57.
1900	SV0-MH90-CCW-CV1644	HLD Concrete Counterweights Phase II
1901	SV4-FWS-PNW-ME1671	UNIT 4 TURBINE BUILDING EL 100'-0": INSULATION OF EMBEDDED FWS PIPING
1902	SV4-FWS-THW-ME1672	UNIT 4 TURBINE BUILDING EL 100'-0" HYDROSTATIC TESTING OF EMBEDDED FWS PIPING
1903	SV0-8000-EWW-TP1687	TEMPORARY POWER TO CBI HAZARDOUS MATERIALS STORAGE AREA
1904	SV3-KB38-KBW-ME1688	INSTALLTION OF MODULE KB38- WLS MONITOR PUMP B
1905	SV3-KB37-KBW-ME1693	INSTALLATION OF MODULE KB37 - WLS MONITOR PUMP A
1906	SV4-1210-CEW-CV1737	U4 AUXILIARY BUILDING EMBED PLATES-EL 66'6" - EXTERIOR WALLS
1907	SV0-SDS-CKW-ME1719	INSTALL SANITARY DRAIN MANHOLE SV0-SDS-MH-67.
1908	SV4-ML05-MLW-ME1844	ATTACHMENT OF WELDED COUPLINGS TO EMBEDDED PIPING PENETRATIONS 66'6"-82'6" WALLS ONLY
1909	SV3-CCS-PLW-ME0496	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-521)
1910	SV0-ZFS-ERW-EL1863	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES ZFS DUCT BANK ELEV. 240' NORTH OF BUILDING 301

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1911	SV0-MH90-MHW-RI1879	REPAIRING THE HLD
1912	SV3-WRS-PHW-ME5040	FABRICATION/INSTALLATION OF CONSTRUCTION AID SUPPORTS FOR CA20 WRS PIPING
1913	SV3-DWS-PLW-ME0464	INSTALLATION OF SMALL BORE DWS PIPING
1914	SV3-CCS-PLW-ME0492	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-530, 550)
1915	SV3-WLS-PLW-ME0580	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES ISOMETRICS SV3-WLS-PLW-93C, 940, 445)
1916	SV3-4030-EGW-EL1854	PERFORM INSTALLATION OF UNDERGOUND COMMODITIES (EGS-GROUNDING) FOR THE ANNEX BLDG., AREA 3, ELEV. 100' & 107'-BETWEEN COLUMN LINES (2) TO (4.1)
1917	SV4-KB13-KBW-ME2057	KB13 SUMP (WRS-MT-01) INSTALLATION - PORTION 2 ONLY
1918	SV4-KB10-KBW-ME2058	KB10 SUMP (WWS-MT-06) INSTALLATION-PORTION 2 ONLY
1919	SV4-1000-C0W-850002	CONCRETE UNDER CONTAINMENT VESSEL - 8Bz
1920	SV3-FWS-P0W-ME3810	FABRICATION AND INSTALLATION OF FWS PIPING
1921	SV3-SDS-P0W-860436	INSTALLATION OF ANNEX BUILDING SDS PIPE (ISO SV3-SDS-PLW-420, 422, 423)
1922	SV3-2060-SSW-850112	TB12 STAIRS AND HANDRAILS
1923	SV3-CA01-CAW-855001	CA01 WEST TOP PLATE INSTALLATION
1924	SV3-2060-C0W-850010	196¿-3" ELEV. FLOOR SLAB, POUR # 8D
1925	SV4-1233-C0W-850001	100' ELEV., TUBE STEEL AREA 3
1926	SV3-CA03-MHW-CV2262	CA03 TEMPORARY BRACING FOR LIFT INTO NI
1927	SV4-ECS-ERW-EL2296	SV4 - ECS MAIN POWER DUCT BANKS / EAST PF ANNEX - PHASE 6
1928	SV3-4031-SHW-EL5451	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 1 ELEV 100' PARTIAL OF BATTERY CHARGER ROOM 40308 W OF ROW LINE (G)
1929	SV3-VCS-SHW-ME2313	INSTALLATION OF CONTAINMENT VCS RING HEADER HV AC SUPPORTS
1930	SV3-4031-SHW-EL5452	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 1 ELEV 100' PARTIAL OF BATTERY CHARGER ROOM 40310 E OF ROW LINE (G)
1931	SV3-VCS-SHW-ME2330	INSTALLATION OF CONTAINMENT VCS HVAC SUPPORTS FOR AZIMUTH 75 - 120
1932	SV3-VCS-SHW-ME2332	INSTALLATION OF CONTAINMENT VCS HVAC SUPPORTS FOR AZIMUTH 150° - 170°
1933	SV3-PXS-PHW-ME3364	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-013
1934	SV3-1000-TIW-855000	CONTAINMENT VESSEL TENT FABRICATION
1935	SV3-2050-SHW-860258	ELECTRICAL SUPPLEMENTAL STEEL TURBINE 3, EL 169'-0" AREA 0

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1936	SV3-4031-SHW-EL5453	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 1 ELEV 100' BATTERY ROOM 40309
1937	SV3-4031-SHW-EL5455	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 1 ELEV 100' BATTERY ROOM 40307
1938	SV4-CA20-CAW-850102	CA20 BASEMAT ATTACHMENT BRACKETS
1939	SV3-KQ22-KBW-860229	MODULE KQ22 FABRICATION
1940	SV3-VCS-SHW-ME2333	INSTALLATION OF CONTAINMENT VCS HVAC SUPPORTS FOR AZIMUTH 285 - 315DEG
1941	SV3-VCS-SHW-ME2334	INSTALLATION OF CONTAINMENT VCS HV AC SUPPORTS FOR AZIMUTH 320-360
1942	SV4-SWS-PHW-ME2363	INSTALLATION OF SWS SUPPORTS FOR ISOMETRICS SV4-SWS-PLW-041, SV4-SWS-PLW-042, SV4-SWS-PLW-043,
1943	SV3-VCS-MDW-ME2378	Fabrication and Installation of VCS HVAC Duct Ring Header
1944	SV3-VCS-MDW-ME2379	FABRICATION AND INSTALLATION OF VCS DUCT ISO A1
1945	SV3-VCS-MDW-ME2380	FABRICATION AND INSTALLATION OF VCS DUCT ISO A2
1946	SV3-VCS-MDW-ME2381	FABRICATION AND INSTALLATION OF VCS DUCT ISO A3
1947	SV3-VCS-MDW-ME2382	FABRICATION AND INSTALLATION OF VCS DUCT ISO A4
1948	SV3-CDS-PLW-ME2499	INSTALLATION OF CDS PIPING
1949	SV3-MH20-EYW-860384	15 TON SECONDARY BRIDGE CRANE ELECTRICAL ASSEMBLY FOR THE TURBINE BUILDING IN ROOM 20600
1950	SV3-ECS-ESW-EL7176	INSTALL TURBINE BLDG ECS EQUIPMENT, MV SWITCHGEAR ECS-ES-4, ROOM 20501, ELEV 141'-3"
1951	SV3-PLS-JDW-EL7561	INSTALL TURBINE BLDG PLS AND ASSOCIATED ZAS - 'EY' EQUIPMENT GROUP 2 IN ROOM 20513 ELEV 156'-0"
1952	SV4-ML05-MLW-ME7965	INSTALL CA01 PENETRATION SV4-11305-ML-P02
1953	SV4-CB65-S4W-CV2569	INSTALLATION AND REMOVAL OF LIFTING BEAM/LUGS FOR CB65
1954	SV3-PGS-P0W-ME2591	FABRICATE AND INSTALL PGS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV3-PGS-PLW-836, 837, 862, 863, 888, 889, 914 AND 915
1955	SV4-PGS-P0W-ME2593	FABRICATE AND INSTALL PGS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV4-PGS-PLW- 851, 852, 877, 878, 903, 904, 929 AND 930
1956	SV3-WWS-MTW-ME2643	INSTALL UNIT 3 OIL/WATER SEPARATOR AREA SUMP SV3-WWS-MT-011.
1957	SV4-ES03-ESW-860939	The installation of the Unit 4 Turbine Building Main Generator Circuit Breakers
1958	SV3-KB20-KBW-ME2687	INTALLATION OF KB20 COMPONENTS
1959	SV3-WLS-P0W-ME2762	KB16 - INSTALLATION OF VALVE ACTUATORS AT AIR OPERATED VALVES WLS-PL-V020A , WLS-PL-V020B & WLS-PL-V041

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1960	SV3-KB16-KBW-ME2763	KB16 - INSTALLATION OF LEVEL ELEMENT WLS-LT-021, THERMOCOUPLES WLS-JE-TE022 & WLS-JE-TE023, PRESSURE TRANSMITTERS WLS-PT-015 & WLS-PT-050
1961	SV3-CAS-PHW-ME2781	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-733
1962	SV3-2032-SHW-860940	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 100'
1963	SV3-VWS-P0W-ME2834	INSTALLATION OF SMALL BORE KB14 PIPING (INCLUDING VALVE SV3-VWS-PL-V482)
1964	SV4-CA01-S4W-CV6502	CA01-39 SUB MODULE INSTALLATION
1965	SV3-VWS-PHW-ME2835	Fabrication/Installation of KB14/VWS Piping Supports
1966	SV3-WGS-THW-ME2845	HYDROSTATIC TESTING OF MODULE KB14 WGS PIPING
1967	SV3-WWS-THW-ME2846	HYDROSTATIC TESTING OF MODULE KB10 WWS PIPING
1968	SV4-PGS-PHW-ME2871	INSTALLATION OF PGS PIPING SUPPORTS INCLUDED IN WORK PACKAGE SV4-PGS-P0W-ME2593
1969	SV4-CAS-P0W-ME2874	FABRICATE AND INSTALL CAS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV4-CAS-PLW-787, 788, 789, 794, 795, 796, 797 AND 798
1970	SV3-DWS-THW-ME3038	KB16 - HYDROSTATIC TESTING OF DWS PIPING
1971	SV3-WRS-THW-ME3039	KB13 - HYDROSTATIC TESTING OF WRS PIPING
1972	SV4-PGS-PNW-ME3049	INSTALL INSULATION OF UNIT 4 PGS PIPING INCLUDED IN WORK PACKAGE SV4-PGS-P0W-ME2593
1973	SV4-4031-SSW-850000	100' ELEV STRUCTURAL STEEL, 1ST TIER COLUMNS, AREA 1
1974	SV3-MH20-EYW-860942	220 TON TURBINE BRIDGE CRANE ELECTRICAL ASSEMBLY IN ROOM 20600
1975	SV3-MH20-EYW-860943	220 TON TURBINE BRIDGE CRANE MAINLINE SYSTEM ASSEMBLY IN ROOM 20600 (CONDUCTOR BARS)
1976	SV3-EDS-DDW-EL7177	INSTALL TURBINE BLDG EDS EQUIPMENT 125VDC PANELS ROOMS 20501, 20502, 20502 ELEB 141'-3"
1977	SV3-PLS-JDW-EL7562	INSTALL TURBINE BLDG PLS AND ASSOCIATED ZAS "EY" EQUIPMENT GROUP 3 IN ROOM 20513 ELEV 156'-0"
1978	SV3-MH20-MHW-860366	ASSEMBLY AND INSTALLATION OF 15 TON SECONDARY TURBINE CRANE
1979	SV3-1160-SSW-CV3059	C8 CIRCULAR TRUNK SPL22, 23, 24
1980	SV4-CA01-S4W-860305	CA01-21 SUPPORTING LEG INSTALLATION
1981	SV4-CA01-S4W-CV6480	CA01-33 SUB MODULE INSTALLATION
1982	SV3-EDS-DSW-EL3119	INSTALL ANNEX BLDG NON CLASS 1E DC AND UPS SYSTEM LOAD GROUP 1 ROOM 40308
1983	SV3-PLS-JDW-EL3150	INSTALL ANNEX BLDG PLS EQUIPMENT (CABINETS AND MOTOR GENERATOR SETS) ROOM 40413
1984	SV3-MSS-PHW-ME4668	MSS PIPE SUPPORTS FOR PIPE PACKAGE SV3-MSS-P0W-ME4667

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
1985	SV3-1130-C0W-850002	REINFORCED CONCRETE INSIDE CONTAINMENT 87'-6" T0 95' REACTOR VESSEL AND REFUELING COMPARTMENTS
1986	SV4-1210-CRW-CV3156	UNIT 4 NUCLEAR ISLAND AUX. BLDG INSTALLATION OF REINFORCING STEEL ON CA20 EXTERIOR WALL UP TO ELEV. 82'-6" (WALL PLACEMENT #0)
1987	SV3-WRS-THW-ME3224	HYDROSTATIC TESTING OF WRS PIPING ON MODULE R104
1988	SV4-CA20-S4W-CV3268	INSTALLATION OF SUBMODULE CA20-07
1989	SV4-WLS-PHW-ME3289	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-33A, -260
1990	SV4-WLS-PHW-ME3292	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-140
1991	SV4-WLS-PHW-ME3294	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-190
1992	SV4-WRS-P0W-ME3355	INSTALLATION OF LARGE BORE WRS PIPING ( INCLUDES ISOMETRIC SV4-WRS-PLW-57G)
1993	SV3-PXS-P0W-ME3391	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC #SV3-PXS-PLW-290 (CA03 PIPING)
1994	SV3-PXS-P0W-ME3392	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-293 (CA03 Piping)
1995	SV3-PXS-P0W-ME3397	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC #SV3-PXS-PLW-298 (CA03 PIPING)
1996	SV3-PXS-P0W-ME3398	AME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC #SV3-PXS-PLW-220 (CA03 PIPING)
1997	SV0-SES-ERW-EL3558	SV0-INSTALL CONDUITS IN SES DUCT BANK / SOUTH WEST OF UNIT 3 RADWASTE BUILDING (NXD618)
1998	SV0-0000-EGW-EL3572	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (SV0 SITE STATION GROUNDING GRID) FOR GROUND GRID AREA L1200
1999	SV3-PXS-P0W-ME3700	FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-603 (CA03 PIPING)
2000	SV3-CAS-THW-ME3955	HYDRO TESTING OF R155 MODULE CAS PIPING
2001	SV4-CA20-MHW-CV4000	VERTICAL LIFTING FRAMES & BRACING CA20-SA1 SM 01 THRU 08.
2002	SV4-CA20-S5W-CV4002	CA20-01 UNSATISFACTORY IRS/ N&DS/E&DCRS AND LOOS PARTS - STRUCTURAL
2003	SV4-CA20-S4W-CV4003	CA20 WALL 2 SOUTH FACE -OLPs AND WELDED ATTACHMENTS INSTALLATION
2004	SV4-CA20-S5W-CV4006	CA20-02 UNSAT IR# & N&D STRUCTURAL REPAIRS
2005	SV4-CA20-S4W-CV4008	CA20-02 MAP OUT TEMPORARY ATTACHMENTS
2006	SV3-PLS-JDW-EL7560	INSTALL TURBINE BLDG PLS AND ASSOCIATED ZAS EY EQUIPMENT GROUP 1 IN ROOM 20513 ELEV 156'-0"
2007	SV4-CA20-S5W-CV4014	UNSAT IR# & N&D STRUCTURAL REPAIRS
2008	SV4-CA20-S4W-CV4015	CA20 WALL 3 NORTH FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2009	SV4-CA20-S4W-CV4020	CA20-05 Map Out Temporary Attachments
2010	SV4-CA20-S4W-CV4023	CA20 WALL 4 NORTH FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
2011	SV4-CA20-S5W-CV5762	SUB-ASSEMBLY 4 BRACING
2012	SV4-CA20-S4W-CV4024	CA20-06 Map Out Temporary Attachments
2013	SV4-CA20-S4W-CV4027	CA20 WALL J1 EAST FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
2014	SV4-CA20-S4W-CV4028	MAP OUT TEMPORARY ATTACHMENTS
2015	SV4-CA20-S5W-CV4030	CA20-08 UNSAT IR# & N&D STRUCTUAL REPAIR
2016	SV4-2060-SSW-850112	TB12 STAIRS AND HANDRAILS
2017	SV3-MS10-MEW-860242	INSTALLATION OF SWITCHGEAR ROOM #1 AHUs - SV3-VTS-MS-02A & SV3-VTS-MS-02B
2018	SV4-CA20-S4W-CV4031	CA20 WALL J1 WEST FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
2019	SV4-CA20-S4W-CV4032	CA20-08 Map Out Temporary Attachments
2020	SV3-ECS-EBW-EL7603	INSTALL TURBINE BLDG LOW VOLTAGE NON-SEGRAGATED BUS FOR CROSS-TIES BETWEEN SV3-ECS-EK-31/41 LOAD CENTERS ELEV 141'-3" ROOMS 20501, 20502
2021	SV0-010-MYW-ME7171	INSTALL OUTDOOR SAFETY SHOWERS AT BUILDING 315
2022	SV3-1141-ERW-EL14150	INSTALLATION OF CONDUIT ON SOUTHSIDE OF CA03 MODULE
2023	SV3-CAS-THW-ME4410	HYDRO TESTING OF CAS PIPING IN MODULE R151 - ISO SV3-CAS-PLW-421, & 321
2024	SV3-1208-SCW-CV4916	COURSE 7 UNIT 3 SHIELD BUILDING
2025	SV3-1208-SCW-CV4917	COURSE 8 UNIT 3 SHEILD BUILDING
2026	SV3-1208-SCW-CV4918	COURSE 9 UNIT 3 SHIELD BUILDING
2027	SV3-1208-SCW-CV4919	COURSE 10 UNIT 3 SHIELD BUILDING
2028	SV3-1208-SCW-CV4920	COURSE 11 UNIT 3 SHIELD BUILDING
2029	SV3-1208-SCW-CV4922	COURSE 13 UNIT 3 SHIELD BUILDING
2030	SV4-ML05-MLW-ME7651	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11303-ML-P14
2031	SV4-ML05-MLW-ME7658	Install CA01 Penetration SV4-11502-ML-P01
2032	SV4-CA01-S4W-CV8705	CA01-28 Temporary Attachment Plate ID
2033	SV4-CA01-S4W-CV8706	CA01-29 Temporary Attachment Plate ID
2034	SV3-1208-SCW-CV4923	COURSE 14 UNIT 3 SHIELD BUILDING
2035	SV3-1208-SCW-CV4924	COURSE 15 UNIT 3 SHIELD BUILDING
2036	SV3-2051-SHW-860261	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN UNIT 3 TURBINE BUILDING, BELOW ELEVATION 169'-0", AREA 1 FROM COLUMNS 14 TO 16, & P .2 TO R

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2037	SV3-TDS-P0W-ME3529	Installation And Fabrication of Turbine Island Vents, Drains, and Relief Systems (TDS) Piping
2038	SV3-2141-C0W-850003	1ST BAY 117' ELEV. FLOOR SLAB, POUR #3
2039	SV4-WRS-PLW-ME5030	CA20 LEAK CHASE TESTING PROCEDURE FOR CHANNELS CONNECTING TO THE SPENT FUEL POOL (FHS-MT-01)
2040	SV4-CA20-S4W-CV5291	CA20 WALL J2 WEST FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
2041	SV4-CA20-S4W-CV5293	CA20-11 MAP OUT TEMPORARY ATTACHMENTS
2042	SV4-CA20-S4W-CV5296	CA20 WALL K2 EAST FACE - OLP'S AND WELDED ATTACHMENTS INSTALLATION
2043	SV4-1000-CEW-CV5122	UNIT 4 NUCLEAR ISLAND EMBED PLATE FABRICATION
2044	SV4-CA20-S4W-CV5298	CA20-12 MAP OUT TEMPORARY ATTACHMENTS
2045	SV4-CA20-S5W-CV5300	CA20-13 UNSAT IR# & N&D STRUCTURAL REPAIRS
2046	SV4-CA20-S4W-CV5303	CA20-13 MAP OUT TEMPORARY ATTACHMENTS
2047	SV3-EFS-EFW-EL7559	INSTALL TURBINE BLDG. EFS - EF COMM./TELECOM. EQUIPMENT IN ROOM 20513 ELEV. 156'0"
2048	SV3-ECS-ESW-EL3135	INSTALL ANNEX BLDG. AC SWITCHGEAR, ECS-ES-2, ROOM 40414
2049	SV3-EDS-DSW-EL3123	INSTALL ANNEX BUILDING NON CLASS 1E DC & UPS SYSTEM - LOAD GROUP 2, ROOM 40310
2050	SV3-EDS-DDW-EL7557	INSTALL TURBINE BUILDING EDS- "EA" DISTRIBUTION PNLS. EQUIPMENT IN ROOM 20308 ELEV. 100'
2051	SV3-2051-SHW-860260	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, BELOW ELEVATION 169'-0", AREA 1 FROM COLUMNS 13.1 TO 14, & P.2 TO R
2052	SV3-2057-SHW-860948	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141'3", Area 7, Room 20500
2053	SV3-2056-SHW-860946	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141'3", Area 6, Room 20300
2054	SV4-CA20-S4W-CV5306	CA20 WALL L2 EAST FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
2055	SV3-ZVS-EPW-860945	EXCITATION SYSTEM CABINETS INSTALLATION IN THE TURBINE BUILDING EQUIPMENT ROOM 20402
2056	SV4-CA20-S4W-CV5308	CA20-14 MAP OUT TEMPORARY ATTACHMENTS
2057	SV4-CA20-S5W-CV5310	CA20-15 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STRUCTURAL
2058	SV4-CA20-S4W-CV5311	CA20 WALL L2 WEST FACE - OLPs AND WELDED ATTACHMENTS INSTALLATION
2059	SV4-CB28-CBW-850000	CB28 MODULE INSTALLATION
2060	SV4-CA20-S4W-CV5313	CA20-15 MAP OUT TEMPORARY ATTACHMENTS

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2061	SV4-CA20-S5W-CV5315	CA20-16 UNSATISFACTORY IRs/ N&Ds/ E&DCRs AND LOOSE PARTS -STRUCTURAL
2062	SV4-CA20-S4W-CV5316	CA20 WALL N EAST FACE - OLP's AND WELDED ATTACHMENTS INSTALLATION
2063	SV4-CA20-S4W-CV5318	CA20-16 MAP OUT TEMPORARY ATTACHMENTS
2064	SV4-CA20-S4W-CV5323	CA20-17 MAP OUT TEMPORARY ATTACHMENTS
2065	SV4-WRS-P0W-ME5330	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-80G, -80H, -80J, -80K
2066	SV4-WRS-P0W-ME5331	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-80A, -80W, -86D, -865, -866, -867
2067	SV4-WRS-P0W-ME5333	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-80S, -86E, -801
2068	SV4-WRS-P0W-ME5334	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-80M, -80Z, -805, -806, -863, -864
2069	SV4-WRS-P0W-ME5335	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-80X, - 80Y, -802
2070	SV4-WRS-P0W-ME5336	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-80R, -86B, -807
2071	SV4-WRS-P0W-ME5338	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-803, -804, -860, -861, -80N, -80P
2072	SV3-CVS-P0W-ME3843	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-CVS-PLW-65A AND SV3-CVS-PLW-65B
2073	SV3-PXS-PHW-ME4496	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-01L
2074	SV4-WRS-P0W-ME5339	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-81E
2075	SV4-WRS-P0W-ME5342	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-811, -812, -813, -814, -815))
2076	SV4-WRS-P0W-ME5343	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-816, -817, -818, -819
2077	SV4-WRS-P0W-ME5344	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-81EK, -81L, -81M
2078	SV4-WRS-P0W-ME5345	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-81N, -81P, -81Q, -81R, -81S
2079	SV4-WRS-P0W-ME5346	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-81G, -81H, -81J)
2080	SV4-WRS-P0W-ME5347	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-83G,-83J,-830,-831
2081	SV4-WRS-P0W-ME5348	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-83B, -83E, -832, -835, -837
2082	SV4-WRS-P0W-ME5350	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-83A, -83F, -839

10/18/2017	Page 147 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2083	SV4-WRS-P0W-ME5351	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-83C, -83D, -83H, -83L
2084	SV4-WRS-P0W-ME5352	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-83Q, -83R
2085	SV4-WRS-P0W-ME5353	FABRICATION AND INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-83K, - 83M, -833, -834, -838, -872, -873
2086	SV4-WRS-P0W-ME5355	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-845, -846, -847
2087	SV4-WRS-P0W-ME5356	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-84A, -84C, -849
2088	SV4-WRS-P0W-ME5357	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-84M, -84N, -84P, -84Q
2089	SV4-WRS-P0W-ME5358	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-841, 842, 844
2090	SV4-1210-ERW-EL1809	Unit 4 Auxiliary Building - Grounding and sleeves for wall pours 23, 24, 25, 26, 27, 28, 29 & 32
2091	SV4-SWS-CEW-CV5483	UNIT 4, SWS TUNNEL, MECH / ELEC SLEEVE INSTALLATION
2092	SV3-KB14-KBW-ME4418	SMALL BORE WGS PIPING FABRICATION/INSTALLATION
2093	SV4-CA20-S4W-CV5594	CA20-18 Map Out Temporary Attachments
2094	SV4-CA20-S5W-CV5596	CA20-19 UNSAT IR# & N&D STRUCTURAL REPAIRS
2095	SV4-CA20-S4W-CV5598	INSTALLATION OF SUBMODULE CA20-19
2096	SV4-CA20-S4W-CV5599	CA20-19 Map Out Temporary Attachments
2097	SV4-WRS-P0W-ME5349	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-84B, -84E, -84R, -843, -848
2098	SV4-CA20-S5W-CV5591	CA20-18 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STRUCTURAL
2099	SV4-CA20-S4W-CV4012	CA20-03 MAP OUT TAMPORARY ATTACHMENTS
2100	SV4-CA20-S4W-CV4016	CA20-04 MAP OUT TEMPORARY ATTACHMENTS
2101	SV4-WRS-P0W-ME5332	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-80B, -80C, -80T, -80U, -86F
2102	SV4-CA20-S5W-CV5601	CA20 SUBMODULE 20 UNSAT IR AND N&D REPAIR
2103	SV4-CA20-S4W-CV5604	CA20-20 MAP OUT TEMPORARY ATTACHMENTS
2104	SV3-ECS-EBW-EL7600	INSTALL ANNEX BLDG. "LOW VOLTAGE" NON SEGREGATED BUS FOR CROSS-TIES BETWEEN SV3-ECS-EK-12/22 LOAD CENTERS, ELEV. 100, ROOM 40326
2105	SV4-CA20-S5W-CV5606	CA20-S1 UNSAT IR# & N&D STRUCTURAL REPAIRS
2106	SV4-CA20-S5W-CV5610	CA20-22 UNSATISFACTORY IRs AND N&D REPAIRS, E&DCRs AND LOOSE PARTS -STUDS
2107	SV4-2141-C0W-850003	Unit 4 Turbine Building First Bay 117'-6" Floor Slab Terminators

10/18/2017	Page 148 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2108	SV3-ECS-ESW-EL3145	INSTALL ANNEX BLDG AC SWITCHGEAR, ECS-ES=1 ROOM 40413
2109	SV3-PLS-JDW-EL3140	INSTALL ANNEX BLDG PLS EQUIPMENT ROOM 40414
2110	SV3-ECS-EBW-EL7599	INSTALL ANNEX BLDG LOW VOLTAGE NON-SEGREGATED BUS FOR CROSS TIES BETWEEN SV3-ECS-EK-11/21 LOAD CENTERS ELEV 100 ROOM 40326
2111	SV4-CA20-S4W-CV5614	CA20-22 MAP OUT TEMPORARY ATTACHMENTS
2112	SV4-CA20-S5W-CV5616	CA20-23 UNSAT IR# & N&D STRUCTURAL REPAIRS
2113	SV4-CA20-S4W-CV5619	CA20-23 MAP OUT TEMPORARY ATTACHMENTS
2114	SV4-CA20-S4W-CV5624	CA20-24 MAP OUT TEMPORARY ATTACHMENTS
2115	SV4-CA20-S4W-CV5629	CA20-25 MAP OUT TEMPORARY ATTACHMENTS
2116	SV4-CA20-MHW-CV5732	VERTICAL LIFTING FRAMES & BRACING CA20-SA2 SM 10 THRU 17
2117	SV4-CA20-MHW-CV5733	VERTICAL LIFTING FRAMES & BRACING CA20-SA3 SM 18 THRU 25
2118	SV4-CA20-MHW-CV5734	VERTICAL LIFTING FRAMES & BRACING CA20-SA4 SM 26 THRU 30, 71, 72, 73
2119	SV4-CA20-S5W-CV5735	CA20-26 UNSATISFACTORY IRs AND N&D REPAIRS, E&DCRs AND LOOSE PARTS - STUDS
2120	SV4-CA20-S5W-CV5736	CA20-26 UNSAT IR# & N&D STRUCTURAL REPAIRS
2121	SV4-CA20-S4W-CV5739	CA20-26 MAP OUT TEMPORARY ATTACHMENTS
2122	SV4-CA20-S5W-CV5741	CA20-27 Unsat. IR# & N&D Structural Repairs
2123	SV4-CA20-S4W-CV5743	INSTALLATION OF SUB MODULE CA20-27
2124	SV4-CA20-S4W-CV5744	CA20-27 MAP OUT TEMPORARY ATTACHMENTS
2125	SV3-CA20-CEW-850003	FABRICATION OF CA20 OVERLAY PLATES
2126	SV4-2060-C0W-850003	170' ELEV. FLOOR SLAB, POUR # 3
2127	SV3-1230-ERW-860254	INSTALL CONDUIT PENETRATIONS FOR AUXILIARY BUILDING SHIELD WALL, FROM ELEVATION 100'-0 " - 117'-6"
2128	SV4-CB00-S8W-CV3831	FINAL INSTALLATION OF CB MODULES 65 & 66 AT ELEVATION 71'-6"
2129	SV4-CA20-S5W-CV5745	CA20-28 UNSATISFACTORY IRs AND N&D REPAIRS - STUDS
2130	SV4-CA20-S4W-CV5749	CA20-28 MAP OUT TEMPORARY ATTACHMENTS
2131	SV4-CB31-CBW-850000	CB31 MODULE INSTALLATION
2132	SV4-CB35-CBW-850000	CB35 MODULE INSTALLATION
2133	SV3-CAS-P0W-860290	CAS SMALL BORE TIE-IN CONNECTIONS FROM KB15 MODULE
2134	SV4-CA20-S4W-CV5754	CA20-29 MAP OUT TEMPORARY ATTACHMENTS

10/18/2017	Page 149 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2135	SV3-SES-EEW-EL7558	INSTALL TURBINE BLDG. SES SECURITY EQUIPMENT CONTROL PNLS. & CONTROLLERS IN ROOM 20513 ELV. 156' 0"
2136	SV4-CA20-S5W-CV5755	CA20-30 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOS PARTS - STUDS
2137	SV4-CA20-S5W-CV5756	CA20-30 Unsat IR# & N&D Structural Repairs
2138	SV4-CA20-S4W-CV5759	CA20-30 MAP OUT TEMPORARY ATTACHMENTS
2139	SV3-CAS-P0W-ME3435	FABRICATION/INSTALLATION OF PIPING FOR ISO SV3-CAS-PLW-893, SV3-CAS-PLW-895
2140	SV4-CA20-S5W-CV5760	CA20-71 UNSAT IR - STUDS
2141	SV0-DFS-C0W-850001	DIESEL FUEL TRANSFER STATION, DFS-MS001 EQUIPMENT PAD
2142	SV4-CA20-S4W-CV5764	CA20-71 MAP OUT TEMPORARY ATTACHMENTS
2143	SV4-CA20-S5W-CV5765	CA20-72 UNSAT IR# & N&D STUD REPAIRS
2144	SV4-CA20-S4W-CV5768	INSTALLATION OF SUBMODULES CA20-71, CA20-72, AND CA20-73
2145	SV4-CA20-S4W-CV5769	CA20-72 MAP OUT TEMPORARY ATTACHMENTS
2146	SV4-CA20-S5W-CV5770	CA20-73 UNSAT IR STUDS
2147	SV4-CA20-S4W-CV5774	CA20-73 MAP OUT TEMPORARY ATTACHMENTS
2148	SV3-1154-ERW-EL8974	Fabrication and Installation of Conduit Supports for Area 4 on Ring 2 of the Containment Vessel at EL. 131'-9" to 170'-0".
2149	SV3-PXS-P0W-ME6162	Fabrication and Installation of CA03 Large Bore Piping Shown on Isometric SV3-PXS-PLW-230
2150	SV4-WLS-P0W-ME6237	INSTALLATION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-562, 566, 573, 574, & 575)
2151	SV4-WLS-P0W-ME6238	INSTALLATION PF S,A;; BPRE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-564, -565, -570, -571, & -572)
2152	SV3-CA02-S4W-CV6272	INSTALL CA02-05 PERMANENT WELDED ATTACHMENTS
2153	SV4-CA01-S5W-CV6357	CA01-01 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS-STRUCTURAL
2154	SV4-CA01-S5W-CV6361	CA01-02 UNSAT IRs/N&Ds/E&DCRs/LOOSE PARTS -STRUCTURAL
2155	SV4-CA01-S5W-CV6365	CA01-03 UNSAT IRS/N&DS/E&DCRS/LOOSE PARTS - STRUCTURAL
2156	SV4-CA01-S4W-CV6367	SUBMODULE CA01-04 INSTALLATION
2157	SV4-CA01-S5W-CV6386	CA01-08 UNSAT IRs/N&Ds/EDCRs/ LOOSE PARTS-STRUCTURA
2158	SV4-MSS-P0W-860356	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM(MSS) PIPING
2159	SV3-1130-C0W-850007	REFUEL CAVITY FLOOR

10/18/2017	Page 150 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2160	SV4-CA01-S4W-CV6532	CA01 - OLP & WELDED ATTACHMENTS - ELV.. 94' - 96'
2161	SV4-2060-CSW-850013	TB13 STAIRS AND HANDRAILS
2162	SV4-2050-C0W-850004	141'-3" ELEV. FLOOR SLAB, POUR # 4
2163	SV3-ME01-PHW-860974	CONDENSER B HEATER DRAIN PIPING SUPPORT
2164	SV3-EDS-EAW-EL3131	INSTALL ANNES BLDG. EDS4-EA AND EDS4-DD DISTRUBUTION PANELS, ROOM 40414
2165	SV4-CA01-S4W-CV6488	CA01-35 Installation
2166	SV4-WLS-P0W-860376	FABRICATION/INSTALLATION OF WLS PIPING (ISOMETRIC DRAWING SV4-WLS-PLW-170)
2167	SV4-CA01-S5W-861314	CA01- Misc. Work, Misc. Unsat. IRs/N&Ds and E&DCRs
2168	SV3-PWS-P0W-861060	INSTALLATION OF ANNEX BLDG POTABLE WATER SYSTEM PWS PIPING (ISO SV3-PWS-PLW-412 & -414)
2169	SV3-SES-EEW-EL6227	INSTALL (SES) PLANT SECURITY SYSTEM EQUPIMENT FOR ANNEX COMPUTER ROOM "A" - 40410 ELEV. 118'-6"
2170	SV4-DWS-PHW-860938	Fabrication/Installation of DWS Piping Supports (Isometric Drawings SV4-DWS-PLW-60D, -624 and -625
2171	SV4-VWS-PHW-860963	Fabrication/Installation of VWS Piping Supports (Isometric Drawings SV4-VWS-PLW-260, -384 and -389)
2172	SV4-VAS-P0W-861320	INSTALLATION OF ISOMETRICS SV4-VAS-PLW-340 AND SV4-VAS-PLW-350 IN THE CA20 MODULE
2173	SV3-PXS-P0W-861165	ASME SECTION III – FABRICATION/INSTALLATION OF PIPING FOR ISOMETRIC SV3-PXS-PLW-028 (LINE NUMBER L120)
2174	SV3-EDS1-EAW-EL6226	INSTALL (EDS1) EA-LOW VOLTAGE DISTRIBUTION PNL EQUIPMENT FOR ANNEX COMPUTER ROOM "A"-ELEV. 118'-6"
2175	SV3-2050-SHW-860259	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, BELOW ELEVATION 169'-0" SOUTH OF COLUMN 13.1, & BETWEEN P.1 TO R
2176	SV3-CDS-PLW-ME2310	INSTALLATION OF CDS PIPING
2177	SV3-2060-CSW-850013	TB13 STAIRS AND HANDRAILS
2178	SV4-2050-C0W-850002	141'-3" ELEV. FLOOR SLAB, POUR #2
2179	SV4-2050-C0W-850003	141'-3" ELEV. FLOOR SLAB, POUR #3
2180	SV3-1130-C0W-850006	IRWST Floor
2181	SV3-KQ22-KQW-ME1691	KQ22 LOWER CVCS MODULE INSTALL
2182	SV4-CA01-S5W-860270	CA01 REBAR FABRICATION, TORQUEING TO COUPLERS AND TESTING
2183	SV4-VAS-MDW-860209	FABRICATE/INSTALL VAS DUCT AND SUPPORTS IN ROOM 12153
2184	SV3-ML05-MLW-ME6086	INSTALLATION OF ANNULUS WALL PENETRATIONS 100'0 TO 117'0

10/18/2017	Page 151 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2185	SV4-WLS-P0W-860375	FABRICATION/INSTALLATION OF WLS PIPING (INCLUDING ISOMETRIC SV4-WLS-PLW-161)
2186	SV3-KQ23-KQW-ME1692	KQ23 UPPER CVCS MODULE INSTALL
2187	SV3-PXS-P0W-ME2961	FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-019 (
2188	SV3-PXS-P0W-ME3239	FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-026
2189	SV3-PXS-P0W-861011	INSTALL ISOMETRIC SV3-PXS-PLW-938 LARGE BORE PIPING
2190	SV3-SFS-P0W-861167	Install Isometric SV3-SFS-PLW-780
2191	SV3-PXS-P0W-861016	Install large bore piping for Isometric SV3-PXS-PLW-948
2192	SV3-PXS-PHW-861018	INSTALL ISOMETRIC SV3-PXS-PLW-935 LARGE BORE PIPE SUPPORTS
2193	SV3-1227-ERW-860442	INSTALL DESIGN ROUTED CABLE TRAY & CABLE TRAY SUPPORTS IN SHIELD ANNULUS TUNNEL 82'-6" LEVEL
2194	SV3-1227-ERW-860443	INSTALL DESIGN ROUTED SAFETY RELATED CONDUIT, BOXES & CONDUIT SUPPORTS IN SHIELD ANNULUS TUNNEL, 82¿-6¿ LEVEL
2195	SV3-PXS-P0W-861008	Install large bore supports for Isometric SV3-PXS-PLW-935
2196	SV3-PXS-P0W-861010	Install large bore supports for Isometric SV3-PXS-PLW-937
2197	SV3-PXS-PHW-881159	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-283
2198	SV4-KQ11-KQW-860208	INSTALL LEDGER ANGLES FOR KQ11 & PERFORM SEAL WELD FROM KQ11 TO CB65
2199	SV3-4042-SAW-861026	INSTALL HILTI GIRDER SYSTEM ANNEX BUILDING AREA 2 EL. 117'-6"
2200	SV3-1220-CPW-CV1074	UNIT 3 INSTALLATION OF FLOOR PRECAST PANELS EL.82'-6"
2201	SV3-SFS-P0W-ME3651	INSTALLATION OF LARGE BORE SFS PIPING (INCLUDES ISOMETRIC SV3-SFS-PLW-566)
2202	SV3-Q240-Q2W-861350	COMPLETION OF MODULE Q240
2203	SV4-MT71-C0W-850002	WASTE WATER RETENTION BASIN BOTTOM SLAB, CENTER POUR
2204	SV4-4031-ERW-860381	INSTALLATOIN OF EMBEDDED CONDUCT ANNEX BULIDING,AREA 1 ELEV.100'-0"
2205	SV4-2038-SHW-860264	SUPPLEMENTAL STEEL INSTALLATION AREA 8 FROM COLS 13.05 TO 14 IN TURBINE 4
2206	SV4-WLS-PHW-861335	INSTALLATION OF WLS PIPE SUPPORTS FOR ISOMETRIC SV4-WLS-PLW-364
2207	SV3-ME01-P0W-860980	INSTALLATION OF CONDENSER B HEATER DRAIN PIPING
2208	SV4-WRS-P0W-861358	INSTALLATION OF PIPING FOR ISOMETRICS SV4-WRS-PLW-660, -664 & -665
2209	SV4-FWS-P0W-860897	INSTALLATION AND FABRICATION OF MAIN AND STARTUP FEEDWATER SYSTEM (FWS) PIPING SUPPORT

10/18/2017	Page 152 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2210	SV4-MT71-C0W-850004	WASTE WATER RETENTION BASIN WALL POUR # 4
2211	SV4-MSS-PHW-860359	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM (MSS) PIPING SUPPORT
2212	SV4-WRS-PHW-861359	INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-WRS-PLW-660, 664 & 665
2213	SV4-4033-SSW-850000	STRUCTURAL STEEL, 1ST TIER COLUMNS, AREA 3
2214	SV4-WLS-P0W-861339	INSTALLATION OF WLS PIPING FOR ISOMETRICS SV4-WLS-PLW-445, 936
2215	SV3-2051-SHW-860262	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, BELOW ELEV 169'-0" AREA 1 FROM COLUMNS 14 TO 16 & P.1 TO P.2
2216	SV3-ML05-MLW-861324	FABRICATION/INSTALLATION OF PIPE PENETRATIONS FOR ISO SV3-ML05-V2-317
2217	SV3-RNS-PHW-861420	FABRICATION/INSTALLATION OF SUPPORTS FOR ISO SV3-RNS-PLW-141
2218	SV3-SFS-P0W-ME6692	FABRICATION/INSTALLATION OF ISOMETIC SV3-SFS-PLW-789 (LINE NUMBERS SFS-PL-L038, -L052, -L140)
2219	SV3-PXS-P0W-861014	INSTALL ISOMETRIC SV3-PXS-PLW-946 LARGE BORE PIPING
2220	SV3-PXS-P0W-ME2963	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-PXS-PLW-01B (LINE NUMBERS PXS-PL-L128A & L131A)
2221	SV3-PXS-PHW-ME5584	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-640
2222	SV3-2054-SHW-860263	CABLE TRAY SUPLEMENTAL STEEL, UNIT 3 TURBINE, BELOW EL 169'-0", AREA 4 NORTH OF 12.1, K.5-L.5
2223	SV3-R219-ERW-861315	INSTALLATION OF ELECTRICAL CABLE TRAY AND TRAY GROUNDING IN MODULE R219
2224	SV4-CA01-S4W-861376	CA01-GUIDE PIN INSTALL
2225	SV0-010-EWW-861550	ITP ELECTRICAL ASSISTANCE FOR BUILDING 315
2226	SV4-4042-SSW-850000	116'-10" ELEV FLOOR STRUCTURAL STEEL AREA 2
2227	SV4-4052-SSW-850000	134'-7" ELEV FLOOR STRUCTURAL STEEL AREA 2
2228	SV4-PXS-P0W-885600	ASME III – FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRICS SV4-PXS-PLW-293 & SV4-PXS-PLW-294
2229	SV3-CWS-PLW-ME2507	INSTALLATION OF CWS PIPING ISO'S 70X, 70Y, 70Z, 71D
2230	SV3-2030-SHW-860274	ELECTRICAL CABLE TRAY SUPPORT INSTALLATION IN THE TURBINE BULIDING,ELEVATION 100",AREA 0,ROOM 20300(TRAPEZE
2231	SV4-CA01-S4W-CV6506	CA01-40 SUM MODULE INSTALLATION
2232	SV4-4041-SSW-850000	116'-0" ELEV FLOOR STRUCTURAL STEEL, AREAS 1
2233	SV3-DOS-PHW-861516	INSTALL PIPE SUPPORTS(SPIDERS) ON THE DESIEL FUEL OIL LINES FROM THE DESIEL GENERATOR

10/18/2017	Page 153 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2234	SV4-WLS-P0W-861507	INSTALLATION OF PIPING FOR SV4-WLS-PLW-281 & -931
2235	SV4-CAS-P0W-861510	INSTALLATION OF PIPING FOR SV4-CAS-PLW-330 & -891
2236	SV0-DFS-THW-861460	HYDRO TEST THE DIESEL FUEL OFFLOADING SYSTEM (DFS) PIPING
2237	SV0-DFS-THW-861461	PNEUMATIC TEST OFDIESEL FUEL OFFLOADING SYSTEM (DFS) PIPING
2238	SV4-WLS-P0W-861341	INSTALLATION OF WLS PIPING FOR ISOMETRICS SV4-WLS-PLW-33A & 870
2239	SV4-CA01-CAW-850000	CA01 MODULE INSTALLATION
2240	SV4-CA20-S4W-CV5118	Realignment of Unit 4 CA20 Single-Sided Walls
2241	SV4-WLS-P0W-861509	INSTALLATION OF PIPING FOR SV4-WLS-PLW-93A & -990
2242	SV4-VWS-PHW-861173	FABRICATION/ INSTALLATION OF VWS PIPING SUPPORTS (ISOMETRIC DRAWINGS SV4-VWS-PLW-270, -484 AND -489
2243	SV4-CA20-CAW-850101	CA20 WATERTIGHT DOOR
2244	SV4-2100-SSW-850000	First Bay, Bolt Qualification
2245	SV3-CVS-MLW-861034	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-CVS-PY-C01 (P05)
2246	SV3-RNS-PHW-861207	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-RNS-PLW-380
2247	SV3-SGS-MLW-861043	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SGS-PY-C05A (P44)
2248	SV4-PXS-P0W-861450	ASME SECTION III – FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRIC SV4-PXS-PLW-290
2249	SV4-CA05-CAW-850000	CA05 MODULE INSTALLATION
2250	SV4-PXS-P0W-885602	ASME SECTION III – FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRICS SV4-PXS-PLW-297 & SV4-PXS-PLW-298
2251	SV4-WRS-P0W-861357	INSTALLATION OF PIPING FOR ISOMETRICS SV4-WRS-PLW-59R & 59V
2252	SV4-ML05-MLW-861465	INSTALLATION OF ASME CA03 PENETRATIONS SV4-11305-ML-P19 AND SV4-11305-ML-P20
2253	SV4-PXS-PHW-885603	FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRICS SV4-PXS-PLW-781 & SV4-PXS- PLW-801
2254	SV4-ML05-MLW-861463	INSTALLATION OF ASME CA03 PENETRATION SV4-11305-ML-P16
2255	SV4-PXS-PHW-885611	FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRICS SV4-PXS-PLW-295 & SV4-PXS- PLW-296
2256	SV0-DFS-P0W-860237	DFS PIPING FROM NEAR BUILDING 306 TO PAD 321
2257	SV0-DFS-P0W-860238	DFS FIBERCAST LEAK CONTAINMENT JACKET PIPING FROM NEAR BUILDING 306 TO PAD 321
2258	SV4-SFS-P0W-861517	ASME III – FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPE FOR ISOMETRIC SV4-SFS-PLW-170

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2259	SV4-PXS-PHW-885610	ASME III – FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRICS SV4-PXS-PLW-293 & SV4-PXS-PLW-294
2260	SV3-WRS-MTW-861416	INSTALLATION OF WRS-MT-02A/02B TANKS
2261	SV3-MH20-EYW-860385	15 TON SECONDARY BRIDGE CRANE MAINLINE STSTEM ASSEMBLY FOR THE TURBINE BUILDING IN ROOM 20600 (CONDUCTOR BARS)
2262	SV3-1210-CEW-CV1262	UNIT 3 AUXILIARY BUILDING-EL. 66'6" EMBED PLATES FOR CONCRETE WALL PLACEMENTS #5, #21, #22, #23, & #24
2263	SV3-1130-SSW-850001	UNIT 3, Q2-23 BEAM SEAT FABRICATION
2264	SV3-PWS-P0W-ME4946	INSTALLATION OF ANNEX POTABLE WATER SYSTEM (PWS) PIPING INCLUDING ISOMETRICS: SV3-PWS-PLW-104, -136, -196, THRU 198, -453 & -470
2265	SV3-4030-AMW-850000	100' ELEV. MASONRY, BATTERY ROOMS
2266	SV3-WWS-P0W-861592	FABRICATE AND INSTALL THE HDPE WASTE WATER SYSTEM (WWS) PIPING AROUND
2267	SV4-PXS-P0W-885593	ASME III - FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRICS SV4-PXS-PLW-781 & SV4-PXS-PLW-801
2268	SV4-ML05-MLW-861464	INSTALLATION OF ASME CA03 PENETRATIONS SV4-11305-ML-P14 AND SV4-11305-ML-P15
2269	SV4-PXS-P0W-885596	ASME III - FABRICATION/INSTALLATION OF CA03 LARGE BORE PIPE FOR ISOMETRICS SV4-PXS-PLW-220 & SV4-PXS-PLW-221
2270	SV4-PXS-PHW-885604	ASME III – FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRICS SV4-PXS-PLW-791 & SV4-PXS-PLW-796
2271	SV4-PXS-P0W-885595	ASME III - FABRICATION/INSTALLATION OF CA03 LARGE BORE PIPE FOR ISOMETRICS SV4-PXS-PLW-223 & SV4-PXS-PLW-230
2272	SV3-CA20-C0W-850003	CA20 FLOOR SLABS 34-37
2273	SV3-1130-SSW-850002	Q2-33 BEAM SEAT FABRICATION
2274	SV3-4052-SAW-850004	Unit 3, Annex Supplemental Steel 135'-3" Elev., Area 2 from CL 7-7.1 & H-F
2275	SV3-CH77-CHW-850000	CH77 Structural Steel Installation
2276	SV3-PXS-P0W-ME3238	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-025 (LINE NUMBER PXS-PL-L021B)
2277	SV4-1130-C0W-850011	CONTAINMENT BUILDING-WEST CONCRETE-ELEV 83'-0" & 84'-6" TO 87'-6"
2278	SV3-PXS-P0W-861164	ASME SECTION III – FABRICATION/INSTALLATION OF PIPING FOR ISOMETRIC SV3-PXS-PLW-01V (LINE NUMBERS L015A, L016A, L017A)
2279	SV4-ML05-MLW-861462	INSTALLATION OF ASME CA03 PENETRATIONS SV4-11305-ML-P10& SV4-11305-ML-P11

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2280	SV4-WRS-P0W-861649	INSTALLATION OF PIPING FOR SV4-WRS-PLW-654
2281	SV4-CA02-S4W-860168	CA02-05 OLPs and Welded Attachments
2282	SV4-WWS-P0W-861552	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM(WWS) PIPING FOR 140"SLAB 4
2283	SV3-DWS-P0W-861096	FABRICATION/INSTALLATION OF PIPING AND SUPPORTS FOR ISOME
2284	SV4-PXS-P0W-885594	ASME III - FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRICS SV4-PXS-PLW-791 & SV4-PXS-PLW-796
2285	SV4-CA01-S4W-861189	CA01-SA03 -ELEV 96' TO 107' OLPs AND WELDED ATTACHMENTS
2286	SV4-WLS-P0W-861522	Fabrication/Installation of WLS Piping (Includes Isometric Drawings SV4-WLS-PLW-33K, -357 and -35F)
2287	SV4-WLS-PHW-861456	INSTALLATION OF PIPE SUPPORTS FOR SV4-WLS-PLW-93A- & 990
2288	SV4-WLS-PHW-861454	INSTALLATION OF PIPE SUPPORTS FOR SV4-WLS-PLW-281 & -931
2289	SV3-1124-SPW-850013	SPL13 Main Support Beam Installation
2290	SV4-2050-C0W-850020	141'3" ELEVATION EQUIPMENT PADS AND CURBS
2291	SV3-PXS-PHW-ME4501	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-PXS-PLW-01X
2292	SV4-PXS-PHW-885606	ASME III – FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRIC SV4-PXS-PLW-221
2293	SV4-4051-SSW-850000	134'7" ELEV FLOOR STRUCTURAL STEEL AREAS 1
2294	SV3-4051-SAW-850000	Unit 3,Annex Supplemental Steel Area 1,Ei.135'3 CL 11.15-13 &E-I.1
2295	SV3-4051-SAW-850003	Supplementary Steel,EL.135',Area 1CL H/E & 9?10.05
2296	SV3-4051-SAW-850002	Supplementary Steel, El. 135'-3" ,Area 1 CL H/E & 10.5/11.09
2297	SV3-2052-SHW-860953	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 2, BETWEEN COLUMNS 16 TO 17, & BETWEEN P.2 TO R
2298	SV3-DWS-P0W-861099	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-DWS-PLW-723 ( LINE NUMBER L260)
2299	SV3-CAS-P0W-861438	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-CAS-PLW-845 ( LINE NUMBER L016)
2300	SV3-MS85-MEW-ME4799	INSTALLATION OF THE LUBE OIL SYSTEM FLUSHING UNIT
2301	SV4-1211-ERW-861224	INSTALL DESIGN ROUTED CONDUIT AND CONDUIT SUPPORTS IN BATTERY ROOM "B", ROOM 12104 EL. 66'-6"
2302	SV4-2038-SHW-860265	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION FROM COLUMNS 14 TO 16 IN AREA 8OF THE UNIT 4 TURBINE BUILDING, BELOW ELEVATION 119'-9"
2303	SV3-DWS-P0W-861098	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-DWS-PLW-720 (LINE NUMBER L260)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2304	SV4-1120-CCW-CV4121	UNIT 4 CONTAINMENT PLACEMENT, CURING & REPAIR OF CONCRETE FROM EL 80'0" TO 80'6" TO EL 83'-0" TO 84'-6"
2305	SV3-DWS-P0W-861097	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-DWS-PLW-721 (LINE NUMBER L260)
2306	SV3-RNS-PHW-861208	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-RNS-PLW-194
2307	SV4-2020-MEW-860399	CONDENSER C CONNECTION PIECE ASSEMBLY
2308	SV4-2020-MEW-860397	CONDENSER A CONNECTION PIECE ASSEMBLY
2309	SV4-WLS-PHW-861365	INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-33B, -33G, & -33H
2310	SV3-CAS-P0W-861432	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-CAS-PLW-724 (LINE NUMBERS L205 & L279)
2311	SV3-CAS-P0W-861437	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-CAS-PLW-843 (LINE NUMBER L239)
2312	SV4-MT71-C0W-850005	WWS Basin Wall, Pour # 5
2313	SV4-CWS-PHW-ME5469	INSTALLATION OF PIPE SUPPORTS FOR WP SV4-CWS-P0W-ME5456
2314	SV3-2053-SHW-860954	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 156'-0", AREA 3, BETWEEN COLUMNS 19 TO 20, BETWEEN L.1 TO R
2315	SV3-1150-ERW-861713	FABRICATION AND INSTALLATION OF HYDROGEN IGNITER CONDUIT SUPPORTS ATTACHING TO THE CONTAINMENT VESSEL AT 175' TO 275' ELEVATION.
2316	SV3-2057-SHW-860955	ELECTRICAL CABLW TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 156'-0", AREA 7, BETWEEN COLUMNS 19 & 20, & BETWEEN K.5 TO L.1
2317	SV4-1000-C0W-850001	CONCRETE UNDER CONTAINMENT VESSEL, 8BY
2318	SV4-2060-SPW-850012	TB12 GRATING / DECKING
2319	SV3-PXS-P0W-ME3378	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02L (LINE NUMBERS PXS-PLL021B, L025B, L026B, L127B)
2320	SV3-2070-C0W-850001	Unit 3, Turbine Building, Roof Elevated Slab, Pour # 1
2321	SV3-2070-C0W-850004	UNIT 3 TURBINE BUILDING, ROOF ELEVATED SLAB, POUR # 4
2322	SV3-DWS-P0W-861103	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRICS SV3-DWS-PLW-724 (LINE NUMBER L260/L521)
2323	SV3-DWS-P0W-861102	FABRICATION/INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-DWS-PLW-72C ( LINE NUMBER L260)
2324	SV4-1220-CPW-CV5123	UNIT 4 NUCLEAR ISLAND AUX BUILDING - INSTALLATION OF FLOOR PRE-CAST PANELS AT ELEV 82'-6"

10/18/2017	Page 157 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2325	SV3-SFS-P0W-ME8755	FABRICATION/ INSTALLATION OF PIPING SUPPORTS FOR ISOMETRIC SV3-SFS-PLW-757
2326	SV3-PXS-P0W-861751	REMOVE MODULE Q223 VALVE OPERATORS
2327	SV3-1235-ERW-861444	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 3 AUX BUILDING FLOOR SLABS, EL 100'-0" AREA 5 RM. 12361 & AREA 6 RM. 12372
2328	SV4-CA02-S4W-860170	CA02- BASEMAT CONNECTION PLATES
2329	SV3-4043-SPW-850000	115'-8" ELEVATION. DECKING AND GRATING, AREA 3
2330	SV3-2050-SUW-850513	156' ELEV, WALL STEEL, RM 20513
2331	SV4-4052-SAW-850002	SUPPLEMENTAL STEEL 135'-3" ELEV., AREA 2 FROM CL 4.1-7 & G-F
2332	SV3-1225-CSW-850100	S04 STAIR TOWER FROM ELEV. 66'-6" TO 135'-3"
2333	SV4-4052-SAW-850004	UNIT 4, ANNEX SUPPLEMENTAL STEEL 135'-3" ELEV., AREA 2 FROM CL 7-7.1 & H-F
2334	SV4-WWS-P0W-861593	FABRICATE AND INSTALL THE HDPE WASTE WATER SYSTEM (WWS) PIPING AROUND THE UNIT 4 WASTER WATER RETENTION BASIN
2335	SV4-FPS-PHW-860896	INSTALLATION OF FPS PIPING SUPPORTS ELEVATION 100'
2336	SV3-Q233-Q2W-861062	INSTALLATION OF MECHANICAL MODULE 1124-Q2-33
2337	SV3-2043-SHW-861332	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'-6", AREA 3, COLUMNS 18 TO 19 & P.1 TO P.2
2338	SV3-1242-SSW-850000	Auxiliary Building Structural Steel from Elev. 100'-0' to 117'-6", Area 2
2339	SV4-4052-SAW-850005	SUPPLEMENTAL STEEL 135'-3" ELEV. ANNEX BUILDING, AREA 2 FROM CL 7.1-9 & G-H
2340	SV4-WRS-THW-861642	HYDROSTASTIC TESTING FOR WRS IN ANNEX BUILDING
2341	SV3-CAS-P0W-861434	FABRICATION/ INSTALLATION OF PIPING AND SUPPORTS FOR ISOMETRIC SV3-CAS-PLW-840 (LINE NUMBERS L016 & L240)
2342	SV3-RNS-PHW-861488	FABRICATION/IINSTALLATION OF RNS LARGE BORE PIPE SUPPORTS FOR ISO RNS-PLW-172
2343	SV3-RNS-P0W-861490	FABRICATION/INSTALLATION OF RNS LARGE BORE PIPE FOR ISO SV3-RNS-PLW-177
2344	SV3-PXS-PHW-ME3366	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-015
2345	SV3-0150-ERW-EL4954	CONDUIT AND EQUIPMENT FOR TRANSFORMER AREA NORTH OF TURBINE BUILDING
2346	SV4-ML05-MLW-861468	INSTALLATION OF CA03PENETRATION SV4-11305-ML-P21
2347	SV4-ML05-MLW-861467	INSTALLATION OF CA03 PENETRATION SV4-11305-ML-P09
2348	SV4-ML05-MLW-861466	INSTALLATION OF CA03 PENETRATION SV4-11305-ML-P03
2349	SV4-WRS-P0W-861449	SV4-WRS-P0W-861449

10/18/2017	Page 158 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2350	SV4-4051-SAW-850002	SUPPLEMENTAL STEEL, EL.135'-3", AREA 1 CL H/E & 10.5/11.09
2351	SV3-4052-SAW-850007	SUPPLEMENTAL STEEL, EL.135'-3", AREA 1 CL H/E & 10.5/11.09
2352	SV4-R155-ERW-861346	U4 MODULE R155 ELECTRICAL CABLE TRAY AND TRAY GROUNDING ISTALLATION
2353	SV4-R161-ERW-861348	U4 MODULE R161 ELECTRICAL CABLE TRAY AND TRAY GROUNDING INSTALLATION
2354	SV4-R104-ERW-861349	U4 MODULE R104 ELECTRICAL CABLE TRAY AND TRAY GROUNDING INTALLATION
2355	SV4-PXS-PHW-885612	ASME III - FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRICS SV4-PXS-PLW-297 & SV4-PXS-PLW-298
2356	SV3-DWS-P0W-861553	INSTALLATION OF ANNEX BLDG DWS PIPING (ISO-SV3-DWS-PLW-199, 200 & 202)
2357	SV3-WWS-THW-861594	HYDRO TEST UNIT 3 WASTE WATER SYSTEM (WWS) HDPE PIPING
2358	SV3-2046-SHW-860985	TURBINE BUILDING, AREA 6, EL. 120'-6" CABLE TRAY SUPPLEMENTAL STEEL COLUMNS 17 TO 18, & I.2 TO J.15
2359	SV4-4030-C0W-850006	100'-0" Elev Wall, Wall 6
2360	SV4-WLS-P0W-ME6239	INSTALLATION OF SMALL BORE CA01 WLS EMBEDDED PIPING (INCLUDE ISOMETRICS SV4-WLS-PLW-576, -577, -578, & -579)
2361	SV4-SFS-PHW-885608	FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRIC SV4-SFS-PLW-604
2362	SV4-PXS-PHW-885609	FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRIC SV4-PXS-PLW-299
2363	SV4-PXS-PHW-885607	FABRICATION/INSTALLATION OF CA03 PIPE SUPPORTS FOR ISOMETRIC SV4-PXS-PLW-603
2364	SV4-SFS-P0W-885598	FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRIC SV4-SFS-PLW-604
2365	SV4-PXS-P0W-885599	FABRICATION/INSTALLATION OF CA03 SMALL BORE PIPE FOR ISOMETRIC SV4-PXS-PLW-299
2366	SV3-PXS-P0W-ME3381	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC #SV3-PXS-PLW-02Z (LINE NUMBERS PXS-PL-L113B & L129B)
2367	SV3-PXS-P0W-ME3372	ASME SECTION III – FABRICATION/INSTALLATION OF ISOMETRIC #SV3-PXS-PLW-02A (LINE NUMBERS PXS-PL-L128B, L131B, & L132B)
2368	SV3-4031-ERW-861318	INSTALLATION OF SCHEDULED CONDUIT IN ROOM 40309, ANNEX BUILDING, AREA 1, ELEVATION 100'-0"
2369	SV4-4042-SAW-850001	UNIT 4, ANNEX SUPPLEMENTAL STEEL, AREA 2, 117'-6", CL 4.1 - 6
2370	SV4-WLS-PHW-861453	FABRICATION/INSTALLATION OF WLS PIPING SUPPORTS (ISOMETRICS DRAWINGS SV4-WLS-PLW-265 AND -275)
2371	SV4-WLS-P0W-861520	INSTALLATION OF PIPING FOR SV4-WLS-PLW-35 & -359

10/18/2017	Page 159 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2372	SV4-CA01-CCW-850000	CA01 MODULE GUIDE PINS
2373	SV3-RNS-PHW-861481	FABRICATION/INSTALLATION OF RNS LARGE BORE PIPE SUPPORTS FOR ISO SV3-RNS-PLW-17C
2374	SV4-REFDOC-RW4-850000	REINFORCED CONCRETE FOREMAN'S BOOK
2375	SV3-2070-C0W-850006	TURBINE ROOF ELEV. SLAB, POUR #6
2376	SV4-WLS-PHW-861340	INSTALLATION OF WLS PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-445, 936, 93C & 940
2377	SV4-CA20-C0W-850002	CA20-66 FLOOR
2378	SV3-2047-SHW-861708	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'6", AREA 7
2379	SV3-2060-X4W-850001	UNIT 3, TURBINE DECK SURVEY MARKERS INSTALLATION
2380	SV3-VWS-P0W-860833	INSTALL TURBINE BUILDING LARGE BORE VWS PIPING (ISOMETRICS SV3-VWS-PLW-107, 108, 20AA, 20AB & 206)
2381	SV3-2060-X4W-850000	UNIT 3, TURBINE DECK SURVEY MARKERS INSTALLATION
2382	SV4-1210-CCW-CV3157	UNIT 4 AUX BUILDING WEDGE AND N-LINE (WALL PLACEMENT #0) CONCRETE PLACEMENT FROM 66'-6" TO 82'-6"
2383	SV4-CAS-PHW-861457	INSTALLATION OF PIPE SUPPORTS FOR SV4-CAS-PLW-330 & -891
2384	SV4-4041-SAW-850001	ANNEX SUPPLEMENTAL STEEL, AREA 2, 117'-6", CL 9-10.5
2385	SV3-FWS-PHW-ME3826	INSTALLATION AND FABRICATION OF FEED WATER SYSTEM (FWS)
2386	SV3-2043-SHW-861608	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'6", AREA 3
2387	SV3-RMS-JDW-EL6225	INSTALL (RMS) RADIATION MONITORING SYSTEM EQUIPMENT FOR ANNEX COMPUTER ROOM "A" -40410 ELEV. 118'-6"
2388	SV4-ME01-PHW-861724	UNIT 4 CONDENSER A: INSTALLATION OF WATER CURTAIN SPRAY PIPING SUPPORTS
2389	SV4-MT71-C0W-850007	Waste Water Retention Basin Wall Pour # 7
2390	SV4-4052-SAW-850006	UNIT 4, ANNEX SUPPLEMENTAL STEEL 135'-3", ELEV., AREA 2 FROM CL 7.1-9 & G-F
2391	SV4-ME01-PHW-861726	UNIT 4 CONDENSER C: INSTALLATION OF WATER CURTAIN SPRAY PIPING SUPPORT
2392	SV4-WLS-PHW-861546	INSTALLATION OF PIPE SUPPORTS FOR SV4-WLS-PLW-261 & -267
2393	SV3-PLS-JDW-EL6229	INSTALL (PLS) PLANT CONTROL SYSTEM EQUIPMENT FOR ANNEX COMPUTER ROOM "B" -40411, ELEV. 118'6"
2394	SV3-4031-ERW-861244	INSTALL CABLE TRAY IN RMS 40307-40310 ANNEX BLDG. AREA 1, ELEV. 100' (WP4)

10/18/2017	Page 160 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2395	SV3-4031-ERW-861241	INSTALL CABLE TRAY IN RMS 40307-40310 ANNEX BLDG. AREA 1, ELEV. 100' (WP1)
2396	SV3-4050-EGW-861863	INSTALLATION OF EGS GROUNDING FOR THE ANNEX BUILDING, AREAS 1, 2 & 3 ELEV.135'-3"- BETWEEN COLUMN LINES 2/13
2397	SV3-EDS3-DBW-861178	INSTALLATION OF BATTERIES & ASSOCIATED HARDWARE FOR "EDS3" 125V NON-CLASS 1E DC & UPS SYSTEM (GROUP I) IN ANNEX BLDG. ROOM 40307
2398	SV3-EDS2-DBW-861177	INSTALLATION OF BATTERIES & ASSOCIATED HARDWARE FOR "EDS2" 125V NON-CLASS 1E DC & UPS SYSTEM (GROUP II) IN ANNEX BLDG. ROOM 40307
2399	SV4-CAS-P0W-861564	FABRICATION/INSTALLATION OF CAS PIPING SHOWN ON ISOMETRIC DRAWINGS SV4-CAS-PLW-326, -327 & -360
2400	SV4-WLS-P0W-861558	FABRICATION/INSTALLATION OF WLS PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-961
2401	SV3-4031-ERW-861243	INSTALL CABLE TRAY IN ROOMS 40307- 40310 ANNEX BLDG. AREA 1 , ELVE. 100' (WP3)
2402	SV4-4041-SAW-850002	UNIT 4 - ANNEX SSUPPLEMENTARY STEEL MODULAR ASSEMBLY), ELEV. 117'-6", AREA 1, CL 10.05 TO CL 11.09
2403	SV3-2039-SHW-861793	ELECTRICAL CABLE TRAY SUPPORT INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100', AREA 9, ROOM 20300 (TRAPEZE & VF)
2404	SV3-1150-EGW-861819	INSTALL GROUNDING IN CONTAINMENT & SHEILD WALLS FROM ELEV. 117'-6" - 135'-3" EXCLUDING AREAS WHERE SHIELD WALL & AUXILIARY BUILDING MEET
2405	SV4-KB13-KBW-861735	MECHANICAL MODULE KB13 STRUCTURAL FABRICATION
2406	SV4-CAS-PHW-861458	INSTALLATION OF PIPE SUPPORTS FOR SV4-CAS-PLW-33A & -895
2407	SV4-1110-ERW-861804	FABRICATION & INSTALLATION OF DESIGN CONDUIT SUPPORTS IN ROOM 11104
2408	SV4-1130-EGW-861818	INSTALL GROUNDIN IN CONTAINMENT & SHIELD WALLS FROM ELEV. 100'-0" - 117'-6" EXCLUDING AREAS WHERE SHIELD WALL & AUXILIARY BUILDING MEET
2409	SV4-SDS-THW-861643	HYDROSTATIC TESTING FOR SDS IN ANNEX BUILDING
2410	SV4-ME01-PHW-861725	UNIT 4 CONDENSER B: INSTALLATION OF WATER CURTAIN SPRAY PIPING SUPPORTS
2411	SV3-2070-C0W-850003	UNIT 3, TURBINE BUILDING, ROOF ELEVATED SLAB POUR #3
2412	SV3-2030-SUW-850308	100' ELEV., WALL STEEL, ROOM 20308
2413	SV3-DDS-JDW-EL6228	INSTALL (DDS) DATA DISPLAY AND PROCESSING SYSTEM EQUIPMENT FOR ANNEX COMPUTER ROOM "B" -40411, ELEV. 118' 6"
2414	SV3-RNS-PHW-881161	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-RNS-PLW-191
2415	SV4-0000-C0W-850008	TRANSFORMER FOUNDATION WALL POUR #8

10/18/2017	Page 161 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2416	SV3-4043-SPW-850001	UNIT 3 - ANNEX, 126' - 3" ELEV., DECKING INSTALLATION
2417	SV3-1240-ERW-861046	INSTALL CONDUIT PENETRATIONS FOR AUXILIARY BUILDING SHIELD WALL, FROM ELEVATION 117' - 6" - 135' - 3"
2418	SV4-CA01-S5W-CV6394	CA01-10 UNSAT IRs / N&DS / E&DCRs / LOOSE PARTS - STRUCTURAL
2419	SV3-1134-SPW-850009	SPL09 INSTALLATION
2420	SV0-DFS-C0W-850003	DIESEL FUEL TRANSFER STATION, DFS-MS003 EQUIPMENT PAD
2421	SV4-2060-SSW-850000	TB-12 THRU -16 STRUCTURAL STEEL REWORK / REPAIR
2422	SV4-2060-C0W-850006	170' ELEV. FLOOR SLAB, POUR # 6
2423	SV3-ECS-EKW-EL7174	INSTALL TURBINE BLDG ECS EQUIPMENT LV LOAD CENTER ECS-EK-41, ROOM 20501 ELEV 141'-3"
2424	SV3-4031-SHW-EL5450	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 1, ELEV 100' PARTIAL OF BATTERY CHARGER ROOM 40310 W OF ROW LINE G
2425	SV3-ECS-EKW-EL7180	INSTALL TURBINE BLDG ECS EQUIPMENT LV LOAD CENTER ECS-EK-31 ROOM 20502 ELEV 141'-3"
2426	SV0-ZRS-C0W-850004	COMMUNICATIONS SUPPORT CENTER, ZRS-MS004 EQUIPMENT PAD
2427	SV4-CA01-S5W-CV6414	CA01-15 UNSAT IRs/N&DS/E&DCRs/LOOSE PARTS - STRUCTURAL
2428	SV4-0000-C0W-850006	TRANSFORMER FOUNDATION WALL POUR #6
2429	SV3-EDS-DSW-EL3120	INSTALL ANNEX BLDG NON CLASS 1E DC AND UPS SYSTEM - LOAD GROUP 3, ROOM 40308
2430	SV3-PXS-PHW-ME3789	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02N
2431	SV4-CA01-S5W-CV6466	CA01-29 UNSAT IRs / N&Ds / E&DCRs / LOOSE PARTS - STRUCTURAL
2432	SV4-0000-C0W-850005	TRANSFORMER FOUNDATION WALL POUR #5
2433	SV4-1000-C0W-850003	UNDER CONTAINMENT VESSEL INNER 10.2 CONCRETE PLACEMENT
2434	SV3-ECS-EBW-EL7602	INSTALL ANNEX BLDG LOW VOLTAGE NON-SEGREGATED BUS FOR CROSS TIES BETWEEN SV3-ECS-EK-14/24 LOAD CENTERS ELEV 100 ROOM 40326
2435	SV3-ECS-EBW-EL7601	INSTALL ANNEX BLDG LOW VOLTAGE NON-SEGREGATED BUS FOR CROSS TIES BETWEEN SV3-ECS-EK-13/23 LOAD CENTERS ELEV 100 ROOM 40326
2436	SV4-0000-C0W-850022	TRANSFORMER FOUNDATION WALL POUR #22
2437	SV4-CA05-CRW-CV5200	UNIT 4 CA05 WELDABLE COUPLER REINFORCEMENT
2438	SV0-4000-MUW-850000	MASONRY MOCK-UP
2439	SV4-CA01-S5W-CV6430	CA01-19 UNSATISFACTORY IRs/N&Ds/ E&DCRs AND LOOSE PARTS -STRUCTURAL

10/18/2017	Page 162 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2440	SV4-CA01-S4W-CV6452	SUBMODULE CA01-25, CA01-47 AND CA01-48 INSTALLATION
2441	SV4-CA01-S5W-CV6536	SA4 LEAK CHASE FABRICATION
2442	SV4-CA01-S4W-CV6571	U4-CA01- LIFTING FRAMES AND BRACING SUBMODULES 01, 02, 03, 20 THRU 24, & 35
2443	SV4-CA01-S4W-CV6572	U4-CA01 LIFTING FRAMES AND BRACING SUBMODULES 04, 11, 12, 17, THRU 19, 25, 47 & 48
2444	SV4-CA01-S4W-CV6573	U4-CA01 LIFTING FRAMES AND BRACING SUBMODULES 05 THRU 10
2445	SV4-CA01-S4W-CV6575	U4-CA01 LIFTING FRAMES AND BRACING SUBMODULES 13 THRU 16, 32, 33, 36, & 39
2446	SV3-MH20-MHW-860956	ASSEMBLY AND INSTALLATION OF 220 T TURBINE CRANE
2447	SV3-CA20-EGW-860291	INSTALL GROUND CABLE FOR NON ELECTRICAL COMPONENTS SUCH AS CA20 TANKS AND HEAT EXCHANGERS, ELEVATION 100'-0" TO 107'-0"
2448	SV3-1213-ERW-EL3166	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 3, FABRICATE AND INSTALL DESIGNED TRAY AND CONDUIT SUPPORTS
2449	SV4-CA20-S4W-CV6878	CA20-47 TEMPORARY ATTACHMENTS - FLOOR & LEDGER ANGLES FOR CA20-47, 48, 49, 50.
2450	SV4-CA20-S4W-CV6879	INSTALLATION OF CA20 SA3 FLOOR (SUBMODULES 47, 48, 49, 50))
2451	SV4-CA20-S4W-CV6882	CA20-48 Temporary Attachments
2452	SV3-ZAS-ERW-EL3254	INSTALL CABLE TRAY & RACEWAY AUX TRANSFORMER ZAS-ET-4A IN TRANSFORMER AREA NORTH OF TURBINE BLDG
2453	SV4-CA20-S4W-CV6886	CA20-49 Floor Temporary Attachments
2454	SV3-ZAS-ERW-EL3255	INSTALL CABLE TRAY & RACEWAY AUX TRANSFORMER ZAS-ET-4B IN TRANSFORMER AREA NORTH OF TURBINE BLDG
2455	SV4-CA20-S4W-CV6890	CA20-50 Temporary Attachments
2456	SV4-CA20-S4W-CV6956	CA20-66 Temporary Attachments
2457	SV4-CA20-S4W-CV6957	INSTALLATION OF CA20 SA4 FLOOR (SUBMODULES CA20-66)
2458	SV4-CA20-S5W-CV6973	CA20 Rebar Fabrication, Torqueing and Testing
2459	SV4-2060-SPW-850013	TB13 GRATING/DECKING
2460	SV4-CA20-S4W-CV6981	SV4-CA20 POST WELDING SURVEY DATA/VERIFICATIONS
2461	SV4-CA05-S4W-CV7025	CA05-01 Temporary Wal lAttachments
2462	SV4-CA05-S4W-CV7027	CA05-03 Temporary Attachments
2463	SV4-CA05-S4W-CV7029	CA05-05 Temporary Attachments
2464	SV4-CA05-S4W-CV7030	CA05-06 Temporary Attachments
2465	SV4-CA05-S4W-CV7031	CA05-07 TEMPORARY WALL ATTACHMENTS

10/18/2017	Page 163 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2466	SV4-CA05-S4W-CV7032	CA05-08 Temporary Attachments
2467	SV4-CA05-S4W-CV7033	CA05 POST WELDING SURVEY DATA / VERIFICATIONS
2468	SV4-WLS-THW-ME7099	LIQUID RADWASTE SYSTEM (WLS) PIPING HYDROSTATIC TESTING - DRAIN LINE
2469	SV4-CAS-P0W-ME7166	FABRICATE AND INSTALL CAS PIPING SHOWN IN PHASE 7
2470	SV4-2060-C0W-850008	196'-3 ELEV. FLOOR SLAB POUR # 8B
2471	SV3-MS10-MEW-860244	INSTALLATION OF SWITCHGEAR ROOM #2 AHUs
2472	SV4-4033-ERW-860383	INSTALLATION OF EMBEDDED CONDUIT ANNEX BUILDING AREA 3 ELEV 100'-0" & 107'-2"
2473	SV4-ML05-MLW-ME7167	INSTALLATION OF UNIT 4 CA20 PENETRATIONS IN ROOMS 12365, 12454, 12463
2474	SV4-ML05-MLW-ME7321	INSTALLATION OF CA20 SUBMODULE 20 WALL PENETRATIONS ELEVATION 100’0”
2475	SV4-ML05-MLW-ME7322	INSTALLATION OF CA20 SUBMODULE 22 WALL PENETRATION ELEVATION 114'6"
2476	SV4-CA01-S4W-CV6472	CA01-31 SUB MODULE INSTALLATION
2477	SV4-CA20-S5W-CV7373	SA-3 LEAK CHASE FABRICATION
2478	SV4-8200-MHW-CV7385	MISC MAB WORK
2479	SV4-CA01-S5W-CV7389	CA01 LANDING PLATE FABRICATION AND INSTALLATION
2480	SV4-WLS-THW-ME7477	HYRDO TESTING OF KB15 WLS PIPING
2481	SV3-PSS-P0W-ME7502	ASME SECTION III Fabrication/Installation of Isometric SV3-PSS-PLW-716 (Line Number PSS-PL-T081B)
2482	SV3-PSS-P0W-ME7504	ASME SECTION III Fabrication/Installation of Isometric SV3-PSS-PLW-714 (line Number PSS-PL-T081B)
2483	SV3-PSS-P0W-ME7505	ASME SECTION III Fabrication/Installation of Isometric SV3-PSS-PLW-713 (Line Number PSS-PL-T081B)
2484	SV4-WRS-P0W-ME7554	INSTALLATION OF ANNEX BLD WRS EMBEDDED PIPING (ISOMETRIC SV4-WRS-PLW-410, 434, 456, 459, 45A, 45B, 45C, 45D, 468, 46B, 45V, 46D, 47A, 47B)
2485	SV4-WLS-THW-ME7682	HYDRO TESTING OF KB28 WLS PIPING
2486	SV4-CA20-V2W-CV8064	POST LOAD INSPECTION OF SPARE SUPER LIFT LUGS
2487	SV4-CA01-S4W-CV8679	CA01-01 TEMPORARY WALL ATTACHMENTS
2488	SV4-CA01-S4W-CV8680	CA01-02 TEMPORARY WALL ATTACHMENTS
2489	SV4-CA01-S4W-CV8681	CA01-03 TEMPORARY WALL ATTACHMENTS
2490	SV4-CA01-S4W-CV8689	CA01-11 TEMPORARY WALL ATTACHMENTS
2491	SV3-ECS-EKW-EL3149	INSTALL ANNEX BLDG, AC LOAD CENTER, ECS-EK-14, ROOM 40413
2492	SV3-ECS-EKW-EL3138	INSTALL ANNEX BLDG, AC LOAD CENTER, ECS-EK-23, ROOM 40414

10/18/2017	Page 164 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2493	SV3-ECS-EKW-EL3137	INSTALL ANNEX BLDG, AC LOAD CENTER, ECS-EK-22, ROOM 40414
2494	SV3-ECS-EKW-EL3148	INSTALL ANNEX BLDG, AC LOAD CENTER, ECS-EK-13, ROOM 40413
2495	SV3-2036-SHW-860241	ELECTRICAL CABLE TRAY SUPPORT INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100' , AREA 6, ROOM 20300 (TRAPEZE)
2496	SV3-ECS-EKW-EL3136	INSTALL ANNEX BLDG, AC LOAD CENTER ECS-EK-21, ROOM 40414
2497	SV4-CA01-S4W-CV8690	CA01-12 TEMPORARY WALL ATTACHMENTS
2498	SV3-2031-SHW-860275	ELECTRICAL CABLE TRAY SUPPORT NSTALLATION IN THE TURBINE BUILDING, ELEVATION 100' AREA 1, ROOM 20300 (TRAPEZE)
2499	SV3-2038-SHW-860273	ELECTRICAL CABLE TRAY SUPPORT NSTALLATION IN THE TURBINE BUILDING, ELEVATION 100' AREA 8, ROOM 20300 (TRAPEZE)
2500	SV4-CA01-S4W-CV8691	CA01-13 TEMPORARY WALL ATTACHMENTS
2501	SV4-CA01-S4W-CV8692	CA01-14 Temporary Wall Attachments
2502	SV4-CA01-S4W-CV8693	CA01-15 TEMPORARY WALL ATTACHMENTS
2503	SV4-CA01-S4W-CV8694	CA01-16 TEMORARY WALL ATTACHMENTS
2504	SV4-CA01-S4W-CV8695	CA01-17 TEMPORARY WALL ATTACHMENTS
2505	SV4-CA01-S4W-CV8696	CA01-18 TEMPORARY WALL ATTACHMENTS
2506	SV4-CA01-S4W-CV8697	CA01-19 TEMPORARY WALL ATTACHMENTS
2507	SV4-CA01-S4W-CV8703	CA01-25 TEMPORARY WALL ATTACHMENTS
2508	SV4-CA01-S4W-CV8724	CA01-47 TEMPORARY WALL ATTACHMENTS
2509	SV4-CA01-S4W-CV8725	CA01-48 TEMPORARY WALL ATTACHMENTS
2510	SV3-SFS-PLW-ME0922	FABRICATE AND INSTALL SFS EMBEDDED PIPING ISO SV3-SFS-PLW-604
2511	SV4-CA01-S4W-CV8698	CA01_20 TEMPORARY ATTACHMENT INSTALLATION
2512	SV3-1160-SSW-CV3061	C8 Circular Trunk SPL28, 29, 30
2513	SV3-PXS-PHW-ME3363	FABRICATION /INSTALLATIN OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-011
2514	SV4-CA20-S4W-CV4011	CA20 WALL3 SOUTH FACE - OLP"S AND WELDED ATTACHMENTS INSTALLATION
2515	SV4-CA20-S4W-CV4019	CA20 WALL 4 SOUTH FACE - OLP'S AND WELDED ATTACHMENTS INSTALLMENT
2516	SV4-CA20-S5W-CV4018	CA20-05 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STRUCTURAL
2517	SV4-CA20-S4W-CV5287	INSTALLATION OF SUBMODULE CA20-10
2518	SV4-CA20-S5W-CV5290	CA20-11 UNSATISFACTORY IRs/N&Ds/E&DCRs AND LOOSE PARTS - STRUCTURAL

10/18/2017	Page 165 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2519	SV3-MS83-MEW-ME5589	INSTALLATION OF STATOR COIL COOLING UNIT (TCS-MS-01)
2520	SV3-4031-SSW-850001	STRUCTURAL STEEL, BATTERY ROOM WALLS
2521	SV3-DWS-P0W-861074	INSTALLATION OF DWS PIPING ON MODULE R251
2522	SV3-R251-MDW-861082	INSTALLATION OF HVAC DUCT ON MODULE R251
2523	SV4-CA20-S4W-CV5286	CA20 WALL J2 EAST FACE - OLP"S AND WELDED ATTACHMENTS INSTALLATION
2524	SV3-1210-CEW-855000	POST-INSTALLED EMBED PLATES AT 66'-6" ELEV
2525	SV4-CAS-PHW-ME1934	INSTALLATION OF SMALL BORE CAS PIPING SUPPORTS (INCLUDING ISOMETRIC SV4-CAS-PLW-501 AND 504)
2526	SV3-ECS-EKW-EL3139	INSTALL ANNEX BLDG AC LOAD CENTER ECS-EK-24 ROOM 40414
2527	SV3-PXS-PHW-ME3782	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-024
2528	SV0-XR01-S8W-CV0280	Railroad Installation
2529	SV0-SDS-EWW-EL0307	ELECTRICAL INSTALLATION OF SDS GRINDER PUMPS MS-600E, MS-600F AND MS-602D
2530	SV0-ZRS-EWW-TP1081	13.8KV Power Feed to West Side of NOI 7
2531	SV4-FWS-P0W-ME1669	Unit 4 Turbine Building El 100'-0": Fabrication & Installation of Embedded FWS Piping
2532	SV4-CB24-CBW-850000	CB24 MODULE INSTALLATION
2533	SV3-EDS-DSW-EL3124	INSTALL ANNEX BLDG NON CLASS 1E DC AND UPS SYSTEM - LOAD GROUP 4, ROOM 40310
2534	SV3-ECS-EKW-EL3147	INSTALL ANNEX BLDG, AC LOAD CENTER ECS-EK-12 ROOM 40413
2535	SV3-ECS-EKW-EL3146	INSTALL ANNEX BLDG AC LOAD CENTER ECS-EK-11 ROOM 40413
2536	SV4-CA01-S4W-CV6460	CA01-28 SUB MODULE INSTALLATION
2537	SV4-CA01-S4W-CV6496	CA01-37 SUB MODULE INSTALLATION
2538	SV3-1134-SPW-850010	SPL10 Installation
2539	SV4-2060-SSW-850012	TB-12 STEEL ERECTION
2540	SV3-2060-C0W-850600	170' Elevation, Grout
2541	SV3-PXS-PHW-ME3784	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02A
2542	SV3-1208-SCW-CV4921	COURSE 12 UNIT 3 SHIELD BUILDING
2543	SV4-CA20-S4W-CV4007	CA20 WALL 2 NORTH FACE - OLPs AND WELDED ATTACHMENT INSTALLATION
2544	SV3-1208-CCW-851004	COURSE 4 CONCRETE PLACEMENT
2545	SV3-ECS-EAW-EL3134	INSTALL ANNEX BLDG ECS-EA DISTRIBUTION PANEL ROOM 40414

10/18/2017	Page 166 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2546	SV3-1130-C0W-850008	CONTAINMENT CONCRETE PLACEMENT REFUEL CAVITY ELEV 87'-6" TO ELEV 95'
2547	SV3-4031-ERW-861109	Installation of all Unscheduled Conduit for Lighting / Power Annex Bldg. Area 1, Elev. 100’, Battery Charger Room 40308
2548	SV3-4031-ERW-861110	Installation of all Unscheduled Conduit for Lighting / Power Annex Bldg. Area 1, Elev. 100’, Battery Charger Room 40310
2549	SV3-4031-ERW-861111	Installation of all Unscheduled Conduit for Lighting / Power Annex Bldg. Area 1, Elev. 100’, Battery Room 40307
2550	SV3-4031-ERW-861112	Installation of all Unscheduled Conduit for Lighting / Power Annex Bldg. Area 1, Elev. 100’, Battery Room 40309
2551	SV3-1230-EGW-860944	INSTALL GROUNDING FOR AUXILIARY BUILDING SHIELD WALL 100'-0" - 117'-6"
2552	SV4-WWS-P0W-860931	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM (WWS) PIPING
2553	SV3-WWS-P0W-ME4629	FABRICATION AND INSTALLATION OF WWS I.E. PIPING ELEVATION 100'
2554	SV4-CA01-S4W-CV6528	CA01 ELEV 87.5' TO 94' OLPS AND WELDED ATTACHMENTS
2555	SV3-CA02-S5W-CV6271	CA02 MISC. WORK, MISC. UNSAT. IRS / N&DS AND E&DCRS
2556	SV3-PXS-PHW-ME3358	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01B
2557	SV3-R365-R3W-ME1694	R365 MECHANICAL MODULE INSTALLATION
2558	SV4-ML05-MLW-ME6810	INSTALLATION OF UNIT 4 CA20 WALL PENETRATIONS
2559	SV4-CA20-S4W-CV6827	Installation of CA20 SA 1 Floor (Submodules 34,35,36,37)
2560	SV0-8200-MHW-CV7169	MAB 50 TON OVERHEAD CRANE GIRDER CHANNEL WELDS
2561	SV4-WLS-THW-ME7680	HYDRO TESTING OF KB27 WLS PIPING
2562	SV3-CA02-S5W-CV8034	CA02 ON-SITE BASEMAT FABRICATION
2563	SV4-CA01-S4W-CV8682	CA01-04 TEMPORARY WALL ATTACHMENTS
2564	SV3-WLS-PLW-ME0872	Fabricate and Install WLS Piping Lines WLS-PL-L062, & L110B of Iso SV3-WLS-PLW-731
2565	SV3-CB47-S5W-860988	CB47 UNSATISFACTORY IRs / N&Ds / E&DCRs AND LOOSE PARTS - STRUCTURAL
2566	SV4-CA01-S4W-CV6484	CA01-34 SUB MODULE INSTALLATION
2567	SV4-0000-C0W-850021	TRANSFORMER FOUNDATION WALL POUR #21
2568	SV4-WRS-P0W-ME5327	Fabrication/Installation of Small Bore WRS Leak Chase Piping Including SV4-WRS-PLW-80D, -80E, -80F, -86M
2569	SV3-2035-SHW-860253	ELECTRICAL CABLE TRAY SUPPORT INSTALLATION IN THE TURBINE BUILDING ELEVATION 100' AREA 5 ROOM 20300
2570	SV4-0150-ERW-860386	INSTALLATION OF CONDUIT SLEEVES FOR PENETRATION IN UNIT 4 TRANSFORMER AREA
2571	SV3-PXS-PHW-ME5539	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-298

10/18/2017	Page 167 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2572	SV3-PXS-PHW-ME3783	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-025
2573	SV3-PXS-PHW-ME3362	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01Z
2574	SV3-PXS-PHW-ME3360	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01K
2575	SV3-PXS-PHW-ME3786	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02E
2576	SV3-VWS-P0W-861115	Install Isometric SV3-VWS-PLW-05A Large Bore Piping
2577	SV3-VWS-P0W-861116	Install Isometric SV3-VWS-PLW-05K Large Bore Piping
2578	SV3-VWS-P0W-861117	Install Isometric SV3-VWS-PLW-50A Large Bore Piping
2579	SV3-VWS-P0W-861119	Install Isometric SV3-VWS-PLW-50L Large Bore Piping
2580	SV3-VWS-P0W-861120	Install Isometric SV3-VWS-PLW-50W Large Bore Piping
2581	SV3-VWS-P0W-861121	Install Isometric SV3-VWS-PLW-50X Large Bore Piping
2582	SV3-VWS-P0W-861122	Install Isometric SV3-VWS-PLW-50Y Large Bore Piping
2583	SV3-VWS-P0W-861123	Install Isometric SV3-VWS-PLW-50Z Large Bore Piping
2584	SV3-VWS-P0W-861124	Install Isometric SV3-VWS-PLW-51A Large Bore Piping
2585	SV3-VWS-P0W-861125	INSTALL ISOMETRIC SV3-VWS-PLW-51B LARGE BORE PIPING
2586	SV3-VWS-P0W-861126	Install Isometric SV3-VWS-PLW-52A Large Bore Piping
2587	SV3-VWS-P0W-861128	Install Isometric SV3-VWS-PLW-52L Large Bore Piping
2588	SV3-VWS-P0W-861129	Install Isometric SV3-VWS-PLW-502 Large Bore Piping
2589	SV3-VWS-P0W-861130	Install Isometric SV3-VWS-PLW-513 Large Bore Piping
2590	SV3-VWS-P0W-861131	INSTALL ISOMETRIC SV3-VWS-PLW-519 LARGE BORE PIPING
2591	SV3-VWS-P0W-861134	Install Isometric SV3-VWS-PLW-532 Large Bore Piping
2592	SV3-VWS-P0W-861135	Install Isometric SV3-VWS-PLW-533 Large Bore Piping
2593	SV3-VWS-P0W-861136	Install Isometic SV3-VWS-PLW-537 Large Bore Piping
2594	SV3-VWS-PHW-861139	Install Isomertic SV3-VWS-PLW-50A Large Bore Pipe Supports
2595	SV3-VWS-PHW-861140	Install Isometric SV3-VWS-PLW-50B Large Bore Piping Supports
2596	SV3-VWS-PHW-861141	Install Isometric SV3-VWS-PLW-50L Large Bore Piping Supports
2597	SV3-VWS-PHW-861143	Install Isometric SV3-VWS-PLW-50X Large Bore Pipe Supports
2598	SV3-VWS-PHW-861144	Install Isometric SV3-VWS-PLW-50Y Large Bore Pipe Supports
2599	SV3-VWS-PHW-861145	Install Isometric SV3-VWS-PLW-50Z Large Bore Pipe Supports
2600	SV3-VWS-PHW-861146	Install Isometric SV3-VWS-PLW-51A Large Bore Pipe Supports
2601	SV3-VWS-PHW-861148	Install Isometric SV3-VWS-PLW-52A Large Bore Pipe Supports

10/18/2017	Page 168 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2602	SV3-VWS-PHW-861151	Install Isometric SV3-VWS-PLW-502 Large Bore Pipe Supports
2603	SV3-VWS-PHW-861152	Install Isometric SV3-VWS-PLW-513 Large Bore Pipe Supports
2604	SV3-VWS-PHW-861156	Install Isometric SV3-VWS-PLW-532 Large Bpre Pipe Supports
2605	SV3-VWS-PHW-861157	Install Isometric SV3-VWS-PLW-533 Large Bore Pipe Supports
2606	SV3-VWS-PHW-861158	Install Isometric SV3-VWS-PLW-537 Large Bore Pipe Supports
2607	SV0-ZRS-EWW-TP1795	Temporary Power for NOI 7
2608	SV3-VCS-SHW-ME2331	INSTALLATION OF CONTAINMENT VCS HVAC SUPPORTS FOR AZIMUTH 240 - 285
2609	SV3-PSS-P0W-ME7503	ASME SECTION III Fabrication/Installation of Isometric SV3-PSS-PLW-715 (Line Number PSS-PL-T081B)
2610	SV3-1210-CEW-CV7695	NDE OF JOSEPH OAT EMBED PLATES WITH WELDABLE COUPLERS
2611	SV0-0000-M0W-MU7690	Mock-up for Qualification of ASME Tube Bending
2612	SV0-0000-MYW-CT7674	MECHANICAL/ABRASIVE CLEANING OF MISCELLANEOUS STEEL & EQUIPMENT.
2613	SV3-FPS-PHW-860506	INSTALLATION OF FIRE PROTECTING SYSTEM SUPPORTS (FPS)
2614	SV0-CE01-CEW-CV7471	NDE OF CIVES EMBEDS WITH WELDABLE COUPLERS
2615	SV4-WRS-THW-ME7465	TESTING OF CA20 WALL LEAK CHASES AND CONNECTED PIPING
2616	SV0-CA20-CCW-MU6307	CA20 CONCRETE PLACEMENT MOCK UP FOR CONSTRUCTION JOINT AT ELEV. 85'-0"
2617	SV3-RNS-MLW-860363	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-RNS-PY-C01 (P19)
2618	SV3-RNS-MLW-860364	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-RNS-PY-C02 (P20)
2619	SV3-SFS-MLW-860365	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SFS-PY-C02 (P22)
2620	SV3-CAS-P0W-ME6006	INSTALLATION OF ANNEX BLDG CAS PIPING (ISO SV3-CAS-PLW-20J, 20K, 20L, & 20M)
2621	SV0-0000-CCW-CV5530	Miscellaneous Grouting in 300 series Buildings/Yard
2622	SV3-MT2D-MEW-ME5377	INSTALLATION OF MSR SHELL DRAIN TANK HDS-MT-02A/B
2623	SV3-1130-SLW-855000	UPENDER PIT, FABRICATION
2624	SV4-CA01-S4W-CV6476	CA01-32 SUBMODULE INSTALLATION
2625	SV4-1220-CCW-MU5102	UNIT 4 MOCK-UP FOR CORE DRILLING IN CONCRETE PLACEMENT OUTSIDE THE CVBH AT ELEVATION 72'-6"
2626	SV3-CA20-S4W-CV4804	SURVEY ROOMS FOR PLUMBNESS/LEVEL/WALL FLATNESS FOR SUB-ASSEMBLIES 1, 2, 3 & 4
2627	SV3-CA01-V2W-CV4802	INSTALL CA01 GUIDE PIN COLLAR MOUNTING PLATES
2628	SV3-ML05-MLW-ME4786	INSTALLATION OF 100'0" AREA 3,4,5 PIPING PENETRATIONS

10/18/2017	Page 169 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2629	SV3-WRS-P0W-ME4753	INSPECTION OF CASK WASHDOWN PIT LEAK CHASE PIPING
2630	SV3-1130-C0W-850004	CONTAINMENT CONCRETE PLACEMENT REFUEL CAVITY ELEV 95' TO 98' 1/2"
2631	SV3-WRS-P0W-ME4752	INSPECTION OF CASK LOADING PIT LEAK CHASE PIPING
2632	SV3-PXS-PHW-ME3780	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-021
2633	SV3-WRS-P0W-ME4751	INSPECTION OF FUEL TRANSFER CANAL LEAK CHASE PIPING
2634	SV3-WRS-P0W-ME4750	INSPECTION OF SPENT FUEL POOL LEAK CHASE PIPING
2635	SV3-WRS-P0W-ME4563	SV3-WRS-GNR-000054 REPAIR WORK FOR SV3-WRS-PLW-838
2636	SV3-VYS-PHW-ME4479	, FABRICATE AND INSTALL ANNEX HOT WATER HEATING SYSTEM (VYS) PIPING SUPPORTS FOR SV3-VYS-P0W-ME4478 ,
2637	SV3-CAS-PHW-ME4475	The installation of the Annex CAS Piping Support for WP ( SV3-CAS-P0W-ME4474)
2638	SV3-WRS-PLW-ME4462	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-84A)
2639	SV3-WRS-P0W-ME4456	SV3-WRS-GNR-000056 REPAIR WORK FOR SV3-WRS-PLW-847
2640	SV3-WRS-P0W-ME4451	SV3-WRS-GNR-000057 REPAIR WORK FOR SV3-WRS-PLW-83C
2641	SV3-WRS-PLW-ME4449	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-81F)
2642	SV3-WRS-PLW-ME4448	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-81E)
2643	SV3-WRS-P0W-ME4430	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-80B, 80C AND 80U
2644	SV3-VWS-P0W-ME4426	ASME SECTION III- FABRICATION/ INSTALLATION OF ISOMETRIC# SV3-VWS-PLW-910 (LINE# VWS-PL-L032
2645	SV3-WRS-P0W-ME4423	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-801, 80S, -86E
2646	SV3-SS01-Z0W-CV4377	UNIT 3 STRUCTURAL STEEL SAFETY CLASS E REQUIREMENTS
2647	SV3-ASS-PHW-ME4294	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 5)
2648	SV4-1000-Z0W-CV3912	UNIT 4 SHIELD BUILDING REINFORCED CONCRETE REQUIREMENTS
2649	SV3-CAS-P0W-ME3429	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-336)
2650	SV4-MSS-P0W-860357	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM (MSS) PIPING
2651	SV4-MSS-P0W-860358	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM (MSS) PIPING
2652	SV3-WRS-P0W-ME3858	SV3-WRS-GNR-000055 REPAIR WORK FOR SV3-WRS-PLW-872
2653	SV3-WRS-P0W-ME3857	SV3-WRS-GNR-000060 REPAIR WORK FOR SV3-WRS-PLW-83G

10/18/2017	Page 170 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2654	SV3-WRS-P0W-ME3637	SV3-WRS-GNR-000049 REPAIR WORK FOR SV3-WRS-PLW-81Q
2655	SV3-DTS-PHW-ME3582	INSTALLATION OF PIPE SUPPORTS ON ISO SV3-DTS-PLW-01AP AND SV3-DTS-PLW-01AN
2656	SV3-PXS-P0W-ME3508	ASME SECTION III - PERFORM RADIOGRAPHY TEST ON SV3-PXS-PLW-014 SHOP WELD 15
2657	SV3-PGS-CCW-CV3426	UNIT 3 JACK & BORE AND PGS ENCASEMENT CONSTRUCTION
2658	SV4-CCS-P0W-ME3112	INSTALLATION OF LARGE BORE CCS PIPING (INCLUDES ISOMETRIC SV4-CCS-PLW-740, 750)
2659	SV3-CVS-PHW-ME2926	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-110
2660	SV4-CA20-S4W-CV4004	CA20-01-MAP OUT TEMPORARY ATTACHMENTS
2661	SV3-WWS-PHW-ME3074	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0W-ME2693)
2662	SV3-PXS-PHW-ME4508	FABRICATION/INSTALLATION OF PIPE SUPPORTS FO ISOMETRIC SV3-PXS-PLW-02V
2663	SV3-PXS-P0W-861007	INSTALL ISOMETRIC SV3-PXS-PLW-934 LARGE BORE PIPING
2664	SV4-1000-XEW-CV2913	UNIT 4 POWER BLOCK EXCAVATION AND BACKFILL OF UTILITIES
2665	SV3-PXS-P0W-ME2890	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-018 (LINE NUMBERS PXS-PL-L112A)
2666	SV3-0000-EGW-EL2804	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (SV3-SITE STATION GROUNDING GRID) FOR GROUND GRID AREA, M1300
2667	SV3-VWS-PHW-ME2800	INSTALLATION OF VWS SUPPORTS FOR ISOMETRICS SV3-VWS-PLW-20L
2668	SV3-PXS-P0W-ME2751	ASME Section III-Fabrication/Installation of Isometric# SV3-PXS-PLW-02R (Line Numbers PXS-PL-L136B)
2669	SV3-MS10-MEW-ME2472	Install TB Sampling Rooms AHU (VTS-MS-01A/1B)
2670	SV4-1000-CRW-CV2374	FABRICATION OF REBAR FOR UNIT 4 NUCLEAR ISLAND
2671	SV3-2053-SHW-EL8560	Electrical Cable Tray Support Installation in the Turbine Building, Elevation 141’-3”, Area 2, Room 20500
2672	SV3-ML05-MLW-ME1982	ATTACHMENT OF WELDED COUPLINGS 82'-6" FLOOR PENETRATIONS
2673	SV4-RWS-MEW-TP1980	REWORK ASSOCIATED WITH NONCONFORMANCE V-ND-11-0181
2674	SV0-1208-SCW-MU1894	MOCKUP-SHIELD WALL PANEL MOCKUP
2675	SV0-CA05-MHW-RI1887	CONSTRUCTION OF CA05 PLATEN
2676	SV4-CWS-THW-ME1722	UNIT 4 CIRCULATING WATER SYSTEM (CWS) HYDRO TEST FROM PRE CAST CONCRETE PIPE (PCCP) TO TURBINE BUILDING
2677	SV3-WLS-PLWP-ME1655	Fabricate And Install WLS Piping Iso SV3-WLS-PLW-750

10/18/2017	Page 171 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2678	SV3-1220-CEW-CV1605	Auxiliary Building Embed Plates & Anchor Bolts-EL 82'6" - Area 5&6
2679	SV0-0000-M0W-MU1585	Mock-up for Qualification of Cleaning Methods
2680	SV3-CWS-XEW-CV0056	GROUTING OF PHASE 2 CWS PIPE JOINTS (PCCP) AND FLOWABLE FILL PLACEMENT
2681	SV3-ML05-MLW-ME6134	ASME SECTION III - ATTACH CODE DATA PLATES ON CA20 PENETRATIONS
2682	SV3-2054-SHW-EL8954	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Below Elevation 169’-0”
2683	SV3-ME01-PLW-ME1167	Condenser C-1st Extraction Piping (Extraction Steam)
2684	SV3-CA20-S4W-CV0436	Installation of CA20 SA3 Overlay Plates RESERVED FOR RUSSELL FINDLEY
2685	SV4-CA20-MHH-040	INSTALLATION OF UNIT 4 CA20 MODULE
2686	SV3-2070-SAW-850000	ROOF ELEV. FLOOR SLAB. STUD INSTALLATION
2687	SV3-SGS-P0W-ME6695	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-SGS-PLW-080, -81 (LINE NUMBERS SGS-PL-L009B), ,
2688	SV3-Q240-Q2W-861063	INSTALLATION OF MECHANICAL MODULE 1120-Q2-40
2689	SV4-2020-MEW-860398	CONDENSER B CONECTION PIECE ASSEMBLY
2690	SV4-4032-ERW-860382	INSTALLATION OF EMBEDDED CONDUIT, ANNEX BUILDING, AREA 2, ELEV. 100'-0"
2691	SV4-CWS-PHW-ME7146	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGAE SV4-CWS-P0W-ME7145
2692	SV3-MT02-MHH-004	LIFTING OF UNIT 3 ACCUMULATOR TANKS
2693	SV4-WLS-THW-861171	PNEUMATIC TEST OF THE HDPE PORTION OF THE UNIT 4 WLS SYSTEM NORTH OF THE VEHICLE BARRIER DITCH
2694	SV3-WLS-THW-861170	PNEUMATIC TEST OF THE HDPE PORTION OF UNIT 3 WLS SYSTEM NORTH OF THE VEHICLE BARRIER DITCH
2695	SV4-0000-C0W-850007	TRANSFORMER FOUNDATION, WALL POUR #7
2696	SV3-WLS-P0W-861168	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 3 WLS LINE ISOMETRICS SV3-WLS-PLW-80GD, 80GE, 80GF, 80GG, 80GH, 80GJ, 80GK, 80GL, 80GM, 80GN
2697	SV3-FPS-P0W-860729	INSTALLATION OF FIRE PROTECTION PIPING
2698	SV4-CA01-S4W-CV6574	U4-CA01 LIFTING FRAMES AND BRACING SUBMUDULES 27 THRU 31, -34 & -46
2699	SV3-PXS-PHW-ME5672	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-320
2700	SV3-PXS-PHW-881160	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-PXS-PLW-284
2701	SV4-WLS-P0W-861169	INSTALL ELECTRO-FUSION COUPLINGS IN UNIT 4 WLS LINE ISOMETRICS SV4-WLS-PLW-81GP, 81GQ, 81GR, 81GS, 81GU, 81GV, 81GW, 81GX, 81Y

10/18/2017	Page 172 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2702	SV4-ML05-MLW-ME7944	INSTALL CA01 ASME PROCESS PIPE PENETRATION SV4-11300-ML-P78 & SV4-11300-ML-P79
2703	SV4-ML05-MLW-ME7942	INSTALL CA01 PENETRATION SV4-11300-ML-P41
2704	SV4-2101-C0W-850403	122' ELEVATION WALLS POUR 2NW
2705	SV4-VWS-P0W-860370	Fabrication/Installation of VWS Piping (Isometric Drawings SV4-VWS-PLW-260, -384 and -389)
2706	SV4-CA01-S4W-CV6498	CA01-38 SUB MODULE INSTALLATION
2707	SV3-MSS-P0W-ME4647	INSTALLATION OF MSS PIPING
2708	SV3-PXS-PHW-ME3790	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-02P
2709	SV3-PXS-P0W-861009	INSTALL ISOMETRIC SV3-PXS-PLW-936 LARGE BORE PIPING
2710	SV3-PXS-P0W-861012	INSTALL ISOMETRIC SV3-PXS-PLW-944 LARGE BORE PIPING
2711	SV4-MSS-P0W-860355	INSTALLATION OF MAIN STEAM SYSTEM (MSS) PIPING
2712	SV4-CB25-CBW-850000	CB25 MODULE INSTALLATION
2713	SV4-CA03-S4W-860271	CA03 INSTALL & REMOVE TEMPORARY WALL ATTACHMENTS
2714	SV4-ML05-MLW-ME7693	INSTALL CA01 PENETRATION SV4-11202-ML-P04
2715	SV4-DWS-P0W-860369	FABRICATION/INSTALLATION OF DWS PIPING (INCLUDING ISOMETRIC DRAWINGS SV4-DWS-PLW-60D, -624 AND -625)
2716	SV4-VWS-PHW-860400	INSTALLATION OF LARGE BORE VWS PIPING SUPPORTS (INCLUDES ISOMETRICS: SV4-VWS-PLW-486)
2717	SV3-SFS-P0W-861166	ASME SECTION III – FABRICATION/INSTALLATION OF PIPING FOR ISOMETRICS SV3-SFS-PLW-786 AND SV3-SFS-PLW-787 (LINE NUMBER L037)
2718	SV3-PXS-P0W-861015	INSTALL ISOMETRIC SV3-PXS-PLW-947 LARGE BORE PIPING
2719	SV3-PXS-PHW-ME3359	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-01H
2720	SV3-PXS-PHW-861021	INSTALL ISOMETRIC SV3-PXS-PLW-938 LARGE BORE PIPE SUPPORTS
2721	SV3-PXS-PHW-861017	INSTALL ISOMETRIC SV3-PXS-PLW-934 LARGE BORE PIPE SUPPORTS
2722	SV3-2030-CCW-CV0123	100 Ft Elevation Slabs (Includes Elevated Slabs and Roof Slabs for Elev. 94"3 & 100')
2723	SV3-CA01-S5W-CV4238	INSTALLATION OF CA01 SUB-MODULE INTERNAL LEAK CHASE CAPS
2724	SV3-CA01-S5W-CV4251	CA01 BEND TESTING OF STUDS REMOVED FOR WELD ISSUES
2725	SV3-CA02-S5W-CV6127	CA02 REBAR FABRICATION, TORQUEING AND TESTING
2726	SV3-2043-SHW-861333	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEVATION 120' - 6", AREA 3, COLUMNS 18 TO 19 & L1 TO P.1

10/18/2017	Page 173 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2727	SV4-MT71-C0W-850013	Waste Water Retention Basin Wall Pour # 13
2728	SV3-2070-C0W-850002	UNIT 3, TURBINE BUILDING ROOF SLAB, POUR #2
2729	SV4-1103-ERW-861803	FABRICATION AND INSTALLATION OF EMBEDDED 11208 RNS VALVE ROOM X CONDUITS
2730	SV3-1000-ATW-850000	UNIT 3, AUXILIARY BUILDING, PHYZITE SEAL
2731	SV4-4042-SAW-850002	UNIT 4 - ANNEX SUPPLEMENT STEEL, ELEV 117' - 6", AREA 2, CL 6 TO CL 7.1
2732	SV3-4031-ERW-861317	INSTALLATION OF SCHEDULED CONDUIT IN ROOM 40308, ANNEX BUILDING, AREA 1, ELEVATION 100' - 0"
2733	SV3-4031-ERW-861242	INSTALL CABLE TRAY IN RMS 40307-40310 ANNEX BLDG, AREA 1, ELEV. 100'(WP2)
2734	SV4-1231-ERW-EL7203	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 4 AUX BUILDING FLOOR SLABS, EL 100'-0"AREA 1 RMS. 12304 & 12305
2735	SV4-1232-ERW-EL7205	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 4 AUX BUILDING FLOOR SLABS, EL 100'-0"AREA 2 RMS. 12301, 12302, 12303 & 12311
2736	SV4-1231-EYW-EL7204
INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN PRECAST CONCRETE PANEL. AND CAST-IN-PLACE CONCRETE (ABOVE PRECAST CONCRETE PANELS ) UNIT 4, AUXILIARY BUILDING, ELEVATION 100'-0", AREA 1. WORK THIS PACKAGE IN CONJUNCTION WITH CIVIL WORK PACKAGE SV4-1230-CPW-XX

2737	SV4-CA02-S8W-860171	CA02 Install Lifting Lugs for NI Set
2738	SV4-1154-ERW-861816	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS FOR AREA 4 ON RING2 OF THE CONTAINMENT VESSEL AT ELEVATION131'-9" TO 170'-0"
2739	SV4-4030-SSW-850012	100'- ELEV. S02. STAIRS
2740	SV4-WWS-THW-861595	HYDRO TEST THE UNIT 4 WASTE WATER SYSTEM (WWS) HDPE PIPING
2741	SV4-1153-ERW-861814	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS ATTACHING TO THE CONTAINMENT VESSEL IN AREA 3 AT ELEVATION 170' TO 176'
2742	SV4-1153-ERW-861811	FABRICATION & INSTALLATION OF CABLE TRAY SUPPORTS FOR AREA 3 ON RING 2 OF THE CONTAINMENT VESSEL AT ELEVATION 131'-9" TO 170'-0"
2743	SV4-1154-ERW-861807	FABRICATION & INSTALLATION OF CONDUIT SUPPORTS FOR AREA 4 ON RING 2 OF THE CONTAINMENT VESSEL AT ELEVATION 131'-9" TO 170'-0"
2744	SV4-1152-ERW-861809	FABRICATION & INSTALLATION OF CABLE TRAY SUPPORTS FOR AREA 2 ON THE RING 2 OF THE CONTAINMENT VESSEL AT ELEVATION 131'-9" TO 170'
2745	SV3-4051-SAW-850001	SUPPLEMENTARY STEEL, ELEVATION 135'-3", AREA 1 CL E/I.1 & 11.09/11.15

10/18/2017	Page 174 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2746	SV4-1151-ERW-861805	FABRICATION & INSTALLATION OF CONDUIT SUPPORTS FOR AREA 1 & 2 ON THE RING 2 OF THE CONTAINMENT VESSEL AT ELEVATION 131'-9" TO 170'-0"
2747	SV4-1150-ERW-861808	FABRICATION & INSTALLATION OF HYDROGEN IGNITER CONDUIT SUPPORTS ATTACHING TO THE CONTAINMENT VESSEL AT ELEVATION 170' TO 176'
2748	SV4-1153-ERW-861813	FABRICATION & INSTALLATION OF CABLE TRAY SUPPORTS FOR AREA 3 ON RING 2 OF THE CONTAINMENT VESSEL AT ELEVATION 131'-9" TO 170'-0"
2749	SV3-CA35-ERW-861470	FABRICATION AND INSTALLATION OF ELECTRICAL PENETRATIONS WITHIN THE CA35 MODULE
2750	SV4-1152-ERW-861810	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS ATTACHING TO THE CONTAINMENT VESSEL IN AREA 2 AT ELEVATION 170' TO 176'
2751	SV3-4031-ERW-861319	Installation of Scheduled Conduit in Room 40310, Annex Building, Area 1, Elevation 100'-0"
2752	SV4-1153-ERW-861806	FABRICATION AND INSTALLATION OF CONDUIT SUPPORTS FOR AREA 3 ON RINGS 2 OF THE CONTAINMENT VESSEL AT EL. 131'-9" TO 170'-0"
2753	SV4-1154-ERW-861817	FABRICATION AND INSTALLATION OF CABLE TRAY SUPPORTS ATTACHING TO THE CONTAINMENT VESSEL IN AREA 4 AT ELEVATION 170' TO 176'
2754	SV4-CA03-S4W-861518	CA03 POST WELDING SURVEY DATA/VERIFICATIONS
2755	SV3-4031-ERW-861245	Install Cable Tray in Rms 40307-40310 Annex Bldg. Area 1, Elev. 100¿ (WP5)
2756	SV3-4031-ERW-861246	Install Cable Tray in Rms 40307-40310 Annex Bldg. Area 1, Elev. 100¿ (WP6)
2757	SV3-2070-SAW-850001	UNIT 3 TURBINE BUILDING ELEVATION 230'-9" SHEAR STUD INSTALLATION
2758	SV4-4030-SSW-850014	100' ELEV. S04 STAIR
2759	SV4-CB11-CBW-850000	CONTAINMENT BUILDING-INSTALLATION OF MODULE CB11 AT ELEV 84'-6"
2760	SV3-4052-SAW-850003	Unit 3, Supplemental Steel for Annex Elev 135'-3"
2761	SV3-4052-SAW-850005	Supplemental Steel 135'-3" Elev. Annex Bldg, Area 2 from CL 7.1-9 & G-H
2762	SV3-R251-ERW-861194	Module R251 Electrical Cable Tray and Tray Grounding Installation
2763	SV3-2141-SAW-850000	UNIT 3, FIRST BAY , 117'-6" ELEV., STUD INSTALLATION
2764	SV4-1160-SPW-850031	SPL31, SPL32 & SPL33 Installation
2765	SV4-CA20-C0W-850001	Auxiliary Building-Submodule CA20-Elev 75'-6"- Concrete Floors 64 & 65 FLOORS
2766	SV4-1160-SPW-850028	SPL28, 29 & 30 Structural Steel Installation
2767	SV3-2070-C0W-850005	ROOF ELEV FLOOR SLAB, POUR #5

10/18/2017	Page 175 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2768	SV4-1150-EGW-861819	INSTALL GROUNDING IN CONTAINMENT & SHIELD WALLS FROM EL. 117'-6" - 135'-3" EXCLUDING AREAS WHERE SHIELD WALL & AUXILIARY BUILDING MEET
2769	SV3-MSS-PHW-ME4676	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM(MSS) PIPING SUPPORT
2770	SV4-WWS-P0W-861605	INSTALLATION OF ANNEX BUILDING WWS PIPING (ISO SV4-WWS-PLW-414,415,416,417,974,975 & 976)
2771	SV4-1130-C0W-850010	CONTAINMENT BLDG - EAST CONCRETE - ELEV 83'-0" & 84'-6" TO 87'-6"
2772	SV3-MP80-MEW-861785	LUBE OIL TRANSFER PUMP INSTALLATION
2773	SV3-EDS2-EAW-EL6230	INSTALL (EDS2) EA - LOW VOLTAGE DISTRIBUTION PNL EQUIPMENT FOR ANNEX COMPUTER ROOM "B" - 40411 ELEV. 118'- 6"
2774	SV4-MT6Z-MEW-ME8562	MAIN LUBE OIL TANK
2775	SV4-MT71-C0W-850009	Waste Water Retention Basin Wall Pour # 9
2776	SV4-CB21-CBW-850000	CONTAINMENT BUILDING-INSTALLATION OF MODULE CB21
2777	SV4-1200-T2W-CV5940	HSB ASSEMBLY & INSTALLER QUALIFICATION FOR U4 AUXILIARY BUILDING
2778	SV3-1208-CCW-851005	SV3 SHIELD BLDG COURSES 5 & 6 CONCRETE
2779	SV0-863-THW-ME7837	TEST UNDERGROUND PIPING UTILITIES POTABLE WATER, SANITARY SEWER, FIRE SUPPRESSION FOR BUILDING 304
2780	SV4-CB12-CBW-850000	CONTAINMENT BUILDING-INSTALLATION OF MODULE CB12 AT ELEV 84'-6"
2781	SV3-CA36-ERW-861471	FABRICATION AND INSTALLATION OF ELECTRICAL PENETRATIONS WITHIN THE CA36 MODULE
2782	SV3-2052-SHW-861954	ISTALLATION OF CABLE TRAY SUPPORTS IN TURBINE BUILDING (ELEV. 141'-3" AREA 2)
2783	SV0-8200-MHW-861992	MISC. MAB WORK
2784	SV0-CA00-S5W-862025	CAxx FLOOR REPAIRS
2785	SV4-RNS-P0W-861702	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRICS SV4-RNS-PLW-176
2786	SV3-2040-SHW-861918	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'-6", AREA 0
2787	SV3-2042-SHW-861748	INSTALLATION OF TRAPEZE CABLE TRAY SUPPORTS IN TURBINE BUILDING (ELEV. 120'-6" AREA 2)
2788	SV3-CVS-P0W-860234	COMPLETE INSTALLATION OF CVS PIPING ON MODULE KQ23
2789	SV3-2048-SHW-861896	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING,ELEVATION120 6,AREA8
2790	SV3-2053-SHW-861956	Installation of Cable Tray Supports in Turbine Buliding (Elev.141'3"ARREA)

10/18/2017	Page 176 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2791	SV4-R151-ERW-861347	U4 Module R151 Electrical Cable Tray and Tray Grounding Installation
2792	SV3-2046-SHW-861851	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRAICATION AND INSTALLATION IN THE UNIT 3 TURBINE BULIDING,ELEVATION 120'6" ,AREA 6
2793	SV3-4031-SHW-861536	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, BETWEEN COLUMN LINES 11.15/13 & E/F.
2794	SV3-RNS-PHW-861491	FABRICATION/INSTALLATION OF RNS LARGE BORE PIPE SUPPORTS FOR ISO SV3-RNS-PLW-175
2795	SV3-2131-CSW-850091	UNIT 3, TURBINE BUILDING, STAIR MODULE 2131-CS-91
2796	SV3-4030-SSW-850011	S01 Stair Tower
2797	SV4-CA20-S4W-CV5126	UNIT 4 CA20 SA1 FLOOR INSTALLATION AT ELEV 92'-6"
2798	SV4-CA03-S4W-860189	CA03 FloorLeak Chase Assembly
2799	SV4-1208-CCW-851005	SV4 SHIELD BLDG COURSES 5&6 CONCRETE
2800	SV3-2047-SHW-861334	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120' - 6", AREA 7, cOLUMNS 18 TO 19 & K.1 TO L.1
2801	SV3-1230-C0W-850021	AUX BUILDING WALL, CL 4.8, ELEV 107'-2" TO 117'-6" (WALL 95)
2802	SV3-HDS-PHW-860540	INSTALLATION AND FABRICATION OF HDS SUPPORTS
2803	SV3-PXS-PHW-ME8739	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-PXS-PLW-680
2804	SV3-RNS-P0W-ME5055	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRICS SV3-RNS-PLW-181, SV3-RNS-PLW-180, & SV3-RNS-PLW-18A (LINE NUMBERS RNS-PL-L015, -L016, -017, L082), ,
2805	SV3-RNS-P0W-ME5057	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-370 (LINE NUMBER RNS-PL-L047), ,
2806	SV3-RNS-P0W-ME5058	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-RNS-PLW-380 (LINE NUMBER RNS-PL-L046), ,
2807	SV4-ME2L-MEW-861645	VYS HEAT EXCHANGERS
2808	SV3-ME01-P0W-860979	INSTALLATION OF CONDENSER A HEATER DRAIN PIPING
2809	SV4-CA22-CAW-850001	CA22 MODULE INSTALLATION
2810	SV4-2141-SSW-850000	117'-6" ELEV. STRUCTURAL STEEL
2811	SV4-2141-SPW-850000	117'-6" ELEV.DECKING/GRATING
2812	SV4-5030-C0W-850001	UNIT 4 RADWASTE SUMP MUDMATS
2813	SV0-0000-XGW-CV0276	Erosion Control - NOI 20
2814	SV0-0000-XPW-CV0616	Utility Trench Crossing

10/18/2017	Page 177 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2815	SV0-847-SSW-TP1813	MAB End Wall Removal And Re-Installation
2816	SV0-SDS-CCW-CV0156	Grinder Pump/Lift Station Concrete Foundations
2817	SV0-SDS-CKW-ME1529	Install Sanitary Drain Manholes SV0-SDS-MH-41, SV0-SDS-MH-43, SV0-SDS-MH-44, & SV0-SDS-MH-45
2818	SV0-SDS-CKW-ME1530	Rework SDS Manholes MH-46 and MH-47
2819	SV0-SDS-CKW-ME1531	INSTALL SANITARY DRAIN MANHOLE SV0-SDS-MH-42.
2820	SV3-1000-XEW-CV1907	Unit 3 Power Block Excavation and Backfill of Utilities
2821	SV3-1200-CRW-CV1409	Unit 3 Auxiliary Building Walls Elevation 66'-6" to 82'-6" Reinforcing Steel For Walls #21,22,23,& 24
2822	SV3-1200-CRW-CV1413	UNIT 3 AUXILIARY BUILDING EL 66-6 TO 82-6 REBAR FOR WALLS 8, 9, 10, 11, 12, 13, 14, 16, 17, AND 18.
2823	SV3-1210-CEW-CV1260	UNIT 3 AUXILIARY BUILDING-EL. 66'6" EMBED PLATES FOR CONCRETE WALL PLACEMENT #2
2824	SV3-CAS-PHW-ME1033	Fabrication/Installation of Pipe Supports for Isometric Drawing CAS-PLW-773
2825	SV3-CAS-PLW-ME0928	Fabricate and Install Small Bore Elevation 1 DWS Piping Iso SV3-DWS-PLW-773
2826	SV3-CDS-PLW-ME2304	INSTALLATION OF CDS PIPING FOR ISOMETRIC SV3-CDS-PLW-01AR, SV3-CDS-PLW-01AQ, SV3-CDS-PLW-01AP, SV3-CDS-PLW-013 SPOOL #1-4.
2827	SV4-1000-CCW-850000	Unit 4 Outside The CVBH Concrete Placement X from Elev. 82'-6" to 94'-0"
2828	SV3-2052-SHW-861860	INSTALLATION OF CABLE TRAY WELDED SUPPORTS IN TURBINE BUILDING (ELEV. 141' 3" AREA 2)
2829	SV3-CA33-S5W-862270	CA33 OLP'S AND EMBEDMENT PLATES
2830	SV3-ME01-PHW-860973	CONDENSER A HEATER DRAIN PIPE SUPPORTS
2831	SV4-WLS-P0W-861960	FABRICATION/INSTALLATION OF WLS PIPING SHOWN ON ISOMETRIC DRAWINGS SV4-WLS-PLW-35C, -215, -376, -380 AND -904
2832	SV4-ASS-PHW-860317	INSTALLATION AND FABRICATION OF AUXILLIARY STEAM SYSTEM(ASS) PIPING SUPPORT
2833	SV4-CDS-P0W-860328	INSTALLATION OF CDS PIPING (PORTION 3)
2834	SV3-1210-CEW-CV1073	UNIT 3 AUXILIARY BUILDING EL 66FT. 6IN. EMBED PLATES FOR CONCRETE WALL PLACEMENTS #1 & #4
2835	SV3-1210-CEW-CV1261	UNIT 3 AUXILIARY BUILDING-EL. 66'-6" EMBED PLATES FOR CONCRETE WALL PLACEMENTS #3, #11, #12, #13 (RM 12103), & #14
2836	SV3-1210-CEW-CV1263	UNIT 3 AUXILIARY BUILDING-EL. 66'-6" EMBED PLATES FOR CONCRETE WALL PLACEMENTS #6, #19, & #20
2837	SV3-1210-CEW-CV1264	UNIT 3 AUXILIARY BUILDING-EL. 66'-6" EMBED PLATES FOR CONCRETE WALL PLACEMENTS #7, #8, #9, #10, #13 (ROOM 12104), #15, #16, #17, & #18

10/18/2017	Page 178 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2838	SV3-1210-EGW-EL1067	Unit 3 Auxillary Bldg EL.66'-6" Grounding Work Package for Walls 4, 5
2839	SV3-CAS-PHW-ME1034	Fabrication/Installation of Pipe Supports for Isometric Drawing CAS-PLW-839
2840	SV3-CAS-PLW-ME0927	Fabricate and Install Small Bore Elevation CAS Piping Iso SV3-CAS-PLW-773
2841	SV4-ME01-PHW-861875	UNIT 4 CONDENSER B: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 1ST EXTRACTION STEAM PIPING
2842	SV3-CCS-PHW-ME1056	Fabrication/Installation of Pipe Supports for Isometric Drawing CCS-PLW-750
2843	SV3-CVS-PHW-ME1057	Fabrication/Installation of Pipe Supports for Isometric Drawing CVS-PLW-07J
2844	SV3-CWS-PLW-ME0550	UNIT 3 CWS (HDPE) PIPING FROM NUCLEAR ISLAND TO COOLING TOWER
2845	SV3-KB14-KBW-ME0452	INSTALLATION OF MODULE KB14 - WGS EQUIPMENT & VALVES
2846	SV3-RNS-MPW-ME0752	RNS-MP-01A Set & Anchor
2847	SV3-RNS-MPW-ME0753	RNS-MP-01B Set & Anchor
2848	SV3-WLS-PHW-ME0835	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING SUPPORTS FOR ISOMETRICS SV3-WLS-PLW-35C, -35K
2849	SV3-WLS-PHW-ME1042	Fabrication/ Installation of Pipe Supports for Isometric Drawing WLS-PLW-045
2850	SV3-WLS-PHW-ME1092	Fabrication /Installation of Pipe Supports for Isometric Drawing WLS-PLW-750
2851	SV3-WLS-PLW-ME0854	Fabricate and Install WLS Embedded Piping shown on Isometric Drawing SV3-WLS-PLW-730
2852	SV3-WLS-PLW-ME0871	Fabricate and Install WLS Piping ISO SV3-WLS-PLW-071
2853	SV3-WLS-PLW-ME0873	Fabricate and Install WLS Piping Isometrics SV3-WLS-PLW-741 and SV3-WLS-PLW-74A
2854	SV3-WLS-PLW-ME0940	Fabricate and Install Small Bore Elevation 71'-6" WLS Piping Iso SV3-WLS-PLW-64P and 64Q
2855	SV3-WRS-P0W-ME4422	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-800, -86G, -86H
2856	SV3-WRS-PLW-ME0606	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-52A, -52B, -52D, -52F)
2857	SV3-WWS-PHW-ME0782	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WWS-PLW-321)
2858	SV4-1000-CEW-CV1478	UNIT 4 NUCLEAR ISLAND BASEMAT -EL 66'-6" EMBEDDED PLATES & ANCHOR BOLTS- AREA 3 & 4
2859	SV4-1000-CEW-CV1479	UNIT 4 NUCLEAR ISLAND BASEMAT - EL 66'-6" EMBEDDED PLATES & ANCHOR BOLTS- AREA 5 & 6
2860	SV4-1000-CRW-CV1414	UNIT 4 NUCLEAR ISLAND BOOT CLEANING STATION
2861	SV4-ME01-MEW-ME1192	INSTALLATION OF UNIT 4 CONDENSERS A, B, AND C FOUNDATION

10/18/2017	Page 179 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2862	SV4-ME01-PHW-861871	UNIT 4 CONDENSER A: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 1ST EXTRACTION STEAM PIPING
2863	SV3-2053-SHW-861195	ELECTRICAL CABLE TRAY WELDED SUPPORT INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 3
2864	SV4-ME01-PHW-861879	UNIT 4 CONDENSER C: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 1ST EXTRACTION STEAM PIPING
2865	SV4-FPS-P0W-860895	FABRICATION AND INSTALLATION OF FPS PIPING ON ELEVATION 100'
2866	SV4-ME01-PHW-861722	UNIT 4 CONDENSER B: FABRICATION & INSTALLATION O CASING DRAIN PIPING SUPPORTS
2867	SV4-PXS-P0W-851016	INSTALL SV4 RING 2 PIPE ISOMETRIC SV4-PXS-PLW-948
2868	SV4-RNS-P0W-861620	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-141
2869	SV3-PWS-P0W-861754	INSTALLATION OF ANNEX BLDG PWS PIPING (ISO SV3-PWS-P0W-127 & 472)
2870	SV4-ME01-PHW-861721	UNIT 4 CONDENSER A: FABRICATION & INSTALLATION OF CASING DRAIN PIPING SUPPORTS
2871	SV4-ME01-PHW-861723	UMIT 4 CONDENSER C: FABRICATION & INSTALLATION OF CASING DRAIN PIPING SUPPORT
2872	SV3-2070-C0W-850012	230'-9" ELEV. FLOOR SLAB, POUR #2
2873	SV4-2141-SAW-850000	UNIT 4, FIRST BAY, 117'-6" ELEV., STUD INSTALLATION
2874	SV4-CA20-CAW-850100	CA20 CLEAN-OUT PORT
2875	SV3-2070-C0W-850011	230'-9" ELEV. FLOOR SLAB, POUR # 1
2876	SV3-1208-C0W-850009	UNIT 3 CYLINDRICAL WALL - POUR RC09
2877	SV3-CA20-EGW-860962	Module CA20 Unit 3, EL. 66¿-6¿- 92¿-6¿, Install Grounding to Waste Holdup Tanks, Chemical Waste Tank, and Monitor Tank.
2878	SV4-1208-CCW-851001	UNIT 4 SHIELD BUILDING PLACEMENT 13M AND SC COURSE 1 CONCRETE FILL
2879	SV4-WLS-PHW-861342	INSTALLATION OF WLS PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-33A & 870
2880	SV4-ME01-PHW-861881	UNIT 4 CONDENSER C: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 3RD EXTRACTION STEAM PIPING
2881	SV4-ME01-PHW-861872	UNIT 4 CONDENSER A: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 2ND EXTRACTION STEAM PIPING
2882	SV4-ME01-PHW-861873	UNIT 4 CONDENSER A: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 3RD EXTRACTION STEAM PIPING
2883	SV4-4030-C0W-850004	100' Elev. Walls, Pour # 4
2884	SV3-4000-SHW-862348	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-50, ANNEX BUILDING, ALL AREAS/ELEVATIONS. BOOK 1

10/18/2017	Page 180 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2885	SV3-4000-SHW-862349	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-50A, ANNEX BUILDING, ALL AREAS/ELEVATIONS. BOOK 1
2886	SV3-4000-SHW-862350	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-52, ANNEX BUILDING, ALL AREAS/ELEVATIONS. BOOK 1
2887	SV4-ME01-PHW-861874	UNIT 4 CONDENSER A : INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 4TH EXTRACTION STEAM PIPING
2888	SV4-RNS-P0W-861687	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-097
2889	SV4-RNS-P0W-861630	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-090
2890	SV3-PXS-PHW-851941	INSTALL ISOMETRIC SV3-PXS-PLW-941 LARGE BORE PIPE SUPPORTS
2891	SV4-PXS-P0W-851009	INSTALL SV4 RING 2 PIPE ISOMETRIC SV4-PXS-PLW-936
2892	SV4-PXS-P0W-851011	INSTALL SV4 RING PIPE 2 ISOMETRIC SV4-PXS-PLW-938
2893	SV4-PXS-P0W-851007	INSTALL SV4 RING PIPE 2 ISOMETRIC SV4-PXS-PLW-934
2894	SV4-PXS-P0W-851010	INSTALL SV4 RING 2 PIPE ISOMETRIC SV4-PXS-PLW-937
2895	SV4-PXS-P0W-851008	INSTALL SV4 RING 2 PIPE ISOMETRIC SV4-PXS-PLW-935
2896	SV4-PXS-P0W-851013	INSTALL SV4 RING 2 PIPE ISOMETRIC SV4-PXS-PLW-945
2897	SV4-1020-CEW-CV3356	EMBEDS FOR ANNULUS TUNNEL AND SHIELD BUILDING
2898	SV3-2032-ERW-862171	INSTALLATION OF CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100', AREA 2
2899	SV3-RNS-PHW-861485	FABRICATION/INSTALLATION OF RNS LARGE BORE SUPPORTS FOR ISO SV3-RNS-PLW-17K
2900	SV4-ME01-PLW-861885	UNIT 4 CONDENSER A: FABRICATION & INSTALLATION OF 3RD EXTRACTION STEAM PIPING
2901	SV4-ME01-PLW-861883	UNIT 4 CONDENSER A: FABRICATION & INSTALLATION OF 1ST EXTRACTION STEAM PIPING
2902	SV4-ME01-PLW-861886	UNIT 4 CONDENSER A: FABRICATION & INSTALLATION OF 4TH EXTRACTION STEAM PIPING
2903	SV3-CA20-C0W-850005	CA20 FLOOR SLABS 38 - 51
2904	SV3-4000-SHW-862353	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-58B, ANNEX BUILDING, ALL AREAS / ELEVATIONS. BOOK 1
2905	SV3-1214-JCW-862424	STAGE SAMPLE MONITOR PANEL (SV3-PSS-JL-01) IN ROOM 12152, AREA 4, ELEV. 66'-6"
2906	SV3-FPS-PHW-851521	INSTALLATION OF PIPE SUPPORTS FOR ISO SV3-FPS-PLW-521
2907	SV3-PCS-P0W-850054	INSTALL LARGE BORE PIPE ISOMETRIC SV3-PCS-PLW-054
2908	SV3-PXS-PHW-851932	INSTALL ISOMETRIC SV3-PXS-PLW-932 LARGE BORE PIPE SUPPORTS

10/18/2017	Page 181 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2909	SV3-PXS-PHW-852930	INSTALL ISOMETRIC SV3-PXS-PLW-930 LARGE BORE PIPE SUPPORTS
2910	SV4-1220-C0W-862491	INSTALLATION OF REBAR, EMBED PLATES, CONCRETE AND FORMWORK FOR U4 AUXILIARY BUILDING CONCRETE BEAMS AT ELEV 82'-6"
2911	SV3-CVS-P0W-860231	INSTALLATION OF CVS PIPING ON MODULE KQ22
2912	SV4-ME01-PHW-861882	UNIT 4 CONDENSER C: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 4TH EXTRACTION STEAM PIPING
2913	SV4-MT71-C0W-850016	Waste Water Retention Basin Wall Pour # 16
2914	SV4-MT71-C0W-850018	Waste Water Retention Basin Wall Pour # 18
2915	SV4-ME01-PHW-861880	UNIT 4 CONDENSER C: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 2ND EXTRACTION STEAM PIPING
2916	SV4-ME01-PHW-861878	UNIT 4 CONDENSER B: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 4TH EXTRACTION STEAM PIPING
2917	SV3-4030-SSW-850014	100' ELEV. S04 STAIR
2918	SV4-ME01-PLW-861884	UNIT 4 CONDENSER A: FABRICATION & INSTALLATION OF 2ND EXTRACTION STEAM PIPING
2919	SV4-ME01-PHW-861876	UNIT 4 CONDENSER B: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 2ND EXTRACTION STEAM PIPING
2920	SV4-ME01-PHW-861877	UNIT 4 CONDENSER B: INSTALLATION OF PIPING HANGERS & SUPPORTS FOR 3RD EXTRACTION STEAM PIPING
2921	SV3-4000-SHW-862351	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-56, ANNEX BUILDING, ALL AREAS/ELEVATIONS. BOOK 1
2922	SV4-R151-R1W-862032	R151 COMMODITY MODULE INSTALLATION
2923	SV4-ME01-MEW-862139	UNIT 4 CONDENSER B: INSTALLATIONOF FEEDWATER HEATERS
2924	SV4-ME01-PHW-861719	UNIT 4 CONDENSER B INSTALLATION OF VACUUM PIPING SUPPORTS
2925	SV4-ASS-PHW-860319	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SYSTEM(ASS) PIPING SUPPORT
2926	SV4-WRS-MTW-862030	INSTALLATION OF LEAK CHASE POTS SV4-WRS-MT-02A / 02B
2927	SV4-ME01-MEW-862138	UNIT 4 CONDENSER A: INSTALLATION OF FEEDWATER HEATERS
2928	SV4-CA04-S8W-CV4095	U4 INSTALLATION OF CA04 MODULE AT ELEV. 71'-6
2929	SV4-ME01-PHW-861718	UNIT 4 CONDENSER A: INSTALLATION OF VACUUM PIPING SUPPORTS
2930	SV4-ME01-PHW-861720	UNIT 4 CONDENSER C: INSTALLATION OF VACUUM PIPING SUPPORTS
2931	SV3-MH01-ASW-850001	UNIT 3 CONTAINMENT- INITIAL POLAR CRANE RAIL INSTALLATION
2932	SV4-WWS-P0W-862362	INSTALLATION AND FABRICATION OF WASTE WATER N(WWS) PIPING FOR SLAB 2

10/18/2017	Page 182 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2933	SV4-ME01-MEW-862140	UNIT 4 CONDENSER C: INSTALLATION OF FEEDWATER HEATERS
2934	SV3-MH20-MHW-861869	220T CRANE INITIALIZATION PACKAGE
2935	SV4-4041-AGW-800000	Annex Building, Wall Insulation and Gypsum Board, 117'-6"' Elev., Rooms 40410,40411,40412
2936	SV3-CDS-P0W-ME1392	INSTALL LB CONDENSATE PIPING FROM CONDENSATE PUMPS TO CONDENSATE POLISHING SYSTEM
2937	SV3-CDS-PLW-ME2503	INSTALLATION OF CDS PIPING FOR ISO'S SV3-CDS-PLW-100, -101, -102, -743, -910
2938	SV3-ZAS-ERW-862234	INSTALLATION OF CABLE TRAY SOUTH OF UNIT 3 TRANSFORMERS (24" AND 36")
2939	SV3-PXS-P0W-850941	INSTALL ISOMETRIC SV3-PXS-PLW-941 LARGE BORE PIPING
2940	SV3-RNS-PHW-850162	INSTALL LARGE BORE SUPPORTS FOR ISOMETRICS V3-RNS-PLW-162
2941	SV3-SFS-MLW-861036	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SFS-PY-C01 (P21)
2942	SV3-RNS-PHW-861874	ASME SECTION III - FABRICATION/ INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-01B
2943	SV3-1221-SHW-861903	INSTALL TYPE 01 CABLE TRAY SUPPORTS RM 12205 82'-6" UNIT 3 AUX
2944	SV4-CVS-P0W-861600	INSTALLATION OF CVS PIPING IN ANNEX U4
2945	SV3-PWS-PHW-861979	INSTALLATION OF PWS PIPING SUPPORTS IN ANNEX 3 (PORTION 7)
2946	SV4-0000-C0W-850013	TRANFORMER FOUNDATION WALL POUR #13
2947	SV4-0000-C0W-850010	TRANSFORMER FOUNDATION, TRANSFORMER PAD 10
2948	SV4-CVS-PHW-861601	INSTALLATION OF CVS PIPE SUPPORTS IN ANNEX U4
2949	SV3-1212-ERW-EL4748	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 2, FABRICATE AND INSTALL DESIGNED TRAY SUPPORTS
2950	SV3-MSS-P0W-ME4675	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM(MSS) PIPING
2951	SV3-HDS-PHW-860538	FABRICATION AND INSTALLATION OF HDS SUPPORTS
2952	SV4-0000-C0W-850024	TRANSFORMER FOUNDATION, WALL POUR #24
2953	SV3-5030-C0W-850005	UNIT 3 RADWASTE BUILDING, PIT FOUNDATIONS
2954	SV3-4051-C0W-850000	UNIT 3, ANNEX BUILDING, 135' -3" ELEV. FLOOR SLAB, AREA 1
2955	SV4-RNS-P0W-850186	INSTALL LARGE BORE PIPE ISOMETRIC SV4-RNS-PLW-186
2956	SV4-0000-C0W-850011	TRANSFORMER FOUNDATION WALL POUR # 11
2957	SV3-CA05-C0W-850000	CA05 CONCRETE PRE-PLACEMENT AND PLACEMENT UP TO 105' - 2"
2958	SV3-1237-SHW-860292	INSTALL CONDUIT SUPPORTS ON SHIELD WALL AZ 270¿ TO AZ-325¿ 100'-0"

10/18/2017	Page 183 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2959	SV4-WRS-PHW-861737	KB13 INSTALLATION OF PIPE SUPPORTS & LEVEL TRANSMITTER MOUNT
2960	SV3-RNS-PHW-861880	ASME SECTION III - FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-402
2961	SV3-1230-C0W-850020	WALL 97 (TOP TO 117')
2962	SV3-4033-ERW-862033	INSTALLATION OF CONDUIT PENETRATION SLEEVES, ANNEX BUILDING, AREA 3, ELEV. 100'-0", 107'-2", 121'-0 ' & 126'-3"
2963	SV3-2052-ERW-861852	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEAVATION 141'-3" AREA 2
2964	SV3-2052-ERW-861891	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 2
2965	SV3-2056-ERW-861930	INSTALLATION OF CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141' - 3", AREA 6
2966	SV3-2053-SHW-862020	ELECTRICAL CABLE TRAY SUPPORTS FABRICATION, AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141' - 3", AREA 3
2967	SV3-PXS-P0W-850932	INSTALL ISOMETRIC SV3-PXS-PLW-932 LARGE BORE PIPING
2968	SV3-RNS-PHW-861873	ASME SECTION III – FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-01A
2969	SV3-CA34-S5W-861655	CA34 MODULE FABRICATION/ASSEMBLY OF LOOSE PARTS
2970	SV3-TDS-PHW-860614	INSTALLATION AND FABRICATION OF TURBINE ISLAND VENTS DRAINS AND RELIEF SYSTEMS (TDS) PIPING SUPPORT
2971	SV3-CAS-P0W-ME3430	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-33A)
2972	SV3-2070-MLW-862023	INSTALLATION OF MECHANICAL PIPING PENETRATIONS ON ELEVATION 255' (ROOF)
2973	SV3-2070-MLW-862022	INSTALLATION OF MECHANICAL PIPING PENETRATIONS ELEVATION 230'
2974	SV3-ML05-MLW-ME4785	INSTALLATION OF 100'0" AREA 1 PIPING PENETRATIONS
2975	SV3-PWS-P0W-861978	INSTALLATION OF PWS PIPING IN ANNEX 3 (PORTION 7)
2976	SV4-CA01-S4W-888358	UNIT 4 CA01 B-PLATE FABRICATION
2977	SV3-2037-ERW-862158	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, EL. 100'-0" AREA 7
2978	SV3-2044-SHW-861963	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS
2979	SV3-2052-ERW-861890	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 2
2980	SV3-2048-ERW-862151	INSTALLATION ON CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING ELEVAION 120'-6"

10/18/2017	Page 184 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
2981	SV3-2052-ERW-861887	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 2
2982	SV3-2040-SHW-861920	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120' - 6", AREA 0
2983	SV3-RNS-PHW-861882	ASME SECTION III - FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-422
2984	SV4-MT71-C0W-850012	Waste Water Retention Basin Wall Pour # 12
2985	SV3-2052-ERW-861888	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 2
2986	SV4-0000-C0W-850012	TRANSFORMER FOUNDATION, TRANSFORMER PAD POUR # 12
2987	SV4-WLS-PHW-861523	Fabrication/Installation of WLS Piping Supports shown on Isometric Drawings SV4-WLS-PLW-33K, -357 and -35F
2988	SV3-4032-SHW-EL4034	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOMS 40355, 40354 & 40360
2989	SV3-4032-SHW-EL4033	INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2, ROOM 40352
2990	SV3-PXS-PHW-851943	INSTALL ISOMETRIC SV3-PXS-PLW-943 LARGE BORE PIPE SUPPORTS
2991	SV3-1232-ERW-861442	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 3 AUX BUILDING FLOOR SLABS, EL 100'-0" AREA 2 RMS. 12312 & 12313
2992	SV4-VAS-P0W-861614	INSTALLATION OF PIPING FOR SV4-VAS-PLW-300, 310, -320 & -330
2993	SV4-CA20-S4W-CV5121	UNIT 4 CA20 MODULE BRACING, SHORING & FORMWORK
2994	SV4-4033-C0W-850000	UNIT 4 ANNEX BUILDING CONCRETE PUMP TOWER FOUNDATION IN AREA 3 AT ELEV 100'-0"
2995	SV3-CA00-S5W-862198	SV3-CA MODULES - COUPLER/REBAR ASSEMBLY FABRICATION
2996	SV4-4043-SPW-850001	UNIT 4 - ANNEX, 126'3 " ELEV., DECKING INSTALLATION
2997	SV4-4030-CYW-850000	100' ELEV. GROUT, COLUMN BASES
2998	SV4-ME2G-MEW-862057	FEEDWATER HEATERS SV4-FWS-ME-07A/B
2999	SV3-KQ10-KQW-ME0568	KQ10 REACTOR COOLANT DRAIN TANK (WLS-MT-01) INSTALLATION
3000	SV3-CA20-C0W-850002	CA20 FLOOR SLAB, 66
3001	SV3-4030-SSW-850012	100'- ELEV. S02. STAIRS
3002	SV4-VAS-PHW-861615	INSTALLATION OF PIPE SUPPORTS FOR SV4-VAS-PLW-300 & -320
3003	SV3-5000-EGW-861864	INSTALLATION OF RADWASTE BUILDING GROUNDING FOR AREAS 1, 2, & 3 AT THE 100'-0" ELEVATION

10/18/2017	Page 185 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3004	SV3-2059-SHW-861056	ELECTRICAL CABLE TRAY SUPPORT INSTALLATION IN THE TURBINE BUILDING, ELEVATION 141¿3¿ , AREA 9, ROOM 20500 (TRAPEZE)
3005	SV3-MSS-P0W-860794	MAIN STEAM TURBINE BYPASS PIPING INSTALLATION
3006	SV3-1000-CYW-850000	UNIT 3, NUCLEAR ISLAND BASE MAT REPAIR
3007	SV4-1000-CYW-850000	UNIT 4, NUCLEAR ISLAND BASEMAT REPAIR
3008	SV3-PXS-PHW-851942	INSTALL ISOMETRIC SV3-PXS-PLW-942 LARGE BORE PIPE SUPPORTS
3009	SV4-PXS-P0W-851012	INSTALL SV4 RING PIPE ISOMETRIC SV4-PXS-PLW-944
3010	SV3-PXS-PHW-851931	INSTALL ISOMETRIC SV3-PXS-PLW-931 LARGE BORE PIPE SUPPORTS
3011	SV3-PXS-PHW-851940	INSTALL ISOMETRIC SV3-PXS-PLW-940 LARGE BORE PIPE SUPPORTS
3012	SV4-5030-C0W-850000	UNIT 4 RADWASTE BUILDING MUDMAT
3013	SV3-5030-ERW-861865	INSTALLATION OF RADWASTE BUILDING CONDUIT FOR AREAS 1,2, & 3 AT THE 100' - 0" ELEVATION
3014	SV3-MSS-PHW-860570	MAIN STEAM TURBINE BYPASS PIPE SUPPORTS
3015	SV3-WWS-P0W-860880	FABRICATION AND INSTALLATION OF WWS PIPING AND PIPING DRAINS IN FIRST BAY
3016	SV3-WWS-P0W-861107	INSTALLATION OF ANNEX BLDG WWS PIPING (ISO SV3-WWS-PLW-434, 435, 436, 476 & 967)
3017	SV3-2068-SHW-800003	Install welded cable tray supports in turbin building (elevation 170'0" and 193'6" area 8)
3018	SV3-5030-C0W-850001	UNIT 3 RADWASTE BUILDING SUMP MUDMATS
3019	SV3-5030-C0W-850000	UNIT 3 RADWASTE BUILDING MUDMAT
3020	SV4-DWS-PHW-861603	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISO SV4-DWS-PLW-131)
3021	SV3-SFS-PHW-861791	FABRICATION/INSTALLATION OF B31.1 SUPPORTS FOR ISOMETRIC SV3-SFS-PLW-780
3022	SV3-EDS-DSW-EL3125	INSTALL ANNEX BLDG. NON CLASS 1E DC AND UPS SYSTEM - DC BUS JUNCTION CABINET LOAD GROUP SPARE, ROOM 40310,
3023	SV3-EDS-DSW-EL3121	INSTALL ANNEX BLDG. NON CLASS 1E DC AND UPS SYSTEM - LOAD GROUP SPARE, ROOM 40308,
3024	SV4-KB10-KBW-861732	MODULE KB10 STRUCTURAL FABRICATION
3025	SV4-1212-ERW-861217	INSTALL DESIGN ROUTED CABLE TRAY AND SUPPORTS FOR DIVISION "A" BATTERY ROOM 12101 EL. 66'-6"
3026	SV3-4031-ERW-861247	Install Cable Tray in Rms 40307-40310 Annex Bldg. Area 1, Elev. 100¿ (WP7)
3027	SV3-HDS-PHW-ME3765	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPING SUPPORTS.
3028	SV3-HDS-P0W-ME3740	INSTALLATION AND FABRICATION OF HDS PIPING

10/18/2017	Page 186 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3029	SV3-MSS-P0W-ME4653	INSTALLATION OF MSS PIPING
3030	SV4-2000-P0W-861999	INSTALLATION OF TEMPORARY FIRE PROTECTION SYSTEM STANDPIPE
3031	SV4-2000-PHW-862000	INSTALLATION AND FABRICETION OF TEMPORARY FIRE PROTECTION PIPING SUPPORTS
3032	SV3-CA37-CAW-850000	CA37 MODULE FABRICATION
3033	SV4-CB32-CBW-850000	CB32 MODULE INSTALLATION
3034	SV4-MT71-C0W-850006	Waste Water Retention Basin Wall Pour # 6
3035	SV4-CB33-CBW-850000	CB33 MODULE INSTALLATION
3036	SV4-2060-C0W-850000	UNIT 4, TURBINE GENERATOR DECK. 170' ELEV
3037	SV3-WWS-PHW-ME6703	WASTE WATER SYSTEM 140' ELEVATION
3038	SV4-MSS-PHW-860360	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM(MSS) PIPE SUPPORTS
3039	SV4-4030-C0W-850002	100'-0" ELEV. WALL, POUR #2
3040	SV4-4030-C0W-850001	100'-0" ELEV. WALL, POUR #1
3041	SV3-MV90-MVW-862062	INSTALLATION OF WLS WASTE PRE-/AFTER MODULE (WLS-MV-06 AND 07
3042	SV3-CA01-CCW-850001	Unit 3 CA01 Concrete Placement, Walls #1 through #4 from Elev. 87'-6" to 146'-10-1/2"
3043	SV3-MV90-MVW-862061	INSTALLATION OF DEMINERALIZER OUTLET FILTER ALPHA AND BRAVO (SFS-MV-02A AND 02B)
3044	SV3-ME2L-MEW-ME5893	INSTALLATION OF VYS HEAT EXCHANGER (VYS-ME-01A/B) AT ELEVATION 120'-6"
3045	SV3-4050-C0W-850019	UNIT 3- ANNEX CONCRETE WALLS, CENTRAL W10 WALL, POUR #19
3046	SV3-HDS-P0W-ME3739	INSTALLATION AND FABRICATION OF HDS PIPING
3047	SV3-1232-ERW-861441	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN UNIT 3 AUX BUILDING FLOOR SLABS, EL 100'-0" AREA 2 RMS. 12301, 12302, 12303 & 12311
3048	SV3-CVS-PHW-ME0808	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-506
3049	SV4-WWS-P0W-862031	INSTALLATION AND FABRICATION OF WASTE WATER (WWS) SYSTEM PIPING FOR SLAB 2
3050	SV3-2101-C0W-850402	122' ELEV WALLS, POUR 2NE
3051	SV3-2101-C0W-850403	122' ELEV WALLS, POUR 2NW
3052	SV3-MSS-PHW-ME4674	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM(MSS) PIPING SUPPORT
3053	SV3-2101-C0W-850401	122' ELEV. WALLS, POUR 2SE
3054	SV3-HDS-PHW-ME3754	TURBINE BUILDING HDS PIPE SUPPORT INSTALLATION
3055	SV3-2101-C0W-850404	122' Elev., Walls, Pour2SW

10/18/2017	Page 187 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3056	SV3-MSS-PHW-ME4684	INSTALLATION AND FABRICATION FO MAIN STEAM SYSTEM(MSS) PIPING SUPPORTS
3057	SV3-PXS-P0W-ME2951	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-410 (LINE NUMBERS PXS-PL-L121A), ,
3058	SV3-RNS-PHW-861881	ASME SECTION III – FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-411
3059	SV3-PXS-P0W-850940	INSTALL ISOMETRIC SV3-PXS-PLW-940 LARGE BORE PIPING
3060	SV3-RNS-PHW-861877	ASME SECTION III – FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-021
3061	SV0-SES-ERW-EL1842	INSTALLATION OF ELECTRICAL UNDERGROUND COMMODITIES (MANHOLES AND DUCT BANKS) FOR THE (SES) PLANT SECURITY SYSTEM EAST OF THE ANNEX BLDG. - PHASE 1
3062	SV0-ZFS-ERW-EL1797	INSTALLATION OF UNDERGROUND COMMODITIES (MANHOLES AND DUCTBANKS) FOR THE (EFS/ZFS) COMMUNICATIONS SYSTEM FROM THE ANNEX BLDG. TO MANHOLE NZM026 - PHASE 1
3063	SV3-0000-EGW-EL2236	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS-GROUNDING) FOR THE TRANSFORMER AREA, ELEV. 100'
3064	SV4-MT2Y-MEW-861646	HDS LOW PRESSURE DRAIN TANKS (MT-04A/B/C)
3065	SV3-MSS-PHW-ME4693	INSTALLATION OF MSS PIPE SUPPORTS
3066	SV4-WRS-P0W-861604	INSTALLATION OF ANNEX BLDG WRS PIPING (ISO SV4-WRS-PLW-411, 412, 413, 414, 420, 421 & 430
3067	SV4-2030-SHW-861086	INSTALLATION OF TURBINE 4 CABLE TRAY SUPPLEMENTARY STEEL ON THE 100'-0" ELEVATION AREAS 0, 1 & 4, FROM COLUMNS K.1 TO R AND 12.1 TO 14.
3068	SV3-2043-SHW-861331	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'-6", AREA 3, COLUMNS 18 TO19 & P.2 TO R
3069	SV3-RNS-PHW-861878	ASME SECTION III - FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-190
3070	SV3-CB00-S5W-CV2819	INSTALLATION OF SHEAR STUD FOR CB MODULES
3071	SV3-ME01-PLW-ME1534	UNIT 3 CONDENSER B: INSTALLATION OF WATER CURTAIN PIPING
3072	SV3-SWS-PLW-ME1484	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-010, 020)
3073	SV3-CA32-CAW-850000	Unit 3, CA32 Module Fabrication
3074	SV3-SGS-P0W-ME6693	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC SV3-SGS-PLW-070 (LINE NUMBERS SGS-PL-L009A)
3075	SV3-2042-SHW-861327	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120' - 6", AREA 2, SOUTH OF COLUMN 18 & P.1 TO R

10/18/2017	Page 188 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3076	SV3-4040-AMW-850001	MASONRY WALLS, SWITCH GEAR ROOM 40414 AND 40413
3077	SV3-1200-C0W-850002	S02 STAIR TOWER TREADS, CONCRETE PLACEMENT
3078	SV3-WWS-C0W-850001	UNIT 3 WWs OIL SEPARATOR, RETAINING WALLS AND EQUIP PADS POUR #1
3079	SV4-WWS-C0W-850001	UNIT 4, WWS OIL SEPARATOR, RETAINING WALLS AND EQUIP PADS POUR #1
3080	SV3-CA36-S5W-861650	CA36-Module Fabrication/Assembly of Loose parts
3081	SV4-1212-ERW-861219	INSTALL DESIGN ROUTED CABLE TRAY AND SUPPORTS FOR DIVISION "C" BATTERY ROOM 12102 EL. 66'-6"
3082	SV3-4050-C0W-850020	UNIT 3, ANNEX CONCRETE WALLS, W09 AND NORTH W10 WALLS, POUR #20
3083	SV4-0000-C0W-850009	Transformer Foundation, Wall Pour # 9
3084	SV4-2060-SSW-850013	TB13 STEEL ERECTION
3085	SV3-PXS-PHW-862100	AMSE SECTION III - FABRICATION/ INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-PXS-PLW-740
3086	SV3-RNS-PHW-861886	ASME SECTION III - FABRICATION/ INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-014
3087	SV3-PXS-P0W-851930	INSTALL ISOMETRIC SV3-PXS-PLW-930 LARGE BORE PIPING
3088	SV3-PXS-P0W-850930	INSTALL ISOMETRIC SV3-PXS-PLW-93A SMALL BORE PIPING
3089	SV3-PXS-P0W-850949	INSTALL ISOMETRIC SV3-PXS-PLW-949 SMALL BORE PIPING
3090	SV3-PXS-P0W-850931	INSTALL ISOMETRIC SV3-PXS-P0W-850931
3091	SV4-SFS-P0W-850757	INSTALL ASME PIPE FROM ISOMETRIC SV4-SFS-PLW-757
3092	SV3-1212-ERW-EL4749	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 2, FABRICATE AND INSTALL DESIGNED TRAY SUPPORTS
3093	SV3-CVS-PHW-ME3336	INSTALLATION OF BORIC ACID CVS PIPING SUPPORTS FOR WP (SV3-CVS-P0W-ME3327).
3094	SV3-RNS-P0W-850017	INSTALL ISOMETRIC SV3-RNS-PLW-17A
3095	SV4-RNS-PHW-861621	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRIC SV4-RNS-PLW-141
3096	SV3-PXS-P0W-862101	ASME SECTION III – FABRICATION/INSTALLATION OF PIPING FOR ISOMETRIC SV3-PXS-PLW-012
3097	SV4-RNS-PHW-861624	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRICS SV4-RNS-PLW-210 & -214
3098	SV3-2131-SHW-862185	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNI 3 TURBINE BUILDING, FIRST BAY AREA1. EL. 100'-0", COLUMNS 11 TO 12.1 AND COLUMNS P.2 TO R.
3099	SV3-2131-SHW-862187	ELECTRICAL CABLE TRAY SUPPLEMENTAL TRAY STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, FIRST BAY AREA 1, EL. 100'-0", COLUMNS 11 TO 12.1 AND WEST OF 1.2

10/18/2017	Page 189 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3100	SV3-2053-SHW-861210	Electrical Cable Tray Welded (floor stand) Support Installation in the Unit 3 Turbine Building, Elevation 141'3", Area 3
3101	SV3-FPS-P0W-850055	INSTALL LARGE BORE PIPE PER ISO SV3-FPS-PLW-55MM
3102	SV3-TDS-P0W-861539	INSTALLATION AND FABRICATION OF TURBINE ISLAND DRAINS VENTS AND REFLIEF SYSTEM(tds)PIPING
3103	SV4-1212-ERW-861220	INSTALL DESIGN ROUTED CONDUIT AND CONDUIT SUPPORTS IN BATTERY ROOM "C", ROOM 12102 EL. 66¿-6¿
3104	SV3-2131-SHW-862186	ELECTRICAL CABLE TRAY SUPPLEMENT STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING FIRST BAY AREA 1, EL. 100'-0", COLUMNS 11 TO 12.1 AND COLUMNS K.5 TO L.5
3105	SV4-1212-ERW-861222	INSTALL DESIGN ROUTED CONDUIT AND CONDUIT SUPPORTS IN "SPARE" BATTERY ROOM 12103 EL. 66¿
3106	SV3-WWS-P0W-ME6281	WWS PIPING TO THE UNIT 3 WASTE WATER RETENTION BASIN
3107	SV3-PWS-PHW-862040	INSTALLATION OF ANNEX BLDG PWS PIPE SUPPORTS (ISO SV3-PWS-PLW-111, 112, 116, 142, 143, 145, 151, 152, 441 & 459)
3108	SV3-MH20-MHW-861870	15T Crane Initialization Package
3109	SV3-4000-SHW-862352	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-58A, ANNEX BUILDING, ALL AREAS/ELEVATIONS, BOOK 1
3110	SV3-PWS-P0W-862039	INSTALLATION OF ANNEX BLDG PWS PIPING (ISO SV3-PWS-PLW-111, 112, 116, 142, 143, 145, 151, 152, 441 & 459
3111	SV4-RNS-P0W-861667	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-17C
3112	SV3-PXS-P0W-850942	INSTALL ISOMETRIC SV3-PXS-PLW-942 LARGE BORE PIPING
3113	SV3-PCS-P0W-850810	INSTALL PIPING PER ISO SV3-PCS-PLW-810
3114	SV3-1214-JCW-862429	STAGE GRAB SAMPLE PANEL PACKAGE (SV3-PSS-MS-01) IN ROOM 12152M AREA 4, ELEV. 66'-6"
3115	SV0-SES-ERW-862488	INSTALL CONDUIT IN SES DUCT BANK/TRENCH FOR SECURITY LOCATED BETWEEN SITE GRID J1603-K1402
3116	SV4-1120-EJW-861993	FABRICATION AND INSTALLATION OF EX-CORE DETECTOR PMS JUNCTION BOX SUPPORTS IN ROOMS 11202 & 1104 EL 84'-6"
3117	SV4-PWS-P0W-800001	Install Small Bore Pipe & Supports Per SV4-PWS-PLW-053
3118	SV3-ZBS-EWW-861313	Cable Pull from Switchyard Control House to Unit 3 Turbine
3119	SV4-CA01-CCW-850004	CA01 CONCRETE WALL PLACEMENT SEC 6 A, B, C, & D AND 9
3120	SV3-CA01-CCW-850004	CA01 CONCRETE WALL PLACEMENT SEC 6 A, B, C, & D AND 9
3121	SV4-PWS-P0W-862369	INSTALLATION OF ANNEX BLDG PWS PIPING (ISO SV4-PWS-PLW-115, - 457 & -458

10/18/2017	Page 190 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3122	SV4-CAS-PHW-800001	Install Small Bore Supports per Isometric SV4-CAS-PLW-839
3123	SV3-VWS-PLW-ME2798	INSTALL PIPING FOR IS0 #'S SV3-VWS-PLW-20K, SV3-VWS-PLW-20L, SV3-VWS-PLW-20M.
3124	SV3-2151-SSW-800000	First Bay, 135'-3" Elev. Structural Steel
3125	SV3-FPS-PHW-851055	INSTALL PIPE SUPPORTS FOR ISO SV3-FPS-PLW-55M
3126	SV4-MT71-C0W-850015	Waste Water Retnetion Basin Wall Pour # 15
3127	SV4-MT71-C0W-850017	Waste Water Retention Basin Wall Pour # 17
3128	SV3-1222-CSW-850100	S01 STAIR TOWER FOR NI 3, AUX BUILD, AREA 2
3129	SV4-RNS-P0W-861628	ASME III FABRICATION/INSTALLATION OF CA20 SMALL BORE PIPING FOR ISOMETRICS SV4-RNS-PLW-211, -216 & -218
3130	SV3-PCS-P0W-850833	INSTALL ASME III LB PIPING FROM ISOMETRIC SV3-PCS-PLW-833
3131	SV3-PCS-P0W-850830	INSTALL ISOMETRIC SV3-PCS-PLW-830
3132	SV4-RNS-PHW-861629	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRICS SV4-RNS-PLW-211 & -216
3133	SV3-PXS-P0W-850933	INSTALL ISOMETRIC SVE-PXS-PLW-933 LARGE BORE PIPING
3134	SV3-PWS-P0W-862367	INSTALLATION OF ANNEX BLDG PWS PIPING (ISO SV3-PWS-PLW-115, -457 & 458
3135	SV3-HDS-P0W-860763	INSTALLATION AND FABRICATION OF HDS PIPING
3136	SV4-CA20-C0W-850003	CA20 FLOOR SLABS 34 thru 37
3137	SV3-4040-AMW-850003	MASONRY WALLS, ROOMS 40412 AND 40411
3138	SV3-CDS-PHW-860479	INSTALLATION OF CDS PIPING SUPPORTS
3139	SV3-WWS-PHW-860657	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS
3140	SV3-WWS-PHW-860656	FABRICATION AND INSTALLATION OF WWS PIPING HANGERS
3141	SV3-1000-TIW-862440	BIG SPAN CV COVER TEMPORARY ELECTRICAL
3142	SV3-WWS-PHW-861108	Installation of Annex WWS Piping Supports
3143	SV4-WLS-PHW-861363	INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-33D & 33E
3144	SV4-WLS-PHW-861361	INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-980 & -981
3145	SV3-40302-AEW-800000	Architectural Ceiling System, Room 40302
3146	SV4-2020-ERW-861800	INSTALLATION OF CABLE TRAY RACEWAY ON THE 82'-9" ELEVATION OF THE TURBINE BUILDING
3147	SV3-2037-ERW-862159	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, EL. 100'-0" AREA 7
3148	SV4-CB41-CBW-800000	CB41 Module Installation

10/18/2017	Page 191 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3149	SV4-CB37-CBW-800000	CB37 Module Installation
3150	SV4-CB43-CBW-800000	CB43 Module Installation
3151	SV4-1130-C0W-800001	Reinforced Concrete inside Containment, Reactor Cavity, from 87'-6" to 98'-0" Elev.
3152	SV4-1130-C0W-800002	Reinforced Concrete inside Containment, Refuel Cavity up to 95' Elev.
3153	SV3-PCS-P0W-850051	INSTALL PIPE ISOMETRIC SV3-PCS-PLW-051 LARGE BORE PIPE
3154	SV4-ME01-PLW-861889	UNIT 4 CONDENSER B: FABRICATION & INSTALLATION OF 3RD EXTRACTION STEAM PIPING
3155	SV4-ME01-PLW-861887	UNIT 4 CONDENSER B: FABRICATION & INSTALLATION OF 1ST EXTRACTION STEAM PIPING
3156	SV4-0000-ELW-862490	INSTALLATION OF CONDUIT FOR UNIT 4 STANDARD PLANT YARD TRANSFORMER AREA LIGHTING
3157	SV4-2060-EGW-862155	EMBEDDED GROUNDING INSTALLATION FOR TURBINE 4 AT ELEVATIONS 148'-10", 158'-7" AND 170'-0"
3158	SV4-0000-ELW-862487	CABLE PULL AND FIXTURES FOR UNIT 4 STANDARD PLANT TRANSFORMER AREA LIGHTING
3159	SV3-FPS-P0W-850521	INSTALL LARGE BORE FPS PIPING ISO SV3-FPS-PLW-521
3160	SV4-ME01-PLW-861890	UNIT 4 CONDENSER B: FABRICATION & INSTALLATION OF 4TH EXTRACTION STEAM PIPING
3161	SV4-RNS-P0W-861697	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-173
3162	SV4-RNS-PHW-861678	ASME III FABRICATION/INSTALLATION FO PIPE SUPPORTS FOR SV4-RNS-PLW-17S
3163	SV4-RNS-PHW-861703	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRIC SV4-RNS-PLW-176
3164	SV3-R261-ERW-862645	INSTALLATION OF ELECTRICAL CABLE TRAY AND TRAY GROUNDING IN MODULE R261
3165	SV3-SGS-MLW-861041	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SGS-PY-C03A (P27)
3166	SV3-SGS-MLW-861042	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SGS-PY-C03B (P28)
3167	SV3-FPS-P0W-854200	INSTALL SPOOLS FOR SV3-FPS-PLW-55A, 55B, 55C, 559, 55U, 558, 55X, 55T, 556
3168	SV3-4031-SHW-861532	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, WEST OF BATTERY CHARGER ROOMS, BETWEEN COLUMN LINES 9/10.05.
3169	SV3-5030-C0W-850006	UNIT 3 RADWASTE BUILDING, REBAR FABRICATION FOR GRADE BEAMS & TRENCHES
3170	SV4-ME01-PLW-862149	UNIT 4 CONDENSER B TO C INTERCONNECTION PIPING
3171	SV4-0000-C0W-850025	TRANSFORMER MSU PEDESTAL
3172	SV4-1208-C0W-800011	100'-0" - Cylindrical Wall - RC02
3173	SV3-CA33-S5W-862273	CA33- SEAM WELDS

10/18/2017	Page 192 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3174	SV3-WWS-PHW-860658	INSTALLATION OF WWS PIPE SUPPORTS
3175	SV3-RNS-PHW-861875	ASME SECTION III – FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-013
3176	SV3-CA33-S5W-862462	CA33 MODULE - INSTALL SHIPPED LOOSE PARTS
3177	SV3-WLS-P0W-ME3726	INSTALLATION OF LARGE BORE WLS PIPING (ISOMETRICS SV3-WLS-PLW-534,-535,-536,-53A)
3178	SV4-WLS-PHW-861367	INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-35L, -35K, -35M & -90B
3179	SV3-2042-SHW-861328	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING AREA 2, EL. 120'-6", NORTH OF COLUMN 17 AND BETWEEN COLUMNS P.1 TO R
3180	SV4-MT71-C0W-850014	Waste Water Retention Basin Wall Pour # 14
3181	SV4-1160-SPW-800000	SPL22, 23 & 24 Installation
3182	SV4-WRS-P0W-800005	Install Large Bore Pipe per Isometric SV4-WRS-PLW-59P
3183	SV3-WSS-PHW-ME4397	FABRICATION/INSTALLATION OF SMALL BORE WSS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WSS-PLW-510, 511, 512)
3184	SV3-CA01-CCW-850002	CA01 Concrete, Wall Placements #2 through #4 from Elev. 146'-10-1/2" to 153'-0", and #17 and #18 to Elev. 158'-0"
3185	SV4-WRS-P0W-800006	Install Large Bore Pipe per Isometric SV4-WRS-PLW-59Y
3186	SV4-1208-CCW-851002	UNIT 4 SHIELD BUILDING COURSE 2 CONCRETE FILL
3187	SV4-CA20-C0W-850009	90'-3" & 92'-6" ELEV CA20 FLOOR SLABS, CA20-43 THRU 46 FLOORS, ROOM 12463 & 12365
3188	SV3-2131-SHW-800004	Electrical Cable Tray Supports Turbine Building First Bay Elevation 100'0" Area 1
3189	SV4-RNS-PHW-861666	ASME III FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR SV4-RNS-PLW-17B
3190	SV4-PXS-PHW-851021	INSTALL SV4 RING 2 SUPPORTS FROM PIPE ISOMETRIC SV4-PXS-PLW-938
3191	SV3-4031-AWW-850000	UNIT 3 - ANNEX BUILDING, WALL FRAMING, 100' EL., ROOMS 40300 AND 40302
3192	SV3-4051-ERW-862397	INSTALLATION OF CONDUIT PENETRATION SLEEVES, ANNEX BUILDING, AREA 1, ELEV. 135'-3"
3193	SV3-CA01-CCW-850013	UNIT 3 CA01 CONCRETE WALL PLACEMENT SECTION #16 UP TO 116'-6"
3194	SV3-2058-SHW-800000	Elec Cable Tray Welded Support Fab & Install in Unit 3 Turbine Building, Elevation 141’ 3”, Area 8
3195	SV4-RNS-P0W-800003	Install LB Pipe from ISO SV4-RNS-PLW-17F
3196	SV4-CAS-P0W-800002	Install small bore pipe and supports per SV4-CAS-PLW-86C
3197	SV4-2070-C0W-850005	ROOF ELE. FLOOR SLAB, POUR #5
3198	SV3-1208-C0W-850007	UNIT 3 CYLINDRICAL WALL - POUR RC07A

10/18/2017	Page 193 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3199	SV4-CA20-S4W-850005	CA20, ROOMS 12362 & 12363, SUBMODULE 52, 53, 54 & 55 INSTALLATION
3200	SV3-2131-SHW-800006	Electrical Cable Tray Supports Turbine Building First Bay Elevation 100'0" Area 1
3201	SV4-RNS-PHW-861626	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRIC SV4-RNS-PLW-161
3202	SV4-1208-CEW-800000	100'-0" - Cylindrical Wall - Fabricate Electrical EPA's
3203	SV4-1235-EYW-862722	INSTALL CONDUIT SLEEVES FOR PENETRATIONS THROUGH PRECAST CONCRETE PANEL 1225-CP-S01 UNIT 4 AUXILIARY BUILDING ELEVATION 81'-6" AREA 5
3204	SV4-PXS-P0W-860287	INSTALL LARGE BORE PIPING ISOMETRICS (SV4-PXS-PLW-187, -188, -189)
3205	SV4-DWS-P0W-860989	INSTALL SMALL BORE DWS PIPING and SUPPORTS (ISOMETRIC: SV4-DWS-PLW-772)
3206	SV4-DWS-P0W-860297	INSTALL SMALL BORE DWS PIPING and SUPPORTS (INCLUDES ISOMETRICS: SV4-DWS-PLW-770, -771)
3207	SV4-DWS-P0W-862430	INSTALL SMALL BORE DWSPIPING AND SUPPORTS (INCLUDES ISOMETRICS: SV4-DWS-PLW-771)
3208	SV3-4041-AWW-850000	UNIT 3- ANNEX BUILDING, WALL FRAMING, 117-6' ELEV, ROOMS 40410, 40411, 40412
3209	SV4-WLS-PHW-850750	FABRICATE AND INSTALL SUPPORTS FOR ISO SV4-WLS-PLW-750
3210	SV4-2060-SAW-862812	UNIT 4 TURBINE BUILDING 170'-0" ELEVATION STUD INSTALLATION
3211	SV3-1208-C0W-850017	UNIT 3 CYLINDRICAL WALL - POUR RC07B
3212	SV3-2131-SHW-800008	Electrical Cable Tray Supports Turbine Building First Bay Elevation 100'0" Area 1
3213	SV4-4051-SAW-850001	SUPPLEMENTARY STEEL EL135'-3" AREA 1 GL E/I.1 & 11.09/11.15
3214	SV4-1211-ERW-861223	INSTALL DESIGN ROUTED CABLE TRAY AND SUPPORTS FOR DIVISION "B" BATTERY ROOM 12104 EL. 66'-6"
3215	SV3-2031-SHW-800000	Installation of Welded Cable Tray Supports in Turbine Building (Elev. 100’ 3” Area 1)
3216	SV4-4030-C0W-850007	UNIT 4 ANNEX BUILDING REINFROCING STEEL FOR AREA 1 WALLS FROM ELEV. 100'-0" TO 117'-6"
3217	SV3-CA02-CCW-850000	UNIT 3 CONTAINMENT WALL MODULE CA02 CONCRETE PLACEMENT
3218	SV4-2050-CCW-862816	UNIT 4 TURBINE BUILDING GROUTING ACTIVITIES AT ELEVATION 141'-3"
3219	SV4-0000-C0W-850026	TRANSFORMER FOUNDATION MSU NORTH WALLS
3220	SV4-WRS-P0W-861736	INSTALLATION OF WRS PIPING ON MODULE KB13
3221	SV3-CA37-ERW-861472	FABRICATION AND INSTALLATION OF ELECTRICAL PENETRATIONS WITHIN THE CA37 MODULE

10/18/2017	Page 194 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3222	SV3-TDS-PHW-860618	INSTALLATION AND FABRICATION OF TURBINE ISLAND VENTS AND DRAINS AND RELIEF SYSTEMS (TDS) PIPING SUPPORTS
3223	SV3-PWS-PHW-861414	INSTALLATION OF PWS PIPE SUPPORTS
3224	SV4-RNS-PHW-861690	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRIC SV4-RNS-PLW-142
3225	SV4-RNS-PHW-861674	ASME III FABRICATION/INSTALLATION OF CA20 PIPE SUPPORTS FOR ISOMETRIC SV4-RNS-PLW-17Q
3226	SV4-CA01-S4W-861775	CA01-SA07 - ELEV. 107' - 119' DIRECT WELDED ATTACHMENTS (DWA)
3227	SV3-2042-SHW-861329	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT3 TURBINE BUILDING, ELEVATION 120'-6", AREA 2, COLUMNS 16 TO 17 & BETWEEN P.1 TO R
3228	SV3-2044-SHW-860224	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT3 TURBINE BUILDING, ELEVATION 120'-6", AREA 4, COLUMNS 13.05 TO 13.1 & BETWEEN I.2 TO K.1
3229	SV3-2070-EGW-861658	ELECTRICAL GROUNDING FOR UNIT 3 TURBINE BUILDING ROOF, AREA ROOF, ELEVATION 254'-0"
3230	SV3-1130-C0W-850009	CONCRETE PRE-PLACEMENT & PLACEMENT IN THE UNIT 3 CONTAINMENT TOC EL. 107'-2"
3231	SV3-11206-CYW-800000	Grout PXS Accumulator Tank, 87'-6" Elev., Room 11206
3232	SV3-11207-CYW-800000	Grout PXS Accumulator Tank B, Room 11207
3233	SV4-4030-C0W-850008	UNIT 4 ANNEX BUILDING EMBEDMENTS AND CONCRETE FOR AREA 1 WALLS FROM ELEV 100'-0" TO 117'-6"
3234	SV4-1130-C0W-850000	REINFORCED CONCRETE INSIDE CONTAINMENT 87'-6" TO 96'-0" WEST SIDE (LAYER 6V AND 7V)
3235	SV3-1121-JRW-855000	INSTALL INSTRUMENT RACK 1121-JR-001
3236	SV4-CA02-CCW-850000	UNIT 4 CONTAINMENT WALL MODULE CA02 CONCRETE PLACEMENT
3237	SV3-HDS-P0W-ME3738	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM PIPING
3238	SV3-2131-SHW-800003	Electrical Cable Tray Supports Turbine Building First Bay Elevation 100'0" Area 1
3239	SV3-2056-SHW-800001	Elect Cable Tray Welded Support Fab & Install in Unit 3 Turbine Building, Elevation 141’ 3”, Area 6
3240	SV4-2000-C0W-862917	Unit 4 Turbine Building 100'-0" Elev. Temporary Elevator Foundation
3241	SV4-WWS-P0W-862177	INSTALL ISO SV4-WWS-PLW-437, 438, 439, 441, 442 AND 443
3242	SV3-CA35-S5W-862208	CA35 ASSEMBLY AND SHIP LOOSE MATERIAL INSTALL
3243	SV4-RNS-PHW-861631	ASME III FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR SV4-RNS-PLW-090
3244	SV4-RNS-PHW-861696	ASME III FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR SV4-RNS-PLW-172

10/18/2017	Page 195 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3245	SV4-PXS-PHW-851019	INSTALL SV4 RING 2 SUPPORTS FROM PIPE ISOMETRIC SV4-PXS-PLW-936
3246	SV4-PXS-PHW-851025	INSTALL SV4 RING 2 SUPPORT FROM PIPE ISOMETRIC SV4-PXS-PLW-947
3247	SV3-1123-JRW-862534	ERECT INSTRUMENT RACK 1123-JR-001
3248	SV4-12155-CYW-800000	Room 12155 Grout, R155 - WLS Equipment Room Supply Balancing Damper
3249	SV4-12162-CYW-800000	Room 12162 Grout, RNS Residual Heat Removal Pump A Stand (RNS-MZ-12A)
3250	SV4-12163-CYW-800000	Room 12163 Grout, RNS Residual Heat Removal Pump B Stand (RNS-MZ-12B)
3251	SV4-2060-CEW-862913	UNIT 4 TURBINE BUILDING 170'-0" ELEVATION PENETRATION SLEEVES
3252	SV3-PXS-P0W-862102	ASME SECTION III - FABRICATION/INSTALLATION OF PIOPING FOR ISOMETRIC SV3-PXS-PLW-022
3253	SV4-RNS-P0W-861623	ASME III FABRICATION/INSTALLATION OF CA20 SMALL BORE PIPING FOR ISOMETRICS SV4-RNS-PLW-210, -214 & -217
3254	SV4-PXS-P0W-850410	INSTALL PIPE FOR IS0-PXS-PLW-410
3255	SV4-RNS-PHW-861701	ASME III FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR SV4-RNS-PLW-175
3256	SV4-1208-C0W-850103	92'-6" TO 100'-0" ELEV, CONCRETE PRE-PLACEMENT AND PLACEMENT, POUR #12S
3257	SV4-WWS-P0W-862179	INSTALLATION OF ANNEX BLDG WWS PIPING (ISO SV4-WWS-PLW-419, 420, 421, 422, 423, 424, 440, 470, 471, 472, 473, 474, 475 & 950)
3258	SV4-WWS-PHW-862180	INSTALLATION OF ANNEX BLDG WWS PIPE SUPPORTS (WWS-PLW-419, 420, 421, 422, 423, 424, 440, 470, 471, 472, 473, 474, 475 & 950)
3259	SV4-1208-C0W-850101	UNIT 4 CYLINDRICAL WALL, POUR # 11A ELEV 90'-6" TO 100'-0"
3260	SV4-1208-C0W-850102	90'-6" TO 100'-0" ELEV CONCRETE PRE-PLACEMENT AND PLACEMENT POUR # 12N
3261	SV4-4051-SAW-850000	Unit 4, Annex Supplemental Steel Area 1, Elev 135'3"
3262	SV3-2141-ERW-862700	THE INSTALLATION OF CONDUIT PENETRATION SLEEVES IN THE 117'6" ELEV WALLS OF THE FIRST BAY
3263	SV4-2053-SHW-862446	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING, ELEVATION 141'-3", AREA 3 FROM COLUMNS 19 TO 20 & P.2 TO R
3264	SV4-ME01-PLW-862141	UNIT 4 CONDENSER A: INSTALLATION OF FLASHBOX PIPING
3265	SV4-FPS-PHW-860893	INSTALLATION AND FABRICATION OF FIRE PROTECTION SYSTEM(FPS) PIPING SUPPORT

10/18/2017	Page 196 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3266	SV3-2052-ERW-861892	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 2
3267	SV3-2053-ERW-861866	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 3
3268	SV3-2053-ERW-861825	SV3-2053-ERW-861825
3269	SV3-2053-ERW-861824	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 3
3270	SV3-2053-ERW-861867	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 3
3271	SV3-2053-ERW-861865	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEVATION 141'3" AREA 3
3272	SV3-2053-ERW-861949	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEVATION 141'3", AREA 3
3273	SV3-0000-EGW-EL2315	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (SV3-SITE STATION GROUNDING GRID) FOR GROUND GRID AREA, K1400.
3274	SV3-ASS-PLW-ME1476	FABRICATE AND INSTALL AUXILIARY STEAM SYSTEM(ASS) PIPING PORTION 4 FOR 100-0
3275	SV3-CA01-S4W-CV4224	CA01-38 SUBMODULE ERECTION
3276	SV3-CA01-S4W-CV4237	CA01 TEMPORARY ATTACHMENTS
3277	SV3-CA01-V1W-CV5039	U3 INSTALLATION AND REMOVAL OF CA01 MODULE GUIDE PINS AT ELEV. 83'-0"
3278	SV3-CA05-S4W-CV3013	INSTALLATION OF OPEN WORK ITEMS FOR CA05 MODULE TO BE INSTALLED AFTER SET AT NUCLEAR ISLAND NI 3.
3279	SV4-2000-SUW-CV1819	CH80 MODULE ASSEMBLY & ERECTION
3280	SV0-YFS-P0W-ME1884	FABRICATE AND INSTALL THE YARD FIRE WATER PIPING FROM THE BLDG. 301 CAPPED FUTURE SNC CONNECTION TO VISITOR CENTER.
3281	SV3-1220-CCW-CV1890	CONCRETE IN AUXILIARY BUILDING WALLS (21,22,23, AND 24) UP TO ELEVATION 82'-6"
3282	SV3-1220-CEW-CV1608	U3 AUXILIARY BUILDING EMBED PLATES &TEMPOARY FORMWORK-AREA 3 & 4-EL 82'-6" WALLS (WALL PLACEMENTS #28,41,42,48,49,51,& 52)
3283	SV3-1220-CRW-CV2575	UNIT 3 AUXILIARY BUILDING A3 (82'-6" TO 100'-0") INTERIOR WALL REBAR - AREAS 3, 4, 5, &6
3284	SV3-1220-SSW-CV1591	Auxiliary Building Structural Steel Framing Elevation 82'-6"
3285	SV3-2101-CCW-CV3347	UNIT 3 TURBINE FIRST BAY WALLS
3286	SV3-4000-SSW-CV2708	RE-WORK ANNEX BUILDING AREA 4 STRUCTURAL STEEL

10/18/2017	Page 197 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3287	SV3-4000-T2W-CV2231	HSB ASSEMBLY & INSTALLER QUALIFICATION FOR ANNEX BUILDING AREAS 1-3
3288	SV3-4001-SSW-CV3904	Annex Building Area 1 Supplemental Steel Installation
3289	SV3-4002-SSW-CV3869	ANNEX BUILDING AREA 2 SUPPLEMENTARY STEEL INSTALLATION
3290	SV3-4040-SSW-CV2286	ANNEX BUILDING STRUCTURAL STEEL AREA 1 SEQUENCE
3291	SV3-4040-SSW-CV2287	ANNEX BUILDING STRUCTURAL STEEL AREA 2 SEQUENCE
3292	SV3-CA01-S4W-CV2152	INSTALL CA01-08 PERMANENT WELDED ATTACHMENTS
3293	SV3-CA01-S4W-CV2154	INSTALL CA01-10 PERMANENT WELDED ATTACHMENTS
3294	SV3-CA01-S4W-CV2155	CA01-SUB-ASSEMBLY 1 BASEMAT CONNECTION PLATES
3295	SV3-CA01-S4W-CV2245	INSTALL CA01-28 PERMANENT WELDED ATTACHMENTS
3296	SV3-CA01-S4W-CV2246	INSTALL CA01-29 PERMANENT WELDED ATTACHMENTS
3297	SV3-CA01-S4W-CV2941	CA01-01 OVERLAY PLATES AND ATTACHMENTS
3298	SV3-CA01-S4W-CV3697	CA01-03 OVERLAY PLATES AND ATTACHMENTS
3299	SV3-CA01-S4W-CV4075	CA01-04 OLP'S AND PERMANENT WELDED ATTACHMENTS
3300	SV3-CA01-S4W-CV4078	CA01-13 OLPs AND PERMANENT WELDED ATTACHMENTS
3301	SV3-CA01-S4W-CV4081	CA01-17 OLP AND ATTACHMENTS
3302	SV3-CA01-S4W-CV4082	CA01-18 Overlay Plates and Permanent Welded Attachments
3303	SV3-CA01-S4W-CV4151	CA01 SUBASSEMBLY 2 BASEMAT CONNECTION PLATES
3304	SV3-CA01-S4W-CV4233	INSTALL ACCESSIBLE CA01 SUB-ASSEMBLY 3 BASEMAT CONNECTION PLATES IN MAB
3305	SV3-CA01-S4W-CV4234	CA01-SUB ASSEMBLY _4 Basemat Connection Plates
3306	SV3-CA01-S4W-CV4235	SUB ASSEMBLY 5 ACCESSIBLE BASEMAT CONNECTION PLATE INSTALLATION IN MAB
3307	SV3-CA01-S4W-CV4236	SUB ASSEMBLY 6 BASEMENT CONNECTION, ACCESSIBLE B-PLATE INSTALLATION IN MAB
3308	SV3-CA01-S4W-CV4278	INSTALL CA01-38 PERMANENT WELDED ATTACHMENTS
3309	SV3-CA01-S4W-CV4284	INSTALL SV3-CA01-25,-47 & -48 PERMANENT WELDED ATTACHMENTS
3310	SV3-CA01-S4W-CV5581	CA01 OVERLAY PLATES - TORQUEING AND TESTING
3311	SV3-CA01-S4W-CV5692	CA01-14 PERMANANT WELDED ATTACHMENTS
3312	SV3-CA01-S5W-CV4146	CA01 MISCELLANEOUS UNSATISFACTORY IRS AND N&D REWORK/REPAIRS
3313	SV3-CA04-S5W-CV3778	REWORK N&D SV3-CA04-GNR-000033 FOR UNIT 3 CA04
3314	SV3-CA20-S4W-CV2075	EXTERIOR TEMPORARY ATTACHMENTS @ COLUMN LINE 2
3315	SV3-CA20-S4W-CV2077	EXTERIOR TEMPORARY ATTACHMENTS @ COLUMN LINE J1

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3316	SV3-CA20-S4W-CV2106	INTERIOR TEMPORARY ATTACHMENTS FOR SUB-ASSEMBLY 1
3317	SV3-CA20-S4W-CV2107	INTERIOR TEMPORARY ATTACHMENTS FOR SUB-ASSEMBLY 2
3318	SV3-CA20-S4W-CV2198	CA20 SUB ASSEMBLY 1 REWORK FOR CLOSURE OF N&Ds
3319	SV3-CA20-S4W-CV2325	CA20 SUB ASSEMBLY 2 WORK LIST ITEMS WB-W00003, WB-W00004, WB-W00017, WB-W00023, WB-W00031, WB-W00038, WB-W00042, WB-W00043 & WB-W00044
3320	SV3-CA20-S4W-CV2560	CA20 MODULE WALL BRACING FOR CONCRETE PLACEMENT
3321	SV3-CA20-S4W-CV2599	CA20 WLS MONITOR TANKS MODIFICATIONS PER APP-CA20-GEF-1266
3322	SV3-CA20-S5W-CV1501	CA20 Installation of Rebar Couplers Removed for Testing
3323	SV3-CA20-S8W-CV2878	INSTALL COMMODITIES IN CA20 MODULE FROM ELEVATION 82'6" TO 92'6" FOR ROOMS 12166, 12167, 12262, 12264, 12265 AND 12268
3324	SV3-CB00-S8W-CV3227	INSTALLATION OF CB MODULES 61, 62, 63 & 64 AT ELEVATION 80'0
3325	SV3-R151-ERW-EL3772	INSTALLATION OF ELECTRICAL CABLE TRAY IN MODULE R151
3326	SV3-R155-ERW-EL2805	INSTALLATION OF ELECTRICAL CABLE TRAY IN MODULE R155
3327	SV3-SDS-PHW-ME2548	INSTALLATION OF ANNEX SDS SUPPORTS (FOR WP SV3-SDS-P0W-ME2421)
3328	SV3-WWS-PHW-ME3044	INSTALLATION OF WWS PIPE SUPPORTS FOR SLAB 3 AT 120' 6" ELEVATION PORTION 2
3329	SV3-CVS-P0W-ME2661	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-802)
3330	SV3-CVS-P0W-ME2824	INSTALLATION OF LARGE BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-011)
3331	SV3-CVS-P0W-ME2827	Installation of Large Bore CVS Piping (Includes Isometrics: SV3-CVS-PLW-195)
3332	SV3-CVS-PHW-ME2921	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-04J
3333	SV3-CVS-PHW-ME2927	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-290
3334	SV3-CVS-PHW-ME2928	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-292
3335	SV3-CVS-PHW-ME2929	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-800
3336	SV3-CWS-P0W-ME2179	FABRICATION AND INSTALLATION OF CWS PIPING FROM STRAINERS SV3-CWS-PY-C01A/B/C TO HEAT EXCHANGERS SV3-TCS-ME-01A/B/C.
3337	SV3-CWS-P0W-ME2197	FABRICATION AND INSTALLATION OF CWS PIPING IN TURBINE ROOM 20309 FROM CWS HEADER TO CMS-ME-01A/B/C/D (ELEVATION 90FT TO 101 FT)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3338	SV3-CWS-P0W-ME2214	Farbrication And Installation of CWS Piping In Turbine Room 20309 From CWS Header To CMS-ME-01A/B/C/D (Elevation 101 FT To 129 FT)
3339	SV3-CWS-PHW-ME2180	FABRICATION AND INSTALLATION OF CWS PIPING SUPPORTS FROM STRAINERS SV3-CWS-PY-C01A/B/C TO HEAT EXCHANGERS SV3-TCS-ME-01A/B/C.
3340	SV3-CWS-PLW-ME2505	INSTALLATION OF CWS PIPING FOR ISOMETRICS SV3-CWS-PLW-737
3341	SV3-DOS-EWW-EL2623	INSTALL (PULL) ELECTRICAL LEAK DETECTION CABLES FOR THE (DOS) DIESEL OIL SYSTEM
3342	SV3-DOS-PHW-ME2312	Install Pipe Supports (Spiders) on the Diesel Fuel Oil Lines East of Unit 3 Annex.
3343	SV3-DTS-PHW-ME1515	Fabricate and Install Demineralized Water Treatment System (DTS) supports portion 1-(Raw Water Supply to DTS-MS-01)
3344	SV3-DTS-PLW-ME1514	Fabricate and Install Demineralized Water Treatment System (DTS) piping (DTS-MT-02 DRAIN)
3345	SV3-DWS-P0W-ME2606	FABRICATE AND INSTALL DWS SMALL BORE PIPING SHOWN ON THE ISOMETRIC DRAWING SV3-DWS-PLW-067
3346	SV3-DWS-P0W-ME2607	FABRICATE AND INSTALL DWS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWINGS SV3-DWS-PLW-732 & SV3-DWS-PLW-733
3347	SV3-DWS-P0W-ME2608	FABRICATE AND INSTALL DWS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWINGS SV3-DWS-PLW-755 & SV3-DWS-PLW-756
3348	SV3-DWS-P0W-ME6351	INSTALLATION OF ANNEX BLDG DWS PIPING (ISOMETRICS SV3-DWS-PLW-139 & -143
3349	SV3-DWS-PHW-ME3339	FABRICATE AND INSTALL DEMINERALIZED WATER PIPING SUPPORT IAW SV3-DWS-PLW-150, SV3-DWS-PLW-247
3350	SV3-DWS-PHW-ME4473	INSTALLATION OF ANNEX DWS PIPING SUPPORT FOR WP (SV3-DWS-P0W-ME4472)
3351	SV3-DWS-PHW-ME6675	INSTALLATION OF ANNEX BLDG DWS PIPE SUPPORTS (ISOMETRICS SV3-DWS-PLW-140, -141)
3352	SV3-ECS-ERW-EL2717	SV3- INSTALL ECS DUCT BANKS FROM MANHOLES NXM010, NXM011 TP FIRE PUMPS/ FIRE WATER TANKS- PHASE 3A
3353	SV3-ECS-ERW-EL2718	SV3-INSTALL ECS DUCT BANKS FROM NORTH SIDE OF UNIT 3 TURBINE BLDG. TO CHEMICAL FEED STORAGE BLDG. - PHASE 3/4
3354	SV3-ECS-ERW-EL2719	SV3 - INSTALL ECS DUCT BANKS FROM SWS COOLING TOWERS TO PASSIVE CONTAINMENT COOLING TANK/DTS/WESTSIDE OF TURBINE BLDG. - PHASE 3/4
3355	SV3-FPS-P0W-ME4957	FABRICATE AND INSTALL THE UNIT 3 FIRE PROTECTION SYSTEM (FPS) PIPING ON ISOMETRICS (SV3-FPS-PLW-956, 957, 95AM, 95AN)
3356	SV3-FPS-P0W-ME6783	FABRICATE AND INSTALL THE UNIT 3 FIRE PROTECTION SYSTEM (FPS) ON ISOMETRICS (SV3-FPS-PLW-958, 959, 95AQ, 95AS, 95AT)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3357	SV4-SWS-PLW-ME2362	INSTALLATION OF SWS PIPING FOR ISOMETRICS SV4-SWS-PLW-040, SV4-SWS-PLW-041, SV4-SWS-PLW-042, SV4-SWS-PLW-043,
3358	SV4-SWS-PLW-ME2364	INSTALLATION OF SWS PIPING FOR ISOMETRICS SV4-SWS-PLW-050, SV4-SWS-PLW-051, SV4-SWS-PLW-052, SV4-SWS-PLW-053,
3359	SV3-FPS-PHW-ME2474	INSTALLATION OF ANNEX FPS PIPING SUPPORTS FOR WP (SV3-FPS-PLW-ME2471)
3360	SV3-FPS-PHW-ME2480	INSTALLATION OF ANNEX FPS PIPING SUPPORTS FOR WP (SV3-FPS-PLW-ME2479)
3361	SV3-FPS-PHW-ME2577	INSTALLATION OF ANNEX FPS PIPING SUPPORTS FOR WP (SV3-FPS-PLW-ME2574)
3362	SV3-FPS-PLW-ME2471	INSTALLATION OF ANNEX FPS PIPING PACKAGE #1
3363	SV4-WRS-PLW-ME1761	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-59W, 593, 59E, 59F AND 59X)
3364	SV3-FPS-PLW-ME2479	INSTALLATION OF ANNEX FPS PIPING PACKAGE #2
3365	SV3-FPS-PLW-ME2573	INSTALLATION OF ANNEX FPS PIPING PACKAGE #3
3366	SV3-FPS-PLW-ME2574	INSTALLATION OF ANNEX FPS PIPING PACKAGE #4
3367	SV3-FPS-THW-ME2128	HYDRO TEST PACKAGE FOR UNIT 3 PHASE 1 FIRE PROTECTION SYSTEM (FPS)
3368	SV3-1110-ADW-CV4326	INSTALLATION OF RCDT COMPARTMENT REACTOR CAVITY SHIELD DOOR
3369	SV3-1120-CEW-CV5777	U3 CONTAINMENT CONCRETE CA01 BASEMAT CONNECTION EMBED PLATES EL 87'-6" TO 107'-3"
3370	SV3-1210-ERW-EL3170	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 6, INSTALL SCHEDULED CONDUIT AND TYPICAL SUPPORTS.
3371	SV3-1220-ERW-EL2744	Conduit Sleeves, Unit 3 Auxiliary Building Floor Slab, Elevation 82'-6", Area 1 & 2
3372	SV3-1220-ERW-EL3188	INSTALL ELECTRICAL PENETRATIONS IN AUX BUILDING SHIELD WALL FROM 82'-6" TO 100'-0"
3373	SV3-1220-ERW-EL3285	INSTALL ELECTRICAL CONDUIT SLEEVES IN UNIT 3 AUXILIARY BUILDING FLOOR SLAB, 82'-6", SECTION 2, IN ROOMS 12211 & 12212.
3374	SV3-1224-EYW-EL3326	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN PRECAST CONCRETE PANEL. AND CAST-IN-PLACE CONCRETE (ABOVE PRECAST CONCRETE PANELS) UNIT 3, AUXILIARY BUILDING, ELEVATION 92'-6", AREA 4
3375	SV3-1230-EGW-EL2883	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 100'-0'' SLAB AREAS 1, 2 & 3
3376	SV3-1230-EGW-EL2884	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 100'-0" SLAB AREAS 4, 5 & 6
3377	SV3-1230-SSW-CV4311	AUX BLD STRUCTURAL STEEL 82'-6" TO 100'-0" AREA 1 AND 2
3378	SV3-2000-SSW-CV3088	TURBINE BLDG. HOUSE STEEL IN-PROCESS REPAIR/REWORK (SEQ7-SEQ11)

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3379	SV3-2020-ERW-EL4488	ELECTRICAL CABLE TRAY INSTALLATION FOR THE TURBINE BUILDING AT ELEVATION 82'-9"
3380	SV3-2033-SHW-EL6791	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BLDG, ELEV 100'-0" AREA 3 FROM COLUMNS 18 TO 19 & L.1 TO P.2
3381	SV3-2038-SHW-EL6796	Electrical Cable Tray Steel Installation in the Turbine Building, Elevation 100'-0", Area 8 from Colmns 12.1 to14 & H.05 to 1.2
3382	SV3-2040-EGW-EL3352	ELECTRICAL GROUNDING TERMINATIONS FOR THE UNIT # 3 TURBINE BUILDING AT ELEVATIONS 117'-6" AND 120'-6".
3383	SV3-2060-CEW-CV4838	UNIT 3 TURBINE BLDG CA81 STEAM TURBINE GENERATOR FOUNDATION ANCHOR BOLT INSTALLATION AT EL. 170'-0"
3384	SV3-2060-SSW-CV7041	TURBINE BLDG HOUSE STEEL IN-PROCESS REPAIR/REWORK (SEQUENCE 12 - SEQUENCE 16)
3385	SV3-2130-CCW-CV5214	UNIT 3 TURBINE BUILDING FIRST BAY MISCELLANEOUS GROUTING AT ELEVATION 100'-0"
3386	SV3-2131-EYW-EL2912	ELECTRICAL WALL PENETRATIONS FOR THE FIRST BAY TURBINE BUILDING AT ELEVATION 100'-0"
3387	SV3-4030-CCW-CV2187	Annex Mat Foundation - Areas 1,2, & 3
3388	SV3-ASS-P0W-ME4206	FABRICATE AND INSTALL AUXILIARY STEAM SYSTEM(ASS) PIPING PORTION 5 FOR 100'-0"
3389	SV3-CA00-S4W-CV5035	UNIT 3 NUCLEAR ISLAND SMCI OVERLAY PLATE COUPLER TENSILE TESTING FOR STRUCTURAL MODULES
3390	SV3-CA01-V2W-CV5875	CA01 POST LOAD INSPECTIONS FOR SPARE SUPER LIFTING LUGS
3391	SV3-CA20-S4W-CV4395	TEMPORARY ATTACHMENTS FOR CA20 FLOOR ASSEMBLIES
3392	SV3-CAS-PHW-ME2783	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-CAS-PLW-759
3393	SV3-CCS-PHW-ME2916	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CCS-PLW-091
3394	SV3-CDS-PHW-ME2504	INSTALLATION OF CDS SUPPORTS FOR ISOMETRICS SV3-CDS-PLW-100, SV3-CDS-PLW-101, SV3-CDS-PLW-102, SV3-CDS-PLW-743, SV3-CDS-PLW-910.
3395	SV3-CVS-P0W-ME2825	INSTALLATION OF LARGE BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-021, 183)
3396	SV3-CVS-P0W-ME2826	INSTALLATION OF LARGE BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-091, 094)
3397	SV3-FPS-P0W-ME2670	FABRICATE AND INSTALL PHASE 5 FIRE PROTECTION SYSTEM (FPS) SOUTH OF THE RAD WASTE BUILDING. (ISO'S SV3-FPS-PLW-951,95BC,95AC,95AD,95AB)
3398	SV3-FPS-PLW-ME4839	INITIAL ENERGIZATION - INSTALLATION OF ANNEX FIRE PROTECTION SYSTEM (FPS) PIPING IAW (ISOMETRICS SV3-FPS-PLW-343, -295)
3399	SV3-HDS-P0W-ME3748	INSTALLATION AND FABRICATION OF HEATER DRIN SYSTEM(HDS) PIPING

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3400	SV3-ML05-MLW-ME2818	ATTACHMENT OF COLLAR RING FOR SV3-12365-ML-P48, SV3-12365-ML-P03, AND SV3-12365-ML-P25
3401	SV3-ML05-MLW-ME4784	INSTALLATION OF PENETRATION 11205-ML-P03 (CA01)
3402	SV3-ML05-MLW-ME4822	CA01 Penetration 11504-ML-P03 (ASME)
3403	SV3-ML05-MLW-ME4824	INSTALLATION OF PENETRATION 11205-ML-P01 (CA01)
3404	SV3-ML05-MLW-ME5037	INSTALLATION OF CA01 PENETRATIONS
3405	SV3-ML05-MLW-ME5038	INSTALLATION OF CA01 PENETRATIONS
3406	SV3-MS01-MEW-ME4612	INSTALLATION OF WATER-COOLED CENTRIFUGAL WATER CHILLERS SV3-VWS-MS-01A & 01B
3407	SV3-MS19-MEW-ME2639	Install MB Condensate Polisher Spent Resin Holdup Tank (CPS-MV-02)
3408	SV3-MS30-MEW-ME2638	INSTALL TB CHEMICAL SKIDS (CFS-MS-02D/-05C/-06)
3409	SV3-PWS-P0W-ME4944	INITIAL ENERGIZATION - INSTALLATION OF ANNEX PORABLE WATER SYSTEM (PWS) PIPING INCLUDING ISOMETRICS: SV3-PWS-PLW-170, -193, -406, -475, -493, -495 THRU 499
3410	SV3-PXS-P0W-ME2674	Installation of Small Bore PXS Piping (Includes Isometric: SV3-PXS-PLW-66X)
3411	SV3-PXS-P0W-ME2732	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01L (LINE NUMBERS PXS-PL-L022A)
3412	SV3-PXS-P0W-ME2733	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01M (LINE NUMBERS PXS-PL-L024A)
3413	SV3-PXS-P0W-ME2734	ASME Section III - Fabrication/Installation of Isometric # SV3-PXS-PLW-01N (Line Numbers PXS-PL-L023A)
3414	SV3-PXS-P0W-ME2736	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMECTRIC# SV3-PXS-PLW-01W (LINE NUMBERS PXS-PL-L059A)
3415	SV3-PXS-P0W-ME2738	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01Y (LINE NUMBERS PXS-PL-L136A)
3416	SV3-PXS-P0W-ME2886	ASME SECTION III- FARICATION/INSTALLATION OF ISOMETRIC#SV3-PXS-PLW-011 (LINE NUMBERS PXS-PL-L015A)
3417	SV3-SWS-PHW-ME5446	FABRICATION AND INSTALLATION OF PIPE SUPPORTS FOR ISOS SV3-SWS-PLW-051, -052, -062, -063
3418	SV3-SWS-PHW-ME5447	FABRICATION AND INSTALLATION OF PIPE SUPPORTS FOR SWS SYSTEM
3419	SV3-SWS-THW-ME6788	HYDRO TEST THE SERVICE WATER SYSTEM (SWS) IN PHASE 3A.
3420	SV3-VAS-MDW-ME4772	FABRICATION AND INSTALLATION OF VAS DUCT IN ROOM 12153

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3421	SV3-VYS-P0W-ME4478	FABRICATE AND INSTALL ANNEX HOT WATER HEATING SYSTEM (VYS) PIPING IAW (ISOMETRICS SV3-VYS-PLW-431, -432, 433, -434, -438, -439, -444, -445)
3422	SV3-WLS-P0W-ME2908	FABRICATE AND INSTALL UNIT 3 WLS PIPING FROM RADWASTE BUILDING THROUGH PHASE 5
3423	SV3-WLS-PHW-ME3031	INSTALLATION OF SMALL BORE WLS PIPE SUPPORTS ON R104 MODULE
3424	SV3-WRS-P0W-ME2991	INSTALLATION OF SMALL BORE WRS PIPING ON R104 MODULE
3425	SV3-WRS-P0W-ME4429	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-80A, - 80W, -865
3426	SV3-WRS-PHW-ME4385	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WRS-PLW-594
3427	SV3-WRS-PHW-ME4386	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-WRS-PLW-65R, 651
3428	SV3-WRS-PLW-ME4452	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-833, 873)
3429	SV3-WRS-PLW-ME4458	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-84N, 86M)
3430	SV3-WRS-PLW-ME4469	CA20 LEAK CHASE TESTING PROCEDURE FOR CHANNELS CONNECTING TO THE FUEL TRANSFER CANAL (FHS-MT-02)
3431	SV3-WRS-PLW-ME4470	CA20 LEAK CHASE TESTING PROCEDURE FOR CHANNELS CONNECTING TO THE CASK LOADING PIT (FHS-MT-05)
3432	SV3-WRS-PLW-ME4471	CA20 LEAK CHASE TESTING PROCEDURE FOR CHANNELS CONNECTING TO THE CASK WASHDOWN PIT (FHS-MT-06)
3433	SV3-WWS-P0W-ME2633	ANNEX BUILDING - ELEVATION 115+ WWS PIPING #1
3434	SV3-WWS-P0W-ME2662	WWS EMBEDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WWS-PLW-020)
3435	SV3-WWS-P0W-ME2692	Annex Building - Elevation 100+ WWS Piping #3
3436	SV3-WWS-P0W-ME2693	ANNEX BUILDING- ELEVATION 100+ WWS PIPING #4
3437	SV3-WWS-P0W-ME4627	INSTALLATION OF TURBINE BUILDING WWS PIPING FOR SLAB 1 ON 120'-6" ELEVATION
3438	SV3-WWS-P0W-ME4628	INSTALLATION OF TURBINE BUILDING WWS PIPING FOR SLABS 4, 5, 6 ON 120'-6"
3439	SV3-WWS-PHW-ME3073	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0W-ME2692)
3440	SV3-WWS-PHW-ME3075	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0WME2694)
3441	SV3-WWS-PHW-ME3653	INSTALLATION OF TURBINE BUILDING WWS PIPING SUPPORTS FOR ISOMETRICS SV3-WWS-PLW-06B, 06BF, 06D, 06E, 06F, 06G, 06L, 06J, 06K, 06P
3442	SV4-WWS-CCW-CV6768	UNIT 4 WWS DUCTBANK
3443	SV4-WWS-PLW-ME1346	WWS LINE TO WWRB

10/18/2017	Page 204 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3444	SV4-CA01-S4W-861784	CA01-SA07 ELEV ABOVE 119' OLPS AND WELDED ATTACHMENTS
3445	SV0-SES-ERW-862927	INSTALL CONDUIT IN SES DUCT BANK/TRENCH FOR SECURITY LOCATED BETWEEN SITE GRID M101-L1502 PHASE 10
3446	SV3-4031-SHW-861531	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, BETWEEN COLUMN LINES 11.09/11.15 & G/I.
3447	SV3-4000-SHW-862383	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAILS C-71, ANNEX BUILDING, ALL AREAS/ELEVATIONS. BOOK 1
3448	SV3-FPS-P0W-854240	INSTALL LB CONTAINMENT UPPER RING HEADER PIPING PER ISO'S SV3-FPS-PLW-552, 55Q, 553, 55R, 55K.
3449	SV3-WWS-P0W-ME2484	WWS EMBEDED PIPING INSTALLATION (INCLUDING ISOMETRICS SV3-WWS-PLW-32C, -32E, -32F, -32G)
3450	SV3-WRS-P0W-ME4433	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-80F)
3451	SV4-0000-CCW-CV7168	Concrete and Rebar for the Diesel and Electric-Driven Pump Enclosure Foundation
3452	SV4-1000-CCW-CV1470	Unit 4 Nuclear Island Basemat Concrete Placement Up To 66'-6"
3453	SV3-WWS-PHW-ME2960	INSTALLATION OF LARGE BORE WWS PIPING SUPPORTS (INCLUDES ISOMETRICS SV3-WWS-PLW-01D)
3454	SV4-1000-CRW-CV1736	UNIT 4, WEST SHIELD WALL REBAR BELOW 100' ELEVATION
3455	SV3-WWS-PHW-ME3043	SV3-WWS-PHW-ME3043
3456	SV4-1000-CRW-CV1744	UNIT 4, SHIELD BUILDING, EAST PERIMETER WALL REBAR FROM 66'-6" TO 82'-6"
3457	SV3-WWS-PHW-ME3045	INSTALLATION OF WWS PIPE SUPPORTS FOR SLAB 3 AT 120' 6" ELEVATION PORTION 3
3458	SV4-1010-CRW-CV1748	INSTALLATION OF #9 AND #11 WALL DOWELS AFTER BASE MAT CONCRETE PLACEMENT
3459	SV4-1020-CRW-CV1745	UNIT 4, SHIELD BUILDING, EAST PERIMETER WALL REBAR FROM 82'-6" TO 100'-0"
3460	SV4-1100-ERW-EL2285	CONTAINMENT BUILDING EX CORE INSTRUMENTATION EMBEDDED CONDUIT EL 71FT-6IN TO 10FT-2IN
3461	SV3-WWS-PHW-ME3072	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0W-ME2691)
3462	SV4-1100-Z0W-CV3929	UNIT 4 CONTAINMENT REINFORCED CONCRETE REQUIREMENTS
3463	SV4-1110-CCW-CV1919	Containment Concrete - EL. 71'-6"
3464	SV4-1110-CCW-CV5151	UNIT 4 INSIDE CVBH CORE DRILLING IN CONCRETE PLACEMENT AT ELEVATION 76'-6"
3465	SV3-WWS-PLW-ME3028	INSTALLTION OF WWS PIPING FOR SLAB 3 AT 120'6" EKEVATION
3466	SV4-1110-CEW-CV1878	CONTAINMENT CONCRETE EMBEDMENTS - EL. 71'-6"

10/18/2017	Page 205 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3467	SV4-1110-CEW-CV6676	INSTALLATION OF UNIT 4 STEAM GENERATOR COLUMN PEDESTAL EMBEDMENTS
3468	SV4-1110-CRW-CV1837	Containment Vessel Bottom Head Layers A, B, & C
3469	SV4-1120-CEW-CV4911	U4 NUCLEAR ISLAND CONTAINMNET EMBEDS AND ANCHOR BOLTS ELEVATION 71'-6" TO 84'-6"
3470	SV4-1120-CRW-CV3063	CONTAINMENT CONCRETE REINFORCEMENT EL 71 FT-6IN TO EL 76FT-6IN
3471	SV4-2040-SSW-CV3969	UNIT 4 TURBINE BUILDING SEQUENCE 7 HANDRAIL AND STAIRS
3472	SV4-ECS-ERW-EL6124	SV4-INSTALL ECS DUCT BANKS FROM MANHOLES NXM010, NXM011 TO FIRE PUMPS/FIRE WATER TANKS - PHASE 8A
3473	SV4-1120-EGW-EL2342	INSTAL GROUNDING IN UNIT 4 CONTAINMENT BUILDING AT ELEVATION 82' 6'' TO 100' 0''
3474	SV4-ECS-ERW-EL6125	SV4-INSTALL ECS DUCT BANKS FROM NORTH SIDE OF UNIT 4 TURBINE BLDG TO CHEMICAL FEED STORAGE BLDG - PHASE 8A
3475	SV4-1200-AXW-CT7673	COATINGS - U4 AUX. BUILDING AREAS 3 & 4 CONCRETE COATINGS
3476	SV4-1200-CRW-CV1741	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING-INSTALLATION OF REINFORCING STEEL ON INTERIOR WALLS UP TO 82'-6" (WALL PLACEMENTS 9 THRU 38)
3477	SV4-WRS-P0W-ME5964	FABRICATION AND INSTALLATION OF SMALL BORE WRS PIPING (ISOMETRIC SV4-WRS-PLW-57Q)
3478	SV4-WWS-PLW-ME1766	Installation of Large Bore WWS Piping (Includes Isometrics SV4-WWS-PLW-01B, -01D, -014)
3479	SV4-1210-CCW-CV1815	Unit 4 Nuclear Island Auxiliary Building Concrete Placement For Interior Walls From Elevation 66'-6" (Wall Placements #9 THRU 38) -REV. 0-
3480	SV4-1210-CEW-CV1738	U4 Auxiliary Building Embed Plates-EL 66'6"- Interior Walls
3481	SV4-1210-CEW-CV1739	U4 AUXILIARY BUILDING EMBEDMENTS-CYLINDRICAL WALL-EL. 66'-6"
3482	SV4-1210-EGW-EL1798	INSTALL GROUNDING FOR WALL POURS 1, 3, 4 AND 5
3483	SV4-1210-ERW-EL1810	UNIT 4 AUXILIARY BUILDING, INSTALL ELECTRICAL PENETRATIONS & GROUNDING FOR WALLS 34,35,36,37 & 38. SECTIONS 4,5 & 6. ELEVATION 66'-6" TO 82'-6"
3484	SV4-1210-MLW-CV2466	U4 CIVIL BLOCKOUTS FOR MECHANICAL & ELECTRICAL PENETRATIONS-AUX. BUILDING WALLS EL. 66'-6" TO EL. 82'-6"
3485	SV4-1220-CCW-CV2318	UNIT 4 CONCRETE PLACEMENT OUTSIDE CVBH UP TO ELEVATION 82'-6"
3486	SV4-1220-CCW-CV2540	Unit 4 Nuclear Island Auxiliary Building Concrete Placement for Exterior Walls from Elev. 82'-6" to 100'-0" (Wall Placements 39 thru 48)
3487	SV4-1220-CCW-CV2541	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING AREAS 1 AND 2 CONCRETE PLACEMENT FOR INTERIOR WALLS FROM ELEVATION 82'-6" TO 100'-0"

10/18/2017	Page 206 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3488	SV4-1220-CEW-CV1612	Unit 4 Nuclear Island AUX. BLDG AREAS 1 THRU 6 - EL 82' -6 WALLS-MECHANICAL/ELECTRICAL PENETRATION BLOCKOUTS & BLOCKOUT EMBEBMENTS
3489	SV4-1220-CEW-CV2434	U4 AUXILIARY BUILDING EMBED PLATES & FORM WORK FOR AREA 1-EL 82'-6" WALLS
3490	SV4-1220-CEW-CV2436	U4 AUXILIARY BUILDING EMBED PLATES & TEMPORARY FORMWORK-AREA 3 & 4- EL. 82'-6" WALLS
3491	SV4-1220-CRW-CV2538	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING - INSTALLATION OF REINFORCING STEEL ON EXTERIOR WALLS FROM ELEV. 82'6" TO 100'0" (WALL PLACEMENTS 39 THRU 48)
3492	SV4-1220-CRW-CV2539	UNIT 4 NUCLEAR ISLAND AUXILIARY BUILDING AREAS 1 AND 2 INSTALLATION OF REINFORCING STEEL ON INTERIOR WALLS FROM ELEV. 82'6" TO 100;0" (WALL PLACEMENTS 49 THRU 71)
3493	SV4-1220-EGW-EL2723	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 82'-6" SLAB AREAS 1,2 & 3
3494	SV4-1220-EGW-EL2724	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 82'-6" SLAB AREAS 4, 5 & 6
3495	SV4-1220-EGW-EL5784	Install Grounding For Shield Wall Elevation 82'-6" to 100'-0""
3496	SV4-1230-EGW-EL3664	ISNTALL GROUNGING GRID AND FLOOR PLATES FOR 100'-0" SLAB AREAS 1,2 & 3
3497	SV4-1230-EGW-EL3665	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 100'-0" SLAB AREAS 4,5, & 6
3498	SV3-2056-SHW-800003	Elect Cable Tray Welded Support Fab & Install in Unit 3 Turbine Building, Elevation 141’ 3”, Area 6
3499	SV4-2000-T2W-CV1584	HSB Assembly & Installer Qualification For Turbine Building
3500	SV4-2020-CCW-CV0388	Unit 4, Turbine Building Grout below Elev. 100'
3501	SV4-2020-EGW-EL3437	ELECTRICAL GROUNDING TERMINATIONS FOR THE TURBINE BUILDING AT ELEVATION 82'-9"
3502	SV4-2020-MEW-ME1128	Unit 4 Condenser A Hotwell Assembly
3503	SV4-2020-MEW-ME1129	Unit 4 Condenser B Hotwell Assembly
3504	SV4-2020-MEW-ME1130	Unit 4 Condenser C Hotwell Assembly
3505	SV4-2020-MEW-ME1131	Unit 4 Condenser A Lower Tube Bundle Assembly
3506	SV4-2020-MEW-ME1132	Unit 4 Condenser B Lower Tube Bundle Assembly
3507	SV4-2020-MEW-ME1133	Unit 4 Condenser C Lower Tube Bundle Assembly
3508	SV4-2020-MEW-ME1134	Unit 4 Condenser A Upper Tube Bundle Assembly
3509	SV4-2020-MEW-ME1135	Unit 4 Condenser B Upper Tube Bundle Assembly
3510	SV4-2020-MEW-ME1136	Unit 4 Condenser C Upper Tube Bundle Assembly
3511	SV4-2020-MEW-ME1137	Unit 4 Condenser A Upper Shell Exterior Shell Assembly
3512	SV4-2020-MEW-ME1138	Unit 4 Condenser A Upper Shell Heater Truss Assembly

10/18/2017	Page 207 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3513	SV4-2020-MEW-ME1139	Unit 4 Condenser A Upper Shell Upper Truss Assembly
3514	SV4-2020-MEW-ME1141	Unit 4 Condenser B Upper Shell Exterior Shell Assembly
3515	SV4-2020-MEW-ME1145	Unit 4 Condenser C Upper Shell Exterior Shell Assembly
3516	SV4-2020-MEW-ME1146	Unit 4 Condenser C Upper Shell Heater Truss Assembly
3517	SV4-2020-MEW-ME1147	Unit 4 Condenser C Upper Shell Upper Truss Assembly
3518	SV4-2020-MEW-ME1400	Unit 4 Condenser A Spring Support Foundation Installation
3519	SV4-2020-MEW-ME1401	UNIT 4 CONDENSER B SPRING SUPPORT FOUNDATION INSTALLATION
3520	SV4-2020-MEW-ME1402	Unit 4 Condenser C Spring Support Foundation Installation
3521	SV4-2020-MEW-ME1491	UNIT 4 CONDENSER A INSTALLATION (LOWER & UPPER SHELL)
3522	SV4-2020-MEW-ME1492	UNIT 4 CONDENSER B INSTALLATION (LOWER & UPPER SHELL)
3523	SV4-2020-MEW-ME1493	Unit 4 Condenser C Installation (Lower & Upper Shell)
3524	SV4-2020-MEW-ME1600	UNIT 4 CONDENSER A FLASHBOX INSTALLATION
3525	SV3-WWS-P0W-ME4630	INSTALLATION OF WWS PIPING
3526	SV4-2030-CCW-CV0385	UNIT 4 TURBINE BUILDING CONCRETE CURBS AND PADS AT 100' ELEVATION
3527	SV4-2030-CCW-CV0389	UNIT 4 TURBINE BUILDING GROUT AT THE 100' ELEVATION
3528	SV4-2030-CCW-CV1458	UNIT 4, TURBINE BUILDING STAIR LANDINGS
3529	SV4-2030-CEW-CV1389	UNIT 4 TURBINE BLDG FABRICATION OF CONSTRUCTION AIDS FOR 100'-0"
3530	SV4-2030-EGW-EL1079	Electrical Grounding Installation for the Turbine Building at Elevation 100'-0"
3531	SV4-2030-EGW-EL4819	ELECTRICAL GROUNDING TERMINATIONS FOR THE TURBINE BUILDING AT ELEVATION 100'
3532	SV4-2030-SSW-CV1825	TURBINE BUILDING STRUCTURAL STEEL FRAMING @ 100FT. ELEVATION EXCLUDING FIRST BAY (SEQUENCE SIX)
3533	SV4-2040-CCW-CV0387	UNIT 4, TURBINE BUILDING CONCRETE PLACEMENT AND POST-PLACEMENT ACTIVITIES, 120' ELEVATION
3534	SV4-2040-CEW-CV5843	UNIT 4 TURBINE ELEVATION 120'-6" FORMWORK, EMBEDS, ANCHOR BOLTS
3535	SV4-2040-SSW-CV3970	UNIT 4 TURBINE BUILDING SEQUENCE 7 GRATING & DECKING
3536	SV4-2040-SUW-CV1826	TURBINE BUILDING STRUCTURAL STEEL ERECTION SEQUENCE 7
3537	SV4-2060-C0W-850005	170' ELEV. FLOOR SLAB, POUR # 5
3538	SV4-2101-CEW-CV5807	UNIT 4, TURBINE BUILDING FIRST BAY WALLS, DOOR FRAMES
3539	SV4-2101-CFW-CV5805	UNIT 4, TURBINE BUILDING FIRST BAY WALLS, FORMWORK

10/18/2017	Page 208 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3540	SV4-2101-CRW-CV5802	UNIT 4, TURBINE BUILDING, FIRST BAY WALLS UP TO 122' ELEV. REBAR
3541	SV4-2101-CRW-CV5803	Unit 4, Turbine Building, 1st Bay Walls, Wall to Wall Mechanical Couplers up to 122’
3542	SV4-2131-CCW-CV0391	UNIT 4, TURBINE BUILDING, FIRST BAY CONCRETE UP TO 100' ELEVATION AND EQUIPMENT PADS
3543	SV4-4000-CEW-CV5067	UNIT 4, ANNEX BUILDING CONSTRUCTION AIDS
3544	SV4-4000-CRW-CV5094	UNIT 4 ANNEX BUILDING REBAR BENDING AND FABRICATION
3545	SV4-4000-Z0W-CV5066	UNIT 4, ANNEX BUILDING, REINFORCED CONCRETE REQUIREMENTS
3546	SV4-ASS-P0W-ME5421	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SYSTEM (ASS) PIPING
3547	SV4-ASS-P0W-ME5424	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SUPPLY SYSTEM (ASS) PIPING PORTION 4
3548	SV4-ASS-P0W-ME5425	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SUPPLY SYSTEM (ASS) PIPING PORTION 5
3549	SV4-ASS-P0W-ME5426	INSTALLATION AND FABRICATION OF AUXILIARRY STEAM SUPPLY SYSTEM PIPING PORTION 6
3550	SV4-ASS-PHW-ME5427	Installation and Fabrication of Auxiliary Steam System(ASS) Piping Supports
3551	SV3-CVS-P0W-ME2648	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-04C)
3552	SV4-ASS-PHW-ME5428	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SYSTEM(ASS) PIPING SUPPORTS PORTION 1
3553	SV4-ASS-PHW-ME5429	INSTALLATION AND FABRICATION OF PIPE SUPPORTS PORTION 2
3554	SV4-ASS-PHW-ME5430	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SUPPLY SYSTEM (ASS) PIPING SUPPORT PORTION 3
3555	SV4-ASS-PHW-ME5431	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SUPPLY SYSTEM (ASS) PIPING SUPPORT PORTION 4
3556	SV4-ASS-PHW-ME5432	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SUPPLY SYSTEM(ASS) PIPING SUPPORT PORTION 5
3557	SV4-ASS-PHW-ME5433	FABRICATION AND INSTALLATION OF ASS PIPE SUPPORTS (PORTION 6)
3558	SV4-C0S7-CCW-CV0544	Electrical Duct Bank for Unit 4 CWS, Cooling Water System
3559	SV4-CA04-S4W-CV2447	Lifting Lugs and Temporary Attachments for Unit 4 CA04
3560	SV4-CA20-S4W-CV6894	CA20-51 TEMPORAR ATTACHMENTS - FLOOR
3561	SV4-CB65-S4W-CV2665	FABRICATION OF OVERLAY PLATES (OLP) FOR CB65
3562	SV4-CDS-CCW-CV7060	U4 Condensate Tank Storage Foundation
3563	SV4-CES-P0W-ME7576	Installation of CES piping (Portion 1)
3564	SV4-CPS-P0W-ME1668	UNIT 4 TURBINE BUILDING EL 100'-0": FABRICATION & INSTALLATION OF EMBEDDED CPS PIPING

10/18/2017	Page 209 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3565	SV4-CR10-CRW-CV1154	The Erection of Structural Steel for the CR10 module on Pad 139
3566	SV4-CR10-CRW-CV1416	INSTALLATION OF CR 10 UNIT 4 NUCLEAR ISLAND REINFORCING STEEL LAYERS 4-10
3567	SV4-CWS-ERW-EL0352	Electrical Installation of (CWS) Cooling Water System Manholes & Duct Banks
3568	SV4-CWS-P0W-ME1713	INSTALLATION OF LARGE BORE CWS PIPING AT GRIDLINE R
3569	SV4-CWS-P0W-ME2758	Installation of CWS Piping from Backwash Strainers to Yard.
3570	SV4-CWS-P0W-ME5457	TO INSTALL AND FABRICATE CIRCULATING WATER SYSTEM (CWS) PIPING
3571	SV4-CWS-P0W-ME7467	INSTALLATION OF CROSSOVER PIPING FROM CONDENSER A TO CONDENSER B
3572	SV4-CWS-P0W-ME7468	INSTALLATION OF CROSSOVER PIPING FROM CONDENSER B TO CONDENSER C
3573	SV4-CWS-PHW-ME1716	INSTALLATION OF LARGE BORE CWS PIPING SUPPORTS AT GRIDLINE R
3574	SV4-CWS-PHW-ME5470	INSTALLATION AND FABRICATION OF AUXILIARY STEAM SUPPLY SYSTEM (ASS) PIPING SUPPORT
3575	SV4-CWS-PHW-ME7469	INSTALLATION OF PIPE SUPPORTS FOR 120" CROSSOVER PIPING FROM CONDENSER A TO CONDENSER B
3576	SV4-CWS-PHW-ME7470	INSTALLATION OF PIPE SUPPORTS FOR 120" CROSSOVER PIPING FROM CONDENSER 'B' TO CONDENSER 'C'
3577	SV4-DTS-P0W-ME1714	INSTALLATION OF DTS PIPING FROM YARD TO CARTRIDGE FILTER SKID SV4-DTS-MS-01
3578	SV4-DTS-PHW-ME1717	INSTALLATION OF DTS PIPING SUPPORTS FROM YARD TO CARTRIDGE FILTER SKID SV4-DTS-MS-01
3579	SV4-FPS-MPW-ME7582	Install Unit 4 Diesel Fire Pump Package SV4-FPS-MS-01B
3580	SV4-FPS-P0W-ME1943	INSTALLATION OF LARGE BORE FPS PIPING (INCLUDES ISOMETRICS: SV4-FPS-PLW-820, 825, 830)
3581	SV4-HDS-P0W-ME5463	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM(HDS) PIPING
3582	SV4-ME01-P0W-ME2589	UNIT 4 CONDENSERS A, B & C - TURBINE BYPASS PIPING
3583	SV4-ME01-PLW-ME0992	Unit 4 Condenser A: Installation of Hotwell Piping
3584	SV4-ME01-PLW-ME1000	Unit 4 Condenser B: Installation of Hotwell Piping
3585	SV4-ME01-PLW-ME1002	UNIT 4 CONDENSER C: INSTALLATION OF HOTWELL PIPING
3586	SV4-ME01-PLW-ME1004	UNIT 4 CONDENSER A: INSTALLATION OF UPPER SHELL NOZZLE CONNECTIONS
3587	SV4-ME2W-MEW-ME3012	INSTALLATION OF HDS DRAIN COOLER CDS-ME-7A
3588	SV4-ME2W-MEW-ME3019	INSTALLATION OF HDS DRAIN COOLER CDS-ME-7B
3589	SV4-ME2W-MEW-ME3020	INSTALLATION OF HDS DRAIN COOLER CDS-ME-7C
3590	SV4-ME3C-MEW-ME2970	INSTALLATION OF TCS HEAT EXCHANGERS SV4-TCS-ME-01A/B/C

10/18/2017	Page 210 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3591	SV4-ML05-MLW-ME4811	INSTALLATION OF EMBEDDED PIPING PENETRATIONS 82'-6" FLOORS ONLY
3592	SV4-ML05-MLW-ME5280	INSTALLATION OF 82'6" WALL PENETRATIONS
3593	SV4-ML05-MLW-ME5281	WELDING OF NELSON STUDS 82'6" WALL PENETRATIONS
3594	SV4-ML05-MLW-ME6290	INSTALLATION OF ANNULUS WALL PENETRATIONS 82'6 TO 100'0
3595	SV4-MP03-MPW-ME2343	UNIT 4 TURBINE BUILDING EL82'-9": INSTALLATION OF CONDENSATE SYSTEM (CDS) PUMPS SV4-CDS-MP-01A/B/C
3596	SV4-MP1H-MPW-ME7109	INSTALLATION OF TURBINE BUILDING CLOSED COOLING WATER PUMPS (TCS-MP-01A/B)
3597	SV4-MP2D-MPW-ME6764	INSTALLATION OF HDS SHELL DRAIN TANK PUMP SV4-HDS-MP-01A
3598	SV4-MP2D-MPW-ME6765	INSTALLATION OF HDS SHELL DRAIN TANK PUMP SV4-HDS-MP-01B
3599	SV4-MS13-MSW-ME5923	INSTALLATION OF THE BALL COLLECTOR SKID (MS-01A/B)
3600	SV4-MS13-MSW-ME5924	Installation of Ball Recirculation Pump (MS-02A/B
3601	SV4-MS21-MSW-ME5919	INSTALLATION OF THE CONDENSER HOTWELL SAMPLE PUMPS (SSS-MS-01 A/B/C)
3602	SV4-1110-CCW-CV3190	Containment Interior Concrete Placement - Elev. 71'-6" to 76'-6""
3603	SV4-MS45-MSW-ME3024	INSTALLATION OF MAIN & BOOSTER FEEDWATER PUMPS SV4-FWS-MP-01A/-02A
3604	SV4-MS45-MSW-ME3025	INSTALLATION OF MAIN & BOOSTER FEEDWATER PUMPS SV4-FWS-MP-01B/-02B
3605	SV4-MS45-MSW-ME3026	INSTALLATION OF MAIN & BOOSTER FEEDWATER PUMPS SV4-FWS-MP-01C/02C
3606	SV4-MS60-MSW-ME5879	INSTALLATION OF THE AUXILIARY BIOLER (ASS-MB-01)
3607	SV4-MS60-MSW-ME5920	INSTALLATION OF THE AUXILIARY BOILER BLOWDOWN FLASH TANK (ASS-MT-01)
3608	SV4-MS60-MSW-ME5921	INSTALLATION OF THE AUXILIARY BOILER FEED PUMPS (ASS-MP-04A/)
3609	SV4-MS60-MSW-ME7100	INSTALLATION OF THE AUX BOILER MAKEUP PUMPS (ASS-MP-01A/B)
3610	SV4-1220-CEW-CV2435	U4 AUXILIARY BUILDING EMBED PLATES & FORMWORK-AREA 2-EL.82'-6"
3611	SV4-PGS-P0W-ME1997	INSTALLATION OF PGS PIPING (INCLUDES SV4-PGS-PLW-105, 128)
3612	SV4-PV74-PVW-ME3071	INSTALLATION OF 120" CWS BUTTERFLY VALVES CWS-PL-V002A, -V002B, -V003A, -V003B
3613	SV4-1220-CEW-CV2437	U4 AUXILIARY BUILDING EMBED PLATES & FORMWORK- AREA 5&6- EL, 82'-6" WALLS
3614	SV4-PWS-P0W-ME2003	INSTALLATION OF SMALL BORE PWS PIPING (INCLUDES ISOMETRIC SV3-PWS-PLW-91A, 911, 950, 951, 952, 953)

10/18/2017	Page 211 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3615	SV4-2000-CRW-CV2974	UNIT 4 TURBINE BLDG. REBAR BENDING AND FABRICATION
3616	SV4-PWS-P0W-ME2005	Installation of Potable Water Piping (Isometric PWS-PLW-923)
3617	SV4-2000-SUW-CV1821	ASSEMBLY AND ERECTION OF CH82 MODULE IN AREA 111
3618	SV4-PWS-PHW-ME5965	FABRICATION/INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC DRAWING SV4-PWS-PLW-91A, 911, 950, 951, 952, 953
3619	SV4-PY05-PYW-ME2756	INSTALLATION OF SWS BACKWASH STRAINERS (SWS-PY-S06A, SWS-PY-S06B)
3620	SV4-2000-SUW-CV1822	Assembly and Erection Of CH81A, B, & C
3621	SV4-PY05-PYW-ME2757	INSTALLATION OF CWS BACKWASH STRAINERS (CWS-PY-S01A, CWS-PY-S01B, CWS-PY-S01C)
3622	SV4-CA01-MHW-862926	CA01 LIFTING LUGS FOR THE PRESSURIZER COMPARTMENT
3623	SV4-CWS-PLW-ME1115	UNIT 4 CWS FROM PCCP TO TURBINE BUILDING
3624	SV4-RWS-P0W-ME7380	FABRICATE AND INSTALL THE RWS SUPPLY TO THE UNIT 4 COOLING TOWER BASINS A & B AND TO THE DTS PRETREATMENT SKID
3625	SV4-SS01-Z0W-CV4378	STRUCTURAL STEEL SAFETY CLASS E REQUIREMENTS
3626	SV4-SWS-CCW-CV2646	UNIT 4, SWS TRENCH TUNNEL
3627	SV4-WLS-PHW-ME3286	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS WLS-PLW-364, -870
3628	SV4-SWS-CRW-CV5484	UNIT 4, SWS TRENCH TUNNEL, MECHANCAL COUPLER INSTALLATION
3629	SV4-SWS-P0W-ME1715	UNIT 4 TURBINE BUILDING AREA 2022: INSTALLATION OF SWS PIPING FOR ISOMETRICS SV4-SWS-PLW-090, -091, -092, -093, -094 & -095.
3630	SV4-SWS-P0W-ME2124	FABRICATION AND INSTALLATION OF SWS PIPING FROM YARD TO STRAINER SV4-SWS-PY-S06A
3631	SV4-SWS-P0W-ME2125	FABRICATION AND INSTALLATION OF SWS PIPING FROM YARD TO STRAINER SV4-SWS-PY-S06B
3632	SV4-SWS-P0W-ME3509	INSTALLATION OF SWS PIPING FROM BACKWASH STRAINER SWS-PY-S06A TO SWS PUMP SWS-MP-01A
3633	SV4-SWS-P0W-ME3510	INSTALLATION OF SWS PIPING FROM BACKWASH STRAINER SWS-PY-S06B TO SWS PUMP SWS-MP-01B
3634	SV4-SWS-P0W-ME7379	SERVICE WATER SYSTEM (SWS) PIPING INSTALLATION IN PHASE 8A
3635	SV4-SWS-PHW-ME1718	FABRICATION AND INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-SWS-PLW-090, -091, -092
3636	SV4-SWS-PHW-ME2355	Installation of SWS Supports For Isometrics SV4-SWS-PLW-07A, SV4-SWS-PLW-07B, SV4-SWS-PLW-070, SV4-SWS-PLW-071, SV4-SWS-PLW-072, SV4-SWS-PLW-078.
3637	SV4-SWS-PHW-ME2357	iNSTALLATION OF SWS SUPPORTS FOR INOMETRICS SV4-SWS-PLW-07C, SV4-SWS-PLW-07D, SV4-SWS-PLW-074, SV4-SS-PLW-075, SV4-SWS-PLW-076, SV4-SWS-PLW-077

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3638	SV4-SWS-PHW-ME2359	INSTALLATION OF SWS SUPPORTS FOR ISOMETRICS SV4-SWS-PLW-07E, SV4-SWS-PLW-073, SV4-SWS-PLW-079.
3639	SV4-SWS-PHW-ME2361	INSTALLATION OF SWS SUPPORTS FOR ISOMETRICS SV4-SWS-PLW-010, SV4-SWS-PLW-020
3640	SV4-SWS-PHW-ME2365	INSTALLATION OF SWS SUPPORTS FOR ISOMETRICS SV4-SWS-PLW-051, SV4-SWS-PLW-052, SV4-SWS-PLW-053,
3641	SV4-SWS-PHW-ME3303	FABRICATION AND INSTALLATION OF PIPE SUPPORTS FOR SWS PIPING FROM CCS-ME-01A TO YARD
3642	SV4-SWS-PHW-ME3304	FABRICATION AND INSTALLATION OF PIPE SUPPORTS FOR SWS PIPING FROM CCS-ME-01B TO YARD
3643	SV4-SWS-PHW-ME3516	INSTALLATION OF SWS PIPING SUPPORTS FROM BACKWASH STRAINER SWS-PY-S06A TO SWS PUMP SWS-MP01A
3644	SV4-SWS-PHW-ME3517	INSTALLATION AND FABRICATION OF SERVICE WATER SYSTEM (SWS) PIPING SUPPORTS
3645	SV4-SWS-PLW-ME2354	INSTALLATION OF SWS PIPING FOR ISOMETRICS SV4-SWS-PLW-07A, SV4-SWS-PLW-07B, SV4-SWS-PLW-070, SV4-SWS-PLW-071, SV4-SWS-PLW-072, SV4-SWS-PLW-078.
3646	SV4-SWS-PLW-ME2356	INSTALLATION OF SWS PIPING FOR ISOMETRICS SV4-SWS-PLW-07C, SV4-SWS-PLW-07D, SV4-SWS-PLW-074, SV4-SWS-PLW-075, SV4-SWS-PLW-076, SV4-SWS-PLW-077
3647	SV4-SWS-PLW-ME2358	Installation of SWS Piping for Isometrics SV4-SWS-PLW-07E,SV4-SWS-PLW-073,SV4-SWS-PLW-079
3648	SV4-SWS-PLW-ME2360	INSTALLATION OF SWS PIPING FOR ISOMETRICS SV4-SWS-PLW-010 AND SV4-SWS-PLW-020
3649	SV4-SWS-THW-ME7382	Hydro Test the Service Water System (SWS) in Phase 8A
3650	SV4-TCS-P0W-ME5464	INSTALLATION AND FABRICATION OF TURBINE BUILDING CLOSED COOLING WATER SYSTEM (TCS) PIPING
3651	SV4-TCS-P0W-ME5465	INSTALLATION AND FABRICATION OF TURBINE BUILDING CLOSED COOLING WTER SYSTEM (TCS) PIPING
3652	SV4-WLS-CCW-CV2849	Unit 4 Nuclear Island- Grout Placement under the Liquid Radwaste System (WLS) Tanks
3653	SV4-WLS-MTW-ME1802	WASTE HOLDUP TANK A INSTALLATION
3654	SV4-WLS-MTW-ME1803	WASTE HOLDUP TANK B INSTALLATION
3655	SV4-WLS-MTW-ME1804	WLS MONITOR TANK C INSTALLATION
3656	SV4-PXS-PHW-851018	INSTALL SV4 RING 2 SUPPORTS FROM PIPE ISOMETRIC SV4-PXS-PLW-935
3657	SV4-SFS-P0W-850860	INSTALL ISOMETRIC SV4-SFS-PLW-860
3658	SV4-RNS-P0W-861627	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-09B
3659	SV4-PXS-PHW-851024	INSTALL SV4 RING 2 SUPPORTS FROM PIPE ISOMETRIC SV4-PXS-PLW-946
3660	SV4-1110-ADW-800000	RCDT Compartment, Reactor Cavity Shield Door Installation

10/18/2017	Page 213 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3661	SV3-2055-SHW-862713	INSTALLATION OF WELDED SUPPORTS IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 5
3662	SV0-0000-C0W-862928	300 SERIES BUILDINGS SMALL TRANSFORMER FOUNDATIONS
3663	SV3-1120-EJW-862943	FABRICATION & INSTALLATION OF DESIGN JUNCTION BOX / CONDUIT SUPPORTS IN ROOM 11208
3664	SV4-DWS-THW-862256	DWS PRESSURE TEST
3665	SV4-CAS-P0W-855038	INSTALL PIPE AND SUPPORTS FOR ISO SV4-CAS-PLW-843
3666	SV4-DWS-P0W-855008	SMALL BORE PIPE ISO SV4-DWS-PLW-725 & SUPPORTS
3667	SV4-VWS-P0W-855009	LARGE BORE PIPE ISO. SV4-VWS-PLW-50A, CONTAINMENT RM 11702
3668	SV4-VWS-P0W-855023	INSTALL LARGE BORE PIPE SV4-VWS-PLW-532
3669	SV4-VWS-PHW-855018	CONTAINMENT BUILDING- INSTALLATION OF SUPPORTS ISO SV4-VWS-PLW-50Y
3670	SV3-WWS-PHW-860661	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS
3671	SV4-WRS-P0W-862456	INSTALLATION OF ANNEX BLDG WRS PIPING (ISO SV4-WRS-PLW-454, 455, 464, 465, 466, 467, 469 & 474)
3672	SV4-DWS-P0W-861602	INSTALLATION OF ANNEX BLDG DWS PIPING (ISO SV4-DWS-PLW-130 & 131)
3673	SV4-MSS-PHW-860361	INSTALLATION AND FABRICATION OF MAIN STEAM SYSTEM (MSS) PIPING SUPPORTS
3674	SV3-2053-SHW-862021	ELECTRICAL CABLE TRAY SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 3
3675	SV3-ZAS-ERW-EL3253	INSTALL CABLE TRAY & RACEWAY FOR UNIT AUX. TRANSFORMER ZAS-ET-2C, IN TRANSFORMER AREA NORTH OF TURBINE BUILDING.
3676	SV3-1231-C0W-850000	100' ELEV, FLOOR SLAB AREA 1 (SP-17)
3677	SV3-2033-SHW-862395	ELECTRICAL CABLE TRAY WELDED SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100'0" , AREA 3
3678	SV3-1231-ERW-861084	Install Electrical Penetration Sleeves for Interior and Exterior Walls EL 100'-0" to 117'-6", Area 1, Unit 3 AUX
3679	SV3-2053-SHW-862688	INSTALLATION OF BUSS DUCT SUPPORTS IN TURBINE BUILDING (ELEV. 141'3" AREA 3) (ROOM 20502)
3680	SV3-1232-C0W-850000	100' Elev., Floor Slab Area 2, (SP-18)
3681	SV4-CAS-P0W-850083	SMALL BORE PIPE ISO SV4-CAS-PLW-83H & SUPPORTS
3682	SV3-2053-SHW-862687	INSTALLATION OF BUSS DUCT SUPPORTS IN TURBINE BUILDING (ELEV. 141'3" AREA 3) ROMM 20501
3683	SV4-4030-C0W-850009	UNIT 4 ANNEX BUILDING AREA 3 SLAB AT ELEV. 107'-3" REINFORCING STEEL

10/18/2017	Page 214 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3684	SV3-4000-SHW-862382	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-70, ANNEX BUILDING, ALL AREAS / ELEVATIONS BOOK 1
3685	SV3-4031-SHW-861530	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, BETWEEN COLUMN LINES 11.09/11.15 & E/G.
3686	SV4-4031-ERW-862034	INSTALLATION OF CONDUIT PENETRATION SLEEVES, ANNEX BUILDING, AREA 1, ELEV. 100'-0"
3687	SV4-4032-ERW-862035	INSTALLATION OF CONDUIT PENETRATION SLEEVES, ANNEX BUILDING, AREA 2 ELEV. 100'-0"
3688	SV3-4000-SHW-862354	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-204, ANNEX BUILDING, ALL AREAS/ ELEVATIONS BOOK 1
3689	SV3-TDS-P0W-860846	INSTALLATION AND FABRICATION OF TURBINE ISLAND DRAINS VENTS AND RELEIF SYSTEM (TDS) PIPING
3690	SV3-MH01-EYW-862916	UNIT 3 CONTAINMENT POLAR CRANE RUNWAY MAINLINE SUPPORTS AND MAINLINE CONDUCTOR BAR ASSEMBLIES
3691	SV3-4031-SHW-861535	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, BETWEEN COLUMN LINES 11.15/13 & F/G.
3692	SV3-4000-SHW-862384	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-82, ANNEX BUILDING, ALL AREAS/ ELEVATION BOOK 1
3693	SV3-4031-SHW-861534	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, BETWEEN COLUMN LINES 11.15/13 & G/H.
3694	SV3-ML05-MLW-860960	Installation of Pipe Penetrations 117'-135' South Shield Wall
3695	SV3-RNS-PHW-861876	ASME SECTION III – FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-015
3696	SV4-PXS-P0W-850430	INSTALL ISOMETRIC SV4-PXS-PLW-430
3697	SV4-CA01-S4W-862815	CA01 BASEMAT SA7 INSTALLATION
3698	SV4-ME01-MEW-862758	UNIT 4 CONDENSERS A, B & C: INSTALLATION OF UPPER SHELL MANHOLES
3699	SV3-1237-SHW-860350	INSTALL CONDUIT SUPPORTS ON SHIELD WALL AZ-225¿ TO AZ-270 ¿ 100'-0"
3700	SV3-CA37-ERW-861473	FABRICATION AND INSTALLATION OF ELECTRICAL PENETRATIONS IN THE CA37 MODULE
3701	SV3-CA20-ERW-EL7472	MODULE CA20 UNIT, SUB-ASSEMBLY I AND II EL. 66'6" TO 92'6", INSTALL DESIGNED CABLE TRAYS AND SUPPORTS
3702	SV4-RNS-P0W-861622	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-09A
3703	SV3-PXS-MYW-862725	FABRICATION/INSTALLATION OF 2A CONTAINMENT RECIRCULATION SCREEN
3704	SV3-MG01-MEW-862024	STEAM TURBINE WELDING
3705	SV3-CA56-S5W-862415	CA56 MODULE FABRICATION

10/18/2017	Page 215 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3706	SV4-WWS-P0W-862701	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM (WWS) PIPING ON 158'7" AND 156'0" SLABS
3707	SV4-1208-C0W-850005	UNIT 4 AUXILIARY EL 100' CYLINDRICAL WALLS CIVIL RC05A AND B
3708	SV4-ML05-MLW-862027	INSTALLATION OF UNIT 4 CA20 FLOOR PENETRATIONS
3709	SV3-PXS-MYW-862726	FABRICATION/INSTALLATION OF 2B CONTAINMENT RECIRCULATION SCREEN
3710	SV3-1154-SHW-800000	Fabricate and Install Welded conduit supports in Containment Area 4 Elev. 135'3"
3711	SV3-CDS-PHW-860478	INSTALLATION OF CDS SUPPORTS FOR ISOs SV3-CDS-PLW-730, 731, 732, 733 AND 734
3712	SV4-CA01-S4W-862914	CA01 SA07 ELEV 107'-119' OVERLAY PLATES (OLPS)
3713	SV4-WWS-PHW-862813	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR UNIT 4 TRANSFORMER AREA SUMP SV4-WWS-MTW-010
3714	SV4-ME01-PLW-861893	UNIT 4 CONDENSER C: FABRICATION & INSTALLATION OF 3RD EXTRACTION STEAM PIPING
3715	SV4-ME01-PLW-861894	UNIT 4 CONDENSER C: FABRICATION & INSTALLATION OF 4TH EXTRACTION STEAM PIPING
3716	SV4-ME01-PLW-861891	UNIT 4 CONDENSER C: FABRICATION & INSTALLATION OF 1ST EXTRACTION STEAM PIPING
3717	SV4-ME01-PLW-861892	UNIT 4 CONDENSER C: FABRICATION & INSTALLATION OF 2ND EXTRACTION STEAM PIPING
3718	SV4-ME01-PLW-861888	UNIT 4 CONDENSER B: FABRICATION & INSTALLATION OF 2ND EXTRACTION STEAM PIPING
3719	SV3-1234-ERW-862935	INSTALL CONDUIT SLEEVES FOR PENETRATIONS IN PRECAST CONCRETE PANELS SV3-1234-CP-S01 TO SV3-1234-CP-S03 UNIT 3 AUXILIARY BUILDING ELEV 92'-6" AREA 4
3720	SV0-0000-XEW-CV0868	Trench/Excavation For Commodity Installation in Non-Safety Areas (All NOI-s)
3721	SV0-PWS-THW-ME2056	HYDRO TEST THE HDPE PORTION OF THE POTABLE WATER SYSTEM (PWS)
3722	SV3-0150-ERW-EL2314	INSTALLATION OF CONDUUIT SLEEVES FOR PENETATION IN UNIT 3 TRANSFORMER AREA
3723	SV3-1110-ERW-EL1532	U3-CONTAINMENT CONDUIT SUPPORTS ROOM 11104 AND EL 71'6" TO 84'-6"
3724	SV3-1220-EGW-EL2411	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 82'-6'' SLAB AREAS 4,5 & 6
3725	SV3-4034-EGW-EL2353	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EGS-GROUNDING) FOR THE ANNEX BLDG., AREA 4, ELEV.100'- BETWEEN COLUMN LINES (7.9) TO (15.2)
3726	SV3-4034-ERW-EL2352	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (EMBEDDED CONDUIT) FOR THE ANNEX BLDG., AREA 4, 100' - BETWEEN COLUMN LINES (7.9) TO (15.2).

10/18/2017	Page 216 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3727	SV3-6000-EGW-EL2317	PERFORM INSTALLATION OF UNDERGROUND GROUNDING COMMODITIES DIESEL GENERATOR BUILDING AREA 1 & 2 ELEVATION 100' BETWEEN COLUMN LINES (BD) & (AAD)
3728	SV3-CA01-CRW-CV2290	FABRICATION OF REBAR FOR CA01 MODULE
3729	SV3-CPS-PHW-ME2122	FABRICATION AND INSTALLATION OF CPS PIPING SUPPORTS FROM ELEVATION 100'-0" TO SUMPS SV3-WWS-MT-09A&B
3730	SV3-DTS-PHW-ME1516	FABRICATE AND INSTALL DEMINERALIZED WATER TREATMENT SYSTEM (DTS) SUPPORTS PORTION 2 - (RAW WATER SUPPLY TO DTS-MS-01)
3731	SV3-ML10-MLW-ME2123	PLACEMENT OF CONTAINMENT PENETRATIONS P19, P20, P22
3732	SV3-MS60-MEW-ME1676	INSTALLATION OF AUXILIARY BOILER DEAERATOR (ASS-ME-01)
3733	SV3-WRS-PLW-ME4468	CA20 LEAK CHASE TESTING PROCEDURE FOR CHANNELS CONNECTING TO THE SPENT FUEL POOL (FHS-MT-01)
3734	SV3-WWS-PLW-ME1345	WWS LINE TO WWRB'S
3735	SV0-0000-EGW-EL3556	PERFORM INSTALLATION OF UNDERGROUND COMMODITIES (SV0 SITE STATION GROUNDING GRID) FOR GROUND GRID AREA K1200
3736	SV0-010-ERW-EL6243	Supplemental Steel Beam Installation for Cable Tray Supports @ 315 Bldg.
3737	SV3-0000-CCW-CV7067	Concrete and Rebar for Diesel and Electric-Driven Fire Pump Enclosure Foundation
3738	SV3-1103-ERW-EL5391	11208 RNS VALVE ROOM X CONDUITS
3739	SV4-WLS-MTW-ME1805	WLS CHEMICAL WASTE TANK INSTALLATION
3740	SV4-WLS-P0W-ME1910	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-752.
3741	SV4-WLS-P0W-ME1911	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-753.
3742	SV4-WLS-P0W-ME1912	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-755.
3743	SV4-WLS-P0W-ME1913	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-756.
3744	SV4-WLS-P0W-ME1914	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-758.
3745	SV4-WLS-P0W-ME1915	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-759.
3746	SV4-WLS-P0W-ME1916	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-75C.
3747	SV4-WLS-P0W-ME1917	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-75E.
3748	SV4-WLS-P0W-ME1918	FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-785.

10/18/2017	Page 217 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3749	SV4-WLS-P0W-ME1935	ASME SECTION III - FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-730
3750	SV4-WLS-P0W-ME1936	ASME SECTION III - FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING# SV4-WLS-PLW-740
3751	SV4-WLS-P0W-ME1937	ASME SECTION III - FABRICATE AND INSTALL WLS EMBEDDED PIPING SHOWN ON ISOMETRIC DRAWING# SV3-WLS-PLW-751
3752	SV4-WLS-P0W-ME3113	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-071)
3753	SV4-WLS-P0W-ME3115	INSTALLATION OF LARGE BORE WLS PIPING LINES WLS-PL-L079 & L131C OF ISOMETRIC SV4-WLS-PLW-741
3754	SV4-WRS-P0W-ME4626	WRS BASEMAT PIPING CLEANLINESS/FME REPAIR
3755	SV4-WRS-P0W-ME5329	FABRICATION/INSTALLATION OF SMALL BORE WRS LEAK CHASE PIPING INCLUDING SV4-WRS-PLW-86G, 86H, 800
3756	SV4-WRS-P0W-ME6689	WRS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV4-WRS-PLW-521, 52N, 52M, 52L)
3757	SV4-WRS-PLW-ME1574	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-573, 655)
3758	SV4-WRS-PLW-ME1575	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV4-WRS-PLW-57P, 57L, AND 57K)
3759	SV4-WRS-PLW-ME1577	INSTALLATION OF LARGE BORE WRS PIPING ( INCLUDES ISOMETRIC SV4-WRS-PLW-57J)
3760	SV4-WRS-PLW-ME1578	INSTALLATION OF LARGE BORE WRS PIPING ( INCLUDES ISOMETRICS SV4-WRS-PLW-572, 574, 578, 57D, 579)
3761	SV4-WRS-PLW-ME1579	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-57B, 575, 57E)
3762	SV4-WRS-PLW-ME1580	INSTALLTION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-571, 576, 57F)
3763	SV4-WRS-PLW-ME1763	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-52A, -52B, -52D, -52F)
3764	SV4-WRS-PLW-ME1764	INSTALLATION OF LARGE BORE WRS PIPING (INCLUDES ISOMETRICS SV4-WRS-PLW-53D)
3765	SV4-WRS-THW-ME2413	HYDROSTATIC TESTING FOR RADIOACTIVE WASTE DRAIN SYSTEM (WRS)
3766	SV4-WWS-ERW-EL0863	INSTALLATION OF ELECTRICAL UNDERGROUND COMMODITIES (MANHOLES AND DUCT BANKS) FOR THE (WWS) WASTE WATER SYSTEM
3767	SV4-WWS-P0W-ME1977	WWS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WWS-PLW-31B, & 31F)
3768	SV4-WWS-P0W-ME2703	WWS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WWS-PLW-310, 31E, 319, & 31A)
3769	SV4-WWS-P0W-ME3097	WWS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV4-WWS-PLW-020)

10/18/2017	Page 218 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3770	SV4-WWS-P0W-ME3187	WWS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRICS SV4-WWS-PLW-321 & 322)
3771	SV4-WWS-P0W-ME3348	WWS EMBEDED PIPING INSTALLATION (INCLUDING ISOMETRICS SV4-WWS-PLW-32C, -32E, -32F, -32G)
3772	SV4-WWS-P0W-ME4625	WWS BASEMAT PIPING CLEANLINESS/FME REPAIR
3773	SV4-WWS-P0W-ME5467	FABRICATION AND INSTALLATION OF WWS PIPING
3774	SV4-WWS-P0W-ME6622	WWS EMBEDED PIPING INSTALLATION (INCLUDING ISOMETRICS SV4-WWS-PLW-334)
3775	SV4-WWS-P0W-ME7165	FABRICATE AND INSTALL THE WASTE WATER PIPING ON THE EAST SIDE OF THE U4 TURBINE BUILDING IN PHASE 7.
3776	SV4-WWS-PHW-ME5481	INSTALLATION OF PIPE SUPPORTS FOR PIPING PACKAGE SV4-WWS-P0W-ME5467
3777	SV4-WWS-PLW-ME1646	UNIT 4 TURBINE BUILDING EL 100-0 FIRST BAY EMBEDDED WWS PIPING PACKAGE # 1,
3778	SV4-WWS-PLW-ME1647	UNIT 4 TURBINE BUILDING EL 100-0 FIRST BAY EMBEDDED WWS PIPING PACKAGE # 2
3779	SV4-WWS-PLW-ME1648	UNIT 4 TURBINE BUILDING EL 100'-0": EMBEDDED WWS PIPING PACKAGE # 3
3780	SV4-WWS-PLW-ME1650	UNIT 4 TURBINE BUILDING EL 100'-0": EMBEDDED WWS PIPING PACKAGE # 5
3781	SV4-WWS-PLW-ME1765	INSTALLATION OF LARGE BORE WWS PIPING (INCLUDING ISOMETRICS SV4-WWS-PLW-311, -315)
3782	SV3-2053-ERW-861823	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEV 141'3" AREA 3
3783	SV3-2052-ERW-861853	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 2
3784	SV3-2057-ERW-861986	INSTALLATION OF CABLE TRAY RACEWAY IN TURBINE BUILDING (ELEV. 141'3" AREA 7)
3785	SV3-2057-ERW-861990	INSTALLATION OF CABLE TRAY RACEWAY COVERS IN TURBINE BUIDLING (ELEV. 141'3" AREA 7)
3786	SV3-4000-SHW-862357	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAILS C-189, ANNEX BUILDING, ALL AREAS/ ELEVATIONS. BOOK 1
3787	SV3-WLS-P0W-800002	Install Small Bore Piping per Isometric SV3-WLS-PLW-531
3788	SV3-WLS-PHW-800002	Install Small Bore Supports per Isometric SV3-WLS-PLW-532
3789	SV4-2000-SSW-CV3930	TURBINE BLDG. HOUSE STEEL IN-PROCESS REPAIR/REWORK (SEQ6-SEW11)
3790	SV4-2020-MEW-ME1150	UNIT 4 CONDENSER A FLASH BOX ASSEMBLY
3791	SV4-2030-SSW-CV3967	UNIT 4 TURBINE BUILDING SEQUENCE 6 HANDRAIL AND STAIRS
3792	SV4-2030-SSW-CV3968	UNIT 4 TURBINE BUILDING SEQUENCE 6 GRATING AND DECKING

10/18/2017	Page 219 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3793	SV4-CWS-P0W-ME3243	INSTALLATION OF CWS PIPING RISERS (RETURN SIDE)
3794	SV4-CWS-PLW-ME0551	UNIT 4 CWS PIPING FROM NUCLEAR ISLAND TO COOLING TOWER
3795	SV4-ME01-PLW-ME1006	UNIT 4 CONDENSER B: INSTALLATION OF UPPER SHELL NOZZLES
3796	SV4-WLS-P0W-ME3117	INSTALLATION OF LARGE BORE WLS PIPING (INCLUDES ISOMETRIC SV4-WLS-PLW-754)
3797	SV4-WRS-P0W-ME1974	INSTALLATION OF LARGE BORE WRS PIPING ( INCLUDES ISOMETRIC SV4-WRS-PLW-66A, 66C, 66E, 662, 667)
3798	SV4-WRS-PLW-ME1576	INSTALLATION OF LARGE BORE WRS PIPING ( INCLUDES ISOMETRICS SV4-WRS-PLW-57M AND 57N )
3799	SV3-SDS-PHW-ME2544	INSTALLATION OF ANNEX SDS SUPPORTS (FOR WP SV3-SDS-P0W-ME2415)
3800	SV3-SDS-PHW-ME2545	INSTALLATION OF ANNEX SDS SUPPORTS (FOR WP SV3-SDS-P0W-ME2416)
3801	SV3-SDS-PHW-ME2546	Installation of Annex SDS Supports (For WP SV3-SDS-P)W-ME2417)
3802	SV4-2000-Z0W-CV1908	UNIT 4 TURBINE BUILDING REINFORCED CONCRETE REQUIREMENTS
3803	SV3-SDS-PHW-ME2547	INSTALLATION OF ANNEX SDS SUPPORTS (FOR WP SV3-SDS-P0W-ME2418)
3804	SV3-SDS-THW-ME2196	HYDRO TESTING OF THE UNIT 3 ANNEX BUILDING SANITARY DRAINAGE SYSTEM
3805	SV3-SFS-P0W-ME2188	ASME SECTION III - INSTALLATION OF R365 COMMODITIES
3806	SV3-SFS-P0W-ME3644	INSTALLATION OF LARGE BORE SFS PIPING (INCLUDES ISOMETRIC SV3-SFS-PLW-12C)
3807	SV3-SS01-Z0W-CV4381	UNIT 3 STRUCTURAL STEEL SAFETY CLASS C REQUIREMENTS
3808	SV3-SWS-P0W-ME2158	FABRICATION AND INSTALLATION OF SWS PIPING IN ROOM 20309 (ISOMETRICS SV3-SWS-PLW-051, 052, 062, 063, &064)
3809	SV3-SWS-P0W-ME2159	FABRICATION AND INSTALLATION OF SWS PIPING IN ROOM 20309 (ISOMETRICS SV3-SWS-PLW-041, 042, 060, & 061)
3810	SV3-SWS-P0W-ME6784	Service Water System (SWS) Piping Installation in Phase 3A
3811	SV3-SWS-PHW-ME1504	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1495 WORK PACKAGE
3812	SV3-SWS-PHW-ME1505	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1496 WORK PACKAGE
3813	SV3-SWS-PLW-ME1497	INSTALLATION OF SWS LARGE BORE PIPING (INCLUDES ISOMETRICS SV3-SWS-PLW-090, 091, 092, 093, 094, 095)
3814	SV3-TCS-PLW-ME2389	INSTALLATION OF TCS PIPING (INCLUDES ISOMETRICS SV3-TCS-PLW-710, 711,712,71Y,703,704, & 71B)
3815	SV3-VAS-MDW-ME5775	INSTALLATION OF HVAC DUCT PIECES AND SUPPORTS IN ROOMS 12166, 12167 & 12268

10/18/2017	Page 220 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3816	SV3-VWS-P0W-ME5325	ANNEX - Initial Energization Piping - Iso 171, 180, 181, 190, 191, & 197
3817	SV3-VWS-PHW-ME2796	INSTALLATION OF VWS SUPPORTS FOR ISOMETRICS SV3-VWS-PLW-10P
3818	SV3-WGS-P0W-ME2725	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV3-WGS-PLW-020)
3819	SV3-WGS-P0W-ME2726	INSTALLATION OF SMALL BORE WGS PIPING (INCLUDES SV3-WGS-PLW-421)
3820	SV3-WGS-PHW-ME2807	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-WGS-PLW-050, 101, 103, 105, 107
3821	SV3-WGS-PHW-ME2809	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-WGS-PLW-546
3822	SV3-WGS-PHW-ME2811	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-WGS-PLW-421
3823	SV3-WGS-PHW-ME2812	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWINGS SV3-WGS-PLW-544
3824	SV3-WLS-P0W-ME2990	INSTALLATION OF SMALL BORE WLS PIPING ON R104 MODULE
3825	SV3-WLS-P0W-ME3388	INSTALLATION OF SMALL BORE WLS PIPING (ISOMETRIC SV3-WLS-PLW-040)
3826	SV3-WLS-PLW-ME0510	INSTALLATION OF SMALL BORE WLS PIPING (INCLUDES ISOMETRIC SV3-WLS-PLW-060)
3827	SV3-WLS-PLW-ME0938	Fabricate and Install Small Bore Elevation 1 WLS Piping Iso SV3-WLS-PLW-051
3828	SV3-WLS-PLW-ME2478	FABRICATE AND INSTALL ISOMETRIC DRAWING# SV3-WLS-PLW-741
3829	SV3-WLS-PLW-ME3091	FABRICATION/INSTALLATION OF SMALL BORE WLS PIPING FOR ISOMETRIC SV3-WLS-PLW-35K
3830	SV3-WLS-THW-ME2910	HYDRO TEST THE UNIT 3 LIQUID RADWASTE SYSTEM PIPING PHASE 5
3831	SV3-WRS-P0W-ME2348	ANNEX BUILDING - ELEV 100 WRS PIPING PACKAGE #2
3832	SV3-WRS-P0W-ME2349	ANNEX BUILDING - ELEV 136 WRS PIPING PACKAGE
3833	SV3-WRS-P0W-ME2450	Fabrication and Installation of Small Bore WRS Piping (Isometric SV3-WRS-PLW-57Q)
3834	SV3-WRS-P0W-ME2490	FABRICATION AND INSTALLATION OF LARGE BORE WRS PIPING (ISOMETRIC SV3-SRS-PLW-650)
3835	SV3-WRS-P0W-ME4428	INSTALLATION OF SMALL BASE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-86C, SV3-WRS-PLW-809
3836	SV3-WRS-P0W-ME6720	WRS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WRS-PLW-521, 52N, 52M, 52L)
3837	SV3-SWS-PHW-ME1503	INSTALLATION OF SWS LARGE BORE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-SWS-PLW-ME1494 WORK PACKAGE
3838	SV4-2000-SUW-CV3226	TURBINE BLDG.STEEL IN-PROCESS REPAIR/REWORK (CH80,CH81,&CH82)

10/18/2017	Page 221 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3839	SV3-1120-ERW-EL3067	Fabrication and Installation of non-scheduled, Detail C14 conduit supports in Unit 3 Containment Building. Seismic category II. WP1
3840	SV3-1120-ERW-EL3069	Fabrication and Installation of non-scheduled, Detail C15 conduit supports in Unit 3 Containment Building. Seismic category II. WP1
3841	SV3-WRS-PHW-ME3032	INSTALLATION OF SMALL BORE WRS PIPE SUPPORTS ON R104 MODULE
3842	SV4-G100-XEW-CV0628	Unit 4 Vertical Waterproofing Membrane
3843	SV3-1110-CEW-CV2053	INSTALLATION OF UNIT 3 STEAM GENERATOR COLUMN PEDESTAL EMBEDMENTS
3844	SV3-1120-EGW-EL2181	GROUNDING OF THE CONTAINMENT BUILDING AT ELEVATION 82'-6" TO 100'
3845	SV3-2000-SUW-CV1571	RE-WORK OF CH81 STRUCTURAL STEEL
3846	SV4-2030-CCW-CV0383	UNIT 4 TURBINE BULIDING 100 FT ELEV.SLAB MUDMAT ( INCLUDES THE 1ST BAY)
3847	SV4-2030-CCW-CV0384	U4 Turbine Building 82’-9” to 100’ Elevation Walls
3848	SV3-1220-EGW-EL2176	INSTALL GROUNDING GRID AND FLOOR PLATES FOR 82'-6'' SLAB AREAS 1, 2 & 3
3849	SV3-1133-SSW-CV6172	SPL44 INSTALLATION
3850	SV3-1220-EGW-EL3099	U3-AUXILIARY BUILDING INSTALL ELECTRICAL PENETRATIONS AND GROUNDING FOR AREAS 3 & 4, WALLS # 41, 48, 49, 50, 51, & 52 EL82' 6'' TO 100' 0''
3851	SV3-1220-EGW-EL3100	U3-AUXILIARY BUILDING INSTALL ELECTRICAL PENETRATIONS AND GROUNDING FOR AREAS 5 & 6, EL 82' 6" TO 100' 0"
3852	SV3-2060-EGW-EL3271	ELECTRICAL GROUNDING INSTALLATION FOR THE TURBINE BUILDING AT ELEVATIONS 170'-0", 196'-3" AND 230'-9".
3853	SV3-ASS-PHW-ME1526	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 4) FOR ISOMETRIC# SV3-ASS-PLW-023, 02B, & 02U
3854	SV3-WRS-P0W-ME4424	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES ISOMETRICS SV3-WRS-PLW-802, -80X, -80Y
3855	SV4-RNS-P0W-861625	ASME III FABRICATION/INSTALLATION OF CA20 LARGE BORE PIPING FOR ISOMETRIC SV4-RNS-PLW-161
3856	SV3-2000-P0W-ME6769	INSTALLATION OF TEMPORARY FIRE PROTECTION SYSTEM STANDPIPE
3857	SV3-2033-SHW-EL6790	Electrical Cable Tray Supplemental Steel Installation in the Turbine Building, Elevation 100’-0”, Area 3 from Columns 18 to 19 & P.2 to R
3858	SV3-2037-SHW-EL6766	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING FOR ELEV 100'-0" AREA 7 FROM COLUMNS 18 TO 19 AND 1.2 TO K.1
3859	SV3-CAS-PHW-ME2788	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-83H
3860	SV3-CVS-P0W-ME2656	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-102)

10/18/2017	Page 222 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3861	SV3-ME01-PHW-ME1536	Unit 3 Condenser A: Installation of Water Curtain Spray Piping Supports
3862	SV3-R161-ERW-EL4153	INSTALLATION OF ELECTRICAL CABLE TRAY IN MODULE R161
3863	SV4-1010-CRW-CV1271	Installation of Unit 4 Nuclear Island Basemat Reinforcement Below Containment Vessel
3864	SV4-1120-CRW-CV3171	Unit 4 Containment Concrete Reinforcement El. 76'-6" to El. 80'-0" & El. 80'-6""
3865	SV4-2030-CCW-CV0386	Unit 4, Turbine Building, 100' elevation elevated slabs
3866	SV4-ASS-P0W-ME5420	Fabricate and Install Auxiliary Steam System(ASS) Piping
3867	SV4-ASS-P0W-ME5422	Installation and Fabrication of Auxiliary Steam System (ASS) Piping Portion 2
3868	SV4-ASS-P0W-ME5423	Installation and Fabrication of Auxiliary Steam Supply System(ASS) Piping Portion 3
3869	SV3-4000-SHW-862381	FABRICATION AND INSTALLATION OF TYPICAL ROUTED CONDUIT SUPPORTS DETAIL C-89 ANNEX BUILDING ALL AREAS/ELEVATIONS BOOK 1
3870	SV3-4000-SHW-862356	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS DETAIL C-203 ANNEX BUILDING ALL AREAS ELEVATIONS BOOK 1
3871	SV3-4000-SHW-862355	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS DETAIL C-102 ANNEX BUILDING ALL AREAS ELEVATIONS BOOK 1
3872	SV3-4031-SHW-861533	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG. AREA 1, ELEV. 100¿, WEST OF BATTERY CHARGER ROOMS, BETWEEN COLUMN LINES 10.05/11.09.
3873	SV3-2030-PLW-ME1199	INSTALL PIPING SUPPORTS ON CONDENSATE PIPING BETWEEN CONDENSER AND UNIT 3 CONDENSATE PUMPS
3874	SV3-2030-PLW-ME1197	INSTALL CDS PIPING FROM THE CONDENSER C OUTLET BOX TO THE UNIT 3 CONDENSATE PUMPS
3875	SV3-2141-C0W-850001	1ST BAY, 117'-6" ELEV, FLOOR SLAB POUR #1
3876	SV3-2047-SHW-861712	INSTALLATION OF WELDED CABLE TRAY SUPPORTS IN TURBINE BUILDING (ELEV. 120' 6" AREA 7)
3877	SV3-2034-SHW-861540	Electrical Cable Tray Welded Support Fabrication and Installation in the Unit 3 Turbine Building, Elevation 100¿0¿¿, Area 4
3878	SV3-2059-SHW-861423	ELECTRICAL CABLE TRAY WELDED SUPPORT INSTALLATION IN THE TURBINE BUILDING, ELEVATION 141¿3¿ , AREA 9, ROOM 20500 PART 2
3879	SV4-PH01-CEW-800000	Unit 4, Reactor Vessel Anchor Bolt Installation and Construction Aid
3880	SV4-WLS-P0W-800021	Install large bore pipe per SV4-WLS-PLW-800
3881	SV4-WRS-P0W-800008	Install large bore pipe per SV4-WRS-PLW-59M
3882	SV4-WRS-P0W-800009	Install larger bore pipe per SV4-WRS-PLW-59Z
3883	SV3-1120-ERW-862941	FABRICATION & INSTALLATION OF DESIGN ROUTED SUPPORTS IN ROOM 11208

10/18/2017	Page 223 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3884	SV3-1120-ERW-862942	FABRICATION & INSTALLATION OF DESIGN ROUTED CONDUIT SUPPORTS IN ROOM 11208
3885	SV0-YFS-P0W-862751	REWORK/REPLACE FIRE HYDRANT SV0-YFS-PL-H16
3886	SV3-SFS-PHW-862862	ASME SECTION III – FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC SV3-SFS-PLW-780
3887	SV4-DWS-P0W-862958	INSTALLATION OF ANNEX BLDG DWS PIPING (ISO SV4-DWS-PLW-150)
3888	SV3-CDS-PHW-860480	FAB & INSTALL CDS SUPPORTS FOR ISOMETRICS SV3-CDS-PLW-720, SV3-CDS-PLW-721, SV3-CDS-PLW-722, SV3-CDCS-PLW-723 & SV3-CDS-PLW-724
3889	SV3-HDS-PHW-860535	TURBINE BUILDING HDS PIPE SUPPORT INSTALLATION
3890	SV3-CDS-P0W-860698	FABRICATION AND INSTALLATION OF CDS PIPING
3891	SV3-HDS-PHW-860539	FABRICATE/INSTALL HEATER DRAIN SYSTEM PIPE SUPPORTS
3892	SV3-2044-SHW-860223	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'-6", AREA 4
3893	SV3-MT71-SSW-850000	STRUCTURAL STEEL, WASTE WATER RETENTION BASIN
3894	SV3-1152-SHW-800003	Install Welded conduit supports in Containment Area 2 Elev. 135'3" that are associated with SP-L26, SP-L27 and SP-L28 PER Drawings SV3-1152-ER-602 and SV3-1152-ER-606
3895	SV4-2101-CEW-862982	UNIT4 TURBINE BUILDING FIRST BAY WALLS TO 122' PIPE PENETRATIONS
3896	SV4-CA20-S4W-800004	90'-3" Elev., Cask Loading Pit, Room 12463, Submodules 43 thru 46
3897	SV3-FPS-THW-ME2720	HYDRO TEST PACKAGE FOR UNIT 3 PHASE 2 FIRE PROTECTION SYSTEM (FPS) INCLUDING ISO'S (SV3-FPS-PLW-955 954,95AK,95AL,95AW,95AX,95BA)
3898	SV3-HDS-P0W-ME3736	INSTALLATION AND FABRICATION OF HEATER DRAIN SYSTEM PIPING
3899	SV3-KB23-KBW-ME2688	INSTALLATION OF KB23 COMPONENTS
3900	SV3-ML05-MLW-ME1897	INSTALLATION OF EMBEDDED PIPING PENETRATIONS 82'-6" WALLS ONLY
3901	SV3-CVS-P0W-800002	Install small bore pipe per SV3-CVS-PLW-512
3902	SV3-CVS-PHW-800001	Install small bore pipe supports per SV3-CVS-PLW-512
3903	SV3-CVS-P0W-800003	Install small bore pipe per SV3-CVS-PLW-521
3904	SV3-CVS-PHW-800002	Install small bore pipe supports per SV3-CVS-PLW-521
3905	SV3-ML05-MLW-ME1898	ATTACHMENT OF NELSON STUDS TO PIPING PENETRATIONS 82' 6" WALLS
3906	SV3-ML05-MLW-ME1899	ATTACHMENT OF WELDED COUPLINGS TO PIPING PENETRATIONS 82'6" WALLS
3907	SV3-ML05-MLW-ME2048	UNIT 3 TURBINE BUILDING EL 100'-0" PIPING PENETRATIONS

10/18/2017	Page 224 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3908	SV3-ML05-MLW-ME2169	INSTALLATION OF PENETRATIONS IN CA20 WALL 2
3909	SV3-ML05-MLW-ME2170	INSTALLATION OF PENETRATIONS IN CA20 WALLS 3 & 4
3910	SV3-ML05-MLW-ME2637	INSTALLATION OF ANNULUS WALL PENETRATIONS 82'6 TO 100'0
3911	SV3-ML05-MLW-ME3946	INSTALLATION OF CA01 ASME WALL PENETRATIONS FOR SUB-ASSEMBLY 4
3912	SV3-ML05-MLW-ME4909	INSTALLATION OF PENETRATION 11209-ML-118 (CA05)
3913	SV4-PV71-MEW-ME6729	PRE-INSTALLATION WELDING OF MAIN STOP VALVE/CONTROL VALVE EQUALIZERS
3914	SV3-ML05-MLW-ME5034	INSTALLATION OF CA01 PENETRATIONS
3915	SV3-ML05-MLW-ME6708	CA20 WALL PENETRATIONS SEALANT
3916	SV3-MP07-MEW-ME2914	INSTALLATION OF FWS STARTUP FEEDWATER PUMP (FWS-MP-03A)
3917	SV3-MP07-MEW-ME2915	INSTALLATION OF FWS STARTUP FEEDWATER PUMP (FES-MP-03B).
3918	SV3-MP10-MEW-ME2773	Installation Of TCS Turbine Bldg. Cooling Water Pumps (TCS-MP-01A & 01B)
3919	SV3-MP20-MEW-ME2366	INSTALLATION OF HDS MSR SHELL DRAIN PUMP (HDS-MP-01A).
3920	SV3-MP20-MEW-ME2383	INSTALLATION OF HDS MSR SHELL DRAIN PUMP (HDS-MP-01B)
3921	SV3-MS19-MEW-ME2482	INSTALL MB CONDENSATE POLISHER (CPS-MV-01A/01B) AND CPS-MS-01A/01B)
3922	SV3-MS60-MEW-ME1679	INSTALLATION OF AUXILIARY MOISTURE SEPARATOR (ASS-MT-08)
3923	SV3-MT6A-MEW-ME4797	INSTALLATION OF LOS OIL STORAGE TANK (LOS-MT-02A/B)
3924	SV3-MV7H-MPW-ME6688	INSTALLATION OF THE DEGASIFIER COLUMN (WLS-MV-01)
3925	SV3-PWS-P0W-ME4414	FABRICATE AND INSTALL THE POTABLE WATER SUPPLY LINE TO UNIT 3 TURBINE TIE-IN
3926	SV3-PWS-PHW-ME2872	INSTALLATION OF SMALL BORE PWS PIPING SUPPORTS FOR ISOMETRIC SV3-PW-PLW-060
3927	SV3-PXS-P0W-ME2640	FABRICATE AND INSTALL PXS LARGE BORE PIPING SHOWN ON ISOMETRIC DRAWINGS SV3-PXS-PLW-187, SV3-PXS-PLW-188 & SV3-PXS-PLW-189
3928	SV3-PXS-P0W-ME2673	Installation Of Small Bore PXS Piping (Includes Isometric: SV3-PXS-PLW-652)
3929	SV3-PXS-P0W-ME2700	Installation of Small Bore PXS Piping (Includes Isometric: SV#-PXS-PLW-823)
3930	SV3-PXS-P0W-ME2731	ASME SECTION III-FABRICATION/INSTALLATION OF ISOMETRIC#SV3-PXS-PLW-01E (LINE NUMBERS PXS-PL-L055A)

10/18/2017	Page 225 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3931	SV3-PXS-P0W-ME2735	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01R (LINE NUMBERS PXS-PL-L054A)
3932	SV3-PXS-P0W-ME2737	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01X (LINE NUMBERS PXS-PL-L135A)
3933	SV3-PXS-P0W-ME2748	ASME SECTION III - FABRICATION /INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-02-F (LINE NUMBER PXS-PL-L055B)
3934	SV3-PXS-P0W-ME2749	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-02M (Line Numbers PXS-PL-L056B)
3935	SV3-PXS-P0W-ME2750	ASME Section III-Fabrication/Installation of Isometric# SV3-PXS-PLW-02Q (Line Numbers PXS-PL-L024B)
3936	SV3-PXS-P0W-ME2752	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-02S (LINE NUMBERS PXS-PL-L135B)
3937	SV3-PXS-P0W-ME2887	ASME Section III-Fabrication/Installation of Isometric# SV3-PXS-PLW-013 (Line Numbers PXS-PL-L029A)
3938	SV3-PXS-P0W-ME2889	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-015 (LINE NUMBERS PXS-PL-L151,-L112A,-L116A,-L117A
3939	SV3-PXS-P0W-ME2942	ASME Section III - Fabrication/Installation of Isometric# SV3-PXS-PLW-200 (Line Numbers PXS-PL-L056B)
3940	SV3-PXS-P0W-ME2943	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-280 (LINE NUMBERS PXS-PL-L057B)
3941	SV3-PXS-P0W-ME2944	ASME Section III - Fabrication/Installation of Isometric # SV3-PXS-PLW-281 (Line Numbers PXS-PL-L057B)
3942	SV3-PXS-P0W-ME2945	AMSE Section III - Fabrication/Installation of Isometric # SV3-PXS-PLW-283 (Line Numbers PXS-PL-L149B)
3943	SV3-PXS-P0W-ME2946	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-284 (LINE NUMBERS PXS-PL-L148B)
3944	SV3-PXS-P0W-ME2966	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01H (LINE NUMBERS PXS-PL-L109, L132A)
3945	SV3-PXS-P0W-ME2968	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-01Q (LINE NUMBERS PXS-PL-L021A, L026A, L127A)
3946	SV3-RCS-P0W-ME2710	INSTALLATION OF SMALL BORE RCS PIPING (INCLUDES ISOMETRIC: SV3-RCS-PLW-280)
3947	SV3-RCS-P0W-ME2711	Installation of Small Bore RCS Piping (Includes Isometric SV3-RCS-PLW-282)
3948	SV3-RCS-P0W-ME2712	INSTALLATION OF SMALL BORE RCS PIPING (INCLUDES ISOMETRIC: SV3-RCS-PLW-290)
3949	SV3-RCS-P0W-ME2713	Installation of Small Bore RCS Piping (Includes Isometric SV3-RCS-PLW-292)

10/18/2017	Page 226 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3950	SV0-0000-ERW-EL5902	INSTALLATION OF NEW DUCT BANKS AND DIRECT BURIED TO EXPOSED RACEWAYS AT 315 BLDG FOR SYSTEMS RWS, PWS, YFS AND ZFS
3951	SV3-RCS-P0W-ME2714	Installation of Small Bore RCS Piping (Includes Isometric: SV3-RCS-PLW-927, 929)
3952	SV3-RCS-P0W-ME2715	INSTALLATION OF SMALL BORE RCS PIPING (INCLUDES ISOMETRIC: SV3-RCS-PLW-928, 92A)
3953	SV3-RNS-P0W-ME2829	INSTALLATION OF LARGE BORE RNS PIPING (INCLUDES ISOMETRICS: SV3-RNS-PLW-022,023,07A)
3954	SV3-RNS-P0W-ME2830	INSTALLATION OF LARGE BORE RNS PIPING (INCLUDES ISOMETRICS: SV3-RNS-PLW-024)
3955	SV3-RNS-PLW-ME2704	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-141)
3956	SV3-RNS-PLW-ME2705	INSTALLATION OF RNS LARGE BORE PIPING (INCLUDES ISOMETRIC SV3-RNS-PLW-161)
3957	SV3-RWS-P0W-ME6785	FABRICATE AND INSTALL THE RWS SUPPLY TO THE UNIT 3 COOLING TOWER BASINS A & B AND TO THE DTS PRETREATMENT SKID.
3958	SV3-CVS-P0W-800005	Install large bore pipe per SV3-CVS-PLW-531
3959	SV3-CVS-P0W-800007	Install small bore pipe and supports per SV3-CVS-PLW-65D
3960	SV3-FPS-PHW-800001	Install large bore pipe supports per SV3-FPS-PLW-713
3961	SV3-RNS-PHW-800003	Install large bore pipe supports per SV3-RNS-PLW-094
3962	SV3-RNS-P0W-800001	Install large bore pipe per SV3-RNS-PLW-17F
3963	SV3-SDS-P0W-ME2139	FABRICATE AND INSTALL SANITARY DRAIN PIPING UNDER THE UNIT 3 ANNEX SLAB #1
3964	SV3-SDS-P0W-ME2300	FABRICATE AND INSTALL SANITARY DRAIN PIPING UNDER THE UNIT 3 ANNEX SLAB #2
3965	SV3-SDS-P0W-ME2302	FABRICATE AND INSTALL SANITARY DRAIN PIPING UNDER THE UNIT 3 ANNEX SLAB #4
3966	SV3-WGS-ITW-ME4483	FUNCTIONAL ARRANGEMENT WALKDOWN OF WGS SYSTEM.
3967	SV3-WLS-MTW-ME0745	WLS EFFLUENT HOLDUP TANK A INSTALLATION
3968	SV3-WLS-PHW-ME1044	Fabrication/ Installation of Pipe Supports for Isometric Drawing WLS-PLW-071
3969	SV0-869-XVW-CV6004	NORTH VEHICLE BARRIER DITCH
3970	SV3-WLS-PLW-ME0936	Fabricate and Install Small Bore Elevation 1 WLS Piping Iso SV3-WLS-PLW-041
3971	SV4-1000-XCW-CV0059	Place Category 2 Backfill, EGB, and Common Fill in Unit 4 Excavation from Elevation - 180ft to Final Grade
3972	SV0-SM01-CSW-MU0899	Mock up for Concrete Placement for the AP1000 Shield Building RS/SC Connection Zone and Air Inlet/Tension Ring
3973	SV3-0000-CEW-CV2806	UNIT 3 TURBINE BUILDING TRANSFORMER FOUNDATION EMBED

10/18/2017	Page 227 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3974	SV3-0000-EGW-EL2316	Perform Installation of Underground Commodities (SV3-SITE STATION GROUNDING GRID) For Ground Grid Area,K1300
3975	SV4-CWS-P0W-ME3242	INSTALLATION OF CWS PIPING RISERS (SUPPLY SIDE)
3976	SV3-0500-CFW-CV2605	INSTALL/REMOVE 2" SHAKE SPACE FORMS
3977	SV3-1000-CEW-CV0353	UNIT 3 NUCLEAR ISLAND BASEMAT CAST-IN-PLACE ANCHOR BOLTS
3978	SV3-1120-ERW-EL3065	Fabrication and Installation of non-scheduled, Detail C13 conduit supports in Unit 3 Containment Building. Seismic category II. WP1
3979	SV3-1134-SSW-CV6173	SPL43 INSTALLATION
3980	SV3-1208-CRW-CV5106	U3 Shield Building Wall Concrete Reinforcement Fabrication and Installation El 100ft-0in to El 117ft-6in
3981	SV3-1208-CRW-CV5111	Installation of Reinforcing Steel through Unit 3 Shield Building Panels (01J - 01G, 01Q, 01R) & First Course #14 Nut Installation
3982	SV3-1210-CCW-CV2549	CONCRETE PLACEMENT IN N-LINE & CONTAINMENT BLOCKOUT UP TO ELEV 100'-0"
3983	SV3-1210-EGW-EL1068	Unit 3 Auxillary Bldg EL.66'-6" Grounding Work Package for Walls 6,7, 8
3984	SV3-1210-EGW-EL5393	Install Grounding To Modules & Stairwells For SV3 Auxiliary Building, Level 66’-6”, Area 1 thru 6
3985	SV3-1230-CEW-CV4403	VOGTLE UNIT 3 AUXILIARY BUILDING AREA 2, EMBEDS AND TEMPORARY FORMWORK, ELEVATION 100 FT.
3986	SV3-1230-CPW-CV3079	UNIT 3 AUXILIARY BUILDING PRECAST CONCRETE FLOOR PANELS EL. 92FT.-6IN.
3987	SV3-2000-Z0W-CV5182	UNIT 3 TURBINE BUILDING REINFORCED CONCRETE REQUIREMENTS
3988	SV3-2020-MEW-ME1397	Unit 3 Condenser A Spring Support Foundation Installation
3989	SV3-2020-MEW-ME1480	Unit 3 Condenser C Outlet Box Installation
3990	SV3-2033-SHW-EL6792	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING ELEVATION 100'0" AREA 3 FROM COLUMNS 19 TO 20 & L.1 TO R
3991	SV3-2037-SHW-EL6160	ELECTRICAL CABLE TRAY SUPPORTS INSTALLATION FOR THE TURBINE BUILDING AT ELEVATION 100'-0" IN AREA 7
3992	SV3-2037-SHW-EL6793	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING FOR ELEV 100'-0" AREA 7 FROM COLUMNS 18 TO 20 AND K.1 TO L.1
3993	SV3-2050-EGW-EL3089	ELECTRICAL GROUNDING INSTALLATION FOR THE TURBINE BUILDING AT ELEVATIONS 135'-3" AND 141'-3"
3994	SV3-2060-ERW-EL3272	ELECTRICAL EMBEDDED CONDUIT INSTALLATION FOR THE TURBINE BUILDING CA-81 TURBINE DECK SLAB AT ELEVATION 170'-0"
3995	SV3-4000-SSW-CV3868	ANNEX BUILDING AREAS 1-3 STEEL ERECTION GENERAL NOTES, DETAILS AND SPECIFICATIONS
3996	SV3-4000-Z0W-CV4379	UNIT 3 ANNEX BUILDING REINFORCED CONCRETE REQUIREMENTS

10/18/2017	Page 228 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
3997	SV3-4030-CCW-CV5233	UNIT 3 ANNEX BUILDING MISCELLANEOUS GROUTING AT ELEVATION 100' 0"
3998	SV3-4030-CCW-CV5234	UNIT 3 ANNEX BUILDING MISCELLANEOUS GROUTING AT ELEVATION 107'-2" & ABOVE
3999	SV3-4031-ERW-EL6600	INSTALLATION OF CONDUIT SLEEVES FOR RACEWAY PENETRATIONS, ANNEX BUILDING, AREA 1, ELEVATION 100'-0"
4000	SV3-4040-SSW-CV2289	ANNEX BUILDING STRUCTURAL STEEL AREA 4 SEQUENCE
4001	SV3-4041-CEW-CV3183	U3 ANNEX BUILDING AREA 1 EMBEDDED ITEMS FROM ELEVATION 100-'0" TO 117'-6"
4002	SV3-FPS-PHW-ME2576	INSTALLATION OF ANNEX FPS PIPING SUPPORTS FOR WP (SV3-FPS-PLW-ME2573)
4003	SV3-ASS-PHW-ME1527	FABRICATE/INSTALL OF AUXILIARY STEAM (ASS) SUPPORTS (PORTION 4) FOR ISOMETRIC# SV3-ASS-PLW-020, 022, 02V, 02S, & 02H
4004	SV3-ASS-PLW-ME1475	FABRICATE AND INSTALL AUXILIARY STEAM SYSTEM(ASS) PIPING PORTION 3 FOR 82'-9"
4005	SV3-CA01-MHW-CV2160	Lifting Frames and Bracing Submodules 01 Thru 03, Thru 24, & 25
4006	SV3-CA01-MHW-CV4242	CA01 INSTALL TEMP BRACES SG1 ROOM (WEST) FOR LIFT
4007	SV3-CA01-MHW-CV4243	CA01 REMOVE LIFT LUGS AT SM 04. 11, 12 AND 13
4008	SV3-CA01-MHW-CV4244	CA01 REMOVE LIFT LUGS AT SM 16, 17, 18 AND 19
4009	SV3-CA01-S4W-CV2066	CA01 POST WELDING SURVEY DATA/VERIFICATION
4010	SV3-CA22-S8W-CV6249	CA22 Floor Module 82'-6""
4011	SV3-CA33-S5W-CV5950	U3 CONTAINMENT INSTALLATION OF CA33 STIFFENERS, AREA REINFORCING BAR FABRICATION & STAGING
4012	SV3-CAS-P0W-ME2110	Fabricate and Install CAS Small Bore Piping shown on Isometric Drawing # SV3-CAS-PLW-732 & SV#-CAS-PLW-733
4013	SV3-CAS-P0W-ME2111	FABRICATE AND INSTALL CAS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV3-CAS-PLW-755 & SV3-CAS-PLW-759
4014	SV3-CAS-P0W-ME2112	Fabricate and Install CAS Small Bore Piping shown on Isometric Drawing # SV3-CAS-PLW-764 & SV3-CAS-PLW-77A
4015	SV3-CAS-P0W-ME2113	Fabricate and Install CAS Small Bore Piping shown on Isometric Drawing # SV3-CAS-PLW-77B
4016	SV3-CAS-P0W-ME2119	FABRICATE AND INSTALL CAS SMALL BORE PIPING SHOWN ON ISOMETRIC DRAWING# SV3-CAS-PLW-853
4017	SV3-CAS-P0W-ME3433	INSTALLATION OF SMALL BORE CAS PIPING (INCLUDES SV3-CAS-PLW-413, 414)
4018	SV3-CAS-PHW-ME2780	INSTALLATION OF SMALL BORE CAS PIPING SUPPORTS (INCLUDES ISOMETRIC SV3-CAS-PLW-732)
4019	SV3-CAS-PHW-ME2786	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-835

10/18/2017	Page 229 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4020	SV3-CAS-PHW-ME2787	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-83F
4021	SV3-CCS-P0W-ME2822	Installation of Large Bore CCS Piping (Includes Isometrics: SV3-CCS-PLW-700, 701)
4022	SV3-CCS-P0W-ME2823	INSTALLATION OF LARGE BORE CCS PIPING (INCLUDES ISOMETRICS: SV3-CCS-PLW-710, 711)
4023	SV3-CAS-PHW-ME2789	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-853
4024	SV3-CAS-PHW-ME2791	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CAS-PLW-86D
4025	SV3-CDS-PHW-ME2184	INSTALLATION OF CDS LARGE BORE PUMP DISCHARGE PIPING SUPPORTS FOR PIPING INCLUDED IN THE SV3-CDS-PLW-ME2183 WORK PACKAGE
4026	SV3-CAS-THW-ME5582	HYDROSTATIC TESTING OF THE COMPRESSED & INSTRUMENT AIR PIPING FROM UNIT 3 ANNEX TO UNIT 3 DIESEL GENERATOR BLDG.,
4027	SV3-CDS-PHW-ME2186	Installation of CDS Large Bore Pump Discharge Piping Supports For Piping Included in The SV3-CDS-PLW-ME2185 Work Package
4028	SV3-CB00-S5W-CV2690	UNIT 3, NUCLEAR ISLAND, INSTALL OVERLAY PLATES FOR CB MODULES
4029	SV3-CDS-PLW-ME2183	INSTALLATION OF LARGE BORE PUMP DISCHARGE PIPING; SV3-CDS-PLW-70AA, SV3-CDS-PLW-70A, SV3-CDS-PLW-70B, SV3-CDS-PLW-70C, SV3-CDS-PLW-70D, SV3-CDS-PLW-70E
4030	SV3-CDS-PLW-ME2185	INSTALLATION OF LARGE BORE PUMP DISCHARGE PIPING; SV3-CDS-PLW-01AM, SV3-CDS-PLW-013 SPOOL #5, SV3-CDS-PLW-014, SV3-CDS-PLW-015
4031	SV3-CB00-S8W-CV2681	INSTALLATION OF CB MODULES 51, 52, 53 & 54 AT ELEVATION 80'0
4032	SV3-CDS-PLW-ME2306	INSTALLATION OF CDS PIPING FOR ISOMETRICS SV3-CDS-PLW-020, SV3-CDS-PLW-021, SV3-CDS-PLW-030, SV3-CDS-PLW-031, SV3-CDS-PLW-040, SV3-CDS-PLW-041.
4033	SV3-CES-PHW-ME1569	Fabrication/Installation of Pipe Supports for Isometric Drawing SV3-CES-PLW-702
4034	SV3-CB00-S8W-CV4047	UNIT 3 CONTAINMENT INSTALLATION OF CB MODULE 11 & MODULE 12 AT ELEV 84'-6"
4035	SV3-CES-PLW-ME1552	FABRICATE AND INSTALL CONDENSER TUBE CLEANING SYSTEM (CES) PIPING IN TURBINE BUILDING ELEV. 82'-6"-100'-0" (ISO SV3-CES-PLW-701, 702, 710, 741, 742,750)
4036	SV3-CCS-P0W-ME2455	INSTALLATION OF SMALL BORE CCS PIPING (INCLUDES ISOMETRIC: SV3-CCS-PLW-113
4037	SV3-CCS-P0W-ME2775	Installation of Large Bore Piping ( Includes Isometrics SV#-CCS-PLW-100, 102)
4038	SV3-CPS-P0W-ME2121	FABRICATION AND INSTALLATION OF CPS PIPING FROM EL 100'-0" TO SUMPS SV3-WWS-MT-09A/B
4039	SV3-CVS-P0W-ME2594	ASM E Secti on Ill - Fabrication/ Install ati on of Isometric# SV3-CVS-PLW- I l 2 (Line Numbers CVS-PL-L026 & CVS-PL-L540)

10/18/2017	Page 230 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4040	SV3-CCS-P0W-ME2776	Installation of Large Bore CCS Piping (Includes Isometrics: SV#-CCS-PLW-110, 112)
4041	SV3-CVS-P0W-ME2595	ASME Section III - Fabrication\Installation of Isometric# SV3-CVS-PLW-184 (Line Number CVS-PL-L066
4042	SV3-CVS-P0W-ME2596	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC#S SV3-CVS-PLW-762 & SV3-CVS-PLW-763(LINE NUMBER CVS-PL-L066)
4043	SV3-CCS-P0W-ME2778	INSTALLATION OF LARGE BORE CCS PIPING (INCLUDES ISOMETRICS: SV3-CCS-PLW-140, 142)
4044	SV3-CCS-P0W-ME2779	Installation of Large Bore Piping (Includes Isometrics: SV3-CCS-PLW-150, 152)
4045	SV3-CWS-PLW-ME0973	Installation of PCCP Piping for CWS Unit #3 Phase 3 Supply Line
4046	SV3-CWS-PLW-ME2523	INSTALLATION OF CWS PIPING FOR ISOMETRICS SV3-CWS-PLW-70AK, SV3-CWS-PLW-70AR, SV3-CWS-PLW-71J, SV3-CWS-PLW-71K
4047	SV3-CWS-PLW-ME2527	INSTALLATION OF CWS PIPING FOR ISOMETRICS SV3-CWS-PLW-70AL, SV3-CWS-PLW-70N, SV3-CWS-PLW-71E, SV3-CWS-PLW-71F
4048	SV3-CVS-P0W-ME2655	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-101, 104)
4049	SV3-CVS-P0W-ME2657	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-110)
4050	SV3-G100-XEW-CV0416	Unit 3 Nuclear Island Vertical Waterproofing Membrane Completion
4051	SV3-CVS-P0W-ME2658	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRICS: SV3-CVS-PLW-290, 292)
4052	SV3-CVS-P0W-ME2659	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-800)
4053	SV3-CVS-P0W-ME2660	INSTALLATION OF SMALL BORE CVS PIPING (INCLUDES ISOMETRIC: SV3-CVS-PLW-801)
4054	SV3-KB04-KBW-ME0442	Installation of KB04 Module (WGS Delay and Gaurd Bed) RESERVED FOR Brian Bleakly
4055	SV3-KB15-KBW-ME0451	INSTALLATION OF MODULE KB15 (DEGASIFIER DISCHARGE PUMP)
4056	SV3-ME01-PLW-ME1015	UNIT 3 CONDENSER A: INSTALLATION OF CASING DRAIN PIPING
4057	SV3-ME01-PLW-ME1111	UNIT 3 CONDENSER A: HOTWELL PIPING
4058	SV3-ML05-MLW-ME2171	INSTALLATION OF PENETRATIONS IN CA20 WALLS J-1, J-2, K-2
4059	SV3-ML05-MLW-ME4411	INSTALLATION OF CA01 ROOM 11300 PENETRATIONS
4060	SV3-ML05-MLW-ME4936	INSTALLATION OF CA01 ASME WALL PENETRATIONS
4061	SV3-R104-MDW-ME2992	INSTALLATION OF HVAC ON R104 MODULE
4062	SV3-VWS-PHW-ME4477	INSTALL PIPE SUPPORTS FOR WP SV3-VWS-P0W-ME4476

10/18/2017	Page 231 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4063	SV3-WLS-PLW-ME0939	Fabricate and Install Small Bore Elevation 1 WLS Piping Iso SV3-WLS-PLW-061 and 06B
4064	SV3-WRS-PLW-ME0607	WRS LARGE BORE PIPING INSTALLATION (INCLUDES ISOMETRIC SV3-WRS-PLW-56D AND 56E)
4065	SV3-WRS-PLW-ME2483	WRS EMBEDDED PIPING INSTALLATION (INCLUDING ISOMETRIC SV3-WRS-PLW-522)
4066	SV3-WRS-PLW-ME4435	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-811, 812, 813, 814, 815, 816, 817, 818, 819)
4067	SV3-WRS-PLW-ME4447	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-81A, 81B, 81C, 81D)
4068	SV3-WRS-PLW-ME4450	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-81H, 81K, 81J, 81L, 81M, 81N, 81P, 81Q, 81R, 81S)
4069	SV3-WRS-PLW-ME4455	INSTALLATION OF SMALL BORE WRS PIPING (INCLUDES SV3-WRS-PLW-83D)
4070	SV3-WRS-THW-ME0717	RADIOACTIVE WASTE DRAIN SYSTEM (WRS) HYDROSTATIC TESTING
4071	SV3-WRS-THW-ME2831	ANNEX BUILDING-WRS HYDROSTATIC TESTING
4072	SV3-WRS-THW-ME4467	TESTING OF CA20 LEAK CHASE
4073	SV3-WWS-MTW-ME2587	INSTALL UNIT 3 TRANSFORMERS SUMP SV3-WWS-MT-010.
4074	SV3-WWS-MTW-ME2644	INSTALL UNIT 3 DIESEL FUEL OIL TANK AREA SUMP SV3-WWS-MT-04.
4075	SV3-WWS-P0W-ME2140	FABRICATE AND INSTALL THE WASTE WATER PIPING UNDER THE UNIT 3 ANNEX BASEMAT SLAB
4076	SV0-RWS-PLW-ME1268	RAW WATER SYSTEM
4077	SV0-RWS-PLW-ME1269	INSTALLATION
4078	SV3-WWS-P0W-ME2194	FABRICATE AND INSTALL THE WASTE WATER PIPING FOR THE UNIT 3 OIL/WATER SEPARATOR.
4079	SV0-RWS-THW-ME4321	HYDRO TEST OF THE HDPE PIPING FOR UNIT 3 AND UNIT 4 RAW WATER SYSTEM (RWS)
4080	SV0-ZRS-EWW-TP0671	Relocation of Power loop between Switchgears #4 and #5 Involving Transformers #11, #12 and #13
4081	SV3-WWS-P0W-ME2280	ANNEX BUILDING - EMBEDDED WWS PIPING PACKAGE #2
4082	SV3-PXS-P0W-ME2947	ASME SECTION III- FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-285 (LINE NUMBERS PXS-PL-L148A)
4083	SV3-SFS-P0W-ME3649	INSTALLATION OF LARGE BORE SFS PIPING (INCLUDES ISOMETRIC SV3-SFS-PLW-565)
4084	SV4-CVS-THW-862254	CVS PRESSURE TEST
4085	SV3-1130-C0W-850005	CONTAINMENT CONCRETE PLACEMENT, NORTH AND EAST SIDE TO ELEV 105'-2"
4086	SV4-CAS-P0W-800015	Repair Pipe ISO SV4-CAS-PLW-420 per SV4-CAS-GNR-000003 and Install Small Bore Piping per Isometric SV4-CAS-PLW-42C

10/18/2017	Page 232 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4087	SV3-2045-SHW-860225	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEV 120'-6", AREA 5, COLUMNS 14 TO 16 & BETWEEN K.1 TO I2
4088	SV3-1208-C0W-850008	SHIELD BUILDING 117'-6" CYLINDRICAL WALL RC08C
4089	SV3-4000-SHW-862385	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS DETAIL C-83A ANNEX BUILDING ALL AREAS/ELEVATIONS BOOK 1
4090	SV3-4052-ERW-862398	INSTALLATION OF CONDUIT PENETRATION SLEEVES, ANNEX BUILDING AREA 2 ELEV 135'-3" AND ABOVE
4091	SV3-ML05-MLW-862934	INSTALLATION OF 92'-6' FLOOR PIPING PENETRATIONS
4092	SV3-CNS-MLW-861727	ASME SECTION III – FABRICATION/INSTALLATION OF ELECTRICAL CONTAINMENT VESSEL PENETRATIONS SV3-CNS-ML-E14, -E15, -E16, -E27, -E28, -E29, -E30, -E31, -E32
4093	SV3-CDS-P0W-ME3711	INSTALLATION OF CDS PIPING ISOMETRICS ON 100' ELEVATION.
4094	SV4-2060-ERW-862154	EMBEDDED CONDUIT INSTALLATION IN THE UNIT 4 TURBINE DECK SLAB AT ELEVATION 170'-0"
4095	SV3-2038-SHW-863053	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, AREA 8, ELEVATION 100' , COLUMNS 13.05 TO 13.1 & H.05 TO I.2
4096	SV4-MS08-MSW-ME7106	INSTALLATION OF CORS DEMINERALIZED WATER FEED PUMP(DWS-MP-02)
4097	SV3-CCS-P0W-ME4094	INSTALLATION OF SMALL BORE CCS PIPING INCLUDING ISOMETRICS SV3-CCS-PLW-382 , -392
4098	SV3-MS21-MEW-ME3688	INSTALLATION OF SSS CONDENSER HOTWELL PUMPS (SSS-MS-01A/B/C)
4099	SV3-4041-SHW-862628	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING, ELEVATION 117'-6" AND 126'-3", AREA 1
4100	SV3-4041-SHW-862621	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING, ELEVATION 117'-6" AND 126'-3", AREA 1
4101	SV3-4041-SHW-862631	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING, ELEVATION 117'-6" AND 126'-3", AREA 1
4102	SV3-4041-SHW-862618	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING, ELEVATION 117'-6" AND 126'-3", AREA 1
4103	SV3-4041-SHW-862627	ELECTRICAL CABLE TRAY WELDED SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING, ELEVATION 117'-6" AND 126'-3", AREA 1
4104	SV4-WLS-PHW-861544	INSTALLATION OF PIPE SUPPORTS FOR SV4-WLS-PLW-319
4105	SV3-2053-SHW-800001	Electrical Cable Tray Support Fab and Installation in Unit 3 Turbine Building, Elevation 141’ 3”, Area 3

10/18/2017	Page 233 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4106	SV3-2058-SHW-861427	ELECTRICAL CABLE TRAY WELDED SUPPORT INSTALLATION IN THE TURBINE BUILDING, ELEVATION 141¿3¿ , AREA 8, ROOM 20500 PART 4
4107	SV3-2055-SHW-862715	Fabrication/Installation of Electrical Cable Tray Supports - Unit 3 Turbine Building, Elevation 141'-3", Area 5
4108	SV3-2055-SHW-862716	Fabrication/Installation of Trapeze Supports Unit 3 Turbine Building, Elevation 141'3"
4109	SV4-SFS-P0W-861660	Installation of Pipiing for SV4-SFS-PLW-390
4110	SV3-2051-ECW-862112	INTALLATION OF 480VAC MCC (ECS-EC-122) IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'3", AREA 1
4111	SV3-CNS-MLW-861728	ASME SECTION III-FABRICATION/INSTALLATION OF ELECTRICAQL CONTAINMENT VESSEL PENETRATIONS SV3-CNS-ML-E17,-E18,-E19,-E20,-E21,-E22,-E23,-E24,-E25,-E26
4112	SV4-CA20-S4W-862963	INSTALLATION OF VAS-MS-06A SUPPORT STEEL
4113	SV3-2070-SSW-CV8965	Turbine Building Roof Decking, Sequence 14, 15 and 16
4114	SV3-1221-SHW-861929	CABLE TRAY SUPPORTS RM 12211
4115	SV3-KB11-KBW-863010	COMPLETE KB11 MODULE FABRICATION POST MODULE INSTALLATION
4116	SV4-CA20-S4W-862964	INSTALLATION OF VAS-MS-06B SUPPORT STEEL
4117	SV3-KB12-KBW-863011	COMPLETE KB12 MODULE FABRICATION POST MODULE INSTALLATION
4118	SV3-2038-ERW-862059	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100'0" , AREA 8
4119	SV3-2038-ERW-862054	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100' 0", AREA 8
4120	SV3-2038-ERW-862055	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100' 0" , AREA 8
4121	SV3-2038-ERW-862053	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100' 0", AREA 8
4122	SV3-EDS1-DBW-861176	INSTALLATION OF BATTERIES AND ASSOCIATED HARDWARE FOR "EDS1" 125V NON-CLASS 1E, DC &UPS SYSTEM (GROUP I) IN ANNEX BLDG. ROOM 40307
4123	SV3-2033-ETW-861901	INSTALLATION OF 30KVA TRANSFORMER (ECS-ET-3141) IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100' 0", AREA 3
4124	SV4-WWS-P0W-ME6282	WWS PIPING TO THE UNIT 4 WASTE WATER RETENTION BASIN
4125	SV3-PGS-PHW-862909	INSTALLATION OF PGS PIPE SUPPORTS IN ANNEX 3
4126	SV4-FPS-P0W-860892	INSTALLATION AND FABRICATION OF FIRE PROTECTION SYSTEMS(FPS) PIPING
4127	SV4-WLS-PHW-861961	FABRICATION/INSTALLATION OF WLS PIPING SUPPORTS SHOWN ON ISOMETRIC DRAWING SV4-WLS-PLW-380
4128	SV4-WRS-PHW-861957	FABRICATION/INSTALLATION OF WRS PIPING SUPPORTS SHOWN ON ISOMETRIC DRAWINGS SV4-WRS-PLW-59W & -593

10/18/2017	Page 234 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4129	SV3-FPS-PHW-854232	INSTALL SUPPORTS FOR DRAWINGS SV3-FPS-PLW-55L, -55N, 555
4130	SV4-CA03-S5W-863063	CA03 UNSATISFACTORY IRS/N&DS/E&DCRS AND MISCELLANEOUS WORK
4131	SV3-CA32-CAW-850001	Unit 3, CA32 Module Installation
4132	SV3-2053-SHW-800002	Electrical Cable Tray Trapeze Support Fab and Installation in Unit 3 Turbine Building, Elevation 141’ 3”, Area 3
4133	SV0-YFS-PLW-ME0134	INSTALLATION OF THE YARD FIRE SYSTEM PIPING IN TRENCH 6.
4134	SV4-2053-SHW-862447	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING, ELEVATION 141'-3", AREA 3 FROM COLUMNS 18 TO 19 & P.2 TO R
4135	SV3-RNS-PHW-861885	FABRICATION/INSTALLATION OF B31.1 PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-024
4136	SV3-SFS-PHW-800002	Install Large Bore Pipe Supports Per SV3-SFS-PLW-538
4137	SV3-CVS-PHW-800006	Install Small Bore Pipe Supports Per SV3-CVS-PLW-65A
4138	SV4-CCS-PHW-862867	INSTALLATION OF CCS PIPE SUPPORTS IN ANNEX 4
4139	SV4-WLS-P0W-861364	INSTALLATION OF PIPING FOR ISOMETRICS SV4-WLS-PLW-33B, -33G, -33H & -33K
4140	SV4-1231-CDW-800000	100' Elev., Decking & Grating, Areas 1
4141	SV4-PH01-CEW-800001	Unit 4, Reactor Cavity Anchor Bolts & Anchor Bolt Construction Aid Installation
4142	SV3-2056-SHW-800004	Elect Cable Tray Welded Support Fab & Install in Unit 3 Turbine Building, Elevation 141’ 3”, Area 6
4143	SV4-MS19-MSW-ME7104	INSTALLATION OF CONDENSATE POLISHER VESSELS(MS01A/01B), SPENT RESIN TANKS(MS03) AND RESIN HOOPER(MT01)
4144	SV4-WLS-P0W-861958	fabrication installation of WLS piping shown on Isometric Drawings SV4-WLS-PLW-14E, -150, -206, -370 and -375
4145	SV3-1123-SSW-CV6258	SPL21 INSTALLATION
4146	SV3-RNS-PHW-861883	FABRICATION/INSTALLATION OF B31.1 PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-021
4147	SV3-WLS-P0W-861906	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 3 WLS LINE, ISOMETRICS SV3-WLS-PLW-80EK, 80EL, 80EM, 80EN, 80EP, 80EQ, 80ER, 80ES, & 80KC
4148	SV3-2033-ERW-862335	ELECTRICAL CABLE TRAY RACEWAY FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEV 100'-0" AREA 3
4149	SV3-SGS-MLW-861039	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SGS-PY-C02A (P25)
4150	SV3-SGS-MLW-861040	ASME SECTION III - INSTALLATION OF CONTAINMENT VESSEL PENETRATION SV3-SGS-PY-C02B (P26)

10/18/2017	Page 235 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4151	SV4-WLS-THW-861977	PNEUMATIC TEST OF THE HDPE PORTION OF UNIT 4 WLS SYSTEM UNDER AND SOUTH OF THE VEHICLE BARRIER DITCH
4152	SV3-2048-SHW-860226	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING AREAS 5 & 8 EL 120'-6" COLMNS 13.1-14 AND H.05-K.1
4153	SV3-TDS-P0W-860844	INSTALLATION AND FABRICATION OF TURBINE ISLAND DRAINS VENTS AND RELIEF SYSTEM (TDS) PIPING
4154	SV3-4041-SHW-862630	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING ELEV 117'-6" AND 126'-3" AREA 1
4155	SV3-HDS-P0W-860767	TI3 HDS PIPING INSTALLATION ISOs SV3-HDS-PLW-091, 092, 093, 094, 095, 096, 097, 111, 112 113, 114, 115 & 116
4156	SV3-LOS-PHW-860568	TURBINE GENERATOR LUBE OIL SYSTEM PIPING SUPPORT INSTALLATION
4157	SV3-TDS-PHW-860620	INSTALLATION AND FABRICATION OF TURBINE ISLAND VENTS AND DRAINS AND RELIEF SYSTEMS (TDS) PIPING SUPPORTS
4158	SV3-TDS-PHW-860616	INSTALLATION AND FABRICATION OF TURBINE ISLAND VENTS AND DRAINS AND RELIEF SYSTEMS (TDS) PIPING SUPPORTS
4159	SV3-4041-SHW-862633	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING ELEV 117'-6" & 126'3" AREA 1
4160	SV3-4041-SHW-862629	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 ANNEX BUILDING ELEV 117'-6" & 126'3" AREA 1
4161	SV4-WLS-THW-862960	HYDROTEST FOR WLS-PLW-74A,741,750,731
4162	SV3-CVS-THW-862237	CVS PRESSURE TEST
4163	SV3-DWS-THW-862239	DWS PRESSURE TEST
4164	SV4-WLS-P0W-861913	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 4 WLS LINE. ISOMETRICS SV4-WLS-PLW-81EV -81EW, -81EX, -81EY, -81EZ, -81FA, -81FB, -81FC & -81KD
4165	SV3-PXS-PHW-800000	Install Small Bore Pipe Supports Per SV3-PXS-PLW-299
4166	SV4-FPS-P0W-ME7088	INSTALLATION OF LARGE BORE FPS PIPING INCLUDES ISOMETRICS: SV4-FPS-PLW-821, 827, 829, 82A
4167	SV4-WWS-PHW-800005	TB- INSTALL WWS PIPE SUPPORTS ELEV. 100'-0"
4168	SV4-WWS-PHW-800007	TB- INSTALL WWS PIPE SUPPORTS ELEV. 170'-0"
4169	SV4-MS05-MEW-861749	INSTALLATION OF CAS INSTRUMENT AIR COMPRESSOR - CAS - MS - 01A/B
4170	SV3-RNS-PHW-861884	FABRICATION/ INSTALLATION OF B31.1 PIPE SUPPORTS FOR ISOMETRIC SV3-RNS-PLW-022
4171	SV3-1237-SHW-860295	INSTALL CONDUIT SUPPORTS ON SHIELD WALL AZ-90¿ TO AZ-180¿ 100'-0"

10/18/2017	Page 236 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4172	SV3-FPS-PHW-854242	INSTALL LARGE BORE PIPE SUPPORTS FOR SV3-FPS-PLW-55R & -55K
4173	SV3-FPS-PHW-854201	LARGE BORE SUPPORTS ISOS SV3-FPS-PLW-55A, 55B & 55C
4174	SV3-DWS-PHW-800000	Install Small Bore Supports per Isometric SV3-DWS-PLW-62B
4175	SV3-CAS-THW-863085	PNEUMATIC TEST FOR CAS PIPING ON MODULE R219
4176	SV3-SFS-THW-863089	HYDRO TESTING OF SFS PIPING ON MODULE R219
4177	SV4-2035-SHW-863007	UNIT 4 TURBINE BUILDING CABLE TRAY SUPPLEMENTARY STEEL IN AREA 5 ON ELEVATION 100'-0"
4178	SV4-CA35-S5W-863043	CA35 SHIP LOOSE ITEM INSTALLATION AND FABRICATION
4179	SV3-FPS-P0W-854210	INSTALL LB CONTAINMENT UPPER RING HEADER PIPING PER ISO'S SV3-FPS-PLW-55D, 55V, 55E, 55F, 55W, 55G, 55H, 55I, 55J
4180	SV3-R261-R2W-863051	COMPLETE MODULE R261 FABRICATION
4181	SV3-CA35-CAW-850001	Unit 3, Module CA35 Installation
4182	SV4-CA36-S5W-862998	CA36 SHIP LOOSE ITEM INSTALL
4183	SV3-CFS-PLW-507-FP715	FABRICATE SPOOLS SV3-CFS-PLW-507-1, -2 & SV3-CFS-PLW-536-1, -2, & -3
4184	SV3-CA20-C0W-850009	U3 CA20 FLOOR SUBMODULES 43 AND 44 CONCRETE PLACEMENT ELEV 90'-3"
4185	SV3-CAS-PHW-800002	Install Small Bore Pipe Supports Per SV3-CAS-PLW-734
4186	SV3-2057-SHW-861354	Electrical Cable Tray Welded Supports
4187	SV4-2070-SUW-863147	UNIT 4 TURBINE BUILDING STRUCTURAL STEEL FRAMING SEQUENCE 15
4188	SV3-2057-SHW-861377	Electrical Cable Tray Welded Supports in Turbine Bldg., EL. 141'3", Area 7
4189	SV4-CA55-S5W-863080	UNIT 4 CA55 FABRICATION
4190	SV3-2057-SHW-861982	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 141'-3", AREA 7
4191	SV4-DWS-PLW-01D-FP437	MODIFY PIPE SPOOL SV4-DWS-PLW-01D-1, -2, -4, -5 & -6
4192	SV3-1150-EWW-862085	FABRICATION AND INSTALLATION OF HYDROGEN SENSOR CABLE SUPPORTS AT EL. 135'-3" ON THE CV IN AREAS 1, 2, 3 & 4.
4193	SV3-1150-ERW-862087	FABRICATION AND INSTALLATION OF HYDROGEN IGNITER CONDUIT SUPPORTS AT EL 135'-3" IN AREA 2 ON THE CV.
4194	SV3-1150-ERW-862088	FABRICATION AND INSTALLATION OF HYDROGEN IGNITER CONDUIT SUPPORTS AT EL 135'-3" IN AREA 3 ON THE CV
4195	SV3-1150-ERW-862090	FABRICATION AND INSTALLATION OF HYDROGEN IGNITER CONDUIT SUPPORTS AT EL 135'-3" IN AREA 4 ON THE CV
4196	SV4-1212-ERW-861218	INSTALL DESIGN ROUTED CONDUIT AND CONDUIT SUPPORTS IN BATTERY ROOM "A", ROOM 12101 EL. 66¿-6¿

10/18/2017	Page 237 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4197	SV3-CFS-PLW-510-FP719	FABRICATE SPOOLS SV3-CFS-PLW-510-1, -2, -3 & -4 AND SV3-CFS-PLW-538-1, -2, -3, -4, -5 & -6
4198	SV3-CFS-PLW-508-FP717	FABRICATE SPOOLS SV3-CFS-PLW-508-1, -2 & -3 AND SV3-CFS-PLW-537-1, -2 & -3
4199	SV3-WLS-PLW-80BU-FP906	HYDROSTATIC TEST THE FABRICATED SPOOLS SV3-WLS-PLW-80BU-1A/1B/2
4200	SV3-WLS-PLW-80AQ-FP902	HYDROSTATIC TEST THE FABRICATED SPOOLS SV3-WLS-PLW-80AQ-1/2A/2B
4201	SV4-1208-C0W-800009	UNIT 4, SHIELD BLDG, COURSE 3 CONCRETE PLACEMENT
4202	SV3-1214-ERW-863176	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 4, FABRICATE AND INSTALL DESIGNED TRAY SUPPORTS
4203	SV3-1150-ERW-862091	FABRICATION AND INSTALLATION OF HYDROGEN IGNITER SUPPORTS AT EL 135'-3" IN AREAS 1, 2, 3 & 4 ON THE CV.
4204	SV3-WWS-PHW-800000	Install Large Bore Pipe Supports Per SV3-WWS-PLW-325
4205	SV4-1130-SLW-800000	Upender Pit Installation
4206	SV3-2037-ERW-862162	INSTALLATION OF ELECTRICAL CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING EL 100'-0" AREA 7
4207	SV3-R261-R2W-862915	INSTALLATION OF MODULE R261
4208	SV3-CAS-PHW-800004	Install Small Bore Pipe Supports Per SV3-CAS-PLW-83B
4209	SV3-CA37-CAW-850001	UNIT 3, CA37 MODULE INSTALLATION
4210	SV3-LOS-P0W-860787	FABRICATION AND INSTALLATION OF LOS PIPING
4211	SV3-4002-SSW-863177	UNIT 3 ANNEX BUILDING, S05 & S06 STAIRS
4212	SV3-CA33-CAW-850001	UNIT 3, CA33 MODULE INSTALLATION
4213	SV3-CA20-S4W-CV2109	INTERIOR TEMPORARY ATTACHMENTS FOR SUB-ASSEMBLY 4
4214	SV4-1231-SAW-850000	UNIT 4, AUXILIARY BUILDING STUDS FOR 100' ELEV, AREA 1
4215	SV3-1240-CRW-800000	Wall 11 Critical Section, Rebar Fabrication and Installation
4216	SV3-CAS-PHW-800021	Install Small Bore Pipe Supports Per SV3-CAS-PLW-862
4217	SV3-CCS-PHW-800004	Install Large Bore Pipe Supports Per SV3-CCS-PLW-04E
4218	SV3-CCS-PHW-800006	Install Large Bore Pipe Supports Per SV3-CCS-PLW-05C
4219	SV3-CCS-PHW-800014	Install Small Bore Pipe Supports Per SV3-CCS-PLW-05Q
4220	SV3-CCS-PHW-800016	Install Small Bore Pipe Supports Per SV3-CCS-PLW-05S
4221	SV3-CCS-PHW-800026	Install Small Bore Pipe Supports Per SV3-CCS-PLW-106
4222	SV3-CCS-PHW-800027	Install Small Bore Pipe Supports Per SV3-CCS-PLW-107
4223	SV3-CVS-PHW-800009	Install Large Bore Pipe Supports Per SV3-CVS-PLW-094
4224	SV3-CVS-PHW-800014	Install Small Bore Pipe Supports Per SV3-CVS-PLW-281
4225	SV3-DWS-PHW-800006	Install Small Bore Pipe Supports Per SV3-DWS-PLW-731

10/18/2017	Page 238 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4226	SV3-PXS-P0W-ME2888	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC # SV3-PXS-PLW-014 (LINE NUMBERS PXS-PL-L025A, -027A, -L029A)
4227	SV3-2041-SHW-863124	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, AREA 1, ELEVATION 120'-6", COLUMNS 13.1 TO 16.1 & P.1 TO R
4228	SV3-2040-SHW-863123	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE UNIT 3 TURBINE BUILDING, AREA 0, ELEVATION 120'-6", COLUMNS 12.1 TO 13.1 & L.1 TO P.2
4229	SV4-2036-SHW-863232	" ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100'-0".
4230	SV4-FWS-PHW-860900	INSTALLATION OF MAIN AND STARTUP FEEDWATER SYSTEM (FWS) PIPE SUPPORTS
4231	SV4-1234-CPW-850000	92'6" TO 100' ELKEV. PRE-CAST PANEL FAB, AUX BLDG. AREA 4
4232	SV4-1130-C0W-850001	UNIT 4, REINFORCED CONCRETE INSIDE CONTAINMENT BLDG. EL. 87'-6" TO 96'-0" EAST SIDE
4233	SV4-CA20-S4W-850006	CA20, ROOM 12363, SUBMODULE 75 INSTALLATION
4234	SV4-HDS-PHW-860902	FABRICATION AND INSTALLATION OF SV4 HDS PIPING SUPPORTS
4235	SV4-1231-CPW-850000	UNIT 4, AUXILLIARY BUILD, AREA 1, 100' ELE. PRECAST PANEL FABRICATION
4236	SV3-FPS-PHW-800025	Install Large Bore Pipe Supports Per SV3-FPS-PLW-53B
4237	SV4-WLS-P0W-861915	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 4 WLS LINE. ISOMETRICS SV4-WLS-PLW-81FL, -81FM, -81FP, -81FQ, -81FR, -81FS, -81FT, -81FU, -81FV & -81KF
4238	SV3-WLS-P0W-861907	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 3 WLS LINE. ISOMETRICS SV3-WLS-PLW-80ET, -80EU, -80EV, -80EW, -80EX, -80EY, -80EZ & -80KD
4239	SV4-WLS-P0W-861914	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 4 WLS LINE. ISOMETRICS SV4-WLS-PLW-81FD, -81FE, -81FF, -81FG, -81FH, -81FJ, -81FK & -81KE
4240	SV3-WLS-P0W-861908	INSTALL ELECTRO-FUSION COUPLINGS ON UNIT 3 WLS LINE. ISOMETRICS SV3-WLS-PLW-80FA, -80FB, -80FC, -80FD, -80FE, -80FF, -80FG, -80FH, -80FJ & -80KE
4241	SV3-WWS-P0W-862360	INSTALLATION OF SMALL BORE WWS PIPING ISOMETRICS SV3-WWS-PLW-036
4242	SV3-CA55-S5W-862414	CA55 FABRICATION
4243	SV4-4042-SAW-850004	SUPPLEMENTARY STEEL, EL. 117'-6" , AREA 2 CL H/E & 7.8/9
4244	SV3-1244-CPW-800001	107'-2" Elev., Precast Panel Fabrication, Area 4
4245	SV4-RCS-P0W-800000	Install small bore pipe and supports per SV4-RCS-PLW-927
4246	SV4-RCS-P0W-800005	Install Small Bore Pipe And Supports Per SV4-RCS-PLW-290
4247	SV4-PXS-P0W-800042	Install Small Bore Pipe And Supports Per SV4-PXS-PLW-652

10/18/2017	Page 239 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4248	SV3-RNS-P0W-860286	FABRICATION / INSTALLATION OF RNS LARGE BORE ISOMETRIC SV3-RNS-PLW-094
4249	SV4-4033-ERW-862036	INSTALLTION OF CONDUIT PENETRATION SLEEVES, ANNEX BUILDING, AREA 3 ELEV 100'-0", 107'-2", 121'-0", & 126'-3"
4250	SV3-WWS-PHW-862954	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS
4251	SV3-WWS-PHW-860660	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS
4252	SV3-2070-C0W-850007	UNIT 3 TURBINE BUILDING STUDS, REINFORCING STEEL AND CONCRETE PLACEMENT FOR ROOF SLABS OVER NW AND SW STAIRWELLS
4253	SV3-1232-ERW-861085	Install Electrical Penetration Sleeves in Interior & Exterior Walls Elevation 100'-0" to 117'-6", Area 2, Unit 3
4254	SV0-0000-C0W-862945	Building 315: Miscellaneous Concrete
4255	SV4-CA34-S5W-863024	CA34 MODULE FABRICATION/ASSEMBLY OF LOOSE PARTS
4256	SV3-1212-ERW-EL3165	AUXILARY BUILDING UNIT 3, EL 66'-6", AREA 2, FABRICATE AND INSTALL TYPICAL CONDUIT SUPPORTS.
4257	SV4-MS01-MSW-862269	INSTALLTION FOR VWS CHILLERS - VWS-MS-01A/B
4258	SV4-CA57-S5W-863076	CA57 FABRICATION
4259	SV4-CA56-S5W-863062	CA56 MODULE FABRICATION
4260	SV3-1150-EJW-862092	FABRICATION AND INSTALLATION OF HYDROGEN SNESOR CONDUIT/ JUNCTION BOX SUPPORTS ON CV RING 3 AND DOME
4261	SV3-1150-ERW-862089	FABRICATION AND INSTALLATION OF HYDROGEN SENSOR CONDUIT SPPORTS ON CV RING 3
4262	SV4-1220-CEW-800001	Unit 4 Aux Bldg, Areas 5 & 6, Rooms 12271 to 12275, 82'-6" Elev., Pre-Placement Embedment Plates
4263	SV4-FPS-P0W-862841	Installation of FPS Piping in Annex 4
4264	SV3-VWS-PHW-862931	Fabrication and Installation of VWS Piping Supports
4265	SV3-0150-ERW-861870	Cable Tray Support for Aux Transformer 2A
4266	SV4-CA33-CAW-800000	CA33 Module Installation
4267	SV4-CA01-S4W-800002	CA01-44 Submodule Installation
4268	SV3-DWS-THW-863097	HYDRO TESTING OF DWS PIPING ON MODULE R261
4269	SV3-CCS-THW-863096	HYDRO TESTING OF CCS PIPING ON MODULE R261
4270	SV3-RNS-P0W-800007	Install Large Bore Piping per Isometric SV3-RNS-PLW-016
4271	SV3-FPS-PHW-854202	INSTALL SUPPORTS FOR DRAWINGS SV3-FPS-PLW-55U AND SV3-FPS-PLW-559
4272	SV3-FPS-THW-863098	HYDRO TESTING OF FPS PIPPING ON MODULE R261
4273	SV3-1121-SPW-850012	SPL 12 Main Support Beam Installation, Unit 3

10/18/2017	Page 240 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4274	SV3-RNS-PHW-851017	INSTALL LARGE BORE SUPPORTS FROM ISOMETRIC SV3-RNS-PLW-17B
4275	SV4-VCS-PHW-851020	INSTALLATION OF SUPPORT VCS-PH-11R0829
4276	SV0-PWS-PLW-ME0033	HDPE Potable Water System Underground Piping for Trench 6
4277	SV3-CS17-CSW-800001	CS17 Module Installation
4278	SV4-4030-C0W-850005	100' Elev. Walls, Pour # 5
4279	SV4-VWS-THW-861273	HYDROSTATIC TESTING OF VWS PIPING ON MODULE R151
4280	SV3-2070-C0W-863140	UNIT 3 TURBINE BUILDING ROOF EXHAUST FAN CURBS
4281	SV4-PGS-THW-ME2869	HYDRO TEST THE UNIT 4 PLANT GAS SYSTEM SOUTH OF THE TURBINE BUILDING
4282	SV4-PGS-THW-ME2870	HYDRO TEST THE UNIT 4 HIGH PRESSURE NITROGEN PLANT GAS SYSTEM SOUTH OF THE TURBINE BUILDING
4283	SV4-PGS-P0W-ME2877	FABRICATE AND INSTALL PGS SMALL BORE CARBON DIOXIDE PIPING SHOWN ON ISOMETRIC DRAWING# SV4-PGS-PLW-898, 899, 900, 901, 902, AND 945
4284	SV4-PGS-P0W-ME2875	FABRICATE AND INSTALL PGS SMALL BORE LP NITROGEN PIPING SHOWN ON ISOMETRIC DRAWING # SV4-PGS-PLW-846, 847, 848, 849, 850 AND 951
4285	SV3-1244-SSW-850000	Auxiliary Building Structural Steel from Elev. 100'-0" to 117'-6", Area 4
4286	RFD-SV3-CAS-PHW-850041	INSTALLATION/FABRICATION OF SMALL BORE PIPE SUPPORTS FOR ISO'S CAS-PLW-41C, 41F, 41G
4287	SV4-CA37-S4W-863015	CA37 - SEAM WELDS AND INSTALLATION OF MK#50, MK#132
4288	SV4-PGS-P0W-863127	FABRICATE AND INSTALL PGS SMALL BORE HP NITROGEN PIPING SHOWN ON ISOMETRIC DRAWING # SV4-PGS-PLW-879, 880, 881, 952, 953, 954, 955, 956
4289	SV4-CDS-PHW-860885	FABRICATE AND INSTALL PIPING SUPPORTS FOR CDS ON 100' ELEVATION
4290	SV4-FWS-PHW-860898	INSTALLATION OF FWS PIPING SUPPORTS ELEVATION 120'
4291	SV4-FPS-P0W-800001	TB- INSTALL FPS LARGE BORE PIPE ELEV. 100'-0"
4292	SV4-FPS-P0W-800004	TB- INSTALL FPS LARGE BORE PIPE ELEV. 100'-0"
4293	SV4-FPS-P0W-800005	TB- INSTALL FPS LARGE BORE PIPE ELEV. 100'-0"
4294	SV4-HDS-P0W-800000	TB- INSTALL HDS LARGE BORE PIPE ELEV. 100'-0"
4295	SV4-HDS-P0W-800001	TB- INSTALL HDS LARGE BORE PIPE ELEV. 100'-0"
4296	SV4-WWS-PHW-800000	TB- INSTALL WWS PIPE SUPPORTS ELEV. 100'-0"
4297	SV3-WWS-PHW-860662	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS
4298	SV4-CAS-P0W-ME2873	FABRICATE AND INSTALL CAS BORE PIPING SHOWN ON ISOMETRIC DRAWING # SV4-CAS-PLW-776, 777, 778, 778, 784, AND 799

10/18/2017	Page 241 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4299	SV3-2039-ERW-862118	INSTALLATION OF CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100', AREA 9
4300	SV3-2039-ERW-862121	INSTALLATION OF CABLE TRAY RACEWAY COVERS IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100', AREA 9
4301	SV3-2039-ERW-862120	INSTALLATION OF CABLE TRAY RACEWAY IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100', AREA 9
4302	SV4-CCS-PHW-861617	INSTALLATION OF PIPE SUPPORTS FOR SV4-CCS-PLW-522 AND 540
4303	SV3-2035-SHW-862410	ELECTRICAL CABLE TRAY WELDED SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100' 0", AREA 5
4304	SV3-2032-SHW-862425	ELECTRICAL CABLE TRAY WELDED SUPPORT FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 100' 0", AREA 2
4305	SV4-CCS-P0W-861616	INSTALLATION OF PIPING FOR SV4-CCS-PLW-522 & -540
4306	SV0-0000-CCW-CV5529	MISCELLANEOUS GROUTING IN 300 SERIES BUILDINGS/YARD
4307	SV4-MH20-EYW-863215	220 TON BRIDGE CRANE MAINLINE SYSTEM ASSEMBLY FOR THE UNIT 4 TURBINE BUILDING IN ROOM 20600 ( CONDUCTOR BAR )
4308	SV4-WRS-PHW-800001	Install Large Bore Pipe Supports Per SV4-WRS-PLW-52B
4309	SV3-12171-S7W-800000	UNIT 3 AUX BLDG SPREADER PLATE INSTALLATION, ROOM 12171, FLOOR ELEV 66'-6"
4310	SV4-WWS-PHW-863100	INSTALLATION AND FABRICATION OF WASTE WATER SYSTEM(WWS) PIPING SUPPORTS
4311	SV4-CDS-PHW-860331	INSTALL PIPE SUPPORTS FOR TURBINE ISLAND 4 CONDENSATE SYSTEM ROOM 20300, 20600, 20700
4312	SV0-0000-EGW-862959	INSTALLATION OF GROUND GRID AND ASSOCIATED GROUNDING FOR SITE GRID AREA LOCATION'S K1500 AND L1500
4313	SV4-CA01-S4W-861773	CA01-SUBASSEMBLY 05 ELEV 107' TO 119' OLPS AND WELDED ATTACHMENTS
4314	SV3-WWS-PHW-860652	FABRICATION AND INSTALLATION OF WWS PIPING SUPPORTS
4315	SV3-PWS-P0W-860817	POTABLE WATER SYSTEM PIPING INSTALLATION
4316	SV3-PWS-P0W-860816	INSTALLATION OF SV3 TURBINE BUILDING PWS PIPING
4317	SV4-CCS-P0W-861618	INSTALLATION OF PIPING FOR SV4-CCS-PLW-530 & -550
4318	SV3-PWS-P0W-863266	INSTALLATION OF SV3 TURBINE BUILDING PWS PIPING
4319	SV4-ME04-MEW-863330	MSR MOISTURE SEPARATOR REHEATERS (MSS-ME-01A)
4320	SV3-VWS-PLW-ME2836	INSTALLATION OF SMALL BORE VWS PIPING (INCLUDES ISOMETRICS SV3-VWS-PLW-386)
4321	SV4-WLS-PHW-861369	INSTALLATION OF PIPE SUPPORTS FOR ISOMETRICS SV4-WLS-PLW-590, -591 & -710

10/18/2017	Page 242 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4322	SV3-1152-SHW-800004	Fabricate welded conduit supports for Containment Area 2 Elev. 135'3" that are associated with SP-L26, SP-L27 and SP-L28
4323	SV3-SSS-PHW-860597	INSTALLATION OF SECONDARY SAMPLING SYSTEM (SSS)
4324	SV4-RNS-MLW-800001	ASME III - Installation of Containment Vessel Penetration SV4-RNS-PY-C02 (P20)
4325	SV4-FWS-P0W-863271	INSTALL PIPING FOR TURBINE ISLAND 4 FEED WATER SYSTEM ROOM 203000
4326	SV3-0150-ERW-861866	CABLE TRAY SUPPORT FOR TRANSFORMER PHASE A
4327	SV3-0150-ERW-861867	CABLE TRAY SUPPORT FOR TRANSFORMER PHASE B ( ZAS-ET-1B )
4328	SV4-4031-C0W-850001	UNIT 4 ANNEX BLDG BATTERY/CHARGER ROOM INTERIOR WALLS ELEV 100'-0" TO 116'-10"
4329	SV4-FWS-PHW-863272	INSTALL PIPE SUPPORTS FOR TURBINE ISLAND 4 FEED WATER SYSTEM ROOM 20300
4330	SV4-DTS-PHW-863256	DEMINERALIZED WATER TREATMENT TURBINE BUILDING ROOM 20300 DTS-MS-05 A/B TO WASTE
4331	SV4-VYS-PHW-860345	AUXILIARY STEAM SUPPLY SYSTEM TURBINE BUILDING ROOM 20400 FROM ASS TO HEAT EXCHANGER
4332	SV4-CA37-S4W-863106	UNIT 4 CA37 RIGGING MODIFICATION
4333	SV4-CA37-S4W-863017	CA37 - OLP INSTALL AND OLP & EMBED COUPLER INSTALLATION
4334	SV4-CA37-S4W-863020	UNIT 4 CA37 STUD INSTALLATION
4335	SV3-0150-ERW-861868	CABLE TRAY SUPPORT FOR TRANSFORMER PHASE C
4336	SV4-1212-ERW-861221	INSTALL DESIGN ROUTED CABLE TRAY AND SUPPORTS FOR SPARE BATTERY ROOM 12103 EL. 66'-6"
4337	SV4-WWS-PHW-800034	TB-Install WWS Large Bore Pipe SUPPORTS- EL 120'-6"
4338	SV4-MS85-MTW-863174	INSTALLATION OF LUBE OIL FLUSHING UNIT SV4-LOS-MS-05
4339	SV3-PWS-PHW-863265	FABRICATION AND INSTALLATION OF SV3 TURBINE BUILDING POTABLE WATER SYSTEM PIPING SUPPORTS
4340	SV4-FPS-P0W-800007	FPS Piping Installation 100' Elevation
4341	SV3-FPS-PHW-862830	INSTALLATION OF FPS PIPE SUPPORTS IN ANNEX 3
4342	SV3-KB22-KBW-863241	REWORK WLS PIPING ON MODULE KB22
4343	SV4-WLS-PHW-861959	FABRICATION / INSTALLATION OF WLS PIPING SUPPORTS SHOWN ON ISOMETRIC DRAWINGS SV4-WLS-PLW-370
4344	SV4-HDS-PHW-860906	FABRICATION AND INSTALLATION OF SV4 TURBINE BUILDING HDS PIPE SUPPORTS
4345	SV3-2058-SHW-861524	CABLE TRAY WELDED STAND SUPPORT INSTALLATION FOR TURVINE 3, AREA 8 EL 141'3"
4346	SV4-1208-CCW-851004	Course 4 Concrete Placement
4347	SV3-ML05-MLW-800007	INSTALL PENETRATIONS SV3-11300-ML-P19 & SV3-11300-ML-P20

10/18/2017	Page 243 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4348	SV3-MP03-EMW-863282	INSTALL AC MOTORS TO CONDENSATE PUMPS IN THE UNIT 3 TURBINE BUILDING (BETWEEN COL. 17 & 18, COL. J.15 & I.5
4349	SV3-ME01-PHW-860975	CONDENSER C HEATER DRAIN PIPE SUPPORTS
4350	SV4-CA01-S4W-861191	CA01-SA01 - ELEV 96' TO 107' OLPSS AND WELDED ATTACHMENTS
4351	SV4-CA01-S4W-861768	CA01-SA01 - ELEV 107'-119' OLPS
4352	SV4-WLS-PLW-81CW-FP1014	HYDROSTATIC TEST THE FABRICATED SPOOLS SV4-WLS-PLW-81CW-3A/3B
4353	SV3-CWS-ERW-863235	UNIT 3 TOP DECK 1" EMBEDDED CONDUITS
4354	SV3-2060-CPW-850000	UNIT 3, TURBINE BUILDING, 170' ELEV. PRECAST PANELS
4355	SV4-0000-SSW-863284	UNIT 4 TRANSFORMER FOUNDATION STRUCTURAL STEEL
4356	SV3-VAS-MDW-860228	R161 MODULE HVAC COMPLETION
4357	SV3-2051-SHW-862677	ELECTRICAL CABLE TRAY WELDED SUPPORT FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEVATION 141'3" AREA 1
4358	SV3-PWS-PHW-863263	FABRICATION AND INSTALLATION OF SV3 TURBINE BUILDING POTABLE WATER SYSTEM PIPING SUPPORTS
4359	SV3-PWS-PHW-863264	FABRICATION AND INSTALLATION OF SV3 TURBINE BUILDING POTABLE WATER SYSTEM PIPING SUPPORTS
4360	SV3-KB37-KBW-863233	REWORK WLS PIPING ON MODULE KB37
4361	SV3-KB38-KBW-863234	REWORK WLS PIPING ON MODULE KB38
4362	SV3-FPS-P0W-800002	Installation of Large Bore Pipe Per ISO SV3-FPS-PLW-51R
4363	SV3-FPS-P0W-800007	Containment Building-Installation of Large Bore Pipe per ISO SV3-FPS-PLW-53B
4364	SV3-2034-SHW-800001	Electrical Welded Cable Tray Support Fab and Installation in Unit 3 Turbine Building, Elevation 100' 0", Area 4
4365	SV4-CDS-P0W-800002	TB-Install CDS Large Bore Pipe - EL 100'
4366	SV4-VWS-PHW-861584	INSTALLATION OF PIPE SUPPORTS FOR SV4-VWS-PLW-390
4367	SV3-FPS-PHW-854231	LARGE BORE SUPPORT FOR ISOS SV3-FPS-PLW-554 & SV3-FPS-PLW-55S
4368	SV3-FPS-PHW-854241	FAB AND INSTALL LB PIPE SUPPORTS PER ISO'S SV3-FPS-PLW-552, PLW-553 AND PLW-55Q
4369	SV3-FPS-PHW-854212	FAB & INSTALL SUPPORTS FOR ISO'S SV3-FPS-PLW-55G, -55H, -551 & -55J
4370	SV3-FPS-PHW-854203	FAB AND INSTALL CONTAINMENT FPS LOWER RING HEADER SUPPORTS PER ISO'S SV3-FPS-PLW-556, 558, 55T & 55X
4371	SV4-FPS-P0W-861568	FABRICATION / INSTALLATION OF FPS PIPING SHOWN ON ISOMETRIC DRAWINGS SV4-FPS-PLW-710, - 720 AND 723
4372	SV4-MP80-MTW-863173	INSTALLATION OF LUBE OIL TRANSFER PUMP SV4-LOS-MP-05

10/18/2017	Page 244 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4373	SV3-PWS-PHW-860589	FABRICATE AND INSTALL SV3 TURBINE BUILDING POTABLE WATER PIPING SYSTEM SUPPORTS
4374	SV4-VWS-P0W-861579	INSTALLATION OF PIPING FOR SV4-VWS-PLW-290
4375	SV3-FPS-PHW-854211	LARGE BORE SUPPORTS FIR ISO'S SV3-FPS-PLW-55D, 55V, 55E, 55F & 55W
4376	SV3-1211-ERW-800002	Install Field Routed Conduit in AuxilIary Building Area 1, Elev. 66'6", Room 12104
4377	SV3-ME3B-MEW-800001	Installation of Plate Heat Exchanger SFS-ME-01B
4378	SV3-ME2Q-MEW-800000	Installation of Miniflow Heat Exchanger CVS-ME-03A
4379	SV3-CA20-S7W-800001	CA20, HVAC Spreader Plate Installations, Room 12162
4380	SV3-CA20-S7W-800002	CA20, HVAC Spreader Plate Installations, Room 12163
4381	SV3-CA20-S7W-800003	CA20, HVAC Spreader Plate Installations, Room 12264
4382	SV3-CA20-S7W-800006	CA20, HVAC Spreader Plate Installations, Room 12262
4383	SV3-CA20-S7W-800007	CA20, HVAC Spreader Plate Installations, Room 12166
4384	SV3-CA20-S7W-800008	CA20, HVAC Spreader Plate Installations, Room 12167
4385	SV3-CA20-S7W-800009	CA20, HVAC Spreader Plate Installations, Room 12268
4386	SV3-CA20-S7W-800010	CA20, HVAC Spreader Plate Installations, Room 12269
4387	SV0-YFS-P0W-863252	START UP SUPPORT FOR YFS SYSTEM @ BUILDING 315
4388	SV3-ML05-MLW-800003	Containment Building-Installation of Pipe Penetrations in Room 11300
4389	SV3-KB33-KBW-863175	COMPLETE PIPING AND PIPING SUPPORTS INSTALLATION ON MODULE KB33
4390	SV3-ECS-TIW-862099	INSTALLATION OF "TEMPORARY MODIFICATION" OF SUPPORTS & CABLES IN SUPPORT OF INITIAL ENERGIZATION FOR UNIT SV3 ANNEX & TURBINE
4391	SV4-VWS-PHW-861588	INSTALLATION OF PIPE SUPPORTS FOR SV4-VWS-PLW-680
4392	SV4-WLS-PHW-ME3288	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-215
4393	SV3-4032-SHW-862720	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2 ELEV 100' BETWEEN COLUMN LINES 7.1/7.8 & H/G
4394	SV3-4032-SHW-862721	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2 ELEV 100' BETWEEN COLUMN LINES 7.1/7.8 & F/G
4395	SV3-2051-SHW-862673	ELECTRICAL CABLE TRAY WELDED SUPPORT FABRICATION & INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEV 141'3" AREA 1
4396	SV3-2051-SHW-862672	ELECTRICAL CABLE TRAY WELDED SUPPORT FABRICATION & INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEV 141'3" AREA 1
4397	SV3-KB33-KBW-862944	KB33 COMPLETE MODULE STRUCTURAL, HVAC, EQUIPMENTS INSTALLATION

10/18/2017	Page 245 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4398	SV3-CAS-PHW-850041	INSTALLATION/FABRICATION OF SMALL BORE PIPE SUPPORTS FOR ISO'S CAS-PLW-41C, 41F, 41G
4399	SV3-1212-ERW-800001	Install Field Routed Non 1E Couduit in Aux Area 2 Elev 66'6" Room 12102
4400	SV3-WLS-PHW-800008	Install SB Pipe Supports Per Isometric SV3-WLS-PLW-33B
4401	SV3-ML05-MLW-800005	ASME III: Installation of Penetration 12306-ML-P25
4402	SV3-1120-CCW-CV1817	PLACEMENT, CURING, AND REPAIR OF CONCRETE INSIDE THE CV UP TO ELEV 80'-0" AND ELEV 80'-6"
4403	SV3-1212-ERW-800003	Install Field Routed Class 1E Conduit in AuxilIary Building Area 2, Elev. 66'6", Room 12101
4404	SV4-WWS-PHW-860932	FABRICATE AND INSTALL SV4- TURBINE BUILDING WASTE WATER SYSTEM PIPE SUPPORTS
4405	SV4-CA37-S4W-863016	CA37 - MISC STRUCTURAL SHAPE INSTALLATION
4406	SV4-CA20-S4W-800008	CA20, Leak Chase Repairs
4407	SV3-CAS-P0W-863122	INSTALLATION OF CAS PIPING IN ANNEX 3 ( SWITCHGEAR ROOM )
4408	SV3-CDS-P0W-863013	INSTALLATION OF CDS PIPING FROM CONDENSATE PUMP DISCHARGE VENTS TO CONDENSER (ISOMETRICS SV3-CDS-PLW-744/745/746
4409	SV4-TCS-P0W-860921	INSTALLATION AND FABRICATION OF TURBINE BUILDIN CLOSED COOLING WATER SYSTEM (TCS)
4410	SV4-FPS-PHW-860335	INSTALL FPS PIPING SUPPORTS IN UNIT 4 TURBINE BUILDING
4411	SV4-HDS-PHW-863195	FABRICATE AND INSTALL HDS PIPING SUPPORTS
4412	SV3-FPS-PHW-862832	INSTALLATION OF FPS PIPE SUPPORTS IN ANNEX 3
4413	SV3-PWS-PHW-862368	INSTALLATION OF ANNEX BLDG PWS PIPE SUPPORTS (ISO SV3-PWS-PLW-115,-457 & -458
4414	SV4-1232-SAW-850000	UNIT 4, AUXILIARY BUILDING STUDS FOR 100' ELEV, AREA 2
4415	SV3-WLS-PLW-80BY-FP907	REWORK SPOOLS SV3-WLS-PLW-80BY-1A,-1B & -2 AND SV3-WLS-PLW-80FY-1A,-1B,-1C & -2
4416	SV3-2034-SHW-800000	Electrical Cable Tray Support Fab and Installation in Unit 3 Turbine Building, Elevation 100' 0", Area 4
4417	SV3-1212-ERW-800004	Install Field Routed Non 1E Couduit in Aux Area 2 Elev 66'6" Room 12102
4418	SV3-KB33-ERW-800000	INSTALLATION OF ELECTRICAL CABLE TRAY IN MODULE KB33
4419	SV3-WLS-PLW-460-FP1010	MODIFICATION OF PIPE SPOOL SV3-WLS-PLW-460-1
4420	SV3-RWS-P0W-863001	INSTALL RWS 34" AND 20" HDPE PIPING TO UNIT 3 COOLING TOWER
4421	SV3-RWS-THW-863144	HYDROTEST RWS 34" AND 20" HDPE PIPING TO UNIT 3 COOLING TOWER

10/18/2017	Page 246 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4422	SV3-CA01-CCW-800009	CA01 West Steam Generator Concrete, Wall Placement, Section #7, 10b, 10c, 10d, 11, 12, 13 & 15 up to 153'-0"
4423	SV4-2050-SSW-863283	UNIT4 TURBINE BUILDING SEQUENCE 18 ROOMS 20501, 20502 & 20503
4424	SV4-SFS-P0W-861547	INSTALLATION OF PIPING FOR SV4-SFS-PLW-12C & 121
4425	SV3-1212-SHW-800008	Fabricate and Install Field-Routed Conduit Supports in Room 12102, Area 2, Elev. 66'-6"
4426	SV3-CWS-CYW-863550	PHASE 3 JOINT GROUTING AND FLOWABLE FILL
4427	SV4-KB23-THW-863504	HYDRO TESTING OF WLS PIPING ON MODULE KB23
4428	SV3-CVS-PHW-ME2930	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING SV3-CVS-PLW-801
4429	SV4-WWS-P0W-863287	INSTALL WASTE WATER SYSTEM PIPING, ISOMETRICS SV4-WWS-PLW-506, -816, 924
4430	SV3-WWS-P0W-863285	INSTALL WASTE WATER SYSTEM PIPING, ISOMETRICS SV3-WWS-PLW-505, -923, 980
4431	SV3-WWS-PHW-860653	FABRICATE AND INSTALL SV3 TURBINE BUILDING WASTE WATER (WWS) SYSTEM PIPING SUPPORTS
4432	SV0-0000-C0W-863503	PERSONNEL ACCESS POINT PEDESTRIAN BRIDGE
4433	SV3-2026-SHW-862477	INSTALLATION OF ELECTRICAL CABLE TRAY WELDED SUPPORTS IN THE UNIT 3 TURBINE BUILDING ELEV 82'-9" AREA 6
4434	SV4-RWS-THW-863145	Hydrotest RWS 34" and 20" HDPE Piping to Unit 4 Cooling Tower
4435	SV4-WWS-THW-863143	HYDROTEST WWS 20" HDPE PIPING FROM UNIT 4 COOLING TOWER
4436	SV3-2044-SHW-861967	ELECTRICAL CABLE TRAY WELDED SUPPORTS
4437	SV3-MSS-PLW-452-FP348	MODIFY PIPE SPOOL
4438	SV4-WWS-P0W-863000	INSTALL WWS 20" HDPE PIPING FROM UNIT 4 COOLING TOWER
4439	SV4-VWS-PHW-855014	Containment Building-Installation of Supports: ISO-SV4-VWS-PLW-502
4440	SV3-PCS-PHW-800001	INSTALL ASME III PIPE SUPPORTS PER SV3-PCS-PLW-035
4441	SV4-2070-SSW-863274	UNIT 4 TURBINE BUILDING ROOF DECKING, SEQUENCE 14, 15 AND 16
4442	SV3-2044-SHW-861966	ELECTRICAL CABLE TRAY WELDED SUPPORTS
4443	SV3-2045-SHW-861893	ELECTRICAL CABLE TRAY WELDED SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING, ELEVATION 120'6", AREA 5
4444	SV3-4000-SHW-863324	FABRICATE AND INSTALL TYPICAL FIELD ROUTED CONDUIT SUPPORTS C-131 ANNEX BUILDING ALL AREAS AND ELEVATIONS, BOOK 1
4445	SV3-CCS-P0W-800074	Install Large Bore Pipe per SV3-CCS-PLW-516

10/18/2017	Page 247 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4446	SV3-CAS-PHW-850895	INSTALL ISOMETRICS SV3-CAS-PLW-895 SMALL BORE PIPE SUPPORTS
4447	SV3-1214-SHW-862408	FABRICATE & INSTALL DESIGNED CONDUIT SUPPORTS AREA 4 ELEV 66'-6"
4448	SV3-CAS-P0W-862826	INSTALLATION OF ANNEX BLDG CAS PIPING (ISO-CAS-PLW-20S, 25S, 25U, 25V, 202, 203, 205, 211, 217, 224, 225, 227, & 229)
4449	SV4-WWS-THW-862953	HYDROTEST UNIT 4 YARD WASTE WATER SYSTEM UNDERGROUND STEEL PIPING.
4450	SV4-MS18-MSW-800000	TB - Condenser Air Removal Pump Skids (CMS-MS-01A/B/C/D)
4451	SV3-1230-CRW-800008	100'-0" to 115'-6", CL 2 Wall, Rebar Fabrication & Installation (Wall 98)
4452	SV3-4000-SHW-862404	FABRICATION AND INSTALLATION OF TYPICAL FIELD ROUTED CONDUIT SUPPORTS, DETAIL C-94, ANNEX BUILDING, ALL AREAS / ELEVATIONS. BOOK 1
4453	SV4-CA01-S4W-861769	CA01-SA01 ELEV 107" - 119" DWA
4454	SV3-4032-SHW-862719	FABRICATE AND INSTALL CABLE TRAY SUPPORTS, ANNEX BLDG. AREA 2, ELEV. 100', BETWEEN COLUMN LINES 6/7.1 & E/F.
4455	SV4-1130-SLW-861200	Upender Pit, Fabrication
4456	SV3-1213-ERW-EL3680	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C15 FOR AUX BUILDING (AREAS 3 & 4) EL 66'-6" TO 82'-6"
4457	SV3-1213-ERW-EL3681	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C29 FOR AUX BUILDING (AREAS 3 & 4) EL 66'-6" TO 82'-6"
4458	SV3-1215-ERW-EL3683	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C13 FOR AUX BUILDING (AREAS 5 & 6) EL 66'-6" TO 82'-6"
4459	SV4-2037-SHW-863385	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING ELEVATION 100'-0" AREA 7 FROM COLUMNS 18 TO 19 & I.2 TO K.1
4460	SV3-2000-PHW-863497	INSTALLATION OF TEMPORARY SUPPORTS FOR FIRE PROTECTION SYSTEM
4461	SV4-2037-SHW-863388	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING, ELEVATION 100'-0", AREA 7 FROM COLUMNS 18 TO 20 & L.1 TO K.1
4462	SV3-WLS-PHW-800001	Install SB pipe supports per SV3-WLS-PLW-522
4463	SV3-2068-SHW-863447	ELECTRICAL CABLE TRAY SUPPLEMENTAL STEEL INSTALLATION IN THE TURBINE BUILDING UNIT 3, BELOW ELEVATION 230'-9",
4464	SV3-WLS-PHW-800000	Install SB pipe supports per SV3-WLS-PLW-521
4465	SV3-CVS-PHW-800004	Install large bore pipe supports per SV3-CVS-PLW-532
4466	SV3-RNS-PHW-861487	FABRICATION/INSTALLATION OF RNS SMALL BORE PIPE SUPPORTS FOR ISO SV3-RNS-PLW-17U

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CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4467	SV3-WLS-P0W-800000	Install small bore pipe per SV3-WLS-PLW-521
4468	SV3-WLS-PHW-800004	Install Small Bore Supports per Isometric SV3-WLS-PLW-524
4469	SV3-RNS-PHW-ME9014	FABRICATION/INSTALLATION OF SUPPORTS FOR ISO SV3-RNS-PLW-174
4470	SV3-WLS-PHW-800003	Install Small Bore Supports per Isometric SV3-WLS-PLW-533
4471	SV4-FPS-PHW-863275	FABRICATION AND INSTALLATION OF SV4 TURBINE BUILDING FPS PIPING SUPPORTS
4472	SV3-2044-SHW-861965	ELECTRICAL CABLE TRAY WELDED SUPPORTS
4473	SV3-6030-C0W-850000	DIESEL GENERATOR BUILDING CONCRERT SLAB AND FOUNDATION
4474	SV4-4040-CRW-863383	AREA 3 WALLS FROM 107'2" TO 123'-8" REINFORCEMEN
4475	SV4-RNS-P0W-850180	INSTALL PIPE ISO SV4-RNS-PLW-180
4476	SV3-WWS-PHW-860663	FABRICATE AND INSTALL SV3 TURBINE BUILDING WASTE WATER (WWS) SYSTEM PIPING SUPPORTS
4477	SV4-CA01-S4W-861770	CA01-SA02 - ELEV 107' TO 119' OLPs AND WELDED ATTACHMENTS
4478	SV3-RNS-PHW-850023	3" LARGE BORE PIPE SUPPORT PER ISO: SV3-RNS-PLW-023
4479	SV4-WWS-PHW-863288	INSTALL WASTE WATER SYSTEM PIPE SUPPORTS ISOMETRICS SV4-WWS-PLW-506, 816, 924
4480	SV3-VYS-PHW-863039	INSTALLATION OF PIPE SUPPORTS IN ANNEX 3
4481	SV3-RWS-P0W-863381	UNIT 3 RAW WATER SYSTEM PIPING NEAR THE BLOWDOWN SUMP
4482	SV4-RWS-P0W-863382	UNIT 4 RAW WATER SYSTEM PIPING AND SUPPORT NEAR THE BLOWDOWN SUMP
4483	SV4-KB37-KBW-863074	SITE COMPLETION OF MODULE KB37 FABRICATION
4484	SV3-PWS-PHW-ME6979	Installation of Annex Bldg PWS Pipe Supports (Isometrics SV3-PWS-PLW-150, 156, 157, 454, 455, 471).
4485	SV3-WWS-PHW-860654	FABRICATE AND INSTALL SV3 TURBINE BUILDING WASTE WATER SYSTEM PIPING SUPPORTS
4486	SV3-VWS-P0W-862835	INSTALLATION OF VWS PIPING IN ANNEX 3
4487	SV0-SDS-PLW-ME1148	Install Sanitary Drain Lines Between Lift Stations MS-501 and MS-502
4488	SV4-1220-CCW-CV10085	UNIT 4 CORE BUILDING IN CONCRETE PLACEMENT OUTSIDE THE CVBH AT ELEV. 72'-6"
4489	SV4-RWS-P0W-863002	INSTALL RWS 34" AND 20" HDPE PIPING TO UNIT 4 COOLING TOWER
4490	SV4-PXS-P0W-800022	Install large bore pipe per SV4-PXS-PLW-029
4491	SV4-CA33-S5W-863332	CA33 INSTALL SHIOPPED LOOSE PARTS
4492	SV4-CA01-S4W-861780	CA01 SUBASSEMBLY 03 ELEV > 119' OLPs AND WELDED ATTACHMENTS
4493	SV3-CA01-S8W-CV4043	U3 CONTAINMENT INSTALLATION OF CA01 MODULE AT ELEV. 83'-0"

10/18/2017	Page 249 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4494	SV3-4034-CEW-CV2621	Annex Area 4 Foundation Embed Plates And Anchor Bolts
4495	SV3-CCS-P0W-ME2774	INSTALLATION OF LARGE BORE CCS PIPING (INCLUDES ISOMETRICS: SV3-CCS-PLW-080, 082
4496	SV4-4034-C0W-863506	AREA 4 CONTROLLED DENSITY FILL AND MUDMAT PLACEMENT
4497	SV4-VWS-PHW-855028	INSTALL ISOMETRIC SV4-VWS-PLW-52A LARGE BORE PIPE SUPPORTS
4498	SV4-VWS-P0W-855011	LARGE BORE PIPE SV4-ISOMETRIC SV4-VWS-PLW-50L
4499	SV3-2026-SHW-862476	INSTALLATION OF ELECTRICAL CABLE TRAY WELDED SUPPORTS IN THE UNIT 3 TURBINE BUILDING ELEV 82'-9", AREA 6
4500	SV4-CA01-S4W-861771	CA01-SA03 ELEV 107' - 119' OVERLAY PLATES (OLP) AND DIRECT WELDED ATTACHMENTS (DWA)
4501	SV3-CCS-P0W-862864	INSTALLATION OF CCS PIPING IN ANNEX 3
4502	SV4-KB38-KBW-863075	SITE COMPLETION OF MODULE KB-38 FABRICATION
4503	SV4-WWS-P0W-862175	INSTALLATION OF ANNEX BLDG WWS PIPING (ISO SV4-WWS-PLW-467, 468, 469, 956, 957, 958, 959 & 960)
4504	SV3-PXS-P0W-800034	Install ASME III Valve SV3-PXS-PL-V016B and Spool SV3-PXS-PLW-020-1F per ISO SV3-PXS-PLW-020
4505	SV3-ML05-MLW-800004	INSTALL ASME III PIPE AND PENETRATION PER ISO SV3-SFS-PLW-160
4506	SV3-PXS-PHW-850221	FABRICATE AND INSTALL LB PIPE SUPPORTS IAW ISO SV3-PXS-PLW-221
4507	SV4-WRS-P0W-800007	1" SMALL BORE PIPE PER ISO: SV4-WRS-PLW-82J
4508	SV3-PCS-P0W-800003	Install small bore pipe per SV3-PCS-PLW-450
4509	SV4-WWS-PHW-862176	INSTALLATION OF ANNEX BLDG WWS PIPE SUPPORTS (ISO SV4-WWS-PLW-467, 468, 469, 956, 957, 958, 959 & 960)
4510	SV4-2070-SUW-863273	UNIT 4 TURBINE BUILDING STRUCTURAL STEEL FRAMIN SEQUENCE 16
4511	SV3-2043-SHW-861610	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BUILDING ELEV 120'6" AREA 3
4512	SV3-PXS-P0W-ME3832	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-100, -101, -102 (LINE NUMBERS PXS-PL-L180B)
4513	SV3-PXS-P0W-ME3833	ASME SECTION III - FABRICATION/INSTALLATION OF ISOMETRIC# SV3-PXS-PLW-110, -111, -112, -113 (LINE NUMBERS PXS-PL-L180A)
4514	SV4-1230-CRW-800008	100'-0" to 117'-6", CL 1 Wall, Rebar Fabrication & Installation (Wall 88)
4515	SV4-1230-CRW-800009	100'-0" to 117'-6", CL 1 Wall, Rebar Installation (Wall 89)
4516	SV3-CDS-PLW-01N-FP673	MODIFICATION OF PIPE SPOOL SV3-CDS-PLW-01N-2
4517	SV4-VWS-PLW-286-FP494	MODIFICATION OF PIPE SPOOLS SV4-VWS-PLW-286-1 THRU -6
4518	SV4-TDS-PLW-303-FP492	MODIFICATION OF PIPE SPOOLS SV4-TDS-PLW-303-2 AND -3

10/18/2017	Page 250 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4519	SV4-WLS-PLW-81AD-FP1109	REWORK SPOOLS SV4-WLS-PLW-81AD-2, -3A & -3B AND SV4-WLS-PLW-81ED-2, -3A, -3B & -3C
4520	SV4-WLS-PLW-81AF-FP1110	REWORK SPOOLS SV4-WLS-PLW-81AF-2, -3A & -3B AND SV4-WLS-PLW-81EF-2, -3A, -3B & -3C
4521	SV4-DWS-PLW-929-FP1057	MODIFICATION OF PIPE SPOOL SV3-DWS-PLW-929-1 THRU -3
4522	SV3-DWS-PLW-930-FP1059	MODIFICATION OF PIPE SPOOLS SV3-DWS-PLW-830-2 THRU -5
4523	SV3-WWS-PLW-515-FP1099	MODIFICATION OF PIPE SPOOLS SV3-WWS-PLW-513-1A, -1B, -C & 2
4524	SV3-VYS-P0W-863038	INSTALLATION OF PIPING IN ANNEX 3
4525	SV4-VWS-P0W-855031	INSTALL LARGE BORE PIPE ISOMETRIC SV4-VWS-PLW-51A
4526	SV4-1233-SSW-850000	AUXILIARY BUILDING STRUCTURAL STEEL FROM ELEV 82'-6" UP TO 100'-0" AREA 3
4527	SV4-MH20-MHW-863170	ASSEMBLY AND INSTALLATION OF 15T TURBINE CRANE
4528	SV4-MH20-MHW-863168	ASSEMBLY AND INSTALLATION OF 220T TURBINE CRANE
4529	SV3-VWS-PHW-800001	Install large bore pipe support per SV3-VWS-PLW-920
4530	SV3-CVS-P0W-800006	ASME III INSTALL LB PIPING FROM ISO SV3-CVS-PLW-532
4531	SV3-CAS-P0W-800014	Install Small Bore Pipe Per SV3-CAS-PLW-833
4532	SV3-1130-C0W-850003	Containment Concrete Placement, West Side to Elev. 102'-11-1/2"
4533	SV3-MS10-MEW-860243	INSTALLATION OF TURBINE BUILDING FIRST BAY AHUs SV3-VTS-MS-03A & 03B
4534	SV3-CVS-P0W-800004	Install small bore pipe per SV3-CVS-PLW-522
4535	SV4-MS60-MSW-863329	INSTALLATION OF AUXILIARY BOILER DEAERATOR SV4-ASS-ME-01
4536	SV4-1232-SSW-850000	AUXILIARY BUILDING STRUCTURAL STEEL FROM ELEV 82'-6" UP TO 100'-0" AREA 2
4537	SV3-WWS-PHW-ME2683	INSTALLATION OF ANNEX WWS PIPING SUPPORTS (FOR WP SV3-WWS-P0W-ME2633)
4538	SV0-0000-XEW-CV0267	Erosion Control Measures per NOI-20 in Support of the RWI Site Development
4539	SV0-0000-XYW-CV0239	Maintenance and Removal of Various NOI's
4540	SV0-142-PPW-ME0306	PWS & SDS FOR BUILDING 142: SAFETY, MEDICAL AND FIRE FACILITY
4541	SV0-869-XVW-CV1421	Vehicle Barrier Ditch
4542	SV0-RWS-CCW-CV0964	RWS DUCT BANK TO THE RIVER WATER INTAKE
4543	SV0-YFS-PLW-ME0265	FABRICATION AND INSTALLATION OF THE YARD FIRE WATER SYSTEM HDPE PIPING FOR TRENCH 7
4544	SV3-CA01-S4W-CV6061	CA01-43 PERMANENT WELDED ATTACHMENT INSTALLATION
4545	SV3-CA01-S5W-CV4285	CA01-22 N&D SV3-CA01-GNR-000067 REWORK
4546	SV3-CA20-S4W-CV0438	Install CA20-66 Floor into CA20 SA4
4547	SV4-CAS-THW-863505	HYDROSTATIC TESTING OF CAS PIPING ON MODULE R161
4548	SV3-CVS-PLW-ME0560	INSTALLATION OF LARGE BORE CVS PIPING. INCLUDES ISOMETRICS SV3-CVS-PLW-561 AND 562

10/18/2017	Page 251 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4549	SV3-DWS-PLW-ME0930	Fabricate and Install Small Bore Elevation 1 DWS Piping Iso SV3-DWS-PLW-773
4550	SV3-HDS-PHW-ME1366	FABRICATE AND INSTALL HEATER DRAIN PIPE SUPPORTS ON FEEDWATER HEATER DRAIN COOLER 7B
4551	SV3-ME01-PLW-ME1011	Unit 3 Condenser C: Installation of Upper Shell Nozzles
4552	SV3-MT6F-MEW-ME3568	INSTALLATION OF MAIN FEEDWATER PUMP DRAIN COLLECTOR (FWS-MT-01)
4553	SV3-PXS-PLW-ME0931	Fabricate and Install Small Bore Elevation 1 PXS Piping Iso SV3-PXS-PLW-824
4554	SV3-WLS-MTW-ME0746	WLS EFFLUENT HOLDUP TANK B INSTALLATION
4555	SV3-WLS-MTW-ME0747	WASTE HOLDUP TANK A INSTALLATION
4556	SV3-WLS-MTW-ME0748	WASTE HOLDUP TANK B INSTALLATION
4557	SV3-WLS-MTW-ME0749	WLS MONITOR TANK C INSTALLATION
4558	SV3-WLS-MTW-ME0750	WLS CHEMICAL WASTE TANK INSTALLATION
4559	SV3-WLS-PLW-ME0855	ASME SECTION III FABRICATE AND INSTALL THE LIQUID RADWASTE SYSTEM (WLS) COLLECTED DRAIN LINE (WLS-PL-L063) TO CONTAINMEN
4560	SV3-WRS-P0W-ME2492	FABRICATION AND INSTALLATION OF LARGE BORE WRS PIPING (ISOMETRIC SV3-WRS-PLW-65A, -65B, -654)
4561	SV3-WRS-PHW-ME0774	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R4039, 12R4038)
4562	SV3-WRS-PHW-ME0775	INSTALLATION OF LARGE BORE WRS PIPING SUPPORTS: SV3-WRS-PH-12R0058, 12R0053)
4563	SV3-WRS-PLW-ME0944	WELDING OF WRS PIPING DRAIN HUBS (CA20 SCOPE) (DRAINS FOUND ON ISOMETRIC SV3-WRS-PLW-59R, 654, 65B, 652, 650, AND 56G)
4564	SV4-1230-SSW-850000	AUXILIARY BUILDING STRUCTURAL STEEL FROM ELEV 82'-6" UP TO 100'-0" AREA 5 & 6
4565	SV3-SFS-P0W-ME4355	INSTALLATION OF LARGE BORE SFS PIPING ISOMETRICS SV3-SFS-PLW-53N, 53P, 53Y, 53Z
4566	SV3-WLS-PHW-ME1040	FABRICATION/INSTALLATION OF PIPE SUPPORTS FOR ISOMETRIC DRAWING WLS-PLW-061
4567	SV4-1208-C0W-850004	CYLINDRICAL WALL RC04
4568	SV3-2041-SHW-861948	INSTALLATION OF WELDED CABLE TRAY SUPPORTS IN TURBINE BUILDING (ELEV 120'6" AREA 1)
4569	SV3-CVS-PHW-ME4774	INSTALLATION OF ANNEX CVS PIPING SUPPORTS FOR WP (SV3-CVS-P0W-ME4773)
4570	SV3-CVS-P0W-ME4773	FABRICATE AND INSTALL CVS PIPING INCLUDING ISOMETRIC: SV3-CVS-PLW-641,650,680 & 694
4571	SV3-PXS-PHW-800074	INSTALL ASME III SUPPORT SV3-PXS-PH-11R0128 FROM ISO SV3-PXS-PLW-02X
4572	SV4-KB23-KBW-863105	INSTALLATION OF KB23
4573	SV4-CDS-P0W-863008	INSTALL CDS PIPING IN UNIT 4 TURBINE BUILDING
4574	SV4-WLS-THW-863432	HYDROSTATIC TESTING OF WLS PIPING ON MODULE KB20
4575	SV3-WWS-P0W-863012	Install Large Bore WWS Piping

10/18/2017	Page 252 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4576	SV4-ME04-MEW-863331	INSTALL TB 4 MSR MOISTURE SEPARATOR REHEATER SV4-MSS-ME-01B
4577	SV4-4002-SSW-863240	Unit 4 Annex Building Area 2 Stair Tower S04 Girts and Tie-Rods
4578	SV3-RNS-PHW-800004	Install large bore pipe supports per SV3-RNS-PLW-17F
4579	SV4-DWS-THW-861309	Hydrostatic Testing of WGS Piping on Module R161
4580	SV4-ME03-MEW-863437	Installation of Deaerator SV4-CDS-ME-05
4581	SV4-WGS-THW-861312	Hydrostatic Testing of WGS Piping on Module R161
4582	SV4-VWS-THW-861311	Hydrostatic Testing of VWS Piping on Module R161
4583	SV4-PGS-THW-861310	Hydrostatic Testing of PGS Piping on Module R161
4584	SV4-CCS-THW-861308	Hydrostatic Testing of CCS Piping on Module R161
4585	SV3-CA20-C0W-850010	U3 CA20 FLOOR SUBMODULES 45 AND 46 CONCRETE PLACEMENT AT ELEV 92'-6"
4586	SV3-4032-SHW-862717	FABRICATE AND INSTALL CABLE TRAY SUPPORTS, ANNEX BLDG. AREA 2, ELEV. 100', BETWEEN COLUMN LINES 6/7.1 & F/G.
4587	SV3-4032-SHW-862718	FABRICATE AND INSTALL CABLE TRAY SUPPORTS ANNEX BLDG AREA 2 ELEV 100' BETWEEN COLUMN LINES 4.1/6 & E/F
4588	SV4-FPS-P0W-860334	Fabricate/Install Fire Protection Piping in Unit 4 Turbine Building
4589	SV3-4031-ERW-863443	INSTALLATION OF ALL UNSCHEDULED CONDUIT TO INCLUDE BOXES & RECEPTACLES FOR POWER IN ANNEX BLDG AREA 1 ELEV 100'-0"
4590	SV4-MS60-MSW-861738	Installation of ASS Electrolyte Feed Tank )ASS-MT-06) and Auxiliary Steam Separator (ASS-MT-08)
4591	SV3-2036-SHW-861528	ELECTRICAL CABLE TRAY (WELDED) SUPPORT FABRICATION AND INSTALLATION IN THE UNIT 3 TURBINE BULDING ELEV 100'0" AREA 6
4592	SV4-0000-C0W-863509	UNIT 4 TRANSFORMER EXCITER PAD
4593	SV3-CCS-PHW-862865	INSTALLATION OF CCS PIPE SUPPORTS IN ANNEX 3
4594	SV3-VWS-PLW-10AU-FP1088	FABRICATION OF PIPE SPOOLS SV3-VWS-PLW-10AU-1 THRU 5
4595	SV4-KB23-KBW-863299	COMPLETE MODULE KB23 FABRICATION
4596	SV4-2070-EGW-863325	GROUNDING INSTALLATION IN THE UNIT 4 TURBINE BUILDING FROM ABOVE THE 170' ELEVATION TO THE 254' ELEVATION ROOF.
4597	SV4-WWS-THW-863430	PRESSURE TESTING OF WWS PIPING ON MODULE KB10
4598	SV3-PWS-P0W-861752	INSTALLATION OF PWS PIPING IN ANNEX 3 AREA 1 (ISO'S SV3-PWS-PLW-154, 171, 172, 447, 456, 461 & 966)
4599	SV3-FPS-P0W-862829	INSTALLATION OF FPS PIPING IN ANNEX 3
4600	SV3-1215-ERW-EL3684	FABRICATE AND INSTALL FIELD ROUTED TYPICAL CONDUIT SUPPORT C14 FOR AUX BUILDING (AREAS 5 & 6) EL 66'-6" TO 82'-6"
4601	SV3-KU20-KUW-800002	Auxillary Building- Staging of Filter Vessel Shield Box KU20CV4
4602	SV3-1131-SSW-800000	IRWST TOWER INSTALLATION @ ELEVATION 103'-1 1/2"

10/18/2017	Page 253 of 254

CONFIDENTIAL AND PROPRIETARY

Exhibit V – Legacy, WIP, and Completed Work Packages

Table 3. In-Progress Work Packages (as of October 17, 2017)
4603	SV3-2043-SHW-861599	ELECTRICAL CABLE TRAY TRAPEZE SUPPORTS FABRICATION AND INSTALLATION IN UNIT 3 TURBINE BUILDING, ELEVATION 120'6", AREA 3
4604	SV3-2051-SHW-862676	ELECTRICAL CABLE TRAY WELDED SUPPORT FABRICATION AND INSTALLATION IN THE UNIT 3 TUBRING BUILDING ELEVATION 141'-3" AREA 1
4605	SV3-2051-SHW-862678	ELECTRICAL CABLE TRAY WELDED SUPPORT FABRICATION AND INSTALLATION IN THE UNIT 3 TUBRINE BUILDING ELEVATION 141'-3" AREA 1
4606	SV3-PWS-PHW-861755	INSTALL OF PWS PIPE SUPPORTS IN ANNEX 3 (AREA 1 ISO'S SV3-PWS-PLW-154, 171, 172, 447, 456, 461 & 966)
4607	SV4-0000-C0W-863510	UNIT 4 TRANSFORMER PEDESTAL PLACEMENT 14, 16, & 18
4608	SV4-CA33-S5W-863153	CA33 SEAM WELDS
4609	SV3-VWS-PHW-ME2797	INSTALLATION OF VWS SUPPORTS FOR ISOMETRIC SV3-VWS-PLW-10Q.
4610	SV3-CAS-PHW-862827	INSTALLATION OF ANNEX BLDG CAS PIPE SUPPORTS (ISO SV3-CAS-PLW-20S, 25S, 25U, 25V, 202, 203, 205, 211, 217, 224, 225, 227, & 229)
4611	SV4-CDS-P0W-860324	INSTALLATION AND FABRICATION OF CONDENSATE SYSTEM (CDS) PIPING
4612	SV3-VXS-PHW-862459	INSTALLATION OF VXS PIPE SUPPORTS IN ANNEX 3
4613	SV3-CVS-P0W-800001	Install ASME III SB Piping for ISO SV3-CVS-PLW-511
4614	SV3-RNS-PHW-800005	Install Large Bore Pipe Supports per Isometric SV3-RNS-PLW-090

10/18/2017	Page 254 of 254